Exhibit 10.1
CREDIT AGREEMENT
dated as of
September 15, 2021
among
VINEYARD WIND 1 LLC,
as Borrower,
THE LENDERS AND ISSUING LENDERS PARTY HERETO FROM TIME TO TIME,
BANCO SANTANDER, S.A., NEW YORK BRANCH,
as Administrative Agent
and
MUFG UNION BANK, N.A.,
as Collateral Agent
$2,403,730,035.80
BANCO SANTANDER, S.A., NEW YORK BRANCH,
as Green Loan Coordinator
MUFG BANK, LTD., NATIXIS, NEW YORK BRANCH and NATWEST MARKETS PLC,
as Documentation Agents
BANCO SANTANDER, S.A., NEW YORK BRANCH, BBVA SECURITIES, INC., BANK OF
AMERICA, N.A., BNP PARIBAS SECURITIES CORP., CREDIT AGRICOLE CORPORATE
AND INVESTMENT BANK, JPMORGAN CHASE BANK, N.A., MUFG BANK, LTD.,
NATIXIS, NEW YORK BRANCH and NATWEST MARKETS PLC,
as Joint Lead Arrangers
and
BANCO SANTANDER, S.A., NEW YORK BRANCH, BBVA SECURITIES, INC., BANK OF
AMERICA, N.A., BNP PARIBAS SECURITIES CORP., CREDIT AGRICOLE CORPORATE
AND INVESTMENT BANK and JPMORGAN CHASE BANK, N.A.,
as Syndication Agents

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS
Section 1.01    Certain Defined Terms    1
Section 1.02    Terms Generally    70
Section 1.03    Accounting Terms    71
Section 1.04    Certain Benchmark Matters    71
ARTICLE II
THE CREDITS
Section 2.01    Construction Loan Facility    71
Section 2.02    [Reserved]    73
Section 2.03    Letters of Credit    73
Section 2.04    Loans and Borrowings    79
Section 2.05    Funding of Borrowings    79
Section 2.06    Interest Elections    80
Section 2.07    Termination and Reduction of the Commitments    81
Section 2.08    Repayment of Loans; Evidence of Debt    83
Section 2.09    Prepayment of Loans    85
Section 2.10    Fees    87
Section 2.11    Interest    88
Section 2.12    Alternate Rate of Interest    90
Section 2.13    Increased Costs    91
Section 2.14    Break Funding Payments    92
Section 2.15    Taxes    93
Section 2.16    Payments Generally; Pro Rata Treatment; Sharing of Set-offs    96
Section 2.17    Mitigation Obligations; Replacement of Lenders    98
Section 2.18    Defaulting Lenders    100
Section 2.19    Cash Collateral    102
Section 2.20    Acknowledgement and Consent to Bail-In of EEA Financial
Institutions    103
Section 2.21    Benchmark Replacement Setting    104
Section 2.22    Construction Bridge Loan Facilities     105
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.01    Due Organization, Etc.    110
Section 3.02    Limited Liability Company Power, Etc.     110
i

Section 3.03    No Conflict    110
Section 3.04    Title    111
Section 3.05    Approvals, Etc.     111
Section 3.06    No Default or Abandonment    111
Section 3.07    Litigation, Etc.    112
Section 3.08    Compliance with Laws and Obligations    112
Section 3.09    Environmental Laws    112
Section 3.10    Material Project Documents    113
Section 3.11    Material Adverse Effect    113
Section 3.12    Regulations T, U and X    113
Section 3.13    Information    113
Section 3.14    Pari Passu    114
Section 3.15    Investment Company Act    114
Section 3.16    Energy Regulatory Status    114
Section 3.17    Foreign Assets Control Regulations, Etc.     115
Section 3.18    Security Documents    115
Section 3.19    ERISA    116
Section 3.20    Labor Matters    117
Section 3.21    Single-Purpose Entity    117
Section 3.22    Members; Membership Interests and Related Matters    117
Section 3.23    Deposit Accounts and Securities Accounts    117
Section 3.24    Solvency    117
Section 3.25    Taxes    117
Section 3.26    Financial Statements    118
Section 3.27    Intellectual Property    118
Section 3.28    Subsidiaries; Partnerships; Joint Ventures    119
Section 3.29    Indebtedness; Guarantees    119
Section 3.30    Flood Insurance Laws    119
Section 3.31    Beneficial Ownership Certification    119
Section 3.32    Date Certain    119
Section 3.33    Equator Principles    119
ARTICLE IV
CONDITIONS
Section 4.01    Closing Date    119
Section 4.02    Conditions Precedent to Construction Loan Borrowings    126
Section 4.03    Conditions Precedent to Issuance of Each Letter of Credit    128
ARTICLE V
AFFIRMATIVE COVENANTS
Section 5.01    Limited Liability Company Existence; Etc.    129
Section 5.02    Conduct of Business    129
Section 5.03    Compliance with Laws and Obligations    130

Section 5.04    Governmental Approvals    130
Section 5.05    Maintenance of Title; Maintenance of Properties; Insurance    130
Section 5.06    Keeping of Books    131
Section 5.07    Access to Records; Inspection Rights    131
Section 5.08    Payment of Taxes, Etc.     132
Section 5.09    Information and Reporting Requirements    132
Section 5.10    Notices    134
Section 5.11    Use of Proceeds    135
Section 5.12    Security    135
Section 5.13    Further Assurances    136
Section 5.14    Auditors    137
Section 5.15    Permitted FX Swap Agreements    137
Section 5.16    Project Revenues    138
Section 5.17    Insurance Proceeds and Condemnation Proceeds    138
Section 5.18    Decommissioning Letter of Credit    139
Section 5.19    Notices to Proceed    139
Section 5.20    Build-Out Amount    139
Section 5.21    Permitted Swap Agreements    140
Section 5.22    Specified Sale    141
Section 5.23    Equator Principles    141
Section 5.24    Tax Equity Transactions and Direct Payments    142
Section 5.25    Permitted Capacity Downsize Option Termination    145
Section 5.26    Fall-Back WTGs    145
Section 5.27    MPDU Approval    145
Section 5.28    Service and Maintenance Agreement Extension    146
Section 5.29    Flood Hazard Determination    146
Section 5.30    MIRE Event    146
Section 5.31    Finding of No Material Modification to the LGIA from ISO-NE    147
Section 5.32    NMFS Biological Opinion    147
Section 5.33    ShareCo Push Out Election    147
ARTICLE VI
NEGATIVE COVENANTS
Section 6.01    Fundamental Changes    147
Section 6.02    Subsidiaries    148
Section 6.03    Indebtedness; Guarantees    148
Section 6.04    Liens, Etc.     148
Section 6.05    Investments, Advances, Loans    148
Section 6.06    Business Activities    149
Section 6.07    Restricted Payments    149
Section 6.08    Asset Dispositions    149
Section 6.09    Accounting Changes    150
Section 6.10    Change Orders; Amendments to Material Project Documents    150
Section 6.11    Transactions with Affiliates    153
Section 6.12    Accounts    153

Section 6.13    Hedging Agreements    153
Section 6.14    Tax Matters    153
Section 6.15    AML Laws, Anti-Corruption Laws, Anti-Terrorism Laws and
Sanctions    153
Section 6.16    ERISA    154
Section 6.17    Tax Equity Transactions    154
Section 6.18    Margin Stock    154
Section 6.19    Burdensome Agreements    154
Section 6.20    Design    154
Section 6.21    Hazardous Substances    155
Section 6.22    Litigation    155
Section 6.23    Capital Expenditures    155
Section 6.24    Certain Tests    155
ARTICLE VII
EVENTS OF DEFAULT
Section 7.01    Events of Default    155
Section 7.02    Remedies    161
Section 7.03    Application of Funds    162
ARTICLE VIII
THE AGENTS
Section 8.01    Appointment, Powers and Immunities    162
Section 8.02    Rights as a Lender    165
Section 8.03    Exculpatory Provisions    165
Section 8.04    Reliance by Agents    166
Section 8.05    Delegation of Duties    167
Section 8.06    Resignation; Removal    167
Section 8.07    Lender Acknowledgments; Non-Reliance on Agents and Other
Lenders    168
Section 8.08    Withholding Taxes    168
Section 8.09    Authorization    169
Section 8.10    Lead Arrangers; No Other Duties, Etc.    169
Section 8.11    Administrative Agent May File Proofs of Claim.    169
Section 8.12    Erroneous Payments    170
Section 8.13    Permitted Judgment    172
ARTICLE IX
GUARANTY
Section 9.01    Guaranty    173
Section 9.02    Guaranty Absolute    173

Section 9.03    Waivers and Acknowledgments    174
Section 9.04    Subrogation    175
Section 9.05    Continuing Guaranty    176
Section 9.06    Qualified ECP Guarantor    176
Section 9.07    Subordination    176
ARTICLE X
MISCELLANEOUS
    Section 10.01    Notices; Electronic Communications; Platform    177
    Section 10.02    Waivers; Amendments    179
    Section 10.03    Expenses; Indemnity; etc.     181
    Section 10.04    Successors and Assigns    184
    Section 10.05    Survival    188
    Section 10.06    Counterparts; Integration; Effectiveness    189
    Section 10.07    Severability    189
    Section 10.08    Right of Setoff    189
    Section 10.09    Governing Law; Jurisdiction; Etc.     190
    Section 10.10    Headings    191
    Section 10.11    Confidentiality    191
    Section 10.12    No Third Party Beneficiaries     192
    Section 10.13    Reinstatement    192
    Section 10.14    Patriot Act    192
    Section 10.15    Scope of Liability    193
    Section 10.16    Limitation on Liability    194
    Section 10.17    Titles    194
    Section 10.18    Acknowledgement Regarding Any Supported QFCs    194
APPENDIX A    -    Insurance Program
    EXHIBIT A    -    Form of Assignment and Assumption
    EXHIBIT B    -    Form of Note
EXHIBIT C-1    -    Form of Construction Loan Borrowing Request
EXHIBIT C-2    -    [Reserved]
EXHIBIT C-3    -    Form of Notice of Issuance
    EXHIBIT D    -    Form of Officer’s Certificate
    EXHIBIT E    -    Form of Construction Report
    EXHIBIT F    -    Form of Construction Drawdown Certificate
    EXHIBIT G    -    Form of Drawdown Certificate of Independent Engineer
EXHIBIT H-1    -    Form of Independent Engineer and Wind Consultant Reliance Agreement
EXHIBIT H-2    -    Form of Insurance Advisor Closing Certificate
EXHIBIT H-3    -    Form of Transmission Consultant Reliance Agreement
EXHIBIT H-4    -    Form of Environmental Consultant Reliance Letter
    EXHIBIT I    -    Form of Consent to Assignment
v

EXHIBIT J    -    Form of Acceptable Letter of Credit
EXHIBIT K    -    Base Case Projections
EXHIBIT L    -    Construction Budget
EXHIBIT M    -    Construction Schedule
EXHIBIT N    -    Form of Interest Election Request
EXHIBIT O-1    -    Form of PPA Letter of Credit
EXHIBIT O-2    -    Form of BOEM Letter of Credit
EXHIBIT O-3    -    Form of LGIA Letter of Credit
EXHIBIT O-4    -    Form of FCM Letter of Credit
EXHIBIT O-5    -    Form of New Bedford Letter of Credit
EXHIBIT O-6    -    Form of Water Commission Letter of Credit
EXHIBIT P    -    Reserved
EXHIBIT Q    -    Capacity Trading Protocols
EXHIBIT R-1    -    Form of Control Agreement
EXHIBIT R-2    -    Form of Acceptable Guaranty
EXHIBIT S    -    Tax Equity Term Sheet
EXHIBIT T    -    Forms of Anticipated PPA Amendments
EXHIBIT U    -    Form of IE Report
EXHIBIT V    -    Form of ALTA 33 Endorsement
EXHIBIT W    -    Form of Record Matters Endorsement
SCHEDULE I    -    Commitments
SCHEDULE II    -    Onshore Project Site
SCHEDULE III    -    Offshore Project Site
SCHEDULE 3.05    -    Governmental Approvals
SCHEDULE 3.07    -    Litigation
SCHEDULE 3.08    -    Compliance with Laws and Obligations
SCHEDULE 3.09    -    Environmental Matters
SCHEDULE 3.10    -    Project Documents
SCHEDULE 4.01(l) -    Real Property Documents
SCHEDULE 5.19    Notice to Proceed Deadlines
SCHEDULE 5.23    -    Equator Principles Action Plan
SCHEDULE 6.11    -    Approved Affiliate Contracts

CREDIT AGREEMENT (this “Agreement”) dated as of September 15, 2021, is among VINEYARD WIND 1 LLC, a limited liability company formed under the laws of the State of Delaware (the “Borrower”), THE LENDERS AND ISSUING LENDERS PARTY HERETO FROM TIME TO TIME, BANCO SANTANDER, S.A., NEW YORK BRANCH, as the Administrative Agent, and MUFG UNION BANK, N.A., as the Collateral Agent.
RECITALS
A.The Borrower wishes to finance the development, construction, ownership, leasing, operation and maintenance of an up to 800 megawatt wind generating facility to be built in federal waters off of the coast of Martha’s Vineyard, Massachusetts, with an export cable extending through Nantucket Sound in state waters and onshore in Barnstable, Massachusetts.
B.In order to finance a portion of the costs of the development, construction, ownership, leasing, operation and maintenance of the Project and certain other costs and expenditures associated with the development of the Project and the financing contemplated herein, the Borrower has requested the Lenders to extend, and the Lenders are prepared to extend, on the terms and conditions set forth in this Agreement and the other Financing Documents, certain credit facilities to the Borrower, as more fully described herein.
C.In order to incentivize the Lenders and Issuing Lenders to provide the credit facilities contemplated herein, CIP Partner and Avangrid Member have each entered into Financing Documents (as defined in each Term Credit Agreement) that provide credit facilities as set forth therein which provide, among other things, for refinancing of the Construction Loans as of the Conversion Date, and in connection therewith CIP Partner and Avangrid Member have entered into the Term Permitted Swap Agreements (as hereinafter defined), and in connection therewith the Borrower has agreed to make a guarantee of the Guaranteed Obligations in connection therewith.
In consideration of the foregoing and the agreements herein and in the other Financing Documents and in reliance upon the representations and warranties set forth herein and therein, the parties agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acceptable Bank” means (i) any of Danske Bank, London Branch, Nordea Bank Abp or Skandinaviska Enskilda Banken AB, so long as such institution has, or is guaranteed or confirmed by an entity having, a long-term unsecured senior debt rating of (A) at least A3 (or the then-equivalent rating) or better by Moody’s and (B) at least A- (or the then-equivalent rating) or better by S&P or (ii) any United States commercial bank(s) or financial institution(s) or a United States branch or subsidiary of a foreign commercial bank(s) or financial institution(s) having, or guaranteed or confirmed by an entity having, a long-term unsecured senior debt rating of (A) at least A3 (or the then-equivalent rating) or better by Moody’s and (B) at least A- (or the then-equivalent rating) or better by S&P.
“Acceptable Guarantor” means a guarantor that (A) has been approved in writing by each Lender or (B) has a long-term unsecured senior debt rating of (1) at least BBB- (or the then-equivalent rating) or better from S&P and (2) Baa3 (or the then-equivalent rating) or better from Moody’s.
“Acceptable Guaranty” means a guaranty, substantially in the form of Exhibit R-2 or otherwise in a form reasonably acceptable to the Administrative Agent, the Required Lenders and the Collateral Agent, executed and delivered by an Acceptable Guarantor in favor of (x) in the case of an Acceptable Guaranty provided as Acceptable Member Credit Support, the Collateral Agent (for the benefit of the Secured Parties) or (y) in the case of an Acceptable Guaranty credited to the Completion Reserve Account (as defined in the Depositary Agreement), the Borrower, and which guaranty and all related documentation are satisfactory to the Administrative Agent, acting reasonably.
“Acceptable Letter of Credit” means an irrevocable letter of credit, substantially in the form of Exhibit J or otherwise in a form reasonably acceptable to the Administrative Agent, the Required Lenders and the Collateral Agent, issued by an Acceptable Bank in favor of (x) in the case of an Acceptable Letter of Credit used as Acceptable Member Credit Support, the Collateral Agent (for the benefit of the Secured Parties) or (y) in the case of an Acceptable Letter of Credit credited to the Completion Reserve Account (as defined in the Depositary Agreement), the Borrower, in each case, that has a stated maturity date that is not earlier than 12 months after the date of issuance of such letter of credit, and which letter of credit and all related documentation are satisfactory to the Administrative Agent, acting reasonably, and in each case no Loan Party or Subsidiary thereof is the account party in respect of such letter of credit or otherwise liable in any respect for any reimbursement payments for any drawings under such letter of credit or any other costs associated therewith and such letter of credit is not secured by any assets of any Loan Party or Subsidiary thereof (including the Collateral).
“Acceptable Member” has the meaning assigned to such term in the Equity Contribution Agreement.
“Acceptable Member Credit Support” has the meaning assigned to such term in the Equity Contribution Agreement.
“Account” has the meaning assigned to such term in the Depositary Agreement.
“Additional Project Document” means (a) any BOP O&M Agreement (upon execution thereof) and (b) any agreement relating to the Project entered into by the Borrower subsequent to the Closing Date pursuant to which the Borrower reasonably expects for it to have obligations in excess of $20,000,000 in the aggregate with respect to any one contract, but excluding (i) any agreements, documents and instruments (A) providing for, governing or evidencing any Permitted Indebtedness and any related Permitted Encumbrances for such Permitted Indebtedness, (B) to purchase insurance required by the Financing Documents or (C) entered into to consummate any (x) sale, lease, transfer or disposal allowed pursuant to the Financing Documents or (y) Permitted Investments, (ii) any Permitted Capacity Sales Agreements, (iii) Specified Foreign Exchange Transactions, (iv) the Anticipated PPA Amendments or (v) any Replacement Affiliate Contract.
“Adjusted LIBO Rate” means, for any Interest Period for any Eurodollar Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/100th of one percent) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.
“Administrative Agent” means Banco Santander S.A., New York Branch, in its capacity as administrative agent for the Lenders hereunder, and any successor thereto appointed pursuant to Article VIII.
“Administrative Procedure Act” means the Administrative Procedure Act, 5 U.S.C. §551 et seq.
“Administrative Questionnaire” means a questionnaire, in a form supplied by the Administrative Agent, completed by a Lender.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.
“Agent Parties” has the meaning assigned to such term in Section 10.01(h). “Agents” means, collectively, the Administrative Agent and the Collateral Agent.
“Agreement” has the meaning assigned to such term in the preamble.
“Airport Site” means the real property located at 17 North Hangar Road, West Tisbury, Massachusetts which the Borrower intends to lease for the reconstruction and operation of an aeronautical hangar in connection with the Project.
“ALTA 33 Endorsement” means an endorsement to the Title Policy substantially in the form of Exhibit V.
“Alternate Base Rate” means, for any day (or if such day is not a Business Day, on the immediately preceding Business Day), a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the sum of (i) the Federal Funds Effective Rate in effect for such day plus (ii) 0.50% and (c) the sum of (i)

the one-month LIBO Rate in effect on such date plus (ii) 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be. At no time shall the Alternate Base Rate be less than the product of (x) -1 and (y) the then-current Applicable Margin for ABR Loans.
“AML Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Lender, any Agent, the Depositary Bank, the Borrower, the Borrower’s Subsidiaries or any other Loan Party from time to time concerning or relating to anti-money laundering and including the USA PATRIOT Act, the Bank Secrecy Act and the Anti-Money Laundering Act of 2020.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower, the Borrower’s Subsidiaries or any other Loan Party from time to time concerning or relating to bribery or corruption including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act 2010.
“Anti-Terrorism Laws” means any of the following: (a) the Anti-Terrorism Order; (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations); (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations); (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations); (e) the USA PATRIOT Act; (f) any regulations promulgated pursuant to any of the foregoing or (g) comparable laws, rules and directives administered or enforced by the United Nations Security Council, the European Union, or a member state of the European Union.
“Anti-Terrorism Order” means Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (Title 12, Part 595 of the U.S. Code of Federal Regulations).
“Anticipated PPA Amendments” means the following amendments to the PPAs, copies of which are attached hereto as Exhibit T: (a) that certain First Amendment to Offshore Wind Generation Unit Power Purchase Agreement (Facility 1), dated as of July 20, 2021, by and between the Eversource Offtaker and the Borrower; (b) that certain Second Amendment to Offshore Wind Generation Unit Power Purchase Agreement (Facility 2), dated as of July 20, 2021, by and between the Eversource Offtaker and the Borrower; (c) that certain First Amendment to Offshore Wind Generation Unit Power Purchase Agreement (Facility 1), dated as of July 20, 2021, by and between the National Grid Offtaker and the Borrower; (d) that certain Second Amendment to Offshore Wind Generation Unit Power Purchase Agreement (Facility 2), dated as of July 20, 2021, by and between the National Grid Offtaker and the Borrower; (e) that certain First Amendment to Offshore Wind Generation Unit Power Purchase Agreement (Facility 1), dated as of July 20, 2021, by and between the Unitil Offtaker and the Borrower; and (f) that certain Second Amendment to Offshore Wind Generation Unit Power Purchase Agreement (Facility 2), dated as of July 20, 2021, by and between the Unitil Offtaker and the Borrower.

“Applicable Accounting Requirements” means generally accepted accounting principles, as in effect from time to time in the United States.
“Applicable Engineer” has the meaning assigned to such term in the Build-Out Agreement.
“Applicable Law” means, with respect to any Person, property or matter, any of the following applicable thereto: any constitution, statute, law, regulation, ordinance, rule, judgment, order, decree, Governmental Approval, or binding directive having the force of law, whether in effect as of the date hereof or thereafter and in each case as amended (including any of the foregoing pertaining to land use or zoning restrictions).
“Applicable LLC Agreements” means (a) at all times prior to a Specified Sale, the Construction Pledgor LLC Agreement and the Borrower LLC Agreement and (b) at all times on or after the occurrence of a Specified Sale or Tax Equity Transaction, the Sponsor Partner LLC Agreement, the Class B Member LLC Agreement, the TE Partners LLC Agreement, the TE Partnership LLC Agreement and the Borrower LLC Agreement.
“Applicable Margin” means, with respect to any ABR Loan or Eurodollar Loan, the applicable rate per annum determined pursuant to the interest grid set forth below:

Loans Eurodollar ABR

1.375%    0.375%
“Applicable Percentage” means, (a) with respect to any Lender and in respect of any Class, the percentage of the total Commitments of such Class represented by such Lender’s Commitment of such Class or (b) for purposes of Section 10.03(c), with respect to any Lender, the percentage of the total Commitments of all Classes represented by such Lender’s Commitment of all Classes. If any Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the applicable Commitments most recently in effect, giving effect to any assignments having taken effect as of such time.
“Applicable Pledgor” means: (a) at all times prior to the occurrence of a Specified Sale, the Construction Pledgor; and (b) at all times on or after the occurrence of a Specified Sale, the TE Partnership.
“Approved Affiliate Contracts” has the meaning assigned to such term in Section 6.11.
“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that invests in commercial loans and is administered or managed by such Lender, an Affiliate of such Lender or an Affiliate of an entity that administers or manages such Lender.
“Array Cable Agreement” means (i) that certain Array Cable Package Contract Agreement, dated as of July 29, 2020, between the Borrower (as novatee of Vineyard Wind LLC)

and Jan De Nul Luxembourg SA, together with the Conditions of Contract, the Employer’s Requirements, the Appendix, the Schedules, the General Documents and the Contractors Proposal (as defined therein) attached thereto and (ii) that certain Indemnity Agreement, dated as of July 29, 2020, between the Borrower (as assignee of Vineyard Wind LLC) and Jan De Nul Luxembourg SA.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Authorized Officer” means, with respect to any Person, any executive officer or Financial Officer of such Person, any Person that has been duly authorized as an authorized signatory (or similar designation) of such Person in respect of the applicable matter or issue in question, or of any member of such Person responsible for the administration or supervision of the obligations of such Person in respect of this Agreement and/or any other Transaction Document.
“Availability Period” means the PPA Letter of Credit Availability Period, the BOEM Letter of Credit Availability Period, the LGIA Letter of Credit Availability Period, the FCM Letter of Credit Availability Period, the New Bedford Letter of Credit Availability Period, the Water Commission Letter of Credit Availability Period, and/or the Construction Loan Availability Period (as the context requires).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Avangrid Guarantor” means Avangrid, Inc., a New York corporation.
“Avangrid Member” means Avangrid Vineyard Wind, LLC, a Delaware limited liability company.
“Avangrid Parent” means Avangrid Renewables, LLC, an Oregon limited liability company.
“Avangrid Pledgor” means Avangrid Vineyard Wind Holdings, LLC, a Delaware limited liability company.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA

Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means 11 U.S.C. § 101 et. seq., or any successor statute.
“Base Case Projections” means the financial model forecasting the revenues and expenditures of the Project for time periods, and based upon assumptions and methodology agreed upon by the Borrower and the Lenders on the Closing Date, as attached as Exhibit K.
“Benchmark” means, initially, USD LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.21, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means, for any Available Tenor:
(1)    For purposes of clause (a) of Section 2.21, the first alternative set forth below that can be determined by the Administrative Agent:
(a)the sum of: (i) Daily Compounded SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or
(b)the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration; and
(2)    For purposes of clause (b) of Section 2.21, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;
(3)    With respect to any Term SOFR Transition Event, the sum of Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration;

provided that, if the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Financing Documents.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of Borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in consultation with the Borrower may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Financing Documents).
“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“BOEM” means the Bureau of Ocean Energy Management within the United States Department of the Interior.
“BOEM Issuing Lender” means each Lender identified on Schedule I as a BOEM Issuing Lender, in each case in its capacity as an issuer of BOEM Letters of Credit hereunder and each other Person that acquires the rights and obligations of any BOEM Issuing Lender in accordance with Section 10.04.
“BOEM Lease” means that certain Commercial Lease of Submerged Lands for Renewable Energy Development on the Outer Continental Shelf, Renewable Energy Lease Number OCS-A 0501, effective April 1, 2015, between Vineyard Wind LLC and BOEM, (i) as amended by that certain Amendment of Renewable Energy Lease OCS-A 0501, dated as of June 22, 2021, (ii) as assigned to the Borrower by that certain Outer Continental Shelf (OCS) Assignment of Record Title Interest in Federal OCS Renewable Energy Lease affecting lease OCS-A 0501, dated as of April 21, 2021 and approved by BOEM on and effective as of June 28, 2021, and (iii) as modified by that Bureau of Ocean Energy Management Notice of Approval of Construction and Operations Plan (COP) and Project Easement, dated as of July 15, 2021.
“BOEM Letter of Credit” means any letter of credit issued by any BOEM Issuing Lender to BOEM, as beneficiary, pursuant to the BOEM Lease and substantially in the form of Exhibit O-2.
“BOEM Letter of Credit Availability Period” means the period from and including the Closing Date to but excluding the earlier of five days prior to the BOEM Letter of Credit Maturity Date and the date of the termination of the BOEM Letter of Credit Commitments pursuant to the terms of this Agreement.
“BOEM Letter of Credit Commitment” means, with respect to each BOEM Letter of Credit Lender, the commitment, if any, of such Lender to acquire participations in a BOEM Letter of Credit and to make BOEM Letter of Credit Loans, expressed as an amount representing the maximum aggregate amount that such Lender agrees to make available as its BOEM Letter of Credit Loans, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each BOEM Letter of Credit Lender’s BOEM Letter of Credit Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its BOEM Letter of Credit Commitment, as applicable. The initial aggregate amount of all the BOEM Letter of Credit Lenders’ BOEM Letter of Credit Commitments is $483,043.00.
“BOEM Letter of Credit Disbursement” means a payment made by any BOEM Issuing Lender pursuant to a BOEM Letter of Credit.
“BOEM Letter of Credit Exposure” means, with respect to a BOEM Issuing Lender, at any time, the sum of (a) the aggregate undrawn amount of any BOEM Letter of Credit at such time issued by such BOEM Issuing Lender and (b) the aggregate amount of all BOEM Letter of Credit Disbursements of such BOEM Issuing Lender that have not yet been reimbursed by or on behalf of the Borrower at such time.
“BOEM Letter of Credit Lender” means each Lender identified on Schedule I as having a BOEM Letter of Credit Commitment, and each other Person that acquires the rights and obligations of any BOEM Letter of Credit Lender in accordance with Section 10.04.
“BOEM Letter of Credit Loan” means a Loan made by the BOEM Letter of Credit Lenders in respect of a BOEM Letter of Credit Disbursement pursuant to Section 2.03(h).
“BOEM Letter of Credit Maturity Date” means the earlier of (a) the Construction Loan Maturity Date and (b) the date on which the entire outstanding principal amount of the BOEM Letter of Credit Loans (if any), together with all unpaid interest, fees, charges and costs, shall become due and payable in full hereunder, whether by acceleration or otherwise.
“BOP O&M Agreements” means one or more contracts to be executed by Borrower with respect to maintenance services for: onshore substation, export/arrange cables, foundations and electrical service platform.
“Borrower” has the meaning set forth in the preamble to this Agreement.
“Borrower LLC Agreement” means that certain Amended and Restated Operating Agreement of Vineyard Wind 1 LLC, dated as of the date hereof, by the Construction Pledgor.
“Borrower Flood Notice” has the meaning assigned to such term in Section 4.01(u)(ii).
“Borrowing” means (a) all ABR Loans of the same Class made, converted or continued on the same date or (b) all Eurodollar Loans of the same Class which have the same Interest Period (as the context requires).
“Bridge Commitment Reduction Amount” means, in connection with a Permitted Tax Equity Transaction that provides a Construction Bridge Take Out, an amount calculated by the Borrower and reasonably satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer) equal to the lesser of (a) the TE Total Reduction Amount and (b) the aggregate amount of the unutilized Construction Loan Commitments as of the applicable date of determination.
“Bridge Oversizing Amount” has the meaning given in the Term Credit Agreements.
“Bridge Prepayment Amount” means, in connection with a Permitted Tax Equity Transaction that provides a Construction Bridge Take Out, an amount calculated by the Borrower and reasonably satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer) equal to the lesser of (a) the TE Total Reduction Amount minus the Bridge Commitment Reduction Amount and (b) the aggregate amount of the outstanding Construction Loans as of the applicable date of determination.
“Build-Out Agreement” means that certain Build-Out Agreement, dated as of the date hereof, among the Borrower, Vineyard Wind LLC, Park City Wind LLC, OCS-A 0522 LLC and each “Subsequent Party” (as defined in the Build-Out Agreement) from time to time party thereto.
“Build-Out Amount” shall have the meaning assigned to such term in Section 2.4(a) of the Build-Out Agreement.
“Build-Out Prepayment Amount” shall have the meaning assigned to such term in Section 5.20(c).
“Build-Out Prepayment Date” shall have the meaning assigned to such term in Section 5.20(d).
“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurodollar Borrowing, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.
“Capital Expenditures” means expenditures to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements) computed in accordance with Applicable Accounting Requirements.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or Lenders, as collateral for Letter of Credit Exposure or obligations of Lenders to fund participations in respect of Letter of Credit Exposure, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Lender shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“CEA Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1 a(47) of the Commodity Exchange Act.
“Change in Law” means the occurrence, after the Closing Date, of any of the following (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental

Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives issued thereunder or in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any of the following:
(a)any of the following occurs: (i) the Avangrid Parent or CIP Parents, directly or indirectly, fail to own and control 100% of the voting and economic interests in the Avangrid Member and the Avangrid Pledgor; (ii) the Avangrid Parent or the CIP Parents, directly or indirectly, fail to own and control 100% of the voting and economic interests in CIP Partner, the CI II Pledgor and the CI III Pledgor; (iii) other than in connection with the exercise of the Control Option, the Avangrid Member fails to own 100% of the voting and economic interests in the Construction Pledgor and the Sponsor Partner that it owns as of the Closing Date or the CIP Partner fails to own 100% of the voting and economic interests in the Construction Pledgor and the Sponsor Partner that it owns as of the Closing Date, or in the event that another Affiliate of the Borrower enters into a partnership with the tax equity investor, other than in connection with the exercise of the Control Option, the Avangrid Member fails to own 100% of the voting and economic interests in the Class B Member or the CIP Partner fails to own 100% of the voting and economic interests in the Class B Member; (iv) Sponsor Partner (or in the event that another Affiliate of the Borrower enters into a partnership with the tax equity investor, Class B Member), directly fails to own and control 100% of the voting and economic interests in TE Partners or, after a Permitted Tax Equity Transaction, 100% of the class B interests in TE Partners and, in the event that the tax equity investor invests in another Affiliate of Borrower, such TE Partnership; (v) any Applicable Pledgor fails to own and control 100% of the voting and economic interests in the Borrower; or (vi) Borrower shall fail to directly own and control 100% of the voting and economic interests in Shareco that it owns as of the Closing Date; or
(b)as of the date a Person becomes a direct or indirect owner of membership interests in the Borrower after the Closing Date, such Person is a Disqualified Owner;
provided, however, that the occurrence of any of the following events or circumstances shall not constitute a Change of Control:
(x)the consummation of a Specified Sale;
(y)the entry into and consummation of an Upstream Tax Equity Transaction (but only if the tax equity investors are not Disqualified Owners at the time of the entry into and consummation of the transaction) or a Permitted Tax Equity Transaction (it being acknowledged that investments by tax equity investors in TE Partnership in connection with a Permitted Tax Equity Transaction shall not constitute a Change of Control); or

(z)    the consummation of the Control Option.
“Change Order” means any change order, variation, equitable adjustment, claim or similar provisions under any Construction Contract.
“CI II Pledgor” means CI-II Alice Holding LLC, a Delaware limited liability company.
“CI III Pledgor” means, CI III Alice Holding LLC, a Delaware limited liability company.
“CIP Parents” means, collectively, Copenhagen Infrastructure II K/S, Copenhagen Infrastructure Partners II P/S, Copenhagen Infrastructure III K/S and Copenhagen Infrastructure IV K/S, and associated funds and investment vehicles managed by the fund manager of Copenhagen Infrastructure II K/S, Copenhagen Infrastructure Partners II P/S, Copenhagen Infrastructure III K/S or Copenhagen Infrastructure IV K/S, or any replacement or successor fund or investment vehicle of any of the foregoing.
“CIP Partner” means Vineyard Wind CI Partners 1 LLC, a Delaware limited liability company.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Construction Loans, PPA Tranche 1 Letter of Credit Loans, PPA Tranche 2 Letter of Credit Loans, PPA Tranche 3 Letter of Credit Loans, Water Commission Letter of Credit Loans, BOEM Letter of Credit Loans, LGIA Letter of Credit Loans, FCM Letter of Credit Loans or New Bedford Letter of Credit Loans; when used in reference to any Commitment, refers to whether such Commitment is a Construction Loan Commitment, PPA Tranche 1 Letter of Credit Commitment, PPA Tranche 2 Letter of Credit Commitment, PPA Tranche 3 Letter of Credit Commitment, Water Commission Letter of Credit Commitment, BOEM Letter of Credit Commitment, LGIA Letter of Credit Commitment, FCM Letter of Credit Commitment or New Bedford Letter of Credit Commitment; when used in reference to any Letter of Credit, refers to whether such Letter of Credit is a PPA Tranche 1 Letter of Credit, PPA Tranche 2 Letter of Credit, PPA Tranche 3 Letter of Credit, Water Commission Letter of Credit, BOEM Letter of Credit, LGIA Letter of Credit, FCM Letter of Credit or New Bedford Letter of Credit; when used in reference to any Letter of Credit Exposure, refers to whether such Letter of Credit Exposure is a PPA Tranche 1 Letter of Credit Exposure, PPA Tranche 2 Letter of Credit Exposure, PPA Tranche 3 Letter of Credit Exposure, Water Commission Letter of Credit Exposure, BOEM Letter of Credit Exposure, LGIA Letter of Credit Exposure, FCM Letter of Credit Exposure or New Bedford Letter of Credit Exposure; and when used in reference to any Lender refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments.
“Class B Member” means (i) prior to the consummation of any Permitted Tax Equity Transaction, Sponsor Partner and (ii) from and after the consummation of any Permitted Tax Equity Transaction, Sponsor Partner or another indirect owner in the Borrower that is a subsidiary of each of the CIP Partner and the Avangrid Member and is the class B member that forms a partnership with the tax equity investors and make capital contributions to TE Partnership in accordance with the Tax Equity Documents.
“Class B Member LLC Agreement” means that certain limited liability company operating agreement (however titled) of Class B Member to be entered into between Avangrid Member and CIP Partner, in form and substance reasonably satisfactory to the Supermajority Lenders.
“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Collateral” means any and all Liens of (or for the benefit of) the Secured Parties intended to be constituted from time to time by or pursuant to, or evidenced by, the Security Documents and, as applicable, all corresponding assets (including real property, personal property and fixtures) encumbered by such Liens.
“Collateral Agent” means MUFG Union Bank, N.A., in its capacity as collateral agent for the Secured Parties under the Security Documents, and any successor thereto appointed pursuant to Article VIII.
“Commitment” means, with respect to the applicable Lender, a Construction Loan Commitment of such Lender, a PPA Letter of Credit Commitment of such Lender, a Water Commission Letter of Credit Commitment of such Lender, a BOEM Letter of Credit Commitment of such Lender, an LGIA Letter of Credit Commitment of such Lender, an FCM Letter of Credit Commitment of such Lender or a New Bedford Letter of Credit Commitment of such Lender (as the context requires).
“Commitment Fee” has the meaning assigned to such term in Section 2.10(a). “Communications” has the meaning assigned to such term in Section 10.01(h).
“Condemnation” means any taking, seizure, confiscation, requisition, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action of or proceeding by any Governmental Authority relating to the Project unless such taking, seizure, confiscation, requisition, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action or proceeding is diligently contested in good faith by appropriate proceedings and during the period of such contest, the enforcement of any contested item is effectively stayed.
“Condemnation Proceeds” means all amounts and proceeds (including instruments) received in respect of an Event of Taking.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consents to Assignment” means each Consent to Assignment executed by a Project Party and the Borrower and required to be delivered on the Closing Date pursuant to Section 4.01(b) and each Consent to Assignment substantially in the form of Exhibit I entered into by the Borrower with a Project Party pursuant to Section 6.10 and in connection with any Additional Project Document entered into following the Closing Date.
“Construction Account” has the meaning assigned to such term in the Depositary Agreement.
“Construction Bridge Loan Commitment” has the meaning assigned to such term in Section 2.22(a).
“Construction Bridge Loan Maturity Date” has the meaning assigned to such term in Section 2.22(c).
“Construction Bridge Loans” means any loans made pursuant to any Construction Bridge Loan Commitments.
“Construction Bridge Take Out” means in respect of a Construction Bridge Loan Commitment, either a Tax Equity Commitment or a Direct Payment that is the anticipated source of repayment of the Construction Bridge Loan Commitment.
“Construction Budget” has the meaning assigned to such term in Section 4.01(j) as may be modified from time to time in accordance with the terms hereof.
“Construction Contract” means: (a) the TSA; (b) the Monopile Foundation Supply Contract; (c) the Transition Piece Foundation Supply Contract; (d) the Harbor and Logistics Agreement; (e) the Array Cable Agreement; (f) the ESP Supply Agreement; (g) the Export Cable Agreement; (h) the Onshore Substation Agreement; (i) the Onshore Cable Agreement; (j) the Onshore Civil Works Agreement; (k) the WTG Installation Agreement; (l) the Foundation Design Agreement; and (m) the HDD Agreement.
“Construction Drawdown Certificate” means a certificate substantially in the form of Exhibit F.
“Construction Loan” refers to a Loan made by the Lenders pursuant to Section 2.01(a)(i).
“Construction Loan Availability Period” means the period from and including the Closing Date to (and including) the earliest of (a) the Conversion Date, (b) the Date Certain and (c) the date of acceleration or termination of the Loans pursuant to the terms of this Agreement.
“Construction Loan Borrowing Request” means a request by the Borrower for a Borrowing of Construction Loans in accordance with Section 2.01.
“Construction Loan Commitment” means, with respect to each Construction Loan Lender, the commitment, if any, of such Construction Loan Lender to make Construction Loans hereunder, expressed as an amount representing the maximum aggregate principal amount of the Construction Loans to be made by such Construction Loan Lender hereunder, as such commitment may be reduced or increased from time to time pursuant to this Agreement. The initial amount of each Construction Loan Lender’s Construction Loan Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Construction Loan Lender shall have assumed its Construction Loan Commitment, as applicable. The initial aggregate amount of all of the Construction Loan Lenders’ Construction Loan Commitments is up to $2,344,034,009.46.
“Construction Loan Facility” has the meaning assigned to such term in Section 2.01(a).
“Construction Loan Lender” means a Lender with a Construction Loan Commitment or an outstanding Construction Loan.
“Construction Loan Maturity Date” means the earliest of (a) the Conversion Date, (b) the Date Certain and (c) the date on which the entire outstanding principal amount of the Construction Loans (if any), together with all unpaid interest, fees, charges and costs, shall become due and payable in full hereunder, whether by acceleration or otherwise.
“Construction Local Account” has the meaning assigned to such term in the Depositary Agreement.
“Construction Management Agreement” means that certain Construction Management Agreement, dated as of the date hereof, between the Borrower and Vineyard Wind LLC.
“Construction Pledgor” means Vineyard Wind 1 Pledgor LLC, a Delaware limited liability company.
“Construction Pledgor LLC Agreement” means that certain Amended & Restated Limited Liability Company Agreement of Vineyard Wind 1 Pledgor LLC, dated as of the date hereof, between the Avangrid Member and CIP Partner.
“Construction Report” means a report in substantially the form of Exhibit E.
“Construction Schedule” has the meaning assigned to such term in Section 4.01(k) as may be modified from time to time in accordance with the terms hereof.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Option” has the meaning given to such term in the Construction Pledgor LLC Agreement and the Sponsor Partner LLC Agreement.

“Conversion Date” has the meaning assigned to such term in each of the Term Credit Agreements.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to such term in Section 10.18(b).
“Daily Compounded SOFR” means, for any day, SOFR, with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback) being established by the Administrative Agent in accordance with a methodology and the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Compounded SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may in consultation with the Borrower establish another convention in its reasonable discretion.
“Date Certain” means October 15, 2024; provided, upon the delivery to the Administrative Agent (for delivery to the Lenders) by the Borrower of a final and non-appealable order of the MDPU approving the Anticipated PPA Amendments, the Date Certain shall be extended to October 15, 2025 (the “Original Date Certain”); provided, that upon any Increase Effective Date, “Date Certain” shall mean the earlier of (a) the Original Date Certain and (b) the date that is 60 days prior to the Outside Date (however defined) in the Tax Equity Documents (upon execution thereof).
“DC Counterparty” means Banco Santander, S.A.
“DC FX Swap” means that certain Deal-Contingent FX Swap Transaction, dated as of May 20, 2021, between DC Counterparty and the Borrower.
“DC Swap” means that certain Deal-Contingent Interest Rate Swap Transaction, dated as of May 20, 2021, between DC Counterparty and CIP Partner.
“Debt Service” means, for any period, the sum, computed without duplication, of the following: (a) all scheduled amounts payable by the Borrower in respect of principal of Obligations during such period (excluding any mandatory prepayment of such Obligations made pursuant to Section 2.09(b) or otherwise), plus (b) all Commitment Fees, fees, costs, indemnities and expenses due and payable to the Agents (in their capacities as Agents), Depositary Bank (in its capacity as such), and the Lenders and Issuing Lenders under the Financing Documents, plus

(c) all amounts payable by the Borrower in respect of Interest Expense for such period, plus (d) any ordinary course settlement payments payable by the Borrower under the Permitted Swap Agreements net of ordinary course settlement payments received by the Borrower thereunder during the relevant period (without duplication of Interest Expense or other interest amounts payable under this Agreement).
“Debt Sizing Criteria” has the meaning assigned to such term in each of the Term Credit Agreements.
“Debt to Equity Ratio” means the ratio of (i) the aggregate amount of Construction Loans and Construction Bridge Loans projected to be borrowed by the Borrower to pay Project Costs, after giving effect to any reduction in the Construction Loan Commitment implemented pursuant to Section 2.07; to (ii) the Equity Contribution Amount (as defined in the Equity Contribution Agreement) projected to be required to be contributed to the Borrower to pay Project Costs, after giving effect to any reduction to the Equity Contribution Amount implemented in connection with a Construction Bridge Loan Commitment, plus the total amount of Project Revenues projected to be received prior to the Conversion Date and used to pay Project Costs (as set forth in the Base Case Projections).
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that, with the giving of notice, lapse of time or upon declaration or determination being made (or any combination thereof) would constitute an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.18, a Lender which (a) has defaulted in its obligations to fund any Loan or otherwise failed to comply with its obligations under Section 2.01 or Section 2.03, unless (x) such default or failure is no longer continuing or has been cured within two Business Days after such default or failure or (y) such Lender notifies the Administrative Agent, the applicable Issuing Lender and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (that has been specifically identified by such Lender) has not been satisfied, (b) has notified the Borrower, any Issuing Lender and/or the Administrative Agent that it does not intend to comply with its obligations under Section 2.01 or Section 2.03 or has made a public statement to that effect (unless such notification or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding has not been satisfied (which condition precedent, together with any applicable Default) shall be specifically identified in such notification or public statement), (c) has failed, within three Business Days after written request by the Administrative Agent, any Issuing Lender or the Borrower, to confirm in writing to the Administrative Agent, the applicable

Issuing Lender and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) has, or has a direct or indirect parent company that has, at any time following the Closing Date, (x) become the subject of a proceeding under any Debtor Relief Law, or (y) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, federal or national regulatory authority acting in such a capacity or (e) has become the subject of a Bail-In Action; provided, that for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (ii) in the case of a Lender that is Solvent, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if Applicable Law requires that such appointment not be publicly disclosed, in any case, where such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18) upon delivery of written notice of such determination to the Borrower, each Issuing Lender and each Lender.
“Deposit Account” means a “deposit account” as that term is defined in Section 9-102(a) of the UCC.
“Depositary Agreement” means the Depositary Agreement, dated as of the Closing Date, among the Borrower, the Depositary Bank and the Agents.
“Depositary Bank” means JPMorgan Chase Bank, N.A., in its capacity as depositary bank under the Depositary Agreement, and any successor thereto appointed pursuant to Section 4.07 of the Depositary Agreement.
“Development” means the acquisition, ownership, leasing, construction, testing, operation, maintenance and use, of the Project, including the production and sale of electricity from the Project.
“Direct Payment” means a “cash grant”, “tax refund,” “direct payment” or similar mechanism under a program of the U.S. government whereby the Borrower or an Affiliate would be entitled to receive a direct payment from the Department of the Treasury, the IRS or any other agency of the U.S. government once the construction of the Project is completed, in lieu of being eligible to claim the ITC or other Tax benefits in respect of the Project.
“Direct Payment Documents” means a set of documents (including any loan agreements (however titled), grant agreements (however titled), tax returns (however titled), a tax opinion confirming that the Borrower is eligible for a Direct Payment, a cost segregation report supporting the amount of the Direct Payment (together with supporting documentation) and documents reasonably required by the Administrative Agent in connection with the necessary approvals for such transaction and other related documents) providing for a Direct Payment transaction.
“Disbursement Date” has the meaning assigned to such term in Section 2.03(g).
“Disqualified Owner” means any Person that, as of the date it first becomes a direct or indirect owner of membership interests in the Borrower: (i) is, or is an Affiliate of a Person that is designated as a Sanctioned Person; (ii) is, or is an Affiliate of a Person that is, in violation of AML Laws, Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions; or (iii) has, or is an Affiliate of a Person that has, been convicted of money laundering under any AML Law, which conviction has not been overturned; provided, however, that a Person shall not be a Disqualified Owner if: (x) prior to the date that the Person first becomes a direct or indirect owner of membership interests in the Borrower, the Borrower provides the Secured Parties with reasonably satisfactory documentation and other written information required under applicable “know your customer” and AML Laws, regulations and requirements (including the USA PATRIOT Act) in respect of such Person; and (y) as of the date the Person first becomes a direct or indirect owner of the membership interests in the Borrower, such Person has certified to the Administrative Agent that none of the criteria set forth in the foregoing clauses (i) to (iii) in this definition are applicable to such Person. For the avoidance of doubt, each Person that is a Parent on the Closing Date, and each wholly-owned direct or indirect subsidiary thereof, shall not be a Disqualified Owner.
“DOE” means the U.S. Department of Energy.
“Dollars” or “$” refers to the lawful currency of the United States of America.
“Drawstop Equity Contribution” means Equity Contributions made during periods in which the conditions precedent to the Borrowing of Construction Loans in Section 4.02 cannot be satisfied and/or the conditions to the release of funds from the Construction Account cannot be satisfied, if and to the extent that such contributions are used solely for the purpose of financing Project Costs (as confirmed by the Independent Engineer).
“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
“Early Opt-in Election” means the occurrence of:
(1)    a notification by the Administrative Agent (in consultation with the Borrower) to
(or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(2)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.04(b), (h) and (i) (subject to such consents, if any, as may be required under Section 10.04(b)); provided that none of the Parents, the Borrower, or any of their Affiliates shall in any event constitute an Eligible Assignee.
“Environmental Claim” means any written notice, written claim, notice of violation, action, suit, proceeding, judgment or written demand by any Person alleging violation of, or asserting liability under, any Environmental Law, including for investigatory costs, costs of response, removal, remediation or cleanup, governmental response costs, attorneys’ fees, damages to the environment, natural resources, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, use, Release or threatened Release into the environment of any Hazardous Substance applicable to the Project or (b) any violation, or alleged violation, of any Environmental Law or any Governmental Approval required under any Environmental Law.
“Environmental Consultant” means Atlantic Design Engineers, Inc., or such other Person as approved by the Administrative Agent acting at the instruction of the Required Lenders; provided that such approval will not be unreasonably withheld, conditioned or delayed.
“Environmental Law” means any and all Applicable Laws or generally recognized principles of common law (including nuisance, negligence, and trespass) relating to pollution or protection of the environment, safety, land use or the protection of human, plant or animal health or natural resources (including any endangered or protected species or habitat related thereto) or the use, generation, handling, treatment, storage, disposal, Release, threatened Release, regulation or transportation of, or exposure to, Hazardous Substances, including, the Comprehensive

Environmental Response Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Rivers and Harbors Act of 1899 (33 U.S.C. Section 403), Federal Aviation Administration Regulations (Navigation Hazards), Title 14 Code of Federal Regulations, Part 77, Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), National Environmental Policy Act (42 U.S.C. Sections 4321 et seq.), Oil Pollution Act of 1990 (33 U.S.C. Section 2701 et seq.), Pollution Prevention Act of 1990 (42 U.S.C. Section 13101 et seq.), Endangered Species Act (16 U.S.C. Sections 1531 et seq.), Migratory Bird Treaty Act of 1918 (16 U.S.C. Sections 703 et seq.), Bald and Golden Eagle Protection Act (16 U.S.C. Sections 668 et seq.), Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Sections 1101 et seq.), the Clean Water Act (33 U.S.C. Sections 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seq.), the National Historic Preservation Act (54 U.S.C. Sections 300101 et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), the Outer Continental Shelf Lands Act (43 U.S.C. Section 1337(p)) and the regulations promulgated pursuant to any of the foregoing, any state and local ordinances, statutes and regulations, relating to the foregoing, all as may be amended from time to time.
“Environmental Site Assessments” means the following: (i) the Phase I Environmental Site Assessment performed by the Environmental Consultant at 40 Communication Way, Hyannis, MA 02630, for the Borrower and a written report summarizing the findings and recommendations issued on April 26, 2021, (ii) the Phase I Environmental Site Assessment performed by the Environmental Consultant at the New Bedford Marine Commerce Terminal, 4 Wright Street, New Bedford, MA 01569, for the Borrower and a written report summarizing the findings and recommendations issued on July 13, 2021, (iii) the Phase I Environmental Site Assessment performed by the Environmental Consultant at portions of Craigville Beach Road, Strawberry Hill Road, Wequaquet Lane, Phinney’s Lane, Attucks Land, and Independence Drive, Barnstable, MA 02632, for the Borrower and a written report summarizing the findings and recommendations issued on July 13, 2021, (iv) the Phase I Environmental Site Assessment performed by the Environmental Consultant at 857 Craigville Beach Road, Barnstable, MA 02632, for the Borrower and a written report summarizing the findings and recommendations issued on July 13, 2021, (v) the Phase I Environmental Site Assessment & Phase II Limited Subsurface Investigation performed by the Environmental Consultant at 17 Hangar Road North, West Tisbury, MA 02575, for the Borrower and a written report summarizing the findings and recommendations issued on August 4, 2021, (vi) the Phase I Environmental Site Assessment performed by the Environmental Consultant at 61 Beach Road, Tisbury, MA 02568, for the Borrower and a written report summarizing the findings and recommendations issued on August 5, 2021, (vii) the Phase I Environmental Site Assessment performed by the Environmental Consultant at 190 Beach Road, Tisbury, MA 02568 for the Borrower and a written report summarizing the findings and recommendations issued on August 11, 2021, and (viii) the ASTM Phase II Limited Subsurface Investigation performed by the Environmental Consultant at 40 Communication Way, Barnstable, MA 02601, for the Borrower and a written report summarizing the findings and recommendations issued on August 24, 2021.
“Equator Principles” means the principles named “Equator Principles – A financial industry benchmark for determining, assessing and managing social and environmental risk in projects” adopted by various financing institutions in July 2020 and effective October 2020, available at: https://equator-principles.com/wp-content/uploads/2020/05/The-Equator- Principles-July-2020-v2.pdf.
“Equator Principles Action Plan” has the meaning assigned to such term in the Section 3.33.
“Equity Contributing Party” or “Equity Contributing Parties” means CIP Partner, each Member and each Member Guarantor.
“Equity Contribution” has the meaning assigned to such term in the Equity Contribution Agreement.
“Equity Contribution Agreement” means the Equity Contribution Agreement, dated as of the Closing Date, among the Borrower, Construction Pledgor, Sponsor Partner, TE Partners, CIP Partner, the Members, the Administrative Agent and the Collateral Agent.
“Equity Contribution Funding Amount” has the meaning assigned to such term in the Equity Contribution Agreement.
“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.
“Equity Letter of Credit” has the meaning assigned to such term in the Equity Contribution Agreement.
“Equity Period” means, with respect to each Equity Contributing Party, the period from and including the Closing Date and ending on the date on which (a) if such Equity Contributing Party is a Member, the date on which the Equity Contribution Agreement terminates as to such Member pursuant to the terms of the Equity Contribution Agreement or (b) if such Equity Contributing Party is a Member Guarantor, the date on which the Member Guaranty of such Member Guarantor terminates pursuant to the terms of such Member Guaranty.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any Person, trade or business that, together with the Borrower, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.
“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) the failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to a Pension Plan under Section 4063 or 4064 of ERISA due to the termination of the Pension Plan or due to a substantial cessation of operations at a facility within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) by the Borrower or any ERISA Affiliate from a Multiemployer Plan or receipt of notification that a Multiemployer Plan is “in reorganization” or “insolvent” (within the meaning of Sections 4241 and 4245 of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA in circumstances where the assets of the Pension Plan are not projected to be sufficient to cover the Pension Plan’s benefit liabilities under Section 4041(b)(2) of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition which constitutes grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in “at-risk status” (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in “endangered status”, “seriously endangered” or “critical status” (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (j) the imposition of any liability on the Borrower or any ERISA Affiliate pursuant to Section 4069 of ERISA or by reason of Section 4212(c) of ERISA; (k) the imposition of a Lien upon the Borrower pursuant to Section 436(f) or Section 430(k) of the Code or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.
“Erroneous Payment” shall have the meaning assigned to it in Section 8.12(a).
“Erroneous Payment Deficiency Assignment” shall have the meaning assigned to it in Section 8.12(d).
“Erroneous Payment Impacted Class” shall have the meaning assigned to it in Section 8.12(d).
“Erroneous Payment Return Deficiency” shall have the meaning assigned to it in Section 8.12(d).
“Erroneous Payment Subrogation Rights” shall have the meaning assigned to it in Section 8.12(d).
“ESP Supply Agreement” means (i) that certain ESP Contract Agreement, dated as of May 28, 2019, between the Borrower (as assignee of Vineyard Wind LLC) and Bladt Industries A/S, together with the Conditions of Contract, the Employer’s Requirements, the Appendices and the Schedules (as defined therein) thereto, as amended by that certain Amendment No. 1, dated as of February 13, 2020, that certain Amendment No. 2, dated as of April 30, 2020, and that certain Amendment No. 3, dated as of November 13, 2020, and (ii) that certain Indemnity Agreement, dated as of April 28, 2021, between the Borrower and Bladt Industries A/S.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” or “€” refers to the lawful currency of the European Union.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Abandonment” means (a) the written announcement by the Borrower of a decision to abandon or indefinitely defer the construction or completion or operation of all or any material part of the Project for any reason, or (b) the total suspension or abandonment for more than 90 consecutive days of the Development of the Project; provided that any suspension or delay in construction, completion or operation of the Project caused by a force majeure event or a forced or scheduled outage of the Project shall not constitute an “Event of Abandonment” so long as, to the extent feasible during such force majeure event or outage, the Borrower is diligently attempting to restart the construction, operation or completion, as the case may be, of the Project.
“Event of Damage” means any event of damage, destruction, or casualty (other than an Event of Taking) relating to all or any part of the Project or the Project Assets.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Event of Taking” means the occurrence of any of the following events carried out by any Governmental Authority: (a) any Condemnation, nationalization, seizure, compulsory acquisition, or expropriation of all or any portion of (i) the Project Assets, (ii) the business operations of the Borrower or (iii) the Equity Interests in the Borrower; (b) any assumption of custody or control of all or any portion of (i) the Project Assets, (ii) the business operations of the Borrower or (iii) the Equity Interests in the Borrower; or (c) any action for the dissolution or disestablishment of the Borrower.
“Eversource Offtaker” means NSTAR Electric Company d/b/a Eversource Energy.
“EWG” means “exempt wholesale generator” as defined in Section 1262(6) of PUHCA and the implementing regulations of FERC at 18 C.F.R. Part 366 (2021).
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17) or (ii) such Recipient changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(e), and (d) any withholding Taxes imposed under FATCA.
“Export Cable Agreement” means (i) that certain Export Cable Package Contract Agreement, dated as of May 15, 2019, between the Borrower (as assignee of Vineyard Wind LLC) and Prysmian Construction Services, Inc., together with the Conditions of Contract, the Employer’s Requirements, the Appendix and the Schedules (as defined therein) thereto, as amended by that certain Amendment No. 1, dated as of December 13, 2019, that certain Amendment No. 2, dated as of February 14, 2020, and that certain Amendment No. 3, dated as of November 20, 2020, and (ii) that certain Indemnity Agreement, dated as of May 15, 2019, between the Borrower (as assignee of Vineyard Wind LLC) and Prysmian Construction Services, Inc.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of Sections 1471 through 1474 of the Code, and any legislation, regulations, guidance, rules or practices adopted pursuant to such intergovernmental agreement.
“FCA” has the meaning assigned to such term in Section 2.21.
“FCM Issuing Lender” means each Lender identified on Schedule I as an FCM Issuing Lender, in each case in its capacity as an issuer of FCM Letters of Credit hereunder and each other Person that acquires the rights and obligations of any FCM Issuing Lender in accordance with Section 10.04.
“FCM Letter of Credit” means any letter of credit issued by any FCM Issuing Lender to ISO-NE, as beneficiary, pursuant to the Interconnection Agreement and substantially in the form of Exhibit O-4.
“FCM Letter of Credit Availability Period” means the period from and including the Closing Date to but excluding the earlier of five days prior to the FCM Letter of Credit Maturity Date and the date of the termination of the FCM Letter of Credit Commitments pursuant to the terms of this Agreement.
“FCM Letter of Credit Commitment” means, with respect to each FCM Letter of Credit Lender, the commitment, if any, of such Lender to acquire participations in an FCM Letter of Credit and to make FCM Letter of Credit Loans, expressed as an amount representing the maximum aggregate amount that such Lender agrees to make available as its FCM Letter of Credit Loans, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each FCM Letter of Credit Lender’s FCM Letter of Credit Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its FCM Letter of Credit Commitment, as applicable. The initial aggregate amount of all the FCM Letter of Credit Lenders’ FCM Letter of Credit Commitments is $6,164,000.00.

“FCM Letter of Credit Disbursement” means a payment made by any FCM Issuing Lender pursuant to an FCM Letter of Credit.
“FCM Letter of Credit Exposure” means, with respect to an FCM Issuing Lender, at any time, the sum of (a) the aggregate undrawn amount of any FCM Letter of Credit at such time issued by such FCM Issuing Lender and (b) the aggregate amount of all FCM Letter of Credit Disbursements of such FCM Issuing Lender that have not yet been reimbursed by or on behalf of the Borrower at such time.
“FCM Letter of Credit Lender” means each Lender identified on Schedule I as having an FCM Letter of Credit Commitment, and each other Person that acquires the rights and obligations of any FCM Letter of Credit Lender in accordance with Section 10.04.
“FCM Letter of Credit Loan” means a Loan made by the FCM Letter of Credit Lenders in respect of an FCM Letter of Credit Disbursement pursuant to Section 2.03(h).
“FCM Letter of Credit Maturity Date” means the earlier of (a) the Construction Loan Maturity Date and (b) the date on which the entire outstanding principal amount of the FCM Letter of Credit Loans (if any), together with all unpaid interest, fees, charges and costs, shall become due and payable in full hereunder, whether by acceleration or otherwise.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
“Fee Letters” means each of the letter agreements regarding fees, each dated as of the Closing Date, between the Borrower, on the one hand, and the Administrative Agent, the Collateral Agent, the Depositary Bank or each applicable Lender or Issuing Lender, on the other, as applicable.
“FERC” means the Federal Energy Regulatory Commission, and any successor entity performing similar functions.
“Final Calculations” has the meaning assigned to such term in Section 2.3(a) of the Build-Out Agreement.
“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer, controller, assistant controller or similar accounting or financial principal of such Person or of any member of such Person responsible for the financial or accounting functions of such Person.
“Financing Documents” means this Agreement, each Note, the Security Documents, the Equity Contribution Agreement, each Equity Letter of Credit, each Member

Guaranty, the Fee Letters, the Letter of Credit Documents, the Permitted Swap Agreements, the Term Permitted Swap Agreements, the Permitted FX Swap Agreements and any other agreement, letter agreement or similar document entered into by or for the benefit of the Administrative Agent, the Collateral Agent or any other Secured Party, on one hand, and a Loan Party or one or more Affiliates of a Loan Party, on the other hand, in connection with the transactions expressly contemplated by this Agreement.
“Fiscal Year” means, with respect to any Person, the fiscal year of such Person.
“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.
“Flood Compliance Deliverables” means, collectively, the deliverables specified in Section 4.01(u).
“Flood Hazard Property” has the meaning assigned to such term in Section 5.29.
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Flood Zone” means areas having special flood hazards as described in the Flood Insurance Laws, and any successor statute.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.
“Foundation Design Agreement” means that certain Master Services Contract, dated as of June 4, 2018, between the Borrower (as assignee of Vineyard Wind LLC) and WSP USA Inc., as amended by that certain that certain Amendment No. 01, dated as of August 5, 2020 and that certain Amendment No. 02, dated as of June 23, 2021, and as further modified by those change orders executed pursuant thereto.
“FPA” means the Federal Power Act, as amended, and FERC’s regulations thereunder.
“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit Exposure with respect to a Class of Letters of Credit issued by such Issuing Lender other than Letter of Credit Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Funding Amount” has the meaning assigned to such term in the Equity Contribution Agreement.
“Funds Flow Memorandum” means a memorandum setting forth the flow of funds on the Closing Date, in form and substance satisfactory to the Lenders.
“Governmental Approval” means any authorization, approval, consent, determination, opinion, waiver, exception, license, filing, registration, ruling, permit, tariff, notice, certification, exemption, franchise, concession or other action, issuance, or requirement by, from, to or with any Governmental Authority.
“Governmental Authority” means any federal, state, regional, or local governmental or quasi-governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity, in any such case, whether foreign or domestic, and in each case, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, for the avoidance of doubt, any central bank, the MDPU, FERC, DOE, ISO-NE or other designated regional transmission organization under FERC’s rules, regulations or orders, and NERC and Northeast Power Coordinating Council, Inc. or other designated regional reliability entity under FERC’s rules, regulations or orders.
“Guaranteed Obligations” has the meaning assigned to such term in Section 9.01.
“Guaranty” shall mean the guaranty of the Borrower set forth in Article IX of this Agreement.
“Guaranty (Array Cable Agreement)” means that certain Guaranty, dated as of July 29, 2020, issued by Sofidra S.A. in favor of the Borrower, in connection with the Array Cable Agreement.
“Guaranty (ESP Supply Agreement)” means that certain Guaranty, dated as of June 26, 2019, issued by Bladt Holding A/S in favor of the Borrower (as assignee of Vineyard Wind LLC), in connection with the ESP Supply Agreement.
“Guaranty (Export Cable Agreement)” means that certain Guarantee, dated as of July 11, 2019, issued by Prysmian PowerLink S.r.l in favor of the Borrower (as assignee of Vineyard Wind LLC), in connection with the Export Cable Agreement.
“Guaranty (Foundation Design Agreement)” means that certain Parent Company Guarantee, dated as of July 8, 2021, issued by Parsons Brinckerhoff Holdings Inc. in favor of the Borrower, in connection with the Foundation Design Agreement.
“Guaranty (Harbor and Logistics Agreement)” means that certain Guaranty, dated as of June 10, 2021, issued by DEME Offshore Holding NV in favor of the Borrower, in connection with the Harbor and Logistics Agreement.
“Guaranty (SMA)” means that certain Guaranty Agreement, dated as of June 17, 2021, issued by General Electric Company in favor of the Borrower, in connection with the SMA.

“Guaranty (Transition Piece Foundation Supply Contract)” means that certain Guaranty, dated as of September 11, 2020, issued by Grupo Daniel Alonso S.L. in favor of the Borrower (as assignee of Vineyard Wind LLC), in connection with the Transition Piece Foundation Supply Contract.
“Guaranty (TSA)” means that certain Guaranty Agreement, dated as of June 29, 2021, issued by General Electric Company in favor of the Borrower, in connection with the TSA.
“Guaranty (WTG Installation Agreement)” means that certain Guaranty, dated as of March 18, 2021, issued by DEME Offshore Holding NV in favor of the Borrower, in connection with the WTG Installation Agreement.
“Harbor and Logistics Agreement” means that certain Harbor & Logistics Contract Agreement, dated as of May 12, 2021, between the Borrower and DEME Offshore US LLC, together with the Conditions of Contract, Employer’s Requirements and each of the other Parts (as defined therein) thereto, as amended by that certain Amendment No. 1, dated as of June 14, 2021 and effective as of June 17, 2021, and (ii) that certain Indemnity Agreement, dated as of May 12, 2021, between the Borrower and DEME Offshore US LLC.
“Hazardous Substances” means any hazardous or toxic substances, chemicals, gases, materials or wastes that are regulated under or for which liability or standards of care are imposed by any applicable Environmental Law, including: (a) any petroleum or petroleum products (including gasoline, crude oil or any fraction or constituent thereof), flammable and combustible solids or liquids, explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation medical waste, polychlorinated biphenyls, and per- and polyfluoroalkyl substances; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “hazardous chemicals,” “extremely hazardous substances,” “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “contaminants” or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, waste, pollutant, material or substance, the import, storage, transport, use, disposal, Release or threatened Release of, or exposure to, which is prohibited, limited or otherwise regulated under any Environmental Law or with respect to which liability or standards of conduct may be imposed under any Environmental Law.
“HDD Agreement” means that certain Horizontal Directional Drilling Package Agreement, dated as of August 13, 2021, between the Borrower and Marpro Marine, LLC, together with the Conditions of Contract and Schedules (as defined therein) thereto.
“Hedging Agreement” means any agreement (other than this Agreement) in respect of any interest rate swap, forward rate transaction, forward commodity transaction, commodity swap, commodity option, interest rate option, interest or commodity cap, interest or commodity collar transaction, currency swap agreement, currency future or option contract or other similar agreements.
“IBA” has the meaning assigned to such term in Section 2.21.

“Impairment” means, with respect to any Transaction Document or any Governmental Approval by any Governmental Authority, the stay, injunction, suspension, or otherwise ceasing to be in full force and effect, withdrawal, reversal, remand, revocation, rescission, termination, cancellation, repeal, repudiation or invalidity thereof. The verb “Impair” shall have a correlative meaning.
“Increase Effective Date” has the meaning assigned to such term in Section 2.22(b).
“Increase Joinder” has the meaning assigned to such term in Section 2.22(d).
“Indebtedness” means, as to any Person at any time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with Applicable Accounting Requirements: (a) all obligations of such Person for or in respect of borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (c) all obligations of such Person representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; (d) all obligations of such Person that are or should be reflected on such Person’s balance sheet as capital lease obligations; (e) net obligations of such Person under any Hedging Agreement; (f) reimbursement obligations (contingent or otherwise) pursuant to any performance bonds; (g) all obligations of such Person, contingent or otherwise, as an account party or applicant under bankers’ acceptance, letter of credit or similar facilities; (h) whether or not so included as liabilities in accordance with Applicable Accounting Requirements, Indebtedness of others described in clauses (a) through (g) above secured by (or for which the holder thereof has an existing right, contingent or otherwise, to be secured by) a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; and (i) all guarantees of such Person in respect of any of the foregoing. The amount of any net obligation under any Hedging Agreement of any Person on any date shall be deemed to be the net termination value thereof as of such date for which such Person would be liable thereunder.
“Indemnified Party” has the meaning assigned to such term in Section 10.03(b).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Financing Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Independent Engineer” means Wood Group or any successor consultant appointed by the Required Lenders and, so long as no Event of Default has occurred and is continuing, reasonably acceptable to the Borrower.
“Information” has the meaning assigned to such term in Section 10.11.
“Insurance Advisor” means Moore-McNeil LLC, or another nationally recognized insurance advisor selected by the Required Lenders, and, so long as no Event of Default has occurred and is continuing, reasonably acceptable to the Borrower.

“Insurance/Condemnation and Disposition Proceeds Account” has the meaning assigned to such term in the Depositary Agreement.
“Insurance Proceeds” means insurance proceeds or other compensation, awards, damages and other payments or relief (exclusive, in each case, of the proceeds of liability insurance, delay in start-up insurance and business interruption insurance and other payments for interruption of operations) with respect to any Event of Damage.
“Insurance Program” means the insurance program described in Appendix A of this Agreement.
“Interconnection Agreement” means that certain Standard Large Generator Interconnection Agreement, dated as of July 10, 2020, among the Borrower (as assignee of Vineyard Wind LLC), ISO-NE and NSTAR Electric Company (by its agent Eversource Energy Service Company).
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06(a).
“Interest Expense” means, for any period, the sum, computed without duplication, of the following: (a) all interest in respect of obligations under the Financing Documents accrued during such period, plus (or minus, as applicable) (b) the net amounts payable (or receivable) under the Permitted Swap Agreements (other than interest, termination or unwind payments thereunder) accrued during such period whether or not paid or received during such period.
“Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Date and the Maturity Date for such ABR Loan, and (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor.
“Interest Period” means, for any Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter, as specified in the applicable Construction Loan Borrowing Request or Interest Election Request at the election of the Borrower; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date, (c) each Interest Period shall have a duration of at least five Business Days, (d) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (e) the first Interest Period selected by Borrower for Eurodollar Loans after the Closing Date, subject to Section 2.06(a), may be an irregular Interest Period ending on September 30, 2021. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such

Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.
“IRS” means the United States Internal Revenue Service or any successor agency.
“ISO-NE” means ISO New England Inc. or any successor regional transmission organization under FERC’s regulations, rules or orders.
“ISO-NE Forward Capacity Market” means the Forward Capacity Market (defined as set forth in the ISO-NE Tariff) administered by ISO-NE.
“ISO-NE Tariff” means the ISO-NE Transmission, Markets and Services Tariff.
“Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of (whether automatically or otherwise), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing. The terms “Issued” and “Issuance” have correlative meanings.
“Issuing Commitment” means, for each Issuing Lender with respect to a Class of Letters of Credit, the commitment to Issue Letters of Credit of such Class in accordance with the terms of this Agreement, expressed as such Issuing Lender’s maximum Letter of Credit Exposure for such Class at any time, as such commitment may be reduced or increased from time to time pursuant to the terms of this Agreement. The initial amount of each Issuing Lender’s Issuing Commitment for each Class of Letter of Credit is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Issuing Lender shall have assumed its Issuing Commitment, as applicable. In addition, the total Issuing Commitments of the Issuing Lenders with respect to each Class of Letters of Credit shall not at any time exceed (i) for the PPA Tranche 1 Letters of Credit, $25,368,000.00, PPA Tranche 2 Letters of Credit, $22,156,800.00, PPA Tranche 3 Letters of Credit, $475,200.00, (ii) for BOEM Letters of Credit, $483,043.00, (iii) for LGIA Letters of Credit, $3,400,000.00, (iv) for FCM Letters of Credit, $6,164,000.00, (v) for New Bedford Letters of Credit, $503,150.00 and (vi) for the Water Commission Letters of Credit, $1,145,833.34.
“Issuing Lender” means each PPA Issuing Lender, BOEM Issuing Lender, LGIA Issuing Lender, FCM Issuing Lender, Water Commission Issuing Lender and/or New Bedford Issuing Lender (as the context requires).
“ITC” means the 30% investment tax credit under Section 48 of the Code.
“Key Project Documents” means: (a) the PPAs, (b) the Interconnection Agreement, (c) the BOEM Lease, (d) the SMA, (e) the TSA and (f) each of the Applicable LLC Agreements.
“Lender Indemnified Party” has the meaning assigned to such term in Section 10.03(c).

“Lenders” means the Construction Loan Lenders and Letter of Credit Lenders listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means each of the PPA Letters of Credit, BOEM Letters of Credit, LGIA Letters of Credit, FCM Letters of Credit, Water Commission Letters of Credit, and/or New Bedford Letters of Credit issued pursuant to this Agreement (as the context requires).
“Letter of Credit Commitment” means the PPA Letter of Credit Commitments, Water Commission Letter of Credit Commitment, BOEM Letter of Credit Commitment, LGIA Letter of Credit Commitment, FCM Letter of Credit Commitment and/or New Bedford Letter of Credit Commitment (as the context requires).
“Letter of Credit Disbursement” means a PPA Letter of Credit Disbursement, Water Commission Letter of Credit Disbursement, BOEM Letter of Credit Disbursement, LGIA Letter of Credit Disbursement, FCM Letter of Credit Disbursement and/or New Bedford Letter of Credit Disbursement (as the context requires).
“Letter of Credit Documents” means each Letter of Credit and, if required by the applicable Issuing Lender, the application for each Letter of Credit.
“Letter of Credit Exposure” means, with respect to any Issuing Lender of a Letter of Credit at any time, its PPA Letter of Credit Exposure, Water Commission Letter of Credit Exposure, BOEM Letter of Credit Exposure, LGIA Letter of Credit Exposure, FCM Letter of Credit Exposure or New Bedford Letter of Credit Exposure (as the context requires) at such time.
“Letter of Credit Fee” has the meaning assigned to such term in Section 2.10(b).
“Letter of Credit Lender” means a PPA Letter of Credit Lender, Water Commission Letter of Credit Lender, BOEM Letter of Credit Lender, LGIA Letter of Credit Lender, FCM Letter of Credit Lender or New Bedford Letter of Credit Lender (as the context requires).
“Letter of Credit Loan” means a PPA Letter of Credit Loan, Water Commission Letter of Credit Loan, BOEM Letter of Credit Loan, LGIA Letter of Credit Loan, FCM Letter of Credit Loan and/or New Bedford Letter of Credit Loan (as the context requires).
“Letter of Credit Maturity Date” means a PPA Letter of Credit Maturity Date, Water Commission Letter of Credit Maturity Date, BOEM Letter of Credit Maturity Date, LGIA Letter of Credit Maturity Date, FCM Letter of Credit Maturity Date or New Bedford Letter of Credit Maturity Date (as the context requires).
“LGIA Issuing Lender” means each Lender identified on Schedule I as an LGIA Issuing Lender, in each case in its capacity as an issuer of LGIA Letters of Credit hereunder and each other Person that acquires the rights and obligations of any LGIA Issuing Lender in accordance with Section 10.04.

“LGIA Letter of Credit” means any letter of credit issued by any LGIA Issuing Lender to NSTAR Electric Company (d/b/a Eversource Energy), as beneficiary, pursuant to the Interconnection Agreement and substantially in the form of Exhibit O-3.
“LGIA Letter of Credit Availability Period” means the period from and including the Closing Date to but excluding the earlier of five days prior to the LGIA Letter of Credit Maturity Date and the date of the termination of the LGIA Letter of Credit Commitments pursuant to the terms of this Agreement.
“LGIA Letter of Credit Commitment” means, with respect to each LGIA Letter of Credit Lender, the commitment, if any, of such Lender to acquire participations in an LGIA Letter of Credit and to make LGIA Letter of Credit Loans, expressed as an amount representing the maximum aggregate amount that such Lender agrees to make available as its LGIA Letter of Credit Loans, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each LGIA Letter of Credit Lender’s LGIA Letter of Credit Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its LGIA Letter of Credit Commitment, as applicable. The initial aggregate amount of all the LGIA Letter of Credit Lenders’ LGIA Letter of Credit Commitments is $3,400,000.00.
“LGIA Letter of Credit Disbursement” means a payment made by any LGIA Issuing Lender pursuant to an LGIA Letter of Credit.
“LGIA Letter of Credit Exposure” means, with respect to an LGIA Issuing Lender, at any time, the sum of (a) the aggregate undrawn amount of any LGIA Letter of Credit at such time issued by such LGIA Issuing Lender and (b) the aggregate amount of all LGIA Letter of Credit Disbursements of such LGIA Issuing Lender that have not yet been reimbursed by or on behalf of the Borrower at such time.
“LGIA Letter of Credit Lender” means each Lender identified on Schedule I as having an LGIA Letter of Credit Commitment, and each other Person that acquires the rights and obligations of any LGIA Letter of Credit Lender in accordance with Section 10.04.
“LGIA Letter of Credit Loan” means a Loan made by the LGIA Letter of Credit Lenders in respect of an LGIA Letter of Credit Disbursement pursuant to Section 2.03(h).
“LGIA Letter of Credit Maturity Date” means the earlier of (a) the Construction Loan Maturity Date and (b) the date on which the entire outstanding principal amount of the LGIA Letter of Credit Loans (if any), together with all unpaid interest, fees, charges and costs, shall become due and payable in full hereunder, whether by acceleration or otherwise.
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period: (a) the ICE Benchmark Administration Limited Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period appearing on the display designated as the Reuters LIBOR01 page (or on any successor or substitute page or service providing quotations of interest rates applicable to dollar deposits in the

London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; (b) if the rate referenced in clause (a) above does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average ICE Benchmark Administration Limited Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or (c) if the rates referenced in the clauses (a) and (b) above are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Borrowing being made, continued or converted and with a term equivalent to such Interest Period would be offered by major banks of international repute reasonably satisfactory to the Administrative Agent in the offshore Dollar market at their request at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period. At no time shall the LIBO Rate be less than the product of (x) -1 and (y) the then-current Applicable Margin for Eurodollar Loans.
“Lien” means, with respect to any property of any Person, any mortgage, lien, pledge, charge, lease, easement, servitude, security interest or encumbrance of any kind in respect of such property of such Person. A Person shall be deemed to own subject to a Lien any property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such property.
“Loan Party” or “Loan Parties” means the Borrower, each Applicable Pledgor, TE Partners, CIP Partner, each Member and from and after the consummation of a Permitted Tax Equity Transaction in which tax equity investor invests in an Affiliate of Borrower other than TE Partners, the TE Partnership.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Major Loss” means any Event of Damage or Event of Taking, the restoration of which is reasonably estimated to cost $150,000,000 or more.
“Management Services Agreement” means the Management Services Agreement, dated as of the date hereof, between the Borrower and Vineyard Wind LLC.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets or financial condition of the Project or any Loan Party, including the ability of the Borrower to achieve the Conversion Date on or prior to the Date Certain, (b) the ability of a Loan Party to perform its material obligations under any Financing Document or Material Project Document to which it is a party, (c) the material rights and remedies of the Secured Parties under any of the Financing Documents or (d) the legality, validity, enforceability or perfection of any or all Liens on and security interests in any or all of the Collateral purported to be covered by the Security Documents, in any case so that any security interest created by any Security Document fails to be a perfected Lien on and security interest in all right, title and interest of the Loan Parties in the Collateral purported to be covered thereby, prior and superior to all other Liens other than Permitted Encumbrances.
“Material Project Documents” means: (a) the Key Project Documents; (b) the Construction Contracts; (c) the Other Project Documents; (d) the Material Project Document Guaranties; and (e) any replacement of any of the foregoing Material Project Documents with a replacement agreement in accordance with the requirements of Section 6.10(b).
“Material Project Document Guaranties” means (a) the Guaranty (Array Cable Agreement), (b) the Guaranty (ESP Supply Agreement), (c) the Guaranty (Export Cable Agreement), (d) the Guaranty (Harbor and Logistics Agreement), (e) the Guaranty (WTG Installation Agreement), (f) the Guaranty (Foundation Design Agreement), (g) the Guaranty (TSA), (h) the Guaranty (SMA) and (i) the Guaranty (Transition Piece Foundation Supply Contract).
“Material Project Parties” means each party (other than any Loan Party) to a Material Project Document and each guarantor in respect of any such party’s obligations under such Material Project Document.
“Maturity Date” means the Construction Loan Maturity Date and/or a Letter of Credit Maturity Date (as the context requires).
“MBR Authority” means a final order issued by FERC (a) authorizing the Borrower pursuant to Section 205 of the FPA to sell electric energy, capacity and specified ancillary services at market-based rates, (b) accepting for filing the market-based rate tariff of the Borrower under Section 205 of the FPA without modification or condition that would result in a Material Adverse Effect and (c) granting the Borrower waivers of regulations and blanket authorizations as are customarily granted by FERC to similarly-situated persons with market-based rate authority, including blanket authorization to issue securities and assume liabilities under Section 204 of the FPA and FERC’s regulations thereunder.
“MDPU” means the Massachusetts Department of Public Utilities, and any successor agency.
“Member” has the meaning assigned to such term in the Equity Contribution Agreement.
“Member Guarantor” has the meaning assigned to such term in the Equity Contribution Agreement.
“Member Guaranty” has the meaning assigned to such term in the Equity Contribution Agreement.

“Minimum Debt Service Coverage Ratios” has the meaning assigned to such term in the Term Credit Agreements.
“Minor Loss” means any Event of Damage or Event of Taking, the restoration of which is reasonably estimated to cost $25,000,000 or less.
“MIRE Event” means if there are any Mortgaged Properties at such time, any increase, extension or renewal of any of the Commitments or Loans (including any Construction Bridge Loan or other incremental credit facilities hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Loan or (iii) the issuance, renewal or extension of Letters of Credit).
“Monopile Foundation Supply Contract” means (i) that certain Foundations Package Contract Agreement, dated as of April 23, 2021, between the Borrower and EEW Special Pipe Constructions GmbH, together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) attached thereto, as amended by that certain Amendment No. 1, dated as of June 21, 2021, and effective as of June 22, 2021, and that certain Amendment No. 2, effective as of August 18, 2021, and (ii) that certain Indemnity Agreement, dated as of April 23, 2021, between the Borrower and EEW Special Pipe Constructions GmbH.
“Monthly Date” means the last Business Day of each calendar month, the first of which shall be the first such day after the Closing Date.
“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.
“Mortgage” means that certain Construction Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated as of the Closing Date, by the Borrower in favor of the Collateral Agent.
“Mortgaged Properties” means the onshore real property subject to the Mortgage and any other onshore real property subject to the Lien of the Mortgage or any other fee or leasehold deed of trust, trust deed or mortgage entered into by Borrower from time to time, including in accordance with Section 5.13.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate makes or is obligated to make contributions.
“National Grid Offtaker” means Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid.
“NERC” means the North American Electric Reliability Corporation and any successor reliability entity.
“Net Available Amount” means:

(a)in the case of any Project Document Claim, the aggregate cash amount received by the Borrower in respect of such Project Document Claim net of reasonable costs and expenses incurred by the Borrower in connection with the enforcement, negotiation, consummation, settlement, proceedings, administration or other activity related to the receipt or collection of such amount (including reasonable legal and accounting fees and expenses paid or payable as a result thereof);
(b)in the case of any Termination Payment, the aggregate cash amount received by the Borrower in respect of such Termination Payment, net of reasonable costs and expenses incurred by the Borrower in connection with the enforcement, negotiation, consummation, settlement, proceedings, administration or other activity related to the receipt or collection of such amount (including reasonable legal and accounting fees and expenses paid or payable as a result thereof);
(c)in the case of any Specified Disposition, the aggregate cash amount received by the Borrower in respect of such Specified Disposition, net of reasonable costs and expenses incurred by the Borrower in connection with the enforcement, negotiation, consummation, settlement, proceedings, administration or other activity related to such Specified Disposition (including reasonable broker, legal and accounting fees, expenses and commissions paid or payable as a result thereof) and net of any stamp, transfer, recording or similar taxes payable in connection with such Specified Disposition;
(d)in the case of any Insurance Proceeds, the aggregate cash amount received by the Borrower in respect of such Insurance Proceeds, net of reasonable costs and expenses incurred by the Borrower in connection with the enforcement, negotiation, consummation, settlement, proceedings, administration or other activity related to the receipt or collection of such amount (including reasonable legal and accounting fees and expenses paid or payable as a result thereof); and
(e)in the case of any Condemnation Proceeds, the aggregate cash amount received by the Borrower in respect of such Condemnation Proceeds, net of reasonable costs and expenses incurred by the Borrower in connection with the enforcement, negotiation, consummation, settlement, proceedings, administration or other activity related to the receipt or collection of such amount (including reasonable legal and accounting fees and expenses paid or payable as a result thereof) and net of any stamp, transfer, recording or similar taxes payable in connection therewith.
“New Bedford Issuing Lender” means each Lender identified on Schedule I as a New Bedford Issuing Lender, in each case in its capacity as an issuer of New Bedford Letters of Credit hereunder and each other Person that acquires the rights and obligations of any New Bedford Issuing Lender in accordance with Section 10.04.
“New Bedford Letter of Credit” means any letter of credit issued by any New Bedford Issuing Lender to The Massachusetts Clean Energy Technology Center, as beneficiary, pursuant to the New Bedford Terminal Lease and substantially in the form of Exhibit O-5.

“New Bedford Letter of Credit Availability Period” means the period from and including the Closing Date to but excluding the earlier of five days prior to the New Bedford Letter of Credit Maturity Date and the date of the termination of the New Bedford Letter of Credit Commitments pursuant to the terms of this Agreement.
“New Bedford Letter of Credit Commitment” means, with respect to each New Bedford Letter of Credit Lender, the commitment, if any, of such Lender to acquire participations in a New Bedford Letter of Credit and to make New Bedford Letter of Credit Loans, expressed as an amount representing the maximum aggregate amount that such Lender agrees to make available as its New Bedford Letter of Credit Loans, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each New Bedford Letter of Credit Lender’s New Bedford Letter of Credit Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its New Bedford Letter of Credit Commitment, as applicable. The initial aggregate amount of all the New Bedford Letter of Credit Lenders’ New Bedford Letter of Credit Commitments is $503,150.00.
“New Bedford Letter of Credit Disbursement” means a payment made by any New Bedford Issuing Lender pursuant to a New Bedford Letter of Credit.
“New Bedford Letter of Credit Exposure” means, with respect to a New Bedford Issuing Lender, at any time, the sum of (a) the aggregate undrawn amount of any New Bedford Letter of Credit at such time issued by such New Bedford Issuing Lender and (b) the aggregate amount of all New Bedford Letter of Credit Disbursements of such New Bedford Issuing Lender that have not yet been reimbursed by or on behalf of the Borrower at such time.
“New Bedford Letter of Credit Lender” means each Lender identified on Schedule I as having a New Bedford Letter of Credit Commitment, and each other Person that acquires the rights and obligations of any New Bedford Letter of Credit Lender in accordance with Section 10.04.
“New Bedford Letter of Credit Loan” means a Loan made by the New Bedford Letter of Credit Lenders in respect of a New Bedford Letter of Credit Disbursement pursuant to Section 2.03(h).
“New Bedford Letter of Credit Maturity Date” means the earlier of (a) the Construction Loan Maturity Date and (b) the date on which the entire outstanding principal amount of the New Bedford Letter of Credit Loans (if any), together with all unpaid interest, fees, charges and costs, shall become due and payable in full hereunder, whether by acceleration or otherwise.
“New Bedford Terminal Lease” means that certain Amended and Restated Lease Agreement, effective as of August 11, 2020, between the Borrower (as assignee of Vineyard Wind LLC) and Massachusetts Clean Energy Technology Center, as amended by that certain Amendment to Amended and Restated Lease Agreement, effective as of January 29, 2021, that certain Second Amendment to Amended and Restated Lease Agreement, effective as of February 24, 2021, and that certain Third Amendment to Amended and Restated Lease Agreement, effective as of April 1, 2021, with respect to that certain property having an address at 4 Wright Street, New Bedford, Massachusetts, as evidenced by a Notice of Lease recorded with the Bristol County (Southern District) Registry of Deeds in Book 13940, Page 135.
“NFIP” has the meaning assigned to such term in Section 4.01(u)(ii). “NMFS” has means the National Marine Fisheries Service.
“Non-Consenting Lender” has the meaning assigned to such term in Section 2.17(b)(ii).
“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender.
“Non-Recourse Persons” has the meaning assigned to such term in Section 10.15.
“Note” has the meaning assigned to such term in Section 2.08(c)(ii).
“Notice of Issuance” means a request by the Borrower for an Issuance of Letters of Credit in accordance with Section 2.03(b).
“Notice to Proceed” means the “Notice to Proceed” as defined in each Construction Contract.
“O&M Agreement” means that certain Operation Management Agreement, dated as of the date hereof, between the Borrower and Vineyard Wind LLC.
“Obligations” means all obligations and liabilities of any Loan Party arising under or in connection with a Financing Document, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter arising, in respect of: (a) the principal of and interest on all Loans; (b) Reimbursement Obligations; (c) all amounts payable under any Permitted Swap Agreement or Permitted FX Swap Agreement; (d) fees payable under any Financing Document; (e) all other amounts payable by a Loan Party to any Agent, the Depositary Bank, any Issuing Lender, any Lender, any Permitted Swap Counterparty or any Permitted FX Swap Counterparty pursuant to any Financing Document, including any premium, reimbursements, damages, expenses, fees, costs, charges, disbursements, indemnities, and other liabilities (including all fees, charges, expenses and disbursements of counsel to any Agent, the Depositary Bank, any Issuing Lender, any Lender, any Permitted Swap Counterparty or any Permitted FX Swap Counterparty) due and payable to any Agent, the Depositary Bank, any Issuing Lender, any Lender, any Permitted Swap Counterparty or any Permitted FX Swap Counterparty and including interest that would accrue on any of the foregoing during the pendency of any bankruptcy or related proceeding with respect to a Loan Party; (f) the Guaranteed Obligations and (g) the performance and observance of all of the covenants and agreements made by a Loan Party for the benefit of the Secured Parties under and in connection with any Financing Document.
“Officer’s Certificate” means a certificate signed by an Authorized Officer of the applicable Loan Party.

“Offshore Project Site” means the offshore portion of the site upon which the Project will be installed, together with any fixtures, improvements, or civil works constructed thereon and any other leases, easements, licenses, permits and other real property rights and interests of the Borrower required for the construction, installation, operation and maintenance of the offshore portion of the Project. The Offshore Project Site is more particularly shown and described on Schedule III.
“Onshore Cable Agreement” means that certain Contract Agreement, dated as of February 25, 2021, between the Borrower and Southwire Company LLC, together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) thereto.
“Onshore Civil Works Agreement” means that certain Onshore Cable Civil Works Agreement, dated as of September 21, 2020, between Borrower (as assignee of Vineyard Wind LLC) and Lawrence-Lynch Corporation, together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) attached thereto, as amended by that certain First Amendment to Contract Agreement, dated as of September 22, 2020, that certain Second Amendment to Contract Agreement, effective as of January 15, 2021, that certain Third Amendment to Contract Agreement, effective as of January 15, 2021, and that certain Fourth Amendment to Contract Agreement, effective as of August 13, 2021.
“Onshore Project Site” means the onshore portion of the site upon which the Project will be installed, together with any fixtures, improvements, or civil works constructed thereon and any other leases, easements, licenses, permits and other real property rights and interests of the Borrower required for the construction, installation, operation and maintenance of the onshore portion of the Project. The Onshore Project Site is more particularly shown and described on Schedule II. Notwithstanding the foregoing, a site shall not be deemed to be an Onshore Project Site until such time as when the Borrower acquires a fee, leasehold, easement or other real property interest in such site, provided, that, with respect to the Airport Site, the same shall not be deemed to be an Onshore Project Site until five (5) Business Days after the Borrower receives a building permit to reconstruct the aeronautical hangar located on such site.
“Onshore Substation Agreement” means that certain Onshore Substation Supply Agreement, dated as of August 4, 2020, between the Borrower (as assignee of Vineyard Wind LLC) and Linxon US LLC, together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) attached thereto.
“Operating and Maintenance Expenses” has the meaning set forth in each of the Term Credit Agreements.
“Original Date Certain” has the meaning given to the term in the definition of Date Certain.
“Other Contributions and Member Loans” means (i) any capital contribution (including any Subsequent Capital Contribution as defined in the Shareco LLCA) that Borrower is not required to make pursuant to the terms of the Shareco LLCA and (ii) any loan made by Borrower in accordance with the Shareco LLCA.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Loan or Financing Document).
“Other Project Documents” means: (a) the Real Property Documents; (b) the Management Services Agreement; (c) the Construction Management Agreement; (d) the Build-Out Agreement; (e) the O&M Agreement and (f) the Additional Project Documents.
“Other Taxes” means any and all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Financing Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17). For the avoidance of doubt, “Other Taxes” shall not include any Excluded Taxes.
“Parents” means, collectively, the Avangrid Parent and the CIP Parents. “Part A Approvals” has the meaning assigned to such term in Section 3.05(a). “Part B Approvals” has the meaning assigned to such term in Section 3.05(b). “Participant” has the meaning assigned to such term in Section 10.04(e). “Participant Register” has the meaning assigned to such term in Section 10.04(e). “Payment Recipient” has the meaning assigned to such term in Section 8.12. “PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA, other than a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or 430 of the Code or Section 302 or 303 of ERISA.

“Permitted Capacity Downsize Option” means, in respect of a Facility of the Project, the Borrower’s election to exercise the “Capacity Downsize Option” with respect to such Facility as defined under and in accordance with the applicable PPAs and to achieve the “commercial operation date” thereunder; provided that the conditions set forth in Section 5.25 shall have been satisfied.
“Permitted Capacity Sales Agreement” means any capacity sales agreement providing for the sale of capacity from the Project that meets the requirements of the capacity trading protocols attached as Exhibit Q hereto.
“Permitted Cash Collateral Returns” means: (a) withdrawals from a Construction Equity Account pursuant to and in accordance with Section 3.03(a)(iv), Section 3.03(a)(v) or Section 3.03(a) (vi) of the Depositary Agreement; (b) withdrawals on the Closing Date of amounts on deposit (as of immediately prior to the Closing Date) in the Borrower’s pre-existing bank account with Bank of America, N.A.; and (c) a return of cash collateral described in sub-clause (ii) of clause (o) of the definition of “Permitted Encumbrances” (each of which may be effected by the Borrower without having to satisfy any conditions or requirements).
“Permitted Direct Payment Transaction” means a Direct Payment transaction for which: (a) the update to the Base Case Projections specified in Section 5.24(b) has been performed in a manner that is reasonably satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer); and (b) the terms and conditions thereof, including any documentation to be entered into by any Loan Party in association therewith, are (i) in form and substance reasonably satisfactory to the Supermajority Lenders, (ii) shall not require CIP Partner, Avangrid Member, Construction Pledgor, Borrower, Shareco, Sponsor Partner, Class B Member, TE Partners or TE Partnership to issue as guarantor any parent company guarantees or to otherwise provide any security interest (provided that this clause (ii) shall not restrict the provision of indemnities), and (iii) reflected in any amendments to the Financing Documents in connection therewith reasonably requested by the Administrative Agent (including, if a Direct Payment transaction provides a Construction Bridge Take Out, such amendments as may be necessary or appropriate to establish a security interest in favor of the Lenders with respect to such Direct Payment).
“Permitted Encumbrances” means, collectively, the following:
(a)Liens, pledges or deposits under worker’s compensation, unemployment insurance or other social security legislation (other than ERISA);
(b)Liens in favor of carriers, warehousemen, mechanics, materialmen and repairmen arising in the ordinary course of business or incidental to the Development or any restoration, in each case, (i) that are in respect of obligations not yet delinquent, or (ii) that are being contested in good faith and by appropriate proceedings and that are adequately bonded or in respect of which adequate reserves are in place in form and substance reasonably acceptable to the Administrative Agent;

(c)easements, rights-of-way, licenses, restrictions (including zoning and land use restrictions), minor imperfections in title and other similar encumbrances, in each case that (i) are incurred in the ordinary course of business, (ii) individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect and (iii) do not individually or in the aggregate materially detract from (A) the value of the Project or (B) the ability of Borrower to use the property affected by such encumbrances for its intended use with respect to the Development of the Project;
(d)Liens created pursuant to this Agreement and the Security Documents;
(e)Liens created in connection with Indebtedness permitted under (i) clause (c) of the definition of Permitted Indebtedness, or extensions, renewals or replacement of any of the foregoing; provided that such Liens attach only to the equipment or other property purchased or leased using such Indebtedness and the cost of such equipment or other property has not been funded as part of any Loan disbursed hereunder, and (ii) clause (h) of the definition of Permitted Indebtedness;
(f)the exceptions to coverage set forth on Schedule B to the Title Policy and such state of facts as shown on the Survey as of the Closing Date;
(g)pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, letters of intent, purchase orders and other obligations of a like nature, in each case incurred in the ordinary course of business and, in the aggregate at any time, do not exceed $40,000,000;
(h)judgment Liens in existence for less than 90 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by adequate reserves, bonds or other security reasonably acceptable to the Administrative Agent or by insurance maintained with responsible insurance companies and that do not otherwise result in an Event of Default under Section 7.01(i);
(i)Liens for Taxes, assessments or other governmental charges or levies not at the time delinquent or to the extent being contested and reserved against as provided under Section 5.08 and that carry no material risk of forfeiture of any Collateral;
(j)customary rights of setoff or bankers’ or similar liens upon deposits of cash or investments in favor of banks or other financial institutions;
(k)extensions, renewals and replacements of any of the foregoing or following Liens to the extent and for so long as the Indebtedness or other obligations secured thereby remain outstanding;
(l)to the extent constituting Liens, the terms and conditions of any Real Property Documents;

(m)Liens purported to be evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;
(n)Liens or pledges of deposits of cash securing deductibles, co-payment, coinsurance, retentions or similar obligations to providers of property, casualty or liability insurance in the ordinary course of business;
(o)Liens encumbering margin, clearing, cash collateral or similar accounts (and amounts on deposit therein) with or on behalf of brokers, credit clearing organizations, independent system operators, regional transmission organizations, state agencies, federal agencies, state courts, federal courts, futures contract brokers, exchanges related to the trading of capacity, customers, trading counterparties, or any other parties or issuers of surety bonds and any proceeds thereof in an aggregate amount not to exceed (i) $20,000,000 plus (ii) the amount of any Voluntary Equity Contributions that the Borrower has notified the Administrative Agent and the Collateral Agent is specified to be used as cash collateral in such accounts at any time; and
(p)Liens on any cash collateral (and segregated accounts or subaccounts established pursuant to customary terms into which cash collateral is deposited) provided to the Borrower by any third party.
“Permitted FX Swap Agreement” means any foreign exchange protection agreement (including any swap, cap or collar agreement or similar arrangement, whether physically or financially settled) between the Borrower and a Permitted FX Swap Counterparty entered into in accordance with Section 5.15.
“Permitted FX Swap Counterparty” means any Person that, at the time that such Person enters into, or otherwise becomes a party to, the applicable Permitted FX Swap Agreement, is a Lender (or an Affiliate of a Lender), the DC Counterparty or any other Person reasonably acceptable to the Required Lenders.
“Permitted Indebtedness” means, collectively:
(a)Obligations;
(b)Indebtedness under Permitted Capacity Sales Agreements;
(c)Indebtedness for the deferred purchase price of property or services, including trade accounts payable or purchase-money obligations, or capital lease obligations, in either case, incurred in the ordinary course of business and incurred in connection with the Development; provided that (i) Indebtedness for the deferred purchase price of property or services is (A) not more than 90 days past due or (B) being contested in good faith and by appropriate proceedings and in respect of which adequate reserves are in place in form and substance reasonably acceptable to the Administrative Agent, and (ii) such Indebtedness does not at any time exceed $40,000,000 in the aggregate;

(d)Indebtedness under Specified Foreign Exchange Transactions;
(e)trade or other similar indebtedness incurred in the ordinary course of business (but not for borrowed money) and (i) not more than 90 days past due, or (ii) being contested in good faith and by appropriate proceedings and in respect of which adequate reserves are in place in form and substance reasonably satisfactory to the Administrative Agent;
(f)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business;
(g)Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, financial assurances and completion guarantees and similar obligations in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and such Indebtedness does not at any time exceed $20,000,000 in the aggregate;
(h)contingent obligations resulting from (i) the endorsement of negotiable instruments received in the ordinary course of its business and (ii) indemnities provided under the Transaction Documents and other Project Documents;
(i)Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;
(j)commercial premium finance agreements in customary form entered into with insurers or their Affiliates solely to finance premiums of insurance required by or under the Insurance Program; and
(k)other unsecured Indebtedness in an amount not to exceed $10,000,000.
“Permitted Investments” means: (a) marketable direct obligations of the United States of America; (b) marketable obligations directly and fully guaranteed as to interest and principal by the United States of America; (c) demand deposits with the Collateral Agent, the Depositary Bank and any Issuing Lender, and time deposits, certificates of deposit and banker’s acceptances issued by an Acceptable Bank; (d) commercial paper given the highest rating by S&P or Moody’s which by its terms matures no more than 270 days after the date of issuance; (e) obligations of the Collateral Agent, the Depositary Bank or any Issuing Lender meeting the requirements of clause (c) above or any other bank meeting the requirements of clause (c) above, in respect of the repurchase of obligations of the type as described in clauses (a) and (b) above, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clauses (a) and (b) above, and the possession of such obligations shall be transferred to, and segregated from other obligations owned by the Collateral Agent or any Issuing Lender, or such other bank; (f) a money market fund or a qualified investment fund (including any such fund for which the Collateral Agent, the Depositary Bank or any Issuing Lender or any

Affiliate thereof acts as an advisor or a manager) given one of the two highest long-term ratings by S&P or Moody’s; (g) Eurodollar certificates of deposit issued by the Collateral Agent, the Depositary Bank or any Issuing Lender meeting the requirements of clause (c) above or any other bank meeting the requirements of clause (c) above; (h) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (g) above; (i) cash; and (j) an interest bearing account maintained by the Depositary Bank or its Affiliate with earnings based on the daily federal funds effective rate as determined by the Federal Reserve Bank of New York. In no event shall any cash be invested in any obligation, certificate of deposit, acceptance, commercial paper or instrument which by its terms matures more than 270 days after the date of investment, unless the Collateral Agent, the Depositary Bank or any Issuing Lender or a bank meeting the requirements of clause (c) above shall have agreed to repurchase such obligation, certificate of deposit, acceptance, commercial paper or instrument at its purchase price plus earned interest within no more than 270 days after its purchase hereunder. With respect to any rating requirement set forth above, if the relevant issuer is rated by either S&P or Moody’s, but not both, then only the rating of such rating agency shall be utilized for the purpose of this definition.
“Permitted Letter of Credit Uses” means: (a) for the PPA Letter(s) of Credit, to satisfy the Borrower’s credit support obligations under the PPAs, (b) for the BOEM Letter(s) of Credit to satisfy the Borrower’s credit support obligations to BOEM, (c) for the LGIA Letter(s) of Credit to satisfy the Borrower’s credit support obligations under the Interconnection Agreement, (d) for the FCM Letter(s) of Credit to satisfy the Borrower’s credit support obligations to participate in the ISO-NE Forward Capacity Market, (e) for the New Bedford Letter(s) of Credit, to satisfy the Borrower’s credit support obligations under the New Bedford Terminal Lease and (f) for the Water Commission Letter(s) of Credit, to satisfy the Borrower’s credit support obligations under the Water Commission Memorandum of Agreement.
“Permitted Swap Agreement” means any interest rate protection agreement (including any swap, cap or collar agreement or similar arrangement) between the Borrower and a Permitted Swap Counterparty entered into in accordance with Section 5.21.
“Permitted Swap Counterparty” means any Person that, at the time that such Person enters into, or otherwise becomes a party to, the applicable Permitted Swap Agreement, is a Lender (or an Affiliate of a Lender), the DC Counterparty or any other Person reasonably acceptable to the Required Lenders.
“Permitted Tax Equity Transaction” means a Tax Equity Transaction for which: (a) the update to the Base Case Projections specified in Section 5.24(a) has been performed in a manner that is reasonably satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer); and (b) the terms and conditions of the Tax Equity Documents: (i) are (A) reflected in the Bridge Commitment Reduction Amount, TE Commitment Reduction Amount, the TE Oversizing Amount, the Bridge Oversizing Amount, the Bridge Prepayment Amount, the TE Prepayment Amount, and the TE Term Loan Prepayment Amount (as applicable), as confirmed by the Administrative Agent and the Required Lenders and (B) consistent in all material respects with the term sheet set forth on Exhibit S, as confirmed by the Administrative Agent and the Required Lenders or otherwise in form and substance reasonably satisfactory to the Supermajority Lenders, and to the extent any terms set forth in any Tax Equity Document are not specified in Exhibit S, shall be reasonably satisfactory to the Supermajority Lenders (for the avoidance of doubt, any references to usual and customary provisions (or similar language), and any blank or bracketed items, in Exhibit S shall mean that such provisions in the definitive Tax Equity Documents shall be reasonably satisfactory to the Supermajority Lenders), (ii) shall not require CIP Partner, Avangrid Member, Construction Pledgor, Borrower, Shareco, Sponsor Partner, Class B Member, TE Partners or TE Partnership to issue as guarantor any parent company guarantees for the benefit of any tax equity investor (provided that this clause (ii) shall not restrict the provision of indemnities), (iii) to the extent the Tax Equity Transaction provides a Construction Bridge Take Out, any tax equity investor shall have, or be a subsidiary of and have its obligations unconditionally guaranteed by, a Person that has, in either case, (x) a rating of any of the following for its unsecured long-term senior debt obligations: (A) at least BBB- by S&P, (B) at least Baa3 by Moody’s or (C) at least BBB- by Fitch or (y) a tangible net worth or assets under management of at least an amount satisfactory to the Supermajority Lenders at the time any Construction Bridge Loan will be incurred, (iv) provides in an agreement in form and substance reasonably satisfactory to the Supermajority Lenders that any guarantor of any obligation of Borrower or any of its Subsidiaries agrees to subordinate or to waive any right to subrogation against Borrower or any of its Subsidiaries until the Termination Date, and (v) are reflected in any amendments to the Financing Documents in connection therewith reasonably requested by the Administrative Agent.
“Person” means any natural person, corporation, business trust, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA maintained or established for employees of the Borrower or any subsidiary, or any such plan to which the Borrower or any subsidiary is required to contribute on behalf of any of its employees or with respect to which Borrower has or may have any liability.
“Platform” means Debt Domain, IntraLinks, Syndtrak or a substantially similar electronic transmission system.
“Pledge Agreement” means: (a) at all times prior to the occurrence of a Specified Sale, the Pledge Agreement, dated as of the Closing Date, among Construction Pledgor, Borrower and the Collateral Agent; and (b) at all times on or after the occurrence of a Specified Sale or Tax Equity Transaction, the pledge agreement among TE Partnership, Borrower and the Collateral Agent executed coincident with the Specified Sale and the pledge and security agreement between Class B Member and Collateral Agent, and such pledge agreement to be in form and substance reasonably satisfactory to Administrative Agent and Collateral Agent.
“Pledged Collateral” has the meaning given to such term in the Pledge Agreement.
“PPAs” means: (a) that certain Offshore Wind Generation Unit Power Purchase Agreement (Facility 1), dated as of July 31, 2018, between the Eversource Offtaker and the Borrower (as assignee of Vineyard Wind LLC), as amended by that certain First Amendment to

Power Purchase Agreement, dated as of July 20, 2021; (b) that certain Offshore Wind Generation Unit Power Purchase Agreement (Facility 2), dated as of July 31, 2018, between the Eversource Offtaker and the Borrower (as assignee of Vineyard Wind LLC), as amended by that certain First Amendment to Power Purchase Agreement, dated as of September 27, 2018, and that certain Second Amendment to Power Purchase Agreement, dated as of July 20, 2021; (c) that certain Offshore Wind Generation Unit Power Purchase Agreement (Facility 1), dated as of July 31, 2018, between the National Grid Offtaker and the Borrower (as assignee of Vineyard Wind LLC), as amended by that certain First Amendment to Power Purchase Agreement, dated as of July 20, 2021; (d) that certain Offshore Wind Generation Unit Power Purchase Agreement (Facility 2), dated as of July 31, 2018, between the National Grid Offtaker and the Borrower (as assignee of Vineyard Wind LLC), as amended by that certain First Amendment to Power Purchase Agreement, dated as of September 27, 2018, and that certain Second Amendment to Power Purchase Agreement, dated as of July 20, 2021; (e) that certain Offshore Wind Generation Unit Power Purchase Agreement (Facility 1), dated as of July 31, 2018, the Unitil Offtaker and the Borrower (as assignee of Vineyard Wind LLC), as amended by that certain First Amendment to Power Purchase Agreement, dated as of July 20, 2021; and (f) that certain Offshore Wind Generation Unit Power Purchase Agreement (Facility 2), dated as of July 31, 2018, between the Unitil Offtaker and the Borrower (as assignee of Vineyard Wind LLC), as amended by that certain First Amendment to Power Purchase Agreement, dated as of September 27, 2018, and that certain Second Amendment to Power Purchase Agreement, dated as of July 20, 2021.
“PPA Issuing Lenders” means the PPA Tranche 1 Issuing Lender, the PPA Tranche
2 Issuing Lender and the PPA Tranche 3 Issuing Lender.
“PPA Letters of Credit” means the PPA Tranche 1 Letters of Credit, the PPA Tranche 2 Letters of Credit and the PPA Tranche 3 Letters of Credit.
“PPA Letter of Credit Availability Periods” means the PPA Tranche 1 Letter of Credit Availability Period, PPA Tranche 2 Letter of Credit Availability Period and PPA Tranche
3 Letter of Credit Availability Period.
“PPA Letter of Credit Commitments” means the PPA Tranche 1 Letter of Credit Commitment, the PPA Tranche 2 Letter of Credit Commitment, and the PPA Tranche 3 Letter of Credit Commitment.
“PPA Letter of Credit Disbursement” means a payment made by any PPA Issuing Lender pursuant to a PPA Letter of Credit.
“PPA Letter of Credit Exposures” means a PPA Tranche 1 Letter of Credit Exposure, a PPA Tranche 2 Letter of Credit Exposure and a PPA Tranche 3 Letter of Credit Exposure.
“PPA Letter of Credit Lenders” means the PPA Tranche 1 Letter of Credit Lenders, the PPA Tranche 2 Letter of Credit Lenders and the PPA Tranche 3 Letter of Credit Lenders.

“PPA Letter of Credit Loans” means PPA Tranche 1 Letter of Credit Loans, PPA Tranche 2 Letter of Credit Loans and PPA Tranche 3 Letter of Credit Loans.
“PPA Letter of Credit Maturity Dates” means the PPA Tranche 1 Letter of Credit Maturity Date, PPA Tranche 2 Letter of Credit Maturity Date and PPA Tranche 3 Letter of Credit Maturity Date.
“PPA Tranche 1 Issuing Lender” means each Lender identified on Schedule I as a PPA Tranche 1 Issuing Lender, in each case in its capacity as an issuer of PPA Tranche 1 Letters of Credit hereunder and each other Person that acquires the rights and obligations of any PPA Tranche 1 Issuing Lender in accordance with Section 10.04.
“PPA Tranche 1 Letter of Credit” means any letter of credit issued by any PPA Tranche 1 Issuing Lender to an offtaker, as beneficiary, pursuant to the applicable PPA and substantially in the form of Exhibit O-1.
“PPA Tranche 1 Letter of Credit Availability Period” means the period from and including the Closing Date to but excluding the earlier of five days prior to the PPA Tranche 1 Letter of Credit Maturity Date and the date of the termination of the PPA Tranche 1 Letter of Credit Commitments pursuant to the terms of this Agreement.
“PPA Tranche 1 Letter of Credit Commitments” means, with respect to each PPA Tranche 1 Letter of Credit Lender, the commitment, if any, of such Lender to acquire participations in a PPA Tranche 1 Letter of Credit and to make PPA Tranche 1 Letter of Credit Loans, expressed as an amount representing the maximum aggregate amount that such Lender agrees to make available as its PPA Tranche 1 Letter of Credit Loans, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each PPA Tranche 1 Letter of Credit Lender’s PPA Tranche 1 Letter of Credit Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its PPA Tranche 1 Letter of Credit Commitment, as applicable. The initial aggregate amount of all the PPA Tranche 1 Letter of Credit Lenders’ PPA Tranche 1 Letter of Credit Commitments is $25,368,000.00.
“PPA Tranche 1 Letter of Credit Exposure” means, with respect to a PPA Tranche 1 Issuing Lender, at any time, the sum of (a) the aggregate undrawn amount of any PPA Tranche 1 Letter of Credit at such time issued by such PPA Tranche 1 Issuing Lender and (b) the aggregate amount of all PPA Letter of Credit Disbursements of such PPA Tranche 1 Issuing Lender that have not yet been reimbursed by or on behalf of the Borrower at such time.
“PPA Tranche 1 Letter of Credit Lender” means each Lender identified on Schedule I as having a PPA Tranche 1 Letter of Credit Commitment, and each other Person that acquires the rights and obligations of any PPA Tranche 1 Letter of Credit Lender in accordance with Section 10.04.

“PPA Tranche 1 Letter of Credit Loans” means a Loan made by the PPA Tranche
1 Letter of Credit Lenders in respect of a PPA Letter of Credit Disbursement in respect of a PPA Tranche 1 Letter of Credit pursuant to Section 2.03(h).
“PPA Tranche 1 Letter of Credit Maturity Date” means the earlier of (a) the Construction Loan Maturity Date and (b) the date on which the entire outstanding principal amount of the PPA Tranche 1 Letter of Credit Loans (if any), together with all unpaid interest, fees, charges and costs, shall become due and payable in full hereunder, whether by acceleration or otherwise.
“PPA Tranche 2 Issuing Lender” means each Lender identified on Schedule I as a PPA Tranche 2 Issuing Lender, in each case in its capacity as an issuer of PPA Tranche 2 Letters of Credit hereunder and each other Person that acquires the rights and obligations of any PPA Tranche 2 Issuing Lender in accordance with Section 10.04.
“PPA Tranche 2 Letter of Credit” means any letter of credit issued by any PPA Tranche 2 Issuing Lender to an offtaker, as beneficiary, pursuant to the applicable PPA and substantially in the form of Exhibit O-1.
“PPA Tranche 2 Letter of Credit Availability Period” means the period from and including the Closing Date to but excluding the earlier of five days prior to the PPA Tranche 2 Letter of Credit Maturity Date and the date of the termination of the PPA Tranche 2 Letter of Credit Commitments pursuant to the terms of this Agreement.
“PPA Tranche 2 Letter of Credit Commitments” means, with respect to each PPA Tranche 2 Letter of Credit Lender, the commitment, if any, of such Lender to acquire participations in a PPA Tranche 2 Letter of Credit and to make PPA Tranche 2 Letter of Credit Loans, expressed as an amount representing the maximum aggregate amount that such Lender agrees to make available as its PPA Tranche 2 Letter of Credit Loans, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each PPA Tranche 2 Letter of Credit Lender’s PPA Tranche
2 Letter of Credit Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its PPA Tranche 2 Letter of Credit Commitment, as applicable. The initial aggregate amount of all the PPA Tranche 2 Letter of Credit Lender’ PPA Tranche 2 Letter of Credit Commitments is $22,156,800.00.
“PPA Tranche 2 Letter of Credit Exposure” means, with respect to a PPA Tranche 2 Issuing Lender, at any time, the sum of (a) the aggregate undrawn amount of any PPA Tranche 2 Letter of Credit at such time issued by such PPA Tranche 2 Issuing Lender and (b) the aggregate amount of all PPA Letter of Credit Disbursements of such PPA Tranche 2 Issuing Lender that have not yet been reimbursed by or on behalf of the Borrower at such time.
“PPA Tranche 2 Letter of Credit Lender” means each Lender identified on Schedule I as having a PPA Tranche 2 Letter of Credit Commitment, and each other Person that acquires the rights and obligations of any PPA Tranche 2 Letter of Credit Lender in accordance with Section 10.04.

“PPA Tranche 2 Letter of Credit Loans” means a Loan made by the PPA Tranche
2 Letter of Credit Lenders in respect of a PPA Letter of Credit Disbursement in respect of a PPA Tranche 2 Letter of Credit pursuant to Section 2.03(h).
“PPA Tranche 2 Letter of Credit Maturity Date” means the earlier of (a) the Construction Loan Maturity Date and (b) the date on which the entire outstanding principal amount of the PPA Tranche 2 Letter of Credit Loans (if any), together with all unpaid interest, fees, charges and costs, shall become due and payable in full hereunder, whether by acceleration or otherwise.
“PPA Tranche 3 Issuing Lender” means each Lender identified on Schedule I as a PPA Tranche 3 Issuing Lender, in each case in its capacity as an issuer of PPA Tranche 3 Letters of Credit hereunder and each other Person that acquires the rights and obligations of any PPA Tranche 3 Issuing Lender in accordance with Section 10.04.
“PPA Tranche 3 Letter of Credit” means any letter of credit issued by any PPA Tranche 3 Issuing Lender to an offtaker, as beneficiary, pursuant to the applicable PPA and substantially in the form of Exhibit O-1.
“PPA Tranche 3 Letter of Credit Availability Period” means the period from and including the Closing Date to but excluding the earlier of five days prior to the PPA Tranche 3 Letter of Credit Maturity Date and the date of the termination of the PPA Tranche 3 Letter of Credit Commitments pursuant to the terms of this Agreement.
“PPA Tranche 3 Letter of Credit Commitments” means, with respect to each PPA Tranche 3 Letter of Credit Lender, the commitment, if any, of such Lender to acquire participations in a PPA Tranche 3 Letter of Credit and to make PPA Tranche 3 Letter of Credit Loans, expressed as an amount representing the maximum aggregate amount that such Lender agrees to make available as its PPA Tranche 3 Letter of Credit Loans, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each PPA Tranche 3 Letter of Credit Lender’s PPA Tranche
3 Letter of Credit Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its PPA Tranche 3 Letter of Credit Commitment, as applicable. The initial aggregate amount of all the PPA Tranche 3 Letter of Credit Lenders’ PPA Tranche 3 Letter of Credit Commitments is $475,200.00.
“PPA Tranche 3 Letter of Credit Exposure” means, with respect to a PPA Tranche 3 Issuing Lender, at any time, the sum of (a) the aggregate undrawn amount of any PPA Tranche 3 Letter of Credit at such time issued by such PPA Tranche 3 Issuing Lender and (b) the aggregate amount of all PPA Letter of Credit Disbursements of such PPA Tranche 3 Issuing Lender that have not yet been reimbursed by or on behalf of the Borrower at such time.
“PPA Tranche 3 Letter of Credit Lender” means each Lender identified on Schedule I as having a PPA Tranche 3 Letter of Credit Commitment, and each other Person that acquires the rights and obligations of any PPA Tranche 3 Letter of Credit Lender in accordance with Section 10.04.

“PPA Tranche 3 Letter of Credit Loans” means a Loan made by the PPA Tranche 3 Letter of Credit Lenders in respect of a PPA Letter of Credit Disbursement in respect of a PPA Tranche 3 Letter of Credit pursuant to Section 2.03(h).
“PPA Tranche 3 Letter of Credit Maturity Date” means the earlier of (a) the Construction Loan Maturity Date and (b) the date on which the entire outstanding principal amount of the PPA Tranche 3 Letter of Credit Loans (if any), together with all unpaid interest, fees, charges and costs, shall become due and payable in full hereunder, whether by acceleration or otherwise.
“Primary WTGs” means the GE Haliade-X13.6 MW 220 wind turbines to be procured pursuant to the TSA.
“Prime Rate” means the rate of interest per annum equal to the rate last quoted by The Wall Street Journal as the “U.S. prime rate” or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective on the date such change is publicly announced as effective.
“Prior Projection Updates” means, in connection with a particular update to the most recently updated Base Case Projections contemplated by Section 2.22, Section 5.20, Section 5.24, Section 5.25 or Section 5.26 of this Agreement or Section 2.22, Section 5.21, Section 5.22 or Section 5.27 of a Term Credit Agreement, the updates to the inputs and assumptions in the Base Case Projections made in other prior updates to the Base Case Projections in accordance with Section 2.22, Section 5.20, Section 5.24, Section 5.25 and Section 5.26 of this Agreement or Section 2.22, Section 5.21, Section 5.22 or Section 5.27 of a Term Credit Agreement.
“Pro Rata Outstandings” means, of any Lender at any time (a) in the case of the Construction Loans, the outstanding principal amount of the Construction Loans owing to such Lender and (b) in the case of any Class of Letter of Credit Loans, the sum of (i) the outstanding principal amount of the Letter of Credit Loans of such Class owing to such Lender and (ii) the amount of the participation of such Lender in the total outstanding Letter of Credit Exposure of such Class.
“Project” means an up to approximately 800 megawatt wind generating facility to be built in federal waters off of the coast of Martha’s Vineyard, Massachusetts, with an export cable extending through Nantucket Sound in state waters and onshore in Barnstable, Massachusetts.
“Project Assets” means all Property, rights and assets of the Borrower, whether real or personal and whether tangible or intangible, including the Project, the Project Site, the Part A Approvals, the Part B Approvals and the Project Documents.
“Project Costs” means all costs, fees, Taxes and expenses incurred or payable by the Borrower in connection with the ownership, development, construction, financing and completion of the Project as contemplated by the then-applicable Construction Budget (including the contingency allowance identified in the Construction Budget), the Construction Schedule and the Project Documents, including the costs incurred in connection with permitting, design, engineering, procurement, construction, testing, commissioning, equipping, assembly, inspection, start-up, interconnection and financing of the Project (including in connection with Construction Bridge Loans), costs of insurance, costs of acquiring real property, lease, easement and other real property interests and Governmental Approvals related to the Project (including payments to mitigation or trust funds required by the terms of Governmental Approvals for the Project), the Operating and Maintenance Expenses prior to the Conversion Date, Debt Service and other fees owing to the Secured Parties, development costs and expenses incurred prior to the Closing Date, payments due under the DC Swap, Permitted Swap Agreements, DC FX Swap or Permitted FX Swap Agreements, commitment fees incurred by the borrowers under the Term Credit Agreements on or prior to the Conversion Date, third party transaction costs (including fees and expenses of counsel) incurred by the Construction Pledgor, Sponsor Partner, Class B Member, TE Partnership or the Borrower in connection with a Tax Equity Transaction or Construction Bridge Loans), Subsequent Capital Contributions and other legal, accounting, advisory, administrative and finance costs incurred and payable by the Borrower in connection with the Project. Project Costs shall not include any costs that constitute a development fee to the Borrower or any of its Affiliates.
“Project Document Claim” means any payment under any Construction Contract in respect of liquidated damages for performance or performance guarantees, but excluding all delay related liquidated damages.
“Project Documents” means the Material Project Documents to which the Borrower is a party and each other contract or agreement (including Additional Project Documents) entered into by the Borrower in the ordinary course of its business (other than any Financing Document).
“Project Party” means each Person (other than the Borrower) from time to time party to any Project Document.
“Project Revenues” means, for any period, all cash revenues (without duplication) received by the Borrower during such period, including from: (a) the sale of goods and services (including energy, RECs, capacity and ancillary services) during such period; (b) all interest earned with respect to such period on Permitted Investments held in the Accounts to the extent deposited in the Construction Account; (c) the proceeds of any delay in start-up or business interruption insurance and other payments received for interruption of operations or damage to the Project during such period or other liability insurance proceeds (to the extent such liability insurance proceeds represent reimbursement of third party claims previously paid by Borrower); (d) net payments received under any Permitted Capacity Sales Agreements; (e) liquidated damages received under any Material Project Document other than from Project Document Claims; (f) distributions or other payments from Shareco and (g) all other income or revenue, however earned or received, by the Borrower during such period (including any Tax refunds) that is not required to be deposited in an Account other than the Construction Account in accordance with the Financing Documents, but excluding Insurance Proceeds (other than as described in clause (c) above), Condemnation Proceeds, Project Document Claims, delay related liquidated damages, proceeds of any Specified Disposition exceeding $10,000,000, proceeds of liability insurance (other than as described in clause (c) above), proceeds of Permitted Indebtedness, proceeds of Indebtedness not permitted to be incurred by any Loan Party under the terms of the Financing Documents, Equity Contributions and any Voluntary Equity Contributions, and Loan proceeds.
“Project Site” means, collectively, the Onshore Project Site and the Offshore Project Site.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Prudent Industry Practices” means those practices, methods and acts engaged in or approved by a significant portion of the independent offshore wind power generation industry with respect to projects that are similar in size and type to the Project during the relevant time period as are expected to accomplish the desired result at a reasonable cost consistent with good business practices, sound engineering practices, reliability, safety and expedition. For the avoidance of doubt, “Prudent Industry Practices” is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be principles, methods and acts generally accepted in the United States, having due regard for, among other things, the preservation of manufacturers’ warranties and operating instructions, the requirements or guidance of Governmental Authorities, Applicable Laws, applicable interconnection operating guidelines and rules, transmission provider rules and the requirements of insurers.
“PUHCA” means the Public Utility Holding Company Act of 2005, as amended, and FERC’s regulations thereunder.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned such term in Section 10.18.
“Qualified ECP Guarantor” shall mean, in respect of any CEA Swap Obligation in connection with a Term Permitted Swap Agreement, Borrower has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such CEA Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Quarterly Date” means the last Business Day of March, June, September and December of each year, the first of which shall be the first such day after the date hereof.
“Real Property Documents” means the documents or agreements as more particularly listed and described on Schedule 4.01(l).
“Reasonable Assurances” has the meaning assigned to such term in Section 2.22.

“REC” means any credits, credit certificates, green tags, allowances, offsets, entitlements or similar environmental or green energy attributes (such as those for greenhouse reduction or the generation of green power or renewable energy) created by a Governmental Authority or independent certification board or group generally recognized in the electric power generation industry, and generated by or associated with the Project or electricity produced therefrom, excluding the ITC or any other Tax benefits.
“Recipient” means (a) the Administrative Agent, (b) any Lender, (c) any Issuing Lender, (d) the Collateral Agent and (e) the Depositary Bank, as applicable.
“Record Matters Endorsement” means an endorsement to the Title Policy substantially in the form of Exhibit W.
“Register” has the meaning assigned to such term in Section 10.04(c).
“Reimbursement Obligation” has the meaning assigned to such term in Section 2.03(f)(i).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, or depositing into the environment.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Removal Effective Date” has the meaning assigned to such term in Section 8.06(a).
“Replacement Affiliate Contract” means an agreement between the Borrower and a Parent (or an Affiliate of a Parent) that: (a) replaces either the Management Services Agreement or the O&M Agreement; and (b) is in form and substance (including with respect to fee arrangements) substantially similar to the agreement that it is replacing.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA and the regulations promulgated thereunder, other than an event for which notice has been waived by regulation subsections .22, .23, .27, .28 and .31.
“Required Lenders” means, at any time, Lenders (as defined herein and in the Term Credit Agreement (CIP), as applicable) having Commitments (or, if the Commitments are terminated, the Pro Rata Outstandings) or “DSR Letter of Credit Commitments” (as defined in the Term Credit Agreement (CIP)), collectively, representing more than 50% of the sum of the total

Commitments (or, if the Commitments are terminated, the Pro Rata Outstandings) and “DSR Letter of Credit Commitments” (as defined in the Term Credit Agreement (CIP)) at such time. The “Required Lenders” of a particular Class of Loans means Lenders having Commitments (or, if the Commitments are terminated, the Pro Rata Outstandings) of such Class representing more than 50% of the total Commitments (or, if the Commitments are terminated, the Pro Rata Outstandings) of such Class at such time. The Commitments (or, if the Commitments are terminated, the Pro Rata Outstandings) and “DSR Letter of Credit Commitments” (as defined in the Term Credit Agreement (CIP)) of any Defaulting Lender (as defined herein and in the Term Credit Agreement (CIP), as applicable) shall be treated in this definition of “Required Lenders” pursuant to Section 2.18(b). For the avoidance of doubt, the term “Commitments” as used in this definition refers to the Lenders’ aggregate Commitments, whether drawn or undrawn, as of the applicable date of determination.
“Resignation Effective Date” has the meaning assigned to such term in Section 8.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means:
(a)all distributions by the Borrower or Shareco (in cash, property or obligations) on, or other payments or distributions on the account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by the Borrower or Shareco of, any portion of any membership interest in the Borrower; and
(b)all payments (in cash, property or obligations) of principal of, interest on and other amounts with respect to, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by the Borrower or Shareco of, any Indebtedness owed to the Parents or any Affiliate of the Parents; and
(c)any payment in respect of Taxes based on or measured by the net income of the Borrower, Shareco or any of its respective Affiliates (but not the payment by Borrower or Shareco of its Taxes); which, for the avoidance of doubt, do not include withholding Taxes or similar Taxes (including payments in respect of imputed underpayments) with respect to or which are attributable to the income allocated to Borrower’s direct or indirect owners);
provided that, for the avoidance of doubt, the foregoing shall exclude any payments made pursuant to the Construction Management Agreement, the Management Services Agreement or the O&M Agreement.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sanctioned Country” means, at any time, a country or territory which is, or whose government is, the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country, territory or government (currently, the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria and “the government of Venezuela” as defined by Exec. Order No. 13884, 84 Fed. Reg. 38,843 (Aug. 7, 2019)).
“Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce), the United Nations Security Council, the European Union or any of its member states, Her Majesty’s Treasury, Switzerland or any other relevant authority, (b) any Person located, organized or resident in, or any Governmental Authority or governmental instrumentality of, a Sanctioned Country or (c) any Person 25% or more directly or indirectly owned by, controlled by, or acting for the benefit or on behalf of, any Person described in clauses
(a)or (b) hereof.
“Sanctions” means economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce;
(b)the United Nations Security Council; (c) the European Union or any of its member states; (d) Her Majesty’s Treasury; (e) Switzerland; or (f) any other relevant authority.
“Secured Parties” means the Lenders, the Issuing Lenders, the Permitted Swap Counterparties, the Permitted FX Swap Counterparties, the Term Permitted Swap Counterparties, the Depositary Bank, and the Agents, in each case, from time to time.
“Securities Account” means a “securities account” as that term is defined in Section 8-501 of the UCC.
“Security Agreement” means the Security and Pledge Agreement, dated as of the Closing Date, between the Borrower and the Collateral Agent.
“Security Documents” means the Mortgage, the Security Agreement, the Pledge Agreement, the Depositary Agreement, any blocked or account control agreement in respect of any Construction Local Account (which shall be substantially in the form of Exhibit R-1 or otherwise in form and substance reasonable satisfactory to the Administrative Agent and the Collateral Agent), the Consents to Assignment, all UCC financing statements required by any Security Document and any other security agreement or instrument to be executed or filed pursuant hereto or any Security Document.
“Shareco” means Vineyard Wind Shareco LLC, a Delaware limited liability company.

“Shareco LLCA” means that certain Limited Liability Company Agreement of Shareco dated as of the date hereof by and among the Borrower, Park City Wind LLC, OCS-A 0522 LLC and Vineyard Wind LLC.
“SMA” means (i) that certain Service and Maintenance Agreement, dated as of June 4, 2021, between the Borrower and the Turbine Supplier, together with the Conditions of Contract and Schedules (as defined therein) thereto, as amended by that certain Amendment No. 1, dated as of July 8, 2021, and effective as of July 8, 2021, and (ii) that certain Indemnity Agreement, dated as of June 4, 2021, between the Borrower and the Turbine Supplier.
“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).
“Solvent” means, with respect to any Person on a particular date, the condition that on such date (a) the value of the assets of such Person, at a fair valuation, is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business. “Solvency” has the meaning correlative thereto. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Applicable Accounting Requirements).
“Specified Disposition” has the meaning assigned to such term in Section 2.09(b)(i).
“Specified Foreign Exchange Transactions” means non-speculative, unsecured spot or forward foreign exchange transactions entered into either: (a) to meet actual or reasonably expected Euro-denominated payment obligations of the Borrower that are not otherwise expected to be met under the Permitted FX Swap Agreements; or (b) to convert Euros held or received by the Borrower into Dollars.
“Specified Sale” means a sale by Construction Pledgor to TE Partnership of 100% of the voting and economic interests in the Borrower in which, coincident with closing, TE Partnership and the Borrower enter into a pledge agreement in favor of the Collateral Agent substantially in the form of the Pledge Agreement.

“Sponsor Partner” means Vineyard Wind Sponsor Partners 1 LLC, a Delaware limited liability company.
“Sponsor Partner LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Vineyard Wind Sponsor Partners 1 LLC, dated as of the date hereof, between Avangrid Member and CIP Partner.
“Statutory Reserve Rate” means, for any Interest Period for any Eurodollar Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board for eurocurrency funding (referred to as “Eurodollar liabilities” in Regulation D of the Board as of the date of this Agreement). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subject Party” means (a) the Borrower and the Applicable Pledgor, (b) solely prior to the end of the applicable Equity Period and solely to the extent alternative Acceptable Member Credit Support has not been provided in accordance with Section 2.01(f) of the Equity Contribution Agreement, the Member Guarantors and any Acceptable Member, (c) the Turbine Supplier, (d) the Eversource Offtaker and the National Grid Offtaker.
“Subsequent Capital Contribution” means any Subsequent Capital Contribution (as defined in the Shareco LLCA) required to be made by the Borrower pursuant to the terms of the Shareco LLCA.
“Subsequent Wind Farm” has the meaning set forth in Section 1.1 of the Build-Out Agreement.
“Subsequent Wind Farm Design” has the meaning set forth in Section 2.1(b) of the Build-Out Agreement.
“Subsidiary” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries is Controlled by the specified Person.
“Substantial Completion” means: (a) “Substantial Completion Certificates” (as defined in the Onshore Substation Agreement and the Onshore Cable Agreement, as applicable) have been delivered under the Onshore Substation Agreement and Onshore Cable Agreement, (b) all “Taking Over Certificates” (as defined in the Construction Contracts, as applicable) contemplated under the other Construction Contracts (other than the Onshore Substation Agreement and Onshore Cable Agreement) have been delivered (subject to necessary adjustments in connection with a Permitted Capacity Downsize Option to reflect the portion of the Project that is completed), (c) the “Commercial Operation Date” (as defined in each PPA) shall have occurred, (d) the “Commercial Operation Date” (as defined in the LGIA) shall have occurred, (e) all Network Upgrades (as defined in the LGIA) have been completed, (f) the Project is capable of, and authorized to commence dispatching energy to the energy market administered by ISO-NE (as certified in writing by the Borrower to the Administrative Agent), (g) the Borrower has acquired all necessary real property rights for operation of the Project, (h) all necessary and material facilities needed for the operation of the Project shall have been completed and shall be operational, (i) the Project has obtained all Governmental Approvals then required for the operation of the Project, (j) the Borrower shall have delivered to the Administrative Agent a Statement of Qualification (as defined in each PPA) qualifying each Facility as a RPS Class I Renewable Generation Unit (as defined in each PPA) and (k) all payments under the Construction Contracts in respect of liquidated damages for performance or performance guarantees either (A) have been paid or (B) have been fully provided for with a cash reserve or other credit support acceptable to the Administrative Agent acting at the direction of the Required Lenders.
“Supermajority Lenders” means, at any time, Lenders (as defined herein and in the Term Credit Agreement (CIP), as applicable) having Commitments (or, if the Commitments are terminated, the Pro Rata Outstandings) or “DSR Letter of Credit Commitments” (as defined in the Term Credit Agreement (CIP)), collectively, representing more than 66.66% of the sum of the total Commitments (or, if the Commitments are terminated, the Pro Rata Outstandings) and “DSR Letter of Credit Commitments” (as defined in the Term Credit Agreement (CIP)) at such time. The “Supermajority Lenders” of a particular Class of Loans means Lenders having Commitments (or, if the Commitments are terminated, the Pro Rata Outstandings) of such Class representing more than 66.66% of the total Commitments (or, if the Commitments are terminated, the Pro Rata Outstandings) of such Class at such time. The Commitments (or, if the Commitments are terminated, the Pro Rata Outstandings) and “DSR Letter of Credit Commitments” (as defined in the Term Credit Agreement (CIP)) of any Defaulting Lender (as defined herein and in the Term Credit Agreement (CIP), as applicable) shall be treated in this definition of “Supermajority Lenders” pursuant to Section 2.18(b). For the avoidance of doubt, the term “Commitments” as used in this definition refers to the Lenders’ aggregate Commitments, whether drawn or undrawn, as of the applicable date of determination.
“Supplemental Sponsor Equity Contribution” means, for a funding under the Tax Equity Documents that occurs prior to the Conversion Date, an unconditional cash equity contribution to Borrower in an amount equal to the aggregate cash amount received by the TE Partnership from the tax equity investors as part of such funding, net of costs and expenses incurred by the Loan Parties in connection with the consummation of such funding.
“Supported QFC” shall have the meaning assigned to such term in Section 10.18.
“Survey” means an ALTA survey of the Onshore Project Site (other than the portion of the Onshore Project Site leased by the Borrower pursuant to the New Bedford Terminal Lease), dated no earlier than 30 days prior to the Closing Date, prepared by a land surveyor duly licensed and registered in the Commonwealth of Massachusetts, and in form, scope and substance sufficient to cause the standard survey and related exceptions to be deleted from the Title Policy and otherwise reasonably satisfactory to the Title Company and the Required Lenders, and

certified to the Title Company, the Borrower and the Administrative Agent by a form of certification reasonably acceptable to the Required Lenders.
“Tax Equity Commitment” means a legally binding commitment (subject to customary conditions precedent) of one or more tax equity investors to consummate a Tax Equity Transaction, pursuant to a membership interest contribution agreement (however titled) or an equity capital contribution agreement (however titled) and other related documents.
“Tax Equity Documents” means a set of tax equity documents (including a membership interest purchase agreement, an equity capital contribution agreement, the TE Partnership LLC Agreement, any guaranties in connection therewith and other related documents) providing for a Tax Equity Transaction.
“Tax Equity Transaction” means a transaction pursuant to Tax Equity Documents providing for an investment by Class B Member and one or more tax equity investors in TE Partnership pursuant to which the tax equity investors will receive the issuance or transfer of membership interests in TE Partnership that entitle the tax equity investors to an allocation of substantially all of the ITCs, other federal tax credits and/or losses generated by the Project until the tax equity investors achieve an agreed after-tax internal rate of return.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding), levied, collected, withheld or assessed by any Governmental Authority and all interest, penalties or other additions to tax with respect thereto.
“TE Commitment Reduction Amount” means, in connection with a Permitted Tax Equity Transaction that does not provide a Construction Bridge Take Out, an amount calculated by the Borrower and reasonably satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer) equal to the lesser of (a) the TE Total Reduction Amount minus the TE Prepayment Amount and (b) the aggregate amount of the unutilized Construction Loan Commitments as of the applicable date of determination.
“TE Oversizing Amount” has the meaning given in the Term Credit Agreements.
“TE Partners” means Vineyard Wind TE Partners 1 LLC, a Delaware limited liability company.
“TE Partners LLC Agreement” means that certain Amended & Restated Operating Agreement of Vineyard Wind TE Partners 1 LLC, dated as of the date hereof, by Sponsor Partner.
“TE Partnership” means (i) prior to the consummation of any Permitted Tax Equity Transaction, TE Partners and (ii) from and after the consummation of any Permitted Tax Equity Transaction, TE Partners, Construction Pledgor or another indirect owner in the Borrower that is a subsidiary of each of the CIP Partner and the Avangrid Member and in which Person the tax equity investors form a partnership and make capital contributions in accordance with the Tax Equity Documents.

“TE Partnership LLC Agreement” means that certain limited liability company operating agreement (however titled) of TE Partnership to be entered into between Sponsor Partner and each applicable tax equity investor, in form and substance reasonably satisfactory to the Supermajority Lenders.
“TE Prepayment Amount” means, in connection with a Permitted Tax Equity Transaction that does not provide a Construction Bridge Take Out, an amount calculated by the Borrower and reasonably satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer) that is equal to the lesser of (a) the TE Total Reduction Amount and (b) the aggregate amount of the outstanding Construction Loans as of the applicable date of determination.
“TE Term Loan Prepayment Amount” has the meaning given in the Term Credit Agreements.
“TE Total Reduction Amount” means an amount calculated by the Borrower and reasonably satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer) that is the excess (if any) of (a) the aggregate maximum amount of the Construction Loans (or, if applicable as of or after the Conversion Date, Term Loans) that may be borrowed under this Agreement (or, if applicable as of or after the Conversion Date, the Term Credit Agreements) while satisfying the Debt Sizing Criteria, as determined using the most recently updated Base Case Projections over (b) the aggregate maximum amount of the Construction Loans (or, if applicable as of or after the Conversion Date, Term Loans) that may be borrowed under this Agreement (or, if applicable as of or after the Conversion Date, the Term Credit Agreements) while satisfying the Debt Sizing Criteria, as determined using the most recently updated Base Case Projections that are updated and delivered by the Borrower pursuant to Section 5.24(a) (which most recently updated Base Case Projections shall be reasonably satisfactory to the Administrative Agent and Required Lenders (in consultation with the Independent Engineer)).
“Term Credit Agreement (Avangrid)” means that certain Credit Agreement, dated as of the Closing Date, among Avangrid Member, the lenders and issuing lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as the administrative agent and MUFG Union Bank, N.A., as the collateral agent.
“Term Credit Agreement (CIP)” means that certain Credit Agreement, dated as of the Closing Date, among CIP Partner, the lenders and issuing lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as the administrative agent and MUFG Union Bank, N.A., as the collateral agent.
“Term Credit Agreements” means, collectively, the Term Credit Agreement (CIP) and the Term Credit Agreement (Avangrid).
“Term Loans” has the meaning set forth in the Term Credit Agreements.

“Term Permitted Swap Agreement” means each “Permitted Swap Agreement” (as defined in the Term Credit Agreements).
“Term Permitted Swap Counterparty” means each “Permitted Swap Counterparty” (as defined in the Term Credit Agreements).
“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Notice” means a notification by the Administrative Agent (in consultation with the Borrower) to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event” means the determination by the Administrative Agent and the Borrower that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement that is not Term SOFR.
“Termination Date” means the date on which (a) the Commitments have expired or been terminated, (b) the principal of and interest on each Loan and all fees and other Obligations payable under the Financing Documents shall have been paid in full and all Letters of Credit shall have expired or terminated and all Letter of Credit Disbursements shall have been reimbursed (unless the total outstanding amount of the Letter of Credit Exposure related thereto has been cash collateralized in the manner contemplated by Section 2.03(i) in an amount equal to 102.5% of the Letter of Credit Exposure as of such date or a backstop letter of credit reasonably satisfactory to the applicable Issuing Lender is in place) and (c) all obligations to any Secured Party with respect to any Permitted Swap Agreement or Permitted FX Swap Agreement shall have terminated or expired.
“Termination Payment” means any termination payment paid for the benefit of the Borrower under a Material Project Document (other than a Construction Contract).
“Title Company” means First American Title Insurance Company.
“Title Policy” means an American Land Title Association 2006 Form extended coverage mortgagee’s policy of title insurance or such other form as is reasonably acceptable to the Required Lenders, or a binding marked irrevocable and unconditional commitment to issue such policy, (a) dated as of the Closing Date and to be re-dated as of the date of recording of the Mortgage, (b) issued by the Title Company in an amount of $302,699,843.00, (c) showing leasehold, easement, and/or license interests to the Onshore Project Site and the submerged lands described in the general locus plan of the Chapter 91 License from the Commonwealth of Massachusetts Department of Environmental Protection dated March 10, 2020 vested in the Borrower, (d) insuring the validity and priority of the Lien in favor of the Collateral Agent for the benefit of the Secured Parties created by the Mortgage (other than with respect to any fee, leasehold, easement, and/or license interests to the Offshore Project Site vested in the Borrower extending beyond the Title Company’s insurance offshore insurable radius), (e) subject only to title exceptions included on the Closing Date and such other title exceptions as are reasonably approved by the Required Lenders, (f) excluding any general exceptions for mechanics’ liens and (g) containing such endorsements and affirmative assurances as the Required Lenders shall require, including pending disbursement or other construction related endorsements, and which are reasonably obtainable from the Title Company in the Commonwealth of Massachusetts.
“Title Policy Liability” means $302,699,843.00, which is the amount of the Title Policy.
“Transaction Document” means each of the Financing Documents and the Material Project Documents.
“Transition Piece Foundation Supply Contract” means (i) that certain Foundation FOU - Contract Agreement (TP), dated as of June 13, 2019, between the Borrower (as assignee of Vineyard Wind LLC) and Windar Renovables S.L., together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) thereto, as amended by that certain Amendment No. 1, dated as of February 2, 2020, that certain Amendment No. 2, dated as of April 3, 2020, that certain Amendment No. 3, dated as of May 22, 2020, that certain Amendment No. 4, dated as of June 22, 2020, that certain Amendment No. 5, dated as of July 9, 2020, that certain Amendment No. 6, dated as of July 14, 2020, that certain Amendment No. 7, dated as of March 5, 2021, and that certain Amendment No. 8, dated as of June 21, 2021, and (ii) that certain Indemnity Agreement, dated as of June 13, 2019, between the Borrower and Windar Renovables S.L.
“Transmission Consultant” means Leidos Engineering LLC, or any successor consultant appointed by the Required Lenders and, so long as no Event of Default has occurred and is continuing, reasonably acceptable to the Borrower.
“TSA” means (i) that certain Turbine Supply Agreement, dated as of June 4, 2021, between the Borrower and the Turbine Supplier, together with the Conditions of Contract and Schedules (as defined therein) thereto, as amended by the First Amendment to Turbine Supply Agreement, dated as of July 8, 2021 and effective as of July 12, 2021, and as further amended by that certain Amendment No. 2 to Turbine Supply Agreement, dated as of August 19, 2021, and (ii) that certain Indemnity Agreement, dated as of June 4, 2021, between the Borrower and the Turbine Supplier.
“Turbine Guarantor” means the guarantor party to the Guaranty (TSA) and the Guaranty (SMA), which, as of the Closing Date, is General Electric Company, a New York corporation.
“Turbine Supplier” means GE Renewables US LLC, a Delaware limited liability company.

“Turbines” means the Primary WTGs or, if applicable, the “Fall-Back WTGs” (as defined in the TSA)).
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“Type Certificate Prepayment Amount” has the meaning assigned to such term in Section 5.26.
“UCC” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” means the United States of America.
“Unitil Offtaker” means Fitchburg Gas and Electric Light Company d/b/a Unitil.
“Upstream Tax Equity Transaction” means a transaction where one or more tax equity investors makes an investment in a vehicle that is Avangrid Pledgor, CI II Pledgor, CI III Pledgor or a direct or indirect owner of any of them (but for the avoidance of doubt is not a Loan Party) pursuant to which the tax equity investors will receive the issuance or transfer of membership interests that entitle the tax equity investors to an allocation of substantially all of the ITCs, other federal tax credits and/or losses generated by the Project and allocated to the investment vehicle until the tax equity investors achieve an agreed after-tax internal rate of return, but excluding a transaction where the tax equity investors are managing members of such investment vehicle or the tax equity investors acquire all or substantially all of the equity interests in Avangrid Pledgor, CI II Pledgor, CI III Pledgor or a direct or indirect owner of any of them.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning set forth in Section 10.18. “U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.15(e).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L.107-56, signed into law October 26, 2001.
“USD LIBOR” means the LIBO Rate for U.S. Dollars.
“Vineyard Wind” means Vineyard Wind LLC, a Delaware limited liability company.
“Voluntary Equity Contributions” means documented voluntary, unconditional cash equity contributions made to Borrower after the Closing Date, but in each case excluding Equity Contributions.
“Water Commission Issuing Lender” means each Lender identified on Schedule I as a Water Commission Issuing Lender, in each case in its capacity as an issuer of Water Commission Letters of Credit hereunder and each other Person that acquires the rights and obligations of any Water Commission Issuing Lender in accordance with Section 10.04.
“Water Commission Letter of Credit” means any letter of credit issued by any Water Commission Issuing Lender to the Centerville-Osterville-Marstons Mills Fire District/Water Department, as beneficiary, pursuant to the Water Commission Memorandum of Agreement, and substantially in the form of Exhibit O-6.
“Water Commission Letter of Credit Availability Period” means the period from and including the Closing Date to but excluding the earlier of five days prior to the Water Commission Letter of Credit Maturity Date and the date of the termination of the Water Commission Letter of Credit Commitments pursuant to the terms of this Agreement.
“Water Commission Letter of Credit Commitment” means, with respect to each Water Commission Letter of Credit Lender, the commitment, if any, of such Lender to acquire participations in a Water Commission Letter of Credit and to make Water Commission Letter of Credit Loans, expressed as an amount representing the maximum aggregate amount that such Lender agrees to make available as its Water Commission Letter of Credit Loans, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Water Commission Letter of Credit Lender’s Water Commission Letter of Credit Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Water Commission Letter of Credit Commitment, as applicable. The initial aggregate amount of all the Water Commission Letter of Credit Lenders’ Water Commission Letter of Credit Commitments is $1,145,833.34.
“Water Commission Letter of Credit Disbursement” means a payment made by any Water Commission Issuing Lender pursuant to a Water Commission Letter of Credit.
“Water Commission Letter of Credit Exposure” means, with respect to a Water Commission Issuing Lender, at any time, the sum of (a) the aggregate undrawn amount of any Water Commission Letter of Credit at such time issued by such Water Commission Issuing Lender and (b) the aggregate amount of all Water Commission Letter of Credit Disbursements of such Water Commission Issuing Lender that have not yet been reimbursed by or on behalf of the Borrower at such time.
“Water Commission Letter of Credit Lender” means each Lender identified on Schedule I as having a Water Commission Letter of Credit Commitment, and each other Person that acquires the rights and obligations of any Water Commission Letter of Credit Lender in accordance with Section 10.04.
“Water Commission Letter of Credit Loan” means a Loan made by the Water Commission Letter of Credit Lenders in respect of a Water Commission Letter of Credit Disbursement pursuant to Section 2.03(h).
“Water Commission Letter of Credit Maturity Date” means the earlier of (a) the Construction Loan Maturity Date and (b) the date on which the entire outstanding principal amount of the Water Commission Letter of Credit Loans (if any), together with all unpaid interest, fees, charges and costs, shall become due and payable in full hereunder, whether by acceleration or otherwise.
“Water Commission Memorandum of Agreement” means that certain Memorandum of Agreement, dated as of July 14, 2021, by and between the Borrower and the Board of Water Commissioners of the Centerville-Osterville-Marstons Mills Water Department.
“Wind Consultant” means Wood Group, or any successor consultant appointed by the Required Lenders and, so long as no Event of Default has occurred and is continuing, reasonably acceptable to the Borrower.
“Wind Interference Effect” has the meaning assigned to such term in Section 1.1 of the Build-Out Agreement.
“Wind Turbine Type Certificate” means a “Wind Turbine Type Certificate” (as defined in the TSA).
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“WTG Installation Agreement” means (i) that certain WTG Transport & Installation Contract Agreement, dated as of December 18, 2020, between Borrower (as assignee of Vineyard Wind LLC) and DEME Offshore US LLC, together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) thereto, as amended by that Amendment Agreement No. 1 to WTG T&I Contract, dated as of May 12, 2021, and (ii) that certain Indemnity Agreement, dated as of December 18, 2020, between Borrower (as assignee of Vineyard Wind LLC) and DEME Offshore US LLC.
Section 1.02    Terms Generally. Except as otherwise expressly provided, the following rules of interpretation shall apply to this Agreement and the other Financing Documents:
(a)the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;
(b)whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;
(c)the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;
(d)the word “will” shall be construed to have the same meaning and effect as the word “shall”;
(e)unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein) and shall include any appendices, schedules, exhibits, clarification letters, side letters and disclosure letters executed in connection therewith;
(f)any reference herein to any Person shall be construed to include such Person’s successors and assigns to the extent permitted under the Financing Documents and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities;
(g)any reference to any Applicable Law in any of the Financing Documents shall include all references to such Applicable Law as amended from time to time;
(h)the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
(i)all references herein to Articles, Sections, Appendices, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Appendices, Exhibits and Schedules to, this Agreement;
(j)the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; and

(k)    any reference herein or any other Financing Document to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or transfer or similar term, as applicable to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder and under any other Financing Document (and each division of any limited liability company that is a Subsidiary, Affiliate, joint venture or any other like term shall also constitute such a Person or entity). For all purposes under the Financing Documents, in connection with any division or plan of division by any Loan Party under Section 18-217 of Title 6 of the Delaware Code: (i) if any asset, right, obligation or liability of any Loan Party or any Subsidiary of any Loan Party becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Loan Party or Subsidiary of an Loan Party (as the case may be) to the subsequent Person and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.03    Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with Applicable Accounting Requirements; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change in the Applicable Accounting Requirements occurring after the Closing Date or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in the Applicable Accounting Requirements or in the application thereof, then such provision shall be interpreted on the basis of the Applicable Accounting Requirements as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
Section 1.04    Certain Benchmark Matters. Without prejudice to any other provision of this Agreement, each party acknowledges and agrees for the benefit of each of the other parties: (a) USD LIBOR (i) may be subject to methodological or other changes which could affect its value, and/or (ii) is scheduled to be permanently discontinued; and (b) the occurrence of any of the aforementioned events, a Benchmark Transition Event and/or a Term SOFR Transition Event may have adverse consequences which may materially impact the economics and/or each Loan Party’s commercial expectations of the financing transactions contemplated under this Agreement.
ARTICLE II
THE CREDITS
Section 2.01    Construction Loan Facility.
(a)    Construction Loans.

(i)Subject to the terms and conditions set forth herein, each Construction Loan Lender, severally, but not jointly, agrees to make one or more Construction Loans in Dollars to the Borrower from time to time during the Construction Loan Availability Period, but not more than two times in any month or on no more than six occasions, three times in a month, in an aggregate principal amount that will not result in such Construction Loan Lender’s Construction Loans exceeding its Construction Loan Commitment (the “Construction Loan Facility”).
(ii)Amounts prepaid or repaid in respect of Construction Loans may not be reborrowed.
(b)    Construction Loan Borrowing Request. To request a Borrowing of Construction Loans, the Borrower shall deliver an irrevocable written Construction Loan Borrowing Request in the form of Exhibit C-1 signed by the Borrower to the Administrative Agent (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of a proposed Borrowing to occur on the Closing Date, two Business Days before the Closing Date), (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing, or (iii) in the case any proceeds of the proposed Borrowing will be used to reimburse the Applicable Pledgor for Drawstop Equity Contributions, at least five Business Days prior to the date of the proposed Borrowing. Each such irrevocable written Construction Loan Borrowing Request by the Borrower shall specify the following information:
(i)the aggregate amount of the Borrowing of Construction Loans requested by the Borrower;
(ii)the date of such Borrowing of Construction Loans, which shall be a Business Day;
(iii)whether such Borrowing of Construction Loans is to be an ABR Borrowing or a Eurodollar Borrowing;
(iv)in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)if the proceeds of such Borrower are requested to reimburse Drawstop Equity Contributions, the information required by Section 4.02(a).
(c)    Notice by the Administrative Agent to the Construction Loan Lenders. Promptly following receipt of a Construction Loan Borrowing Request in accordance with this Section 2.01, the Administrative Agent shall advise each Construction Loan Lender of the details thereof and of the amount of such Lender’s Construction Loans to be made as part of the requested Borrowing.
(d)    Failure to Elect. If no election as to the Type of a Borrowing of Construction Loans is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the requested

Borrowing shall be made as a Eurodollar Borrowing with an Interest Period ending on the next following Monthly Date occurring at least five Business Days thereafter.
Section 2.02    [Reserved].
Section 2.03    Letters of Credit.
(a)    Letters of Credit. Subject to the terms and conditions set forth herein, the Borrower may request:
(i)any PPA Tranche 1 Issuing Lender to Issue a PPA Tranche 1 Letter of Credit at any time and from time to time during the PPA Tranche 1 Letter of Credit Availability Period;
(ii)any PPA Tranche 2 Issuing Lender to Issue a PPA Tranche 2 Letter of Credit at any time and from time to time during the PPA Tranche 2 Letter of Credit Availability Period;
(iii)any PPA Tranche 3 Issuing Lender to Issue a PPA Tranche 3 Letter of Credit at any time and from time to time during the PPA Tranche 3 Letter of Credit Availability Period;
(iv)any BOEM Issuing Lender to Issue a BOEM Letter of Credit at any time and from time to time during the BOEM Letter of Credit Availability Period;
(v)any LGIA Issuing Lender to Issue an LGIA Letter of Credit at any time and from time to time during the LGIA Letter of Credit Availability Period;
(vi)any FCM Issuing Lender to Issue an FCM Letter of Credit at any time and from time to time during the FCM Letter of Credit Availability Period;
(vii)any New Bedford Issuing Lender to Issue a New Bedford Letter of Credit at any time and from time to time during the New Bedford Letter of Credit Availability Period; and
(viii)any Water Commission Issuing Lender to Issue a Water Commission Letter of Credit at any time and from time to time during the Water Commission Letter of Credit Availability Period;
(b)    Notice of Issuance, Amendment, Renewal or Extension. To request the Issuance of a Letter of Credit of any Class, the Borrower shall hand deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Lender) to an Issuing Lender of such Class selected by it and the Administrative Agent (no later than three Business Days prior to the requested date of Issuance) a Notice of Issuance in the form of Exhibit C-3 requesting the Issuance of a Letter of Credit of such Class, and specifying the date of Issuance (which shall be a Business Day and shall comply with this Section 2.03), the date on which such Letter of Credit is to expire (which shall comply with clause (d) of this

Section 2.03), the amount of such Letter of Credit and such other information as shall be reasonably necessary to prepare or Issue such Letter of Credit; provided that no such Notice of Issuance shall be required in respect of an automatic extension of the expiry date of any Letter of Credit pursuant to the terms and conditions of such Letter of Credit. Subject to a final expiration date as specified in clause (d)(ii) of this Section 2.03, each Letter of Credit shall provide for the automatic extension of the expiry date thereof unless the applicable Issuing Lender gives notice in accordance with the Letter of Credit that such expiry date shall not be extended, and such Issuing Lender shall give notice of its intention not to extend the expiry date to the Borrower and the Administrative Agent in a notice given 60 days (or, in the case of an LGIA Letter of Credit, 30 days) prior to the current expiry date of such Letter of Credit; provided that any such notice may be sent by such Issuing Lender only if the conditions set forth in Section 4.03(b) are not satisfied as of such date or (1) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing the Letter of Credit, or any Applicable Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular (including as a result of AML Laws, Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions); (2) the beneficiary of such Letter of Credit (i) is, or is an Affiliate of a Person that is designated as a Sanctioned Person; (ii) is, or is an Affiliate of a Person that is, in violation of AML Laws, Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions; or (iii) has, or is an Affiliate of a Person that has, been convicted of money laundering under any AML Law, which conviction has not been overturned or (3) the issuance of the Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally; provided further that, if any Letter of Credit is outstanding on the last day of the applicable Availability Period, the applicable Issuing Lender shall thereafter give such notice in accordance with the terms of such Letter of Credit. If requested by the applicable Issuing Lender, the Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. For the avoidance of doubt, an Issuing Lender or Letter of Credit Lender with Letter of Credit Commitments with respect to a particular Class of Letters of Credit shall have no obligation to issue Letters of Credit or lend in respect of other Classes of Letters of Credit.
(c)Limitations on Amounts and Uses. A Letter of Credit of any Class shall be Issued only if (and upon Issuance of such Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such Issuance, (i) each Issuing Lender’s Letter of Credit Exposure for such Letter of Credit Class shall not exceed its Issuing Commitment for such Class and (ii) the sum of (A) the total Letter of Credit Exposures and (B) the total outstanding principal amount of Letter of Credit Loans, in each case of the applicable Class, shall not exceed the total Commitments of such Class. Each Letter of Credit shall be Issued only for Permitted Letter of Credit Uses.
(d)Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit) and (ii) the applicable Letter of Credit Maturity Date.
(e)    Participations.
(i)By the Issuance of any Letter of Credit of any Class by any Issuing Lender and without any further action on the part of such Issuing Lender or the Letter of Credit Lenders for such Class, such Issuing Lender hereby grants to each applicable Letter of Credit Lender with Letter of Credit Commitments applicable to such Issuing Lender’s Class of Letters of Credit, and each such Letter of Credit Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit and any drawings honored thereunder equal to such Letter of Credit Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Letter of Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.03(e) in respect of Letters of Credit within its applicable Class of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit within its applicable Class of Letters of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of Letter of Credit Commitments. For the avoidance of doubt, a Letter of Credit Lender with a Letter of Credit Commitment in respect of one particular Class of Letter of Credit shall have no obligation to purchase participations in respect of Letters of Credit issued in respect of another Class of Letters of Credit.
(ii)In consideration and in furtherance of the foregoing, each Letter of Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the applicable Issuing Lender for each applicable Class of Letters of Credit, such Letter of Credit Lender’s Applicable Percentage of each Letter of Credit Disbursement in respect of Letters of Credit in which such Letter of Credit Lender has a Letter of Credit Commitment for the applicable Class made by such Issuing Lender on the second Business Day following the Disbursement Date in respect of such Letter of Credit Disbursement. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.05 with respect to Loans made by such Letter of Credit Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Letter of Credit Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Lender the amounts so received by it from the applicable Letter of Credit Lenders for such Letter of Credit Class. For the avoidance of doubt, a Letter of Credit Lender with Commitments in respect of a particular Class of Letters of Credit will have no obligation to make payments in respect of other Classes of Letters of Credit other than the Class in respect of which it has a Letter of Credit Commitment.
(f)    Reimbursement Obligations Absolute.
(i)    If any Issuing Lender shall make any Letter of Credit Disbursement in respect of any applicable Letter of Credit, the Borrower shall reimburse such Letter of

Credit Disbursement to the applicable Issuing Lender for its own account no later than the second Business Day after such Letter of Credit Disbursement, in an amount equal to the full amount of such Letter of Credit Disbursement plus accrued interest thereon from the Disbursement Date to the date of repayment of the Letter of Credit Disbursement at the rate of interest that would apply to an ABR Loan in accordance with Section 2.11 (each, a “Reimbursement Obligation”), which obligation of the Borrower shall be unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of such Letter of Credit, or any term or provision therein, (ii) any claim, set-off right, defense or other right against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender, any Lender or any other Person that the Borrower or any Lender may have, (iii) any draft or other document presented under such Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iv) payment by the applicable Issuing Lender under such Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit, (v) any breach of contract or dispute among or between Borrower, an Issuing Lender, Administrative Agent, any Lender or any other Person, (vi) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of any Letter of Credit Disbursement or any other act or omission of such beneficiary in connection with such Letter of Credit, (vii) failure to preserve or protect any Collateral, any failure to perfect or preserve the perfection of any Lien thereon, or the release of any of the Collateral securing the performance or observance of the terms of this Agreement or any of the other Financing Documents, (viii) an adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower, (ix) the failure of any Lender to make a Letter of Credit Loan as contemplated by clause (h) below, (x) a Default or Event of Default under this Agreement and (xi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03(f), constitute a legal or equitable discharge of the obligations of the Borrower hereunder. Notwithstanding the foregoing, failure of the Borrower to pay a Reimbursement Obligation in accordance with the immediately preceding sentence shall not constitute a Default or an Event of Default hereunder to the extent such Reimbursement Obligation converts to a Letter of Credit Loan of the applicable Class in accordance with Section 2.03(h).
(ii)    Neither the Administrative Agent, the Lenders nor any Issuing
Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by any applicable Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any failure of the beneficiary of any Letter of Credit to comply fully with any conditions required in order to be able to draw on such Letter of Credit, any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Lender; provided that, after paying in full its obligation to reimburse Letter of Credit Disbursements as provided in this Section 2.03(f), the foregoing shall not be construed to excuse any Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by such Issuing Lender’s gross negligence or willful misconduct as determined in a non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. In furtherance of the foregoing, the parties hereto expressly agree that, in the absence of gross negligence or willful misconduct as determined in a non-appealable judgment by a court of competent jurisdiction on the part of an Issuing Lender:
(A)such Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of an applicable Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;
(B)such Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to decline to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and
(C)clauses (A) and (B) above shall establish the standard of care to be exercised by an Issuing Lender when determining whether drafts and other documents presented under an applicable Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing).
(g)Disbursement Procedures. An Issuing Lender for any applicable Letter of Credit shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for an applicable Letter of Credit Disbursement under such Letter of Credit. Such Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by electronic communication of such demand for such Letter of Credit Disbursement and whether such Issuing Lender has made or will make such Letter of Credit Disbursement thereunder and the date (the “Disbursement Date”) of such Letter of Credit Disbursement; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse (without duplication) such Issuing Lender and the Letter of Credit Lenders with respect to any such Letter of Credit Disbursement.
(h)Letter of Credit Disbursement and Borrowing. If any Issuing Lender for any Letter of Credit of any Class shall make any Letter of Credit Disbursement, the Administrative Agent shall promptly notify each Letter of Credit Lender of such Class of the Disbursement Date, the amount of such Letter of Credit Disbursement, and the amount of such Letter of Credit Lender’s Applicable Percentage thereof. In the event that the Borrower does not repay any Letter of Credit Disbursement on or before the second Business Day following such Letter of Credit Disbursement as provided in Section 2.03(f)(i), the Borrower shall, unless any Event of Default has occurred and is continuing, automatically be deemed to have requested a Borrowing of the same Class as the applicable Letter of Credit, as of the applicable Disbursement Date, in an amount equal to the Reimbursement Obligation applicable to such Letter of Credit Disbursement and, without limitation of the obligations of the Letter of Credit Lenders pursuant to Section 2.03(e), such Reimbursement Obligation shall become a Loan of such Class hereunder as of the applicable Disbursement Date and shall be deemed to be a Borrowing of such Class hereunder on such day and bear interest in accordance with Section 2.11 from the applicable Disbursement Date. Each such Loan shall initially be made as an ABR Borrowing and the Borrower shall have the right to convert such Borrowing to a Borrowing of a different Type in accordance with Section 2.06. Interest accrued pursuant to this paragraph and Section 2.11 shall be for account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any applicable Letter of Credit Lender pursuant to paragraph (e) of this Section 2.03 to reimburse such Issuing Lender shall be for account of such Lender to the extent of such payment. Each such Letter of Credit Loan shall be repaid in accordance with Section 2.08(a)(iii) and amounts prepaid or repaid in respect of such Letter of Credit Loans may be reborrowed.
(i)Cash Collateralization. If (i) the maturity of the Loans has been accelerated upon the occurrence of an Event of Default, (ii) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent that the Required Lenders of any Class of Letters of Credit demand the deposit of cash collateral pursuant to this paragraph or (iii) any Event of Default described in Sections 7.01(f) or (g) shall occur, the Borrower shall immediately deposit into an account established with the Depositary Bank, which account shall be a Securities Account and for the benefit of the Lenders of the applicable Class, an amount in cash equal to 102.5% of the aggregate amount of all Letter of Credit Exposure of such Class as of such date (or any applicable amount required by Section 2.09) plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (f) or (g) of Section 7.01. Any deposit made pursuant to this Section 2.03(i) shall be held by the Collateral Agent as collateral for the Letter of Credit Exposure of the applicable Class under this Agreement and shall in the case of a Letter of Credit Disbursement in respect of any Letter of Credit of such Class be applied to the payment of the Borrower’s obligations in respect of the Loans arising as a result of such Letter of Credit Disbursement; provided that any failure or inability of the Collateral Agent or Administrative Agent for any reason to apply such amounts shall not in any manner relieve any Lender of its obligations under Section 2.03(e) or Section 2.03(h).
(j)In the event that more than one Letter of Credit is issued and outstanding in favor of the same beneficiary and for the same purpose, the following provisions shall apply to such Letters of Credit:
(A)    Unless the context requires otherwise, references herein to any such Letter of Credit shall refer to any and all such Letters of Credit then available to be drawn upon.

(B)    Borrower shall use commercially reasonable efforts to instruct each applicable beneficiary receiving more than one Letter of Credit to draw on each such Letter of Credit on a ratable basis; provided, that any reference herein or in any other Financing Document to any drawing on such Letters of Credit shall mean the proportion in which such Letters of Credit were actually drawn if not drawn ratably.
Section 2.04    Loans and Borrowings.
(a)Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class (and, upon payment by any Letter of Credit Lender of its obligation to acquire a participation under Section 2.03(e) in any Borrowing of a Loan pursuant to Section 2.03(h), such Letter of Credit Lender shall be deemed to be the direct holder of such Letter of Credit Loan without any further actions). The failure of any Lender to make any Loan required to be made by it (or to make any payment under Section 2.03(e)) shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans (or to make any payment under Section 2.03(e)) as required.
(b)Type of Loans. Subject to Section 2.12 and Section 2.03(h), each Borrowing shall be constituted entirely of ABR Loans or of Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make or hold such Loan at such Lender’s applicable lending office; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)Minimum Amounts; Limitation on Number of Borrowings. Each Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $100,000, provided that any Borrowing pursuant to Section 2.03(h) shall be in the amount of the related Letter of Credit Disbursement and the final Borrowing of the Construction Loans, subject to Section 5.11 and Section 5.12, may be in an amount up to the then-remaining applicable Construction Loan Commitment. Borrowings of more than one Class may be outstanding at the same time; provided that there shall not at any time be more than a total of five Eurodollar Borrowings outstanding.
Section 2.05    Funding of Borrowings.
(a)    Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, for deposit into (i) in the case of Construction Loans, the Construction Account, (ii) in the event Letter of Credit Loans are made to finance the reimbursement of Letter of Credit Disbursements pursuant to Section 2.03(h), by promptly remitting such amounts to the relevant Issuing Lenders, and (iii)

in the event of any principal or interest being due and payable, to the relevant debt service payment accounts, in each case in accordance with the Depositary Agreement.
(b)    Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.05 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to the Type of Loan made. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.06    Interest Elections.
(a)Elections by the Borrower. Except as otherwise expressly provided herein, the Loans constituting each Borrowing initially shall be of the Type specified in the applicable Construction Loan Borrowing Request (or, in the case of a Borrowing under Section 2.03(h), as an ABR Borrowing) and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Construction Loan Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section 2.06. No Interest Period may extend beyond the Date Certain. Upon receipt of an Interest Election Request from the Borrower requesting an irregular Interest Period as specified in clause (e) of the proviso in the definition of Interest Period, the Administrative Agent and Lenders shall endeavor to provide the Borrower with such Interest Period so long as such Interest Period is available in the London interbank market, in the reasonable judgment of Administrative Agent. The Administrative Agent shall set the applicable Adjusted LIBO Rate for such irregular Interest Period through interpolating available LIBO Rate for periods having terms ending immediately prior to and immediately following such Interest Period.
(b)Notice of Elections. To make an election pursuant to this Section 2.06(b), the Borrower shall notify the Administrative Agent of such election by electronic communication by the time that a Construction Loan Borrowing Request would be required under Section 2.01 (or in the case of a conversion or continuance of a Borrowing pursuant to Section 2.03(h), (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed conversion or continuance of such Borrowing, or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed conversion or continuance of such Borrowing) as the case may be, if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such electronic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic communication to the Administrative Agent of a written Interest Election Request in the form of Exhibit N (to the extent such election was not originally in the form of Exhibit N).
(c)    Content of Interest Election Requests. Each electronically communicated Interest Election Request shall specify the following information:
(i)the Borrowing to which such Interest Election Request applies;
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether the Borrowing to which such Interest Election Request applies is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
(d)    Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor (or if any Interest Election Request made by the Borrower requests a Eurodollar Borrowing but does not specify an Interest Period therefor), then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be converted to a Eurodollar Borrowing with a one-month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (A) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (B) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.
Section 2.07    Termination and Reduction of the Commitments.
(a)    Scheduled Termination. Unless previously terminated, (i) the Construction Loan Commitments shall terminate on the last day of the Construction Loan Availability Period, (ii) the PPA Letter of Credit Commitments shall terminate on the PPA Letter of Credit Maturity Date, (iii) the BOEM Letter of Credit Commitments shall terminate on the BOEM Letter of Credit Maturity Date, (iv) the LGIA Letter of Credit Commitments shall terminate on the LGIA Letter of Credit Maturity Date, (v) the FCM Letter of Credit Commitments shall terminate on the FCM Letter of Credit Maturity Date, (vi) the New Bedford Letter of Credit Commitments shall terminate on the New Bedford Letter of Credit Maturity Date, (vii) the Water Commission Letter of Credit Commitments shall terminate on the Water Commission Letter of Credit Maturity Date, (viii) the

Construction Loan Commitment shall terminate in an amount equal to the applicable Bridge Commitment Reduction Amount on the Increase Effective Date and (ix) the Construction Loan Commitment shall terminate in an amount equal to the applicable TE Commitment Reduction Amount on the date of the initial tax equity funding date under any Permitted Tax Equity Transaction that does not provide a Construction Bridge Take Out.
(b)    Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided, that:
(i)each partial reduction of the Commitments (other than the Letter of Credit Commitments) of any Class pursuant to this Section 2.07(b) shall be in an amount that is $1,000,000 or an integral multiple of $100,000 in excess thereof (or, if less, the remaining amount of such Commitments);
(ii)the Borrower shall not voluntarily terminate or reduce a Class of Letter of Credit Commitments if, (A) after giving effect to such termination or reduction and any concurrent prepayment of the Letter of Credit Loans of such Class in accordance with Section 2.09, the sum of (1) the total Letter of Credit Exposures of such Class and (2) the total outstanding principal amount of Letter of Credit Loans of such Class would exceed the total Letter of Credit Commitments of such Class and (B) the Borrower has not demonstrated to the reasonable satisfaction of the Required Lenders that (x) the reduced portion of the Letter of Credit Commitments of such Class is not and will not be required for the relevant Permitted Letter of Credit Uses and (y) no Default or Event of Default or Material Adverse Effect would occur as a result of such termination or reduction;
(iii)the Borrower shall not voluntarily terminate or reduce the Construction Loan Commitments if, after giving effect thereto, the Borrower has not demonstrated to the reasonable satisfaction of the Required Lenders that (x) the funds under the cancelled Construction Loan Commitments are not necessary to achieve the Conversion Date by the Date Certain and (y) no Default or Event of Default or Material Adverse Effect would occur as a result of such termination or reduction;
(iv)the Borrower shall cause the PPA Letters of Credit to be returned and permanently cancelled on or before the PPA Letter of Credit Maturity Date. Upon such return and cancellation, the PPA Letter of Credit Commitment and the Issuing Commitment in respect of the PPA Letters of Credit shall each be automatically terminated in their entirety;
(v)the BOEM Letters of Credit to be returned and permanently cancelled on or before the BOEM Letter of Credit Maturity Date. Upon such return and cancellation, the BOEM Letter of Credit Commitment and the Issuing Commitment in respect of the BOEM Letters of Credit shall each be automatically terminated in their entirety;
(vi)the LGIA Letters of Credit to be returned and permanently cancelled on or before the LGIA Letter of Credit Maturity Date. Upon such return and cancellation,

the LGIA Letter of Credit Commitment and the Issuing Commitment in respect of the LGIA Letters of Credit shall each be automatically terminated in their entirety;
(vii)the FCM Letters of Credit to be returned and permanently cancelled on or before the FCM Letter of Credit Maturity Date. Upon such return and cancellation, the FCM Letter of Credit Commitment and the Issuing Commitment in respect of the FCM Letters of Credit shall each be automatically terminated in their entirety;
(viii)the New Bedford Letters of Credit to be returned and permanently cancelled on or before the New Bedford Letter of Credit Maturity Date. Upon such return and cancellation, the New Bedford Letter of Credit Commitment and the Issuing Commitment in respect of the New Bedford Letters of Credit shall each be automatically terminated in their entirety; and
(ix)the Water Commission Letters of Credit to be returned and permanently cancelled on or before the Water Commission Letter of Credit Maturity Date. Upon such return and cancellation, the Water Commission Letter of Credit Commitment and the Issuing Commitment in respect of the Water Commission Letters of Credit shall each be automatically terminated in their entirety.
(c)Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any voluntary election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section 2.07 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.07(c) shall be irrevocable.
(d)Effect of Termination or Reduction. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
Section 2.08    Repayment of Loans; Evidence of Debt.
(a)    Repayment.
(i)Construction Loans.    The Borrower hereby unconditionally
promises to pay to the Administrative Agent for the account of the Construction Loan Lenders the outstanding principal amount of the Construction Loans on the Construction Loan Maturity Date.
(ii)[Reserved].
(iii)Letter of Credit Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of Letter of Credit Lenders the outstanding principal amount of Letter of Credit Loans on the Construction Loan

Maturity Date. To the extent not previously paid, the Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Issuing Lenders and Letter of Credit Lenders all outstanding Letter of Credit Disbursements and Letter of Credit Loans on the Letter of Credit Maturity Date.
(b)    Manner of Payment.
(i)Prior to any repayment or prepayment of any Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be paid and shall notify the Administrative Agent by electronic transmission of such selection not later than 11:00 a.m., New York City time, (1) in the case of an ABR Borrowing, one Business Day before the scheduled date of such payment and (2) in the case of a Eurodollar Borrowing, three Business Days before the scheduled date of such payment. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each repayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.
(ii)Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s office in Dollars and in immediately available funds not later than 2:00 p.m. EST on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s lending office. All payments received by the Administrative Agent after 2:00 p.m. EST shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(c)    Evidence of Debt.
(i)    Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (ii) below, execution and delivery of a Note evidencing the Loans made by such Lender to the Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive evidence of such Indebtedness of the Borrower absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts or any error in any such account shall not limit or otherwise affect any repayment obligations of the Borrower hereunder.

(ii)    The Borrower shall, upon the request to the Administrative Agent by any Lender, execute and deliver to such Lender a promissory note (a “Note”) substantially in the form of Exhibit B payable to such Lender in an amount equal to such Lender’s Loans evidencing the Loans made by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive evidence of the applicable Indebtedness of the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations or any error in any such notations shall not limit or otherwise affect any obligations of the Borrower. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only in accordance with Section 10.04(b).
Section 2.09    Prepayment of Loans.
(a)Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (other than any amounts payable under Section 2.14), subject to the requirements of this Section 2.09(a). Each partial prepayment of any Borrowing under this Section 2.09(a) shall be in an aggregate amount at least equal to $1,000,000 and an integral multiple of $100,000 in excess thereof (or such lesser amount as may be necessary to prepay the aggregate principal amount then outstanding with respect to such Borrowing). Prepayments pursuant to this Section 2.09(a) shall be applied pro rata to scheduled principal payments. Upon the Borrower’s prior written request, a prepayment of Borrowings of any Class may be applied to prepay outstanding ABR Borrowings of such Class before any other Borrowings of such Class so long as such application does not affect the right any Lender would otherwise have to receive pro rata prepayments of the Loans or Class of Loans, as applicable, held by such Lender.
(b)Mandatory Prepayments.
(i)    On the Monthly Date immediately following the receipt by the Borrower of the proceeds of any conveyance, sale, lease, transfer or other disposal of Project Assets (other than those permitted by clauses (a), (c), (d) or (e) of the second sentence of Section 6.08) (a “Specified Disposition”) exceeding $10,000,000, in the aggregate with all prior Specified Dispositions, the Borrower shall prepay the Loans then outstanding, in an amount equal to 100% of the Net Available Amount of such proceeds, together with accrued interest thereon and any amount required by Section 2.14 (if applicable); provided, that the Borrower shall not be required to prepay the Loans pursuant to this Section 2.09(b)(i) to the extent that the Borrower applies the same to make Capital Expenditures or to otherwise reinvest the same in Project Assets which are necessary or useful for the business of the Project, in each case (A) pursuant to a transaction not prohibited hereunder, (B) the Net Available Amount so retained is so committed to be so applied or reinvested within 12 months of such Specified Disposition, (C) the Net Available Amount so retained is so applied or reinvested within 12 months of being committed in accordance with the immediately preceding clause (B) and (D) any uninvested or unreinvested portion of such Net Available Amount shall be promptly applied to prepayments as contemplated in this Section 2.09(b)(i).
(ii)With respect to any Event of Damage or Event of Taking, the Borrower shall prepay the Loans then outstanding in accordance with and to the extent required by Section 5.17, together with accrued interest thereon and any amount required by Section 2.14 (if applicable).
(iii)On the Monthly Date immediately following the receipt by the Borrower (or the Collateral Agent on behalf of the Borrower) of the proceeds of any Project Document Claim in excess of $2,000,000, the Borrower shall prepay the Loans then outstanding in an aggregate amount equal to 100% of the Net Available Amount of such Project Document Claim, together with accrued interest thereon and any amount required by Section 2.14 (if applicable).
(iv)Promptly following the receipt by the Borrower of the proceeds of any Termination Payment in excess of $2,000,000 received pursuant to any Material Project Document (but without duplication of any Project Document Claim prepayment), the Borrower shall prepay the Loans then outstanding in an aggregate amount equal to 100% of the Net Available Amount of such Termination Payment, together with accrued interest thereon and any amount required by Section 2.14 (if applicable).
(v)On the Conversion Date, the Borrower shall make a mandatory prepayment of the Letter of Credit Loans, together with accrued interest thereon and any amount required by Section 2.14 (if applicable).
(vi)On the date of the initial funding by the tax equity investors under a Permitted Tax Equity Transaction that is not a Construction Bridge Take Out, the Borrower shall prepay the Construction Loans in an aggregate principal amount equal to the TE Prepayment Amount, together with accrued interest thereon and any amount required by Section 2.14 (if applicable).
(vii)On the date of the initial borrowing of the Construction Bridge Loans, the Borrower shall prepay the Construction Loans in an aggregate principal amount equal to any Bridge Prepayment Amount determined pursuant to Section 2.22(b), together with accrued interest thereon and any amount required by Section 2.14 (if applicable).
(viii)To the extent required by Section 5.20, the Borrower shall on each Build-Out Prepayment Date prepay the Construction Loans in an amount specified in Section 5.20 in respect of such Build-Out Prepayment Date, together with accrued interest thereon and any amount required by Section 2.14 (if applicable).
(ix)The Borrower shall prepay the Construction Loans in an amount as and when required by Section 5.25 in connection with the exercise of the Permitted

Capacity Downsize Option, together with accrued interest thereon and any amount required by Section 2.14 (if applicable).
(x)    The Borrower shall prepay the Construction Loans in an amount as and when required by Section 5.26 in connection with the Borrower’s election to utilize “Fall-Back WTGs” (as defined in the TSA) or receipt of a Wind Turbine Type Certificate for the Primary WTGs that does not align with the assumptions for the Primary WTGs set forth in the Base Case Projections, together with accrued interest thereon and any amount required by Section 2.14 (if applicable).
Each such mandatory prepayment of the Loans (other than under Section 2.09(b)(iii)) shall be applied in inverse order of maturities. Each such prepayment of loans under Section 2.09(b)(iii) shall be applied pro rata to scheduled principal payments. Upon the Borrower’s prior written request, a prepayment of Borrowings of any Class may be applied to prepay outstanding ABR Borrowings of such Class before any other Borrowings of such Class so long as such application does not affect the right any Lender would otherwise have to receive pro rata prepayments of the Loans or Class of Loans, as applicable, held by such Lender.
(c)    Notices, Etc. The Borrower shall notify the Administrative Agent (i) by electronic transmission of any mandatory prepayment hereunder, not later than 11:00 a.m., New York City time, with respect to Loans bearing interest at the Adjusted LIBO Rate, three Business Days before the date of prepayment, and with respect to Loans bearing interest at the Alternate Base Rate, one Business Day before the date of prepayment, and (ii) in writing of any optional prepayment hereunder, not later than five Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and any amount required by Section 2.14 and shall be applied in the manner specified in Section 2.08(b).
Section 2.10    Fees.
(a)    Commitment Fee. Subject to Section 2.11(g), the Borrower agrees to pay to the Administrative Agent for the account of each Lender having Commitments a commitment fee (a “Commitment Fee”), which shall accrue at a rate per annum equal to (i) 0.400% on the average daily unused amount of each such Commitment of such Lender during the period from and including the Closing Date to but excluding the date such Commitment terminates (or if such Commitment is canceled or expired prior to such date, the date of such cancellation or expiration) and (ii) 0.400% on the average daily unused amount of each Letter of Credit Commitment of such Lender during the period from and including the Closing Date to but excluding the date such Letter of Credit Commitment terminates (or if such Letter of Credit Commitment is canceled or expired prior to such date, the date of such cancellation or expiration). All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees with respect to the Commitments of any Class, a Lender’s Commitment of such Class shall be deemed to be used to the extent of such Lender’s outstanding Loans and such Lender’s participation in Letter of Credit Exposure (excluding any portion thereof attributable to unreimbursed Letter of Credit Disbursements) of such Class. Accrued Commitment Fees shall be due and payable in arrears on each Quarterly Date after the Closing Date and on the applicable Maturity Date.
(b)Letter of Credit Fees. Subject to Section 2.11(g), the Borrower agrees to pay to the Administrative Agent for the account of each Letter of Credit Lender a fee with respect to its participations in Letters of Credit under Section 2.03(e) (a “Letter of Credit Fee”) which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Eurodollar Loans, on the average daily amount of such Letter of Credit Lender’s participation in Letter of Credit Exposure (excluding any portion thereof attributable to unreimbursed Letter of Credit Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Letter of Credit Lender’s Letter of Credit Commitment terminates and the date on which such Letter of Credit Lender ceases to have any participation in Letter of Credit Exposure. Letter of Credit Fees shall be due and payable in arrears on each Quarterly Date after the Closing Date and on the applicable Maturity Date; provided that any Letter of Credit Fees accruing after the date on which the applicable Letter of Credit Commitments terminate shall be payable on demand. All Letter of Credit Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)Reserved.
(d)Lender and Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, and to the Collateral Agent, the Depositary Bank and each Joint Lead Arranger the fees payable in the amounts and at the times separately agreed upon in the Fee Letters or the Depositary Agreement, as applicable.
(e)Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the applicable Issuing Lender, in the case of fees payable to it) for distribution, in the case of Commitment Fees and Letter of Credit Fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent manifest error.
Section 2.11    Interest.
(a)ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.
(b)Eurodollar Loans. The Loans constituting each Eurodollar Borrowing shall bear interest for the applicable Interest Period at a rate per annum equal to the Adjusted LIBO Rate for such Interest Period for such Borrowing plus the Applicable Margin.

(c)    Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2.00% plus the rate that would otherwise be applicable to such amount pursuant to this Agreement or, if no other rate is so specified herein, the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.11.
(d)    Payment of Interest. Subject to clause (g), accrued interest on each Loan of any Class shall be payable in arrears on each Interest Payment Date for such Loan; provided that
(i)interest accrued pursuant to paragraph (c) of this Section 2.11 shall be payable on demand,
(i)in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    Post-Petition Interest. Interest hereunder shall be due and payable in accordance with the terms hereof, before and after judgment, regardless of whether any insolvency, bankruptcy or other proceeding under any Debtor Relief Law exists in respect of the Borrower, and, to the fullest extent permitted by law, the Lenders shall be entitled to receive post-petition interest during the pendency of such proceeding.
(f)    Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The computation of interest and fees shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(g)    Capitalized Fees and Interest. Provided that Borrower has satisfied the conditions precedent set forth in Section 4.01 and Section 4.02, as applicable, all accrued and unpaid interest and fees with respect to the then-outstanding Construction Loans and the accrued and unpaid Commitment Fees and Letter of Credit Fees, if any, shall be automatically capitalized in new Construction Loans, so long as (i) no Default or Event of Default has occurred and is continuing and (ii) the making of such Construction Loans will not result in the aggregate Construction Loans exceeding the aggregate Construction Loan Commitments. On each Interest Payment Date and Quarterly Date prior to the Conversion Date, unless the Administrative Agent receives written notice to the contrary from Borrower by 2:00 p.m. EST at least three Business Days prior to such date, a Construction Loan Borrowing Request shall be deemed to have been made by the Borrower to Lenders requesting a Borrowing of Construction Loans in order to capitalize the payment of such interest and fees and selecting an Interest Period of one month (or ending on the Construction Loan Maturity Date, if the selected one-month Interest Period would expire beyond such Construction Loan Maturity Date) and any such fees and interest amounts shall be capitalized and added to the principal amount of the Construction Loans. The Borrower hereby consents to such deemed issuance of one or more Construction Loan Borrowing Request under this clause (g) and agrees that the amounts capitalized under this clause (g) shall constitute Construction Loans under this Agreement.
Section 2.12    Alternate Rate of Interest.
(a)    If prior to the commencement of the Interest Period for any Eurodollar Borrowing:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that by reason of circumstances affecting the London interbank market adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period or that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Borrowing; or
(ii)such Borrowing is of a particular Class of Loans and the Administrative Agent is advised by the Required Lenders of such Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing of the affected Class as, a Eurodollar Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing on the last day of the Interest Period applicable thereto, and (ii) if any Construction Loan Borrowing Request requests a Eurodollar Borrowing, such Borrowing of the affected Class shall be made as an ABR Borrowing.
(b)    In addition, if any Lender reasonably determines that the introduction of, or any change in or in the interpretation of, any Applicable Law after the Closing Date shall make it unlawful, or any Governmental Authority shall assert that it is unlawful, for any Lender or its applicable lending office to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurodollar Loans or to convert ABR Borrowings to Eurodollar Borrowings, as the case may be, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all such Eurodollar Borrowings of such Lender to ABR Borrowings, on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted.

Section 2.13    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Lender;
(ii)subject the Administrative Agent, any Lender or any Issuing Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in any of clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, loan principal, Letters of Credit, Commitments, or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or any Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) to the Borrower or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs actually incurred or reduction suffered.
(b)    Capital Requirements. If, after the Closing Date, any Lender or any Issuing Lender reasonably determines that any Change in Law regarding capital requirements or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction actually incurred or suffered.
(c)    Certificates from Lenders. A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.13 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.
(d)    Delay in Requests. Promptly after any Lender or any Issuing Lender has determined that it will make a request for increased compensation pursuant to this Section 2.13, such Lender or Issuing Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section 2.13 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.14    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (other than in connection with any Eurodollar Borrowing that is not made pursuant to Section 2.05 due to circumstances set forth in Section 2.12) or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.17(b) of any Eurodollar Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (but excluding any anticipated profits). In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount reasonably determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue a Eurodollar Loan, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits in Dollars from other banks in the eurocurrency market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the Administrative Agent, and the Administrative Agent shall promptly provide such certificate to the Borrower, and such certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof. Notwithstanding the foregoing, unless an Event of Default shall have occurred and be continuing, and except with regard to any voluntary prepayments hereunder or the events described in Section 2.13(a) and (b), each

Lender shall, unless otherwise requested by Borrower, use reasonable efforts to minimize any such break funding payments by, among other things, not applying mandatory prepayments until the last day of an Interest Period so long as such Lender, in its sole discretion, does not determine that such efforts would be disadvantageous to such Lender.
Section 2.15    Taxes.
(a)Payments Free of Taxes. For purposes of this Section 2.15, the term “applicable law” includes FATCA. Any and all payments by or on account of any obligation of any Loan Party under any Financing Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes. In addition, the Borrower shall timely pay or cause to be paid any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.
(c)Indemnification. The Borrower shall indemnify or cause to be indemnified each Recipient within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15, but without duplication of any amounts paid or indemnified under Section 2.15(a)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The amount of such payment or liability and the denomination thereof as set forth in a certificate (accompanied by supporting calculations) delivered to the Borrower by the applicable Recipient, or by the Administrative Agent on its own behalf or on behalf of another Recipient, shall be conclusive absent manifest error.
(d)Evidence of Payments. As soon as reasonably practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver or cause to be delivered to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)Forms.

(i)Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under any Financing Document shall deliver to the Borrower (with a copy to the Administrative Agent) at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(e)(ii)(A), 2.15(e)(ii)(B) and 2.15(e)(ii)(D) below) shall not be required if in the reasonable judgment of the applicable Lender such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender;
(ii)Without limiting the generality of any of the foregoing:
(A)each Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)each Lender that is not a U.S. Person, shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:
(1)in the case of such a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Financing Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Financing Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;

(3)in the case of such a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)to the extent such Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(C)each Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by Borrower or the Administrative Agent) on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Financing Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower (with a copy to the Administrative Agent) in writing of its legal inability to do so.
(f)Treatment of Certain Refunds. If any Recipient determines, in such Recipient’s sole judgment, exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the applicable Recipient agrees to repay as soon as reasonably practicable the amount paid over by such Recipient to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will any Recipient be required to pay any amount to the Borrower pursuant to this paragraph (f) to the extent such payment would place such Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
(g)Tax Returns. This Section 2.15 shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential, it being understood that the forms and statements required to be provided under Section 2.15(e) shall not be considered confidential for this purpose) to the Borrower or any other Person.
(h)Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of any Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Financing Document.
Section 2.16    Payments Generally; Pro Rata Treatment; Sharing of Set-
offs.
(a)    Payments by the Borrower. Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of Letter of Credit Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) or under any other Financing Document (except to the extent otherwise provided therein) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent by wire transfer to the following account: payment instructions:

Bank Name: The Bank of New York Mellon; ABA Number: 021000018; Account No. 2997578400; Reference: BSNY -Vineyard except as otherwise expressly provided in the relevant Financing Document and except payments to be made directly to any Issuing Lender as expressly provided herein and payments pursuant to Sections 2.13, 2.14, 2.15 and 10.03, which shall be made directly to the Persons entitled thereto, in each case subject to the terms of the Depositary Agreement. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All amounts owing under this Agreement or under any other Financing Document are payable in Dollars.
(b)Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed Letter of Credit Disbursements, interest, fees and other amounts then due hereunder or under the other Financing Documents, such funds shall be applied (i) first, to pay interest, fees and other amounts then due hereunder or under the other Financing Documents, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and other amounts then due to such parties and (ii) second, to pay principal and unreimbursed Letter of Credit Disbursements then due hereunder or under the other Financing Documents, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed Letter of Credit Disbursements then due to such parties.
(c)Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of a particular Class shall be made from the relevant Lenders, each payment of a Commitment Fee under Section 2.10(a) in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.07 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class; (ii) each Borrowing of any Class shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.
(d)Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in Letter of Credit Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in Letter of Credit Disbursements and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in Letter of Credit

Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders pro rata in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in Letter of Credit Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letter of Credit Disbursements to any assignee or participant, other than to the Borrower or any Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(e)Presumptions of Payment. Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or any Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or each applicable Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(f)Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.03(e), 2.05(b), 2.16(e) or 10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.17    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, then such Lender shall, if requested by the Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (x) would eliminate or reduce amounts payable pursuant to Section 2.13 or Section 2.15, as the case may be, in the future and (y) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders.
(i)If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.17(a), or if any Lender is a Defaulting Lender and has failed to cure the circumstances as a result of which it has become a Defaulting Lender within five Business Days, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all of its interests, rights (other than its existing rights to payment pursuant to Section 2.13 or Section 2.15) and obligations (including any participation under any Letters of Credit issued pursuant to Section 2.03) under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (w) such assignment does not conflict with Applicable Law, (x) the Borrower shall have received the prior written consent of the Administrative Agent and, to the extent such assignee is assuming any Letter of Credit Commitment, the Issuing Lenders of each applicable Class, which consent, in each case, shall not unreasonably be withheld, conditioned or delayed, (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it or its Affiliates under the Financing Documents, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (z) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in the elimination or a reduction in such compensation or payments and (aa) prior to the Conversion Date, the foregoing assignment and other procedures occur concurrently under each Term Credit Agreement. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Nothing in this Section 2.17 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.
(ii)If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 10.02 requires the consent of all of the Lenders affected with respect to which the Required Lenders shall have granted their consent and no Event of Default has occurred and is continuing, then the Borrower shall have the right to replace such Non-Consenting Lender (unless such Non-Consenting Lender grants such consent) by requiring such Non-Consenting Lender to assign its Loans and Commitments (in accordance with and subject to the restrictions contained in Section 10.04) to one or more assignees reasonably acceptable to the Administrative Agent (and, to the extent such assignee is assuming any Letter of Credit Commitment, the Issuing Lenders of each applicable Class); provided that (x) any such Non-Consenting Lender must be replaced with a Lender that grants the applicable consent and (y) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it or its Affiliates under the Financing Documents, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts). In connection with any such assignment, the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 10.04.
(iii) Any Lender that has been replaced as a Lender pursuant to clause (i) or (ii) of this Section 2.17(b), and that is a party to a Permitted FX Swap Agreement or Permitted Swap Agreement shall use commercially reasonable efforts to promptly novate, assign and delegate, without recourse, all of its interests, rights and obligations under such Permitted FX Swap Agreement or Permitted Swap Agreement to which it is party to the assignee replacing it as a Lender hereunder pursuant to this Section 2.17(b) or to another Lender or Affiliate thereof, which, in each case, shall be a Permitted FX Swap Counterparty or a Permitted Swap Counterparty, as applicable; provided, however, that if such replaced Lender is unable to novate, assign and delegate, without recourse, all of its interests, rights and obligations under any Permitted FX Swap Agreement or Permitted Swap Agreement to which it is a party pursuant to documentation reasonably satisfactory to such Lender or Affiliate within thirty days after such Lender’s replacement, despite the exercise of commercially reasonably efforts to do so, then such replaced Lender may terminate such Permitted FX Swap Agreement or Permitted Swap Agreement in accordance with its terms. Notwithstanding the foregoing, a Lender shall have no obligation with respect to such assignment if such Lender determines in its reasonable discretion that such assignment would violate its internal credit policies and “know your customer” policies. Borrower shall bear all costs and expenses, and shall reimburse any Lender or its Affiliates for all costs and expenses incurred by such Lender or Affiliate, in connection with any assignment or novation of a Permitted FX Swap Agreement or Permitted Swap Agreement pursuant to this Section 2.17(b).
Section 2.18    Defaulting Lenders. Notwithstanding any provision of this
Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    Fees shall cease to accrue on the unused portion of the Commitment of such
Defaulting Lender pursuant to Section 2.10(a); provided that each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.19. With respect to any Commitment Fee or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to this clause (a), the Borrower shall (i) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Exposure that has been reallocated to such Non-Defaulting Lender pursuant to clause (d) below, (ii) to pay to each Issuing Lender the amount of any fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender and (iii) not be required to pay the remaining amount of any such fee.
(b)The Commitments (or, if the Commitments have been terminated, the Pro Rata Outstandings) of such Defaulting Lender shall not be included in determining whether the Required Lenders or Supermajority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver requiring Required Lender or Supermajority Lender approval pursuant to Section 10.02), but shall be included in determining whether the Lenders have taken, or may take, any action hereunder if more than Supermajority Lender approval is required.
(c)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of a Defaulting Lender shall be applied at such time or times as may be determined by the Administrative Agent as follows: (i) first, to the payment of any amounts owing by such Defaulting Lender to the Agents or Depositary Bank under the Financing Documents; (ii) second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender; (iii) third, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender, if any, in accordance with Section 2.19, (iv) fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; (v) fifth, if so determined by the Required Lenders or requested by an Issuing Lender, held in such account as cash collateral for future funding obligations of such Defaulting Lender in respect of any existing or future participating interest in any Letter of Credit; (vi) sixth, to the payment of any amounts owing to the Lenders or the applicable Issuing Lenders as a result of any then final and non-appealable judgment of a court of competent jurisdiction obtained by any Lender or an applicable Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; (vii) seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any then final and non-appealable judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction (provided that, with respect to this clause (viii), if such payment is a prepayment of the principal amount of any Loans in respect of which a Defaulting Lender has funded its participation obligations, such payment shall be applied solely to prepay the Loans of, and Reimbursement Obligations owed to, all Non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, Reimbursement Obligations owed to such Defaulting Lender). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.18(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(d)All or any part of such Defaulting Lender’s participation in Letter of Credit Exposure shall be reallocated among the Non-Defaulting Lenders of the same Class as such Defaulting Lender in accordance with their respective Applicable Percentage (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Letter of Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s applicable Letter of Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(e)If the reallocation described in clause (d) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 2.19.
(f)If the Borrower, the Administrative Agent and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under the applicable Class (without giving effect to clause (d) of this Section), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(g)So long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
Section 2.19    Cash Collateral.
(a)    Defaulting Lender. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.18(d) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than 102.5% of the Letter of Credit Exposure of all Issuing Lenders with respect to Letters of Credit issued and outstanding at such time.

(b)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders, and agrees to maintain, a first-priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect Letter of Credit Disbursements, to be applied pursuant to Section 2.19(c). If at any time the Administrative Agent or any Issuing Lender determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lenders as herein provided, or that the total amount of such Cash Collateral is less than 102.5% of the Letter of Credit Exposure of all Issuing Lenders with respect to Letters of Credit issued and outstanding at such time, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.19 or Section 2.18 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Disbursements (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.19 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.18, the Person providing Cash Collateral and each Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.
Section 2.20    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 2.21    Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Financing Document (and any Permitted Swap Agreement or Term Permitted Swap Agreement shall be deemed not to be a “Financing Document” for purposes of this Section 2.21):
(a)Replacing USD LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Financing Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Financing Document.
(b)Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Financing Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Financing Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a Borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During the period referenced in the foregoing sentence, the component of Alternate Base Rate based upon the Benchmark will not be used in any determination of Alternate Base Rate.
(c)Term SOFR Transition Event. Notwithstanding anything to the contrary herein, upon the occurrence of a Term SOFR Transition Event, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Financing Document in respect of any Benchmark setting without any amendment to, or further action or consent of any other party to, this Agreement or any other Financing Document, provided, however, that, the Administrative Agent (i) has (in consultation with the Borrower) delivered a Term SOFR Notice to the Lenders and (ii) has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date the Term SOFR Notice is provided to the Lenders, written notice of objection to such Benchmark Replacement from the Lenders comprising the Required Lenders.
(d)Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right in consultation with the Borrower to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(e)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.21, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.21.
(f)Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.
Section 2.22    Construction Bridge Loan Facilities.
(a)    Borrower Request. Prior to the Conversion Date, the Borrower may by written notice to the Lenders through the Administrative Agent elect to request the establishment of one or more new construction bridge loan commitments (each, a “Construction Bridge Loan Commitment”). Each such notice shall: (i) specify the anticipated date on which the Borrower proposes that the Construction Bridge Loan Commitments shall be effective, which shall be a date not less than 45 days after the date on which such notice is delivered to the Administrative Agent;
(ii)specify the identity of each Eligible Assignee to whom the Borrower proposes any portion of such Construction Bridge Loan Commitments be allocated and the amounts of such allocations,
(i)include reasonably detailed information about the anticipated source of the Construction Bridge Take Out, including (if applicable) the anticipated terms and conditions of, and the identity of the tax equity investors anticipated to provide, any Tax Equity Commitment; (iv) include an update to the most recently updated Base Case Projections reflecting only Prior Projection Updates, the Construction Bridge Loan Commitments, the expected date of Substantial Completion, the expected Conversion Date, changes to projected interest rates, the terms and conditions of the Construction Bridge Take Out and calculations of any anticipated Bridge Commitment Reduction Amount, TE Commitment Reduction Amount, the TE Oversizing Amount, the Bridge Oversizing Amount, the Bridge Prepayment Amount, and the TE Term Loan Prepayment Amount (as applicable) (and holding all other inputs and assumptions in the Base Case Projections constant); and (v) include an initial proposed draft of the Increase Joinder in respect of the Construction Bridge Loan Commitment. The aggregate Construction Bridge Loan Commitments for any Lender shall be in an aggregate amount of not less than $50,000,000 and whole multiples of $1,000,000 in excess thereof. The Administrative Agent may elect or decline to arrange such Construction Bridge Loan Commitments in its sole discretion and each Lender may elect or decline, in its sole discretion, to provide a Construction Bridge Loan Commitment in an amount equal to its pro rata share of the aggregate Construction Loan Commitments among all Lenders electing to provide a Construction Bridge Loan Commitment; and, if any of the existing Lenders decline to provide any portion of such Construction Bridge Loan Commitment, or if any of the Lenders do not respond in writing within ten Business Days after being notified by Borrower of such request, the Borrower may offer such portion of the Construction Bridge Loan Commitment to any other Person that is an Eligible Assignee; provided further that if the Administrative Agent declines to arrange the Construction Bridge Loan Commitment in accordance with this Section 2.22(a), the Borrower may designate any arranger it may deem appropriate. The Administrative Agent shall notify Lenders promptly upon receipt of the Borrower’s notice of the Increase Effective Date and in respect thereof the Construction Bridge Loan Commitments and applicable Lenders holding such Commitments.
(b)    Conditions. The Construction Bridge Loan Commitments shall become effective as of the first date that the following conditions precedent have been satisfied (the “Increase Effective Date”):
(i)no Material Adverse Effect shall have occurred and be continuing;
(ii)no Default or Event of Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date;
(iii)the representations and warranties contained in Article III and the other Transaction Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes of this Section

2.22(b), the representations and warranties contained in Section 3.26 shall be deemed to refer to the most recent financial statements furnished pursuant to Section 5.09; provided, however, that a representation or warranty that is qualified by materiality, Material Adverse Effect or similar phrase shall be true and correct in all respects;
(iv)the Borrower shall deliver or cause to be delivered officer’s certificates and legal opinions with respect to the Increase Joinder of the type delivered on the Closing Date to the extent reasonably requested by, and in form and substance reasonably satisfactory to, the Supermajority Lenders;
(v)upon the reasonable request of any Lender made at least 10 days prior to the Increase Effective Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the USA PATRIOT Act, in each case at least 5 days prior to the Increase Effective Date, and at least 5 days prior to the Increase Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party;
(vi)the Borrower shall have paid all fees and expenses owing in respect of any such increase to the Agents and the Lenders;
(vii)(A) if the Borrower’s then-aggregate Borrowings are less than the Title Policy Liability, the Borrower shall have delivered an ALTA 33 Endorsement issued by the Title Company showing no additional title exceptions or other matters except Permitted Encumbrances; or (B) if the Borrower’s then-aggregate Borrowings exceed the Title Policy Liability, the Borrower shall have delivered a Record Matters Endorsement and a date-down endorsement issued by the Title Company showing no additional title exceptions or other matters except Permitted Encumbrances;
(viii)if the Construction Bridge Take Out is a Permitted Tax Equity Transaction, the Borrower shall have delivered all material closing documentation (including as applicable, the membership interest purchase agreement, equity capital contribution agreement, limited liability company agreement, guaranties, each consent to collateral assignment in connection therewith, and other associated documents), all of which shall be consistent in all material respects with the term sheet set forth on Exhibit S, as confirmed by the Administrative Agent and the Required Lenders or otherwise in form and substance reasonably satisfactory to the Supermajority Lenders, and to the extent any terms set forth in any Tax Equity Document are not specified in Exhibit S, shall be reasonably satisfactory to the Supermajority Lenders, evidencing that the Tax Equity Commitment has been obtained;
(ix)if the Construction Bridge Take Out is a Permitted Direct Payment Transaction, (A) the Borrower shall have delivered the Direct Payment Documents and other evidence reasonably satisfactory to the Supermajority Lenders demonstrating that the

Project is eligible for the Direct Payment and the Direct Payment is reasonably anticipated to be paid by the U.S. government at least 30 days prior to the Construction Bridge Loan Maturity Date and (B) the Borrower shall provide assurances as reasonably requested by and in an amount and otherwise in form and substance reasonably satisfactory to the Supermajority Lenders in respect of “recapture,” “audit” or similar liabilities in connection with such Permitted Direct Payment Transaction (“Reasonable Assurances”);
(x)the Borrower shall have delivered evidence reasonably satisfactory to the Supermajority Lenders that the Construction Bridge Loan Commitment is not greater than ninety seven and one half percent (97.5%) of the estimated amount of the Construction Bridge Take Out;
(xi)the Borrower shall demonstrate to the reasonable satisfaction of the Supermajority Lenders that the Debt to Equity Ratio is no greater than 85:15;
(xii)the Borrower has delivered a notice meeting the requirements set forth in Section 2.22(a) at least 45 days prior to the Increase Effective Date;
(xiii)the Borrower shall covenant in the Increase Joinder to apply the proceeds of any Construction Bridge Take Out to the repayment of the outstanding Construction Bridge Loans no later than the earlier of the final funding date under the ECCA and the Construction Loan Maturity Date;
(xiv)the Borrower shall have terminated the Construction Loan Commitments as required pursuant to Section 2.07(a)(viii);
(xv)the Borrower shall have delivered a revised sources and uses table satisfactory to the Supermajority Lenders and the Administrative Agent (in consultation with the Independent Engineer) demonstrating that there are sufficient committed funds available to the Borrower pursuant to this Agreement and the Equity Contribution Agreement, together with reasonably anticipated pre-Conversion Date Project Revenues, to achieve the Conversion Date on or before the Date Certain; and
(xvi)no later than five Business Days before the Increase Effective Date, the Borrower shall have delivered to the Administrative Agent (for delivery to each Lender) (A) a final update to the most recently updated Base Case Projections, reflecting only Prior Projection Updates, the final Construction Bridge Loan Commitments, the terms and conditions of the Tax Equity Documents or Direct Payment Documents, the expected date of Substantial Completion, the expected Conversion Date, changes to projected interest rates, the Bridge Commitment Reduction Amount, TE Oversizing Amount, TE Commitment Reduction Amount, the Bridge Oversizing Amount, the Bridge Prepayment Amount, the TE Prepayment Amount, and the TE Term Loan Prepayment Amount (as applicable) (and holding all other inputs and assumptions in the Base Case Projections constant), which Base Case Projections update shall be satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer) and (B) a certificate of an Authorized Officer of the Borrower stating that such projections and supporting documents were prepared in good faith by the Borrower and are based upon assumptions which the Borrower considers to be reasonable, it being understood that such Base Case Projections are not to be viewed as facts and are subject to uncertainties and contingencies, many of which are beyond the control of the Borrower, that no assurance can be given that the Base Case Projections will be realized, that actual results may differ and such differences may be material.
(c)    Terms of New Loans and Commitments. The terms and provisions of Loans made pursuant to Construction Bridge Loan Commitments shall be as follows:
(i)terms and provisions of Construction Bridge Loans shall be, except as otherwise set forth herein or in the Increase Joinder, identical to the Construction Loans and to the extent that the terms and provisions of Construction Bridge Loans are not identical to the Construction Loans (except to the extent permitted by clause (ii) or (iii) below) they shall be reasonably satisfactory to the Supermajority Lenders; provided that in any event the Construction Bridge Loans must comply with clauses (ii) and (iii) below;
(ii)(A) the maturity date of Construction Bridge Loans (the “Construction Bridge Loan Maturity Date”) shall be the Construction Loan Maturity Date and, if the Construction Bridge Loans have a Construction Bridge Take Out that is a Tax Equity Commitment, the earliest of the Construction Loan Maturity Date, the date of the final capital contribution made by the tax equity investor under an equity capital contribution agreement constituting a Tax Equity Document, and the outside date for satisfaction of the funding conditions for the making of a capital contribution by the tax equity investor under such Tax Equity Documents and (B) all terms of the Construction Bridge Loans with respect to amortization and mandatory prepayments (except as otherwise expressly contemplated in this Agreement) shall be identical to those of the Construction Loans; and
(iii)the Applicable Margin for Construction Bridge Loans shall be determined by the Borrower and the Lenders of the Construction Bridge Loans.
(d)    The Construction Bridge Loan Commitments shall be effected by a joinder agreement in form and substance reasonably satisfactory to the Supermajority Lenders (the “Increase Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such Construction Bridge Loan Commitment, in form and substance reasonably satisfactory to each of them. Notwithstanding the provisions of Section 10.02, the Increase Joinder may, without the consent of any Lenders, effect such amendments to this Agreement and the other Financing Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.22. This Section 2.22 shall supersede any provisions in Section 2.13 or Section 10.02 to the contrary.
(e)    Equal and Ratable Benefit. The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Financing Documents, and shall, without limiting the foregoing, benefit equally and ratably from the security interests created by the Security Documents, except that the new Loans may be subordinated in right of payment or the Liens securing the new Loans may be subordinated, in each case, to the extent set forth in the Increase Joinder. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such class of Loans or any such new Commitments.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
The Borrower makes the representations and warranties contained in this Article III to each Agent, the Issuing Lenders and the Lenders. Unless a representation and warranty is expressly made solely as of a specific date, each such representation and warranty shall be deemed made as of the Closing Date, the date of any Borrowing and the date of each issuance of a Letter of Credit.
Section 3.01    Due Organization, Etc. Each of the Borrower and Shareco is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. Each of the Borrower and Shareco has all requisite limited liability company power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Each of the Borrower and Shareco is duly qualified to do business and is in good standing in each jurisdiction where necessary in light of its business as now conducted and as proposed to be conducted under the Transaction Documents to which it is party (including the Commonwealth of Massachusetts), except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect.
Section 3.02    Limited Liability Company Power, Etc. The Borrower has full limited liability company power and authority to enter into, deliver and perform its obligations under each of the Transaction Documents to which it is a party and to consummate each of the transactions contemplated herein and therein, and has taken all necessary limited liability company action to authorize the execution, delivery and performance by it of each of the Transaction Documents to which it is a party. Each Transaction Document to which the Borrower is party has been duly executed and delivered by the Borrower, is in full force and effect and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as enforcement may be limited (i) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 3.03    No Conflict. The execution, delivery and performance by the Borrower of each of the Transaction Documents to which it is a party, as well as the performance of the transactions contemplated herein and therein, do not and will not (i) violate its certificate of formation or limited liability company agreement, (ii) materially violate or result in a material breach of, or constitute a default under, any indenture, loan agreement, mortgage, or other instrument or agreement to which the Borrower is a party or by which it is bound or to which the Borrower’s Property or assets are subject or (iii) conflict with or result in a material breach of, or constitute a material default under, any Applicable Law or (iv) result in the creation or imposition of any Lien (other than a Permitted Encumbrance) upon any of the Borrower’s Property or assets.
Section 3.04    Title. The Borrower has good and marketable title or other valid and enforceable real property and/or license interests or access rights in and to all material portions of the Project Site necessary for the then-current stage of the Development and good and marketable title and interest in the other material Project Assets, and such interests are sufficient to build, construct and operate the Project for the then-current stage of the Development in accordance with the Transaction Documents, in each case free and clear of all Liens other than any Permitted Encumbrances. Other than the real property interests, license interests and access rights to the Project Site, Borrower does not own or possess any other interests in, or rights to use or occupy, any real property.
Section 3.05    Approvals, Etc.
(a)Schedule 3.05 constitutes a complete and accurate list of all material Governmental Approvals required for the Development as contemplated by the Material Project Documents and for the Borrower’s execution, delivery, and performance of the Transaction Documents. As of the Closing Date, the Governmental Approvals set forth in Part A of Schedule 3.05 (the “Part A Approvals”) (i) constitute all material Governmental Approvals that are required to be obtained as of the Closing Date for the Borrower’s execution, delivery, and performance of the Transaction Documents and for the current stage of the Development as of such date and (ii) except as set forth in Part A of Schedule 3.05, were duly obtained, are in full force and effect, are not subject to any pending appeals, are final, and the administrative and judicial periods to appeal such Governmental Approvals have expired (other than under the Administrative Procedure Act or any citizen suit provisions under Applicable Law pursuant to which such Governmental Approval was issued), and all conditions or requirements in the Part A Approvals required to have been satisfied by the date that this representation is made have been satisfied and the Borrower is not aware of any material modifications that need to be made to these Governmental Approvals.
(b)All material Governmental Approvals required for the Development but not required to be obtained under Applicable Law (including Environmental Law) as of the Closing Date in light of the status of the Development at such time, including information as to the filing of applications and the status thereof, are set forth in Part B of Schedule 3.05 (the “Part B Approvals”). To the knowledge of the Borrower there exists no impediment that could reasonably be expected to prevent the Part B Approvals from being obtained in due course, without material unanticipated cost or material adverse conditions or requirements and prior to the time the same is required to be obtained under Applicable Law (including Environmental Law).
Section 3.06    No Default or Abandonment. No (i) Default or Event of Default, (ii) Event of Abandonment or (iii) Event of Damage or Event of Taking has occurred and is continuing, other than (in the case of clause (iii) and as of any date when this representation and warranty is made after the Closing Date) any Event of Damage or Event of Taking that is either a Minor Loss or for which a restoration notice and/or restoration plan has been approved in accordance with Section 5.17.
Section 3.07    Litigation, Etc. Except as set forth on Schedule 3.07, there are no actions, suits, proceedings, investigations or similar actions pending or, to the knowledge of the Borrower, threatened (in writing) against any Loan Party or any Governmental Authority with respect to the Project, any of the Project Assets or any of the Governmental Approvals set forth on Schedule 3.05, except (to the extent that this representation and warranty is made after the Closing Date) such actions, suits, proceedings, investigations or similar actions that, if adversely determined, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 3.08    Compliance with Laws and Obligations. Except as set forth on Schedule 3.08, Borrower is in compliance with all Applicable Laws, regulations and orders of any Governmental Authority applicable to it or its Property and all Governmental Approvals, indentures, agreements and other material instruments binding upon it or its Property, except, after the Closing Date, where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 3.09    Environmental Laws. Except as set forth on Schedule 3.09: (a) the Borrower is in compliance with all applicable Environmental Laws, including all Governmental Approvals required under any Environmental Laws for the current stage of Development, except, after the Closing Date, where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (b) the Borrower, or such other Person as allowed under Applicable Law, has obtained and maintains in full force and effect all Governmental Approvals required under Environmental Laws for the Development of the Project for the current stage of the Development (including any Governmental Approvals required to be obtained on behalf of the Borrower), and there are no actions or proceedings pending, or to the knowledge of the Borrower, threatened (in writing), that reasonably could be expected to result in the repeal, revocation, termination, enjoinment, cancellation, material modification or material restriction of any such Governmental Approvals, except in each case where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (c) there are no pending or, to the knowledge of the Borrower, any past or threatened (in writing) Environmental Claims against the Project Assets or the Borrower that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or otherwise subject the Borrower to net liability amounts (taking into account existing relevant insurance coverage and relevant indemnities available from any counterparty) in excess of $10,000,000 under any Environmental Law; and (d) to the knowledge of the Borrower, Hazardous Substances have not at any time been used or Released at, on, under, or from the Project or the Project Site, or otherwise disposed of, other than in material compliance at all times with all applicable Environmental Laws or otherwise subject the Borrower to net liability amounts (taking into account existing relevant insurance coverage and relevant indemnities available from any counterparty) in excess of $10,000,000.

Section 3.10    Material Project Documents.
(a)Schedule 3.10 sets forth a true, correct and complete list of all Project Documents to which the Borrower is a party as of the Closing Date and require payments to or from the Borrower in excess of $400,000. True and complete copies (in all material respects) of all Material Project Documents, and any amendments thereto, in each case, in effect on the date this representation is made, have been provided by the Borrower to the Administrative Agent.
(b)No event has occurred and is continuing that has resulted, or with the passage of time, the delivery of notice or both would result, in a default under, or the cancellation or termination by any Material Project Party of its performance, or the excuse of any Material Project Party from liability for any material non-performance, in each case, except to the extent that the default has been cured or is in the process of being cured, or the applicable Material Project Document has been replaced or is in the process of being replaced, in each case, in the manner and within the applicable time period specified in Section 7.01(o).
(c)All utility services, means of transportation, infrastructure and facilities that are necessary for the development, construction, operation and maintenance of the Project are available or are reasonably expected to be available when needed for the Development, except where the lack of availability could not reasonably be expected to have a Material Adverse Effect.
Section 3.11    Material Adverse Effect. No Material Adverse Effect has occurred and is continuing.
Section 3.12    Regulations T, U and X. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying any “margin stock” (as defined in Regulation U of the Board of Governors (12 C.F.R. 221)) or to extend credit to others for such purpose and no part of the proceeds of the Loans will be used, whether immediate, incidental or ultimate, for the purpose of (i) buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors (12 C.F.R. 221) or to extend credit to others for such purpose, or (ii) buying or carrying or trading in any security under such circumstances as to involve the Borrower in a violation of Regulation X of the Board of Governors (12 C.F.R. 224) or to involve any broker or dealer in a violation of Regulation T of the Board of Governors (12 C.F.R. 220).
Section 3.13    Information.
(a)    All written information concerning the Borrower, the Loan Parties and the Project provided by or on behalf of the Borrower to the Secured Parties (other than (x) the Base Case Projections (and including any projections included in budgets and unaudited pro forma financial statements), (y) any reports prepared by third party consultants (other than information provided by Borrower or its representatives in connection with such reports) and (z) information of a general economic or general industry nature), as updated and supplemented as of the Closing Date and taken as a whole, is complete and correct in all material respects, when taken as a whole, as of the Closing Date and, as of the Closing Date, does not, when taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading in light of the circumstances under which it was furnished.
(b)    The Base Case Projections were prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time furnished to the Administrative Agent and the Lenders, it being understood that such Base Case Projections are not to be viewed as facts and are subject to uncertainties and contingencies, many of which are beyond the control of the Borrower, that no assurance can be given that the Base Case Projections will be realized, that actual results may differ and such differences may be material.
Section 3.14    Pari Passu.    The Borrower’s obligations under this
Agreement and the other Financing Documents rank and will at all times rank at least pari passu in priority of payment and in all other respects with all other present or future unsecured and secured Indebtedness of the Borrower (other than Permitted Indebtedness secured by Permitted Encumbrances specified in clauses (e)(ii), (f), (i), (j), (n) and, to the extent applicable to any of the foregoing, clause (k) of the definition thereof).
Section 3.15    Investment Company Act. The Borrower is not an “investment company” or company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 or an “investment adviser” within the meaning of the Investment Company Act of 1940. The Borrower is not a “covered fund” under the Volcker Rule (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).
Section 3.16    Energy Regulatory Status.
(a)The Borrower is not and will not, as of the date on which the Borrower first produces, sells or delivers any energy, capacity or ancillary services from the Project, including test energy, be subject to, or Borrower will otherwise be exempt from, regulation under PUHCA (other than those provisions of PUHCA relating to obtaining or maintaining EWG status). As of the Closing Date, Borrower is not a “public utility” under Section 201(e) of the FPA. Borrower will become a public utility under the FPA upon the earlier of FERC’s acceptance or approval of its MBR Authority and associated market-based rate schedule or initial energization of the Project and will become an “electric utility company” and a “public-utility company” under PUHCA upon initial energization of the Project. As of the Closing Date, Borrower is not aware of any fact or circumstance (i) that would prevent or unduly delay Borrower from obtaining MBR Authority and EWG status prior to initial energization of the Project, (ii) that would cause such MBR Authority and EWG status to be subject to any challenge or investigation at FERC, or (iii) that would cause such MBR Authority to be subject to any orders issued by FERC imposing a rate cap, mitigation measure, or other limitation on Borrower’s authority to engage in sales pursuant to such MBR Authority, other than, in each case, challenges, investigations, rate caps and mitigation measures generally applicable to wholesale sellers participating in the applicable electric market(s).
(b)The Borrower is not or will not, as a result of the production, sale or delivery of any energy, capacity or ancillary services from the Project, including test energy, be or become subject to or not otherwise exempt from, regulation as a “public utility,” “electric utility,” “electric corporation,” “holding company” or similar term under Massachusetts laws or regulations.
(c)None of the Administrative Agent, the Collateral Agent, or the Lenders, or any Affiliate of any of them will, solely as a result of (i) the construction, ownership, or operation of the Project, the sale of electricity therefrom or (ii) the entering into of any Financing Document or any transaction contemplated hereby or thereby, will be subject to, or not exempt from, regulation under the FPA, PUHCA (except as a “holding company” of one or more “qualifying facilities” or EWGs under PUHCA), or financial, organizational or rate regulation as a “public utility” or similar term under applicable state law or any other laws and regulations respecting the rates or the financial or organizational regulation of electric utilities, except as may be required by the exercise of remedies under the Financing Documents. Other than the Borrower obtaining MBR Authority and EWG status, no authorization, approval, certification, notice or filing is required by or with FERC or the MDPU for the execution and delivery of the Financing Documents, the consummation of the transactions contemplated by the Financing Documents or the performance of obligations under the Financing Documents, except as may be required by the exercise of remedies under the Financing Documents.
Section 3.17    Foreign Assets Control Regulations, Etc.
(a)The use of the proceeds of the Loans by the Borrower will not violate the Trading with the Enemy Act, or any of the foreign assets control regulations of the United States Treasury Department (Title 31, Subtitle B, Chapter V of the U.S. Code of Federal Regulations, as amended) or any enabling legislation or executive order relating thereto.
(b)None of (x) the Borrower, Shareco, any other Loan Party, any Subsidiary or any of their respective directors or officers, or (y) to the knowledge of the Borrower, any agent or representative of the Borrower, Shareco or other Loan Party (i) is a Sanctioned Person, or (ii) is in violation of AML Laws, Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions. No Borrowing or Issuance or use of proceeds contemplated by this Agreement will cause a violation of AML Laws, Anti-Corruption Laws, Anti-Terrorism Laws or applicable Sanctions by any person participating in the transactions contemplated by this Agreement, whether as lender, borrower, guarantor, agent or otherwise. The Borrower represents that neither it, Shareco, any other Loan Party nor any of its Subsidiaries has engaged in or intends to engage in any dealings or transactions with, or for the benefit of, any Sanctioned Person or with or in any Sanctioned Country.
Section 3.18    Security Documents. The Security Documents that have been delivered on or prior to the date this representation is made are effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable Lien on and security interest in all of the Collateral purported to be covered thereby, and all necessary recordings and filings have been made (or arrangements satisfactory to the Administrative Agent to make any necessary recordings or filings on or immediately following the Closing Date have been made) in all necessary public offices, and all other necessary and appropriate action has been taken, so that the security interest created by each Security Document is a perfected Lien on and security interest in all right, title and interest of the Borrower and the Applicable Pledgor in the Collateral purported to be covered thereby and that can be perfected by filing, recording, possession or control (including delivery to the Collateral Agent of the certificates evidencing all of the Equity Interests in the Borrower and all of the Equity Interests held by the Borrower in Shareco), prior and superior to all other Liens other than Permitted Encumbrances (except Permitted Encumbrances specified in clause (p) of the definition thereof). The descriptions of the Collateral set forth in each Security Document are true, complete, and correct in all material respects and are adequate for the purpose of creating, attaching and perfecting the Liens in the Collateral granted or purported to be granted in favor of the Collateral Agent for the benefit of the applicable Secured Parties under the Security Documents.
Section 3.19    ERISA.
(a)(i) Each Plan of the Borrower is in material compliance with the applicable provisions of ERISA, the Code and other federal or state laws and (ii) each Plan of the Borrower that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or may rely upon an opinion letter for a prototype plan from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service, and, to the knowledge of the Borrower, nothing has occurred that would cause the loss of such tax-qualified status.
(b)There are no pending or, to the knowledge of the Borrower, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan, except, to the extent that this representation and warranty is made after the Closing Date, such claims, actions or lawsuits that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan, except, to the extent that this representation and warranty is made after the Closing Date, such transaction or violation could not reasonably be expected, individually or in the aggregate, to result in material liability to the Borrower.
(c)No ERISA Event has occurred, and the Borrower is not aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan.
(d)The present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits by an amount that could reasonably be expected to result in material liability to the Borrower. As of the most recent valuation date for each Multiemployer Plan, the potential liability of the Borrower or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, would not reasonably be expected to be material to the Borrower.

Section 3.20    Labor Matters.
(a)No strike, lockout or other labor dispute in connection with the Project, the business or the Properties of the Borrower exists or, to the actual knowledge of the Borrower, is threatened, that could reasonably be expected to result in a Material Adverse Effect.
(b)The Borrower does not have any employees or former employees.
Section 3.21    Single-Purpose Entity. The Borrower has not conducted, and is not conducting, any business other than the Development and the performance of its obligations under the Financing Documents and the Material Project Documents and, in each case, activities related and incidental thereto.
Section 3.22    Members; Membership Interests and Related Matters.
(a)The only member of the Borrower is the Applicable Pledgor. The Collateral includes all of the Equity Interests in the Borrower. The only members of the Construction Pledgor and Sponsor Partner are CIP Partner and Avangrid Member. The only members of TE Partners are Sponsor Partner and other members that have been admitted as members pursuant to a Permitted Tax Equity Transaction entered into in accordance with the terms of the Financing Documents. Prior to the consummation of the Control Option, 50% of the membership interests in the Construction Pledgor and Sponsor Partner are owned by CIP Partner and 50% of the membership interests in the Construction Pledgor and Sponsor Partner are owned by Avangrid Member; and on or after the consummation of the Control Option, 50.00000025% of the membership interests in the Construction Pledgor or Sponsor Partner are owned by Avangrid Member and 49.99999975% are owned by CIP Partner.
(b)All of the membership interests in each Loan Party, each Subsidiary thereof and Shareco have been duly authorized and validly issued in accordance with such Person’s limited liability company agreement. No Loan Party, Subsidiary thereof or Shareco has any outstanding any securities convertible into or exchangeable for any of its membership interests in or any rights to subscribe for or to purchase, or any warrants or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any such membership interests (except as expressly provided for herein or in the Security Documents).
Section 3.23    Deposit Accounts and Securities Accounts. Other than the accounts permitted to exist under the Depositary Agreement or as otherwise permitted under the Financing Documents, the Borrower does not have any Deposit Accounts or Securities Accounts.
Section 3.24    Solvency. The Borrower is, and after each Borrowing or Issuance, as applicable, will be, Solvent.
Section 3.25    Taxes.

(a)The Borrower has been a disregarded entity, and Shareco has been a disregarded entity or a partnership, in each case, for federal income tax purposes since formation and no election has been filed with the IRS or any state or local taxing authority to treat Borrower or Shareco as an association taxable as a corporation for U.S. federal, state or local income tax purposes. The Borrower has timely filed, or caused to be filed, all federal and all material state, local or other Tax returns that it was required to file, and has paid, or caused to be paid, all material Taxes to which it was subject, other than Taxes not due and payable or being contested and reserved against in accordance with Section 5.08 There is no material action, suit, proceeding, investigation, audit or claim now pending by any Governmental Authority regarding any Taxes of the Borrower.
(b)Borrower is not a party to any Tax sharing, Tax allocation, Tax indemnity or similar agreement, other than customary tax indemnification provisions in commercial contracts not primarily related to Taxes.
(c)All Taxes that are required to be withheld or collected by Borrower in all material respects have been duly withheld and collected and, to the extent required, have been paid to the appropriate Governmental Authority or properly deposited as required by applicable law. Borrower does not have any liability for Taxes of any other Person as a result of joint and/or several liability, as a transferee or successor, by contract or otherwise.
(d)Borrower, since its formation, has been (or has been a disregarded entity for federal income tax purposes of) a U.S. Person.
Section 3.26    Financial Statements. The financial statements in respect of the Borrower delivered pursuant to Section 4.01(e) and Section 5.09 fairly presents, in all material respects, the financial condition of the Borrower as of the date thereof. Such financial statements have been prepared in all material respects in accordance with Applicable Accounting Requirements consistently applied, subject to normal year-end adjustments and lack of footnotes. There are no material liabilities, direct or contingent, of the Borrower, except as has been disclosed in the financial statements delivered pursuant to Section 4.01(e) or Section 5.09 or pursuant to the Financing Documents.
Section 3.27    Intellectual Property. The Borrower owns, or has adequate licenses or other valid rights to use, or will acquire ownership or adequate licenses or other valid rights to use, all material patents, trademarks, service marks, trade names, copyrights, franchises, formulas, licenses and other intellectual property rights necessary for the Project and the Development and the operation of its business as currently contemplated without, to the knowledge of the Borrower, any conflict with the rights of others, other than any failure to so own or to have that could not reasonably be expected to have a Material Adverse Effect. Excluding the use of commercially available “off-the-shelf” software, to the knowledge of the Borrower, no product, process, method, substance, part or other material produced or employed by the Project or used in the Development, or presently contemplated to be produced or employed by the Project or used in the Development, infringes or will infringe any patent, trademark, service mark, trade name, copyright, franchise, formula, license or other intellectual property right of any third party in a manner or to an extent that could reasonably be expected to have a Material Adverse Effect.
Section 3.28    Subsidiaries; Partnerships; Joint Ventures. The Borrower has no Subsidiaries, other than Shareco. The Borrower is not a general partner or a limited partner in any general or limited partnership and is not a joint venturer in any joint ventures.
Section 3.29    Indebtedness; Guarantees. The Borrower has not created, incurred, assumed or suffered to exist or otherwise become liable with respect to any Indebtedness, other than Permitted Indebtedness.
Section 3.30    Flood Insurance Laws. The Onshore Project Site is not located in an area that has been identified by the Federal Emergency Management Agency as an area in a Flood Zone, except to the extent notified to the Administrative Agent and the Lenders and flood insurance has been provided for such Onshore Project Site (or portion thereof) on which a “Building” (as defined in 12 C.F.R. Chapter III, Section 339.2) owned by the Borrower is located or will be constructed in connection with the Project in compliance with Section 4.01(u), Section 5.05(c) and Section 5.13(b) hereof.
Section 3.31    Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
Section 3.32    Date Certain. There are sufficient committed funds available to the Borrower pursuant to this Agreement and the Equity Contribution Agreement, together with reasonably anticipated pre-Conversion Date Project Revenues, to achieve the Conversion Date on or before the Date Certain.
Section 3.33    Equator Principles. To the knowledge of the Borrower, the Development is in compliance in all material respects with the Equator Principles applicable to the Development, other than, prior to the earlier of the start of major offshore construction activities and April 1, 2022 only, the matters set forth in the Equator Principles Action Plan attached as Schedule 5.23 (the “Equator Principles Action Plan”).
Section 3.34 Qualified ECP Guarantor. As of the Closing Date and the date of each transaction under a Term Permitted Swap Agreement, the Borrower is a Qualified ECP Guarantor.
ARTICLE IV
CONDITIONS
Section 4.01    Closing Date. The effectiveness of this Agreement and the occurrence of the Closing Date are subject to the receipt by the Administrative Agent and each Lender of each of the following documents and/or the satisfaction of the conditions precedent set forth below (as the context requires), each of which shall be reasonably satisfactory in form and substance to the Administrative Agent and each Lender (unless waived in accordance with Section 10.02):
(a)Execution of Transaction Documents; Term Credit Agreements. This Agreement and all other Transaction Documents intended to be in effect as of the Closing Date shall have been duly executed and delivered by the Persons intended to be parties thereto and shall be in full force and effect, including the delivery of each Note to the Lender, if any, that shall have requested a Note pursuant to Section 2.08(c)(ii). The Borrower shall have delivered true and complete copies of all Material Project Documents executed on or prior to the Closing Date together with copies of any performance support required to be effective on or prior to the Closing Date thereunder. Each condition precedent set forth in Section 4.01 of each Term Credit Agreement has been satisfied (or will be satisfied simultaneously with the occurrence of the Closing Date) or has been waived in accordance with the applicable Term Credit Agreement and the “Closing Date” as defined in and under each Term Credit Agreement shall have occurred (or will occur simultaneously with the occurrence of the Closing Date under this Agreement).
(b)Security Documents. The Administrative Agent shall have received evidence reasonably satisfactory to the Lenders and the Administrative Agent that the security interests in and to the Collateral intended to be created under the Security Documents shall have been created in favor of the Collateral Agent for the benefit of the Secured Parties and are fully registered (if applicable), perfected and in full force and effect (including the filing of UCC-1 financing statements), or arrangements satisfactory to the Lenders to make any necessary recordings or filings on or immediately following the Closing Date have been made, and duly executed copies of the Consents to Assignment from each Material Project Party (other than (i) BOEM, (ii) ISO-NE (for which notice of collateral assignment will be delivered), (iii) NSTAR Electric Company (by its agent Eversource Energy Service Company), in its capacity as a counterparty to the Interconnection Agreement (for which notice of collateral assignment will be delivered), (iv) the Massachusetts Clean Energy Technology Center (for which a landlord estoppel will be delivered), (v) Grupo Daniel Alonso S.L. in connection with the Guaranty (Transition Piece Foundation Supply Contract), (vi) the Turbine Guarantor (for which an acknowledgment letter regarding consent to collateral assignment of the TSA and SMA will be delivered by the Turbine Guarantor) and (vii) in connection with the Applicable LLC Agreements), executed as of the Closing Date, shall have been delivered to the Administrative Agent.
(c)Corporate Documents. The following documents for each Loan Party, Sponsor Partner, the Avangrid Guarantor (with respect to the Avangrid Guarantor, solely the documents listed in clauses (i), (ii)(B), (ii)(D) and (iii) below), and Shareco (with respect to Shareco, solely the documents listed in clause (i) below), each certified as indicated below:
(i)    a copy of the certificate of incorporation, certificate of formation, charter or other organizational documents, together with any amendments thereto, of each Loan Party, Sponsor Partner, the Avangrid Guarantor and Shareco, and a certificate as to the good standing in its jurisdiction of organization and, if applicable, foreign qualification in Massachusetts of each Loan Party, Sponsor Partner, TE Partners, the Avangrid Guarantor and Shareco, in each case dated no more than 30 days prior to the Closing Date;

(ii)    a certificate of an Authorized Officer of each Loan Party, Sponsor Partner, TE Partners and the Avangrid Guarantor, dated as of the Closing Date, certifying:
(A)that attached to such certificate is a true and complete copy of its by-laws, limited liability company agreement, operating agreement or other governing document of such Person, as applicable;
(B)attached to such certificate is a true and complete copy of resolutions (which resolutions may be “standing” resolutions) duly adopted by the board of directors, member(s), partner(s) or other authorized governing body of such Person, authorizing the execution, delivery and performance of each of the Financing Documents to which such Person is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect;
(C)that the certificate or articles of incorporation, certificate of formation, charter or other organizational documents (as the case may be) of such Person has not been amended since the date of the certification furnished pursuant to clause (i) above; and
(D)as to the incumbency and specimen signature of each officer, member or director (as applicable) of such Person executing the Financing Documents to which such Person is a party; and
(iii) a copy of IRS Form W-9 duly completed by such Person.
(d)Company Certificates. An Officer’s Certificate substantially in the form of Exhibit D from the Borrower.
(e)Financial Statements. Copies of (x) (i) the annual unaudited balance sheet, income statement and statement of cash flows (without footnotes) of each Loan Party for the fiscal year ended December 31, 2020 (to the extent such Loan Party was in existence prior to January 1, 2021), accompanied by a certificate from an Authorized Officer of each such Loan Party certifying that such financial statements were prepared in good faith and in accordance with Applicable Accounting Requirements consistently applied, (ii) the most recent quarterly unaudited balance sheet, income statement and statement of cash flows (without footnotes) of each Loan Party (to the extent such Loan Party has been in existence for a full fiscal quarter as of the Closing Date), accompanied by a certificate from an Authorized Officer of each such Loan Party certifying that such financial statements were prepared in good faith and in accordance with Applicable Accounting Requirements consistently applied and (iii) pro forma balance sheets of Avangrid Member, CIP Partner, Borrower, Construction Pledgor, Sponsor Partner and TE Partners as of the Closing Date (without footnotes), in each case accompanied by a certificate from an Authorized Officer of such Loan Party certifying that such balance sheets were prepared in good faith and in accordance with Applicable Accounting Requirements consistently applied and (y) the most recent annual and quarterly financial statements of each Material Project Party to the extent Borrower has received copies thereof.

(f)    Opinion of Counsel to the Loan Parties. Favorable opinions of (i) Norton Rose Fulbright US LLP, special New York and federal energy regulatory counsel to the Borrower, (ii) Foley Hoag LLP, special Massachusetts counsel to the Borrower and (iii) Sidley Austin LLP, special federal permitting counsel to the Borrower.
(g)    Insurance and Report of Insurance Advisor.
(i)The Borrower shall have obtained the insurance described in the Insurance Program to the extent required as of the Closing Date, and such insurance shall be in full force and effect and the premiums then due and payable thereon shall have been paid, and the Borrower shall have furnished the Administrative Agent with certificates signed by the insurer, insurance broker or an agent authorized to bind the insurer, together with sole loss payee endorsements in favor of the Collateral Agent, evidencing such insurance required pursuant to the Insurance Program, identifying insurers, the type of insurance, the insurance limits and the policy terms, and stating that such insurance (x) is, in each case, in full force and effect and (y) complies with Section 5.05 and that all premiums then due and payable on such insurance have been paid.
(ii)A final favorable report of the Insurance Advisor, which shall be dated as of a recent date, along with a certificate of the Insurance Advisor in the form of Exhibit H-2.
(h)    Reports of Independent Engineer. Final reports of the Independent Engineer reviewing (i) the technical feasibility of the Project and the environmental compliance and environmental risks relating to the Project, (ii) the reasonableness and consistency of the Construction Budget, the Construction Schedule, the Construction Contracts and the assumptions related to the costs and operating performance of the Project and (iii) the reasonableness of the assumptions underlying the Base Case Projections, including applicable analysis, which shall be dated as of a recent date, together with a certificate of the Independent Engineer in the form of Exhibit H-1.
(i)    Title. All documents necessary to establish that the Borrower has entered into or obtained all necessary real estate interests, licenses, utility and other services required for the then-current stage of the Development (including the Project Site), including any instruments or memoranda thereof to be duly recorded with all required Governmental Authorities in accordance with Applicable Law.
(j)    Construction Budget. A construction budget (as attached as Exhibit L, the “Construction Budget”), which shall be consistent in all material respects with the Material Project Documents, together with a certificate of an Authorized Officer of the Borrower stating that such budget was prepared in good faith by the Borrower and is based upon assumptions which the Borrower considers to be reasonable, it being understood that such budget is subject to uncertainties and contingencies, many of which are beyond the control of the Borrower, that no assurance can be given that the budget will be realized, that actual results may differ and such differences may be material.

(k)    Construction Schedule. A construction schedule (as attached as Exhibit M, the “Construction Schedule”) which shall be consistent in all material respects with the Material Project Documents, together with a certificate of an Authorized Officer of the Borrower stating that such schedule was prepared in good faith by the Borrower and is based upon assumptions which the Borrower considers to be reasonable, it being understood that such schedule is subject to uncertainties and contingencies, many of which are beyond the control of the Borrower, that no assurance can be given that the schedule will be realized, that actual results may differ and such differences may be material.
(l)    Title Insurance and Survey.
(i)The Title Policy, together with evidence that all title insurance premiums and expenses, filing, recordation, subscription and inscription fees and all recording and other similar fees, and all recording, stamp and other Taxes and other expenses related to the issuance of the Title Policy and such filings, registrations and recordings necessary for the consummation of the transactions contemplated by this Agreement and the other Financing Documents have been paid in full by or on behalf of Borrower or will be paid with the proceeds of the Loans extended on the Closing Date; and
(ii)the Survey.
(m) Establishment of Accounts. Each of the Accounts shall have been established pursuant to the Depositary Agreement.
(n)    Lien Searches; Possessory Collateral. Results of a recent search of all effective UCC financing statements and fixture filings and all judgment and Tax lien filings which have been made with respect to any personal or mixed property of the Borrower and Construction Pledgor, together with copies of all such filings disclosed by such search, and UCC termination statements for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Permitted Encumbrances). The pledged Equity Interests shall have been duly and validly pledged under each of the Security Documents to the Collateral Agent, for the benefit of the Secured Parties, and any applicable Security Certificates (as defined in the UCC) representing any of the pledged Equity Interests, accompanied by instruments of transfer endorsed in blank and irrevocable proxies, shall be in the actual possession of the Collateral Agent.
(o)    Governmental Approvals. The Borrower shall have delivered true and complete copies of each Part A Approval. Except as set forth on Schedule 3.05: (i) the Borrower shall have duly obtained or been assigned each Part A Approval, (ii) each Part A Approval shall be in full force and effect and in the name of the Borrower, (iii) each Part A Approval shall not be subject to any current action, claim, suit, investigation, or other proceeding, or to any unsatisfied condition, that could reasonably be expected to allow or result in the repeal, revocation, termination, enjoinment, cancellation, modification or restriction of such Part A Approval, and (iv) all applicable appeal periods (except under the Administrative Procedure Act or any citizen suit provisions under Applicable Law pursuant to which such Part A Approval was issued) shall have expired with respect to, the Part A Approvals.
(p)Filings. All necessary filings, registrations, recordings and other actions required to be taken as of the Closing Date (including the recording/filing of the Mortgage in Barnstable County, Bristol County (South District), Dukes County, Nantucket County and Barnstable Registry District, each located in Massachusetts, and filing of UCC-1 financing statements), and all filing, recordation, subscription, inscription, notarization and other similar fees and all recording, stamp and other Taxes and expenses related to such filings, registrations and recordings (including expenses and premiums of the Title Company in connection with the Title Policy) required to be paid, for the consummation of the transactions contemplated by the Transaction Documents (or arrangements satisfactory to the Administrative Agent to make any such filings, registrations, recordings or other actions or to make any such payment on the Closing Date) shall have been taken and paid, respectively (to the extent that the obligation to make payment then exists), by the Loan Parties.
(q)Base Case Projections. The Base Case Projections, meeting the Debt Sizing Criteria, together with a certificate of an Authorized Officer of the Borrower stating that such projections and supporting documents were prepared in good faith by the Borrower and are based upon assumptions which the Borrower considers to be reasonable, it being understood that such Base Case Projections are not to be viewed as facts and are subject to uncertainties and contingencies, many of which are beyond the control of the Borrower, that no assurance can be given that the Base Case Projections will be realized, that actual results may differ and such differences may be material.
(r)Regulatory Information. Each Lender, Depositary Bank and each Agent shall have received at least five Business Days prior to the Closing Date all documentation and other written information required by bank regulatory authorities under applicable “know your customer” and AML Laws, including the USA PATRIOT Act. At least ten (10) days prior to the Closing Date, to the extent requested by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent a Beneficial Ownership Certification under the Beneficial Ownership Regulation (31 CFR 1010.230).
(s)Fees and Expenses. The Borrower shall have confirmed that it has paid or has arranged for payment of all fees and expenses of any Lender, any Joint Lead Arranger, the Depositary Bank, the Agents, any Issuing Lender and the title insurer then due and payable by the Borrower pursuant to the Financing Documents.
(t)Notice to Proceed. The Administrative Agent shall have received a copy of each Notice to Proceed that is required to be issued on or prior to the Closing Date by the terms of the Construction Contracts as specified in Schedule 5.19, which shall have been delivered to the applicable Material Project Parties under and in accordance with the applicable Construction Contracts.
(u)Compliance with Flood Laws. With respect to the Onshore Project Site only, the following:

(i)A completed Flood Certificate for each Onshore Project Site;
(ii)For any “Building” (as defined in 12 C.F.R. Chapter III, Section 339.2) owned by the Borrower located on the Onshore Project Site located in a Flood Zone, as determined by the Insurance Advisor notification thereof from the Insurance Advisor to the Borrower and the Administrative Agent at least two Business Days prior to the Closing Date (the “Borrower Flood Notice”) and, if applicable, a notification that flood hazard insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in the NFIP, as determined by the Insurance Advisor, the Borrower Flood Notice shall contain a notification to the Borrower to that effect;
(iii)Documentation evidencing the Borrower’s receipt of the Borrower Flood Notice (e.g., countersigned Borrower Flood Notice, return receipt of certified U.S. Mail, or overnight delivery); and
(iv)If the Borrower Flood Notice is required to be given and flood insurance is available in the community in which the Onshore Project Site is located, evidence of applicable flood insurance, in such form, on such terms and in such amounts as required by Flood Insurance Laws and otherwise satisfactory to the Administrative Agent, the Insurance Advisor and each Lender. To the extent that any “Building” (as defined in 12 C.F.R. Chapter III, Section 339.2) owned by the Borrower located on the Onshore Project Site is located in a Flood Zone, such flood insurance arranged by the Borrower shall be in an amount at least equivalent to the amount available under the NFIP.
(i)Environmental Site Assessment. The Administrative Agent shall have received each Environmental Site Assessment, and, if any additional Phase II environmental site assessments are warranted, such additional Phase II environmental assessment reports, in each case, along with a reliance letter(s) of the Environmental Consultant in the form of Exhibit H-4.
(w)Transmission Consultant’s Report. The Administrative Agent shall have received a report from the Transmission Consultant along with a reliance letter of the Transmission Consultant in the form of Exhibit H-3.
(x)Wind Consultant’s Report. The Administrative Agent shall have received a report from the Wind Consultant along with a reliance letter of the Wind Consultant in the form of Exhibit H-1.
(y)Funds Flow Memorandum. The Administrative Agent and Lenders shall have received the Funds Flow Memorandum.
(z)Representations and Warranties; No Default or Event of Default. (i) The representations and warranties of each Loan Party set forth in each Transaction Document shall be true and correct on and as of the Closing Date (or, if any such representation or warranty is expressly stated to have been made as of a specific prior date, such representation or warranty was true and correct as of such specific prior date), both at the time of and immediately after giving effect to the Closing Date, (ii) at the time of and immediately after giving effect to the Closing Date, no Default or Event of Default shall have occurred and be continuing; and (iii) at the time of and immediately after giving effect to the Closing Date, no material default has occurred and is continuing under any Material Project Document.
(aa) No Litigation. Except as set forth on Schedule 3.07, there shall be no actions, suits, proceedings, investigations or similar actions pending or, to the knowledge of the Borrower, threatened (in writing) against any Loan Party or any Governmental Authority with respect to the Project or any of the Project Assets on and as of the Closing Date, except such actions, suits, proceedings, investigations or similar actions that, if adversely determined, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(bb) No Event of Damage or Event of Taking; No Material Adverse Effect. No Event of Damage or Event of Taking shall have occurred and be continuing. No Material Adverse Effect has occurred and is continuing.
(cc) Acceptable Member Credit Support. Each Member shall have delivered, or arranged for the delivery on the Closing Date, to the Collateral Agent its Acceptable Member Credit Support in an amount equal, in the aggregate, to not less than the aggregate “Maximum Available Equity Contribution Amount” (as defined in the Equity Contribution Agreement) as required by and in accordance with the Equity Contribution Agreement and in the form of (i) one or more Equity Letters of Credit, (ii) evidence of cash deposited into a Construction Equity Account (as defined in the Equity Contribution Agreement), or (iii) a Member Guaranty, as applicable.
Section 4.02    Conditions Precedent to Construction Loan Borrowings.
The obligation of each Lender to make any Construction Loan is subject to the receipt by the Administrative Agent (for delivery to each Lender) of each of the following documents, and the satisfaction of the conditions precedent set forth below, each of which shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders (unless waived in accordance with Section 10.02):
(a)    Construction Loan Borrowing Request. Delivery of a Construction Loan
Borrowing Request to the Administrative Agent in accordance with Section 2.01(b). If Construction Loans are requested to be made to reimburse the Applicable Pledgor for any Drawstop Equity Contributions, at least five Business Days prior to such date, Borrower shall have provided to Administrative Agent and Independent Engineer a Construction Loan Borrowing Request that sets forth the amount that Borrower seeks in reimbursement of Drawstop Equity Contributions (together with a certification that all Equity Contributions were applied in payment of Project Costs included in the Construction Budget) together with all documentation that would have been required in connection with a Borrowing to pay such Project Costs directly rather than with the proceeds of Equity Contributions; provided, that any such reimbursement of the Applicable Pledgor shall be permitted hereunder only to the extent that, at the time of such payment, the stated amount, deposited amount, or the amount secured thereby, as applicable, of the Acceptable Member Credit Support is equal, in the aggregate, to not less than the aggregate “Maximum Available Equity Contribution Amount” (as defined in the Equity Contribution

Agreement) (after giving pro forma effect to the reimbursement of such Drawstop Equity Contributions).
(b)Representations and Warranties; No Default or Event of Default. (i) The representations and warranties of each Loan Party set forth in each Transaction Document shall be true and correct in all material respects on and as of the date of such Borrowing (or, if any such representation or warranty is expressly stated to have been made as of a specific prior date, such representation or warranty was true and correct in all material respects as of such specific prior date), both immediately prior to the proposed Borrowing and after giving effect to such Borrowing provided, however, that a representation or warranty that is qualified by materiality, Material Adverse Effect or similar phrase shall be true and correct in all respects, and (ii) at the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing or result from the making of such Borrowing.
(c)Construction Drawdown Certificate; Construction Report; Independent Engineer Certificate. Delivery of (i) a Construction Drawdown Certificate dated not less than five Business Days prior to the date of the proposed Borrowing (or, with respect to the Borrowing of Construction Loans on the Closing Date so long as such Borrowing is elected by the Borrower to be an ABR Borrowing on the Closing Date, not less than one Business Day prior to the Closing Date) in the form of Exhibit F, certified by an Authorized Officer of the Borrower with required attachments thereto, including (A) the most recent Construction Report (except with respect to the Borrowing on the Closing Date), (B) a description of Project Costs incurred to date and (C) an update of the status of the Construction Budget showing the actual costs incurred for each budget line item, current draw request by line item, the estimated costs to complete by line item and a summary of the sources for each of the foregoing that have been used and are available to cover the Project Costs; (ii) a certificate of the Independent Engineer in the form of Exhibit G delivered to the Administrative Agent at least five Business Days prior to the date of the proposed Borrowing (or, with respect to the Borrowing of Construction Loans on the Closing Date, and so long as such Borrowing is elected by the Borrower to be an ABR Borrowing on the Closing Date, not less than one Business Day prior to the Closing Date), pursuant to which the Independent Engineer certifies, among other things, (A) that the progress of construction of the Project is in all material respects in accordance with the Construction Budget and applicable requirements of the Construction Contracts, (B) that the Conversion Date is reasonably expected to be achieved by the Date Certain and (C) that there are sufficient committed funds available to the Borrower pursuant to this Agreement and the Equity Contribution Agreement, together with reasonably anticipated pre-Conversion Date Project Revenues, to achieve the Conversion Date on or before the Date Certain; and (iii) to the extent requested by the Independent Engineer, to the Independent Engineer, copies of all documentation required to be provided under the Construction Contracts to the Borrower by the relevant contractor with respect to the Project Costs anticipated to be paid with the proceeds of the requested Borrowing; provided, the Independent Engineer shall not be required to review invoices requesting payment of less than $500,000.
(d)Lien Releases; Title Policy Endorsements.
(i)    The Administrative Agent and the Independent Engineer shall have received duly executed conditional waivers of liens executed by the applicable Material

Project Parties party to any Construction Contract and, to the extent delivered thereunder, “Key Subcontractors” (as defined in the applicable Construction Contract) in respect of all work completed as of the date of its current invoice (other than work in progress and solely in connection with completed work for which the Borrower is requesting payment) in accordance with the applicable provisions and requirements of the applicable Construction Contracts; and
(ii)    Other than in the case of any Borrowings which are advanced on the
Closing Date, (A) if the Borrower’s then-aggregate Borrowings are less than or equal to the Title Policy Liability, the Borrower shall have delivered an ALTA 33 Endorsement issued by the Title Company showing no additional title exceptions or other matters except Permitted Encumbrances; or (B) if the Borrower’s then-aggregate Borrowings exceed the Title Policy Liability, the Borrower shall have delivered (1) a Record Matters Endorsement and (2) solely in connection with the final Borrowing of the Construction Loans, a date-down endorsement, in each case, issued by the Title Company showing no additional title exceptions or other matters except Permitted Encumbrances. In case of either (A) or (B), such endorsement(s) shall have been received by the Administrative Agent at least one Business Day prior to any Disbursement Date.
(e)Acceptable Member Credit Support. Acceptable Member Credit Support in an amount equal, in the aggregate, to not less than the aggregate “Maximum Available Equity Contribution Amount” as required by and in accordance with the Equity Contribution Agreement and in the form of (A) one or more Equity Letters of Credit, (B) evidence of cash deposited into a Construction Equity Account (as defined in the Equity Contribution Agreement), or (C) a Member Guaranty, as applicable, shall have been maintained as required by the Equity Contribution Agreement.
(f)No Litigation. Except as set forth on Schedule 3.07 (i) no new action, suit, investigation, or similar proceeding has been filed or otherwise initiated against any Loan Party or any Governmental Authority with respect to the Project, any of the Project Assets, or any of the Governmental Approvals set forth on Schedule 3.05, that, if adversely determined, reasonably could be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (ii) there has been no adverse development in any action, suit, investigation, or similar proceeding pending against any Loan Party or any Governmental Authority with respect to the Project, any of the Project Assets, or any of the Governmental Approvals set forth on Schedule 3.05, including, for the avoidance of doubt, issuance of a preliminary injunction, that reasonably could be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 4.03    Conditions Precedent to Issuance of Each Letter of Credit.
The obligation of each Issuing Lender to Issue any Letter of Credit is subject to the receipt by the Administrative Agent and the applicable Issuing Lender of each of the following documents, and the satisfaction of the conditions precedent set forth below, each of which shall be reasonably satisfactory in form and substance to the Administrative Agent and the applicable Issuing Lender (unless waived in accordance with Section 10.02):

(a)Notice of Issuance. Delivery of a Notice of Issuance to the Administrative Agent and the applicable Issuing Lender in accordance with Section 2.03(b).
(b)Representations and Warranties; No Default or Event of Default. (i) The representations and warranties of each Loan Party set forth in each Transaction Document shall be true and correct in all material respects on and as of the date of such Issuance (or, if any such representation or warranty is expressly stated to have been made as of a specific prior date, such representation or warranty was true and correct in all material respects as of such specific prior date), both immediately prior to the proposed Issuance and after giving effect to such Issuance; provided, however, that a representation or warranty that is qualified by materiality, Material Adverse Effect or similar phrase shall be true and correct in all respects, and (ii) at the time of and immediately after giving effect to such Issuance, no Default or Event of Default shall have occurred and be continuing.
ARTICLE V
AFFIRMATIVE COVENANTS
The Borrower covenants and agrees with the Lenders, the Issuing Lenders and the Agents that until the Termination Date:
Section 5.01    Limited Liability Company Existence; Etc.
(a)The Borrower shall at all times preserve and maintain in full force and effect (i) its legal existence as a limited liability company in good standing under the laws of the State of Delaware and (ii) its qualification to do business and its good standing in each jurisdiction in which the character of properties owned by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.
(b)The Borrower shall maintain and renew all of the powers, licenses, rights, privileges and franchises necessary for the Development and in the normal conduct of its business as conducted or proposed to be conducted (including the Commonwealth of Massachusetts), except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.
(c)The Borrower shall: (i) comply with all organizational formalities necessary to maintain its separate and distinct existence; (ii) conduct its business solely in its own name; (iii) maintain its assets, funds and transactions, including its bank accounts, separate from those of its Affiliates; and (iv) maintain full and complete financial records separate from those of its Affiliates in accordance with Applicable Accounting Requirements.
Section 5.02    Conduct of Business. The Borrower shall use commercially reasonable efforts to cause the Project to be constructed and completed in all material respects in accordance with the Construction Contracts, the Construction Schedule and the Construction Budget, in each case as adjusted or revised in accordance with this Agreement, the relevant Material Project Documents, Applicable Law and Prudent Industry Practice, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 5.03    Compliance with Laws and Obligations.
(a)The Loan Parties shall comply with, and ensure that the Project is constructed, operated and maintained in compliance with, all Applicable Laws and Governmental Approvals, including all Environmental Laws and occupational health and safety regulations, the Merchant Marine Act of 1920, 46 U.S.C. Sections 50101 et seq., and all reporting and other requirements under the FPA, applicable ISO-NE rules, and reliability standards and requirements of FERC, NERC or other applicable regional reliability entity, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (provided, that, for the avoidance of doubt, such materiality qualifications shall not apply to any compliance with any Applicable Laws for which representations are made in Section 5.03(b) or Section 5.03(c)).
(b)Each Loan Party, Shareco or any Subsidiary of the foregoing, or any of their respective directors, employees or officers, or to the knowledge of the Borrower, any agent or representative thereof shall remain in compliance with AML Laws, Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.
(c)Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by each Loan Party and its directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions.
Section 5.04    Governmental Approvals.
(a)The Borrower shall (i) obtain and maintain in full force and effect (or where appropriate, promptly renew in a timely manner), or cause to be obtained and maintained in full force and effect, and renewed all material Governmental Approvals (including all Governmental Approvals set forth in Schedule 3.05 of this Agreement) required by any Governmental Authority under any Applicable Law for the Development and the Borrower’s business and operations generally, including the production, delivery and sale of electricity from the Project, in each case, at or before the time the relevant Governmental Approval becomes necessary for such purposes and (ii) preserve and maintain all other material Governmental Approvals required by any Governmental Authority for the Development, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)MBR Authority and Status as an EWG. No later than 30 days prior to the initial energization of the Project and before the date on which the Project first delivers or sells any electric energy, capacity or ancillary services (including for testing prior to commercial operation), the Borrower shall obtain MBR Authority and status as an EWG, and shall thereafter maintain such MBR Authority and status as an EWG.
Section 5.05    Maintenance of Title; Maintenance of Properties; Insurance.

(a)At all times from and after the Closing Date, except as otherwise permitted by Section 6.08, the Borrower shall (i) maintain good and marketable title or other valid and enforceable real property and/or license or access rights in and to all material portions of the Project Site necessary for the then-current stage of the Development, and (ii) maintain at all times interests in the other material Project Assets, in either case, (x) sufficient to operate the Project in accordance in all material respects with the Material Project Documents and Prudent Industry Practices and (y) free and clear of Liens other than Permitted Encumbrances.
(b)The Borrower shall obtain and maintain (or cause to be obtained and maintained) the insurance required to be maintained pursuant to the Insurance Program.
(c)If any “Building” (as defined in 12 C.F.R. Chapter III, Section 339.2) owned by the Borrower located on the Onshore Project Site is at any time located in a Flood Zone with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall (i) maintain, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance, including Flood Compliance Deliverables. If the Borrower does not obtain such required flood insurance, the Administrative Agent or any Lender to which Flood Insurance Laws are applicable may obtain such insurance (and in the event the Administrative Agent or any Lender to which Flood Insurance Laws are applicable so obtains such insurance, the Borrower shall promptly reimburse the Administrative Agent or such Lender, as applicable, the cost thereof).
(d)The Borrower shall construct, operate, preserve, maintain and keep, or cause to be operated, maintained, preserved and kept, the Project and all of its Properties, owned, leased or otherwise possessed, in good repair, working order and condition, ordinary wear and tear excepted, substantially in accordance with the Material Project Documents and Prudent Industry Practices (except in respect of any Event of Damage or Event of Taking, following which the Borrower is, to the extent permitted or required by the Financing Documents, attempting to restore, or has restored, the affected Project Asset).
Section 5.06    Keeping of Books. The Borrower shall maintain an accounting and control system and books of account and other records, which together adequately reflect truly and fairly the financial condition of the Borrower and the results of its operations (including the progress of the Project) in accordance in all material respects with the Applicable Accounting Requirements.
Section 5.07    Access to Records; Inspection Rights.
(a)    The Borrower shall permit (i) officers and designated representatives of the Independent Engineer and the Administrative Agent to visit and inspect, in the presence of representatives of the Borrower, if requested by the Borrower, the Properties of the Borrower and, in the case of the Independent Engineer only, to witness any performance tests under the Construction Contracts and (ii) officers and designated representatives of the Independent Engineer and the Administrative Agent to examine and make copies of the books, records, accounts and documents of the Borrower and to discuss the affairs, finances and accounts of the Borrower with the Borrower’s officers, employees, agents or independent accountants (subject to reasonable requirements of safety and confidentiality, including requirements imposed by Applicable Law or by contract), in each case, with reasonable advance notice to the Borrower and during normal business hours of the Borrower.
(b)    Notwithstanding any provision of any Financing Document to the contrary, the reasonable and documented costs and expenses of each such visit by the Independent Engineer and the Administrative Agent permitted hereby shall be borne by the Borrower; provided that, absent the occurrence and continuance of an Event of Default, (i) such visits of the Administrative Agent at the expense of the Borrower shall not occur more frequently than once per calendar year and (ii) such visits of the Independent Engineer shall not occur more frequently than once per quarter, except for additional visits that may be required during the performance tests.
Section 5.08    Payment of Taxes, Etc. The Borrower shall file, as and when due, all U.S. federal income Tax returns and all other material tax returns. The Borrower shall pay and discharge, or cause to be paid and discharged, before the same shall become delinquent: (a) all material Taxes or material levies imposed upon it or upon its Property and (b) all lawful claims that, if unpaid, might become a Lien upon its Property (other than Permitted Encumbrances); provided, however, that the Borrower shall not be required to pay or discharge any such Tax or claim that is being contested in good faith and by appropriate proceedings and as to which adequate reserves are established with respect to the contested items in accordance with Applicable Accounting Requirements. The Borrower shall remain for U.S. federal income tax purposes a U.S. Person or a disregarded entity of a U.S. Person.
Section 5.09    Information and Reporting Requirements. The Borrower
shall furnish to the Administrative Agent (for further distribution to the Lenders):
(a)    Financial Statements. (i) As soon as available and in any event within 150 days after the end of each Fiscal Year, the audited financial statements of (A) the Borrower, (B) to the extent not publicly available, each Equity Contributing Party (other than a Member Guarantor) that has not delivered Acceptable Member Credit Support under its Equity Contribution Agreement and (C) to the extent not publicly available, each Member Guarantor; and, in each case such audited financial statements shall be as of the end of such Fiscal Year and stating in comparative form the audited figures as of the end of and for the previous Fiscal Year, if audited financial statements were prepared for the previous Fiscal Year, prepared in accordance with Applicable Accounting Requirements, accompanied by an opinion of an independent public accounting firm of national standing, which opinion (without qualification or exception as to the scope of such audit) shall state that such financial statements fairly present, in all material respects, the financial condition and results of operations of the Borrower or such Equity Contributing Party or Member Guarantor (as applicable) as at the end of and for such Fiscal Year in accordance with Applicable Accounting Requirements, (ii) within 90 days after the end of each of the first three fiscal quarters of each applicable Fiscal Year (commencing with the quarter ended March 31, 2022), the unaudited balance sheet, income statement and statement of cash flows of the Borrower as of the end of such quarter, prepared in accordance with Applicable Accounting Requirements and stating in comparative form the figures for the corresponding period in the previous Fiscal

Year, if audited financial statements were prepared for the previous Fiscal Year, certified by a Financial Officer of the Borrower as fairly stating, in all material respects, the financial condition of the Borrower (subject to year-end adjustments) as at the end of such period; in the case of each of clauses (i) and (ii) above with respect to the Borrower only, together with a certificate of an Authorized Officer of the Borrower stating whether, to such Authorized Officer’s knowledge, any Default or Event of Default has occurred and is continuing (and, if any such Default or Event of Default shall have occurred and is continuing, a statement setting forth the nature thereof and the steps being taken by the Borrower to remedy the same), and (iii) as soon as available, the most recent annual and quarterly financial statements of each Material Project Party to the extent Borrower has received copies thereof.
(b)Construction Reports. (i) Within 30 days following the end of each calendar month (beginning with the first full calendar month following the Closing Date), a Construction Report prepared by the Borrower (and including any applicable construction reports under the Construction Contracts) on the progress of the Project and achievement of milestones as compared to the Construction Schedule and Construction Budget, including: (A) compliance or noncompliance with Environmental Laws and material Governmental Approvals, (B) in the event of any material deviation from the Construction Schedule and the Construction Budget, the reason for such material deviation and such other information reasonably requested by the Administrative Agent or the Independent Engineer in connection therewith; (C) any factors which have had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on the Project; (D) the status of any Governmental Approval necessary for the Development of the Project that has not already been obtained, including the dates of applications submitted or to be submitted and the anticipated dates of actions by applicable Governmental Authorities with respect to such Governmental Approval; (E) the status of any actions, suits, proceedings, investigations or similar actions pending against any Loan Party or any Governmental Authority with respect to the Project, any of the Project Assets or any of the Governmental Approvals set forth on Schedule 3.05, including those actions, suits, proceedings, investigations or similar actions set forth on Schedule 3.07, together with copies of any material filings made by any party in connection therewith; (F) an estimated date on which the Conversion Date shall be achieved; (G) status of MDPU approval of the Anticipated PPA Amendments and (H) status of the Wind Turbine Type Certificate for the Primary WTGs and (ii) within 30 days following the end of each calendar month (beginning with the first full calendar month following the Closing Date), a construction report substantially in the form of Exhibit U prepared by the Independent Engineer on the progress of the Project and achievement of milestones as compared to the Construction Schedule and Construction Budget.
(c)Other. Such other data, information, certificates, reports, statements, documents and further information with respect to the condition (financial or otherwise), business, operations or performance of the Borrower or the Project as the Administrative Agent or any Lender may from time to time reasonably request, in each case, to the extent such data, information, certificates, reports, statements, documents or other information has already been or is already being prepared by the Borrower in the ordinary course of business. Upon the reasonable request of a Secured Party through the Administrative Agent, the Borrower shall provide the Administrative Agent and such Person with all information required by such Person to comply with the USA PATRIOT Act (including applicable “know your customer” regulations).

Section 5.10    Notices. The Borrower shall provide to the Administrative Agent (for further distribution to the Lenders):
(a)As soon as practicable and, in any event, within 5 Business Days after the Borrower obtains actual knowledge of any of the following, written notice of: (i) the occurrence of any Default or Event of Default, setting forth details with respect to such Default or Event of Default and describing any action being taken or proposed to be taken with respect thereto; (ii) the occurrence of any material Event of Damage or Event of Taking with respect to the Project; (iii) any material litigation or similar proceeding (including any material Environmental Claim or actions, suits, proceedings, investigations or similar actions pending by any Governmental Authority regarding any Taxes related to the Borrower) affecting the Project, the Borrower or other Loan Party (except, in the case of the Member Guarantor, as could not reasonably have a Material Adverse Effect); (iv) any dispute, litigation, investigation or proceeding (A) that is related to or affecting the Borrower’s MBR Authority or the Borrower’s status as an EWG or (B) that reasonably could be expected to result in the rescission, termination, suspension or modification of any Part A Approval or Part B Approval, that may exist at any time between any Governmental Authority and a Loan Party; (v) the occurrence of any material force majeure event under any Material Project Document; (vi) the occurrence of any forced outage lasting longer than ten days; (vii) the occurrence of any ERISA Event; (viii) any material non-compliance with Applicable Law or a Governmental Approval; (ix) any change in the independent public accounting firm auditing the annual financial statements of the Borrower delivered pursuant to Section 5.09(a)(i); (x) any change in the annual audited financial statements of the Borrower or any opinion of the independent accounting firm delivered pursuant to Section 5.09(a)(i); (xi) any material change in the insurance coverage required to be maintained pursuant to the Insurance Program or pursuant to Section 5.05 hereof; and (xii) any other event, circumstance, development or condition that has had, or reasonably could be expected to have, a Material Adverse Effect.
(b)(i) Promptly after delivery thereof from or to a Material Project Party pursuant to a Material Project Document or within 5 Business Days after obtaining actual knowledge of, copies of all notices and other documents relating to (A) any material dispute, (B) any demand for liquidated damages in excess of $10,000,000, (C) any event of default under such Material Project Document and (D) termination of such Material Project Document, (ii) promptly after such documents become available, copies of all Additional Project Documents and material amendments of any Material Project Document (if not otherwise provided to the Administrative Agent under this Agreement), and all notices and other documents delivered to the Borrower by any Material Project Party relating to any matter described in clauses (i)(A) through (D) above, (ii) promptly upon receipt thereof by Borrower, copies of each “punch list” received under any of the Construction Contracts, (iii) promptly upon receipt thereof by Borrower, copies of each material, non-routine written communication from any Governmental Authority, including for avoidance of doubt the MDPU approval of the Anticipated PPA Amendments and (iv) promptly upon the occurrence thereof, any change in the information provided on or before the Closing Date that would result in a change to the “beneficial owners” of the Borrower as contemplated by the Beneficial Ownership Regulation.

(c)Promptly after the end of each fiscal quarter, copies of each material Governmental Approval (including all Part B Approvals) received by the Borrower during such fiscal quarter.
(d)(i) No later than 5 Business Days prior to each expected occurrence thereof, notice of the expected occurrence of “Taking Over” (as defined under the applicable Construction Contract) under any Construction Contract and (ii) no later than 5 Business Days prior to the expected occurrence thereof, each material performance test, start-up test or commissioning test to be performed under any Construction Contract (and, following the performance thereof, the results of such tests).
(e)If the Borrower receives notice of any designation of any Mortgaged Property as a Flood Hazard Property where such Mortgaged Property was not a Flood Hazard Property previous to such designation with respect to the Mortgaged Properties or such after-acquired property, the Borrower shall, reasonably promptly thereafter, provide written notice of the same to the Administrative Agent.
(f)In connection with any transfer by a Member in accordance with Section 5.13 of Equity Contribution Agreement or any new Member Guarantor under the Equity Contribution Agreement, the Borrower shall promptly deliver or cause to be delivered, to the Administrative Agent (for further distribution to the Lenders) all information necessary for the Secured Parties to identify such Person in accordance with the requirements of the USA PATRIOT Act (including applicable, and uniformly applied, “know your customer” regulations), the Beneficial Ownership Regulation and all other applicable AML Laws and Anti-Terrorism Laws.
(g)Borrower shall provide to the Administrative Agent (for further distribution to the Lenders), the Depositary Bank and the Collateral Agent written notice of the occurrence of the Conversion Date promptly upon the occurrence thereof.
Section 5.11    Use of Proceeds.
(a)The Borrower shall use the proceeds of the Construction Loans solely to pay Project Costs (including as a reimbursement of Drawstop Equity Contributions but excluding for the avoidance of doubt any payments of damages in connection with any Permitted Capacity Downsize Option or any funding of the Capacity Deficiency Reserve Account (as defined in the Term Credit Agreements)), to reimburse any Project Costs previously paid by the Borrower or its Affiliates in accordance with the Construction Budget (as certified in writing by the Independent Engineer), and, on the Conversion Date, to apply such proceeds in accordance with the Depositary Agreement.
(b)The Letter of Credit Loans shall be made solely for the purpose as contemplated by, and in accordance with, Section 2.03.
Section 5.12    Security. The Borrower shall preserve and maintain the security interests granted under the Security Documents, including taking any such action at its cost and expense to promptly discharge any Lien (other than Permitted Encumbrances) on the Collateral in which the Borrower has an interest, and undertake all actions which are necessary or appropriate to: (a) maintain the Collateral Agent’s security interest in the Collateral in which the Borrower has an interest in full force and effect at all times (including the priority thereof), and (b) preserve and protect the Collateral and protect and enforce the Borrower’s rights and title and the rights of the Collateral Agent and the other applicable Secured Parties to the Collateral in which the Borrower has an interest, including the making or delivery of all filings and recordations, the payment of all fees and other charges and the issuance of supplemental documentation requested by the Collateral Agent or the Administrative Agent.
Section 5.13    Further Assurances.
(a)The Borrower shall execute, acknowledge where appropriate, and deliver, and cause to be executed, acknowledged where appropriate, and delivered, from time to time promptly at the reasonable request of any Agent all such instruments and documents as are necessary or appropriate to carry out the interest and purposes of the Financing Documents, including any instruments and documents (including filings, recordings or registrations required to be filed in respect of any Security Document or assignment thereto) necessary to maintain the Collateral Agent’s perfected security interest in the Collateral (subject to Permitted Encumbrances) to the extent and in the priority required pursuant to the Security Documents. If the Borrower shall at any time acquire any real property or leasehold or other interest in real property that is (x) onshore, (y) necessary or material to the Development of the Project or that has a value in excess of $10,000,000 (other than any types of property that are expressly excluded from the Mortgage by its terms) and (z) not covered by the Mortgage, then within a reasonable period of time following such acquisition (and in any event no later than 60 days thereafter, except that with respect to the Airport Site, a “reasonable period” shall mean five (5) Business Days after the Borrower receives a building permit (which shall be final beyond applicable appeal periods) to reconstruct the aeronautical hangar located on such property), the Borrower shall deliver to the Administrative Agent a Flood Certificate as required pursuant to Section 5.29 and execute, deliver and record (i) an amendment to the Mortgage adding such real property or (ii) a new mortgage in an amount equal to the value of such real property, leasehold or other interest, such mortgage being in substantially similar form to the Mortgage and otherwise reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent, subjecting such real property or leasehold or other interests to the Lien and security interest of such mortgage. If reasonably requested by the Administrative Agent, the Borrower shall obtain a commercially reasonable title insurance policy insuring the Lien of the Secured Parties in such additional property, subject only to Permitted Encumbrances and other exceptions to title approved by the Administrative Agent, acting reasonably. If reasonably requested by the Administrative Agent, the Borrower shall obtain customary environmental assessments with respect to such additional property together with customary reliance letters or similar agreements permitting the Secured Parties to rely on such assessments; and
(b)within sixty (60) days from the Borrower’s acquisition of title to any fee, leasehold or easement real property interest after the Closing Date (except that with respect to the Airport Site, five (5) Business Days after the Borrower receives a building permit (which shall be final beyond applicable appeal periods) to reconstruct the aeronautical hangar located on such property), the Borrower shall provide the Administrative Agent with notice of such purchase or acquisition and shall deliver to the Administrative Agent and the Collateral Agent for any such additional fee, leasehold or easement real property interest (i) the Flood Compliance Deliverables and (ii) a Phase I Environmental Site Assessment Report which accords with the ASTM 1527-13 standard and, if a Phase II environmental assessment is warranted, a Phase II environmental assessment report, in each case, along with a corresponding reliance letter from the consultant issuing such report(s). Each such Phase I Environmental Site Assessment report and Phase II Environmental Site Assessment report shall be in form and substance satisfactory to the Administrative Agent, the Collateral Agent and each Lender. Notwithstanding anything to the contrary in this Section 5.13, prior to Borrower executing, delivering and recording any mortgages which are required to perfect the Collateral Agent’s security interest in such real property, the Borrower and the Administrative Agent shall have received a confirmation from each Lender to which Flood Insurance Laws are applicable that it is satisfied with its flood insurance due diligence and that otherwise the pledging and mortgaging of such real property is in accordance with the Flood Insurance Laws.
Section 5.14    Auditors. The Borrower shall appoint and maintain either: (a) Deloitte Touche Tohmatsu, Ernst & Young, KPMG International or PricewaterhouseCoopers; or (b) another independent certified accountant of recognized national standing reasonably acceptable to the Administrative Agent and the Required Lenders, in each case, to audit financial statements.
Section 5.15    Permitted FX Swap Agreements. On or prior to the date that is 10 Business Days following the date of the initial disbursement of Construction Loans, the Borrower shall have entered into, and (except as set forth below) at all times thereafter maintain in full force and effect, one or more Permitted FX Swap Agreements mitigating EUR/USD foreign exchange risks as to a notional amount at least equal to 95% (but not more than 100%) of the anticipated (as of the Closing Date) aggregate amount of Euro-denominated payments to become due under the Construction Contracts. Borrower shall not enter into new Permitted FX Swap Agreements in an aggregate notional amount of more than 100% of the anticipated (as of the Closing Date) aggregate amount of Euro-denominated payments to become due under the Construction Contracts. If on any Quarterly Date occurring on March 31, June 30, September 30 or December 31 of any year (provided that the first such date shall occur at least three months after the Closing Date), the notional amounts under the Permitted FX Swap Agreements, in the aggregate, are greater than 100% of the anticipated aggregate of the amount of Euro-denominated payments to become due under the Construction Contracts, Borrower shall have a period of up to 60 days after the date on which such condition occurs to take such action as may be necessary to ensure that the notional amounts under such Permitted FX Swap Agreements, in the aggregate, are not greater than 100% of the anticipated aggregate of the amount of Euro-denominated payments to become due under the Construction Contracts (and no breach under this Section 5.15 shall be deemed to have occurred during such 60 day period). Any termination of Permitted FX Swap Agreements undertaken pursuant to the preceding sentence of this Section 5.15 shall be on a pro rata basis among all of the Permitted FX Swap Agreements, according to the notional amounts then outstanding under each such Permitted FX Swap Agreement. All such Permitted FX Swap Agreements shall be documented pursuant to customary International Swaps and Derivatives

Association (ISDA) agreements. The obligations of the Borrower to each counterparty to a Permitted FX Swap Agreement under such Permitted FX Swap Agreement shall be secured pari passu with the Loans pursuant to the Security Documents.
Section 5.16    Project Revenues. The Borrower shall: (a) cause all Project Revenues received by the Borrower to be deposited into the Construction Account and (b) otherwise deposit and maintain, or cause to be deposited and maintained, all other amounts received into the Accounts in accordance with the Depositary Agreement.
Section 5.17    Insurance Proceeds and Condemnation Proceeds. All Insurance Proceeds and Condemnation Proceeds shall be applied as provided in this Section 5.17 and in accordance with the Depositary Agreement.
(a)The Borrower shall deposit, or cause to be deposited, into the Insurance/Condemnation and Disposition Proceeds Account all Insurance Proceeds received following an Event of Damage and all Condemnation Proceeds received following an Event of Taking.
(b)If the Insurance Proceeds or Condemnation Proceeds result from an Event of Damage or Event of Taking that is a Minor Loss, such proceeds shall be withdrawn from the Insurance/Condemnation and Disposition Proceeds Account and deposited into the Construction Account to be applied as set forth in the Depositary Agreement.
(c)If the Insurance Proceeds or Condemnation Proceeds result from an Event of Damage or Event of Taking that is not a Minor Loss or a Major Loss, such proceeds shall be retained within the Insurance/Condemnation and Disposition Proceeds Account and used to restore or repair the Project if the Borrower provides (i) a written restoration notice, including a preliminary proposed plan, budget and schedule for the applicable restoration action, within 30 days of the occurrence of the Event of Damage or Event of Taking in form and substance reasonably acceptable to the Administrative Agent (in consultation with the Independent Engineer) and (ii) a written certification that no Event of Default has occurred and is continuing or will occur as a result of such restoration or repair and that funds are available to meet the Borrower’s obligations under the Transaction Documents while the Project is being restored or repaired.
(d)If the Insurance Proceeds or Condemnation Proceeds result from an Event of Damage or Event of Taking that is a Major Loss, such proceeds shall be retained within the Insurance/Condemnation and Disposition Proceeds Account and used to restore or repair the Project if the Borrower provides (i) a written restoration notice, including a preliminary proposed plan, budget and schedule for the applicable restoration action, within 30 days of the occurrence of the Event of Damage or Event of Taking in form and substance reasonably acceptable to the Required Lenders (in consultation with the Independent Engineer) (such Required Lender approval not to be unreasonably withheld, conditioned or delayed), (ii) a written restoration or repair plan within 60 days of the occurrence of the Event of Damage or Event of Taking in form and substance reasonably satisfactory to the Required Lenders (in consultation with the Independent Engineer) (such Required Lender approval not to be unreasonably withheld, conditioned or delayed) and (iii) a written certification that no Event of Default has occurred and is continuing or will occur as a result of such restoration or repair and that funds are available to meet the Borrower’s obligations under the Transaction Documents while the Project is being restored or repaired.
(e)If any such proceeds remain in the Insurance/Condemnation and Disposition Proceeds Account (i) with respect to any Event of Damage or an Event of Taking that is either a Major Loss or neither a Minor Loss nor a Major Loss, and a restoration notice and, if applicable, written restoration or repair plan, have not been submitted or approved within the time periods specified in clauses (c) or (d) above, as applicable or (ii) with respect to any Event of Damage or an Event of Taking occurring prior to the Conversion Date, on the date that is the earlier of 12 months following receipt of such proceeds and the Conversion Date (unless such remaining proceeds are, as of such date, committed to satisfy contractual arrangements entered into in connection with the restoration or repair of the Project and are actually so applied within six months of such date), then, in each case, such remaining proceeds shall be used to prepay the principal amount of Loans pursuant to Section 2.09(b).
(f)Following receipt of written certification from the Borrower in form and substance reasonably satisfactory to the Administrative Agent (in consultation with the Independent Engineer) that restoration or repair of the Project is complete, any proceeds remaining in the Insurance/Condemnation and Disposition Proceeds Account following the application of funds required above shall be deposited into the Construction Account to be applied as set forth in the Depositary Agreement.
Section 5.18    Decommissioning Letter of Credit. The Borrower shall cause the Parents or an Affiliate thereof (other than a Loan Party) to post a decommissioning bond or other form of financial assurance if requested by BOEM under the BOEM Lease.
Section 5.19    Notices to Proceed. Promptly after issuance, and in any event no later than the dates specified in Schedule 5.19, the Borrower shall deliver to the Administrative Agent a copy of each issued “Notice to Proceed” under (and as defined in) each of the Construction Contracts; provided that the deadline for issuance and delivery of any such “Notice to Proceed” may be extended, so long as the Administrative Agent receives a certificate from an Authorized Officer of the Borrower and the Independent Engineer specifying the expected date of issuance and delivery of such “Notice to Proceed” and certifying that, after giving effect to the expected date of issuance and delivery of such “Notice to Proceed,” the Conversion Date is reasonably likely to be achieved by the Date Certain and that there are sufficient committed funds available to the Borrower pursuant to this Agreement and the Equity Contribution Agreement, together with reasonably anticipated pre-Conversion Date Project Revenues, to achieve the Conversion Date on or before the Date Certain.
Section 5.20    Build-Out Amount.
(a)    The Borrower shall not approve or consent to the calculation or determination of the Build-Out Amount in accordance with the Build-Out Agreement without the prior approval of the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer); such approval not to be unreasonably withheld, conditioned or delayed.

(b)To the extent that the Borrower receives payment of any Build-Out Amount under the Build-Out Agreement in respect of any Subsequent Wind Farm and its Wind Interference Effect on the Project, the Borrower shall notify the Administrative Agent and the Lenders within five (5) days after the receipt of such payment. The Borrower shall deliver to the Administrative Agent and Independent Engineer copies of the Applicable Engineer’s report delivered pursuant to Section 2.3(a) of the Build-Out Agreement, together with the Final Calculations and updated Subsequent Wind Farm Design in respect of such Build-Out Amount.
(c)The Borrower shall: (i) re-run the Base Case Projections taking into account only (A) Prior Projection Updates, (B) the projected Wind Interference Effect on the Project in respect of such Subsequent Wind Farm as determined pursuant to the documentation delivered under Section (a) above, and (C) application of the Build-Out Amount received by the Borrower in accordance with the Financing Documents (and holding all other inputs and assumptions in the Base Case Projections constant); and (ii) shall calculate the Construction Loan reduction required (if any) for such re-run Base Case Projections to demonstrate that the Construction Loan Facility satisfies the Minimum Debt Service Coverage Ratios (the “Build-Out Prepayment Amount”), in each case in a manner that shall be satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer), acting reasonably.
(d)The Borrower shall pay to the Lenders the lesser of (i) an amount equal to the Build-Out Amount received by the Borrower in respect of such Subsequent Wind Farm and its Wind Interference Effect on the Project and (ii) any Build-Out Prepayment Amount on or before the date that is five (5) Business Days after the date that such Build-Out Prepayment Amount is approved pursuant to Section 5.20(c) (the “Build-Out Prepayment Date”).
Section 5.21    Permitted Swap Agreements. On or prior to the date that is 10 Business Days following the date of the initial disbursement of Construction Loans, the Borrower shall have entered into, and (except as set forth below) at all times thereafter maintain in full force and effect, one or more Permitted Swap Agreements mitigating interest rate risks as to a notional principal amount at least equal to 75% (but no more than 105%) of the anticipated aggregate scheduled principal amount of the Construction Loans, based on the expected schedule of Borrowings as reflected in the Base Case Projections. Borrower shall not enter into new Permitted Swap Agreements in an aggregate notional principal amount of more than 105% of the anticipated aggregate principal amount of the Construction Loans that as of the date such Permitted Swap Agreement is entered into are projected to be outstanding through the Conversion Date. If on any Quarterly Date occurring on March 31, June 30, September 30 or December 31 of any year (provided that the first such date shall occur at least three months after the Closing Date), the notional amounts under the Permitted Swap Agreements, in the aggregate, are greater than 105% of the anticipated aggregate scheduled principal amount of the Construction Loans, Borrower shall have a period of up to 60 days after the date on which such condition occurs to take such action as may be necessary to ensure that the notional amounts under such Permitted Swap Agreements, in the aggregate, are not greater than 105% of the anticipated aggregate scheduled principal amount of the Construction Loans (and no breach under this Section 5.21 shall be deemed to have occurred during such 60 day period); provided that Borrower shall not have to reduce such notional amounts or take any action therefor if the notional amounts under the Permitted Swap

Agreements, in the aggregate, are greater than 105% of the anticipated aggregate scheduled principal amount of the Construction Loans and the transactions under such Permitted Swap Agreements are interest rate caps (as opposed to swaps or other products). Any termination of Permitted Swap Agreements undertaken pursuant to the preceding sentence of this Section 5.21 shall be on a pro rata basis among all of the Permitted Swap Agreements, according to the notional amounts then outstanding under each such Permitted Swap Agreement. All such Permitted Swap Agreements shall be documented pursuant to customary International Swaps and Derivatives Association (ISDA) agreements. The obligations of the Borrower to each counterparty to a Permitted Swap Agreement under such Permitted Swap Agreement shall be secured pari passu with the Loans pursuant to the Security Documents.
Section 5.22    Specified Sale. In connection with a Specified Sale, the Borrower shall: (a) provide the Administrative Agent with at least 30 days advance written notice of the closing thereof; (b) deliver to the Collateral Agent (1) a pledge agreement substantially in the form of the Pledge Agreement delivered on the Closing Date executed by TE Partnership and (2) evidence reasonably satisfactory to the Administrative Agent that the security interests in and to the Collateral intended to be created under such pledge agreement shall have been created in favor of the Collateral Agent for the benefit of the Secured Parties and are fully registered (if applicable), perfected and in full force and effect (including the delivery of certificated membership interests and transfer powers evidencing the Equity Interests in the Borrower and a proxy, and the filing of UCC-1 financing statements); and (c) deliver or cause to be delivered to the Administrative Agent officer’s certificates, an amendment to or amendment and restatement of the operating agreement of the Borrower reflecting TE Partnership as its sole member, lien searches and legal opinions with respect to the pledge agreement of the type delivered on the Closing Date to the extent reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent and the Required Lenders. In the event that the TE Partnership is not TE Partners, Borrower shall deliver an amendment to the Equity Contribution Agreement to provide for TE Partnership to become party thereto and such other amendments as reasonably requested by the Administrative Agent or any Secured Party in connection with TE Partnership becoming a direct or indirect owner of Borrower and otherwise in form and substance satisfactory to the Administrative Agent, the Collateral Agent and the Required Lenders.
Section 5.23    Equator Principles. Borrower shall (a) provide, beginning with the first three full calendar months following the Closing Date and in a scope and format reasonably satisfactory to the Lenders, at least quarterly during the construction period, a report from the Borrower and the Independent Engineer documenting the Borrower’s and the Project’s compliance with the requirements of the Equator Principles, Environmental Laws and Governmental Approvals (including the conditions of the COP Approval) applicable to the Borrower or the Project, and provide copies to the Lenders of (i) all reports provided to BOEM pursuant to the COP Approval (July 15, 2021) and 30 C.F.R. § 585.633(b), the Memorandum of Agreement among the Bureau of Ocean Energy Management, the Massachusetts State Historic Preservation Officer, Vineyard Wind, LLC and the Advisory Council on Historic Preservation Regarding the Vineyard Wind I Offshore Wind Energy Project, Lease Area OCS-A 0501, Offshore Massachusetts (April 26, 2021), and all material summary reports to the National Marine Fisheries Service pursuant to the Biological Opinion dated September 11, 2020, as may be amended, and the Incidental Harassment Authorizations for the Project dated May 21, 2021 and July 21, 2021, as may be extended or reissued, and (ii) all new material reporting requests and requirements required by BOEM; provided that the Lenders and the Independent Engineer may, after review, request additional summary information from the Borrower to ensure compliance with the Equator Principles, (b) comply in all material respects with the Equator Principles to the extent the Equator Principles apply to the Borrower and the Development, (c) maintain and satisfy the requirements of the Equator Principles Action Plan as set forth in Schedule 5.23 of this Agreement prior to the start of major offshore construction activities, and in any event by April 1, 2022, and (d) supply such available information and confirmation by the Independent Engineer and take all actions reasonably requested by the Lenders in connection with the Lenders’ reporting obligations under the Equator Principles, and Borrower hereby consents to reporting of the Project name and other information pursuant to Annex B of the Equator Principles.
Section 5.24    Tax Equity Transactions and Direct Payments.
(a)    In connection with a Permitted Tax Equity Transaction, the Borrower shall:
(i)deliver written notice thereof to the Administrative Agent not less than 30 days prior to the anticipated date on which the Borrower (or any Affiliate thereof) proposes to execute the associated Tax Equity Documents, which notice shall: (A) include an update to the most recently updated Base Case Projections reflecting only Prior Projection Updates, the terms and conditions of the proposed Permitted Tax Equity Transaction, the expected date of Substantial Completion, the expected Conversion Date, changes to projected interest rates, and calculations of any anticipated Bridge Commitment Reduction Amount, TE Commitment Reduction Amount, the TE Oversizing Amount, the Bridge Oversizing Amount, the Bridge Prepayment Amount, the TE Prepayment Amount, and the TE Term Loan Prepayment Amount (as applicable) (and holding all other inputs and assumptions in such Base Case Projections constant); (B) be accompanied by initial proposed drafts of the Tax Equity Documents; (C) include a revised sources and uses table demonstrating that there are sufficient committed funds available to the Borrower pursuant to this Agreement and the Equity Contribution Agreement, together with reasonably anticipated pre-Conversion Date Project Revenues, to achieve the Conversion Date on or before the Date Certain; and (D) initial drafts of the documentation in Section 5.24(a)(vi);
(ii)use commercially reasonable efforts to incorporate all reasonable comments to the documentation described in Section 5.24(a)(i) submitted by the Administrative Agent within ten (10) Business Days of the Administrative Agent’s receipt thereof;
(iii)deliver to the Administrative Agent not less than five Business Days prior to the anticipated date on which the Borrower (or any Affiliate thereof) proposes to execute the associated Tax Equity Documents: (i) a final update to the most recently updated Base Case Projections, reflecting only Prior Projection Updates, the terms and conditions of the Tax Equity Transaction, the expected date of Substantial Completion, the expected Conversion Date, changes to projected interest rates, and final calculations of the

Bridge Commitment Reduction Amount, TE Commitment Reduction Amount, the TE Oversizing Amount, the Bridge Oversizing Amount, the Bridge Prepayment Amount, the TE Prepayment Amount, and the TE Term Loan Prepayment Amount (as applicable) (and holding all other inputs and assumptions in such Base Case Projections constant); (ii) a final sources and uses table demonstrating that there are sufficient committed funds available to the Borrower pursuant to this Agreement and the Equity Contribution Agreement, together with reasonably anticipated pre-Conversion Date Project Revenues, to achieve the Conversion Date on or before the Date Certain; (iii) a certificate of an Authorized Officer of the Borrower stating that such projections and supporting documents were prepared in good faith by the Borrower and are based upon assumptions which the Borrower considers to be reasonable, it being understood that such Base Case Projections are not to be viewed as facts and are subject to uncertainties and contingencies, many of which are beyond the control of the Borrower, that no assurance can be given that the Base Case Projections will be realized, that actual results may differ and such differences may be material; and (iv) substantially final drafts of the Tax Equity Documents (including as applicable, the membership interest purchase agreement, equity capital contribution agreement, limited liability company agreement, guaranties, each consent to collateral assignment in connection therewith, and other associated documents), including any agreements for which the terms and conditions thereof are reflected in the updated Base Case Projections;
(iv)promptly after execution thereof, deliver to the Administrative Agent copies of the executed Tax Equity Documents;
(v)either (1) concurrently with the execution of the Tax Equity
Documents, deliver to the Administrative Agent a request in accordance with Section 2.22(a) or (2) (A) cause the applicable Construction Commitments (if any) to be reduced in accordance with Section 2.07 and (B) cause the applicable Construction Loans (if any) to be prepaid in accordance with Section 2.09;
(vi)deliver to the Administrative Agent (A) and the Collateral Agent newly executed or amended security documents (including a pledge and security agreement executed by Class B Member, substantially in the form of the security and pledge agreement delivered by the Borrower on the Closing Date) and other evidence reasonable satisfactory to the Administrative Agent that the security interests intended to be created thereunder shall have been created in favor of the Collateral Agent for the benefit of the Secured Parties and are fully registered (if applicable), perfected and in full force and effect (including the delivery of certificated membership interests and transfer powers evidencing the applicable equity interests and a proxy, and the filing of UCC-1 financing statements) and (B) customary officer’s certificates, lien searches and legal opinions with respect to the newly executed or amended security documents to the extent reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent. In the event that the Class B Member is not Sponsor Partner, Borrower shall deliver an amendment to the Equity Contribution Agreement to provide for Class B Member to become party thereto and such other amendments as reasonably requested by the Administrative Agent in connection with Class B Member becoming a direct or indirect owner of Borrower and otherwise in form and substance satisfactory to the Administrative Agent; and
(vii) on each funding date prior to the Conversion Date under the Tax Equity Documents, cause a Supplemental Sponsor Equity Contribution to be made, which Supplemental Sponsor Equity Contribution shall be applied in accordance with Section 3.03(e)(iii) of the Depositary Agreement.
(b)    In connection with a Permitted Direct Payment Transaction in connection with the Project to be entered into by the Borrower or any Affiliate, the Borrower shall:
(i)deliver written notice thereof to the Administrative Agent not less than 30 days prior to the anticipated date on which the Borrower (or any Affiliate thereof) proposes to close such Permitted Direct Payment Transaction or otherwise execute any Direct Payment Documents in connection therewith, which notice shall: (i) include an update to the most recently updated Base Case Projections reflecting only Prior Projection Updates, the expected date of Substantial Completion, the expected Conversion Date, changes to projected interest rates and the terms and conditions of the proposed Permitted Direct Payment Transaction (and holding all other inputs and assumptions in such Base Case Projections constant); and (ii) be accompanied by initial proposed drafts of any Direct Payment Documents in connection with the Permitted Direct Payment Transaction
(ii)use commercially reasonable efforts to incorporate all reasonable comments to the documentation described in Section 5.24(b)(i) submitted by the Administrative Agent within ten (10) Business Days of the Administrative Agent’s receipt thereof;
(iii)deliver to the Administrative Agent not less than five Business Days prior to the anticipated date on which the Borrower (or any Affiliate thereof) proposes to execute the associated Direct Payment Documents for such Permitted Direct Payment Transaction: (i) a final update to the most recently updated Base Case Projections reflecting only Prior Projection Updates, the expected date of Substantial Completion, the expected Conversion Date, changes to projected interest rates and reflecting the terms and conditions of the Direct Payment transaction (and holding all other inputs and assumptions in the Base Case Projections constant); (ii) a certificate of an Authorized Officer of the Borrower stating that such projections and supporting documents were prepared in good faith by the Borrower and are based upon assumptions which the Borrower considers to be reasonable, it being understood that such Base Case Projections are not to be viewed as facts and are subject to uncertainties and contingencies, many of which are beyond the control of the Borrower, that no assurance can be given that the Base Case Projections will be realized, that actual results may differ and such differences may be material; and (iii) substantially final drafts of the Direct Payment Documents in connection with such Permitted Direct Payment Transaction, including any agreements for which the terms and conditions thereof are reflected in the updated Base Case Projections; and

(iv) promptly after execution thereof, deliver to the Administrative Agent copies of the executed Direct Payment Documents in connection with such Permitted Direct Payment Transaction.
Section 5.25    Permitted Capacity Downsize Option Termination. If the Borrower elects to exercise the Permitted Capacity Downsize Option under any PPA on or prior to the Conversion Date, then the Borrower shall: (a) re-run Base Case Projections on the date of such election to take into account only Prior Projection Updates and the expected actual size and capacity of the constructed Project after giving effect to the exercise of the Permitted Capacity Downsize Option (and holding all other inputs and assumptions in the Base Case Projections constant); and (b) calculate the Construction Loan reduction required (if any) for such re-run Base Case Projections to demonstrate that the Construction Loan Facility satisfies the Debt Sizing Criteria, in each case in a manner that is reasonably satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer). To the extent that such re-run Base Case Projections demonstrate that the Construction Loan Facility does not satisfy the Debt Sizing Criteria, then a mandatory prepayment of Construction Loans shall be made within 30 days after approval of the re-run Base Case Projections and prepayment amount by the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer) (and in any case on or prior to the Conversion Date).
Section 5.26    Fall-Back WTGs. If the Borrower elects to utilize “Fall-Back WTGs” (as defined in the TSA) or otherwise receives a Wind Turbine Type Certificate for the Primary WTGs that does not align with the assumptions for the Primary WTGs set forth in the Base Case Projections, then the Borrower shall: (a) re-run the most recently updated Base Case Projections on the date of such election or receipt of such Wind Turbine Type Certificate to take into account only Prior Projection Updates and necessary updates to assumptions therein (including with respect to the expected actual size and capacity of the constructed Project) resulting from the use of “Fall-Back WTGs” (as defined in the TSA) or non-conforming Wind Turbine Type Certificate (and holding all other inputs and assumptions in such Base Case Projections constant); and (b) calculate the Construction Loan reduction required (if any) for such re-run Base Case Projections to demonstrate that the Construction Loan Facility satisfies the Debt Sizing Criteria (the “Type Certificate Prepayment Amount”), in each case in a manner that shall be reasonably satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer). To the extent that such re-run Base Case Projections demonstrate that the Construction Loan Facility does not satisfy the Debt Sizing Criteria, then a mandatory prepayment of Construction Loans equal to the Type Certificate Prepayment Amount shall be made using payments received by Borrower from the Turbine Supplier as compensation for the turbines failing to be certified at a 13.6 MW level (for power mode) and shall make each such prepayment promptly upon receipt of each such amount.
Section 5.27    MPDU Approval. Borrower covenants and agrees that MDPU approval of the Anticipated PPA Amendments shall be obtained and be final and non-appealable on or before February 28, 2022, as such date may be extended with the consent of the Administrative Agent to the extent that the Borrower has provided reasonably satisfactory evidence that such MDPU approval is forthcoming.
Section 5.28    Service and Maintenance Agreement Extension. The Borrower shall, in considering whether to exercise the right to extend the term of the SMA (in accordance with its terms), at all times act in accordance with Prudent Industry Practices, taking into account (without limitation) the performance of the Turbines prior to that point, the conduct of the Turbine Supplier, any contractual arrangements offered by the Turbine Supplier in mitigation of any performance issues with the Turbines (including an extension of the defects notification period), the benefits to the Project provided by the warranties and indemnification provisions under the SMA, forecast Operating and Maintenance Expenses, the expected value of transitioning operation to a Qualified Operator (as defined in the Term Credit Agreements) and the views of the Independent Engineer.
Section 5.29    Flood Hazard Determination. To the extent required pursuant to Section 5.13 or upon a written request from the Administrative Agent made not more frequently than twice in any calendar year, the Borrower shall promptly deliver to the Administrative Agent and the Insurance Advisor for the Mortgaged Properties (including any after-acquired property that meets the criteria set forth in Section 5.13) (i) a completed Flood Certificate with respect to the portion of the Onshore Project Site on which a “Building” (as defined in 12 C.F.R. Chapter III, Section 339.2) owned by the Borrower is located addressed to the Administrative Agent and the Insurance Advisor and (ii) if such “Building” (as so defined) is located in a Flood Zone as indicated by the Flood Certificate delivered pursuant to sub-clause (i) above (a “Flood Hazard Property”), (1) evidence as to whether such Flood Hazard Property is located in a community that participates in the NFIP (as hereinafter defined) and (2) a copy of, or a certificate as to coverage under, and a declaration page relating to, a policy of flood insurance issued by financially sound and reputable insurance companies, in form and substance reasonably satisfactory to the Insurance Advisor that (x) covers any “Building” (as so defined) that is encumbered by a mortgage for the applicable Project and (y) is written in an amount sufficient to comply with the Flood Insurance Laws, whichever is less (and, for avoidance of doubt, if flood insurance coverage under the NFIP is not available because the community in which such Project is located does not participate in the NFIP, no flood insurance shall be required for such property).
Section 5.30    MIRE Event. No MIRE Event may be closed until the date that is (a) if there are no Mortgaged Properties in a Flood Zone, ten (10) Business Days or (b) if there are any Mortgaged Properties in a Flood Zone, thirty (30) days (in each case, the “Notice Period”), after the Administrative Agent has received from the Borrower and delivered to the Lenders the following documents in respect of such real property: (i) a completed Flood Certificate from a third party vendor; (ii) if such real property is located in a Flood Zone, (A) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Parties of such notice; and (iii) if required by Flood Insurance Laws, evidence of required flood insurance; provided that any such MIRE Event may be closed prior to the Notice Period if the Administrative Agent shall have received confirmation from each applicable Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction.
Section 5.31    Finding of No Material Modification to the LGIA from ISO-NE. Borrower shall use commercially reasonable efforts to secure a finding of no material modification of the Interconnection Agreement under the ISO-NE Tariff, Schedule 22, § 4.4 with respect to the change of turbine supplier, synchronous condensers, and selection of a 13MW turbine model no later than July 31, 2022. Borrower shall use commercially reasonable efforts to secure a finding of no material modification of the Interconnection Agreement under the ISO-NE Tariff, Schedule 22, § 4.4 with respect to selection of the certified 13.6MW turbine model no later than December 31, 2022. The dates set forth in this Section 5.31 may be extended with the consent of the Administrative Agent acting at the direction of the Required Lenders to the extent that the Borrower has provided reasonably satisfactory evidence that ISO-NE’s final determination is forthcoming.
Section 5.32    NMFS Biological Opinion. The Borrower covenants and agrees that NMFS shall complete on or prior to January 31, 2022 the reinitiated consultation process under the federal Endangered Species Act as contemplated in its letter dated July 22, 2021 regarding the original biological opinion issued on September 11, 2020 in respect of the Project, and a new biological opinion has been or will be issued on or prior to January 31, 2022, which new biological opinion does not require any material modification of or impose any material limitation on the Project or its mitigation measures, as such January 31, 2022 date may be extended with the consent of the Administrative Agent acting at the direction of the Required Lenders to the extent that the Borrower has provided reasonably satisfactory evidence that such biological opinion is forthcoming.
Section 5.33    ShareCo Push Out Election. In the event Shareco receives a notice of final partnership administrative adjustment that would, with the passing of time, result in an "imputed underpayment” as that term is defined in Section 6225 of the Code imposed on Shareco, Borrower shall, or shall cause Shareco, in each case to the extent it is able (and shall otherwise not prevent), within thirty (30) days after the date of such notice to (x) timely elect pursuant to Section 6226 of the Code to make inapplicable to Shareco the requirement in Section 6225 of the Code to pay the “imputed underpayment” as that term is used in that section, (y) comply with all of the requirements and procedures required in connection with such election and (z) provide evidence of such election to Administrative Agent.
ARTICLE VI
NEGATIVE COVENANTS
The Borrower covenants and agrees with the Lenders, the Issuing Lenders and the Agents that until the Termination Date:
Section 6.01    Fundamental Changes. The Borrower shall not, and shall not permit Shareco or any Loan Party to, (a) amend, modify in any respect or terminate, or agree to or permit any such amendment or modification of such Person’s certificate of formation or limited liability company agreement if the result of such amendment or modification could reasonably be expected to have an adverse effect on the Lenders or their rights or remedies under the Financing Documents, and shall not terminate or agree to or permit any termination of, such Person’s certificate of formation or limited liability company agreement, (b) change its name, legal form or jurisdiction of organization, (c) enter into any transaction of merger or consolidation or plan of division or any analogous arrangement, (d) liquidate, windup or dissolve itself, (e) acquire all or any substantial part of the assets or any class of stock of (or other Equity Interest in) any other Person (other than Permitted Investments) and (f) other than in connection with a Permitted Tax Equity Transaction, the Control Option and the Option Agreements (as defined in the Applicable LLC Agreement), issue any additional membership interests, or have outstanding any subscription agreements, warrants, rights or options to acquire any limited liability company interests of whatever type.
Section 6.02    Subsidiaries. The Borrower shall not create, acquire or permit to exist any Subsidiaries other than Shareco or become a limited partner or general partner in any partnership or venturer in any joint venture.
Section 6.03    Indebtedness; Guarantees. The Borrower shall not create, incur, assume or suffer to exist or otherwise become liable with respect to any Indebtedness, other than Permitted Indebtedness.
Section 6.04    Liens, Etc. The Borrower shall not create, incur, assume or suffer to exist any Lien upon or with respect to any of its Properties, assets or revenues of any character (including accounts receivables) whether now owned or hereafter acquired, or assign any Accounts or other right to receive income, other than any such Lien, assignment or right that would constitute a Permitted Encumbrance, and shall not consent to the Equity Contributing Parties creating, incurring assuming or suffering to exist any Liens upon or with respect to the Pledged Collateral, other than any Lien permitted under the Pledge Agreement.
Section 6.05    Investments, Advances, Loans. The Borrower shall not, and shall not permit Shareco to, make any advance, loan or extension of credit to, or make any acquisitions of or investments (whether by way of transfers of Property, contributions to capital, acquisitions of stock, securities, evidences of indebtedness or otherwise) in, or purchase any stock, bonds, notes, debentures or other securities of, any other Person, other than (a) acquisitions of or investments in Permitted Investments and extensions of credit in the nature of deposits, prepayments, accounts receivable, notes receivable or other similar accounts arising from the grant of trade credit in the ordinary course of business, (b) the Permitted Capacity Sales Agreements, (c) Specified Foreign Exchange Transactions and (d) Subsequent Capital Contributions and (e) (i) in the case of Borrower, to the extent any Other Contributions and Member Loans are permitted to be made by the Borrower under the Shareco LLCA, to fund such Other Contributions and Member Loans with the proceeds of any Voluntary Equity Contribution or cash on deposit in an Account that would otherwise be payable as a Restricted Payment and (ii) in the case of Shareco, the loans contemplated in Article III of the Shareco LLCA.

Section 6.06    Business Activities. The Borrower shall not at any time conduct any activities other than those related to the Development as contemplated by the Transaction Documents and any activities incidental to the foregoing.
Section 6.07    Restricted Payments. The Borrower shall not, and shall not permit Shareco to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
(a)provided that no Default or Event of Default has occurred and is continuing and there are sufficient committed funds (after giving pro forma effect to such reimbursement) available to the Borrower pursuant to this Agreement and the Equity Contribution Agreement, together with reasonably anticipated pre-Conversion Date Project Revenues, to achieve the Conversion Date on or before the Date Certain (as confirmed by the Independent Engineer), reimbursements of Drawstop Equity Contributions in accordance with the terms of this Agreement;
(b)(i) excess Build-Out Amounts withdrawn from the Multi-Purpose Payment Account (as defined in the Depositary Agreement) in accordance with Section 3.03(e)(i)(C) of the Depositary Agreement and (ii) excess proceeds of payments by Turbine Supplier as compensation for the turbines failing to be certified at a 13.6 MW level (for power mode) in accordance with Section 3.03(e)(ii)(C) of the Depositary Agreement;
(c)Permitted Cash Collateral Returns;
(d)on the Conversion Date, in accordance with Section 3.03(a)(iii) of the Depositary Agreement;
(e)provided that no Default or Event of Default has occurred and is continuing, there are sufficient committed funds (after giving pro forma effect to such distribution) available to the Borrower pursuant to this Agreement and the Equity Contribution Agreement, together with reasonably anticipated pre-Conversion Date Project Revenues, to achieve the Conversion Date on or before the Date Certain (as confirmed by the Independent Engineer), and any Reasonable Assurances remain in full force and effect in any applicable required amount in respect of a Direct Payment, proceeds of any Direct Payment that does not provide a Construction Bridge Take Out; and
(f)Shareco shall be permitted to make Restricted Payments to its members as set forth in the Shareco LLCA.
Section 6.08    Asset Dispositions. The Borrower shall not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of the Project Assets in excess of $10,000,000 per year in the aggregate and $50,000,000 in the aggregate since the Closing Date, which transaction or transactions shall be on an arm’s-length basis for cash consideration and cannot be reasonably expected to materially and adversely affect the construction of the Project. Notwithstanding the foregoing, the Borrower shall be entitled to convey, sell, assign, lease, transfer or otherwise dispose of: (a) sales of capacity, emission allowances and credits, energy, RECs, environmental attributes, ancillary services and other services in accordance with the Project Documents or in the ordinary course of business; (b) obsolete or worn out assets or assets no longer used or useful in its business (including any interest in any construction laydown or access area that is no longer necessary for the construction of the Project); (c) grants of easements or similar real property interests in respect of the Project’s electrical interconnections pursuant to the terms of the Material Project Documents, (d) sales or discounts without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof, (e) liquidations, sales or other dispositions of Permitted Investments, and (f) non-ordinary course asset sales of the Project Assets not exceeding $40,000,000 in the aggregate until the Termination Date.
Section 6.09    Accounting Changes. The Borrower shall not change its Fiscal Year or make any other significant change in accounting treatment and reporting practices except (a) as required or permitted by Applicable Accounting Requirements and Applicable Law or (b) changes in accounting estimates (e.g. asset useful lives) that would change the Borrower’s projected pre-tax income by less than $10,000,000 in any calendar year.
Section 6.10    Change Orders; Amendments to Material Project Documents. The Borrower shall not:
(a)    without the prior written consent of the Required Lenders (such consent not to be unreasonably, withheld, conditioned or delayed), enter into any Change Order or pay any claim arising pursuant to any Construction Contract; provided, that the Borrower may, without the consent of the Required Lenders, enter into any Change Order or pay any claim under any Construction Contract, if the Borrower certifies to the Administrative Agent that:
(i)any related changes to the amounts payable under such Construction Contract will have a value below $25,000,000 individually and, with all prior Change Orders made or claims paid under all Construction Contracts, below $149,000,000 in the aggregate;
(ii)after giving effect to such Change Order, the Conversion Date is reasonably expected to occur on or prior to the Date Certain;
(iii)there are sufficient committed funds available to the Borrower pursuant to this Agreement and the Equity Contribution Agreement, together with reasonably anticipated pre-Conversion Date Project Revenues, to achieve the Conversion Date on or before the Date Certain, including after giving effect to such Change Order;
(iv)such Change Order does not consent to the assignment of any Construction Contract or any guarantee in respect of a Construction Contract,
(v)such Change Order does not change in any material respect any minimum performance guaranty or other guarantee levels;

(vi)such Change Order does not change in any material respect any warranties, liquidated damages or limits on any of the foregoing;
(vii)such Change Order does not change any milestone date in any Construction Contract that the Borrower or the applicable Material Project Party thereto is required to achieve beyond the Date Certain; and
(viii)such Change Order is technically feasible and, after taking into account the changes contemplated in such Change Order, the Project will be in compliance with the provisions of, and the Borrower will be able to satisfy the material obligations under, the Material Project Documents and all Governmental Approvals.
provided further, that the Borrower may, with the consent of the Administrative Agent, enter into any such Change Order or pay any such claim, if the Borrower makes the certification in preceding clauses (ii) and (iii) with respect to such Change Order or claim;
(b)    amend, modify, supplement, consent, approve, waive in any respect or terminate, or agree to or permit any amendment, modification, supplement, consent, approval, waiver or (except at the end of its term in accordance with its terms and not related to any default thereunder) termination of, or grant any waiver of material and timely performance of, or agree to the assignment or transfer (except pursuant to the Security Documents) of the rights or obligations of Borrower or any Project Party to, any Material Project Document unless:
(i)in the case of any amendment to or modification of a Construction Contract, such amendment or modification is adopted in compliance with the requirements described in Section 6.10(a);
(ii)(x) in the case of an amendment, modification or waiver to or under a Key Project Document (other than as specified in clause (v)), the Required Lenders shall have provided their consent (not to be unreasonably withheld, conditioned or delayed) or such amendment or modification is of an administrative or otherwise immaterial nature or (y) in the case of an amendment, modification or waiver to or under any other Material Project Document, the Borrower certifies to the Administrative Agent and the Lenders that such amendment, modification, waiver, termination or assignment could not reasonably be expected to have a Material Adverse Effect;
(iii)(x) in the case of a termination of any Material Project Document (other than a Key Project Document), the Borrower (A) shall have entered into a replacement Material Project Document within 180 days (or, in the case of any Key Project Document, 120 days) after the termination with substantially similar or terms more economically favorable to the Borrower (or Shareco) than the Material Project Document it replaces and substantially similar or more favorable non-economic terms (taken as a whole) than the Material Project Document it replaces, as confirmed by the Required Lenders (such confirmation not to be unreasonably, withheld, conditioned or delayed) with a replacement Material Project Party of a comparable or better standing than the Material Project Party it replaces, as confirmed by the Required Lenders (such confirmation not to be unreasonably, withheld, conditioned or delayed) and (B) shall have caused such replacement agreement to become subject to the Liens granted under the Security Documents and, if applicable, delivered or caused to be delivered a Consent to Assignment from each replacement Material Project Party under such replacement agreement to the extent that the original Material Project Party had previously delivered a Consent to Assignment and (y) in the case of any termination of a Key Project Document, the Borrower (A) shall have entered into a replacement Key Project Document within 120 days after the termination in form and substance reasonably satisfactory to the Required Lenders (such approval not to be unreasonably, withheld, conditioned or delayed) and (B) shall have caused such replacement agreement (which shall be assignable as Collateral) to become subject to the Liens granted under the Security Documents and, if applicable, delivered or caused to be delivered a Consent to Assignment from each replacement Material Project Party under such replacement agreement;
(iv)in the case of a termination of the O&M Agreement or Management Services Agreement, the Borrower shall have entered into a Replacement Affiliate Contract and associated Consent to Assignment and the Borrower certifies to the Administrative Agent and the Lenders that such termination (after giving effect to the execution and delivery of the Replacement Affiliate Contract) could not reasonably be expected to have a Material Adverse Effect;
(v)in the case of an amendment, modification or waiver to the Construction Pledgor LLC Agreement or Sponsor Partner LLC Agreement that amends, modifies or waives, or has the effect of amending, modifying or waiving Section 3.4(a), 3.4(b) 3.4(c), 3.6, 5.1, 8.7(b), 9.2, 9.3, 9.4, 9.5, 10.1(d), 11.1 or 11.2 of the Construction Pledgor LLC Agreement or Sponsor Partner LLC Agreement, the Supermajority Lenders shall have provided their consent; or
(vi)otherwise consented to by the Required Lenders, such consent not to be unreasonably withheld, conditioned or delayed;
(c)enter into any Additional Project Document (other than any BOP O&M Agreement, which shall be subject to Section 6.10(e)) unless (i) such Additional Project Document is assignable as Collateral and is subject to the Liens granted under the Security Documents and the Borrower has used commercially reasonable efforts to deliver a Consent to Assignment from each Project Party under such Additional Project Document in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent and (ii) the entry into such Additional Project Document has been consented to by the Required Lenders, such consent not to be unreasonably withheld, conditioned or delayed;
(d)consent to the assignment to Shareco of additional agreements, or to the inclusion of additional contracts as “Shared Contracts” under the Shareco LLCA, other than the “Shared Contracts” specified in the Shareco LLCA as of the Closing Date, without the prior written consent of the Required Lenders; or

(e)    enter into any BOP O&M Agreement unless (i) such BOP O&M Agreement is assignable as Collateral and is subject to the Liens granted under the Security Documents and the Borrower has used commercially reasonable efforts to deliver a Consent to Assignment from each Project Party under such BOP O&M Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent and (ii) the Independent Engineer has delivered to the Administrative Agent (for further delivery to the Lenders) prior confirmation in writing (which shall be reasonably satisfactory to the Administrative Agent) that (A) such BOP O&M Agreement is consistent with the operations and maintenance strategy described in the final reports of the Independent Engineer delivered pursuant to Section 4.01 and (ii) all costs expected to be incurred by Borrower in connection with such BOP O&M Agreement are consistent with the most recently updated Base Case Projections.
Section 6.11    Transactions with Affiliates. The Borrower shall not
directly or indirectly enter into any transaction or series of related transactions with or for the benefit of an Affiliate (including guarantees and assumptions of obligations of an Affiliate), except (i) where such terms are no less favorable, taken as a whole, to the Borrower than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate, (ii) each of the Material Project Documents with Affiliates in effect on the Closing Date and set forth on Schedule 6.11 (the “Approved Affiliate Contracts”) or (iii) a Replacement Affiliate Contract.
Section 6.12    Accounts. The Borrower shall not open, maintain or instruct any other Person to open any bank accounts other than the Accounts, the Construction Local Accounts, escrow or similar accounts established to hold mitigation or trust funds required by the terms of permits for the Project and accounts described in clauses (o) and (p) of the definition of Permitted Encumbrances.
Section 6.13    Hedging Agreements. The Borrower shall not, and shall not
permit Shareco to, enter into any Hedging Agreements except any of the following: Permitted Swap Agreements, Permitted FX Swap Agreements, Specified Foreign Exchange Transactions, Permitted Capacity Sales Agreements and any agreement (including any guarantee, credit sleeve or similar agreement) providing credit support for any Permitted Capacity Sales Agreements.
Section 6.14    Tax Matters. The Borrower shall not take any affirmative
action (including the filing of an Internal Revenue Service Form 8832 electing to be classified as an association taxable as a corporation) to be treated as other than a disregarded entity for U.S. federal, state or local income tax purposes.
Section 6.15    AML Laws, Anti-Corruption Laws, Anti-Terrorism Laws
and Sanctions. The Borrower shall:
(a)    not request any Borrowing or Issuance, and the Borrower shall not use and shall procure that its directors, officers, employees, Affiliates and agents shall not use, directly or indirectly, the proceeds of any Borrowing or Issuance, or lend, contribute or otherwise make available such proceeds to any Subsidiary, other Affiliate, joint venture partner or other Person,

(A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, AML Laws or Anti-Terrorism Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or involving any goods originating in or with a Sanctioned Person or Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions by any Person (including any Person participating in the transactions contemplated hereunder, whether as underwriter, advisor, lender, investor or otherwise); and
(b)    not fund all or part of any repayment under the Loans out of proceeds derived from transactions which would be prohibited by AML Laws, Anti-Terrorism Laws, Anti-Corruption Laws or applicable Sanctions or would otherwise cause any Person to be in breach of any of the foregoing.
Section 6.16    ERISA. The Borrower shall not establish, maintain,
contribute to or become obligated to contribute to any Pension Plan or Multiemployer Plan.
Section 6.17    Tax Equity Transactions. The Borrower shall not enter into, or permit any Loan Party to enter into, any Tax Equity Transaction in connection with the Project except a Permitted Tax Equity Transaction. The Borrower shall not (or permit any Loan Party or Affiliate to) enter into a Direct Payment transaction except a Permitted Direct Payment Transaction. The Borrower shall not sell or otherwise monetize, or permit any Loan Party to sell or otherwise monetize, any tax credits or other tax benefits in connection with the Project, other than pursuant to a Permitted Direct Payment Transaction or a Permitted Tax Equity Transaction.
Section 6.18    Margin Stock. Borrower shall not directly or indirectly apply any part of the proceeds of any Loan or other credit extension hereunder to the purchasing or carrying of any margin stock within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.
Section 6.19    Burdensome Agreements. Borrower shall not enter into or
permit to exist any contractual arrangement that limits the ability of any Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower, except for: (a) restrictions existing under or by reason of this Agreement or any other Financing Document; (b) the Shareco LLCA and any other agreement or instrument in effect on the Closing Date, and any replacement thereof that is entered into on an arm’s-length basis and, taken as a whole, is no more restrictive that the agreement or instrument it replaces; (c) any Tax Equity Document in connection with a Permitted Tax Equity Transaction; and (d) restrictions existing under or by reason of applicable Law, regulation or similar restriction or by any Governmental Approval.
Section 6.20    Design. Other than in connection with the exercise of a
Permitted Capacity Downsize Option or pursuant to amendments or modifications to the Construction Contracts entered into in compliance with Section 6.10, Borrower shall not change in any material respect the design, specifications, scope or nature of the Project. The

Borrower shall not elect to exercise a Permitted Capacity Downsize Option in respect of a Facility in the Project unless the Borrower shall have paid to the offtakers under the applicable PPAs damages for the remaining Capacity Deficiency (as defined in the Term Credit Agreements) on such date and shall have decreased the size of such Facility by up to 25%, in each case, in accordance with the terms of such PPAs and made the applicable mandatory prepayment required in accordance with Section 2.09.
Section 6.21    Hazardous Substances. The Borrower shall not Release or allow the Release into the environment of any Hazardous Substances in violation of or noncompliance with any Environmental Law or Governmental Approval, or in a manner, quantity or location, in each case, that would reasonably be expected to result in a Material Adverse Effect, or store, treat or dispose or allow the storage, treatment or disposal of any Hazardous Substances at, on or under any Project Site, except for the storage, treatment or disposal of Hazardous Substances in accordance in all material respects with Environmental Laws and Governmental Approvals.
Section 6.22    Litigation. The Borrower shall not, without the prior written consent of the Administrative Agent and the Required Lenders (such consent not to be unreasonably withheld or delayed), settle, waive or compromise any material litigation, arbitration or administrative proceedings, the amount or effect of which is in excess of $10,000,000 per event, other than in respect of any actions permitted pursuant to Section 6.10.
Section 6.23    Capital Expenditures. Borrower shall not make any Capital Expenditures except in connection with the Development and pursuant to the Material Project Documents.
Section 6.24    Certain Tests. If the Borrower has the right to issue or accept or approve the issuance of any final “Taking Over Certificate” (as defined in any Construction Contract) for a Project component under the applicable Construction Contract, the Borrower shall not do so without the approval of the Administrative Agent (acting in consultation with the Independent Engineer); provided such approval of the Borrower’s issuance of a “Taking Over Certificate” shall not be unreasonably withheld, conditioned or delayed and shall be deemed approved if no response is received within three days following a written request for approval sent by the Borrower to the Administrative Agent and the Independent Engineer, which request shall note that the request shall be deemed approved within three days if not objected to before then; provided further that such approval by the Administrative Agent of the Borrower’s issuance of a “Taking Over Certificate” shall not be required if the punch-list or similar items associated with a “Taking Over Certificate” (as defined in any Construction Contract) have a value of less than $1,000,000 in the aggregate.
ARTICLE VII
EVENTS OF DEFAULT
Section 7.01    Events of Default. Each of the following events shall constitute an “Event of Default”:

(a)Borrower Payments. The Borrower shall fail to pay when due: (i) any principal of any Loan, or any Reimbursement Obligation in respect of any Letter of Credit Disbursement, in each case, when and as the same shall become due and payable, whether at the due date thereof or, in the case of payments of principal due at a date fixed for prepayment thereof, at a date fixed for prepayment thereof; (ii) any interest on any Loan or any fee payable under this Agreement or under any other Financing Document when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days; or (iii) any other amount (other than an amount referred to in clause (i) or (ii) of this Section 7.01(a)) payable under this Agreement or under any other Financing Document when and as the same shall become due and payable, and, solely in the case of this clause (iii), such failure shall continue unremedied for a period of 10 Business Days after the Administrative Agent has given written notice to the Borrower thereof; or
(b)Equity Contribution Funding Amount. (i) Any Equity Contributing Party shall fail to pay any Funding Amount when due pursuant to the Equity Contribution Agreement and such failure shall continue unremedied by such Equity Contributing Party or any other Equity Contributing Party for a period of five (5) Business Days after the date on which payment of a corresponding amount was due under the Equity Contribution Agreement or (ii) any Acceptable Member Credit Support shall fail to be maintained in the type or amount required pursuant to the Equity Contribution Agreement and such failure shall continue unremedied for a period of ten (10) Business Days; or
(c)Misrepresentation. Any representation or warranty made by, or on behalf of, any Loan Party in this Agreement or any other Financing Document to which it is a party, or in any certificate or other document furnished to any Secured Party by any Loan Party in accordance with the terms hereof and thereof, shall prove to have been false or misleading in any material respect as of the time made, confirmed or furnished; provided that such misrepresentation or such false statement shall not constitute an Event of Default if such condition or circumstance is (i) susceptible to cure, (ii) the facts or conditions giving rise to such misstatement are cured in such a manner as to eliminate such misstatement within 30 days after the earlier of the Administrative Agent giving written notice thereof to the Loan Party and such Loan Party having obtained knowledge thereof and (iii) such facts and circumstances could not reasonably be expected to result in a Material Adverse Effect during the pendency of such cure period; provided, further, that, if such condition or circumstance is not capable of remedy within such 30-day period, such 30-day period shall be extended to a total period of 60 days so long as (x) such Default is susceptible to cure, (y) such Loan Party commences and is diligently pursuing a cure and (z) such extension of time could not be reasonably expected to result in a Material Adverse Effect and there is no existing Material Adverse Effect arising from such facts or circumstances; or
(d)Covenants. (i) Any Loan Party shall fail to observe or perform any covenant or agreement contained in (A) Section 5.03(b), Section 5.10(a)(i), Section 5.17(e), Section 5.20(d), Section 5.24(a)(v), Section 5.25, Section 5.26 or (B) Article VI; (ii) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.05(b), and in the case of this clause (ii) such failure shall continue unremedied for a period of five Business Days after the earlier of (A) written notice thereof from the Administrative Agent or any Lender and (B) the Loan Parties having obtained knowledge thereof; (iii) Borrower shall fail to observe or perform the covenant set forth in Section 2.01(a) of the Equity Contribution Agreement and such failure shall continue unremedied for a period of 10 Business Days; or (iv) any Loan Party shall fail to observe or perform any other covenant, condition or agreement under the Financing Documents, and in the case of this clause (iv) such failure shall continue unremedied for a period of 30 days after the earlier of (A) written notice thereof from the Administrative Agent or any Lender and (B) the Loan Parties having obtained knowledge thereof; provided that, in the case of this clause (iv) if such failure is not capable of remedy within such 30-day period, such 30-day period shall be extended to a total period of 60 days so long as (x) such Default is susceptible to cure, (y) a Loan Party commences and is diligently pursuing a cure and (z) such extension of time could not be reasonably expected to result in a Material Adverse Effect and there is no existing Material Adverse Effect arising from such facts or circumstances; or
(e)Indebtedness. (i) The Borrower shall fail to make any payment (whether of principal of, interest on, or premium or make-whole amount in respect of, and regardless of amount) in respect of any Indebtedness of the Borrower (including Indebtedness under the Permitted Swap Agreements, the Permitted FX Swap Agreements and the Term Permitted Swap Agreements but excluding other Indebtedness under the Financing Documents) that is outstanding in an aggregate principal amount (or notional principal amount) of at least $20,000,000 beyond any period of grace with respect thereto, or (ii) the Borrower is in default in the performance of or compliance with any term of any evidence of Indebtedness of the Borrower (including Indebtedness under the Permitted Swap Agreements, the Permitted FX Swap Agreements and the Term Permitted Swap Agreements but excluding other Indebtedness under the Financing Documents) in an aggregate outstanding principal amount (or notional principal amount) of at least $20,000,000, and as a consequence of such default such Indebtedness has become, or has been declared, due and payable or otherwise prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), before its stated maturity; or
(f)Involuntary Proceeding. An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) liquidation, reorganization or other relief in respect of any Subject Party or its debts, or of a substantial part of its assets, under any Debtor Relief Law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Subject Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered; provided that no Event of Default shall occur as a result of such circumstance in respect of a Subject Party that is a Material Project Party to the extent that (i) such Subject Party shall have reaffirmed its obligations in respect of the applicable Material Project Document pursuant to the applicable Debtor Relief Laws and is continuing to perform (or cause to be performed) its obligations thereunder, (ii) the Borrower shall have entered into a replacement Material Project Document in accordance with the requirements set forth in Section 6.10(b)(iii) (notwithstanding that there may be no applicable termination) with an alternative Subject Party, in each case, within 180 days (or, in the case of any Key Project Document, 120 days) after the commencement of such involuntary proceeding or petition or (iii) in the case of the Turbine Supplier, each of the Guaranty (TSA) and the Guaranty (SMA) shall remain in full force and effect, each of Turbine Supplier and Turbine Guarantor shall have reaffirmed its obligations in respect of the applicable Material Project Document pursuant to the applicable Debtor Relief Laws, and is continuing to perform (or cause to be performed) its obligations under the TSA and SMA and there is no material breach or default under each of the Guaranty (TSA) and the Guaranty (SMA) of any covenant or other obligation therein; or
(g)Voluntary Proceeding. Any Subject Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Subject Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors; provided that no Event of Default shall occur as a result of such circumstance in respect of a Subject Party that is a Material Project Party to the extent that
(i)such Subject Party shall have reaffirmed its obligations in respect of the applicable Material Project Document pursuant to the applicable Debtor Relief Laws and is continuing to perform (or cause to be performed) its obligations thereunder, (ii) the Borrower shall have entered into a replacement Material Project Document in accordance with the requirements set forth in Section 6.10(b)(iii) (notwithstanding that there may be no applicable termination) with an alternative Subject Party, in each case, within 180 days (or, in the case of any Key Project Document, 120 days) after the commencement of such voluntary proceeding or petition or (iii) in the case of the Turbine Supplier, each of the Guaranty (TSA) and the Guaranty (SMA) shall remain in full force and effect, each of Turbine Supplier and Turbine Guarantor shall have reaffirmed its obligations in respect of the TSA and SMA pursuant to the applicable Debtor Relief Laws, and is continuing to perform (or cause to be performed) its obligations under the TSA and SMA and there is no material breach or default under each of the Guaranty (TSA) and the Guaranty (SMA) of any covenant or other obligation therein; or
(h)Inability to Pay Debts when Due. Any Subject Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; provided that no Event of Default shall occur as a result of such circumstance in respect of a Subject Party that is a Material Project Party to the extent that (i) such Subject Party shall have reaffirmed its obligations in respect of the applicable Material Project Document pursuant to the applicable Debtor Relief Laws and is continuing to perform (or cause to be performed) its obligations thereunder, (ii) the Borrower shall have entered into a replacement Material Project Document in accordance with the requirements set forth in Section 6.10(b)(iii) (notwithstanding that there may be no applicable termination) with an alternative Subject Party, in each case, within 180 days (or, in the case of any Key Project Document, 120 days) after the commencement of such inability or failure to pay or (iii) in the case of the Turbine Supplier to the extent that in the case of the Turbine Supplier, each of the Guaranty (TSA) and the Guaranty (SMA) shall remain in full force and effect, each of Turbine Supplier and Turbine Guarantor shall have reaffirmed its obligations in respect of the TSA and SMA pursuant to the applicable Debtor Relief Laws, and is continuing to perform (or cause to be performed) its obligations under the TSA and SMA and there is no material breach or default under each of the Guaranty (TSA) and the Guaranty (SMA) of any covenant or other obligation therein; or

(i)Judgments. Any final non-appealable judgment or order (i)(A) for the payment of money in excess of $20,000,000 in the aggregate (which is not covered by insurance where the insurer has accepted coverage) shall be rendered against the Borrower or (B) providing non-monetary relief that has had or could reasonably be expected to have a Material Adverse Effect, and (ii) that has not been discharged, bonded, dismissed or stayed within 90 days of the date of entry of any such judgment; or
(j)Liens. Any Security Document: (i) is revoked, terminated or otherwise ceases to be in full force and effect (except in accordance with its terms and not related to any default thereunder), or the enforceability thereof shall be challenged by any Loan Party; (ii) ceases to provide (to the extent permitted by Applicable Law and to the extent required by the Financing Documents) a first priority (subject to Permitted Encumbrances) perfected Lien on material assets purported to be covered thereby in favor of the Collateral Agent, free and clear of all other Liens (other than Permitted Encumbrances); or (iii) becomes unlawful; or
(k)ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or is reasonably be expected to result in liability of the Borrower to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount that could reasonably be expected to have a Material Adverse Effect; or
(l)Change of Control. Any Change of Control shall occur; or
(m)Conversion Date. The Conversion Date shall not have occurred on or prior to the Date Certain; or
(n)Financing Documents. Any Financing Document (other than a Permitted Swap Agreement, Permitted FX Swap Agreement or Term Permitted Swap Agreement) or any material provision of any Financing Document (other than a Permitted Swap Agreement, Permitted FX Swap Agreement or Term Permitted Swap Agreement) (i) is declared by a court of competent jurisdiction to be illegal or unenforceable, (ii) ceases to be valid and binding or in full force and effect or is materially Impaired (in each case, except in accordance with its terms and not related to any default thereunder) or (iii) is terminated or repudiated in writing by any party other than a Lender, an Issuing Lender, the Depositary Bank or an Agent; or
(o)Material Project Documents.
(i)    Any Material Project Document (or any term, covenant or agreement set forth therein) at any time for any reason ceases to be valid and binding or in full force and effect or shall be Impaired (in each case, except at the end of its term in accordance with its terms and not related to any default thereunder) and such event or circumstance could reasonably be expected to have a Material Adverse Effect; provided that, such event or circumstance shall not give rise to an Event of Default if, within 180 days (or, in the case of any Key Project Document (other than an Applicable LLC Agreement), 120 days) of the occurrence of such event or circumstance, the Borrower replaces such Material Project Document (other than an Applicable LLC Agreement) with a replacement agreement in accordance with the requirements of Section 6.10(b)(iii) (notwithstanding that there may be no applicable termination); or
(ii)(A) the Borrower, Shareco, any Loan Party, any Affiliate of the Borrower or any Material Project Party shall default in the performance or observance of any covenant or agreement contained in, or (B) any other default (other than those described in clause (i) above) shall arise under, any Material Project Document (other than an Applicable LLC Agreement) to which it is a party, and in either such case such default has had or could reasonably be expected to have a Material Adverse Effect; provided that, in each case, a default by the Borrower, Shareco, any Loan Party, any Affiliate of the Borrower or a Material Project Party under such Material Project Document (other than an Applicable LLC Agreement) shall not give rise to an Event of Default under this clause (ii) if, within 180 days (or, in the case of any Key Project Document, 120 days) of such default, the Borrower, Shareco, such Affiliate of the Borrower or such Material Project Party (as applicable) cures such default or the Borrower replaces such Material Project Document (other than an Applicable LLC Agreement) with a replacement agreement in accordance with the requirements of Section 6.10(b)(iii) (notwithstanding that there may be no applicable termination); provided that no Event of Default shall occur as a result of such circumstance in respect of the Turbine Supplier to the extent that in the case of the Turbine Supplier, each of the Guaranty (TSA) and the Guaranty (SMA) shall remain in full force and effect, each of Turbine Supplier and Turbine Guarantor shall have reaffirmed its obligations in respect of the applicable Material Project Document (other than an Applicable LLC Agreement), and is continuing to perform (or cause to be performed) its obligations under the TSA and SMA and there is no material breach or default under each of the Guaranty (TSA) and the Guaranty (SMA) of any covenant or other obligation therein;
(iii)(A) The removal of the Class B Member as the managing member under the TE Partnership LLC Agreement or (B) any event shall occur whereby the Borrower (as defined in the Term Credit Agreements) or any of its Subsidiaries is disenfranchised from exercising (either directly or indirectly through any manager or other representative) managerial control, influence or voting rights under an Applicable LLC Agreement; or
(iv)any Loan Party or any Affiliate of any Loan Party shall default in the performance or observance of any covenant or agreement contained in or any other default of any material provision shall arise under any Applicable LLC Agreement to which it is a party and such default has had or could reasonably be expected to have a Material Adverse Effect; provided that a default shall not give rise to an Event of Default under this clause (iv) if, within 120 days of such default, the applicable Loan Party or Affiliate thereof cures such default.
(p)    Energy Regulatory Status. (i) The Borrower shall lose its MBR Authority; or (ii) the Borrower shall lose its status as an EWG and become subject to, or not otherwise exempt from, regulation under PUHCA, and such loss of status could reasonably be expected to have a Material Adverse Effect; or

(q)Event of Abandonment; Loss Event. The Project suffers an Event of Abandonment or a total Condemnation or the destruction of the Project or substantially all of the Project Assets; or
(r)Governmental Approvals. Any Part A Approval or, after issuance thereof, Part B Approval shall be Impaired or materially and adversely modified by the Governmental Authority having jurisdiction, and such Impairment or material and adverse modification could be reasonably expected to have a Material Adverse Effect and such revocation, cancellation or material and adverse modification shall continue unremedied for 30 days from such revocation, cancellation or material and adverse modification provided that such 30-day period shall be extended to a total period of 60 days so long as (x) such condition is susceptible to cure, (y) such a cure is diligently being pursued and (z) such extension of time is not reasonably expected to result in a Material Adverse Effect or exacerbate an existing Material Adverse Effect; or
(s)Term Credit Agreements. On or prior to the Conversion Date: (i) any “Event of Default” under and as defined in any Term Credit Agreement shall have occurred and be continuing; or (ii) any Commitments (as defined in any Term Credit Agreement) under the Financing Documents (as defined in any Term Credit Agreement) have been reduced or cancelled (other than as set forth in Section 2.07(a) of each Term Credit Agreement), unless on or prior to the reduction or cancellation of any such commitments, they have been fully replaced with an alternative source of funds that is acceptable to the Supermajority Lenders.
Section 7.02    Remedies. Upon the occurrence and during the continuance of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, take any or all of the following actions, at the same or different times: (i) terminate the Commitments in whole or in part, and thereupon the Commitments shall terminate immediately; (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, and the Borrower shall deposit cash collateral in respect of all or any portion of the Letter of Credit Exposure of each Class if required pursuant to Section 2.03(i), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) direct the Collateral Agent to exercise the rights and remedies available to the Secured Parties under and in accordance with the provisions of the Financing Documents and Applicable Law (including directing the Collateral Agent to make demands for Equity Contributions under and in accordance with the Equity Contribution Agreement or Acceptable Member Credit Support); and (iv) enter into possession of the Project and perform or cause to be performed any and all work and labor necessary to complete the Project or to operate and maintain the Project, and all sums expended by the Administrative Agent in so doing, together with interest on such total amount at the rate set forth in Section 2.11(c), shall be repaid by the Borrower to the Administrative Agent upon demand and shall be secured by the Financing Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the amount of the Commitments; in case of any Event of Default with respect to the Borrower described in clause (f) or (g) of Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower, shall automatically become due and payable, and cash collateral pursuant to Section 2.03(i) shall automatically be required, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of any Event of Default, in addition to the exercise of remedies set forth above, each Secured Party shall be entitled to exercise the rights and remedies available to such Secured Party under and in accordance with the provisions of the other Financing Documents to which it is a party or any Applicable Law. For the avoidance of doubt, the provisions of this Section 7.02 are not intended to modify or limit any provision of any Term Permitted Swap Agreement, Permitted Swap Agreement or Permitted FX Swap Agreement.
Section 7.03 Application of Funds. After the exercise of remedies provided for in Section 7.02 (or after the Loans have automatically become immediately due and payable or cash collateral pursuant to Section 2.03(i) shall automatically be required as set forth in Section 7.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.18, be applied or cause to be applied by the Administrative Agent in the order set forth in Section 3.05(a) of the Depositary Agreement.
ARTICLE VIII
THE AGENTS
Section 8.01    Appointment, Powers and Immunities.
(a)    Each Lender and each Issuing Lender hereby irrevocably appoints and authorizes Banco Santander, S.A., New York Branch to act as its Administrative Agent under the Financing Documents with such powers as are expressly delegated to the Administrative Agent by the terms of the Financing Documents, together with such actions and powers as are reasonably incidental thereto. Each Lender and each Issuing Lender hereby irrevocably appoints and authorizes MUFG Union Bank, N.A. to act as its Collateral Agent under the Financing Documents with such powers as are expressly delegated to the Collateral Agent by the terms of the Financing Documents, together with such actions and powers as are reasonably incidental thereto. Each Lender and each Issuing Lender hereby directs the Administrative Agent and Collateral Agent to appoint and authorize JPMorgan Chase Bank, N.A. to act as the Depositary Bank under the Financing Documents with such powers as are expressly delegated to the Depositary Bank by the terms of the Financing Documents, together with such actions and powers as are reasonably incidental thereto (and each Lender and Issuing Lender expressly acknowledges and consents to the indemnification obligations owed by it to the Depositary Bank as set forth in the Depositary Agreement). The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Collateral Agent, the Depositary Bank, the Lenders, the Issuing Lenders, Term Permitted Swap Counterparties, Permitted Swap Counterparties and the Permitted FX Swap Counterparties, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Financing Documents (or any other similar term) with reference to the Administrative Agent, Collateral Agent or Depositary Bank is not intended to connote and shall not connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Each Agent, by executing this Agreement, hereby accepts such appointment. The Depositary Bank shall be an express third-party beneficiary of the provisions of this Article VIII as set forth herein and shall be entitled to benefit from the rights designated to it herein and enforce the obligations of the Lenders or other Secured Parties owed to it hereunder.
(b)In furtherance of the foregoing, Administrative Agent, each of the Lenders and each of the Issuing Lenders hereby irrevocably appoint and authorize Collateral Agent to act as the agent of (and to hold any security interest created by the Security Documents for and on behalf of or as agent for) the Administrative Agent, the Lenders and the Issuing Lenders for purposes of acquiring, holding, perfecting and enforcing any and all Liens on the Collateral granted by the Borrower and the Pledgor to secure any of the Obligations, together with such powers as are reasonably incidental thereto. The Collateral Agent, in such capacity (and any co-agents, subagents and attorneys-in-fact appointed by the Administrative Agent or the Collateral Agent for purposes of holding or enforcing any Lien on any Collateral granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent or Collateral Agent), shall be entitled to the benefits of all provisions of this Article VIII (and Section 10.03 to the same extent as “Agent” thereunder) as if set forth in full herein with respect thereto (and such provisions shall, as the context may require, inure to the benefit thereof). Additionally, every covenant and obligation contained in the Financing Documents and necessary to the exercise or performance thereof by Collateral Agent shall run to and be enforceable by any of the Administrative Agent or Collateral Agent. Should any instrument in writing from the Borrower or Pledgor be required by the Collateral Agent or any such co-agents, sub-agents and attorneys-in-fact for more fully and certainly vesting in and confirming to it such rights, powers, privileges and duties, such Person shall execute, acknowledge (or shall cause to be executed and acknowledged) and deliver any and all such instruments promptly upon request by Administrative Agent or Collateral Agent, as applicable.
(c)Each of the Administrative Agent and Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Financing Document by or through any one or more sub-agents appointed by it. The Administrative Agent, Collateral Agent, and any of their sub-agents may perform any and all of their respective duties and exercise their respective rights and powers by or through their respective Related Parties. Administrative Agent and Collateral Agent are authorized on behalf of all the Lenders and Issuing Lenders, without the necessity of any notice to or further consent from the Lenders or the Issuing Lenders, from time to time to permit any co-agents, sub-agents and attorneys-in-fact appointed by such person to take any action with respect to any Collateral or the Financing Documents which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted pursuant to any Security Document. The exculpatory provisions of this Article VIII, as well as all other indemnity and expense reimbursement provisions of this Agreement (including Section 10.03), shall apply to any such sub-agent and to the Related Parties of Administrative Agent, Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein. Neither the Administrative Agent nor

Collateral Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Administrative Agent or Collateral Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such sub-agents.
(d)The Collateral Agent hereby appoints Administrative Agent, each Lender and each Issuing Lender as its agent (and Administrative Agent, each Lender and each Issuing Lenders hereby accepts such appointment) for the purpose of perfecting Collateral Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the UCC can be perfected by possession or control. Should Administrative Agent, any Lender or any Issuing Lender obtain possession or control of any such Collateral, such Person shall notify Collateral Agent thereof and, promptly upon Collateral Agent’s request therefor, shall deliver possession or control of such Collateral to Collateral Agent or in accordance with Collateral Agent’s instructions.
(e)Each Lender that is a Permitted Swap Counterparty or Term Permitted Swap Counterparty or which has an Affiliate that is a Permitted Swap Counterparty or Term Permitted Swap Counterparty for itself, and on behalf of any such Affiliate, in its capacity as a Permitted Swap Counterparty or Term Permitted Swap Counterparty, irrevocably appoints and authorizes Collateral Agent to act as its Collateral Agent under the Financing Documents with such powers as are expressly delegated to Collateral Agent by the terms of the Financing Documents, together with such other powers as are reasonably incidental thereto. In this regard, the Collateral Agent (i) shall not have any duties or responsibilities except those expressly set forth in this Agreement or any other Financing Documents, (ii) shall not be a trustee for or fiduciary of any Permitted Swap Counterparty or Term Permitted Swap Counterparty or have any fiduciary or other implied or express obligations arising under agency doctrine of any applicable law and (iii) shall be entitled to all of the indemnities, rights and protections granted to the Collateral Agent under this Agreement or any other Financing Documents; provided that each Permitted Swap Counterparty’s and Term Permitted Swap Counterparty’s ratable indemnity obligations shall be calculated based on the termination payment that would result if all Permitted Swap Agreements and Term Permitted Swap Agreement were terminated on the date such indemnity obligations are owing.
(f)Each Lender that is a Permitted FX Swap Counterparty or which has an Affiliate that is a Permitted FX Swap Counterparty for itself, and on behalf of any such Affiliate, in its capacity as a Permitted FX Swap Counterparty, irrevocably appoints and authorizes Collateral Agent to act as its Collateral Agent under the Financing Documents with such powers as are expressly delegated to Collateral Agent by the terms of the Financing Documents, together with such other powers as are reasonably incidental thereto. In this regard, the Collateral Agent (i) shall not have any duties or responsibilities except those expressly set forth in this Agreement or any other Financing Documents, (ii) shall not be a trustee for or fiduciary of any Permitted FX Swap Counterparty or have any fiduciary or other implied or express obligations arising under agency doctrine of any applicable law and (iii) shall be entitled to all of the indemnities, rights and protections granted to the Collateral Agent under this Agreement or any other Financing Documents; provided that each Permitted FX Swap Counterparty’s ratable indemnity obligations shall be calculated based on the termination payment that would result if all Permitted FX Swap Agreements were terminated on the date such indemnity obligations are owing.

Section 8.02    Rights as a Lender. Each Person serving as an Agent or
Depositary Bank hereunder or under any other Financing Document shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent or Depositary Bank, and the term “Lender” shall, unless otherwise expressly indicated or unless the context requires otherwise, include such Person serving as such Agent or Depositary Bank hereunder in its capacity as Lender. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Loan Party or any subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Secured Parties.
Section 8.03    Exculpatory Provisions.
(a)    No Agent or the Depositary Bank shall have any duties or obligations except those expressly set forth herein and in the other Financing Documents, and its duties hereunder shall be ministerial and administrative in nature. Without limiting the generality of the foregoing, no Agent or the Depositary Bank:
(i)shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)shall have any duty to take any action that requires judgment or to exercise any powers requiring judgment, except, with respect to the Administrative Agent those discretionary rights and powers expressly contemplated hereby or by the other Financing Documents or that any Agent or the Depositary Bank, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Financing Documents) or by the Administrative Agent, as the case may be; provided that no Agent or the Depositary Bank shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent or the Depositary Bank, as applicable, to liability or that is contrary to any Financing Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification, or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)shall not, except as expressly set forth herein and in the other Financing Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries or other Affiliates that is communicated to or obtained by the Person serving as such Agent or Depositary Bank, as applicable, or in either case any of its Affiliates in any capacity.
(b)    No Agent or the Depositary Bank shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 7.02 and Section 10.02(b)) or by the Administrative Agent, as the case may be, or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.
(c)No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to such Agent by the Borrower or a Secured Party. If any Agent obtains actual knowledge of a Default or Event of Default or receives such notice, such Agent shall give prompt notice thereof to each of the Secured Parties. Upon the occurrence of a Default or Event of Default, each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders. Unless and until any Agent shall have received such direction, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it deems advisable in the best interest of the Secured Parties. In no event shall any Agent be required to comply with any such directions to the extent that such Agent believes that its compliance with such directions would be unlawful.
(d)No Agent or the Depositary Bank shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to such Agent.
Section 8.04    Reliance by Agents. Each Agent and the Depositary Bank shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent or otherwise authenticated by the proper Person. Each Agent and the Depositary Bank also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent and the Depositary Bank may consult with legal counsel (who may be counsel for the Loan Parties), financial advisors, insurance consultants, environmental consultants, independent accountants and any other advisors, consultants or experts selected by it for any purpose deemed advisable to it relating to or in connection with this Agreement, the other Financing Documents and the transactions contemplated hereby or thereby, and such Agent or the Depositary Bank, as applicable, shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants, advisors, consultants or experts. Each Agent and the Depositary Bank at any time may solicit written confirmatory instructions from the Required Lenders (and, in addition, Collateral Agent may at any time solicit written confirmatory instructions from the Administrative Agent) as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its rights or obligations under this Agreement or the Financing Documents.
Section 8.05    Delegation of Duties. Each Agent and the Depositary Bank may perform any and all of its duties and exercise its rights and powers hereunder or under any other Financing Document by or through any one or more sub-agents appointed by such Agent or the Depositary Bank, as applicable. Each Agent, the Depositary Bank and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of each Agent, the Depositary Bank and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent or the Depositary Bank, as applicable. No Agent or the Depositary Bank shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of a competent jurisdiction determines in a final and non-appealable judgment that such Agent or the Depositary Bank, as applicable, acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 8.06    Resignation; Removal.
(a)Each Agent may resign at any time by notifying the Secured Parties and the Borrower, no later than 30 days prior to the effective date of such resignation. Each Agent may be removed upon 30 days’ prior notice (the “Removal Effective Date”) by the Required Lenders for such Agent’s gross negligence or willful misconduct. Upon receipt of any such notice of resignation or upon any such removal, the Required Lenders shall have the right, with, unless an Event of Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor. If no such successor shall have been so appointed by the Required Lenders, and, unless an Event of Default has occurred and is continuing, approved by the Borrower, and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Secured Parties, appoint a successor Agent, which shall be a Lender with an office in New York, New York, an Affiliate of a Lender or a financial institution with an office in New York, New York having a combined capital and surplus that is not less than $500,000,000, or otherwise petition any court of competent jurisdiction for the appointment of a successor Agent. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date, or such removal shall become effective in accordance with such notice on the Removal Effective Date, as applicable.
(b)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring (or retired) or removed Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (ii) except for any indemnity payments owed to the retiring (or retired) or removed Agent, all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Secured Party directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments owed to the retiring (or retired) or removed Agent), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Financing Documents, the provisions of this Article VIII and Section 10.03 shall continue in effect for the benefit of such retiring (or retired) or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring (or retired) or removed Agent was acting as such Agent.
Section 8.07    Lender Acknowledgments; Non-Reliance on Agents and Other Lenders. Each Secured Party party hereto acknowledges that it has, independently and without reliance upon the Depositary Bank, any Agent or any other Secured Party, or any of their respective Related Parties, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Secured Party also acknowledges that it will, independently and without reliance upon the Depositary Bank, any Agent or any other Secured Party, or any of their respective Related Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.
Section 8.08    Withholding Taxes. To the extent required by any Applicable Law, the Administrative Agent may withhold from any payment to any Secured Party an amount equivalent to any U.S. federal withholding Tax. If the U.S. Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold U.S. federal withholding Tax from amounts paid to or for the account of any Secured Party because the appropriate form was not delivered or was not properly executed or because such Secured Party failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, U.S. federal withholding Tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Secured Party pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Secured Party shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all reasonable expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Secured Party by the Administrative Agent shall be conclusive absent manifest error. Each Secured Party hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Person under this Agreement or any other Financing Document against any amount due the Administrative Agent under this Section 8.08.
Section 8.09    Authorization. Each Agent and the Depositary Bank is hereby authorized to execute, deliver and perform each of the Financing Documents to which such Agent is a party. The Secured Parties agree to be bound by the terms and limitations of the professional services agreement between the Administrative Agent, the Borrower and the Independent Engineer.
Section 8.10    Lead Arrangers; No Other Duties, Etc. The parties agree that, anything herein to the contrary notwithstanding, none of the Syndication Agents, the Documentation Agents, the Green Loan Coordinator and the Joint Lead Arrangers identified on the cover page of this Agreement shall have any powers, duties, obligations, liability or responsibility under or in connection with this Agreement and the other Financing Documents, except in its capacity, as applicable, as an Agent, a Lender, an Issuing Lender, Term Permitted Swap Counterparty, Permitted Swap Counterparty or Permitted FX Swap Counterparty. Without limiting any of the foregoing, no Syndication Agent, Documentation Agent, Green Loan Coordinator or Joint Lead Arranger, in its capacity as such, shall have or be deemed to have any fiduciary relationship with any Lender, Issuing Lender, Term Permitted Swap Counterparty, Permitted Swap Counterparty or Permitted FX Swap Counterparty. Each Lender, each Issuing Lender and Permitted FX Swap Counterparty acknowledges that it has not relied, and will not rely, on any Syndication Agent, any Documentation Agent, the Green Loan Coordinator or any Joint Lead Arranger in deciding to enter into this Agreement or any other Financing Document or in taking or not taking any action hereunder or thereunder.
Section 8.11    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Reimbursement Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Agents) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, each Issuing Lender and each Agent to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Lenders or the Agents, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent.
Section 8.12    Erroneous Payments.
(a)If the Administrative Agent notifies a Lender, Issuing Lender or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Lender or Secured Party (any such Lender, Issuing Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated on its books and records by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender, Issuing Lender or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Lender or Secured Party such Lender or Issuing Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender, Issuing Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.12(b).
(c)Each of the Collateral Agent and each Lender or Issuing Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to the Collateral Agent or such Lender or Issuing Lender under any Financing Document, or otherwise payable or distributable by the Administrative Agent to the Collateral Agent or such Lender or Issuing Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Lender shall cease to be a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning

Issuing Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Lender or Secured Party under the Financing Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including waiver of any defense based on “discharge for value” or any similar doctrine.
(g)This Section 8.12 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent.
(h)Each party’s obligations, agreements and waivers under this Section 8.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Financing Document.
Section 8.13 Permitted Judgment. Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement or any Financing Document to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by an Agent, or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of judgment, rights or remedies to be made (or not to be made) by an Agent, such Agent shall have the right (but not the obligation) to solicit written confirmatory instructions from the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in any other Financing Document) prior to exercising any of the foregoing.
ARTICLE IX
GUARANTY
Section 9.01 Guaranty.
(a)The Borrower hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due of all amounts payable by and other obligations of the Avangrid Member or the CIP Partner now or hereafter existing under or in respect of the Term Permitted Swap Agreements, including any premium, reimbursements, damages, expenses, fees, costs, charges, disbursements, indemnities, and other liabilities (including all fees, charges, expenses and disbursements of counsel to any Term Permitted Swap Counterparty) due and payable to any Term Permitted Swap Counterparty and including interest that would accrue on any of the foregoing during the pendency of any bankruptcy or related proceeding with respect to a Loan Party (including any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent (such obligations being the “Guaranteed Obligations”), and agrees to pay any and all reasonable expenses (including reasonable fees and expenses of counsel) incurred by a Secured Party in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Borrower’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Avangrid Member or the CIP Partner to any Term Permitted Swap Counterparty under or in respect of the Term Permitted Swap Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Avangrid Member or the CIP Partner. The Guaranteed Obligations shall be Obligations secured by the Collateral. The Guaranteed Obligations shall be payable upon any Event of Default without the need for any demand. The proceeds of any payment of the Guaranteed Obligations pursuant hereto shall be applied in accordance with Section 3.05 of the Depositary Agreement.
(b)The Borrower and each Secured Party party hereto hereby confirms that it is the intention of all such Persons that this Guaranty and the obligations of the Borrower hereunder not constitute a fraudulent transfer or similar payment under any Debtor Relief Law. To effectuate the foregoing intention, each Secured Party party hereto hereby irrevocably agrees that the obligations of the Borrower under this Guaranty at any time shall be limited to the maximum amount as will result in the obligations not constituting a fraudulent transfer or conveyance.
Section 9.02 Guaranty Absolute. The Borrower guarantees, to the extent permitted by Applicable Law, that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Term Permitted Swap Agreements and Section 3.05 of the Depositary Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Term Permitted Swap Counterparty with respect thereto. The obligations of the Borrower under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Financing Documents, and a separate action or actions may be brought and prosecuted against the Borrower to enforce this Guaranty. The liability of the Borrower under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Borrower hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:
(a)any lack of validity or enforceability of any Financing Document or any agreement or instrument relating thereto;
(b)any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Financing Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Avangrid Member or the CIP Partner or otherwise;
(c)any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;
(d)any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations;
(e)any change, restructuring or termination of the corporate structure or existence of the Avangrid Member or any of its Subsidiaries or the CIP Partner or any of its Subsidiaries;
(f)the failure of any other Person to execute or deliver this Agreement or any other guaranty or agreement or the release or reduction of liability of the Borrower or other guarantor or surety with respect to the Guaranteed Obligations; or
(g)any other circumstance (including any statute of limitations) or any existence of, or reliance on, any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, the Borrower or any other guarantor or surety.
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.
Section 9.03 Waivers and Acknowledgments.

(a)The Borrower, to the extent permitted by Applicable Law, hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Avangrid Member or the CIP Partner or any other Person or any Collateral.
(b)The Borrower hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
(c)The Borrower hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Borrower or other rights of the Borrower to proceed against any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Borrower under this Guaranty.
(d)The Borrower hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to the Borrower any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Avangrid Member or any of its Subsidiaries or the CIP Partner or any of its Subsidiaries now or hereafter known by such Secured Party.
(e)The Borrower acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Financing Documents and that the waivers set forth in Section 9.02 and this Section 9.03 are knowingly made in contemplation of such benefits.
Section 9.04 Subrogation. The Borrower hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Avangrid Member or the CIP Partner or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Borrower’s obligations under or in respect of this Guaranty, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Avangrid Member or the CIP Partner or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Avangrid Member or the CIP Partner or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations, the Obligations (under and as defined in each Term Credit Agreement) and all other amounts payable under this Guaranty shall have been paid in full in cash. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the Conversion Date, such amount shall be received and held in trust for the benefit of the Secured

Parties, shall be segregated from other property and funds of the Borrower and shall forthwith be paid or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of the Financing Documents, or to be held as Collateral for any Obligations or other amounts payable under this Guaranty thereafter arising. This Section 9.04 shall expressly survive termination of this Agreement until all Obligations and the Obligations (under and as defined in each Term Credit Agreement) are fully and finally paid and discharged, expired or terminated.
Section 9.05 Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the earlier of (i) the payment in full in cash of the Obligations and all other amounts payable under this Guaranty and (ii) the Conversion Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. The Term Permitted Swap Counterparties and their successors, transferees and assigns are express third party beneficiaries of this Guaranty.
Section 9.06    Qualified ECP Guarantor. Borrower as Qualified ECP Guarantor hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Borrower (under and as defined in each Term Credit Agreement) to honor all of its obligations in respect of CEA Swap Obligations (provided that such Qualified ECP Guarantor shall only be liable under this Section 9.06 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.06, or otherwise under any Financing Document, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of such Qualified ECP Guarantor under this Section 9.06 shall remain in full force and effect until the Termination Date. Such Qualified ECP Guarantor intends that this Section 9.06 constitute, and this Section 9.06 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Borrower (under and as defined in each Term Credit Agreement) for all purposes of Section 1a (18)(A)(v)(II) of the Commodity Exchange Act.
Section 9.07    Subordination.
(a)Borrower hereby subordinates any and all debts, liabilities and other Obligations owed by Borrower to any other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 9.07.
(b)After the occurrence and during the continuance of any Default or Event of Default, Borrower shall not make any payment on account of the Subordinated Obligations other than to the extent payment of such Subordinated Obligations is permitted with the proceeds of any Voluntary Equity Contribution or cash on deposit in an Account that would otherwise be payable as a Restricted Payment or cash on deposit in an Account (as defined in the Term Credit Agreement) that would otherwise be payable as a Restricted Payment (as defined in the Term Credit Agreement).

(c)Borrower agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before Borrower makes payment on account of any Subordinated Obligations.
ARTICLE X
MISCELLANEOUS
Section 10.01    Notices; Electronic Communications; Platform. Except as otherwise expressly provided herein or in any Financing Document, all notices and other communications provided for hereunder or thereunder shall be in writing and shall be considered as properly given (i) if delivered in person, (ii) if sent by overnight delivery service (including Federal Express, United Parcel Service and other similar overnight delivery services) if for inland delivery or international courier if for overseas delivery, (iii) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested, or (iv) if transmitted by electronic communication as provided in Section 10.01(f). Any communication between the parties hereto or notices provided herein may be given delivered at its address and contact number specified below, or at such other address and contact number as is designated by such party in a written notice to the other parties (by giving 10 days’ written notice to the other parties in the manner set forth herein) hereto:
(a)Borrower:
Vineyard Wind 1 LLC
75 Arlington Street, 7th Floor
Boston, MA 02116
Attention: Jennifer Simon Lento, General Counsel
Tel: 1-215-485-8580
Email: jsimonlento@vineyardwind.com
(b)Administrative Agent:
Banco Santander, S.A., New York Branch
as Administrative Agent
45 E. 53rd St.
New York, NY 10022
E-mail: PortfolioManagementGDF@santander.us
Attention: Erika Wershoven
with a copy to:
Banco Santander, S.A., New York Branch
45 E. 53rd St.

New York, NY 10022
Tel: 212-692-2598
Email: CIBMOLoanClosing@santander.us
Attn: Gregory Sparapani/Brandon Velasquez
(c)If to any Issuing Lender, as notified by such Issuing Lender to the Administrative Agent and the Loan Parties.
(d)If to a Lender, to it at its address set forth in its Administrative Questionnaire.
(e)Collateral Agent:
MUFG Union Bank, N.A.
1251 Avenue of the Americas
New York, NY 10020
Attention: Institutional Agency Services
Tel: (415) 273-2512
Fax: (415) 273-2492
Email: sfct@unionbank.com
With a copy to: amedeo.morreale@unionbank.com
(f)Notices and other communications hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by Administrative Agent and the Borrower; provided that the foregoing shall not apply to notices delivered or furnished pursuant to Article II if the party to receive the notice has notified Administrative Agent that it is incapable of receiving notice under such Article II by electronic communication. The Borrower and each Lender may, in its discretion, agree to accept notices and other communications delivered or furnished to it hereunder by electronic communication pursuant to procedures approved by the Borrower or any such Lender, respectively; provided that approval of such procedures may be limited to particular notices or communications. Any such notices and other communications furnished by electronic communication shall be in the form of attachments in .pdf format.
(g)Notices and communication delivered in person, sent by overnight delivery service or by international courier or mailed by first class, postage prepaid, registered or certified mail shall be effective when received by the addressee thereof during business hours on a business day in such Person’s location as indicated by such Person’s address in paragraphs (a) through (e) of this Section 10.01, or at such other address as is designated by such Person in a written notice to the other parties hereto. Unless the Administrative Agent otherwise prescribes, (A) notices and other communication delivered through electronic communications as provided in Section 10.01(f) shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), and (B) notices or communication posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice or other communication is not sent during normal business hours on a business day for the recipient, it shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(h)    Platform.
(i)The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communication (as defined below) available to the Issuing Lenders and the other Lenders by posting such Communication on the Platform.
(ii)The Platform is provided “as is” and “as available”. The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender, any Issuing Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document, voting requests (including through interactive online voting) or other material provided by or on behalf of the Borrower or any Loan Party pursuant to any Financing Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to this Section 10.01(i), including through the Platform.
Section 10.02 Waivers; Amendments.
(a)    No Deemed Waivers; Remedies Cumulative. No failure or delay on the part of any Agent, Issuing Lender or Lender in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between any Loan Party, or any of its Affiliates, on the one hand, and any Agent, Issuing Lender and Lender on the other hand, shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Financing Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any party thereto would otherwise have. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent, Issuing Lender or Lender to any other or further action in any circumstances without notice or demand.

(b)    Amendments. Neither this Agreement nor any other Financing Document
(other than (x) any Permitted Swap Agreement, which may be waived, amended or modified by the Borrower and the applicable Permitted Swap Counterparty, (y) any Permitted FX Swap Agreement, which may be waived, amended or modified by the Borrower and the applicable Permitted FX Swap Counterparty or (z) any Term Permitted Swap Agreement, which may be waived, amended or modified by the Borrower and the applicable Term Permitted Swap Counterparty) nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall in any way (i) extend or increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or Letter of Credit Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan under Section 2.08(a) or in respect of the Loans arising as a result of a Letter of Credit Disbursement, or of any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment under Section 2.07(a), without the written consent of each Lender affected thereby, (iv) change Section 2.16(c) or 2.16(d) without the consent of each Lender affected thereby, (v) extend the Date Certain without the written consent of each Lender; (vi) amend, waive or modify (w) the Equity Contribution Agreement in any manner that materially reduces the obligation of the Equity Contributing Parties to make Equity Contributions thereunder, (x) any obligation to maintain credit support in respect of the Equity Contribution obligations under the Equity Contribution Agreement, (y) the definition of “Acceptable Member”, “Acceptable Member Credit Support”, “Construction Equity Account”, “Equity Contribution Amount”, “Equity Letter of Credit”, “Guarantor Downgrade Event”, “Maximum Available Equity Contribution Amount”, “Member Guarantor”, and “Member Guaranty” or (z) Sections 2.01(a), 2.01(c), 4.05 and the first sentence of Section 2.01(f)(i) of the Equity Contribution Agreement, in each case, without the consent of each Lender affected thereby; (vii) change the order of any priority of payment under Section 7.03 hereof, Section 3.03(a)(iii) of the Depositary Agreement or Section 3.05(a) of the Depositary Agreement or alter any provision of any Financing Document relating to the pro rata sharing of any payment, in each case, without the consent of each Lender affected thereby; (viii) change any of the provisions of this Section 10.02(b) or the percentage in the definition of the term “Required Lenders” or “Supermajority Lenders” or any other provision hereof specifying the number or percentage of Lenders or DSR Letter of Credit Lenders (as defined in the Term Credit Agreement (CIP)), as applicable, required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender and DSR Letter of Credit Lender (as defined in the Term Credit Agreement (CIP)), (ix) release all or substantially all of the Collateral or release any Loan Party from its obligations under the Financing Documents without the written consent of each Lender (except to the extent specifically provided therefor in the Financing Documents), (x) waive any condition specified in Section 4.01 without the written consent of each Lender, (xi) amend, waive or modify any provision subject to a consent or approval right of the Supermajority Lenders without the written consent of the Supermajority Lenders or (xii) change the provisions of any Financing Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, the Depositary Bank or any Issuing Lender hereunder without the prior written consent of such Agent, the Depositary Bank or such Issuing Lender, as the case may be. Notwithstanding anything herein to the contrary, the Loan Parties and the Agents may (but shall not be obligated to) amend or supplement any Financing Document without the consent of any Lender or any Issuing Lender (1) to cure any ambiguity, defect or inconsistency which is not material, (2) to make any change that would provide any additional rights or benefits to the Lenders, (3) to make, complete or confirm any grant of Collateral permitted or required by any of the Security Documents, including to secure any Permitted Indebtedness that may be secured by a Permitted Encumbrance on the Collateral, or any release of any Collateral that is otherwise permitted under the terms of this Agreement and the Security Documents, (4) to revise any schedule to reflect any change in notice information, (5) to revise the account numbers for each of the Accounts as may be necessary to reflect the replacement of the Collateral Agent or the Depositary Bank or as may be required by internal procedures of the Collateral Agent or the Depositary Bank or (6) to revise the name of the Collateral Agent on any UCC financing statement or other Security Document as may be necessary to reflect the replacement of the Collateral Agent. Any such amendment, modification, or supplement that is set forth in a writing signed by the Administrative Agent and the Borrower shall be binding on the Borrower, the Agents and the Lenders and where any Financing Document expressly provides that the Administrative Agent or any other Agent may waive, amend, or modify such Financing Document or any provision thereof, or consent to any act or action of the Borrower, the Administrative Agent or such other Agent may do so without the further consent of the Lenders and any such waiver, amendment, modification, or consent that is set forth in a writing signed by the Administrative Agent or such other Agent, as applicable, shall be binding on the Agents and the Lenders.
Each Lender shall be bound by any waiver, amendment, or modification authorized in accordance with this Section 10.02 regardless of whether its Note shall have been marked to make reference thereto, and any waiver, amendment, or modification authorized in accordance with this Section 10.02 shall bind any Person subsequently acquiring a Note from such Lender, whether or not such note shall have been so marked. Any agreement or agreements that the Administrative Agent executes and delivers to waive, amend, or modify any Financing Document in accordance with this Section 10.02 shall be binding on the Lenders and each of the Agents without the further consent of the Lenders or the other Agents.
Section 10.03    Expenses; Indemnity; etc.
(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by any of the Agents (and any of their respective sub-agents) or the Issuing Lenders (including the reasonable fees, expenses, charges and disbursements of counsel to the Agents and of advisors, consultants, accountants and experts (including the Independent Engineer, the Environmental Consultant, the Transmission Consultant, the Wind Consultant and the Insurance Advisor) engaged by the Agents from time to time) in connection with the primary syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Financing Documents, the extension of credit thereunder or hereunder, or any amendments, modifications or waivers of the provisions hereof or thereof (in any case, whether or not the transactions contemplated hereby or thereby shall be consummated); (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; (iii) all out-of-pocket expenses incurred by any Lender or any Issuing Lender (including payment of the fees provided for herein) or the Agents (including the fees, expenses, charges and disbursements of counsel for the Agents (and any of their respective sub-agents) and the Lenders and the fees and expenses of other consultants of the Agents (and any of their respective sub-agents) and the Lenders) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Financing Documents, including its rights under this Section 10.03, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations (whether or not consummated) in respect of such Loans or Letters of Credit; (iv) all costs, expenses, assessments and other charges incurred by any of the Agents (and any of their respective sub-agents), the Lenders, the Issuing Lenders or any of their respective Affiliates in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein; and (v) all costs, expenses and other charges incurred by any of the Agents (and any of their respective subagents), the Lenders, the Issuing Lenders or any of their respective Affiliates in respect of title insurance or notary fees procured with respect to the Liens created pursuant to the Mortgage or any of the other Security Documents. All amounts due under this Section 10.03(a) shall be payable not later than 20 days after demand therefor.
(b)    Indemnification by the Borrower. The Borrower shall indemnify each
Agent (and any of their respective sub-agents), each Joint Lead Arranger, each Syndication Agent, each Documentation Agent, each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all losses, claims, damages, liabilities, penalties, disbursements and related expenses (including the fees, charges and disbursements of one firm of counsel for all Indemnified Parties and, to the extent required, one firm of regulatory and one firm of local counsel in each relevant regulatory field and jurisdiction, as appropriate, for all Indemnified Parties (and, in the case of any actual or perceived conflict of interest where the Indemnified Party affected by such conflict has informed the Borrower of such conflict, of another firm of counsel, regulatory counsel or local counsel, as applicable, for each such affected Indemnified Party), provided that to the extent an Agent is an Indemnified Party, such Agent shall have the right to have its own separate counsel) incurred by any Indemnified Party or asserted against any Indemnified Party by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i)(A) any Environmental Claim relating to or arising in connection with the Development, the Project, the Borrower or any other Loan Party; (B) any actual, alleged or threatened presence or Release of Hazardous Substances relating to or arising in connection with the Development, the Project Assets or the Borrower; (C) any other liability or obligation under any Environmental Law or Governmental Approval related to or arising in connection with the Development, the Project Assets or the Borrower; (D) the syndication, execution, delivery and performance of the Financing Documents or Project Documents or any other document, agreement or instrument in any way relating to the Financing Documents or Project Documents or the transactions contemplated by the Financing Documents or Project Documents; (E) any transaction (whether or not consummated and including any services to be performed by the Agents in connection with such transactions) contemplated by the Financing Documents or Project Documents or any other document, agreement or instrument in any way relating to the Financing Documents or Project Documents; or (F) any action or inaction by the Agents in accordance with written instructions delivered by the Borrower or the Required Lenders; (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, but subject to Section 2.03(f)(ii)); or (iii) any actual or prospective claim, litigation, demand, investigation, suit or proceeding relating to any of the foregoing clauses (i)–(ii), whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnified Party is a party thereto; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party. Notwithstanding the foregoing, this Section 10.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. The Borrower also agrees that (x) it waives any claim it may have against any Indemnified Party for breach of fiduciary duty arising under the Transaction Documents or alleged breach of fiduciary duty arising under the Transaction Documents and (y) no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or to any security holders or creditors thereof related to or arising out of the execution, delivery and performance of any Financing Document or Project Document or any other document in any way relating to the Financing Documents or Project Documents or the other transactions contemplated by the Financing Documents or Project Documents, except to the extent that any loss, claim, damage or liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from (1) such Indemnified Party’s gross negligence or willful misconduct or (2) other than by an Agent, such Indemnified Party’s material breach of its express obligations under the Financing Documents. All amounts due under this Section 10.03(b) shall be payable as the losses, claims, damages, liabilities and related expenses contemplated under this Section 10.03(b) are incurred.
(c)    Indemnification by Lenders. To the extent that the Borrower for any reason fails to pay any amount required under paragraph (a) or (b) of this Section 10.03 to be paid by it to any Agent (or any sub-agent thereof) (each such Person being called a “Lender Indemnified Party”) or any Related Party of any Lender Indemnified Party, and without limiting the Obligations of the Borrower, each Lender severally agrees to pay to such Lender Indemnified Party or such Related Party, as the case may be, ratably in accordance with such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought, or, if the applicable unreimbursed expense or indemnity payment is sought after the date upon which the Commitments have been terminated and the Obligations have been paid in full, then ratably in accordance with such Lender’s Applicable Percentage immediately prior to such date) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Lender Indemnified Party in its capacity as such, or against such Related Party acting for such Lender

Indemnified Party in connection with such capacity. All amounts due under this Section 10.03(c) shall be payable promptly after demand therefor. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.04(a). Any such Lender Indemnified Party in its capacity as such or such Related Party acting for such Lender Indemnified Party in connection with its capacity as such shall be fully justified in refusing to take or to continue to take any action under any Financing Document unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limitation of the foregoing, each Lender agrees to reimburse any Lender Indemnified Party in its capacity as such or any Related Party acting for such Lender Indemnified Party in connection with its capacity as such promptly upon demand for such Lender’s Applicable Percentage of any out-of-pocket expenses (including counsel fees and disbursements) incurred by such Lender Indemnified Party or such Related Party in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Financing Documents, to the extent that such Lender Indemnified Party or such Related Party is not reimbursed for such expenses by the Borrower.
(d)    Settlements; Appearances in Actions. The Borrower agrees that, without each Indemnified Party’s prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought by or on behalf of such Indemnified Party under this Section 10.03 (whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such claim, action or proceeding and does not include an admission of fault by such Indemnified Party. In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Borrower or any Affiliate thereof in which such Indemnified Party is not named as a defendant, the Borrower agrees to reimburse such Indemnified Party for all reasonable and documented expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including the reasonable and documented fees and disbursements of its legal counsel. In the case of any claim brought against an Indemnified Party for which the Borrower may be responsible under this Section 10.03, the Agents, Issuing Lenders and Lenders agree to execute such instruments and documents and cooperate as reasonably requested by the Borrower in connection with the Borrower’s defense, settlement or compromise of such claim, action or proceeding.
Section 10.04    Successors and Assigns.
(a)    Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and the Administrative Agent (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) no assignments shall be made to a Defaulting Lender, and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender or Issuing Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Issuing Commitments and the Loans at the time owing to it); provided that,
(i)except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender, the Administrative Agent and, in the case of an assignment of all or a portion of any Letter of Credit Commitment of any Class, each Issuing Lender with respect to such Class in addition to the Administrative Agent, must give their prior written consent to such assignment (which consent, in each case, shall not be unreasonably withheld or delayed);
(ii)except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment(s), Issuing Commitment(s) or Loans of any Class, the amount of the Commitment(s), Issuing Commitment(s) and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Administrative Agent and (provided that no Event of Default has occurred and is continuing) the Borrower otherwise consent (which consent, in each case, shall not be unreasonably withheld or delayed);
(iii)in connection with such assignment, the assigning Lender shall assign to the assignee a pro rata amount of such assigning Lender’s “Term Commitment(s)” and “Term Loans” (as defined under the Term Credit Agreements) under the Term Credit Agreements to which such assigning Lender is a party;
(iv)except in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender, the Borrower must give its prior written consent to the assignment (which consent shall not be unreasonably withheld or delayed); provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof;
(v)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,000;
(vi)in the case of an assignment of any Issuing Commitment, the assignee meets the credit rating requirements in respect of such Issuing Commitment; and

(vii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and documentation and other written information requested by the Administrative Agent under applicable “know your customer” and AML Laws, including the USA PATRIOT Act.
provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if any Event of Default has occurred and is continuing; provided further that (x) no assignment to the Borrower or any Affiliate of the Borrower shall be permitted without the Administrative Agent’s prior written consent (which may be withheld in its sole discretion) and (y) any assignment made in violation of this proviso shall be void ab initio. Upon acceptance and recording pursuant to paragraph (d) of this Section 10.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.03). To the extent any assignment or transfer increases the Borrower’s obligation to pay costs, Taxes or indemnities pursuant to Section 2.13, 2.15 or 10.03, the Borrower’s liability to pay such costs, Taxes or indemnities shall be limited to the amounts the Borrower would have been liable if such assignment or transfer had not occurred. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section 10.04.
(c)Maintenance of Register by the Administrative Agent. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Letter of Credit Disbursements (and stated interest) owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register, including the Commitments, Loans and Letter of Credit Disbursements of each Issuing Lender and Lender will be provided to the Borrower, any Issuing Lender or any Lender from time to time upon reasonable prior written notice.
(d)Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.04 and any written consent to such assignment required by paragraph (b) of this Section 10.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(e)Participations. Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Financing Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Financing Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent, each Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Documents and (iv) prior to the Conversion Date, in connection with such assignment, the participating Lender shall participate to the Participant a pro rata amount of such participating Lender’s “Term Commitment(s)” and “Term Loans” (as defined under the Term Credit Agreements) under the Term Credit Agreements to which such participating Lender is a party. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Financing Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Financing Document; provided further that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section 10.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04. Each Lender that grants a participation acting solely for this purpose as an agent of the Borrower shall maintain a register on which it enters the name and address of each Participant and the principal and interest amount of each Participant’s interest in the Loans held by it (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other Obligations under any Financing Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(f)Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.13, 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquires the participation. A Participant who is not a U.S. person (as defined in Section 7701(a)(30) of the Code) shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with the requirements set forth in Section 2.15 as though it were a Lender (it being understood that the documentation required under Section 2.15(e) shall be delivered to the participating Lender). In addition, if at the time of the sale of such participation, any greater Taxes subject to payment under Section 2.15 would apply to the Participant than applied to the applicable Lender, such Participant shall not be entitled to any payment under Section 2.15 with respect to the portion of such Taxes as exceeds the Taxes applicable to the Lender at the time of the sale of the participation.
(g)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Financing Documents to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or other central bank (whether in the United States or any other jurisdiction), and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)No Assignments to Certain Persons. No such assignment shall be made to (A) any Parent, any Loan Party or any Affiliate of any of them, (B) any natural Person or (C) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (C).
(i)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Outstandings of Borrowings previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Borrowings and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Section 10.05    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and Issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15, 8.12, 9.04, 10.03 and 10.15 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments, the resignation or removal of any Agent or the termination of this Agreement or any provision hereof.
Section 10.06    Counterparts; Integration; Effectiveness.
(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Financing Documents constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by electronic delivery shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and any other obligations (in whatever currency) at any time owing, by such Lender, such Issuing Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Financing Document to such Lender, such Issuing Lender or their respective Affiliates, irrespective of whether or not such Lender, Issuing Lender or Affiliate shall have made any demand under this Agreement or any other Financing Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such Issuing Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender, each Issuing Lender, and their respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender or their respective Affiliates may have. Each Lender and Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give notice shall not affect the validity of such setoff and application.
Section 10.09    Governing Law; Jurisdiction; Etc.
(a)Governing Law. This Agreement and the other Financing Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Financing Document (except, as to any other Financing Document, as expressly set forth herein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b)Submission to Jurisdiction. The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Agent, any Lender, any Issuing Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Financing Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Financing Document shall affect any right that any Agent, any Lender or any Issuing Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Financing Document against the Borrower or any other Loan Party or any of their respective properties in the courts of any jurisdiction.
(c)Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Financing Document in any court referred to in paragraph (b) of this Section 10.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
(e)Rights of the Secured Parties. Nothing in this Section 10.09 shall limit the right of the Secured Parties to refer any claim against the Borrower to any court of competent jurisdiction outside of the State of New York, nor shall the taking of proceedings by any Secured Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.
(f)WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.10    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 10.11    Confidentiality. Each of the Agents, the Lenders and the Issuing Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties who are involved in the transactions contemplated by the Financing Documents and need to know such Information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any Governmental Authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena, oral question posed at any deposition, interrogatory or similar legal process, provided that such Agent or Lender shall notify the Borrower of such disclosure if permitted by applicable law; (d) to any other party hereto or to any other Financing Document; (e) in connection with the exercise of any remedies hereunder or under any other Financing Document or any action or proceeding relating to this Agreement or any other Financing Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 10.11, to (i) any sub-agent insurance broker, provider of credit protection, assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any direct, indirect, actual or prospective counterparty (or its Related Parties and the advisor of such counterparty or any such Related Party) to any swap, derivative, securitization transaction or any other transaction related to the obligations under this Agreement or under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) with the consent of the Borrower; or (h) to the extent such Information
(i)becomes publicly available other than as a result of a breach of this Section 10.11 or
(ii)becomes available to any Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement and the other Financing Documents. For the purposes of this Section 10.11, “Information” means all information received from the Borrower relating to the Loan Parties or any of their respective businesses, other than any such information that is available to any Agent, any Lender or any Issuing Lender on a nonconfidential basis prior to disclosure by the Borrower.
Section 10.12    No Third Party Beneficiaries. Other than as set forth herein, the agreement of the Lenders to make the Loans to the Borrower, on the terms and conditions set forth in this Agreement, is solely for the benefit of the Borrower and the Secured Parties, and no other Person (including any contractor, subcontractor, supplier, workman, carrier, warehouseman or materialman furnishing labor, supplies, goods or services to or for the benefit of the Project) shall have any rights under this Agreement or under any other Financing Document or Project Document or with respect to any extension of credit contemplated by this Agreement.
Section 10.13    Reinstatement. The obligations of the Borrower under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Borrower agrees that it will indemnify each Secured Party on demand for all reasonable and documented costs and expenses (including fees of counsel) incurred by such Secured Party in connection with such rescission or restoration, including any such reasonable and documented costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.
Section 10.14    Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA PATRIOT Act.
Section 10.15    Scope of Liability. Notwithstanding anything to the contrary in any Financing Document or any other document, certificate or instrument executed by any Loan Party thereto, none of the Joint Lead Arrangers, the Documentation Agents, the Syndication Agents, Secured Parties and their Related Parties shall have any claims with respect to the transactions contemplated by the Financing Documents against Construction Pledgor, TE Partnership, Sponsor Partner, Class B Member, the Equity Contributing Parties, the Parents, any present or future holder (whether direct or indirect) of any Equity Interests in Construction Pledgor, TE Partnership, the Sponsor Partner, Class B Member, the Equity Contributing Parties or the Parents or, in any case, any of their respective Affiliates (other than the Borrower) (except, in each case, to the extent set forth in the Financing Documents to which Construction Pledgor, TE Partnership, the Sponsor Partner, Class B Member, the Equity Contributing Parties, the Parents or any other such holder of Equity Interests is a party), shareholders, members, officers, directors, employees, representatives, controlling persons, executives or agents (collectively, the “Non-Recourse Persons”), such claims against such Non-Recourse Persons (including as may arise by operation of law) being expressly waived hereby; provided that this Section 10.15 shall not (i) constitute a waiver, release or discharge (or otherwise impair the enforceability) of any of the Obligations, or of any of the terms, covenants, conditions, or provisions of any Financing Document, (ii) constitute a waiver, release or discharge of any Lien or security interest purported to be created pursuant to the Security Documents (or otherwise impair the ability of any Secured Party to realize or foreclose upon any Collateral), (iii) limit or restrict the right of any Secured Party (or any assignee or beneficiary thereof or successor thereto) to name any Loan Party or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to any Financing Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Non-Recourse Person, except as set forth in this Section 10.15, (iv) in any way limit or restrict any right or remedy of any Secured Party (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of the Non-Recourse Persons shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud, willful misrepresentation, or misappropriation of revenues, profits or proceeds from or of any Collateral that should or would have been paid as provided herein or paid or delivered to a Secured Party (or any assignee or beneficiary thereof or successor thereto) towards any payment required under any Financing Document, (v) affect or diminish in any way or constitute a waiver, release or discharge of any obligation, covenant, or agreement made by any of the Non-Recourse Persons (or any security granted by the Non-Recourse Persons in support of the obligations of any Person) under or in connection with the Equity Contribution Agreement, any Member Guaranty or any other Financing Document (or as security for the Obligations) or limit or restrict the right of any Agent or Secured Party to enforce such obligations against such Non-Recourse Person or (vi) limit the liability of (x) any Person who is party to any Project Document or has issued any certificate or other statement in connection therewith with respect to such liability as may arise by reason of the terms and conditions of such Project Document (but subject to any limitation of liability in such Project Document), certificate or statement, (y) any Person party to the Equity

Contribution Agreement or Member Guaranty or (z) any Person rendering a legal opinion pursuant to this Agreement, in each case under this clause (vi) relating solely to the liability of such Person as may arise under such referenced agreement, instrument or opinion. The limitations on recourse set forth in this Section 10.15 shall survive the Termination Date.
Section 10.16 Limitation on Liability. NO CLAIM SHALL BE MADE BY ANY PARTY HERETO, OR ANY OF SUCH PARTY’S AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS AGAINST ANY OTHER PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING LOSS OF PROFITS AND WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT, DUTY IMPOSED BY LAW OR OTHERWISE), IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR; PROVIDED THAT NOTHING CONTAINED IN THIS SENTENCE SHALL LIMIT THE BORROWER’S INDEMNIFICATION OBLIGATIONS TO THE EXTENT SUCH SPECIAL, INDIRECT, CONSEQUENTIAL AND PUNITIVE DAMAGES ARE INCLUDED IN ANY THIRD PARTY CLAIM IN CONNECTION WITH WHICH AN AGENT, LENDER OR ISSUING LENDER IS ENTITLED TO INDEMNIFICATION HEREUNDER.
Section 10.17    Titles. At all times from and after the Closing Date, the
Borrower shall not appoint any agents, co-agents or arrangers other than the Agents, the Joint Lead Arrangers, the Documentation Agents and the Syndication Agents, as such parties are described in this Agreement on the Closing Date. The Borrower agrees that it shall not award any titles in connection with the credit facilities provided for herein (other than those expressly contemplated by the Financing Documents) without the consent of the Required Lenders (such consent not to be unreasonably withheld, conditioned or delayed).
Section 10.18 Acknowledgement Regarding Any Supported QFCs.
(a)    To the extent that the Financing Documents provide support, through a guarantee or otherwise, for Permitted Swap Agreements, Term Permitted Swap Agreements, or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Financing Documents and any Supported QFC may in fact be stated

governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(b)    In the event a Covered Entity that is party to a Supported QFC (each, a
“Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Financing Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Financing Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
[Signature Pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.
VINEYARD WIND 1 LLC, as the Borrower

VINEYARD WIND 1 LLC,
By:	/s/ Jennifer Simon Lento
Name:	Jennifer Simon Lento
Title:	General Counsel

By:	/s/ Klaus Skoust Moeller
Name:	Klaus Skoust Moeller
Title:	Project Director

[Signature Page to Credit Agreement (Construction)]

BANCO SANTANDER, S.A., NEW YORK BRANCH, as Administrative Agent

BANCO SANTANDER, S.A., NEW YORK BRANCH,
By:	/s/ Nuno Andrade
Name:	Nuno Andrade
Title:	Managing Director

By:	/s/ Daniel Kostman
Name:	Daniel Kostman
Title:	Vice President

[Signature Page to Credit Agreement (Construction)]

MUFG UNION BANK, N.A., not in its individual capacity but solely as Collateral Agent

MUFG UNION BANK, N.A.
By:	/s/ D. Amedeo Morreale
Name:	D. Amedeo Morreale
Title:	Vice President

[Signature Page to Credit Agreement (Construction)]

BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Lender and Issuing Lender

BANCO SANTANDER, S.A., NEW YORK BRANCH
By:	/s/ Pablo Urgoiti
Name:	Pablo Urgoiti
Title:	Senior Vice President

By:	/s/ Daniel Kostman
Name:	Daniel Kostman
Title:	Vice President
[Signature Page to Credit Agreement (Construction)]

BANK OF AMERICA, N.A., as a Lender

BANK OF AMERICA, N.A.
By:	/s/ Claudia C. Welch
Name:	Claudia C. Welch
Title:	Managing Director

[Signature Page to Credit Agreement (Construction)]

BANCO BILBAO VIZCAYA ARGENTARIA,
S.A. NEW YORK BRANCH, as a Lender

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,
By:	/s/ Miriam Trautmann
Name:	Miriam Trautmann
Title:	Senior Vice President

By:	/s/ Cara Younger
Name:	Cara Younger
Title:	Executive Director

[Signature Page to Credit Agreement (Construction)]

BNP PARIBAS, as a Lender and Issuing Lender

BNP PARIBAS
By:	/s/ Olivier Catala
Name:	Olivier Catala
Title:	Director

By:	/s/ Gabrielle Burchfield
Name:	Gabrielle Burchfield
Title:	Vice President
[Signature Page to Credit Agreement (Construction)]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender and Issuing Lender

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
By:	/s/ Olivier Catala
Name:	Olivier Catala
Title:	Director

[Signature Page to Credit Agreement (Construction)]
JPMORGAN CHASE BANK, N.A., as a Lender
By:
Name: Arina Mavilian
Title: Authorized Signatory

[Signature Page to Credit Agreement (Construction)]
MUFG BANK, LTD.,
as a Lender
By:
Name: Louis
Title: Managing Director
[Signature Page to Credit Agreement (Construction)]

NATWEST MARKETS PLC,
as a Lender
By:     Name: Lyudmil Banev
Title: Director
NATIONAL WESTMINSTER BANK PLC, as a Lender

Appendix A
Insurance Requirements
All capitalized terms used in this Appendix A but not defined herein shall have the respective meanings ascribed to them in this Agreement.
1.1    General Requirements. The Borrower shall, without cost to the Administrative
Agent, maintain or cause to be maintained on its behalf in effect at all times on and after the Closing Date (except as noted herein) the types of insurance required by the following provisions together with any other types of insurance required hereunder or pursuant to this Agreement with respect to the Borrower and the Project, in such form and on terms and conditions reasonably acceptable to the Administrative Agent, with insurance companies rated: (i) “A-” or better, with a minimum size rating of “X” by A.M. Best’s Insurance Guide and Key Ratings”; (ii) “A” or better by Standard & Poor’s (or “A-” or better during construction and the first year of operations); (iii) an equivalent rating by another nationally recognized insurance rating agency of similar standing; or (iv) other insurance companies acceptable to the Administrative Agent. For purposes of this Appendix A, any references to terms and conditions being: (i) approved by; (ii) acceptable to; (iii) required by; (iv) agreed by; or (iv) waived by the Administrative Agent, such references shall be interpreted to mean “in consultation with the Insurance Advisor”.
1.1.1 Construction All-Risk Property Insurance. From the Closing Date until the earlier of Final Completion or the transition to operational all-risk property insurance required to be maintained in Section 1.1.3 below (with no gap in coverage), construction “all-risk” property insurance (as such term is used in the insurance industry), in an amount that is not less than the greater of (i) 100% of an estimated maximum loss (“EML”) analysis (in form and substance reasonably acceptable to the Administrative Agent) or (ii) such other acceptable loss limit approved by the Required Lenders in accordance with the provisions of Section 1.3 of this Appendix A) including coverage for all forms of onshore and offshore property and equipment making up the Project as well as all forms of onshore and offshore construction and erection work (including testing and commissioning) required to complete the Project, mechanical and electrical breakdown plus “WELCAR Defective Parts Design Clause” for defects for equipment supplied under the TSA and “WELCAR Defective Part Exclusion Buy-Back” defects coverage for all other Project equipment up to an aggregate limit of $30,000,000 and “WELCAR Defective Parts Design Clause” defects coverage thereafter including for inter array and export cabling (each such clause including defects in design, plan, specification, workmanship and materials), the perils of flood, earthquake, windstorm (named or unnamed), hail, lightning, strike, riot and civil commotion, vandalism, malicious mischief, terrorism and sabotage, subject to terms that are consistent with current industry practice insuring all real and personal property of the Borrower whether at a fixed location (including any non-owned location for off-site repair or refurbishment), off-site storage or a warehouse location, subject to available sublimits as set forth immediately below, or such other amount as agreed by the Administrative Agent and that are sufficient to comply with the requirements of all Material Project Documents. All responsibility for verification of compliance with the Material Project Documents shall rest solely with the Borrower. If applicable, coverage is required for property in transit. Such insurance can be covered under the construction all-risk policy or under a separate policy. Sublimits are permitted with respect to the following perils:
1.1.1.1 off-site property, in an amount sufficient to cover the full replacement cost value of any property in storage;
1.1.1.2 inland transit in an amount sufficient to cover the full replacement cost value of any shipment (to the extent inland transit for physical damage is provided by a third party, the Borrower shall be subject to similar terms and conditions outlined in Section 1.1.5);
1.1.1.3 earth movement and/or earthquake (as the case may be) with a per occurrence and policy term aggregate limit equal to not less than the agreed loss limit, or such other amount agreed to by the Administrative Agent in accordance with the provisions outlined in this Section 1.1;
1.1.1.4 flood with a per occurrence and policy term limit equal to not less than the agreed loss limit, or such other amount agreed to by the Administrative Agent in accordance with the provisions outlined in this Section 1.1;
1.1.1.5 named windstorm (including storm surge) with a per occurrence and policy term limit equal to not less than $100,000,000, or such other amount agreed to by the Administrative Agent in accordance with the provisions outlined in this Section 1.1;
1.1.1.6 terrorism with a per occurrence and policy term limit equal to not less than the agreed loss limit, or such other amount agreed to by the Administrative Agent in accordance with the provisions outlined in this Section 1.1; and
1.1.1.7 such other coverages customarily sub-limited and/or aggregated or restricted in reasonable amounts consistent with current industry practice with respect to similar risks and which are acceptable to the Administrative Agent, including but not limited to, removal of debris or wreckage, sue and labour, stand-by charges, off-shore cancellation costs, tests, leases and/or damage search costs, forwarding charges, evacuation expenses, extra expense, expediting expense and ordinance or law coverage including the increased cost of construction to comply with the enforcement of any law that regulates the construction or repair of damaged property including the cost to demolish undamaged portions of the Project, pollutant cleanup, professional fees, etc.
Such policy shall include: (a) an automatic reinstatement of limits following each loss, subject to permitted aggregates (if any); (b) a replacement cost valuation with no deduction for depreciation and no coinsurance clauses (or a waiver thereof); (c) coverage for physical damage
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that is not covered by warranty or guaranty to the extent normally insured and (d) fire, explosion and mechanical breakdown as the result of cyber risks, to the extent commercially available.
All such policies may have per occurrence deductibles and/or self-insured retentions of not greater than $1,000,000 for onshore works, except $2,000,000 for terrorism, $2,500,000 for damage during loading/unloading, $5,000,000 for damage to offshore works and inter array cable, $7,500,000 for damage to subsea export cable and named windstorm (including storm surge), or such other deductibles approved and agreed to by the Administrative Agent.
1.1.2 Delay in Start-up. The Borrower shall also maintain or cause to be maintained delay in start-up insurance following all perils required and insured under Section 1.1.1 above, with an aggregate limit of not less than the projected equivalent of twenty-four (24) months gross revenues (including renewable energy credits, as applicable), less non-continuing expenses for the Project (subject to a maximum of $542,092,000). Delay in start-up may be included as part of an acceptable loss limit agreed to by the Administrative Agent in accordance with the provisions outlined in Section 1.1 above. If coverage is subject to an indemnification period, such period shall not be less than twenty-four (24) months unless otherwise agreed by the Required Lenders. Contingent delay in start-up shall also be included for scheduled non-owned assets up to and including for damage to the first non-owned onshore substation as well as non-owned interconnection and transmission facilities between the Project substation and first non-owned onshore substation), on an all-risk basis, with limit equal to the projected equivalent of a twelve (12) months of gross revenue (or its dollar equivalent), less non-continuing expenses (subject to commercial availability) or such other limit required or agreed to by the Administrative Agent. The deductible or waiting period shall not exceed sixty (60) days in the aggregate, except seventy-five (75) days in the aggregate for damage to wind turbine generators and ninety (90) days in the aggregate for damage to electrical service platform, export cables and named windstorm (including storm surge) unless approved and agreed to by the Administrative Agent.
1.1.3 Operational All-Risk Property Insurance. At all times, “all-risk” property insurance (as such term is used in the insurance industry), in an amount that is not less than the greater of (i) 100% of an estimated maximum loss (“EML”) analysis (in form and substance acceptable to the Administrative Agent); (ii) $850,000,000 or (iii) such other acceptable loss limit agreed to by the Required Lenders in accordance with the provisions of Section 1.3 of this Appendix A) including coverage for all forms of onshore and offshore property and equipment making up the Project, coverage for mechanical and electrical breakdown, coverage for resulting damage caused by defects in design, plan, specification, workmanship and materials plus coverage for the defect itself with respect to inter array and export cabling (to the extent such coverage is commercially available on reasonable terms)1, the perils of flood, earthquake, windstorm (named or unnamed), hail, lightning, strike, riot and civil commotion, vandalism, malicious mischief, terrorism and sabotage, subject to terms that are consistent with current industry practice insuring all real and personal property of the Borrower whether at a fixed location (including any non-owned location for off-site repair or refurbishment), off-site storage or a warehouse location, for an amount of not less than the full replacement cost value of the
1 Additional coverage for the “defect” itself has not been made available by underwriters for the first year of operations.
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property and equipment at each location, subject to available sublimits as set forth immediately below, or such other amount as agreed by the Administrative Agent and that are sufficient to comply with the requirements of all Material Project Documents. All responsibility for verification of compliance with the Material Project Documents shall rest solely with the Borrower. If applicable, coverage is required for property in transit. Such insurance can be covered under the all-risk property policy or under a separate policy. Sublimits are permitted with respect to the following perils:
1.1.3.1 off-site property, in an amount sufficient to cover the full replacement cost value of any property in storage;
1.1.3.2 inland transit in an amount sufficient to cover the full replacement cost value of any shipment (to the extent inland transit for physical damage is provided by a third party, the Borrower shall be subject to similar terms and conditions outlined in Section 1.1.5);
1.1.3.3 earth movement and/or earthquake (as the case may be) with a per occurrence and annual aggregate limit equal to not less than the agreed loss limit, or such other amount agreed to by the Administrative Agent in accordance with the provisions of this Section 1.3 of this Appendix A, when such limits are shared;
1.1.3.4 flood with a per occurrence and annual aggregate limit equal to not less than the agreed loss limit, or such other amount agreed to by the Administrative Agent in accordance with the provisions of this Section 1.3 of this Appendix A, when such limits are shared;
1.1.3.5 named windstorm (including storm surge) with a per occurrence and annual aggregate limit equal to not less than $100,000,000, or such other amount agreed to by the Administrative Agent in accordance with the provisions of this Section 1.3 of this Appendix A, when such limits are shared;
1.1.3.6 terrorism with a per occurrence and annual aggregate limit equal to not less than the agreed loss limit, or such other amount agreed to by the Administrative Agent in accordance with the provisions of this Section 1.3 of this Appendix A, when such limits are shared; and
1.1.3.7 such other coverages customarily sub-limited and/or aggregated or restricted in reasonable amounts consistent with current industry practice with respect to similar risks and which are acceptable to the Administrative Agent, including but not limited to, removal of debris or wreckage, sue and labour, stand-by charges, off-shore cancellation costs, tests, leases and/or damage search costs, forwarding charges, evacuation expenses, extra expense, expediting expense and ordinance or law coverage including the increased cost of construction to comply with the enforcement of any law that regulates the construction or
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repair of damaged property including the cost to demolish undamaged portions of the Project, pollutant cleanup, professional fees, etc.
Such policy shall include: (a) an automatic reinstatement of limits following each loss, subject to permitted aggregates (if any); (b) a replacement cost valuation with no deduction for depreciation and no coinsurance clauses (or a waiver thereof); (c) coverage for physical damage that is not covered by warranty or guaranty to the extent normally insured and (d) fire, explosion and mechanical breakdown as the result of cyber risks, to the extent commercially available.
All such policies may have per occurrence deductibles and/or self-insured retentions of not greater than $5,000,000 for all perils, except $7,500,000 for named windstorm (including storm surge) or such other deductibles approved and agreed to by the Administrative Agent.
1.1.4 Business Interruption. The Borrower shall also maintain or cause to be maintained business interruption insurance following all perils required and insured under Section 1.1.3 above, including mechanical or electrical breakdown perils, with limits of not less than the projected equivalent of twenty-four (24) months gross revenues (including renewable energy credits, as applicable), less non-continuing expenses for the Project (subject to a maximum of $542,092,000 for the first year of operations). Business interruption may be included as part of an acceptable loss limit agreed to by the Administrative Agent in accordance with the provisions of Section 1.3 of this Appendix A. If coverage is subject to an indemnification period, such period shall not be less than twenty-four (24) months unless otherwise agreed by the Required Lenders. Contingent business interruption shall also be included for scheduled non-owned assets up to and including for damage to the first non-owned onshore substation as well as non-owned interconnection and transmission facilities between the Project substation and first non-owned onshore substation), on an all-risk basis, with a per occurrence limit equal to the projected equivalent of a twelve (12) months of gross revenue (or its dollar equivalent), less non-continuing expenses (subject to commercial availability) or such other limit agreed to by the Administrative Agent in accordance with the provisions of Section 1.3 of this Appendix A. This coverage shall not include any annual or term aggregate limits of liability or clause requiring the payment of additional premium to reinstate the limits after loss except with regards to insurance applicable to the perils of flood, earthquake, named windstorm (including storm surge) and such other coverages that may typically have aggregate limits and are agreed to by the Administrative Agent under Section 1.1.3 above. The per occurrence deductible or waiting period shall not exceed sixty (60) days, except ninety (90) days for named windstorm (including storm surge) unless approved and agreed to by the Administrative Agent.
1.1.5 Ocean Cargo and Marine Delay in Startup / Business Interruption. To the extent an exposure exists, the Borrower shall maintain, or cause to be maintained, ocean cargo insurance on an all-risk basis (Institutes Cargo Clauses (A) 1/109 or equivalent), subject to standard policy conditions, at any time in which the Borrower has risk of loss or responsibility for the placement of such insurance during shipment of equipment or materials to the Project Site and such insurance is not already provided under Section 1.1.1 or Section 1.13 above (as applicable), or under the applicable manufacturer’s, supplier’s, or contractor’s insurance policies for physical loss or damage to such equipment or materials in an amount not less than the replacement cost value of each shipment. Such insurance shall (i) include coverage for war and strikes (subject to a 7-day or 48-hour notice of cancellation as applicable), terrorism, theft,
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pilferage, non-delivery, charges of general average sacrifice or contribution, salvage expenses, temporary storage in route, consolidation, repackaging, refused and returned shipments, (ii) 50/50 clause, difference in conditions for C.I.F. shipments, unintentional errors and omissions clause, import duty clause, non-vitiation clause (subject only to the survey warranty clause) and (iii) insure for the replacement cost value of the largest single shipment, plus freight and insurance if coverage is purchased by the Borrower.
The Administrative Agent shall reevaluate the need for marine delay in startup / business interruption insurance (i.e., if the loss of such property being shipped is expected to cause a material interruption of normal business operations) with a limit and associated indemnity period equivalent to the estimated loss of gross revenues (including production tax credits (grossed up for taxes), if any, or other financial incentives, as applicable), less non-continuing expenses for the longest period of interruption reasonably expected to occur, to the extent available on commercially reasonable terms and required by the Administrative Agent.
All such policies may have per occurrence deductibles of not greater than: (a) $1,000,000 for physical damage and (b) sixty (60) (in the aggregate for delay in startup), except seventy-five (75) days (in the aggregate for delay in startup) for damage to wind turbine generators days and ninety (90) days (in the aggregate for delay in startup) for damage to electrical service platform, export cables and named windstorm (including storm surge) for marine delay in startup / business interruption, or as otherwise approved and agreed to by the Administrative Agent.
In the event that primary ocean cargo coverage is provided by a third party for physical damage to Project property and equipment while in transit, the Borrower shall use commercially reasonable efforts to require such third party to include the Borrower and the Collateral Agent (as applicable) as additional insureds and the Borrower as a loss payee with respect to its insurable interests in such Project property and equipment being shipped. In the event that the third party supplier does not provide additional insured status for the Borrower as a loss payee, the Borrower shall procure difference in conditions (DIC) / difference in limits (DIL) coverage to protect the interests of the Borrower. In addition, when third party ocean cargo insurance is provided for physical damage, the Borrower shall be required to procure under the same policy or a separate policy, marine delay in startup and/or marine business interruption insurance that is in compliance with this Section 1.1.5, unless otherwise agreed to by the Administrative Agent. Regardless of which method is used to provide marine delay in startup and/or marine business interruption insurance, the Borrower and the Collateral Agent (as applicable) shall be the only insureds and the only loss payees on such marine delay in startup and/or marine business interruption insurance.
For the avoidance of doubt, ocean cargo and marine delay in startup and/or marine business interruption insurance may be provided under the policies required in Sections 1.1.1, 1.1.2, 1.1.3 and 1.1.4 of this Appendix A.
1.1.6 Commercial General Liability. Commercial general liability insurance for the Project’s operations, written on “occurrence” or “claims made” policy forms, including coverage for premises/operations, products/completed operations, broad form property damage, bodily injury, blanket contractual liability, personal injury, independent contractors,
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with no exclusions for explosion, collapse and underground perils or fire with primary coverage limits of no less than $1,000,000 per occurrence and $2,000,000 general aggregate, per project or per location, for injuries or death to one or more persons or damage to property resulting from any one occurrence, and a products and completed operations liability aggregate limit of not less than $2,000,000. To the extent that the aggregate limit is reduced by insured claims and the umbrella and/or excess liability policy (or policies) does not drop down, the Borrower shall obtain or cause to be obtained a reinstatement of the aggregate limit or the purchase of additional general liability insurance as required in this Section 1.1.6. Deductibles and/or self-insured retentions to be incurred by the Borrower in excess of $250,000 shall be subject to review and approval by the Administrative Agent. Punitive damages shall not be excluded, where allowed by law and as commercially available.
To the extent that the Borrower owns or controls watercraft, wharfs, piers or loading docks, coverage shall be provided under the commercial general liability insurance or through such other specialty marine insurance policies such as terminal operator’s liability and/or wharfinger’s liability and/or charterer’s legal liability on terms and conditions acceptable to the Administrative Agent.
1.1.7 Automobile Liability. Automobile liability insurance to the extent an exposure exists, including coverage for owned, non-owned and hired automobiles (as applicable) for both bodily injury and property damage in accordance with statutory legal requirements, with combined single limits of no less than $1,000,000 per accident with respect to bodily injury, property damage or death. To the extent the Borrower does not have any owned automobiles, the Borrower shall maintain a minimum of hired/non-owned automobile liability which may be obtained through endorsement to the general liability policy required in Section 1.1.6 above. Deductibles and/or self-insured retentions to be incurred by the Borrower in excess of $250,000 shall be subject to review and approval by the Administrative Agent.
1.1.8 Workers Compensation/Employer’s Liability. Workers compensation insurance in accordance with all applicable statutory and federal requirements (including United States Longshore & Harbor Workers’ Act, Outer Continental Shelf Lands Act and ones Act, each as applicable) at any time in which the Borrower has employees (if any), including coverage for employer’s liability with a limit of not less than $1,000,000 and such other forms of insurance which the Borrower is required by law to provide for loss resulting from injury, sickness, disability or death of the employees of the Borrower. The policy shall include (i) an “all states” endorsement; (ii) a “voluntary compensation” endorsement; and (iii) a “blanket alternate employer/borrowed servant” endorsement. Deductibles and/or self-insured retentions to be incurred by the Borrower in excess of $250,000 shall be subject to review and approval by the Administrative Agent.
1.1.9 Marine Hull and Machinery Insurance. If and only when the exposure exists, marine hull and machinery insurance, on all Borrower owned, operated, or bareboat chartered vessels and marine craft (whether navigable or not) and associated equipment, if any, including collision liability, with sister ship clause unamended, and with limits of liability no less than the replacement value of such vessels and marine craft. Coverage shall include war risk, strikes and confiscation; sue and labor and liner negligence provisions. Where vessels or marine craft engage in towing operations, said insurance shall include full towers/collision liability up to the
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hull value with the sister ship clause unamended. Deductibles and/or self-insured retentions to be incurred by the Borrower in excess of $250,000 shall be subject to review and approval by the Administrative Agent.
1.1.10 Protection and Indemnity Insurance. If and only when the exposure exists, protection and indemnity insurance on all Borrower owned, operated or chartered installation vessel(s), equipment transfer vessel(s), crew transfer vessels and other waterborne equipment (if any) including but not limited to personal injury and death (including, if applicable, contractor’s and/or subcontractor’s personnel on board), passenger liability, cargo loss and damage, general average, loss and damage to property on vessel, damage to fixed and floating objects, third party liability, pollution liability, wreck marking and removal, debris removal, collision, tower’s liability, anchor handling liability and contractual liability arising from or in connection with the work. The policy shall be written subject to a primary and excess limit liability of not less than $100,000,000 per occurrence and in the aggregate for the policy term ($50,000,000 when such coverage is provided on a contingent basis to wrap around contractor coverage), except for pollution liability, which shall be written with limits of liability in compliance with the requirements stipulated under the Oil Pollution Act of 1990 as amended, if applicable, and any other applicable state or federal law or regulation. All such coverages may be included using any combination of primary and umbrella or excess policies including those outlined in Section 1.1.6 and Section 1.1.13. Deductibles and/or self-insured retentions to be incurred by the Borrower in excess of $250,000 shall be subject to review and approval by the Administrative Agent.
1.1.11 Charterer’s Legal Liability Insurance. If and only when the exposure exists, charterer’s legal liability insurance, as applicable, subject to a primary and excess limit of not less than $100,000,000 per occurrence and in the aggregate for the policy term ($50,000,000 when such coverage is provided on a contingent basis to wrap around contractor coverage), providing coverage for bodily injury, including crew and property damage arising out of the chartering (other than bareboat) of any vessels, including damage to non-owned cargo while loading, carrying or unloading, damage to piers and docks and removal of wreckage as required by law. All such coverages may be included using any combination of primary and umbrella or excess policies including those outlined in Section 1.1.6 and Section 1.1.13. Deductibles and/or self-insured retentions to be incurred by the Borrower in excess of $250,000 shall be subject to review and approval by the Administrative Agent.
1.1.12 Wharfinger’s Liability Insurance. If and only when the exposure exists, wharfinger’s liability insurance, if applicable, subject to a primary and excess limit of not less than $100,000,000 per occurrence and in the aggregate for the policy term ($50,000,000 when such coverage is provided on a contingent basis to wrap around contractor coverage) providing coverage for damage to vessels and the vessels cargo while moored at any wharf or pier which is owned and/or operated and/or leased by the Borrower and for which the Borrower is legally liable. All such coverages may be included using any combination of primary and umbrella or excess policies including those outlined in Section 1.1.6 and Section 1.1.13. Deductibles and/or self-insured retentions to be incurred by the Borrower in excess of $250,000 shall be subject to review and approval by the Administrative Agent.
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1.1.13 Umbrella, Excess and/or Bumbershoot Liability. Umbrella, excess and/or bumbershoot liability insurance, subject to a combined limit for all layers of not less than $100,000,000 per occurrence and annual aggregate when such limits are specific to the Project or $100,000,000 per occurrence and $200,000,000 annual aggregate when such limits are shared under a master program. Such umbrella or excess liability insurance shall be inclusive of the requirements and inclusive and/or excess of the primary limits (such that the total of primary and excess limits equal the amounts required in this Section 1.1.13, except $10,000,000 total for hired and non-owned auto liability during construction) in Sections 1.1.6 (including sudden and accidental pollution liability unless such coverage is maintained under a separate policy as required in Section 1.1.14 below), Section 1.1.7, Section 1.1.8 (with respect to employer’s liability), Section 1.1.9, Section 1.1.10, Section 1.1.11, Section 1.1.12 and Section 1.1.15. Such umbrella or excess liability insurance may be procured using an occurrence or claims made policy form. If the policy or policies provided under this Section 1.1.13 contain(s) aggregate limits, and such limits are reduced during the applicable policy term by any one or more incident, occurrence, claim, settlement or judgment against such insurance which has caused the insurer to establish a reserve or reserves that is reasonably expected to reduce the available umbrella or excess liability limits by more than $50,000,000 (after review and discussion among the Borrower, its insurance representative(s) and the Administrative Agent), the Borrower shall within ten (10) Business Days after obtaining knowledge of such event inform the Administrative Agent and within thirty (30) Business Days reinstate the aggregate limit or purchase an additional umbrella or excess liability insurance policy satisfying the requirements of this Section 1.1.13 unless otherwise waived by the Administrative Agent. Deductibles and/or self-insured retentions, other than those permitted in the underlying policies, in excess of $250,000 for general liability, automobile liability, employer’s liability (if applicable) and pollution liability shall be subject to review and approval by the Administrative Agent.
1.1.14 Pollution Liability. Contractors Pollution Liability and Pollution Liability Insurance. Contractors pollution liability (during construction only) and pollution liability insurance, subject to a primary and excess limit of not less than $25,000,000 per claim and $25,000,000 in the aggregate for bodily injury and property damage with respect to legal liability for: (i) property damage and bodily injury to third parties arising out of (i) “sudden and accidental” (or new) pollution conditions; (ii) gradual pollution conditions and (iii) unknown pre-existing conditions (onshore locations only). All such coverages may be included using any combination of primary and umbrella or excess policies including those outlined in Section 1.1.6 and Section 1.1.13. Claims made coverage forms are acceptable. Deductibles and/or self-insured retentions to be incurred by the Borrower in excess of $500,000 shall be subject to review and approval by the Administrative Agent.
1.1.15 Aircraft Liability. If and only when the exposure exists, aircraft liability for all owned, hired, chartered or non-owned aircraft (fixed wing, rotary and/or unmanned) used in the construction and operation of the Project, and helipad operations and hangarkeeper’s liability, subject to a primary and excess limit of $50,000,000 for manned aircraft each accident and in the annual aggregate ($25,000,000 for unmanned aircraft), including hull physical damage coverage with limits equivalent to the full value of the aircraft. All such coverages may be included using any combination of primary and umbrella or excess policies including those outlined in Section 1.1.6 and Section 1.1.13. Deductibles and/or self-insured retentions to be
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incurred by the Borrower in excess of $250,000 shall be subject to review and approval by the Administrative Agent.
1.1.16 Such other or additional insurance (as to risks covered, policy amounts, policy provisions or otherwise) as, under Prudent Industry Practices (as defined in this Agreement), are from time to time insured against for property and facilities similar in nature, use and location to the Project which the Administrative Agent may reasonably require.
1.2    Contractors and Subcontractors. The Borrower shall require all major contractors and subcontractors performing construction, installation and/or operations and maintenance activities or other onshore or offshore work on its behalf or on behalf of the Project, to obtain and maintain insurance in accordance with standard industry practice for similar work and operations (including any additional insurance coverages required to comply with flow through requirements in the Material Project Documents) and shall endeavor to have the Borrower included as an additional insured (with the exception of workers’ compensation) and provide the Borrower with a certificate of insurance prior to the start of the work on the Project Site.
1.3    Project Specific Limits / Reinstatement of Aggregate Limits (Property). The Borrower shall maintain or caused to be maintained operational all-risk property insurance for the benefit of the Project under a policy (or policies) that contains limits (including any aggregate limits) that are specific to the Project and are not shared with other asset unrelated to the Borrower or the Project. To the extent such operational all-risk property insurance contains aggregate limits or sublimits and such aggregate limits or sub-limits are eroded below seventy-five (75) percent of the limits required herein, or exhausted due to a loss at the Project, the Borrower shall provide prompt written notice of such reduction in limits to the Administrative Agent and shall cause the required limits to be reinstated or additional limits to be obtained for the benefit of the Project as soon as reasonably possible but not later than sixty (60) days following erosion of the aggregate limits below the required threshold unless otherwise waived by the Administrative Agent. The Administrative Agent shall have the right, but not the obligation, to review information regarding insurable exposures related to limits and sub-limits (including any aggregate limits) not less than once per year and such subsequent approvals of policy limits or sub-limits (including any aggregate limits) may be conditioned upon increases in policy limits and/or changes to terms and conditions, however any such increases shall be subject to insurance market conditions and limits available at that time and shall be approved by the Administrative Agent.
1.4    Self-Insurance. If any insurance required to be obtained and maintained pursuant to this Appendix A is provided through self-insurance or other alternative financing or risk transfer mechanisms, whether in the form of fronted insurance policies with deductible reimbursement obligations to the fronting insurer(s) or otherwise, in an amount that is greater than the maximum deductibles or self-insured retentions permitted herein, it is hereby agreed by the Borrower that (i) such self-insurance or other alternative financing or risk transfer mechanisms be funded and/or collateralized by letters of credit or other means required by any such fronting insurers (or as otherwise required by the applicable alternative financing or risk transfer mechanisms); (ii) shall not allocate responsibility for deductibles or self-insured retentions to the Borrower or the Project in an amount that is greater than the maximum
10

deductibles or self-insured retentions permitted herein; and (iii) the Borrower shall be responsible for ensuring an appropriate maximum allocation of risk as permitted herein to the Borrower or the Project.
1.5    Special Insurance Provisions.
(a)Loss Payable Endorsement. After the Closing Date and until the Conversion Date, all policies of property insurance required to be maintained pursuant to Section 1.1.1, Section 1.1.2, Section 1.1.3, Section 1.1.4 and Section 1.1.5 of this Appendix A (as applicable) shall name the Collateral Agent as the sole loss payee for all losses insured thereunder, pursuant to a loss payable endorsement approved by the Administrative Agent. After the Conversion Date all policies of property insurance required to be maintained pursuant to Section 1.1.3, Section 1.1.4 and Section 1.1.5 of this Appendix A (as applicable) shall name the Vineyard Wind 1, LLC as the sole loss payee for all losses insured thereunder, pursuant to a loss payable endorsement approved by the Administrative Agent.
(b)Non-Vitiation. After the Closing Date, all policies of property insurance required to be maintained pursuant to Section 1.1.1, Section 1.1.2, and Section 1.1.3, (to the extent such insurance is procured by the Borrower on behalf of the Borrower) of this Appendix A (as applicable) shall insure the interests of the Collateral Agent regardless of any breach or violation by the Borrower or its Affiliates or others acting on their behalf of any warranties, declarations or conditions contained in such policies, or any action or inaction of those parties. The foregoing may be accomplished by the use of an approved loss payable endorsement, multiple insureds clause or other similar clauses acceptable to the Administrative Agent.
(c)Additional Insured & Waiver of Subrogation. After the Closing Date, all policies of insurance required in Section 1.1 above (with the exception of workers’ compensation and employer’s liability) that are maintained by or on behalf of the Borrower shall (i) include the Administrative Agent and each of their successors or assigns as an additional insured either by policy definition or separate endorsement and (ii) provide a waiver of subrogation in favor of the additional insured parties noted in (i), to the extent not prohibited by law. Similarly, the Borrower hereby waives any and all rights of subrogation against the Administrative Agent.
(d)Severability of Interest/Cross Liability, Primary and Non-Contributory. All liability policies required in [Section 1.1.6, Section 1.1.7, Section 1.1.8, Section 1.1.9, Section 1.1.10, Section 1.1.11, Section 1.1.12, Section 1.1.13 and Section 1.1.14] above that are maintained by the Borrower or on its behalf shall expressly provide that all provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) shall operate in the same manner as if there were a separate policy covering each such insured regardless of any breach or violation by any of the other insureds and shall not contain exclusions for cross liability. All policies required in this Appendix A shall be primary without contribution from any other policies the Administrative Agent may hold.
(e)Notice of Cancellation. All policies of insurance required in Section 1.1 of this Appendix A (except Section 1.1.1 and Section 1.1.2, which shall be non-cancellable, except for non-payment of premium) shall provide at least sixty (60) days’ (to the extent commercially
11

available but in no event less than thirty (30) days’) written notice of cancellation to the Administrative Agent (and such other Persons as required under any Material Project Documents), with the exception of ten (10) days’ notice for nonpayment of premium, to the extent commercially available. To the extent an endorsement of the required policies to provide such written notice of cancellation to the Administrative Agent (or as required under any Material Project Documents) is not commercially available, the Borrower shall be obligated to provide written notice of cancellation to the Administrative Agent (or as required under any Material Project Documents). The Borrower shall provide notice of material change in policy conditions to the Administrative Agent and its successors and assigns (or as required under any Material Project Documents) promptly upon the Borrower acquiring notice or obtaining knowledge thereof. For purposes of this Section 1.5(e), a material change is considered to be any modification or reduction in coverage that would cause the Borrower’s insurance policies to be out of compliance with this Appendix A or any Material Project Documents.
(f)Claims-Made Forms. If any liability insurance required under the provisions of this Appendix A is allowed to be written on a “claims made” basis, then (i) such insurance shall include a retroactive date (as such term is specified in each of such policies) that is no later than the Closing Date and (ii) each time any policy written on a “claims made” basis is not renewed or the retroactive date of such policy is to be changed, the Borrower shall obtain or cause to be obtained for each such policy or policies the broadest extended reporting period coverage, or “tail”, reasonably available in the commercial insurance market for each such policy or policies.
(g)Loss Notification. The Borrower shall promptly upon acquiring notice or obtaining knowledge thereof, notify the Administrative Agent of any single loss or event likely to give rise to a claim against an insurer for an amount equal to or in excess of $2,5000,000 for any one event or $5,000,000 in the aggregate during the policy period that is covered by any policies of property insurance required to be maintained pursuant to Section 1.1.1, Section 1.1.2, Section 1.1.3, Section 1.1.4 and Section 1.1.5 of this Appendix A.
(h)Loss Adjustment and Settlement. Any loss insured by policies of property insurance required to be maintained pursuant to Section 1.1.1, Section 1.1.2, Section 1.1.3, Section 1.1.4 and Section 1.1.5 of this Appendix A or other first party insurance policies or coverages shall be adjusted with the respective insurance companies, including the filing in a timely manner of appropriate proceedings, by the Borrower, in consultation with the Administrative Agent if such loss is equal to or in excess of $2,500,000.
(i)Acceptable Policy Terms and Conditions. All policies of insurance purchased by the Borrower pursuant to this Appendix A shall contain terms and conditions reasonable acceptable to the Administrative Agent.
(j)Insurance Policy Review. The Borrower shall submit complete copies of all policies (or until such policies are available, binders evidencing such policies) received by it pursuant to the requirements of this Appendix A upon request by the Administrative Agent for its review and approval. To the extent that complete copies of the actual insurance policies (or actual insurance policies with information not related to the Project redacted) required to be obtained and maintained in accordance with the terms of this Appendix A are not furnished to the Insurance Advisor and the Administrative Agent, the Borrower warrants, to its knowledge,
12

that the insurance information provided (in whatever form) to the Insurance Advisor and the Administrative Agent is complete and accurate in all material respects and warrants that such insurance is in compliance with the insurance requirements of this Appendix A. The Borrower shall notify Insurance Advisor and the Administrative Agent of any such insurance requirements that are not being met by the policies of insurance currently in place promptly upon acquiring notice or obtaining knowledge thereof. Detailed coverage summaries certified by the Borrower or its authorized insurance representative as accurate in all material respects shall be acceptable for provision of coverage information to the Insurance Advisor and the Administrative Agent.
(k)Reports. The Borrower shall advise the Administrative Agent in writing promptly upon acquiring notice or obtaining knowledge of any default in the payment of any premium and of any other act or omission on the part of the Borrower which could reasonably be expected to invalidate or render unenforceable, in whole or in part, any insurance being maintained by or on behalf of the Borrower pursuant to this Appendix A.
(l)Failure to Maintain Insurance. In the event the full insurance coverage required by this Appendix A is not taken out or maintained as described herein, the Administrative Agent, upon [thirty (30)] Business Days’ prior notice (unless the aforementioned insurance would lapse within such period or has already lapsed, in which event notice shall not be required) to the Borrower of any such failure, may (but shall not be obligated to), take out the required policies of insurance and pay the premiums on the same. All amounts so advanced by any Lender shall become an Obligation of the Borrower shall promptly (and in any event within five (5) Business Days) pay such amounts, together with interest from the date of payment by the Administrative Agent pursuant to Section 2.11(c) this Agreement.
(m)Failure to Collect. In the event that the Borrower fails to respond in a timely and appropriate manner (as reasonably determined by the Administrative Agent) or to take any steps necessary or reasonably requested by the Administrative Agent to collect from any insurers for any loss covered by any insurance required to be maintained by this Appendix A, upon thirty (30) Business Days’ prior notice to the Borrower, the Administrative Agent shall have the right to make all proofs of loss, negotiate all claims and/or receive all or any part of the proceeds of the foregoing insurance policies, either in its own name or the name of the Borrower; provided, however, that the Borrower shall, upon the Administrative Agent’s request and at the Borrower’s own cost and expense, make all proofs of loss and take all other steps necessary or reasonably requested by the Administrative Agent to collect from insurers for any loss covered by any insurance required to be obtained by this Appendix A.
1.6    Other Insurance Requirements. The Borrower shall maintain or cause to be maintained such insurance in addition to or in lieu of that required by the foregoing provisions of this Appendix A as the Administrative Agent may from time to time require, due to (a) new information coming to the attention of the Administrative Agent after the Closing Date or (b) changed circumstances after the Closing Date, which, in the case of either of the foregoing clauses (a) and (b), is reasonably determined by the Administrative Agent to render the insurance coverage set forth in this Appendix A materially inadequate. In addition to the other requirements of this Appendix A, the Borrower shall obtain and maintain such other or additional insurance (as to risks covered, policy amounts, policy provisions or otherwise) as the
13

Administrative Agent may reasonably request from time to time; provided that such other insurance and amounts are then commonly insured against with respect to similar properties in similar regions with similar exposures and which are available on commercially reasonable terms. Borrower shall only be required to obtain and maintain any additional or different insurance pursuant to and as described in this Section 1.6 if the purchase and maintenance of such insurance is consistent with Prudent Industry Practices.
1.7    Certification of Compliance. The Borrower shall deliver to the Administrative Agent on or before the Closing Date and no later than annually thereafter, certificates of insurance (or such other evidence of insurance reasonably requested by the Administrative Agent in the form of binders and/or policies) executed by the insurer or its duly authorized representative indicating the types, amounts, deductibles and/or self-insured retentions, and terms and conditions required herein, accompanied by a letter from the Borrower certifying to the Administrative Agent that the insurance policy (or policies) have been placed in accordance with the requirements of this Appendix A, coverage is in full force and effect and all premiums then due have been paid or are not in arrears. Detailed summaries of any policies required pursuant to this Appendix A shall be furnished to the Administrative Agent upon request (to the extent available at that time). The summaries shall include the name of the insurance company, policy number, type of insurance, major limits of liability and expiration date of the insurance policies.
1.8    No Duty to Verify Insurance Compliance. The Administrative Agent shall be entitled, upon reasonable advance notice, to review at the Borrower’s location the Borrower’s books and records regarding all insurance policies (excluding the policies themselves) maintained with respect to the Project and the Borrower’s obligations under this Appendix A. Notwithstanding the foregoing, no provision of this Appendix A or any other provision of this Agreement or any other Financing Document shall impose on the Administrative Agent any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrower nor shall the Administrative Agent be responsible for any representations or warranties made by or on behalf of the Borrower or any other party to any insurance company or underwriter.
1.9    Waivers of Insurance Requirements.
(a)    If at any time the Borrower determines in its reasonable judgment (after consultation with the Insurance Advisor) that any insurance (including the limits or deductibles thereof) required to be maintained by this Appendix A is not available on commercially reasonable terms (as defined herein) due to prevailing conditions in the commercial insurance market at such time, then upon the written request of the Borrower together with a written report of the Borrower’s insurance broker or another independent insurance broker of nationally-recognized standing in the insurance industry (i) certifying that such insurance is not available on commercially reasonable terms (and, in any case where the required maximum coverage is not reasonably available, certifying as to the maximum amount which is so available), (ii) explaining in detail the basis for such broker’s conclusions, and (iii) containing such other information as the Administrative Agent or the Insurance Advisor may reasonably request, the Administrative Agent may (after consultation with the Insurance Advisor) temporarily waive such requirement. At any time after the granting of any temporary waiver pursuant to this
14

Section 1.9, but not more than once in any year, the Administrative Agent may request, and the Borrower shall furnish to the Administrative Agent within thirty (30) days after such request, an updated insurance report reasonably acceptable to the Administrative Agent from the Borrower’s independent insurance broker which supports what is achievable in the commercial insurance market. Any waiver granted pursuant to this Appendix A shall expire, without further action by any party, immediately upon (A) such waived insurance requirement becoming available on commercially reasonable terms, as reasonably determined by the Administrative Agent, or (B) failure of the Borrower to deliver an updated insurance report pursuant to clause (ii) above.
If the Borrower is unable to procure insurance at or above the minimum insurance requirements in this schedule, the Borrower shall provide the Administrative Agent with information detailing the Borrower’s insurance marketing efforts. The information supplied to the Administrative Agent shall include (i) the insurance markets approached for quotes; (ii) a summary of quoted terms obtained in the insurance market; (iii) all options to increase sublimits to the minimum specified amounts (to the extent fully compliant terms are not initially quoted); (iv) all options to decrease deductibles to the maximums permitted amounts (to the extent fully compliant terms are not initially quoted); (v) all options to remove exclusions or broaden coverage terms to meet the minimum requirements; (v) all declinations including each underwriters’ reasons for such declinations. If the Borrower is unable to procure insurance at or above the minimum insurance requirements in this schedule, the Borrower shall provide any additional information to the Administrative Agent, to the extent available, such that the Administrative Agent may make or cause to make due inquiry. Commercial unavailability must be established in the context of not only the cost of insurance but also the increased risk that would be retained by the Administrative Agent in light of terms offered (or not) including insurance terms that are requested by or on behalf of the Borrower and considered by underwriters as unavailable at any cost (i.e. no option offered regardless of premium). The Borrower agrees to make a good faith effort to work with the Administrative Agent to provide coverage at mutually agreed upon terms and conditions if either (a) the requirements are not able to be met due to the conditions of the insurance market or (b) the Administrative Agent provides information that supports a commercially reasonable position that the Borrower may be subject to increased risks that would warrant increased or additional insurance coverage to be procured by the Borrower.
1.10    Additional Requirements. The Borrower shall at all times maintain or cause to be maintained the insurance coverage required to be obtained by the Borrower under the terms of each of the Material Project Documents to which the Borrower is a party.
1.11    Independent Review of the Borrower’s Insurance. The Borrower’s insurance program for the Project shall be independently reviewed every [three (3)] years throughout the term of this Agreement for compliance with the terms and conditions of this Agreement and as outlined in this Appendix A.
15

EXHIBIT A
TO
CREDIT AGREEMENT
FORM OF ASSIGNMENT AND ASSUMPTION1
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, modified or supplemented and in effect from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a [Lender][Issuing Lender] under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represent the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including any letters of credit included in such facilities) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.Assignor:
2.Assignee:
[and is a Lender/an Affiliate/an Approved Fund]2
3.Borrower:    Vineyard Wind 1 LLC
1 Note to Form: In connection with any assignment of any PPA Letter of Credit Commitment, PPA Letter of Credit Issuing Commitment or PPA Letter of Credit Loan, Borrower to revise form to refer to applicable Class of PPA Letter of Credit Commitment (i.e., PPA Tranche 1 Letter of Credit Commitment, the PPA Tranche 2 Letter of Credit Commitment and the PPA Tranche 3 Letter of Credit Commitment), applicable Class of PPA Letter of Credit Issuing Commitment (i.e., a PPA Tranche 1 Letter of Credit Issuing Commitment, a PPA Tranche 2 Letter of Credit Issuing Commitment, and a PPA Tranche 3 Letter of Credit Issuing Commitment) and applicable Class of PPA Letter of Credit Loans (i.e., PPA Tranche 1 Letter of Credit Loans, PPA Tranche 2 Letter of Credit Loans and PPA Tranche 3 Letter of Credit Loans), as applicable.
2 Delete if not applicable.
EXHIBIT A-1    (VINEYARD WIND)

4.Administrative Agent:    Banco Santander, S.A., New York Branch, as administrative agent under the Credit Agreement
5.Credit Agreement:    The Credit Agreement dated as of September 15, 2021, among Vineyard Wind 1 LLC (the “Borrower”), the Lenders and Issuing Lenders party thereto from time to time, MUFG Union Bank, N.A., as Collateral Agent, Banco Santander, S.A., New York Branch, as Administrative Agent and the other persons party thereto from time to time
6.Assigned Interest[s]:

Facility Assigned	Aggregate Amount of Commitment/Issuing Commitment/Loans for all [Lenders][Issuing Lenders]	Amount of Commitment/Issuing Commitment/Loans Assigned	Percentage Assigned of Commitment/Issuing Commitment/Loans[3]
Construction Loan Commitment	$ [_______]	$ [_______]	[_____] %
PPA Letter of Credit Commitment	$ [_______]	$ [_______]	[_____] %
Water Commission Letter of Credit Commitment	$ [_______]	$ [_______]	[_____] %
BOEM Letter of Credit Commitment	$ [_______]	$ [_______]	[_____] %
LGIA Letter of Credit Commitment	$ [_______]	$ [_______]	[_____] %
FCM Letter of Credit Commitment	$ [_______]	$ [_______]	[_____] %
New Bedford Letter of Credit Commitment	$ [_______]	$ [_______]	[_____] %
Issuing Commitment[s] for [Insert Applicable] Letter[s] of Credit	$ [_______]	$ [_______]	[_____] %
[Insert Applicable] Loan[s]	$ [_______]	$ [_______]	[_____] %

3 Set forth, to at least 12 decimals, as a percentage of the Commitment/Issuing Commitment/Loans of all Lenders/Issuing Lenders thereunder.
EXHIBIT A-2    (VINEYARD WIND)

Effective Date:     ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF
TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By
:
Name:
Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By
:
Name:
Title:
EXHIBIT A-3    (VINEYARD WIND)

Consented to and accepted:
Banco Santander, S.A., New York Branch, as the Administrative Agent
By:
Name:
Title:
By:
Name:
Title:
[Consented to:]4
[NAME OF RELEVANT PARTY]
By:
Name:
Title:
4    To be added only if the consent of the Borrower and/or any Lender or Issuing Lender is required by the terms of the Credit Agreement.
EXHIBIT A-4    (VINEYARD WIND)

ANNEX I
VINEYARD WIND 1 LLC
CREDIT AGREEMENT
DATED AS OF SEPTEMBER 15, 2021
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT
AND ASSUMPTION AGREEMENT
1.    Representations and Warranties.
1.1.    Assignor. The Assignor: (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment and Assumption (herein collectively called the “Loan Documents”), or any collateral thereunder, (ii) any statements, warranties or representations made in or in connection with any Loan Document, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a [Lender][Issuing Lender] under the Credit Agreement, (ii) it is an Eligible Assignee and otherwise meets all the requirements to be an assignee under Section 10.04(b), Section 10.04(h) and Section 10.04(i) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.04(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as [a Lender][an Issuing Lender] thereunder and, to the extent of the Assigned Interest, shall have the obligations of a [Lender][Issuing Lender] thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.09 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, on the basis of which it has made such analysis and decision, (v) it has, independently and without reliance upon any Assignor, the Administrative Agent or any other Lender or Issuing Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest and
ANNEX I-1    (VINEYARD WIND)

(vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender or Issuing Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as [a Lender][an Issuing Lender].
2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AND ASSUMPTION OR ANY RIGHT OR OBLIGATION OF ANY PARTY HEREUNDER (EXCEPT, AS TO ANY OTHER FINANCING DOCUMENT, AS EXPRESSLY SET FORTH IN THE CREDIT AGREEMENT) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
ANNEX I-2    (VINEYARD WIND)

EXHIBIT B
TO
CREDIT AGREEMENT
FORM OF NOTE
NOTE
[(CONSTRUCTION LOANS)]
[([list applicable Letter of Credit] LETTER OF CREDIT LOANS)]
$[_______]    [_________], 20__
New York, New York
FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to
pay to [    ] (the “Lender”), at the office of the Administrative Agent as provided for by the
Credit Agreement referred to below, for the account of the Lender, the principal sum of $[    ]
(or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement (as defined below)), in lawful money of the United States of America and in immediately available funds, pursuant to the Credit Agreement, to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement and to pay all other fees and costs owed to Lender under the Credit Agreement in accordance with the terms thereof.
The date, amount, Type, Class, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Lender.
This Note evidences Loans made by the Lender under the Credit Agreement dated as of September 15, 2021 (as amended, modified or supplemented and in effect from time to time, the “Credit Agreement”) between Vineyard Wind 1 LLC, the Lenders and Issuing Lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as the Administrative Agent, MUFG Union Bank, N.A., as the Collateral Agent and the other persons party thereto from time to time, and is one of the promissory notes referred to in Section 2.08(c)(ii) of the Credit Agreement and is entitled to the benefits and subject to all terms, provisions and conditions thereof.
EXHIBIT B-1    (VINEYARD WIND)

Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.
The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein. Upon the occurrence and during the continuance of an Event of Default, Borrower expressly waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or notices or demands of any kind. The exercise of remedies under this Note is subject to the terms of the Credit Agreement and the Intercreditor Agreement.
Except as permitted by Section 10.04 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.
This Note shall be governed by, and construed in accordance with, the law of the State of New York.
EXHIBIT B-2    (VINEYARD WIND)

VINEYARD WIND 1 LLC
By:
Name:
Title:
EXHIBIT B-3    (VINEYARD WIND)

Schedule of Loans
This Note evidences Loans made, continued or converted under the Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Classes, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the continuations, conversions and payments and prepayments of principal set forth below:
ALTERNATE BASE RATE (“ABR”) LOANS, CONVERSION, AND REPAYMENTS

Date	Amount of ABR Loan	Amount Converted to ABR Loan	Amount of ABR Loan Principal Repayment	Amount of ABR Loan Converted to Eurodollar Loan	Unpaid Principal Balance of ABR Loan	Class of ABR Loan	Interest Rate	Notation Made By

EURODOLLAR LOANS, CONVERSIONS, AND REPAYMENTS

Date	Amount of Eurodolla r Loan	Amount Converted to Eurodollar Loan	Amount of Eurodollar Loan Principal Repayment	Amount of Eurodollar Loan Converted to ABR Loan	Unpaid Principal Balance of Eurodollar Loan	Class of Eurodollar Loan	Interest Rate	Duration of Interest Period	Notation Made By

EXHIBIT B-4    (VINEYARD WIND)

EXHIBIT C-1
TO
CREDIT AGREEMENT
FORM OF CONSTRUCTION LOAN BORROWING REQUEST [INSERT DATE]1
Banco Santander, S.A., New York Branch
as Administrative Agent
45 E. 53rd St.
New York, NY 10022
E-mail: PortfolioManagementGDF@santander.us
Attention: Erika Wershoven
with a copy to:
Banco Santander, S.A., New York Branch
45 E. 53rd St.
New York, NY 10022
Tel: 212-692-2598
Email: CIBMOLoanClosing@santander.us
Attn: Gregory Sparapani/Brandon Velasquez
[Wood Group UK Limited,
as Independent Engineer,
St Vincent Plaza
319 St Vincent Street
Glasgow G2-5LD
Attention: [    ]
Telephone: + 44 (0) 141 227 1700
Facsimile: + 44 (0) 141 227 1701
E-mail: [    ]]2
1 To be dated (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the Proposed Borrowing (or, in the case of a Proposed Borrowing to occur on the Closing Date, two Business Days before the Closing Date), (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the Proposed Borrowing and (iii) in the case any proceeds of the Proposed Borrowing will be used to reimburse the Applicable Pledgor for Drawstop Equity Contributions, at least five Business Days prior to the date of the Proposed Borrowing.
2 To be inserted in the case any proceeds of the Proposed Borrowing will be used to reimburse the Applicable Pledgor for Drawstop Equity Contributions previously made.
EXHIBIT C-1-1    (VINEYARD WIND)

RE:    Vineyard Wind 1 LLC
Ladies and Gentlemen:
The undersigned refers to that certain Credit Agreement, dated as of September 15, 2021 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Vineyard Wind 1 LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), the Lenders and Issuing Lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), MUFG Union Bank, N.A., as Collateral Agent and the other persons party thereto from time to time. Terms defined in the Credit Agreement are used herein as defined therein.
The undersigned hereby requests a Borrowing of Construction Loans under the Credit Agreement (the “Proposed Borrowing”), as follows:
(1)The aggregate amount of the Proposed Borrowing by the Borrower is $[__________].
(2)The date of the Proposed Borrowing is    __, 20__, which is a
Business Day.
(3)The Proposed Borrowing is to be comprised of [ABR Loans] [Eurodollar Loans].
(4)[The Interest Period for the Proposed Borrowing is [one] [three] [six] months, subject to the provisos in the definition of “Interest Period” in the Credit Agreement.]3
(5)The proceeds of the Proposed Borrowing are to be used and deposited in accordance with Section 5.11 of the Credit Agreement.
(6)[The proceeds of the Proposed Borrowing are to be used to reimburse the Applicable Pledgor for Drawstop Equity Contributions previously made in the aggregate amount of $[ ]. Delivered concurrently herewith is an executed IE Drawdown Certificate from the Independent Engineer verifying that $[ ], the amount requested to reimburse Drawstop Equity Contributions herein, has been applied to the payment of Project Costs included in the Construction Budget prior to the date hereof. Attached hereto is all documentation that would have been required in connection
3 To be included if the Proposed Borrowing is a Eurodollar Loan.
EXHIBIT C-1-2    (VINEYARD WIND)

with a Borrowing to pay such Project Costs directly rather than with the proceeds of Equity Contributions.] 4
The undersigned hereby represents and warrants that, as of the date of the Proposed Borrowing:
(1)the representations and warranties of each Loan Party set forth in each Transaction Document are true and correct in all material respects on and as of the date of such Proposed Borrowing (or, if any such representation or warranty is expressly stated to have been made as of a specific prior date, was true and correct in all material respects as of such specific prior date), both immediately prior to the Proposed Borrowing and after giving effect to such Proposed Borrowing as if made on and as of such date; provided, however, that each representation or warranty that is qualified by materiality, Material Adverse Effect or similar phrase is true and correct in all respects;
(2)at the time of and immediately after giving effect to such Proposed Borrowing, no Default or Event of Default has occurred and is continuing or will result from the making of such Proposed Borrowing;
(3)each of the applicable conditions precedent set forth in Section 4.02 of the Credit Agreement with respect to the Borrower will be satisfied (subject to the reasonable satisfaction or acceptance of the Administrative Agent and the Required Lenders to the extent applicable) or waived in accordance with the terms of the Credit Agreement as of the date of the Proposed Borrowing;
(4)after giving effect to the Proposed Borrowing, the outstanding Construction Loans will not exceed the aggregate amount of all Construction Loan Lenders’ Construction Loan Commitments; and
(5)[to the extent the proceeds of the Proposed Borrowing are to be used to reimburse the Applicable Pledgor for Drawstop Equity Contributions, all Equity Contributions were applied in payment of Project Costs included in the Construction Budget and, at the time of such payment, the stated amount, deposited amount, or the amount secured thereby, as applicable, of the Acceptable Member Credit Support is equal, in the aggregate, to not less than the aggregate “Maximum Available Equity Contribution Amount” (as defined
4 To be inserted in the case any proceeds of the Proposed Borrowing will be used to reimburse the Applicable Pledgor for Drawstop Equity Contributions previously made.
EXHIBIT C-1-3    (VINEYARD WIND)

in the Equity Contribution Agreement) (after giving pro forma effect to the reimbursement of such Drawstop Equity Contributions).]. 5
5 To be inserted in the case any proceeds of the Proposed Borrowing will be used to reimburse the Applicable Pledgor for Drawstop Equity Contributions previously made.
EXHIBIT C-1-4    (VINEYARD WIND)

Very truly yours,
VINEYARD WIND 1 LLC
By:
Name:
Title:
By:
Name:
Title:
EXHIBIT C-1-5    (VINEYARD WIND)

[Annex I
Project Cost Documentation] 6
6 To be inserted in the case any proceeds of the Proposed Borrowing will be used to reimburse the Applicable Pledgor for Drawstop Equity Contributions previously made. To include the documentation required by Section 4.02(a) of the Credit Agreement.
EXHIBIT C-1-6    (VINEYARD WIND)

EXHIBIT C-3
TO
CREDIT AGREEMENT
FORM OF NOTICE OF ISSUANCE 1
[INSERT DATE]2
Banco Santander, S.A., New York Branch
as Administrative Agent
45 E. 53rd St.
New York, NY 10022
E-mail: PortfolioManagementGDF@santander.us
Attention: Erika Wershoven
with a copy to:
Banco Santander, S.A., New York Branch
45 E. 53rd St.
New York, NY 10022
Tel: 212-692-2598
Email: CIBMOLoanClosing@santander.us
Attn: Gregory Sparapani/Brandon Velasquez
[__________],
as Issuing Lender,
[Address]
Attention: [    ]
Telephone: [    ]
Facsimile: [    ]
Email: [    ]
1 Note to Form: In connection with any issuance of a PPA Letter of Credit, Borrower to revise form to refer to applicable Class of PPA Letter of Credit (i.e., PPA Tranche 1 Letters of Credit, the PPA Tranche 2 Letters of Credit and the PPA Tranche 3 Letters of Credit), applicable Class of PPA Letter of Credit Exposure (i.e., a PPA Tranche
1 Letter of Credit Exposure, a PPA Tranche 2 Letter of Credit Exposure, and a PPA Tranche 3 Letter of Credit Exposure) and applicable Class of PPA Letter of Credit Loans (i.e., PPA Tranche 1 Letter of Credit Loans, PPA Tranche 2 Letter of Credit Loans and PPA Tranche 3 Letter of Credit Loans), as applicable.
2 To be delivered by hand delivery or transmitted by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Lender, at least 3 Business Days prior to the date of the proposed date of Issuance.
EXHIBIT C-3-1    (VINEYARD WIND)

RE:    Vineyard Wind 1 LLC
Ladies and Gentlemen:
The undersigned refers to that certain Credit Agreement, dated as of September 15, 2021 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Vineyard Wind 1 LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), the Lenders and Issuing Lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), MUFG Union Bank, N.A., as Collateral Agent and the other persons party thereto from time to time. Terms defined in the Credit Agreement are used herein as defined therein.
[1.The undersigned hereby requests that a [PPA Letter of Credit] [BOEM Letter of Credit] [LGIA Letter of Credit] [FCM Letter of Credit] [New Bedford Letter of Credit] [Water Commission Letter of Credit] be Issued as provided herein (the “Proposed LC Event”). The stated amount of the
requested Letter of Credit is $[    ]. Such Letter of Credit will be in support of [    ]3 ,
which is a Permitted Letter of Credit Use under the Credit Agreement. The name and address of the beneficiary of the requested Letter of Credit is set forth below:
[[insert beneficiary] [insert address]]4
[1.The proposed date of the requested Issuance of the [PPA Letter of Credit] [BOEM Letter of Credit] [LGIA Letter of Credit] [FCM Letter of Credit] [New Bedford Letter of Credit] [Water
Commission Letter of Credit] is    , which is a Business Day, and the expiration date of
such [PPA Letter of Credit] [BOEM Letter of Credit] [LGIA Letter of Credit] [FCM Letter of
Credit] [New Bedford Letter of Credit] [Water Commission Letter of Credit] is    ,
which date is [the date twelve months after the date of the issuance of such [PPA Letter of Credit] [BOEM Letter of Credit] [LGIA Letter of Credit] [FCM Letter of Credit] [New Bedford Letter of Credit] [Water Commission Letter of Credit]] [the [PPA Letter of Credit Maturity Date] [BOEM Letter of Credit Maturity Date] [LGIA Letter of Credit Maturity Date] [FCM Letter of Credit Maturity Date] [New Bedford Letter of Credit Maturity Date] [Water Commission Letter of Credit Maturity Date]5.]6
3 Borrower to insert description of permitted use for which the letter of credit is being requested.
4 To be included for a request for issuance of a Letter of Credit.
5 The expiration date to be the earlier of (a) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit) and (b) the applicable Letter of Credit Maturity Date.
6 To be included for a request for issuance of a Letter of Credit.
EXHIBIT C-3-2    (VINEYARD WIND)

[3.The Issuing Lender is instructed to deliver the [PPA Letter of Credit] [BOEM Letter of Credit] [LGIA Letter of Credit] [FCM Letter of Credit] [New Bedford Letter of Credit] [Water Commission Letter of Credit] to [INSERT BENEFICIARY’S NAME] at [INSERT BENEFICIARY’S ADDRESS].]7
[4.The undersigned hereby requests that the stated amount of the [PPA Letter of Credit] [BOEM Letter of Credit] [LGIA Letter of Credit] [FCM Letter of Credit] [New Bedford Letter of Credit]
[Water Commission Letter of Credit] be changed from $[    ] to $[    ] as provided herein (the
“Proposed LC Event”).]8
[5.The undersigned hereby requests that the expiration date of the [PPA Letter of Credit] [BOEM Letter of Credit] [LGIA Letter of Credit] [FCM Letter of Credit] [New Bedford Letter of Credit]
[Water Commission Letter of Credit] be changed from [    ] to [    ] as provided herein (the
“Proposed LC Event”).]9
6.    After giving effect to the Proposed LC Event, the date on which the [PPA Letter of Credit]
[BOEM Letter of Credit] [LGIA Letter of Credit] [FCM Letter of Credit] [New Bedford Letter of
Credit] [Water Commission Letter of Credit] is to expire is     [, and the stated amount of
the [PPA Letter of Credit] [BOEM Letter of Credit] [LGIA Letter of Credit] [FCM Letter of Credit]
[New Bedford Letter of Credit] [Water Commission Letter of Credit] is $[    ]].
[7.    The Issuing Lender is instructed to deliver the notice of change in the [PPA Letter of Credit]
[BOEM Letter of Credit] [LGIA Letter of Credit] [FCM Letter of Credit] [New Bedford Letter of Credit] [Water Commission Letter of Credit] to [INSERT BENEFICIARY’S NAME] at [INSERT BENEFICIARY’S ADDRESS].]10
The undersigned hereby represents and warrants that, as of the date of the Proposed LC Event, and after giving effect to the Proposed LC Event:
(1) the Issuing Lender’s [PPA Letter of Credit Exposure] [BOEM Letter of Credit Exposure] [LGIA Letter of Credit Exposure] [FCM Letter of Credit Exposure] [New Bedford Letter of Credit Exposure] [Water Commission Letter of Credit Exposure] shall not exceed the Issuing Lender’s Issuing Commitment with respect to [PPA Letters of Credit] [BOEM Letters of Credit] [LGIA Letters of
7 To be included for a request for issuance of a Letter of Credit.
8 To be included for a request to change the stated amount of a Letter of Credit.
9 To be included for a request to change the expiration date of a Letter of Credit (other than in connection with an automatic extension).
10 To be included for a request to effectuate a change to a Letter of Credit.
EXHIBIT C-3-3    (VINEYARD WIND)

Credit] [FCM Letters of Credit] [New Bedford Letters of Credit] [Water Commission Letters of Credit]11;
(2)the sum of (A) the total [PPA Letter of Credit Exposure] [BOEM Letter of Credit Exposure] [LGIA Letter of Credit Exposure] [FCM Letter of Credit Exposure] [New Bedford Letter of Credit Exposure] [Water Commission Letter of Credit Exposure] and (B) the total outstanding principal amount of [PPA Letter of Credit Loans] [BOEM Letter of Credit Loans] [LGIA Letter of Credit Loans] [FCM Letter of Credit Loans] [New Bedford Letter of Credit Loans] [Water Commission Letter of Credit Loans] shall not exceed the total Commitments of such Class;
(3)the representations and warranties of each Loan Party set forth in each Transaction Document are true and correct in all material respects on and as of the date of the Proposed LC Event (or, if any such representation or warranty is expressly stated to have been made as of a specific prior date, was true and correct in all material respects as of such specific prior date), both immediately prior to the Proposed LC Event and after giving effect to such Proposed LC Event as if made on and as of such date; provided, however, that each representation or warranty that is qualified by materiality, Material Adverse Effect or similar phrase is true and correct in all respects;
(4)each of the applicable conditions precedent set forth in Section 4.03 of the Credit Agreement with respect to the Borrower will be satisfied (subject to the reasonable satisfaction or acceptance of the Administrative Agent and the applicable Issuing Lender to the extent applicable) or waived in accordance with the terms of the Credit Agreement as of the date of the Proposed LC Event; and
(5)at the time of submission of this notice and immediately after giving effect to the Proposed LC Event, no Default or Event of Default has occurred and is continuing.
11 Borrower to insert all bracketed excerpts corresponding with the Class of Letter of Credit for which this notice is being delivered.

EXHIBIT C-3-4    (VINEYARD WIND)

Very truly yours,
VINEYARD WIND 1 LLC
By:
Name:
Title
By:
Name:
Title:
EXHIBIT C-3-5    (VINEYARD WIND)

EXHIBIT D
TO
CREDIT AGREEMENT
FORM OF OFFICER’S CERTIFICATE
VINEYARD WIND 1 LLC
I, the undersigned, do hereby certify as of September 15, 2021, that I am an [Authorized Officer] of VINEYARD WIND 1 LLC, a limited liability company organized under the laws of Delaware (the “Company”), and hereby certify on behalf of the Company, pursuant to Section 4.01(d) and Section 4.02(f) of the Credit Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Credit Agreement”), among the Company, the Lenders and Issuing Lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as Administrative Agent, and MUFG Union Bank, N.A., as Collateral Agent, that:
1.The representations and warranties of each Loan Party set forth in each Transaction Document are true and correct on and as of the Closing Date (or, if any such representation or warranty is expressly stated to have been made as of a specific prior date, such representation or warranty was true and correct as of such specific prior date), both at the time of and immediately after giving effect to the Closing Date.
2.At the time of and immediately after giving effect to the Closing Date, no Default or Event of Default has occurred and is continuing.
3.At the time of and immediately after giving effect to the Closing Date, no material default has occurred and is continuing under any Material Project Document.
4.Pursuant to Section 4.01(e) of the Credit Agreement, attached hereto as Annex A are copies of (x) the annual unaudited balance sheet, income statement, and statement of cash flows (without footnotes) of the Company for the year ended December 31, 2020, (y) the quarterly unaudited balance sheet, income statement, and statement of cash flows (without footnotes) of the Company for the fiscal quarter ended June 30, 2021, and (z) pro forma balance sheets of the Company as of the Closing Date (without footnotes), each of which were prepared in good faith and in accordance with Applicable Accounting Requirements consistently applied.
5.Pursuant to Section 4.01(j) of the Credit Agreement, attached hereto as Annex B is a copy of the Construction Budget, which was prepared in good faith by the Company and is based upon assumptions which the Company considers to be reasonable; it being understood that such budget is subject to uncertainties and contingencies, many of which are beyond the control of the Company, that no assurance can be given that the budget will be realized and that actual results may differ and such differences may be material.
EXHIBIT D-1    (VINEYARD WIND)

6.Pursuant to Section 4.01(k) of the Credit Agreement, attached hereto as Annex C is a copy of the Construction Schedule, which was prepared in good faith by the Company and is based upon assumptions which the Company considers to be reasonable; it being understood that such schedule is subject to uncertainties and contingencies, many of which are beyond the control of the Company, that no assurance can be given that the schedule will be realized and that actual results may differ and such differences may be material.
7.Pursuant to Section 4.01(q) of the Credit Agreement, attached hereto as Annex D is the file name of the Base Case Projections, which Base Case Projections and supporting documents were prepared in good faith by the Company and are based upon assumptions which the Company considers to be reasonable; it being understood that such Base Case Projections are not to be viewed as facts and are subject to uncertainties and contingencies, many of which are beyond the control of the Company, that no assurance can be given that the Base Case Projections will be realized and that actual results may differ and such differences may be material.
8.Except as set forth on Schedule 3.05 to the Credit Agreement, (i) the Company has duly obtained or been assigned each Part A Approval, (ii) each Part A Approval is in full force and effect and in the name of the Company, (iii) no Part A Approval is subject to any current action, claim, suit, investigation, or other proceeding, or to any unsatisfied condition, that could reasonably be expected to allow or result in the repeal, revocation, termination, enjoinment, cancellation, modification or restriction of such Part A Approval, and (iv) all applicable appeal periods (except under the Administrative Procedure Act or any citizen suit provisions under Applicable Law pursuant to which such Part A Approval was issued) have expired with respect to, the Part A Approvals.
9.Except as set forth on Schedule 3.07 to the Credit Agreement, there are no actions, suits, proceedings, investigations or similar actions pending or, to the knowledge of the Company, threatened (in writing) against any Loan Party or any Governmental Authority with respect to the Project or any of the Project Assets on and as of the Closing Date, except such actions, suits, proceedings, investigations or similar actions that, if adversely determined, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
10.No Event of Damage or Event of Taking has occurred and is continuing.
11.No Material Adverse Effect has occurred and is continuing.
12.Pursuant to Section 4.02(f) of the Credit Agreement, except as set forth on Schedule 3.07 to the Credit Agreement, (i) no new action, suit, investigation, or similar proceeding has been filed or otherwise initiated against any Loan Party or any Governmental Authority with respect to the Project, any of the Project Assets, or any of the Governmental Approvals set forth on Schedule 3.05 of the Credit Agreement, that, if adversely determined, reasonably could be
EXHIBIT D-2    (VINEYARD WIND)

expected, individually or in the aggregate, to result in a Material Adverse Effect, and (ii) there has been no adverse development in any action, suit, investigation, or similar proceeding pending against any Loan Party or any Governmental Authority with respect to the Project, any of the Project Assets, or any of the Governmental Approvals set forth on Schedule 3.05 of the Credit Agreement, including, for the avoidance of doubt, issuance of a preliminary injunction, that reasonably could be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Terms defined in the Credit Agreement are used herein as defined therein.
EXHIBIT D-3    (VINEYARD WIND)

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.
VINEYARD WIND 1 LLC
By:
Name:
Title:
By:
Name:
Title:
EXHIBIT D-4    (VINEYARD WIND)

ANNEX A
FINANCIAL STATEMENTS [See attached]
EXHIBIT D-5

ANNEX B
CONSTRUCTION BUDGET [See attached]
EXHIBIT D-6

ANNEX C
CONSTRUCTION SCHEDULE [See attached]
EXHIBIT D-7

ANNEX D
BASE CASE PROJECTIONS
See file: [file name]
EXHIBIT D-8

EXHIBIT E
TO
CREDIT AGREEMENT
FORM OF CONSTRUCTION REPORT
[See attached]

Construction Report
Vineyard Wind 1 CONFIDENTIAL

EXECUTIVE SUMMARY
Board Decisions
1.Scope baseline and schedule
2.HSE Update
3.Executive summary
4.COVID-19
5.Project Schedule and key milestones
6.Project Progress summary
7.Contract Management
8.Milestones
9.Permits
10.Environmental compliance
11.CAPEX Risks
12.EPC Overview
13.Any Material Adverse Effects
14.Financial
15.Estimated conversion date
16.ESG Status
17.Update on litigation
2

Scope baseline

Vineyard Wind overview
[Intentionally Omitted]

VINEYARD WIND
Project Schedule
Overview
[Intentionally Omitted]

2021	2022	2023	2024
Qi Q2 Q3 Q4	Q1 Q2 Q3 Q4	Q1 Q2 Q3 Q4	Q1 Q2 Q3 Q4
COP
ROD Approval
Surveys
Design
Manufacturing
Construction
Commissioning
Design and type test CVA
BOEM
Manufacturing
Installation
Commissioning
Design
CVA
BOEM
Manufacturing
Installation
Commissioning
Design
CVA
BOEM
Manufacturing
installation
Design and type test CVA
BOEM
Manufacturing
Installation
Design
CVA
BOEM
Manufacturing
Installation
Corn missioning
COD
. 10-May 11

	=	I

Yards
		ii rT

■ 11

TC

			41. 14-M a y

VINEYARD WIND
HSE update
Executive Summary

Executive Summary – Project Overview
Executive Summary

COVID19 Update
Executive Summary

Project Schedule and milestones
Overview

•PPA amendments
•WTG type certificate

8

Finance, Commercial & Physical Progress summary and Key Milestones
Key project milestones

Topic		Description	FC Baseline (A)	Forecast last month (B)	Forecast this month (C)	∆ [days] (C-B)	Comments
Funding	1	1 debt drawdown	-				Completed
	2		-			0
	3		-			0
	4		-			0
Reporting & Compliance	5	Issue construction report for [month]	-				Completed
	6		-			0
	7		-			0
	8		-			0

Progress Percent Complete & Budget Summary     Comments on progress

EPC summary and Key Milestones
Key project milestones

Topic	#	Description	FC Baseline (A)	Forecast last month (B)	Forecast this month (C)	∆ [days] (C-B)	Comments
Item	1					-
	2					0
Item	1
	2					136
	3					0
	4					0
	5					31
Item	1					0
	2					28
	3					0
	4					0
	5					0
	6					-8
	7					0
	8					0

Comments on progress

Contract Management
Overview of EPC Key Contracts, Variations, Amendments and Claims

Contract (& Supplier)	Contract Price at FC1		Agreed Claims, VO & Amendments since FC		Amended Contract Price		Value of Claims in discussion		Comment
	Contract EURm/USDm	Value	No.	Value	Contract EURm/USDm	Value	IN	OUT
Supplier							0	0	No changes in the month
Supplier							0	0	No changes in the month
Supplier							0	0	No changes in the month
Supplier							0	0	No changes in the month
Supplier							0	0	No changes in the month
Supplier							0	0	No changes in the month
Supplier							0	0	No changes in the month
Supplier							0	0	No changes in the month
Supplier							0	0	VO
Supplier							0	0	No changes in the month

Permits summary
Key project milestones

Topic		Description	FC Baseline (A)	Forecast last month (B)	Forecast this month (C)	∆ [days] (C-B)	Comments
Permits	1					1
	2					0
	3a					0
	3b					0
	4					0
	5					0
Permits	1					0
	2					1

Comments on progress

Permits Leases Incl. Conditions attached to permits.

Environmental compliance
Decision    Description

Protected species and Right Whale	- xxx

xxx	- xxxx

xxx	- xxx

xxx	- xxx
13

Project CAPEX Risk summary
Risks & Opportunities –

#	Risk	Package	Mitigations and Next steps	Probability	Most Likely Case	Worst Case	Time Impact (Most probable)	Expiry
1
2
3
4
5

CAPEX Risk* split by scope    Accumulated CAPEX risk* exposure (Post-mitigated)

Package summary [month]
– Project Management, Geotech & Harbour
Package status    Progress & Budget Summary

	This month	Next month
Status & Achievements
Changes & Decision points

Contractual and Key Milestones status

Topic		Description	FC Baseline (A)	Forecast last month (B)	Forecast this month (C)	∆ [days] (C-B)	Comments
Item	1
	2
	3
	4
	5
	6
	7
Item	1
Item	1

Package summary [month]
– Resources
Package status    Progress & Budget Summary

	This month	Next month
Status & Achievements
Changes & Decision points

Contractual and Key Milestones status

Package summary [month]
– Foundation
Package status    Progress & Budget Summary

	This month	Next month
Status & Achievements
Changes & Decision points

Contractual and Key Milestones status

Topic		Description	FC Baseline (A)	Forecast last month (B)	Forecast this month (C)	∆ [days] (C-B)	Comments
Item	1
	2
	3
	4
	5
	6
	7
Item	1
Item	1

Package summary [month]
– WTG
Package status    Progress & Budget Summary

	This month	Next month
Status & Achievements
Changes & Decision points

Contractual and Key Milestones status

Topic		Description	FC Baseline (A)	Forecast last month (B)	Forecast this month (C)	∆ [days] (C-B)	Comments
Item	1
	2
	3
	4
	5
	6
	7
Item	1
Item	1

Package summary [month]
– Offshore substation
Package status    Progress & Budget Summary

	This month	Next month
Status & Achievements
Changes & Decision points

Contractual and Key Milestones status

Topic		Description	FC Baseline (A)	Forecast last month (B)	Forecast this month (C)	∆ [days] (C-B)	Comments
Item	1
	2
	3
	4
	5
	6
	7
Item	1
Item	1

Package summary [month]
– Onshore works
Package status    Progress & Budget Summary

	This month	Next month
Status & Achievements
Changes & Decision points

Contractual and Key Milestones status

Topic		Description	FC Baseline (A)	Forecast last month (B)	Forecast this month (C)	∆ [days] (C-B)	Comments
Item	1
	2
	3
	4
	5
	6
	7
Item	1
Item	1

Package summary [month]
– Array cables
Package status    Progress & Budget Summary

	This month	Next month
Status & Achievements
Changes & Decision points

Contractual and Key Milestones status

Topic		Description	FC Baseline (A)	Forecast last month (B)	Forecast this month (C)	∆ [days] (C-B)	Comments
Item	1
	2
	3
	4
	5
	6
	7
Item	1
Item	1

Package summary [month]
– Offshore export cables
Package status    Progress & Budget Summary

	This month	Next month
Status & Achievements
Changes & Decision points

Contractual and Key Milestones status

Topic		Description	FC Baseline (A)	Forecast last month (B)	Forecast this month (C)	∆ [days] (C-B)	Comments
Item	1
	2
	3
	4
	5
	6
	7
Item	1
Item	1

Package summary [month]
– O&M
Package status    Progress & Budget Summary

	This month	Next month
Status & Achievements
Changes & Decision points

Contractual and Key Milestones status

Topic		Description	FC Baseline (A)	Forecast last month (B)	Forecast this month (C)	∆ [days] (C-B)	Comments
Item	1
	2
	3
	4
	5
	6
	7
Item	1
Item	1

1 VINEYARD WIND
Budgets
Overview
D.1. BUDGET OVERVIEW
During the month of April all the packages updated their Current Forecast for Devex and Capex.
The latest baseline can be found in PIMS:
VW-GEN-VWC-AA-0121
The budget reports produced during the month of March can be also found in the following link in PIMS:
VW-GEN-VWC-AA-0022
During the month of April the project focused especially on the CAPEX budget in preparation for FID. incorporating the latest knowledge and signed contracts: as well as making a deep analysis of the resource plan and time phase of the costs.
DEVEX Budget Status
Expenditure and forecast are within total approvals.

1 VINEYARD WIND
Budgets
Overview
Devex overview per Package
Comparison between the Committed amount, the Baseline and the latest Forecast per package:

V VINEYARD WIND
Budgets

Budgets
Overview

d VINEYARD WIND
Budgets
Overview

Cost to complete
31

Estimated conversion
Overview

ESG
Overview

•Incl. Notices of non-compliance received •Material changes to environmental conditions
Environmental

Social	•Grievances logged •Key stakeholder engagement and issues related to any indigenous groups.

Governance	•Incl. Notices of non-compliance received •Material changes to permit or approval conditions

33

Update on litigation, investigations and similar
Overview

34

E&S
Overview

Including: Compliance with environmental and social action plan (ESAP), and environmental and social mitigation and management plan (ESMMP) operational requirements.
(Potentially to be a separate report)

35

EXHIBIT F
TO
CREDIT AGREEMENT
FORM OF CONSTRUCTION DRAWDOWN CERTIFICATE
Date:
Drawdown Date:
Banco Santander, S.A., New York Branch
as Administrative Agent
45 E. 53rd St.
New York, NY 10022
E-mail: PortfolioManagementGDF@santander.us
Attention: Erika Wershoven
with a copy to:
Banco Santander, S.A., New York Branch
45 E. 53rd St.
New York, NY 10022
Tel: 212-692-2598
Email: CIBMOLoanClosing@santander.us
Attn: Gregory Sparapani/Brandon Velasquez
RE:    Vineyard Wind 1 LLC
Ladies and Gentlemen:
1.    This Construction Drawdown Certificate is delivered to you pursuant to
Section 4.02(c) of that certain Credit Agreement, dated as of September 15, 2021 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Vineyard Wind 1 LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), the Lenders and Issuing Lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), MUFG Union Bank, N.A., as Collateral Agent, and the other persons party thereto from time to time. All capitalized terms used herein shall have the respective meanings specified in the Credit Agreement unless otherwise defined herein or unless the context requires otherwise.
EXHIBIT F-1    (VINEYARD WIND)

2.This Construction Drawdown Certificate is being delivered in connection with a proposed Borrowing of Construction Loans under the Credit Agreement and is being delivered at least five Business Days (or, with respect to the Borrowing of Construction Loans that comprise an ABR Borrowing on the Closing Date, one Business Day) prior to the date of such proposed Borrowing (the date of such proposed Borrowing being referred to herein as the “Drawdown Date”).
3.The undersigned has read the provisions of the Credit Agreement and the other Financing Documents which are relevant to the furnishing of this Construction Drawdown Certificate. With respect to the information in this Construction Drawdown Certificate, the undersigned has made such examination or investigation as was reasonably necessary to enable such Person to express an informed opinion as to the accuracy of such information.
4.The undersigned, on behalf of the Borrower, hereby certifies that each of the following statements will be true and correct as of the Drawdown Date immediately before and after giving effect to the proposed Borrowing:
4.1. The total Project Costs incurred by or on behalf of the Borrower to date are
described on Appendix I and are in an aggregate amount equal to $[    ].
4.2. The Project Costs to be paid with the proceeds of the Construction Loans to be
made to the Borrower on the Drawdown Date are $[    ] (“Current Costs”), which
Current Costs are due and payable as of the Drawdown Date or reasonably expected to become due and payable within 30 days after the Drawdown Date and no part thereof has been included in any prior Construction Drawdown Certificate. Attached hereto as Appendix II are all invoices (except for invoices requesting payment of less than $500,000) in respect of the Current Costs.
[4.3 The Proceeds of the Construction Loans requested in this Construction Drawdown Certificate will be used to fund the Construction Local Accounts as a liquidity reserve for the application of Project Costs as they become due (but which Project Costs need not be due and payable within 30 days following the Drawdown Date). The amounts deposited into the Construction Local Accounts, including after giving pro forma effect to the deposit therein of the Proceeds of the Construction Loans requested in this Drawdown Certificate, (i) in the current calendar month are less than or equal to $1,000,000 in the aggregate (exclusive of amounts transferred pursuant to Section 3.03(a)(i)(B) of the Depositary Agreement) and (ii) in the current calendar year are less than or equal to $10,000,000 in the aggregate (exclusive of amounts transferred pursuant to Section 3.03(a)(i)(B) of the
EXHIBIT F-2    (VINEYARD WIND)

Depositary Agreement). The amount on deposit in the Construction Local Accounts is less than or equal to $10,000,000 as of the Drawdown Date.] 1
[4.4 The Proceeds of the Construction Loans requested in this Construction Drawdown Certificate will be used to reimburse Drawstop Equity Contributions previously made. Such Drawstop Equity Contributions have been applied to the payment of Project Costs included in the Construction Budget prior to the date hereof.]2
[4.5 [The Project Costs that have been incurred and paid as of the Drawdown Date and
are to be reimbursed by the proceeds of this Borrowing are $[    ].] [The proceeds of
the Borrowing to be deposited into the Construction Local Accounts as liquidity reserve are $[_____].] 3
4.6. The estimated remaining Project Costs (including, for the avoidance of doubt, applicable retainage) in excess of the amounts described in Sections 4.1 and 4.2 above to
achieve the Conversion Date on or before the Date Certain is $[    ], which amount
is equal to or less than the aggregate amount of (a) the undrawn Construction Loan Commitments, (b) the remaining unfunded Equity Contribution Amount (as defined in the Equity Contribution Agreement) under the Equity Contribution Agreement and (c) reasonably anticipated pre-Conversion Date Project Revenues. The sum of the amounts
described in clauses (a) through (c) is equal to $[    ].
4.7. Attached hereto as Appendix III is an update of the status of the Construction Budget showing (a) the actual costs incurred for each budget line item, (b) the current draw request by budget line item, (c) the estimated remaining Project Costs to complete each budget line item and (d) a summary of the sources that have been used and are available to cover the Project Costs described in items (a) through (c).
4.8. The estimated date on which the Conversion Date will occur is [    ], which date
is on or prior to the Date Certain, and to the Borrower’s knowledge, there has not occurred any development which materially adversely affects the likelihood of achieving the Conversion Date on or before such date.
4.9. Attached hereto as Appendix IV are duly executed conditional waivers of liens executed by the applicable Material Project Parties party to any Construction Contract and, to the extent delivered thereunder, “Key Subcontractors” (as defined in the applicable
1 To be included if proceeds are requested to fund the Construction Local Accounts under Section 3.03(a)(i)(C) of the Depositary Agreement.
2 To be included if proceeds are requested to reimburse Drawstop Equity Contributions.
3 To be included if proceeds are requested to fund the Construction Local Accounts under Section 3.03(a)(i)(C) of the Depositary Agreement.
EXHIBIT F-3    (VINEYARD WIND)

Construction Contract) in respect of all work completed as of the date of its current invoice (other than work in progress and solely in connection with completed work for which the Borrower is requesting payment) in accordance with the applicable provisions and requirements of the applicable Construction Contracts.
[4.10. Attached hereto as Appendix V is a true, correct and complete copy of the most recently dated Construction Report, as required under Section 5.09(b) of the Credit Agreement.]4
[4.11. [The Borrower has provided to the Administrative Agent at least one Business Day prior to the Disbursement Date an ALTA 33 Endorsement issued by the Title Company showing no additional title exceptions or other matters except Permitted Encumbrances.]5 [The Borrower has provided to the Administrative Agent at least one Business Day prior to the Disbursement Date a Record Matters Endorsement [and date-down endorsement]6 issued by the Title Company showing no additional title exceptions or other matters except Permitted Encumbrances.]7]8
4.12 After taking into account the requested Borrowing, there are sufficient committed funds available to the Borrower pursuant to the Credit Agreement and the Equity Contribution Agreement, together with reasonably anticipated pre-Conversion Date Project Revenues, to achieve the Conversion Date on or before the Date Certain.
4.13. Acceptable Member Credit Support in an amount equal, in the aggregate, to not less than the aggregate “Maximum Available Equity Contribution Amount” as required by and in accordance with the Equity Contribution Agreement and in the form of (A) one or more Equity Letters of Credit, (B) evidence of cash deposited into a Construction Equity Account (as defined in the applicable Equity Contribution Agreement), or (C) a Member Guaranty, as applicable, is being maintained as required by the Equity Contribution Agreement [(including after giving pro forma effect to the reimbursement of the Drawstop Equity Contributions with proceeds of the requested Borrowing)].
4    Not required for any Borrowings of Construction Loans which are advanced on the Closing Date or any Borrowing of Construction Loans which are advanced prior to the date on which the first Construction Report is required under Section 5.09 of the Credit Agreement.
5    If the Borrower’s then-aggregate Borrowings are less than or equal to the Title Policy Liability.
6    If request is for the final Borrowing of Construction Loans.
7    If the Borrower’s then-aggregate Borrowings exceed the Title Policy Liability.
8    Not required for any Borrowings of Construction Loans which are advanced on the Closing Date.

EXHIBIT F-4    (VINEYARD WIND)

4.14. No Default or Event of Default has occurred and is continuing or will result from the requested Borrowing or the application of proceeds of such Borrowing.
4.15. Each representation and warranty of each Loan Party set forth in each Transaction Document is true and correct in all material respects as if made on of the date hereof and on the date of the requested Borrowing (or if such representation and warranty relates solely as of an earlier date, as of such earlier date); provided, that to the extent that any such representation is qualified by materiality or “Material Adverse Effect” or words of a similar nature, such representation and warranty is true and correct in all respects.
4.16. As of the date hereof, no event or circumstance having a Material Adverse Effect has occurred.
[4.17. [Except [LIST RELEVANT FORCE MAJEURE EVENTS], t[T]]he Borrower is not aware of any “Force Majeure” (as defined in the applicable Construction Contract) or any event of “Force Majeure” that has occurred and is occurring under a Construction Contract.]
4.18. Except as set forth on Schedule 3.07 of the Credit Agreement (i) no new action, suit, investigation, or similar proceeding has been filed or otherwise initiated against any Loan Party or any Governmental Authority with respect to the Project, any of the Project Assets, or any of the Governmental Approvals set forth on Schedule 3.05 of the Credit Agreement, that, if adversely determined, reasonably could be expected, individually or in the aggregate, to result in a Material Adverse Effect, and (ii) there has been no adverse development in any action, suit, investigation, or similar proceeding pending against any Loan Party or any Governmental Authority with respect to the Project, any of the Project Assets, or any of the Governmental Approvals set forth on Schedule 3.05 of the Credit Agreement, including, for the avoidance of doubt, issuance of a preliminary injunction, that reasonably could be expected, individually or in the aggregate, to result in a Material Adverse Effect.
4.19 [With respect to invoices that are subject to this Construction Drawdown Certificate
and are to be paid to [    ] in Euros, the Borrower has instructed [    ], as [a]
Permitted FX Swap Counterpart[y][ies], to pay those invoices on behalf of the Borrower on the Drawdown Date in accordance with the terms of the applicable Permitted FX Swap Agreement[s].]
[SIGNATURE PAGE FOLLOWS]

EXHIBIT F-5    (VINEYARD WIND)

IN WITNESS WHEREOF, the Borrower has executed this Construction Drawdown Certificate as of the date hereof.
VINEYARD WIND 1 LLC
By:
Name:
Title:
By:
Name:
Title:
EXHIBIT F-6    (VINEYARD WIND)

Appendix I
to Construction Drawdown Certificate
Prior Costs [See Attached.]
EXHIBIT F-7    (VINEYARD WIND)

Appendix II
to Construction Drawdown Certificate
Current Costs Invoices
[See Attached.]
EXHIBIT F-8    (VINEYARD WIND)

Appendix III
to Construction Drawdown Certificate
Construction Budget Status
[See Attached.]
EXHIBIT F-9    (VINEYARD WIND)

Appendix IV
to Construction Drawdown Certificate
Lien Waivers [See Attached.]
EXHIBIT F-10    (VINEYARD WIND)

Appendix V
to Construction Drawdown Certificate
Construction Report9
[See Attached.]
9    Not required for any Borrowings of Construction Loans which are advanced on the Closing Date or any
Borrowing of Construction Loans which are advanced prior to the date on which the first Construction Report is required under Section 5.09 of the Credit Agreement.
EXHIBIT F-11

EXHIBIT G
TO
CREDIT AGREEMENT
FORM OF DRAWDOWN CERTIFICATE OF INDEPENDENT ENGINEER Date of Certificate: [INSERT DATE]
Drawdown Date:    [INSERT DATE]
Banco Santander, S.A., New York Branch
as Administrative Agent
45 E. 53rd St.
New York, NY 10022
E-mail: PortfolioManagementGDF@santander.us
Attention: Erika Wershoven
with a copy to:
Banco Santander, S.A., New York Branch
45 E. 53rd St.
New York, NY 10022
Tel: 212-692-2598
Email: CIBMOLoanClosing@santander.us
Attn: Gregory Sparapani/Brandon Velasquez
RE:    Vineyard Wind 1 LLC Project
Ladies and Gentlemen:
Pursuant to Section 4.02(c) of that certain Credit Agreement, dated as of September 15, 2021 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Vineyard Wind 1 LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), each lender from time to time party thereto (the “Lenders”) and each issuing lender from time to time party thereto (the “Issuing Lenders”), Banco Santander, S.A., New York Branch, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), MUFG Union Bank, N.A., as Collateral Agent and JPMorgan Chase Bank, N.A., as Depositary Bank, Wood Group UK Limited (“Wood Group” or “We”), in its capacity as independent technical consultant (the “Independent Engineer”), hereby provides this Independent Engineer certificate (this “Certificate”) with respect to the Project. All capitalized terms used herein shall have the respective meanings specified in

EXHIBIT G-1    (VINEYARD WIND)

the Credit Agreement or the Current Construction Drawdown Certificate (as defined below) unless otherwise defined herein or unless the context requires otherwise.
1.The Independent Engineer acknowledges that each of the Issuing Lenders and the Lenders, in performing its respective obligations pursuant to the Credit Agreement, will be relying on this Certificate and the opinions set forth herein and the Independent Engineer acknowledges and agrees to this reliance.
2.The individual executing this Certificate is a duly authorized representative of the Independent Engineer, authorized to execute and deliver this Certificate on behalf of the Independent Engineer.
3.The Independent Engineer has performed its review of the Project in a professional manner using monitoring and oversight principles and procedures in accordance with the standards of care practiced by professional engineers or consultants performing similar tasks on like projects. The Independent Engineer represents that it has the required skills and capacity to perform its services in the foregoing manner.
4.We have reviewed the provisions of the Credit Agreement which are relevant to the furnishing of this Certificate.
5.This Certificate is being delivered in connection with a proposed Borrowing of Construction Loans under the Credit Agreement and is being delivered at least five Business Days (or, with respect to the Borrowing of Construction Loans that comprise an ABR Borrowing on the Closing Date, one Business Day) prior to the date of such proposed Borrowing (the date of such proposed Borrowing being referred to herein as the (“Drawdown Date”).
6.We have performed such inspections, observations, analyses and other procedures which we have, in our reasonable judgment, deemed necessary for purposes of this Certificate and which, in our professional opinion, are reasonably necessary to establish the accuracy of this Certificate. In addition, we have reviewed the information and data made available to us by or on behalf of the Borrower, applicable Material Project Parties party to a Construction Contract and other third parties deemed appropriate [[since the date of the last Construction Drawdown Certificate] [since the Closing Date]]1. In particular we (i) have reviewed the Construction
Drawdown Certificate, dated     (the “Current Construction Drawdown Certificate”)2 and certain related documents applicable thereto which we believed were reasonably necessary to establish the accuracy of the Current Construction Drawdown Certificate, (ii) have discussed, to the extent we deem appropriate, the progress of the engineering, procurement and construction of
1 To delete for a Borrowing on the Closing Date.
2 To refer to the Construction Drawdown Certificate delivered by an Authorized Officer of the Borrower pursuant to Section 4.02(c)(i) of the Credit Agreement.

EXHIBIT G-2    (VINEYARD WIND)

the Project with the Borrower and certain applicable Material Project Parties party to a
Construction Contract, (iii) made our last visit to the Project on    , and (iv) reviewed [the
most recent Construction Report dated [    ] (the “Current Construction Report”) delivered by
the Borrower pursuant to Section 5.09(b) of the Credit Agreement and]3 the most recent reports delivered by [to list any relevant reports required to be delivered under the Construction Contracts]45. Our review and observations were performed in accordance with the [to list description of consulting agreement] and with the degree of skill and diligence normally practiced by professional engineers or consultants performing the same or similar services on similar projects, including such observations and review as we, in our professional capacity, deemed necessary under the circumstances.
7.    Based on our review of the aforementioned information, of data provided to us by others that we have assumed to be true, complete and accurate, and subject to the limitations stated herein, we hereby certify that, in our professional opinion, except as noted in Appendix A, as of the date hereof:
(a)The progress of construction of the Project is in all material respects in accordance with the Construction Budget (including after taking into account any contingency provided for therein) and applicable requirements of the Construction Contracts, except as otherwise approved or permitted pursuant to the Credit Agreement.
(b)The estimated Conversion Date as set forth in the Current Construction Drawdown Certificate is achievable, and the Conversion Date is reasonably expected to occur on or before the Date Certain.
(c)To the best of our knowledge and belief, all work has been done in a good and workmanlike manner.
3    Not required for any Borrowings of Construction Loans which are advanced on the Closing Date or any Borrowing of Construction Loans which are advanced prior to the date on which the first Construction Report is required under Section 5.09 of the Credit Agreement.
4    To include any reports delivered by (a) Turbine Supplier under the TSA; (b) Windar Renovables S.L. under the Transition Piece Foundation Supply Contract; (c) WSP USA Inc. under the Foundation Design Agreement; (d) EEW Special Pipe Constructions GmbH under the Monopile Foundation Supply Contract; (e) Bladt Industries A/S under the ESP Supply Agreement; (f) Prysmian Construction Services, Inc. under the Export Cable Agreement; (g) Jan De Nul Luxembourg SA under the Array Cable Agreement; (h) Linxon US LLC under the Onshore Substation Agreement; (i) Lawrence-Lynch Corporation under the Onshore Civil Works Agreement; (j) Southwire Company LLC under the Onshore Cable Agreement; (k) DEME Offshore US LLC under the Harbor and Logistics Agreement and the WTG Installation Agreement; and (l) Marpro Marine, LLC under the HDD Agreement.
5    Independent Engineer is not required to review invoices requesting payment of less than $500,000.

EXHIBIT G-3    (VINEYARD WIND)

(d)The Borrowing requested by the Current Construction Drawdown Certificate is in conformance, on a cumulative basis, with the Construction Budget (including after taking into account any contingency provided for therein).
(e)[Except as otherwise provided for in paragraph [f][g] below, the][The] Project Costs to be funded with the proceeds of the current Borrowing are due and payable or are anticipated to be incurred within 30 days after the Drawdown Date and have not been the subject of any prior Construction Drawdown Certificate.
(f)[The proceeds of the Constructions Loans subject to this Current Construction Drawdown Certificate will be used to fund the Construction Local Accounts as liquidity reserve for the application to Project Costs as they become due (but which Project Costs need not be due and payable within 30 days after the Drawdown Date).]6
(g)[The payment to be made as specified in the Current Construction Drawdown Certificate are for the reimbursement of Project Costs previously paid using the proceeds of a Drawstop Equity Contribution.]7
(h)Amounts borrowed prior to the Borrowing requested in the Current Construction Drawdown Certificate have been applied to pay Project Costs.
(i)The amount of Project Costs (which, for the avoidance of doubt, include retainage costs and any other owner costs related to construction) to complete the Project and achieve the Conversion Date are as set forth in the Current Construction Drawdown Certificate, and such amounts are consistent with the Construction Budget (after taking account of any contingency provided for therein) or have otherwise been approved or permitted pursuant to the Credit Agreement.
(j)Following the drawdown as requested in the Current Construction Drawdown Certificate, based on the Borrower’s report of funds expended against the Construction Budget and the Borrower’s projected costs to complete construction, there are sufficient committed funds available to the Borrower pursuant to the Credit Agreement and the Equity Contribution Agreement, together with reasonably anticipated pre-Conversion Date Project Revenues, to achieve the Conversion Date in accordance with the Material Project Documents on or before the Date Certain, and to pay for or provide for the Borrower’s estimate of all anticipated Project Costs as to the Project.
(k)The work performed prior to the date of this Certificate for which payment is requested by the Borrower has been performed in conformance in all material respects with the technical requirements of the [list applicable Construction Contracts].
6    To be included if the proceeds are used to fund the Construction Local Accounts as a liquidity reserve pursuant to Section 3.03(a)(i)(C) of the Depositary Agreement).
7    To be included in the case of reimbursements of Drawstop Equity Contributions.

EXHIBIT G-4    (VINEYARD WIND)

(l)Our review has not brought to our attention any material errors or omissions in the information or incorrect or untrue certifications contained in the Current Construction Drawdown Certificate.
(m)[Our review has not brought to our attention any material errors or omissions in the information contained in the Current Construction Report.]8
(n)The Independent Engineer has received duly executed conditional lien waivers executed by the applicable Material Project Parties party to any Construction Contract and, to the extent delivered thereunder, “Key Subcontractors” (as defined in the applicable Construction Contract) in respect of all work completed as of the date of its current invoice (other than work in progress and solely in connection with completed work for which the Borrower is requesting payment) in accordance with the applicable provisions and requirements of the applicable Construction Contracts.
This Certificate is solely for the information of, and assistance to, the Administrative Agent and the Lenders in conducting and documenting their investigation of the matters covered herein, and may be used for the purposes of making Construction Loans pursuant to the Credit Agreement, but is not to be used, circulated quoted or otherwise referred to for any other purpose. The Independent Engineer disclaims any obligation to update this Certificate. This Certificate is not intended to, and may not, be construed to benefit any party other than the Administrative Agent and the Lenders.
8    Not required for any Borrowings of Construction Loans which are advanced on the Closing Date or any
Borrowing of Construction Loans which are advanced prior to the date on which the first Construction Report is required under Section 5.09 of the Credit Agreement.
EXHIBIT G-5    (VINEYARD WIND)

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date hereof.
WOOD GROUP UK LIMITED
By:
Name:
Title:
EXHIBIT G-6    (VINEYARD WIND)

Appendix A
to Drawdown Certificate of Independent Engineer
Exceptions and Clarifications
EXHIBIT G-7    (VINEYARD WIND)

EXHIBIT H-1
TO
CREDIT AGREEMENT
FORM OF INDEPENDENT ENGINEER AND WIND CONSULTANT RELIANCE
AGREEMENT
Banco Santander, S.A., New York Branch
as Administrative Agent
45 E. 53rd Street,
New York, NY 10022
Email: PortfolioManagementGDF@santander.us
Attn: Erika Wershoven
With a copy to:
Banco Santander, S.A., New York Branch
45 E. 53rd Street,
New York, NY 10022
Tel: 212-692-2598
Email: CIBMOLoanClosing@santander.us
Attn: Gregory Sparapani / Brandon Velasquez
Dear Sir/Madam,
Reliance Agreement
Vineyard Wind Lenders’ and Tax Equity Technical Advisory Services (Project)
1.We, Wood Group UK Limited (Consultant) have been engaged by Vineyard Wind 1 LLC (Client) to carry out certain services in respect of the above Project, (hereinafter the “Contract”). and have prepared the following report pursuant to the Contract:
1.1. 806956.GL.AV.REP.001 Vineyard LTA Report Master July 22nd (Technical Due Diligence Report, dated 22 July 2021), and 806956.GL.AV.MEM.001 Vineyard Equator Principles Memo Aug 19th dated 19 August 2021.
1.2. 806956-GL-AV-REP-004 Vineyard Wind Farm Energy Yield Assessment.pdf (Energy Yield Assessment Report, dated 28 July 2021, and 806956-GL-AV-REP-005 Vineyard Wind Farm Energy Yield Assessment – Summary Table.pdf dated 23 July 2021 (Collectively referred to as the Reports).
2.As requested by the Client, the Consultant agrees to allow (i) Banco Santander S.A., New York Branch., as administrative agent (in such capacity, together with any successors or assigns in such capacity under each Credit Agreement, the “Administrative Agent”) under that certain Credit Agreement, dated as of date hereof, by and among the Client, as borrower, the lenders and issuing lenders party thereto from time to time, the Administrative Agent, MUFG Union Bank, N.A., as collateral agent, and the other persons party thereto from time to time (the “Construction Credit Agreement”) (the Administrative Agent, the Lenders, the other Secured Parties, the Joint Lead Arrangers (each as defined in the Construction Credit Agreement), and their respective
‘Wood’ is a trading name for John Wood Group PLC and its subsidiaries
Wood Group UK Limited Registered in Scotland Registered Number SC296737
Registered Office: 15 Justice Mill Lane, Aberdeen, AB11 6EQ, Scotland, UK

affiliates, successors and permitted assigns, referred to collectively as the “Construction Credit Agreement Beneficiaries”), (ii) Banco Santander S.A., New York Branch., as administrative agent under that certain Credit Agreement, dated as of date hereof, by and among Avangrid Vineyard Wind, LLC, as borrower, the lenders and issuing lenders party thereto from time to time, the Administrative Agent, MUFG Union Bank, N.A., as collateral agent, and the other persons party thereto from time to time (the “Avangrid Term Credit Agreement”) (the Administrative Agent, the Lenders, the other Secured Parties, the Joint Lead Arrangers (each as defined in the Avangrid Credit Agreement), and their respective affiliates, successors and permitted assigns, referred to collectively as the “Avangrid Term Credit Agreement Beneficiaries”) and (iii) Banco Santander S.A., New York Branch., as administrative agent under that certain Credit Agreement, dated as of date hereof, by and among the Vineyard Wind CI Partners 1 LLC, as borrower, the lenders and issuing lenders party thereto from time to time, the Administrative Agent, MUFG Union Bank, N.A., as collateral agent, and the other persons party thereto from time to time (the “CIP Term Credit Agreement” and together with the Construction Credit Agreement and the Avangrid Term Credit Agreement, the “Credit Agreements” and each, a “Credit Agreement”) (the Administrative Agent, the Lenders, the other Secured Parties, the Joint Lead Arrangers (each as defined in the CIP Term Credit Agreement), and their respective affiliates, successors and permitted assigns, referred to collectively as the “CIP Term Beneficiaries” and together with the Construction Credit Agreement Beneficiaries and the Avangrid Term Credit Agreement Beneficiaries, the “Beneficiaries”) to use, copy and rely on the content of the Reports as if the Reports were directly issued to the Beneficiaries.
3.This Reliance Agreement is made:
3.1. with the full knowledge and agreement of the Client; and
3.2. in consideration of the payment of $20,000 Twenty Thousand US Dollars by the Client to the Consultant, receipt of which the Consultant acknowledges.
4.The Consultant warrants that in the preparation of the Report it has exercised all the reasonable skill, care and diligence to be expected of a properly qualified and competent member of its profession experienced in carrying out work similar in scope and character to the services performed under the Contract. The Consultant certifies that the Reports provided to the Beneficiaries are true, correct and complete copies of the Reports, that the Reports represent the Consultant’s professional opinion as of the date of the Reports and that the Reports were prepared in good faith by the Consultant in accordance with prudent industry practices. The Consultant confirms, as of the date hereof, that nothing has come to the attention of the Consultant that would change the evaluations, conclusions and recommendations contained in the Reports and that the evaluations, conclusions and recommendations in the Reports are accurate and complete in all material respects.
5.The Consultant also acknowledges that in relation to the Project the Beneficiaries shall be entitled to rely on the Consultant's skill and judgement as set out in the Report.
6.The Consultant grants to the Beneficiaries, with immediate effect, an irrevocable, non-exclusive, non-terminable, royalty-free licence to copy and make full use of for any purpose relating to the Project all documents, reports, drawings, calculations and specifications (and the designs contained in them) which have been prepared by or on behalf of the Consultant in connection with the Report, and the Consultant agrees to supply to the Beneficiaries on request copies of such materials (subject to payment of the Consultant's reasonable charges for providing the copies).
‘Wood’ is a trading name for John Wood Group PLC and its subsidiaries
Wood Group UK Limited Registered in Scotland Registered Number SC296737
Registered Office: 15 Justice Mill Lane, Aberdeen, AB11 6EQ, Scotland, UK

7.You acknowledge that you are subject to the same terms and conditions as the Client with respect to the Report, being the “Clean Energy Conditions of Contract for Engineering Consulting Services”, a copy of which is annexed to this Reliance Agreement.
8.The Beneficiaries cannot assign the benefit of this agreement, in whole or in part, without the Consultant's prior written consent.
9.The Consultant does not accept any liability for the use of the Report by any other person or organisation, save as provided for at clause 8 above.
10.The Consultant has in place and will at all times maintain professional indemnity insurance covering its liabilities in respect of the Report for an amount of at least the contract price of $5,000,000 USD, Five Million US Dollars in aggregate for any one occurrence or series of occurrences arising out of any one event until the expiry of two year after the date of the Report, provided such insurance is available in the UK on commercially reasonable rates and terms (and in the event such insurance is not available the Consultant will take out and maintain such insurance at the next highest limit available at commercially reasonable rates and terms). Further, when requested, the Consultant will provide documentary evidence to the Beneficiaries that the insurance required under this Reliance Agreement is being maintained.
11.You acknowledge that we have or may enter into other letters of reliance of any description in relation to the Report. You further accept that, the Consultant's aggregate liability under (i) this Reliance Agreement; (ii) any or all other letters of reliance of any description issued pursuant to the Report; and (iii) to any and all parties under or in connection with the Report, however that liability arises (including liability arising by breach of contract, tort (including the tort of negligence), or breach of statutory duty), taken in any combination during any and for all periods of liability shall in aggregate not exceed the contract price of $5,000,000 USD, Five Million US Dollars provided that this shall not exclude or limit the Consultant's liability for death or personal injury due to the Consultant's negligence.
12.No director or employee of the Consultant shall be liable to the Beneficiaries for any loss or damage howsoever arising as a consequence of the acts or omissions of such employee or director (including negligent acts or omissions). The Beneficiaries agree that they will not bring any claim whether in contract, tort, under statute or otherwise against any Consultant employee or director, the Beneficiaries’ sole right of action being against the Consultant. 1
13.The construction, validity and performance of this Reliance Agreement shall be governed by the laws of England. The parties agree to submit to the exclusive jurisdiction of the courts of England to settle any dispute or claim arising out of or in connection with this Reliance Agreement.
14.This Reliance Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
15.The Beneficiaries may not commence any legal action against the Consultant under this agreement after four years from the date of the Report.
‘Wood’ is a trading name for John Wood Group PLC and its subsidiaries
Wood Group UK Limited Registered in Scotland Registered Number SC296737
Registered Office: 15 Justice Mill Lane, Aberdeen, AB11 6EQ, Scotland, UK

16. The Report and this Reliance Agreement may be disclosed to any person other than a Beneficiary on a non-reliance basis including but not limited to;
(a)To any person who proposes to become a Secured Party under a Credit Agreement;
(b)To any legal and other professional advisers, service providers, directors, affiliates, officers, employees, auditors, consultants, agents, regulators and potential or actual insurers, insurance brokers, re-insurers and re-insurance brokers (including their respective related entities, auditors and professional advisors and service providers);
(c)The Beneficiaries’ Affiliates
(d)As required by law or regulation, or in accordance with an official directive or a request from a government agency, prudential or regulatory authority or stock exchange with which, if not having the force of law, compliance is in accordance with good practice of responsible banks;
(e)In connection with any legal proceedings or proposed legal proceedings in relation to any of the documents covered by the Report or the Report;
(f)To any provider of finance (including potential syndicates, assignees or participants of any financing provided by a Beneficiary);
(g)To any internationally recognised statistical rating agency and its professional advisor, and any such disclosure to the parties referred to above is subject to the condition that they may not rely upon the Report.
Please acknowledge receipt and acceptance of this Reliance Agreement by signing, dating and returning the enclosed copy of this letter.
Signed by the Administrative Agent for and on behalf of    Signed for and on behalf of the Consultant the Beneficiaries
Dated     Dated
‘Wood’ is a trading name for John Wood Group PLC and its subsidiaries
Wood Group UK Limited Registered in Scotland Registered Number SC296737
Registered Office: 15 Justice Mill Lane, Aberdeen, AB11 6EQ, Scotland, UK

EXHIBIT H-2
TO
CREDIT AGREEMENT
FORM OF INSURANCE ADVISOR CLOSING CERTIFICATE
Insurance Consultant’s Closing Certificate
, 2021
Banco Santander, S.A., New York Branch,
as Administrative Agent
45 E. 53rd Street,
New York, NY 10022
Email: PortfolioManagementGDF@santander.us
Attn: Erika Wershoven
With a copy to:
Banco Santander, S.A., New York Branch
45 E. 53rd Street,
New York, NY 10022
Tel: 212-692-2598
Email: CIBMOLoanClosing@santander.us
Attn: Gregory Sparapani / Brandon Velasquez
MUFG Union Bank, N.A.,
as Collateral Agent
1251 Avenue of the Americas
New York, NY 10020
Attention: Institutional Agency Services
Tel: (415) 273-2512
Fax: (415) 273-2492
Email: sfct@unionbank.com
With a copy to: amedeo.morreale@unionbank.com
Re:    VINEYARD WIND 1 LLC

Ladies and Gentlemen:
The undersigned, a duly authorized representative of Moore-McNeil, LLC (the “Insurance Consultant”), hereby provides this letter in accordance with (i) Section 4.01(g) of the Credit Agreement, to be dated on or about September 15, 2021 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Construction Credit Agreement”), among Vineyard Wind 1 LLC, a Delaware limited liability company (“Construction Borrower”), Banco Santander, S.A., New York Branch, as Administrative Agent (in its capacity as Administrative Agent under each Credit Agreement, the “Administrative Agent”), MUFG Union Bank, N.A., as Collateral Agent (in its capacity as Collateral Agent under each Credit Agreement, the “Collateral Agent”), the Lenders from time to time party thereto (collectively, the “Construction Lenders”) and the other Secured Parties (together with the Construction Lenders, collectively, the “Construction Secured Parties”), (ii) Section 4.01(s)(ii) of the Credit Agreement, to be dated on or about September 15, 2021 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Avangrid Term Credit Agreement”), among Avangrid Vineyard Wind, LLC, a Delaware limited liability company (“Avangrid Borrower”), Banco Santander, S.A., New York Branch, as Administrative Agent, MUFG Union Bank, N.A., as Collateral Agent, the Lenders from time to time party thereto (collectively, the “Avangrid Term Lenders”) and the other Secured Parties (together with the Avangrid Term Lenders, collectively, the “Avangrid Secured Parties”) and (iii) Section 4.01(s)(ii) of the Credit Agreement, to be dated on or about September 15, 2021 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “CIP Term Credit Agreement” and together with the Construction Credit Agreement and the Avangrid Term Credit Agreement, the “Credit Agreements” and each, a “Credit Agreement”), among Vineyard Wind CI Partners 1 LLC, a Delaware limited liability company (“CIP Borrower” and together with the Construction Borrower and the CIP Borrower, the “Borrowers” and each, a “Borrower”), Banco Santander, S.A., New York Branch, as Administrative Agent, MUFG Union Bank, N.A., as Collateral Agent, the Lenders from time to time party thereto (collectively, the “CIP Term Lenders” and collectively with the Construction Lenders and the Avangrid Term Lenders, the “Lenders”) and the other Secured Parties (together with the CIP Term Lenders, collectively, the “CIP Secured Parties” and together with the Construction Secured Parties and the Avangrid Secured Parties, the “Secured Parties”). Capitalized terms used but not otherwise defined in this letter shall have the meanings assigned to such terms (whether directly or by reference to another agreement or document) in the applicable Credit Agreement.
The Insurance Consultant hereby makes the following statements in favor of the Relying Parties (as defined below) with respect to the Borrowers and the Project as of the date first mentioned above:

Trusted Independent Insurance Advisor

(1)The Insurance Consultant acknowledges that pursuant to the Credit Agreements, the Lenders are providing financing to the Borrowers, and in so doing are relying on this Insurance Consultant’s Certificate and the Insurance Consultant’s report dated September 10, 2021 (the “Insurance Consultant’s Report”), with respect to the Project.
(2)Attached hereto as Appendix I is an accurate and complete copy of the Insurance Consultant’s Report, which includes a list of the insurance coverages that have been obtained in connection with the Project as of the date hereof.
(3)The Insurance Consultant’s Report was prepared in good faith by the Insurance Consultant pursuant to the scope of services in accordance with generally accepted consulting practices using information provided to the Insurance Consultant by the Borrowers and their Affiliates, counsel to the Borrowers, the Borrowers’ insurance broker, the Administrative Agent and counsel to the Administrative Agent in respect of the Project, the accuracy of which has not been independently verified by the Insurance Consultant.
(4)Since the date of the Insurance Consultant’s Report, nothing has come to Insurance Consultant’s attention which would materially affect, or cause changes to, the findings and conclusions included in the Insurance Consultant’s Report. The Insurance Consultant’s Report has not been modified, edited, altered or amended in any respect by the Insurance Consultant since the date of the Insurance Consultant’s Report.
(5)The Insurance Consultant hereby confirms, as of the date hereof, that the evaluation, conclusions and recommendations contained in the Insurance Consultant’s Report represent the Insurance Consultant’s professional opinion and that such opinions are subject to the legal notice therein, and the methods and assumptions presented in the Insurance Consultant’s Report are reasonable.
(6)In connection with the preparation of the Insurance Consultant’s Report, personnel of the Insurance Consultant have participated in telephonic and/or email discussions with representatives of the Borrowers, their Affiliates, the Borrowers’ insurance broker, the Administrative Agent and/or counsel to the Administrative Agent in respect of the Project.
(7)The Insurance Consultant hereby confirms, as of the date hereof, that based upon the information provided to it by or on behalf of the Borrowers, insurance required to be obtained by the applicable Borrower as outlined in Section 5.05(b) and Appendix A of each Credit Agreement (the “Required Insurance”) has been obtained, such Required Insurance is: (i) in full force and effect and complies in all material respects with the Required Insurance, (ii) all premiums due and payable on all such Required Insurance have been paid in full or are not in arrears (iii) evidence of insurance provided is reasonably consistent with the types and amounts noted in the insurance requirements as set in the Material Project Documents that have been reviewed and summarized in Appendix B of the Insurance Consultant’s Report, except as otherwise stated therein,

Trusted Independent Insurance Advisor

and (iv) the costs of such insurance coverage for the first year of operation as shown in the Base Case Projections is reasonable and consistent with the Insurance Consultant’s Report for such period.
(8)Statements from the Borrowers’ insurance broker as well as certificates of insurance and/or other information representing compliance with the Required Insurance, copies of which are attached hereto as Appendix II, provide satisfactory evidence that the applicable Borrower has complied with the terms and conditions of Section 5.05(b) and Appendix A of each Credit Agreement.
(9)The Insurance Consultant has reviewed the Required Insurance and is familiar with the terms stated therein. It is the Insurance Consultant’s opinion that the types and amounts of insurance specified in Section 5.05(b) and Appendix A of each Credit Agreement are reasonable and consistent with prudent industry standards for projects of similar size and scope as the Project.
(10)The Insurance Consultant’s liability hereunder is limited as set forth in the Engagement Letter, dated as of March 24, 2021, between Insurance Consultant and Vineyard Wind 1 LLC.
The undersigned, on behalf of the Insurance Consultant, hereby confirms that the Relying
Parties shall be permitted to rely on the Insurance Consultant’s Report as if the Insurance Consultant’s Report was specifically addressed to the Relying Parties.
This letter is not to be construed as legal advice or a legal opinion, nor shall any statement made herein be deemed to be relied upon as legal advice. This letter is not to be deemed as a warranty or guaranty that the insurance currently in force or required to be in full force will remain in full force and effect.
The Insurance Consultant disclaims any obligation to update this certificate after the date hereof. This certificate is not intended to be, and may not be, relied upon by any parties other than the Administrative Agent, the Lenders, the other Secured Parties, the Joint Lead Arrangers (as defined in each Credit Agreement), and their respective affiliates, successors and permitted assigns (collectively, the “Relying Parties”). A copy of the Insurance Consultant’s Report and this certificate may be furnished (i) to any governmental authority to whose regulations any Relying Party is subject or as otherwise required by law, rule or regulation, (ii) in private communications to counsel, accountants or financial advisors of any Relying Party and (iii) to any actual or potential lender to the Project (it being understood that such persons to whom such disclosure is being made will be informed of the confidential nature of this certificate and the

Insurance Consultant’s Report and instructed to keep such information confidential and that the Relying Parties will not, under any condition, further distribute the Report or any excerpts therefrom to other persons or entities including any persons or entities engaged in the business of providing insurance consulting and due diligence advisory services similar to Insurance Consultant).

Trusted Independent Insurance Advisor

SIGNATURE PAGE FOLLOWS

Trusted Independent Insurance Advisor

IN WITNESS WHEREOF, the Insurance Consultant has caused this Insurance Consultant’s Certificate to be duly executed and delivered by an authorized officer of the Insurance Consultant as of the date first above written.
Respectfully submitted,
MOORE-MCNEIL LLC,
a Tennessee limited liability company
By:
Name:
Title:

Trusted Independent Insurance Advisor

APPENDIX I
Insurance Consultant’s Report
(see attached)

Trusted Independent Insurance Advisor

APPENDIX II
Evidence of Insurance Compliance
(see attached)

Trusted Independent Insurance Advisor

EXHIBIT H-3
TO
CREDIT AGREEMENT
FORM OF TRANSMISSION CONSULTANT RELIANCE AGREEMENT
Reliance Agreement
Vineyard Wind Independent Transmission Assessment
This Reliance Agreement (this “Agreement”) is entered into as of this    day of 2021 (the “Effective
Date”) by and between Banco Santander S.A., New York Branch, acting as administrative agent (in such capacity, together with any successors or permitted assigns in such capacity, the “Administrative Agent”) for and with the authority to bind the lenders and issuing lenders under each Credit Agreement (as defined below) (the “Lenders” and together with the Administrative Agent, the other Secured Parties (as defined in each Credit Agreement), the Joint Lead Arrangers (as defined in each Credit Agreement), and their respective successors and permitted assigns, the “Recipients”) and Leidos Engineering, LLC (“Leidos”).
Effective March 31, 2021, Vineyard Wind 1 LLC (“Client”) and Leidos executed a Professional Services Agreement (the “PSA”) for Leidos to provide an Independent Engineer’s Report (the “Report”) for the purpose of supporting the financing of the Project (as defined below).
As a condition to financing the Project pursuant to (i) that certain Credit Agreement, dated as of date hereof, by and among Vineyard Wind 1 LLC, as borrower, the Lenders, the Administrative Agent, MUFG Union Bank, N.A., as collateral agent, and the other persons party thereto from time to time (the “Construction Credit Agreement”), (ii) that certain Credit Agreement, dated as of date hereof, by and among Avangrid Vineyard Wind, LLC, as borrower, the Lenders, the Administrative Agent, MUFG Union Bank, N.A., as collateral agent, and the other persons party thereto from time to time (the “Avangrid Term Credit Agreement”) and (iii) that certain Credit Agreement, dated as of date hereof, by and among Vineyard Wind CI Partners 1 LLC, as borrower, the Lenders, the Administrative Agent, MUFG Union Bank, N.A., as collateral agent, and the other persons party thereto from time to time (the “CIP Term Credit Agreement” and together with the Construction Credit Agreement and the Avangrid Term Credit Agreement, the “Credit Agreements” and each, a “Credit Agreement”), the Recipients intend to rely on the Report prepared under the PSA with Client and/or other analyses, data or information prepared by Leidos (collectively, the “Work Product”) when providing Independent Engineering Services related to the up to 800 megawatt wind generating facility to be built in federal waters off the coast of Martha’s Vineyard, Massachusetts (the “Project”). In consideration of Leidos providing the Work Product to Recipients, Recipients hereby agree as follows:
1.The services provided by Leidos pursuant to the PSA and any Work Products delivered in connection therewith are intended to be used solely as described in such Work Product and in connection with the financing of the Project (the “Intended Purpose”). Recipients may use and rely on the Work Product only for the Intended Purpose under the terms of this Agreement and no other purpose.
2.Recipients shall not make any changes to the Work Product without the prior written consent of Leidos.

3.Leidos acknowledges that Recipients may provide copies of the Work Product for informational purposes to its attorneys and consultants, potential financial parties, investors, underwriters, purchasers, advisors, representatives, insurance regulators or other parties in connection with the Intended Purpose or as required by law, regulation, legal, administrative or regulatory process (the “Recipient Parties”) without (a) obtaining Leidos’ prior written consent; or (b) changing Section 4 (limitation of liability) herein; provided, however, that Recipients acknowledge and agree that a Recipient Party may rely on the Work Product only if Leidos and such Recipient Party enters into a reliance agreement substantially in the form hereto.
4.NO EMPLOYEE OF LEIDOS SHALL HAVE INDIVIDUAL LIABILITY TO RECIPIENTS. EXCEPT FOR LIABILITY ARISING FROM FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE BY LEIDOS, LEIDOS’ TOTAL LIABILITY FOR ANY AND ALL CLAIMS ARISING OUT OF THE PSA, THIS AGREEMENT AND ANY OTHER RELIANCE AGREEMENTS RELATED TO THE PROJECT AND ANY RECIPIENT PARTY’S USE OF OR RELIANCE UPON THE WORK PRODUCT INCLUDING, BUT NOT LIMITED TO, CLAIMS BASED UPON NEGLIGENCE, ERRORS, OMISSIONS, STRICT LIABILITY, BREACH OF CONTRACT, CONTRIBUTION, OR INDEMNITY, SHALL NOT EXCEED, IN THE AGGREGATE, ONE HUNDRED FIFTY THOUSAND UNITED STATES DOLLARS (USD $150,000.00). IN NO EVENT SHALL LEIDOS BE LIABLE TO RECIPIENTS FOR ANY PRINCIPAL, INTEREST, LOSS OF ANTICIPATED REVENUES, EARNINGS, PROFITS, INCREASED EXPENSE OF OPERATIONS, LOSS BY REASON OF SHUTDOWN OR NON-OPERATION DUE TO LATE COMPLETION OR OTHERWISE OR FOR ANY OTHER ECONOMIC, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES.
5.Any dispute or action which arises under or in any way relates to this Agreement or any Recipient’s use of or reliance upon the Work Product shall be subject to binding arbitration in English under the Construction Industry Arbitration Rules as promulgated by the American Arbitration Association and arbitrability shall be subject to the Federal Arbitration Act. EACH PARTY UNDERSTANDS THAT, BY AGREEING TO ARBITRATE ANY DISPUTES BETWEEN THEM, THEY ARE GIVING UP RIGHTS INCLUDING, BUT NOT LIMITED TO, RIGHTS TO A TRIAL BY JURY, THE BROADER DISCOVERY PERMITTED IN COURT PROCEEDINGS, AND APPEAL.
6.In any action to enforce or interpret this Agreement, the prevailing party shall be entitled to recover, as part of its judgment, reasonable attorneys’ fees and costs from the other party.
7.This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties also agree that New York law will apply to any claim and/or litigation arising out of, or in any way related to, the use of or reliance upon the Work Product.
8.Any successor or assignee of a Recipient receiving the Work Product must acknowledge and agree to the terms and conditions of this Agreement in order to gain any of Recipients’ rights hereunder.
9.This Agreement may be executed (manually or by electronic signature) in two or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one contract and shall become effective when executed and delivered by each person party hereto. Delivery of an executed counterpart to this Agreement by facsimile transmission or “.pdf” electronic format shall be as effective as delivery or a manually signed original.

ACKNOWLEDGED AND AGREED
BANCO SANTANDER, S.A., NEW YORK BRANCH, as Administrative Agent
By:
Name:
Title:
Date:
LEIDOS ENGINEERING, LLC
By:
Name:
Title:
Date:

EXHIBIT H-4
TO
CREDIT AGREEMENT
FORM OF ENVIRONMENTAL CONSULTANT RELIANCE LETTER
RELIANCE LETTER
[Date]
To:    Banco Santander, S.A., New York Branch
as Administrative Agent
45 E. 53rd Street,
New York, NY 10022
Email: PortfolioManagementGDF@santander.us
Attn: Erika Wershoven
With a copy to:
Banco Santander, S.A., New York Branch
45 E. 53rd Street,
New York, NY 10022
Tel: 212-692-2598
Email: CIBMOLoanClosing@santander.us
Attn: Gregory Sparapani / Brandon Velasquez
Vineyard Wind 1 LLC
75 Arlington Street, 7th Floor,
Boston, MA 02116
Attn: Jennifer Simon Lento
Reference:    Phase I and Phase II Environmental Site Assessment Reports
Vineyard Wind 1 LLC
To Whom It May Concern:
Atlantic Design Engineers, Inc. performed the Phase I Environmental Site Assessments and Phase II Environmental Site Assessment, as indicated on Schedule 1 and at the sites described in Schedule 1 for the Borrower (as defined below) and a written report summarizing the findings and recommendations for each of the sites was issued on the respective date listed in Schedule 1 (collectively, the “Reports”). Atlantic Design Engineers, Inc. services were provided in general accordance with Atlantic’s Proposal authorized on March 1, 2021 (as amended on April 13, 2021, June 4, 2021, June 9, 2021, July 7, 2021, July 14, 2021, and August 13, 2021) and generally meet the requirements of ASTM E 1527-13, Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process and EPA Standards and Practices for all Appropriate Inquiry contained in 40 CFR Part 312.

As a condition to financing the Project (as defined below) pursuant to (i) that certain Credit Agreement, dated as of date hereof, by and among Vineyard Wind 1 LLC, as borrower, the lenders and issuing lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as the administrative agent (in its capacity as the administrative agent under each Credit Agreement, the “Administrative Agent”, and together with the Borrower, the Lenders, the other Secured Parties, the Joint Lead Arrangers (each as defined in the Construction Credit Agreement), and their respective affiliates, successors and permitted assigns, the “Construction Credit Agreement Recipients”), and the other persons party thereto from time to time (the “Construction Credit Agreement”), (ii) that certain Credit Agreement, dated as of date hereof, by and among Avangrid Vineyard Wind, LLC, as borrower, the lenders and issuing lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as the administrative agent, and together with the Borrower, the Lenders, the other Secured Parties, the Joint Lead Arrangers (each as defined in the Avangrid Term Credit Agreement), and their respective affiliates, successors and permitted assigns, the “Avangrid Term Credit Agreement Recipients”), and the other persons party thereto from time to time (the “Avangrid Term Credit Agreement”) and (iii) that certain Credit Agreement, dated as of date hereof, by and among Vineyard Wind CI Partners 1 LLC, as borrower, the lenders and issuing lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as the administrative agent, and together with the Borrower, the Lenders, the other Secured Parties, the Joint Lead Arrangers (each as defined in the CIP Term Credit Agreement), and their respective affiliates, successors and permitted assigns, the “CIP Term Credit Agreement Recipients” and together with the Construction Credit Agreement Recipients and the Avangrid Term Credit Agreement Recipients, the “Recipients”), and the other persons party thereto from time to time (the “CIP Term Credit Agreement”), the Recipients intend to rely on the Reports in connection with the up to 800 megawatt wind generating facility to be built in federal waters off the coast of Martha’s Vineyard, Massachusetts (the “Project”). This letter confirms that the Recipients and their successors and assigns may rely on the Reports, including any supplements, additions, updates or modifications to any Report, to the same extent as if it had been prepared for and addressed to them. The Recipients and their successors may assign the benefit of this letter, in whole or in part, without the consent of Atlantic Design Engineers, Inc.
We declare that, to the best of our professional knowledge and belief, we meet the definition of Environmental Professional as defined in § 312.10 of this part. We have the specific qualifications based on education, training, and experience to assess a property of the nature, history, and setting of the subject property. We have developed and performed the all appropriate inquiries in conformance with the standards and practices set forth in 40 CFR Part 312.

Please do not hesitate to contact us if you have any questions.
Sincerely,
Atlantic Design Engineers, Inc.
Signature of representative of firm who is authorized to sign this letter
Printed Name:
Title:

Schedule 1

Site Address	Type of Report	Report Date
40 Communication Way Hyannis, MA 02630	Phase I	April 26, 2021
40 Communication Way, Barnstable, MA 02601	Phase II	August 24, 2021
New Bedford Marine Commerce Terminal 4 Wright Street New Bedford, MA 01569	Phase I	July 13, 2021
Portions of Craigville Beach Road, Strawberry Hill Road, Wequaquet Lane, Phinney’s Lane, Attucks Lane, and Independence Drive Barnstable, MA 02632	Phase I	July 13, 2021
857 Craigville Beach Road Barnstable, MA 02632	Phase I	July 13, 2021
17 Hangar Road North West Tisbury, MA 02575	Phase I + Phase II	August 4, 2021
61 Beach Road Tisbury, MA 02568	Phase I	August 5, 2021
190 Beach Road Tisbury, MA 02568	Phase I	August 11, 2021

EXHIBIT I
TO
CREDIT AGREEMENT
Form of Consent to Assignment
******************************************************************************
CONSENT TO ASSIGNMENT
Dated as of [    ], 20[__]
made by
[PROJECT PARTY]
******************************************************************************
EXHIBIT I-1

CONSENT TO ASSIGNMENT (this “Consent to Assignment”) dated as of [    ],
20[    ] is entered into by [Project Party], a [corporation][limited liability company] duly organized
and validly existing under the laws of [     ] (the “Project Party”).
Vineyard Wind 1 LLC (the “Borrower”), a limited liability company duly organized and validly existing under the laws of the State of Delaware, holds certain properties, rights and assets in respect of the up to approximately 800 megawatt wind generating facility to be built in federal waters off the coast of Martha’s Vineyard, Massachusetts (the “Project”).
The Borrower, the lenders referred to therein (the “Lenders”), the issuing lenders referred
to therein (the “Issuing Lenders”), [    1, as administrative agent for the Lenders and the Issuing
Lenders under the Credit Agreement referred to below (in such capacity, the “Administrative
Agent”), and [    1, in its capacity as collateral agent for the Secured Parties (as defined below)
(in such capacity, the “Collateral Agent”) (among others) are parties to a Credit Agreement dated as of [_____], 2021 (as amended, amended and restated, modified or otherwise supplemented and in effect from time to time, the “Credit Agreement”). The “Secured Parties” may include, from time to time, the Lenders, the Issuing Lenders, the Administrative Agent, the Collateral Agent and certain other agents.
The Borrower has granted a first lien on substantially all of its assets as collateral security to secure certain obligations under the Financing Documents (as defined in the Credit Agreement), including all of the right, title and interest of the Borrower under, in and to the Assigned Agreement (as defined below).
The Project Party hereby acknowledges and consents to the assignment by the Borrower of the Assigned Agreement pursuant to the Financing Documents, and hereby agrees as follows:
1.Definitions. Terms defined in the Assigned Agreement referred to below are used herein as defined therein. Unless otherwise stated, references herein to any person shall include its successors and permitted assigns and, in the case of any governmental authority, any person succeeding to its functions and capacities.
2.Representations and Warranties. The Project Party hereby represents and warrants that as of the date hereof:
(a) The Project Party is a [corporation] [limited liability company] duly organized
and validly existing and in good standing under the laws of the State of [    ]. The
Project Party is duly qualified to do business and is in good standing in all jurisdictions where necessary in light of the business it conducts and the property it owns and intends to
conduct and own and in light of the transactions contemplated by the [    ]
dated [    ], between the Project Party and the Borrower (as amended, supplemented or modified and in effect from time to time, the “Assigned Agreement”), regarding the Project. No filing, recording, publishing or other act that has not been made or done is necessary or desirable in order to maintain the existence or good standing of the Project Party or to continue the conduct of its business.

EXHIBIT I-2
(b)The Project Party has the full power, authority and legal right to execute, deliver and perform its obligations hereunder and under the Assigned Agreement. The execution, delivery and performance by the Project Party of this Consent to Assignment and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary [limited liability company] [corporate] and [membership interest holder] [shareholder] action. This Consent to Assignment and the Assigned Agreement have been duly executed and delivered by the Project Party and constitute the legal, valid and binding obligations of the Project Party, enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)The execution, delivery and performance by the Project Party of this Consent to Assignment and the Assigned Agreement do not and will not (i) require any consent or approval of the board of [directors] [managers] of the Project Party or any [shareholder] [membership interest holder] of the Project Party or of any other person which has not been obtained and each such consent or approval that has been obtained is in full force and effect, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award having applicability to the Project Party or any provision of the [certificate of incorporation, by-laws] [certificate of formation, operating agreement] or other organizational documents of the Project Party, (iii) conflict with, result in a breach of or constitute a default under any provision of the [certificate of incorporation, by-laws] [certificate of formation, operating agreement] or other organizational documents of the Project Party or any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Project Party is a party or by which the Project Party or its properties and assets are bound or affected, or (iv) result in, or require the creation or imposition of, any lien upon or with respect to any of the assets or properties of the Project Party now owned or hereafter acquired.
(d)No authorization of any governmental authority is required for the execution, delivery or performance of this Consent to Assignment and the Assigned Agreement by the Project Party which has not been obtained, and each such authorization that has been obtained is in full force and effect.
(e)There is no action, suit or proceeding at law or in equity by or before any governmental authority, arbitral tribunal or other body now pending or, to the knowledge of the Project Party, threatened against or affecting the Project Party or any of its properties, rights or assets which (i) if adversely determined, individually or in the aggregate, could have a material adverse effect on its ability to perform its obligations hereunder or under the Assigned Agreement or (ii) questions the validity, binding effect or enforceability hereof or of the Assigned Agreement.
(f)The Project Party is not in default under any material covenant or obligation hereunder or under the Assigned Agreement, no such default has occurred prior to the date

EXHIBIT I-3
hereof and the Assigned Agreement is in full force and effect. To the best knowledge of the Project Party, the Borrower is not in default under any material covenant or obligation of the Assigned Agreement and no such default has occurred prior to the date hereof.
(g)After giving effect to the collateral assignment by the Borrower to the Collateral Agent of the Assigned Agreement pursuant to the Financing Documents, and after giving effect to the acknowledgment of and consent to such assignment by the Project Party, there exists no event or condition which would constitute a default, or which would, with the giving of notice or lapse of time or both, constitute a default under the Assigned Agreement, in either case by the Project Party, or to the knowledge of the Project Party, by the Borrower. The Project Party and, to the best knowledge of the Project Party, the Borrower, have complied with all conditions precedent (if any) to the respective obligations of such party to perform under the Assigned Agreement.
(a)This Consent to Assignment and the Assigned Agreement constitute and include all agreements entered into by the Project Party and the Borrower with respect to the subject matter hereof and thereof.
(h)The Assigned Agreement has not been amended, modified or supplemented, and no changes, amendments or modifications have been proposed by the Borrower or the Project Party other than as disclosed to the Collateral Agent. No event of force majeure has occurred and is continuing under the Assigned Agreement and the Project Party has no notice of, nor has consented to, any previous assignment, pledge or hypothecation by the Borrower of all or any part of its rights under the Assigned Agreement.
3. Consent to Assignment. The Project Party hereby acknowledges, consents and agrees that:
(a)For so long as an “Event of Default” (as defined in the Credit Agreement) is continuing, the Collateral Agent and any assignee thereof shall be entitled to exercise any and all rights of the Borrower under the Assigned Agreement in accordance with its terms and the Project Party shall comply in all respects with such exercise. Without limiting the generality of the foregoing, the Collateral Agent and any assignee thereof shall have the full right and power to enforce directly against the Project Party all obligations of the Project Party under the Assigned Agreement and otherwise to exercise all remedies thereunder and to make all demands and give all notices and make all requests required or permitted to be made by the Borrower under the Assigned Agreement, for so long as such “Event of Default” is continuing.
(b)Notwithstanding anything to the contrary contained in the Assigned Agreement:
(i)    The Project Party shall not exercise any right it may have under the Assigned Agreement, at law or in equity, to cancel, suspend or terminate the Assigned Agreement or any of its obligations thereunder as the result of any default or other action or omission of the Borrower in the performance of any of its obligations under the Assigned Agreement, or upon the occurrence or non-

EXHIBIT I-4
occurrence of any event or condition under the Assigned Agreement that would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable the Project Party to terminate or suspend its obligations or exercise any other right or remedy under the Assigned Agreement or under applicable law (hereinafter an “Assigned Agreement Default”), until it first gives written notice of such Assigned Agreement Default to the Collateral Agent and affords the Collateral Agent, the Collateral Agent's designee and the Lender a period of at least [90]1 days (or, if such default is a payment default, [30] days) in the aggregate to cure such default, commencing from the later to occur of (A) the Collateral Agent's receipt of such notice and (B) the expiration of any applicable notice periods or cure periods provided for in the Assigned Agreement; provided, however, that (x) the time periods specified in this Section 3(b) for curing an Assigned Agreement Default shall be extended for the time taken to complete foreclosure proceedings, and (y) if any such party is prohibited from curing any such Assigned Agreement Default by any process, stay or injunction issued by any governmental authority or pursuant to any bankruptcy or insolvency proceeding involving the Borrower, then the time periods specified in this Section 3(b) for curing an Assigned Agreement Default shall be extended for the period of such prohibition; provided that, the total cure period for defaults (other than payment defaults) shall under no circumstances extend for a period greater than [180] days after the date on which the Collateral Agent shall have gained possession of, or foreclosed upon, such collateral.
(ii)    No such cancellation, suspension or termination of the Assigned Agreement by the Project Party shall be binding upon the Collateral Agent without the notice and extended cure period specified in this Section 3(b). Any dispute that may arise under the Assigned Agreement notwithstanding, the Project Party shall continue performance under the Assigned Agreement and resolve any dispute without discontinuing such performance until the lapse of the notice and extended cure period specified in this Section 3(b).
(c)    The Project Party will not, without the prior written consent of the Collateral Agent, (i) take any action to sell, assign (including any collateral assignment) or otherwise dispose of (by operation of law or otherwise) any part of its interest in, (ii) waive compliance under, or (iii) materially amend, supplement or otherwise modify, the Assigned Agreement (as in effect on the date hereof); provided that, with respect to clause (iii), the consent of the Collateral Agent shall not be required for an amendment, supplement or modification if the Borrower is not required to obtain the consent of any Secured Parties for such amendment, supplement or modification pursuant to the Financing Documents.
1 NTD: Extended cure periods for Secured Parties in the Construction Contracts will be modified consistent with the “Direct Agreement Agreed Principles” as defined in each such Construction Contract.

EXHIBIT I-5
(d)Until termination of this Consent to Assignment, to the extent permitted by applicable law, the Project Party shall not (i) take any action to wind-up, liquidate, dissolve, or appoint a receiver, manager, or receiver and manager of the Borrower or to institute, approve, or consent to a voluntary or involuntary arrangement or any other bankruptcy or insolvency proceedings in relation to the Borrower, or (ii) initiate proceedings against the Borrower in connection with, or exercise any other rights or remedies it may have under the Assigned Agreement arising out of any default under the Assigned Agreement.
(e)The Project Party shall deliver to the Collateral Agent at the address set forth on the signature pages hereof, or at such other address as the Collateral Agent may designate in writing from time to time to the Project Party, concurrently with the delivery thereof to the Borrower, a copy of each material notice, request or demand given by the Project Party pursuant to the Assigned Agreement, including, but not limited to, any notice, request or demand relating to (i) a default by the Borrower under the Assigned Agreement or (ii) any matter that would require notice to the Collateral Agent pursuant to Section 3(c) of this Consent to Assignment.
(f)In the event that the Collateral Agent or its designee(s) succeeds to the Borrower’s interest under the Assigned Agreement, whether by foreclosure or otherwise, the liability of the Collateral Agent or its designee(s) under the Assigned Agreement, and the sole recourse of the Project Party in seeking enforcement of the obligations under the Assigned Agreement, shall be limited to the extent of the obligations assumed by the Collateral Agent or its designee(s) under the Assigned Agreement. Except as otherwise set forth in the immediately preceding sentence, none of the Collateral Agent, the Administrative Agent or the other Secured Parties shall be liable for the performance or observance of any of the obligations or duties of the Borrower under the Assigned Agreement, and the assignment of the Assigned Agreement by the Borrower to the Collateral Agent for the benefit of the Secured Parties pursuant to the Financing Documents shall not give rise to any duties or obligations whatsoever on the part of any of the Secured Parties owing to the Project Party.
(g)The Collateral Agent may exercise any of the rights and remedies granted to it under the Financing Documents, including the right to assign its rights and interests and the rights and interests of the Borrower under the Assigned Agreement to any purchaser or transferee of the Project, if such purchaser or transferee shall assume all of the obligations of the Borrower under the Assigned Agreement. Upon such assignment and assumption, the Collateral Agent shall be relieved of all obligations under the Assigned Agreement arising after such assignment and assumption.
(h)In the event that (i) the Assigned Agreement is rejected by a trustee, liquidator, debtor-in-possession or similar person in any bankruptcy or insolvency proceeding involving the Borrower or (ii) the Assigned Agreement is terminated as a result

EXHIBIT I-6

of any bankruptcy or insolvency proceeding involving the Borrower and, if within [90]2 days after such rejection or termination, the Collateral Agent or its designee(s) shall so request and shall certify in writing to the Project Party that it or its designee intends to perform the obligations of the Borrower as and to the extent required under the rejected or terminated Assigned Agreement, the Project Party will execute and deliver to the Collateral Agent or such designee(s) a new Assigned Agreement which shall be for the balance of the remaining term under the original Assigned Agreement before giving effect to such rejection or termination and shall contain the same conditions, agreements, terms, provisions and limitations as the original Assigned Agreement (except for any requirements which have been satisfied or waived by the Borrower or the Project Party, as applicable, prior to such rejection or termination). References in this Consent to Assignment to the “Assigned Agreement” shall be deemed also to refer to such new Assigned Agreement.
(i) In the event that the Collateral Agent or its designee(s), or any purchaser, transferee, grantee or assignee of the interests of the Collateral Agent or its designee(s) in the Project assume or become liable under the Assigned Agreement (as contemplated in Section 3(e), (f) or (g) above or otherwise), liability in respect of any and all obligations of any such party under the Assigned Agreement shall be limited solely to such party’s interest in the Project (and no officer, director, employee, shareholder or agent thereof shall have any liability with respect thereto).
4.Arrangements Regarding Payments. All payments to be made by the Project Party to the Borrower under the Assigned Agreement shall be made in lawful money of the United States,
directly to the Collateral Agent for deposit in Account No. [    ], entitled [    ] (ABA No.:
[_____], Ref.: [_____]), or to such other person or account as the Collateral Agent may from time to time specify in writing to the Project Party, and shall be accompanied by a notice from the Project Party stating that such payments are made under such Assigned Agreement. The Borrower hereby authorizes and directs the Project Party to make such payments as aforesaid and all parties hereto agree that each payment by the Project Party as specified in the preceding sentence of amounts due to the Borrower from the Project Party under the Assigned Agreement shall satisfy the Project Party’s corresponding payment obligation under the Assigned Agreement.
5.Special Arrangements. [    ] [To be added based on due diligence]
6.Miscellaneous.
(a) No failure on the part of the Collateral Agent or any of its agents or designee(s) to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further
2 NTD: For Consents to Assignment in respect of Construction Contracts, time period will be modified consistent with the “Direct Agreement Agreed Principles” as defined in each such Construction Contract.

EXHIBIT I-7
exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
(b)All notices, requests and other communications provided for herein and under the Assigned Agreement (including, without limitation, any modifications of, or waivers or consents under, this Consent to Assignment) shall be given or made in writing (including, without limitation, by facsimile or other electronic transmission) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Consent to Assignment, all such communications shall be deemed to have been duly given when transmitted by facsimile or other electronic transmission or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. Any such notices, requests and other communications furnished by electronic communication shall be in the form of attachments in .pdf format.
(a)This Consent to Assignment may be amended or modified only by an instrument in writing signed by the Project Party, the Collateral Agent and the Borrower, and any provision of this Consent to Assignment may be waived only by the Collateral Agent. Any waiver shall be effective only for the specified purpose for which it was given.
(c)This Consent to Assignment shall be binding upon and inure to the benefit of the respective successors and assigns of the Project Party, the Borrower, the Secured Parties and the Collateral Agent (provided, however, that the Project Party shall not assign or transfer its rights hereunder without the prior written consent of the Collateral Agent).
(d)This Consent to Assignment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Consent to Assignment by signing any such counterpart. This Consent to Assignment shall become effective at such time as the Collateral Agent shall have received counterparts hereof signed by all of the intended parties hereto. Delivery of an executed counterpart of a signature page of this Consent to Assignment by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Consent to Assignment. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Consent to Assignment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the parties hereto, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(e)If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force

EXHIBIT I-8
and effect in such jurisdiction and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
(g)Headings appearing herein are used solely for convenience and are not intended to affect the interpretation of any provision of this Consent to Assignment.
(h)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CONSENT TO ASSIGNMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS CONSENT TO ASSIGNMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO AGREES THAT A JUDGMENT, AFTER EXHAUSTION OF ALL AVAILABLE APPEALS, IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND BINDING UPON IT, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION, INCLUDING BY A SUIT UPON SUCH JUDGMENT, A CERTIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE JUDGMENT.
(i)EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION THAT IT MAY NOW HAVE OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT TO ASSIGNMENT BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(j)THE AGREEMENTS OF THE PARTIES HERETO ARE SOLELY FOR THE BENEFIT OF THE PROJECT PARTY, THE BORROWER AND THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES, AND NO PERSON (OTHER THAN THE PARTIES HERETO, THE SECURED PARTIES AND THEIR SUCCESSORS AND ASSIGNS PERMITTED HEREUNDER) SHALL HAVE ANY RIGHTS HEREUNDER.
(b)THIS CONSENT TO ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
(k)EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS CONSENT TO ASSIGNMENT OR

EXHIBIT I-9

IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS CONSENT TO ASSIGNMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.
7.Refinancing. The Project Party agrees and acknowledges that (a) the Loans under (and as defined in) the Credit Agreement may be refinanced, extended, renewed or replaced from time to time pursuant to another bank financing, an institutional financing, a capital markets financing, a lease financing or any other combination thereof or other form of financing and (b) the secured obligations under the permitted swap agreements entered into by the Borrower may be extended, renewed or replaced from time to time with similar obligations and that, in any such event, (i) this Consent to Assignment will remain in full force and effect and continue to apply in favor of the Collateral Agent or any replacement collateral agent and secured parties under such refinancing, extension, renewal, replacement or other arrangements, including, as applicable, any additional or replacement credit or security documents entered into in connection therewith and (ii) the terms “Lenders,” “Issuing Lenders,” “Credit Agreement,” “Financing Documents,” “Loans” and “Secured Parties” as used hereunder shall in each case be deemed to refer to such parties, loans or agreements, as may be the case, under or in connection with the applicable refinancing, extension, renewal, replacement or other arrangements; provided that the Borrower shall deliver notice to the Project Party of the identity of such new parties and new payment instructions within 15 days of such refinancing. Furthermore, and without limitation of the applicability of this existing Consent to Assignment to such refinancing, in connection with any such refinancing, extension, renewal, replacement or other arrangements, the Project Party will, promptly upon request by the Collateral Agent or any such replacement collateral agent or secured parties, execute and deliver or cause to be executed and delivered, or use commercially reasonable efforts to procure, all instruments and other documents, including a consent to assignment substantially in the form hereof, all in form and substance satisfactory to the Collateral Agent or any such replacement collateral agent or secured parties (acting reasonably), deliver any such documents or instruments to the Collateral Agent or any such replacement collateral agent or secured parties and take any other actions that are reasonably necessary or desirable to perfect, continue the perfection of, or protect the priority of the Secured Parties’ or any successor secured parties’ interests in the Assigned Agreement.
8.Actions of Collateral Agent. The Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement and shall be entitled to the benefit of every provision of the Credit Agreement relating to the conduct or affecting the liability of, or affording protection to, the collateral agent thereunder.
[Rest of page intentionally left blank]
EXHIBIT I-10

IN WITNESS WHEREOF, each of the undersigned by its officer duly authorized has caused this Consent to Assignment to be duly executed and delivered as of the date first written above.
[PROJECT PARTY]
By:
Name:
Title:
Address for Notices:
Facsimile: [    ]
Telephone No.: [    ]
Attention: [    ]
EXHIBIT I-11

Accepted and Agreed:
VINEYARD WIND 1 LLC, as Borrower
By:
Name:
Title:
Address for Notices:
Facsimile: [    ]
Telephone No.: [     ]
Attention: [    ]
EXHIBIT I-12

Accepted and Agreed:
[_____],
as Collateral Agent
By
Name:
Title:
Address for Notices:
Facsimile: [    ]
Telephone No.: [     ]
Attention: [    ]
EXHIBIT I-13

Accepted and Agreed:
[_____],
as Administrative Agent
By
Name:
Title:
Address for Notices:
Facsimile: [    ]
Telephone No.: [     ]
Attention: [    ]
EXHIBIT I-14

EXHIBIT J
TO
CREDIT AGREEMENT
FORM OF ACCEPTABLE LETTER OF CREDIT
IRREVOCABLE STANDBY LETTER OF CREDIT
IRREVOCABLE LETTER OF CREDIT NO.
Dated:
APPLICANT:
[    ]
Attention: [    ]
Facsimile: [    ]
BENEFICIARY
[MUFG Union Bank, N.A.,
as Collateral Agent under the Credit Agreement referred to below
1251 Avenue of the Americas
New York, NY 10020
Attention: Institutional Agency Services
Tel: (415) 273-2512
Fax: (415) 273-2492
Email: sfct@unionbank.com
With a copy to: amedeo.morreale@unionbank.com]1
[Vineyard Wind 1 LLC
75 Arlington Street, 7th Floor
Boston, MA 02116
Attention: Jennifer Simon Lento, General Counsel
Tel: 1-215-485-8580
Email: jsimonlento@vineyardwind.com]2
Dear Sir / Madam:
1 Note to Form: To be included if the Acceptable Letter of Credit is used as Acceptable Member Credit Support (“Option 1”).
2 Note to Form: To be included if the Acceptable Letter of Credit is credited to the Completion Reserve Account (as defined in the Depositary Agreement) (“Option 2”).
Exhibit J-1

At the request of and for the account of [insert name, entity type and jurisdiction of formation of account party]3 (the “Applicant”), we hereby establish in your favor our
Irrevocable Letter of Credit No.    (this “Letter of Credit”) whereby, subject to the
terms and conditions contained herein, you are hereby irrevocably authorized to draw on us, [at the office of our servicer noted below [insert if applicable]], by your draft or drafts at sight, an aggregate amount not to exceed [amount TBD] Dollars ($XX) (such amount, as it may be reduced or increased in accordance with the terms hereof, the “Stated Amount” hereof). We are informed by the Applicant that this Letter of Credit is being issued in your favor as beneficiary and in your capacity as [collateral agent (the “Collateral Agent”) for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below)]4[as borrower (the “Borrower”)]5 in connection with [(i)]6 that certain Credit Agreement, dated as of September 15, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [Vineyard Wind 1 LLC, a limited liability company organized under the laws of Delaware, as borrower (the “Borrower”)]7[Borrower]8, the lenders and issuing lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as administrative agent for the lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), [the Collateral Agent]9[MUFG Union Bank, N.A., as collateral agent for the secured parties (in such capacity, together with its successors in such capacity, the “Collateral Agent”)]10, and the other persons party thereto from time to time [and (ii) that certain Depositary Agreement, dated as of September 15, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Depositary Agreement”), among Borrower, Administrative Agent, Collateral Agent and JPMorgan Chase Bank, N.A., as depositary bank]11.
This Letter of Credit shall be effective immediately and shall expire on the Expiration Date (as hereinafter defined). Partial and multiple drawings on this Letter of Credit are permitted.
You may draw upon this Letter of Credit at any time on or prior to the Expiration Date by
presenting to our office at [    ] (a) a sight draft in the form of Exhibit A (a “Sight Draft”)
attached hereto, completed in accordance with the instructions contained in such Exhibit A and executed by an authorized officer, (b) a certificate in the form of Exhibit B attached hereto, completed in accordance with the instructions contained in such Exhibit B and executed by an authorized officer and (c) the original Letter of Credit, including all amendments (other than partial draws for which a photocopy of such original letter of credit and amendments may be presented). Drawings may also be presented to us by facsimile transmission to facsimile number
[    ] (each such drawing, a “Fax Drawing”); provided, however, that a Fax Drawing will not be effectively presented until you confirm by telephone our receipt of such Fax Drawing by
3 Note to Form: No Loan Party or Subsidiary thereof shall be the account party.
4 Note to Form: To be included for Option 1.
5 Note to Form: To be included for Option 2.
6 Note to Form: To be included for Option 2.
7 Note to Form: To be included for Option 1.
8 Note to Form: To be included for Option 2.
9 Note to Form: To be included for Option 1.
10 Note to Form: To be included for Option 2.
11 Note to Form: To be included for Option 2.
Exhibit J-2

calling us at telephone number [insert number]. If you present a Fax Drawing under this Letter of Credit you do not need to present the original of any drawing documents, and if we receive any such original drawing documents they will not be examined by us. In the event of a full or final drawing the original Letter of Credit must be returned to us by overnight courier.
This Letter of Credit is transferable from time to time, only to a single transferee that has succeeded to the Beneficiary's rights and obligations as [ Collateral Agent]12[Borrower]13 under the Credit Agreement to which the Beneficiary is a party in accordance with the provisions thereof, and only in the full amount available to be drawn under the Letter of Credit at the time of such transfer. Such transfer may be effected only upon presentation to us at our presentation office specified herein of a duly executed transfer request in the form attached hereto as Exhibit C, with instructions therein in brackets complied with, together with the original of this Letter of Credit and any amendment thereto and payment of our transfer fee. Such transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver such original to the transferee. The transferee’s name shall be automatically substituted for that of the Beneficiary wherever such Beneficiary’s name appears within this Letter of Credit. All charges in connection with the transfer of this Letter of Credit are for the Applicant’s account. This Letter of Credit may be transferred to successive transferees subject to the terms of this paragraph.
WE ARE SUBJECT TO VARIOUS LAWS, REGULATIONS AND EXECUTIVE AND JUDICIAL ORDERS (INCLUDING ECONOMIC SANCTIONS, EMBARGOES, ANTI-BOYCOTT, ANTI-MONEY LAUNDERING, ANTI-TERRORISM, AND ANTI-DRUG TRAFFICKING LAWS AND REGULATIONS) OF THE U.S. AND OTHER COUNTRIES THAT ARE ENFORCEABLE UNDER APPLICABLE LAW. WE WILL NOT BE LIABLE FOR OUR FAILURE TO MAKE, OR OUR DELAY IN MAKING, PAYMENT UNDER THIS LETTER OF CREDIT OR FOR ANY OTHER ACTION WE TAKE OR DO NOT TAKE, OR ANY DISCLOSURE WE MAKE, UNDER OR IN CONNECTION WITH THIS LETTER OF CREDIT (INCLUDING, WITHOUT LIMITATION, ANY REFUSAL TO TRANSFER THIS LETTER OF CREDIT) THAT IS REQUIRED BY SUCH LAWS, REGULATIONS, OR ORDERS.
The Stated Amount shall be reduced (i) by the amount of any drawing hereunder or (ii) upon our receipt of a notice from you, in the form of Exhibit D attached hereto (a “Reduction Notice”) by an amount in Dollars equal to the amount of Dollars stated in each such notice (each such amount being a “Reduction Amount”) and the Stated Amount on any date shall be automatically and permanently decreased by the sum of any Reduction Amounts as evidenced by such Reduction Notice. Sight Drafts and all communications with respect to this Letter of Credit shall be in writing, addressed or presented in person to us at [    ], Attention: [    ], referencing this Letter of Credit No.    . We hereby agree that any Sight Draft drawn under and in compliance with the terms of this Letter of Credit shall be duly honored by us upon delivery of the above-specified certificates, if presented on or before our close of business on the Expiration Date.
12 Note to Form: To be included for Option 1.
13 Note to Form: To be included for Option 2.
Exhibit J-3

Provided that a drawing and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you of the amount specified in the applicable Sight Draft, not to exceed the Stated Amount, in immediately available funds, on or before the business day after presentation of the Sight Draft, certificate and original Letter of Credit (or electronic transmission of such documents as provided herein).
As used herein, “business day” shall mean any day other than a Saturday, Sunday or day on which commercial banks in New York, New York are authorized or required by law to remain closed.
If any drawing or drawings presented in connection therewith does not conform to the terms and conditions hereof, we will advise you of the same by electronic transmission the next business day and give the reasons for such non-compliance and that the bank is holding the documents at your disposal or return the same to you, as the bank may elect. Upon being notified that the demand was not effected in conformity with this Letter of Credit, you may attempt to correct any such non-conforming demand for payment if, and to the extent that you are entitled and able to do so on or before the Expiration Date.
This Letter of Credit shall expire on [enter date that is at least one year following date of issuance]; provided that this Letter of Credit shall be deemed automatically extended without amendment for one year from the current Expiration Date hereof and each successive expiration date (such date of expiration, as extended, the “Expiration Date”), unless at least sixty (60) days prior to any Expiration Date we [or our servicer [insert if applicable]] shall send you written notice by overnight courier at your above address, with a copy to the Administrative Agent at Banco Santander, S.A., New York Branch, 45 E. 53rd St., New York, NY 10022 Attention: Erika Wershoven, that we elect not to consider this Letter of Credit extended for any such additional period; provided, further, that this Letter of Credit shall terminate no later than the current Expiration Date. In the event you are so notified, you shall have the right to draw upon the full available amount of this Letter of Credit within thirty (30) days prior to the Expiration Date, upon presentation of a Sight Draft in the form of Exhibit A.
We shall terminate this Letter of Credit, prior to the Expiration Date, upon receipt of written certification from you in the form of Exhibit E attached hereto, accompanied by the original letter of credit.
All banking charges are for the account of the Applicant.
This Letter of Credit sets forth in full the terms of our undertaking. Reference in this Letter of Credit to other documents or instruments is for identification purposes only and such reference shall not modify, amend, amplify, limit or affect the terms hereof or cause such documents or instruments to be deemed incorporated herein. Except as set forth herein, this Letter of Credit may not be amended, changed or modified without our express written consent and the consent of the Beneficiary.
This Standby Letter of Credit is issued subject to the International Standby Practices 1998 (ISP98), International Chamber of Commerce Publication No. 590 and as to matters not governed by ISP98, this Standby Letter of Credit shall be governed by and construed in accordance with the
Exhibit J-4

laws of the State of New York.
We irrevocably agree with you that any legal action or proceeding with respect to this Letter of Credit shall be brought in the courts of the State of New York in the County of New York or of the United States of America in the Southern District of New York. You and we irrevocably submit to the nonexclusive jurisdiction of such courts solely for the purposes of this Letter of Credit. You and we hereby waive to the fullest extent permitted by law any objection either of us may now or hereafter have to the laying of venue in any such action or proceeding in any such court.
Only you may draw upon this Letter of Credit. Upon the payment to you or your account of the full aggregate Stated Amount specified herein or upon the occurrence of the Expiration Date or earlier termination hereof, we shall be fully discharged of our obligations under this Letter of Credit. Except as set forth herein, this Letter of Credit may not be amended, changed or modified without our express written consent and the consent of the Beneficiary.
[Signature Page Follows]
Exhibit J-5

Very truly yours,
[    ]
By:
Name:
Title:
Exhibit J-6

Exhibit A
to Letter of Credit No.
SIGHT DRAFT
Date
[    ]
[●]
[●]
Re:    Irrevocable Letter of Credit Number: [    ]
For the value received, pay to the order of [MUFG Union Bank, N.A., as Collateral Agent]14[Vineyard Wind 1 LLC, as Borrower]15 (as defined in Irrevocable Letter of Credit Number [ ]), by wire transfer of immediately available funds to the following account:
[Name of Account]
[Account Number]
[Name and address of bank at which account is maintained]
[ABA Number]
[Reference]
THE FOLLOWING AMOUNT:
[Insert number of dollars in writing] United States Dollars (US$ [insert number of dollars in figures])
Drawn upon [name of issuer] Irrevocable Letter of Credit No. [    ] dated , 20 .
[MUFG UNION BANK, N.A., not in its individual capacity but solely as
14 Note to Form: To be included for Option 1.
15 Note to Form: To be included for Option 2.
Exhibit J-7
US-DOCS\126089156.5

Collateral Agent]16[VINEYARD WIND 1 LLC]17
By:
Name:
Title:
16 Note to Form: To be included for Option 1.
17 Note to Form: To be included for Option 2.
Exhibit J-8

Exhibit
B to Letter of Credit No.
[Letterhead of Beneficiary]
[Date]
[    ]
[●]
[●]
Re:    Irrevocable Letter of Credit No.[    ]
Ladies/Gentlemen:
This is a certificate presented in accordance with your Irrevocable Letter of Credit
No.    held by us (the “Letter of Credit”).
We, as Beneficiary (as defined in the Letter of Credit), hereby certify that [(a) we
are entitled to draw under the Irrevocable Letter of Credit No.    pursuant to Section 2.01(d) of
the Equity Contribution Agreement (as defined in the Credit Agreement referred to below) pursuant to the Credit Agreement, dated as of September 15, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Vineyard Wind 1 LLC, a limited liability company organized under the laws of Delaware, as borrower (the “Borrower”), the lenders and issuing lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as administrative agent for the lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), Collateral Agent, and the other persons party thereto from time to time and]18 [(a) we are entitled to draw
under the Irrevocable Letter of Credit No.     pursuant to Section 3.03(f) of the Depositary
Agreement, dated as of September 15, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Depositary Agreement”), among Borrower, Banco Santander, S.A., New York Branch, as administrative agent for the lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), MUFG Union Bank, N.A., as collateral agent for the secured parties (in such capacity, together with its successors in such capacity, the “Collateral Agent”) and JPMorgan Chase Bank, N.A., as depositary bank and]19 (b) the amount drawn pursuant to the Sight Draft delivered in connection with this certificate does not exceed the current Stated Amount of the Letter of Credit. We, as Beneficiary (as defined in the Letter of Credit), agree to apply the proceeds of the Letter of Credit draw to be made pursuant to the accompanying Sight Draft in accordance with the [Equity Contribution
18 Note to Form: To be included for Option 1.
19 Note to Form: To be included for Option 2.
Exhibit J-9

Agreement]20[Depositary Agreement]21.
This certificate has been executed and delivered by a duly authorized officer of the undersigned on the date first above written.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
20 Note to Form: To be included for Option 1.
21 Note to Form: To be included for Option 2.
Exhibit J-10

[MUFG UNION BANK, N.A., not in its individual capacity but solely as Collateral Agent]22[VINEYARD WIND 1 LLC]23
By:
Name:
Title:
22 Note to Form: To be included for Option 1.
23 Note to Form: To be included for Option 2.
Exhibit J-11

Exhibit
C to Letter of Credit No.
Transfer of Irrevocable Standby Letter of Credit Number: [_____] Dated:
TO:    [    ]
[    ]
[    ]
[    ]
ATTN: [    ]
For value received, the undersigned Beneficiary of the above described Letter of Credit (the “Transferor”) hereby irrevocably transfers all its rights under the Letter of Credit as amended to this date (the “Credit”) to the following transferee (the “Transferee,” who has succeeded to the Transferor’s rights and obligations, as [“Collateral Agent”]24[“Borrower”]25 under the Credit Agreement dated as of September 15, 2021, to which the Beneficiary is a party in accordance with the provisions thereof):
Name of Transferee
Address
By this transfer all our rights as the transferor, including all rights to make drawings under the Letter of Credit, go to the transferee. The transferee shall have sole rights as beneficiary, whether existing now or in the future, including sole rights to agree to any amendments, including increases or extensions or other changes. All amendments will be sent directly to the transferee without the necessity of consent by or notice to us.
24 Note to Form: To be included for Option 1.
25 Note to Form: To be included for Option 2.
Exhibit J-12

We enclose the original letter of credit and any amendments. Please indicate your acceptance of our request for the transfer by endorsing the letter of credit and sending it to the transferee with your customary notice of transfer.
[MUFG UNION BANK, N.A., as Collateral Agent]26[VINEYARD WIND 1 LLC]27
By:
Printed Name:
Title:
Phone Number:
The bank signing below guarantees that the Transferor’s signature is genuine and that the individual signing this transfer request has the authority to do so:
(Insert name of bank)
By:
Printed Name:
Title:
[A NOTARY ACKNOWLEDGMENT OR A CERTIFICATE OF AUTHORITY WITH CORPORATE SEAL IS ACCEPTABLE IN LIEU OF A BANK GUARANTEE]
26 Note to Form: To be included for Option 1.
27 Note to Form: To be included for Option 2.
Exhibit J-13

Exhibit D
to Letter of Credit
No.
REDUCTION NOTICE
[Date]
[    ]
[●]
[●]
Attention: [●]
Ladies and Gentlemen:
[MUFG Union Bank, N.A., as Beneficiary and as Collateral Agent for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below) (the “Collateral Agent”),]28[Vineyard Wind 1 LLC, as Beneficiary and as Borrower (as defined in the Credit Agreement referred to below) (the “Borrower”),]29 under and in connection with the Credit Agreement, dated as of September 15, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [Vineyard Wind 1 LLC, a limited liability company organized under the laws of Delaware, as borrower (the “Borrower”)][Borrower], the lenders and issuing lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as administrative agent for the lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), [the Collateral Agent][MUFG Union Bank, N.A., as collateral agent for the secured parties (in such capacity, together with its successors in such capacity, the “Collateral Agent”)], and the other persons party
thereto from time to time, hereby certifies to [    ], with reference to the Irrevocable Standby
Letter of Credit No. [●] (the “Letter of Credit”) that:
(a)[The Collateral Agent is the “Collateral Agent” under and as defined in the Credit Agreement.]30[The Borrower is the “Borrower” under and as defined in the Credit Agreement.]31
(b)The undersigned is duly authorized to executed and deliver this certificate on
28 Note to Form: To be included for Option 1.
29 Note to Form: To be included for Option 2.
30 Note to Form: To be included for Option 1.
31 Note to Form: To be included for Option 2.
Exhibit J-14

behalf of the [Collateral Agent]32[Borrower]33.
(c)[The Collateral Agent is authorizing a reduction to the amount of the Letter of Credit pursuant to Section 2.01(d) of the Equity Contribution Agreement referred to in the Credit Agreement.]34[The Borrower is authorizing a reduction to the amount of the Letter of Credit pursuant to Section 3.03(f) of the Depositary Agreement referred to in the Credit Agreement.]35
(d)With effect from the date of this certificate, the Stated Amount of this Letter of
Credit is authorized to be reduced USD [    ] to the new amount of USD [
    ].
IN WITNESS WHEREOF, the [Collateral Agent]36[Borrower]37 has executed and
delivered this Certificate as of the [ ] day of [    ], 20[ ].
[MUFG UNION BANK, N.A., not in its individual capacity but solely as Collateral Agent]38[VINEYARD WIND 1 LLC]39
By:
Name:
Title:
32 Note to Form: To be included for Option 1.
33 Note to Form: To be included for Option 2.
34 Note to Form: To be included for Option 1.
35 Note to Form: To be included for Option 2.
36 Note to Form: To be included for Option 1.
37 Note to Form: To be included for Option 2.
38 Note to Form: To be included for Option 1.
39 Note to Form: To be included for Option 2.
Exhibit J-15

Exhibit E
to Letter of Credit No.
FORM OF CONSENT TO TERMINATION
[Letterhead of Beneficiary]
[Date]
[    ]
[●]
[●]
Attention: [●]
Letter of Credit Number: [    ]
Ladies and Gentlemen:
The undersigned, the duly elected and acting [ ] of [MUFG Union Bank, N.A. (the “Beneficiary” and “Collateral Agent”)]40[Vineyard Wind 1 LLC (the “Beneficiary” and “Borrower”)]41 under that Credit Agreement, dated as of September 15, 2021 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among [Vineyard Wind 1 LLC, a limited liability company organized under the laws of Delaware, as borrower (the “Borrower”)]42[the Borrower]43, the lenders and issuing lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as administrative agent for the lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), [Collateral Agent]44[ MUFG Union Bank, N.A., as collateral agent for the secured parties (in such capacity, together with its successors in such capacity, the “Collateral Agent”)]45, and the other persons party thereto from time to time, hereby
certifies to [    ] (the “Issuer”), with reference to the Irrevocable Standby Letter of Credit No. [●] (the “Letter of Credit”) issued in our favor by you, as follows as of the date hereof:
(a) The Beneficiary hereby consents to the termination of the Letter of Credit on [insert date].
40 Note to Form: To be included for Option 1.
41 Note to Form: To be included for Option 2.
42 Note to Form: To be included for Option 1.
43 Note to Form: To be included for Option 2.
44 Note to Form: To be included for Option 1.
45 Note to Form: To be included for Option 2.
Exhibit J-16

(b) The original Letter of Credit and all amendments thereto are attached hereto.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
Exhibit J-17

IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Certificate as
of the [ ] day of [    ], 20[ ].
[MUFG UNION BANK, N.A., not in its individual capacity but solely as Collateral Agent]46[VINEYARD WIND 1 LLC]47
By:
Name:
Title:
46 Note to Form: To be included for Option 1.
47 Note to Form: To be included for Option 2.
Exhibit J-18

EXHIBIT K
TO
CREDIT AGREEMENT
BASE CASE PROJECTIONS
See Excel document titled
"Vineyard Wind I - Lender Model 09.15.2021 (Final).xlsb"

EXHIBIT L
TO
CREDIT AGREEMENT
CONSTRUCTION BUDGET
See attached.

EXHIBIT L CONSTRUCTION BUDGET

Category Budget
Capex Amount
1    Project Management geotech & harbour    342,679,495.62
2 Resources    194,631,363.71
3    Foundation Package    755,101,115.40
4    WTG devex    1,541,975,698.56
5    Offshore substation    200,225,530.70
6    Onshore substation    161,888,249.79
7    Array Cables    123,645,540.90
8    Offshore Cables    260,098,120.87
9    Onshore Cables    0.00
10 O&M    7,993,547.86
11 Contingencies    300,692,000.00
Total    3,888,930,663.42

Transaction Costs
12    Financing transaction costs    15,664,000.00
13    Tax equity upfront fee    0.00
14    Success fees    0.00
15    Blackstone fee    4,700,000.00
16    COP fees    17,360,000.00
17    Other bonuses    3,534,375.00
Total    41,258,375.00

Construction Financing Costs
18    Delay LDs    4,240,000.00
19    Interest and fees during construction    126,832,452.40

Total    131,072,452.40
Total    4,061,261,490.83

EXHIBIT M
TO
CREDIT AGREEMENT
CONSTRUCTION SCHEDULE

#	Description	Date
1	HDD Complete	13-Dec-21
2	Start of Offshore Construction	19-May-22
3	Start of Onshore Cable Installation	10-Oct-22
4	Start of Onshore Commissioning	14-Dec-22
5	Finish of Onshore Route Civil Works	25-Apr-23
6	First Foundation Installed	17-May-23
7	Onshore Substation Backfeed (Synchronization)	1-Jul-23
8	First Turbine Installed	22-Jun-23
9	Onshore Substation Ready for Transmission	1-Sep-23
10	Offshore Substation Energized	21-Sep-23
11	First Power Produced	15-Oct-23
12	COD-1	18-Jan-24
13	Last Turbine Take-Over Certificates	27-May-24
14	COD-2	27-May-24
Exhibit M-1    (VINEYARD WIND)

EXHIBIT N
TO
CREDIT AGREEMENT
FORM OF INTEREST ELECTION REQUEST
[Date]1
Banco Santander, S.A., New York Branch
as Administrative Agent
45 E. 53rd St.
New York, NY 10022
E-mail: PortfolioManagementGDF@santander.us
Attention: Erika Wershoven
with a copy to:
Banco Santander, S.A., New York Branch
45 E. 53rd St.
New York, NY 10022
Tel: 212-692-2598
Email: CIBMOLoanClosing@santander.us
Attn: Gregory Sparapani/Brandon Velasquez
Ladies and Gentlemen:
The undersigned refers to that certain Credit Agreement, dated as of September 15, 2021 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Vineyard Wind 1 LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), the Lenders and Issuing Lenders party thereto, Banco Santander, S.A., New York Branch, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), MUFG Union Bank, N.A., as Collateral Agent and the other persons party thereto from time to time. Terms defined in the Credit Agreement are used herein as defined therein. The undersigned hereby gives you notice, irrevocably, pursuant to Section 2.06 of the Credit Agreement, that the undersigned hereby requests to convert or continue
1 This notice shall be dated at least three (3) Business Days prior to the date of a proposed continuation of a Eurodollar Loan or conversion of an ABR Loan (including in connection with a Borrowing of Letter of Credit Loans of a certain Class pursuant to Section 2.03(h) of the Credit Agreement) into a Eurodollar Loan and at least one (1) Business Day prior to the date of a proposed continuation of an ABR Loan or conversion of a Eurodollar Loan into an ABR Loan.
EXHIBIT N-1

certain Loans under the Credit Agreement as set forth below, and in furtherance thereof sets forth below the information relating to such conversion or continuation (the “Proposed Conversion/Continuation”) as required by Section 2.06 of the Credit Agreement:
i.the Business Day of the Proposed Conversion/Continuation is , ___;
ii.each Loan to be [converted] [continued] in the Proposed Conversion/Continuation is [a Eurodollar Loan] [an ABR Loan];
iii.each Loan resulting from the Proposed Conversion/Continuation is an
[ABR Loan] [Eurodollar Loan] of the following Class:    ;
iv.[the initial Interest Period to be applicable to each Loan resulting from the Proposed Conversion/Continuation shall be ___ month[s];]2
v.the aggregate principal amount of Loans proposed to be [converted]
[continued] in this Proposed Conversion/Continuation is $    ; and
vi.the original date of the Loans proposed to be [converted] [continued] in this
Proposed Conversion/Continuation is    .
2 Applicable only to Eurodollar Loans. The Interest Period may be one, three or six months or in the case of the first Interest Period selected by the Borrower after the Closing Date, subject to Section 2.06(a) of the Credit Agreement, an irregular Interest Period ending on September 30, 2021.
EXHIBIT N-2

Very truly yours,
VINEYARD WIND 1 LLC
By:
Name:
Title:
By:
Name:
Title:
EXHIBIT N-1

EXHIBIT O-1
TO
CREDIT AGREEMENT
FORM OF PPA LETTER OF CREDIT
See attached.

Form of Letter of Credit
IRREVOCABLE STANDBY LETTER OF CREDIT NO.
ISSUE DATE:
APPLICANT
VINEYARD WIND 1 LLC
75 ARLINGTON STREET
7TH FLOOR
BOSTON, MA 02116
FINANCE AND TREASURY
AORTEGA@VINEYARDWIND.COM
207.629.7412
BENEFICIARY
NSTAR ELECTRIC COMPANY D/B/A EVERSOURCE ENERGY
C/O EVERSOURCE ENERGY SERVICE COMPANY
TREASURY DEPARTMENT
107 SELDEN STREET
BERLIN, CT 06037
ATTENTION: MR. AARON J. CULLEN, MANAGER MIDDLE OFFICE & CREDIT EXPIRY DATE AND TIME: [INSERT DATE & BANK BRANCH CLOSING TIME]1
CURRENCY    AMOUNT
USD    $[___]
ASSOCIATED AGREEMENT
OFFSHORE WIND GENERATION UNIT POWER PURCHASE AGREEMENT (FACILITY
1) BETWEEN VINEYARD WIND 1 LLC AND THE BENEFICIARY
WE HEREBY ISSUE IN YOUR FAVOR OUR IRREVOCABLE STANDBY LETTER OF
CREDIT NO: [    ] BY ORDER OF AND FOR THE ACCOUNT OF VINEYARD WIND 1 LLC, 75 ARLINGTON STREET 7TH FLOOR, BOSTON, MA 02116, FOR AN AMOUNT OR AMOUNTS NOT TO EXCEED IN THE AGGREGATE [ ] AND [ ]/100 UNITED STATES DOLLARS (USD $[ ]) (“ORIGINAL AMOUNT”) AVAILABLE BY YOUR DRAFT(S) AT SIGHT DRAWN ON CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“ISSUER”) LOCATED AT 1301 AVENUE OF THE AMERICAS, NEW YORK, NY 10019.
THIS LETTER OF CREDIT IS PRESENTABLE AND PAYABLE AT OUR COUNTERS AND WE HEREBY ENGAGE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT
1 NTD: To be 12 months after the date of issuance.

WILL BE DULY HONORED ON PRESENTATION WHEN ACCOMPANIED BY THE BELOW MENTIONED DOCUMENTS PURSUANT TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT.
1.YOUR SIGHT DRAFT, IN THE FORM OF ANNEX 1 ATTACHED HERETO; AND
2.YOUR SIGNED AND DATED STATEMENT, IN THE FORM OF ANNEX 2 ATTACHED HERETO; AND
3.THIS ORIGINAL LETTER OF CREDIT AND ANY AMENDMENT(S). ADDITIONAL TERMS AND CONDITIONS:
1.THIS LETTER OF CREDIT IS EFFECTIVE FROM [     __, 20[ ]] AND SHALL
EXPIRE ON [    __,    ]2 AT OUR COUNTERS, PROVIDED THAT THIS
LETTER OF CREDIT SHALL BE DEEMED TO BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE (1) YEAR FROM THE CURRENT EXPIRY DATE HEREOF, OR ANY FUTURE EXPIRY DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRY DATE WE NOTIFY YOU BY REGISTERED MAIL RETURN RECEIPT REQUESTED OR COURIER THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD; PROVIDED, HOWEVER, THAT THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT WILL BE OCTOBER 15, 2024. UPON RECEIPT BY YOU OF SUCH NOTICE AND IF A SUBSTITUTE LETTER OF CREDIT IN FORM, SUBSTANCE AND AMOUNT ACCEPTABLE TO YOU IS NOT PROVIDED TO YOU BY OR ON BEHALF OF THE APPLICANT AT LEAST THIRTY (30) DAYS PRIOR TO THE THEN CURRENT EXPIRY DATE IN EFFECT AT THE TIME OF NOTICE, THEN YOU MAY DRAW UNDER THIS LETTER OF CREDIT UP TO THE AVAILABLE AMOUNT.
2.THE AMOUNT AVAILABLE TO BE DRAWN HEREUNDER AT ANY TIME ("AVAILABLE AMOUNT") SHALL BE EQUAL TO THE ORIGINAL AMOUNT LESS THE AGGREGATE AMOUNT OF ANY PRIOR PAID UNREIMBURSED DRAWINGS HEREUNDER AT OUR COUNTERS.
3.ANY NUMBER OF PARTIAL DRAWINGS IS PERMITTED FROM TIME TO TIME UNDER THIS LETTER OF CREDIT.
4.ANY FAILURE TO MAKE PAYMENTS AGAINST PARTIAL DRAWINGS WILL NOT IMPAIR OR REDUCE THE AVAILABILITY OF THIS LETTER OF CREDIT IN ANY SUBSEQUENT PERIOD WITHIN THE EXPIRY DATE. WE WILL HONOR YOUR SUBSEQUENT DEMANDS FOR PAYMENT MADE IN STRICT ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT INCLUDING PARTIAL DRAWINGS UP TO THE FULL AMOUNT OF THIS STANDBY LETTER OF CREDIT AMOUNT.
5.IN THE EVENT OF A FULL OR FINAL DRAWING, THE ORIGINAL STANDBY LETTER OF CREDIT MUST BE RETURNED TO US BY OVERNIGHT COURIER.
2 NTD: To be 12 months after the date of issuance.

6. PRESENTATION OF ANY DRAWING MAY BE MADE BY HAND-DELIVERY,
EXPRESS COURIER, OR CERTIFIED MAIL AT THE FOLLOWING ADDRESS:
Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
PH: [(___) ___-_____]
ATTENTION: [    ]
7.DRAWINGS PRESENTED BY TELEFACSIMILE (“FAX”) TO FAX
NO.[    ] (EACH SUCH DRAWING, A “FAX DRAWING”) ARE ALSO ACCEPTABLE PROVIDED THAT SUCH FAX PRESENTATION IS MADE ON OR BEFORE THE EXPIRY DATE AND THE ORIGINAL DRAWING CERTIFICATES ARE SIMULTANEOUSLY FORWARDED BY OVERNIGHT COURIER SERVICE TO THE ABOVE ADDRESS, BUT THE FAILURE OF THE COURIER SERVICE TO TIMELY DELIVER SHALL NOT AFFECT THE EFFECTIVENESS OF THE FAX PRESENTATION. A FAX DRAWING WILL NOT BE EFFECTIVELY PRESENTED UNTIL YOU CONFIRM BY TELEPHONE OUR RECEIPT OF SUCH FAX DRAWING
BY CALLING US AT TELEPHONE NUMBER [    ].
8.IF A DRAWING IS MADE BY YOU HEREUNDER AT OR BEFORE 11:00 A.M., NEW YORK TIME, ON A BUSINESS DAY (AS HEREINAFTER DEFINED) IN CONFORMANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE TO YOU IN IMMEDIATELY AVAILABLE FUNDS AT OR BEFORE 4:00 P.M., NEW YORK TIME, ON THE SECOND DAY AFTER RECEIPT. IF A DRAWING IS MADE BY YOU HEREUNDER AFTER 11:00 A.M., NEW YORK TIME, ON A BUSINESS DAY IN CONFORMANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE TO YOU IN IMMEDIATELY AVAILABLE FUNDS AT OR BEFORE 3:00 P.M., NEW YORK TIME, ON THE THIRD BUSINESS DAY THEREAFTER.
9.THE TERM “BUSINESS DAY” AS USED HEREIN MEANS ANY DAY OTHER THAN (I) A SATURDAY, (II) A SUNDAY, OR (III) A DAY ON WHICH BANKING INSTITUTIONS LOCATED IN THE CITY OF NEW YORK, NEW YORK ARE REQUIRED OR AUTHORIZED BY LAW TO BE CLOSED.
10.THIS LETTER OF CREDIT MAY BE TERMINATED UPON BENEFICIARY’S RECEIPT OF FULL PAYMENT FROM THE APPLICANT AND ISSUER’S RECEIPT OF A WRITTEN RELEASE FROM THE BENEFICIARY RELEASING THE ISSUER FROM ITS OBLIGATIONS UNDER THIS LETTER OF CREDIT.
11.APPLICANT'S FILING OF A BANKRUPTCY, RECEIVERSHIP OR OTHER DEBTOR-RELIEF PETITION, AND/OR APPLICANT'S DISCHARGE THEREUNDER, SHALL IN NO WAY AFFECT THE LIABILITY OF THE ISSUER UNDER THIS LETTER OF CREDIT AND, AS A RESULT, THE ISSUER SHALL ALWAYS REMAIN LIABLE TO THE BENEFICIARY FOR THE FULL AMOUNT OF THIS LETTER OF CREDIT, NOTWITHSTANDING SAID BANKRUPTCY, RECEIVERSHIP, PETITION OR DISCHARGE - NOT TO EXCEED THE AVAILABLE AMOUNT OF THIS LETTER OF CREDIT, AND SUBJECT TO THE OTHER TERMS AND CONDITIONS OF THIS LETTER OF CREDIT.

12.ALL COMMISSIONS AND OTHER BANKING CHARGES WITH RESPECT TO THIS LETTER OF CREDIT WILL BE BORNE BY THE APPLICANT.
13.THIS LETTER OF CREDIT MAY NOT BE AMENDED, CHANGED OR MODIFIED WITHOUT THE EXPRESS WRITTEN CONSENT OF THE BENEFICIARY AND THE ISSUER.
14.THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED OR ASSIGNED.
15.THIS LETTER OF CREDIT IS IRREVOCABLE.
16.THE BENEFICIARY SHALL NOT BE DEEMED TO HAVE WAIVED ANY RIGHTS UNDER THIS LETTER OF CREDIT, UNLESS THE BENEFICIARY OR AN AUTHORIZED AGENT OF THE BENEFICIARY SHALL HAVE SIGNED A DATED WRITTEN WAIVER. NO SUCH WAIVER, UNLESS EXPRESSLY SO STATED THEREIN, SHALL BE EFFECTIVE AS TO ANY TRANSACTION THAT OCCURS SUBSEQUENT TO THE DATE OF THE WAIVER, NOR AS TO ANY CONTINUANCE OF A BREACH AFTER THE WAIVER.
17.NOTWITHSTANDING ANY PROVISION OF THIS LETTER OF CREDIT TO THE CONTRARY, SHOULD THIS LETTER OF CREDIT EXPIRE OR TERMINATE ON A DATE THAT THE ISSUER'S LOCATION IS CLOSED DUE TO AN INTERRUPTION OF THE ISSUER'S BUSINESS CAUSED BY AN ACT OF GOD, WEATHER-RELATED EVENT, RIOT, CIVIL COMMOTION, INSURRECTION, ACT OF TERRORISM, WAR, DECLARED OR UNDECLARED, OR ANY CAUSE BEYOND THE ISSUER'S CONTROL, THEN THE TERMS OF THIS LETTER OF CREDIT WILL AUTOMATICALLY BE EXTENDED FOR AN ADDITIONAL PERIOD EQUAL TO THE LENGTH OF THE INTERRUPTION OF THE ISSUER'S BUSINESS, WHICH ADDITIONAL PERIOD SHALL NOT BE LESS THAN TEN (10) BUSINESS DAYS OR IN ANY EVENT LONGER THAN THIRTY (30) CALENDAR DAYS, FOLLOWING THE DAY ON WHICH THE ISSUER RESUMES ITS BUSINESS AFTER THE CAUSE OF SUCH INTERRUPTION HAS BEEN REMOVED OR ELIMINATED, AND, AS A RESULT, ANY DRAWING ON THIS LETTER OF CREDIT WHICH COULD PROPERLY HAVE BEEN MADE, BUT FOR SUCH INTERRUPTION, SHALL BE PERMITTED DURING SUCH EXTENDED PERIOD.
18.THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (1998) OF THE INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 (“ISP98”) OR SUCH LATER REVISION (S) OF THE INTERNATIONAL STANDBY PRACTICES AS MAY BE HEREAFTER ADOPTED. AS TO MATTERS NOT GOVERNED BY ISP98, THIS LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, TO THE EXTENT NOT INCONSISTENT WITH ISP98, THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.
19.SHOULD BENEFICIARY REQUIRE A REPLACEMENT OF THIS LETTER OF CREDIT DUE TO LOSS OR DESTRUCTION OF THE ORIGINAL, WE WILL PROVIDE DUPLICATE ORIGINAL REPLACEMENT UPON WRITTEN REQUEST FROM THE BENEFICIARY ON THEIR ORIGINAL LETTERHEAD, WITH AN

ORIGINAL SIGNATURE STATING THE ORIGINAL LETTER OF CREDIT HAS BEEN LOST WHEN ACCOMPANIED BY A COPY OF THE ORIGINAL AND AN INDEMNIFICATION LETTER EXECUTED BY THE BENEFICIARY IN A FORM THAT IS REASONABLY ACCEPTABLE TO THE BENEFICIARY AND THE BANK.
20. PLEASE DIRECT ANY WRITTEN CORRESPONDENCE, INCLUDING DRAWING OR INQUIRIES TO:
Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
PH: [(___) ___-_____]
ATTENTION:
AUTHORIZED SIGNATURE:
TITLE:

ANNEX 1 TO LETTER OF CREDIT - FORM OF SIGHT DRAFT
SIGHT DRAFT
[DATE]
To:    Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Attention: Letter of Credit Department
Re:    Irrevocable Letter of Credit No. [ ########## ]
Pay to the order of: [ ES/Beneficiary Entity] (the “Beneficiary”)
[ Amount ] and [##]/100 (UNITED STATES DOLLARS (USD [#####.##]) at sight.
By wire transfer in same day funds to
[Bank Name], ABA Routing No. [#########],
Account No. [ ####### ].
NSTAR ELECTRIC COMPANY D/B/A EVERSOURCE ENERGY
By:
Name:
Title:
Date:

ANNEX 2 TO LETTER OF CREDIT
DRAWING UNDER LETTER OF CREDIT NO.
DATE:
TO:    Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
ATTENTION: STANDBY LETTER OF CREDIT UNIT
LADIES AND GENTLEMEN:
THE UNDERSIGNED HEREBY DRAWS ON THIS LETTER OF CREDIT BECAUSE OF ONE OR MORE OF THE FOLLOWING REASONS:
(A)THE AMOUNT FOR THIS DRAWING, USD [INSERT AMOUNT], BEING MADE UNDER THE CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“ISSUER”) LETTER OF CREDIT NUMBER [INSERT LETTER OF CREDIT REFERENCE NUMBER], REPRESENTS AN AMOUNT DUE AND PAYABLE TO BENEFICIARY FROM APPLICANT UNDER AND/OR IN CONNECTION WITH THE Offshore Wind Generation Unit Power Purchase Agreement (Facility 1) between Vineyard Wind 1 LLC and NSTAR Electric Company d/b/a Eversource Energy, OR
(B)THE AMOUNT FOR THIS DRAWING, USD [INSERT AMOUNT], IS BEING MADE UNDER THE CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“ISSUER”) LETTER OF CREDIT NUMBER [INSERT LETTER OF CREDIT REFERENCE NUMBER] BECAUSE THE ISSUER HAS NOTIFIED THE BENEFICIARY THAT (I) IT HAS ELECTED NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED, (II) NO SUBSTITUTE LETTER OF CREDIT IN FORM, SUBSTANCE AND AMOUNT ACCEPTABLE TO BENEFICIARY HAS BEEN PROVIDED BY APPLICANT, AND (III) THE CURRENT EXPIRY DATE OF THIS LETTER OF CREDIT IS WITHIN THIRTY (30) DAYS.
VERY TRULY YOURS,
NSTAR ELECTRIC COMPANY D/B/A EVERSOURCE ENERGY
BY:
NAME:
TITLE:
DATE:

Form of Letter of Credit
IRREVOCABLE STANDBY LETTER OF CREDIT NO.
ISSUE DATE:
APPLICANT
VINEYARD WIND 1 LLC
75 ARLINGTON STREET
7TH FLOOR
BOSTON, MA 02116
FINANCE AND TREASURY
AORTEGA@VINEYARDWIND.COM
207.629.7412
BENEFICIARY
NSTAR ELECTRIC COMPANY D/B/A EVERSOURCE ENERGY
C/O EVERSOURCE ENERGY SERVICE COMPANY
TREASURY DEPARTMENT
107 SELDEN STREET
BERLIN, CT 06037
ATTENTION: MR. AARON J. CULLEN, MANAGER MIDDLE OFFICE & CREDIT EXPIRY DATE AND TIME: [INSERT DATE & BANK BRANCH CLOSING TIME]1
CURRENCY    AMOUNT
USD    $[____]
ASSOCIATED AGREEMENT
OFFSHORE WIND GENERATION UNIT POWER PURCHASE AGREEMENT (FACILITY
2) BETWEEN VINEYARD WIND 1 LLC AND THE BENEFICIARY
WE HEREBY ISSUE IN YOUR FAVOR OUR IRREVOCABLE STANDBY LETTER OF
CREDIT NO: [    ] BY ORDER OF AND FOR THE ACCOUNT OF VINEYARD
WIND 1 LLC, 75 ARLINGTON STREET 7TH FLOOR, BOSTON, MA 02116, FOR AN AMOUNT OR AMOUNTS NOT TO EXCEED IN THE AGGREGATE [ ] AND [ ]/100
UNITED STATES DOLLARS (USD $[    ]) (“ORIGINAL AMOUNT”) AVAILABLE BY
YOUR DRAFT(S) AT SIGHT DRAWN ON CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“ISSUER”) LOCATED AT 1301 AVENUE OF THE AMERICAS, NEW YORK, NY 10019.
THIS LETTER OF CREDIT IS PRESENTABLE AND PAYABLE AT OUR COUNTERS AND WE HEREBY ENGAGE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT
1 NTD: To be 12 months after the date of issuance.

WILL BE DULY HONORED ON PRESENTATION WHEN ACCOMPANIED BY THE BELOW MENTIONED DOCUMENTS PURSUANT TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT.
1.YOUR SIGHT DRAFT, IN THE FORM OF ANNEX 1 ATTACHED HERETO; AND
2.YOUR SIGNED AND DATED STATEMENT, IN THE FORM OF ANNEX 2 ATTACHED HERETO; AND
3.THIS ORIGINAL LETTER OF CREDIT AND ANY AMENDMENT(S). ADDITIONAL TERMS AND CONDITIONS:
1.THIS LETTER OF CREDIT IS EFFECTIVE FROM [     __, 20[ ]] AND SHALL
EXPIRE ON [    __,    ]2 AT OUR COUNTERS, PROVIDED THAT THIS
LETTER OF CREDIT SHALL BE DEEMED TO BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE (1) YEAR FROM THE CURRENT EXPIRY DATE HEREOF, OR ANY FUTURE EXPIRY DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRY DATE WE NOTIFY YOU BY REGISTERED MAIL RETURN RECEIPT REQUESTED OR COURIER THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD; PROVIDED, HOWEVER, THAT THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT WILL BE OCTOBER 15, 2024. UPON RECEIPT BY YOU OF SUCH NOTICE AND IF A SUBSTITUTE LETTER OF CREDIT IN FORM, SUBSTANCE AND AMOUNT ACCEPTABLE TO YOU IS NOT PROVIDED TO YOU BY OR ON BEHALF OF THE APPLICANT AT LEAST THIRTY (30) DAYS PRIOR TO THE THEN CURRENT EXPIRY DATE IN EFFECT AT THE TIME OF NOTICE, THEN YOU MAY DRAW UNDER THIS LETTER OF CREDIT UP TO THE AVAILABLE AMOUNT.
2.THE AMOUNT AVAILABLE TO BE DRAWN HEREUNDER AT ANY TIME ("AVAILABLE AMOUNT") SHALL BE EQUAL TO THE ORIGINAL AMOUNT LESS THE AGGREGATE AMOUNT OF ANY PRIOR PAID UNREIMBURSED DRAWINGS HEREUNDER AT OUR COUNTERS.
3.ANY NUMBER OF PARTIAL DRAWINGS IS PERMITTED FROM TIME TO TIME UNDER THIS LETTER OF CREDIT.
4.ANY FAILURE TO MAKE PAYMENTS AGAINST PARTIAL DRAWINGS WILL NOT IMPAIR OR REDUCE THE AVAILABILITY OF THIS LETTER OF CREDIT IN ANY SUBSEQUENT PERIOD WITHIN THE EXPIRY DATE. WE WILL HONOR YOUR SUBSEQUENT DEMANDS FOR PAYMENT MADE IN STRICT ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT INCLUDING PARTIAL DRAWINGS UP TO THE FULL AMOUNT OF THIS STANDBY LETTER OF CREDIT AMOUNT.
5.IN THE EVENT OF A FULL OR FINAL DRAWING, THE ORIGINAL STANDBY LETTER OF CREDIT MUST BE RETURNED TO US BY OVERNIGHT COURIER.
2 NTD: To be 12 months after the date of issuance.

6. PRESENTATION OF ANY DRAWING MAY BE MADE BY HAND-DELIVERY,
EXPRESS COURIER, OR CERTIFIED MAIL AT THE FOLLOWING ADDRESS:
Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
PH: [(___) ___-_____]
ATTENTION: [    ]
7.DRAWINGS PRESENTED BY TELEFACSIMILE (“FAX”) TO FAX
NO.[    ] (EACH SUCH DRAWING, A “FAX DRAWING”) ARE ALSO ACCEPTABLE PROVIDED THAT SUCH FAX PRESENTATION IS MADE ON OR BEFORE THE EXPIRY DATE AND THE ORIGINAL DRAWING CERTIFICATES ARE SIMULTANEOUSLY FORWARDED BY OVERNIGHT COURIER SERVICE TO THE ABOVE ADDRESS, BUT THE FAILURE OF THE COURIER SERVICE TO TIMELY DELIVER SHALL NOT AFFECT THE EFFECTIVENESS OF THE FAX PRESENTATION. A FAX DRAWING WILL NOT BE EFFECTIVELY PRESENTED UNTIL YOU CONFIRM BY TELEPHONE OUR RECEIPT OF SUCH FAX DRAWING
BY CALLING US AT TELEPHONE NUMBER [    ].
8.IF A DRAWING IS MADE BY YOU HEREUNDER AT OR BEFORE 11:00 A.M., NEW YORK TIME, ON A BUSINESS DAY (AS HEREINAFTER DEFINED) IN CONFORMANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE TO YOU IN IMMEDIATELY AVAILABLE FUNDS AT OR BEFORE 4:00 P.M., NEW YORK TIME, ON THE SECOND DAY AFTER RECEIPT. IF A DRAWING IS MADE BY YOU HEREUNDER AFTER 11:00 A.M., NEW YORK TIME, ON A BUSINESS DAY IN CONFORMANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE TO YOU IN IMMEDIATELY AVAILABLE FUNDS AT OR BEFORE 3:00 P.M., NEW YORK TIME, ON THE THIRD BUSINESS DAY THEREAFTER.
9.THE TERM “BUSINESS DAY” AS USED HEREIN MEANS ANY DAY OTHER THAN (I) A SATURDAY, (II) A SUNDAY, OR (III) A DAY ON WHICH BANKING INSTITUTIONS LOCATED IN THE CITY OF NEW YORK, NEW YORK ARE REQUIRED OR AUTHORIZED BY LAW TO BE CLOSED.
10.THIS LETTER OF CREDIT MAY BE TERMINATED UPON BENEFICIARY’S RECEIPT OF FULL PAYMENT FROM THE APPLICANT AND ISSUER’S RECEIPT OF A WRITTEN RELEASE FROM THE BENEFICIARY RELEASING THE ISSUER FROM ITS OBLIGATIONS UNDER THIS LETTER OF CREDIT.
11.APPLICANT'S FILING OF A BANKRUPTCY, RECEIVERSHIP OR OTHER DEBTOR-RELIEF PETITION, AND/OR APPLICANT'S DISCHARGE THEREUNDER, SHALL IN NO WAY AFFECT THE LIABILITY OF THE ISSUER UNDER THIS LETTER OF CREDIT AND, AS A RESULT, THE ISSUER SHALL ALWAYS REMAIN LIABLE TO THE BENEFICIARY FOR THE FULL AMOUNT OF THIS LETTER OF CREDIT, NOTWITHSTANDING SAID BANKRUPTCY, RECEIVERSHIP, PETITION OR DISCHARGE - NOT TO EXCEED THE AVAILABLE AMOUNT OF THIS LETTER OF CREDIT, AND SUBJECT TO THE OTHER TERMS AND CONDITIONS OF THIS LETTER OF CREDIT.

12.ALL COMMISSIONS AND OTHER BANKING CHARGES WITH RESPECT TO THIS LETTER OF CREDIT WILL BE BORNE BY THE APPLICANT.
13.THIS LETTER OF CREDIT MAY NOT BE AMENDED, CHANGED OR MODIFIED WITHOUT THE EXPRESS WRITTEN CONSENT OF THE BENEFICIARY AND THE ISSUER.
14.THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED OR ASSIGNED.
15.THIS LETTER OF CREDIT IS IRREVOCABLE.
16.THE BENEFICIARY SHALL NOT BE DEEMED TO HAVE WAIVED ANY RIGHTS UNDER THIS LETTER OF CREDIT, UNLESS THE BENEFICIARY OR AN AUTHORIZED AGENT OF THE BENEFICIARY SHALL HAVE SIGNED A DATED WRITTEN WAIVER. NO SUCH WAIVER, UNLESS EXPRESSLY SO STATED THEREIN, SHALL BE EFFECTIVE AS TO ANY TRANSACTION THAT OCCURS SUBSEQUENT TO THE DATE OF THE WAIVER, NOR AS TO ANY CONTINUANCE OF A BREACH AFTER THE WAIVER.
17.NOTWITHSTANDING ANY PROVISION OF THIS LETTER OF CREDIT TO THE CONTRARY, SHOULD THIS LETTER OF CREDIT EXPIRE OR TERMINATE ON A DATE THAT THE ISSUER'S LOCATION IS CLOSED DUE TO AN INTERRUPTION OF THE ISSUER'S BUSINESS CAUSED BY AN ACT OF GOD, WEATHER-RELATED EVENT, RIOT, CIVIL COMMOTION, INSURRECTION, ACT OF TERRORISM, WAR, DECLARED OR UNDECLARED, OR ANY CAUSE BEYOND THE ISSUER'S CONTROL, THEN THE TERMS OF THIS LETTER OF CREDIT WILL AUTOMATICALLY BE EXTENDED FOR AN ADDITIONAL PERIOD EQUAL TO THE LENGTH OF THE INTERRUPTION OF THE ISSUER'S BUSINESS, WHICH ADDITIONAL PERIOD SHALL NOT BE LESS THAN TEN (10) BUSINESS DAYS OR IN ANY EVENT LONGER THAN THIRTY (30) CALENDAR DAYS, FOLLOWING THE DAY ON WHICH THE ISSUER RESUMES ITS BUSINESS AFTER THE CAUSE OF SUCH INTERRUPTION HAS BEEN REMOVED OR ELIMINATED, AND, AS A RESULT, ANY DRAWING ON THIS LETTER OF CREDIT WHICH COULD PROPERLY HAVE BEEN MADE, BUT FOR SUCH INTERRUPTION, SHALL BE PERMITTED DURING SUCH EXTENDED PERIOD.
18.THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (1998) OF THE INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 (“ISP98”) OR SUCH LATER REVISION (S) OF THE INTERNATIONAL STANDBY PRACTICES AS MAY BE HEREAFTER ADOPTED. AS TO MATTERS NOT GOVERNED BY ISP98, THIS LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, TO THE EXTENT NOT INCONSISTENT WITH ISP98, THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.
19.SHOULD BENEFICIARY REQUIRE A REPLACEMENT OF THIS LETTER OF CREDIT DUE TO LOSS OR DESTRUCTION OF THE ORIGINAL, WE WILL PROVIDE DUPLICATE ORIGINAL REPLACEMENT UPON WRITTEN REQUEST FROM THE BENEFICIARY ON THEIR ORIGINAL LETTERHEAD, WITH AN

ORIGINAL SIGNATURE STATING THE ORIGINAL LETTER OF CREDIT HAS BEEN LOST WHEN ACCOMPANIED BY A COPY OF THE ORIGINAL AND AN INDEMNIFICATION LETTER EXECUTED BY THE BENEFICIARY IN A FORM THAT IS REASONABLY ACCEPTABLE TO THE BENEFICIARY AND THE BANK.
20. PLEASE DIRECT ANY WRITTEN CORRESPONDENCE, INCLUDING DRAWING OR INQUIRIES TO:
Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
PH: [(___) ___-_____]
ATTENTION:
AUTHORIZED SIGNATURE:
TITLE:

ANNEX 1 TO LETTER OF CREDIT - FORM OF SIGHT DRAFT
SIGHT DRAFT
[DATE]
To:    Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Attention: Letter of Credit Department
Re:    Irrevocable Letter of Credit No. [ ########## ]
Pay to the order of: [ ES/Beneficiary Entity] (the “Beneficiary”)
[ Amount ] and [##]/100 (UNITED STATES DOLLARS (USD [#####.##]) at sight.
By wire transfer in same day funds to
[Bank Name], ABA Routing No. [#########],
Account No. [ ####### ].
NSTAR ELECTRIC COMPANY D/B/A EVERSOURCE ENERGY
By:
Name:
Title:
Date:

ANNEX 2 TO LETTER OF CREDIT
DRAWING UNDER LETTER OF CREDIT NO.
DATE:
TO:    Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
ATTENTION: STANDBY LETTER OF CREDIT UNIT
LADIES AND GENTLEMEN:
THE UNDERSIGNED HEREBY DRAWS ON THIS LETTER OF CREDIT BECAUSE OF ONE OR MORE OF THE FOLLOWING REASONS:
(A)THE AMOUNT FOR THIS DRAWING, USD [INSERT AMOUNT], BEING MADE UNDER THE CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“ISSUER”) LETTER OF CREDIT NUMBER [INSERT LETTER OF CREDIT REFERENCE NUMBER], REPRESENTS AN AMOUNT DUE AND PAYABLE TO BENEFICIARY FROM APPLICANT UNDER AND/OR IN CONNECTION WITH THE Offshore Wind Generation Unit Power Purchase Agreement (Facility 2) between Vineyard Wind 1 LLC and NSTAR Electric Company d/b/a Eversource Energy, OR
(B)THE AMOUNT FOR THIS DRAWING, USD [INSERT AMOUNT], IS BEING MADE UNDER THE CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“ISSUER”) LETTER OF CREDIT NUMBER [INSERT LETTER OF CREDIT REFERENCE NUMBER] BECAUSE THE ISSUER HAS NOTIFIED THE BENEFICIARY THAT (I) IT HAS ELECTED NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED, (II) NO SUBSTITUTE LETTER OF CREDIT IN FORM, SUBSTANCE AND AMOUNT ACCEPTABLE TO BENEFICIARY HAS BEEN PROVIDED BY APPLICANT, AND (III) THE CURRENT EXPIRY DATE OF THIS LETTER OF CREDIT IS WITHIN THIRTY (30) DAYS.
VERY TRULY YOURS,
NSTAR ELECTRIC COMPANY D/B/A EVERSOURCE ENERGY
BY:
NAME:
TITLE:
DATE:

LETTER OF CREDIT
BNP PARIBAS
TRADE FINANCE SERVICES
787 SEVENTH AVENUE
NEW YORK, NY 10019
, 2021
Irrevocable Standby Letter of Credit No.
Beneficiary:
Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid
100 East Old Country Road
Energy Procurement, 2nd Floor, Hicksville, NY 11801
Attn: Long-Term Clean Energy Supply
Applicant:
Vineyard Wind 1 LLC
75 Arlington Street
7th Floor
Boston, MA 02116
Attn:
Finance and Treasury
aortega@vineyardwind.com
207.629.7412
Dear Madam or Sir:
We hereby establish for the account of Vineyard Wind 1 LLC (the “Account Party”), our
irrevocable standby letter of credit in your favor for an amount of USD [    ] (Dollars United States currency) (the “Available Amount”). Account Party has advised us that this letter of credit is issued in connection the Offshore Wind Generation Unit Power Purchase Agreement (Facility 1) between Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid and Vineyard Wind 1 LLC (as may be amended, supplemented or otherwise modified). This letter of credit shall (i) become effective immediately for the term of one (1) year and shall expire on    , 2022 (the “Expiration Date”),
and (ii) is subject to the following:

1.Funds under this Letter of Credit shall be made available to Beneficiary against its draft drawn on us in the form of Annex 1 hereto, accompanied by (a) a letter in the form of Annex 2 hereto, appropriately completed and signed by an authorized representative of the Beneficiary, dated the date of presentation and (b) the original of the Letter of Credit and all amendments (or photocopy of the original for partial drawings) and presented at our office located at BNP PARIBAS C/O BNP PARIBAS RCC, INC., NEWPORT TOWER- SUITE 188, 525 WASHINGTON BOULEVARD, JERSEY CITY, NJ 07310, attention TRADE FINANCE SERVICES (or at any other office which may be designated by us by written notice delivered to you). Drawings under this Letter of Credit also may be presented by Beneficiary by means of facsimile. Drawings presented by facsimile shall be addressed to BNP PARIBAS C/O BNP PARIBAS RCC, INC., NEWPORT TOWER- SUITE 188, 525 WASHINGTON BOULEVARD, JERSEY CITY, NJ 07310 Attention: TRADE FINANCE SERVICES, and transmitted to Fax No: (973) 988-4471. In the event of a presentation by fax, the original documents should not also be presented. YOU MUST PROVIDE TELEPHONE NOTIFICATION THEREOF TO BNP PARIBAS (PHONE NO. 201-850-4680 OR 201-850-6486) PRIOR TO OR SIMULTANEOUSLY WITH THE SENDING OF SUCH FAX TRANSMISSION . A presentation under this Letter of Credit may be made only on a day, and during hours, in which such office is open for business (a “Business Day”). If we receive your presentation at such office on any Business Day, all in strict conformity with the terms and conditions of this Letter of Credit, we will honor the same by making payment in accordance with your payment instructions on or before the second succeeding Business Day after such presentation. Partial and multiple drawing of funds shall be permitted under this Letter of Credit, and this Letter of Credit shall remain in full force and effect with respect to any continuing balance; provided that the Available Amount shall be reduced by the amount of each such drawing.
2.This Letter of Credit shall terminate upon the earliest to occur of (i) our receipt of a notice in the form of Annex 3 hereto signed by an authorized representative of Beneficiary, accompanied by this Letter of Credit for cancellation, (ii) our close of business at our aforesaid office on the Expiration Date, or if the Expiration Date is not a Business Day, then on the next Business Day. This Letter of Credit shall be surrendered to us by you upon the earlier of presentation or expiration.
3.It is a condition of this Letter of Credit that it shall be deemed to be automatically extended without amendment for additional one-year periods, unless at least sixty (60) days prior to the Expiration Date we send you notice in writing by registered mail, return receipt requested or courier service at the above address that we hereby elect not to consider this Letter of Credit extended for such additional period; provided, however, that the final expiration date of this Letter of Credit will be October 15, 2024 (the “Final Expiration Date”).
4.This Letter of Credit shall be governed by, and construed in accordance with, the terms of the International Standby Practices, ISP 98, International Chamber of Commerce Publication No. 590 (the “ISP”), to the extent that such terms are not inconsistent with this Letter of Credit. As to matters not governed by the ISP, this Letter of Credit shall be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, the Uniform Commercial Code as in effect in the State of New York.
5.This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except for Annexes 1, 2 and 3 hereto and the notices referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as otherwise provided in this paragraph 5.
6.    Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at the address referred to in paragraph 1 above, and shall specifically refer to this Letter of Credit no. _____.
CERTAIN ADMINISTRATIVE SERVICES FOR BNP PARIBAS MAY BE PROVIDED BY BNP PARIBAS RCC, INC., BNP PARIBAS, THROUGH ITS CANADA BRANCH, OR ANY DIRECT OR INDIRECT MAJORITY OWNED SUBSIDIARY OF BNP PARIBAS.
Very truly yours,
BNP PARIBAS
BY: BNP PARIBAS RCC, INC., AS AUTHORIZED AGENT
AUTHORIZED SIGNATURE AUTHORIZED SIGNATURE

ANNEX 1
TO LETTER OF CREDIT NO.
Draft under Letter of Credit No.
[ Month, Day , Year ]
On [second business day next succeeding date of presentation]
Pay to [Beneficiary]    U.S. $    [not to exceed the Available Amount]
[Address 1]
[Address 2]
[insert any wire instructions]
For value received and charge to account of BNP Paribas Letter of Credit No.    .
Beneficiary:
By:
Title:

ANNEX 2
TO LETTER OF CREDIT NO.
To: BNP PARIBAS
C/O BNP PARIBAS RCC, INC.
NEWPORT TOWER- SUITE 188
525 WASHINGTON BOULEVARD
JERSEY CITY, NJ 07310
ATTN: TRADE FINANCE SERVICES
Drawing under Letter of Credit No.
The undersigned, a duly authorized representative of Massachusetts Electric Company and
Nantucket Electric Company d/b/a National Grid located in    , (“Beneficiary”),
hereby states on behalf of Beneficiary with reference to irrevocable standby Letter of Credit No.
    (the “Letter of Credit”) issued for the account of Vineyard Wind 1 LLC that:
1)Vineyard Wind 1 LLC has failed to perform pursuant to that certain Offshore Wind Generation Unit Power Purchase Agreement (Facility 1) between Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid and Vineyard Wind 1 LLC,
and as a result, the Beneficiary is entitled to payment of an amount equal to     Dollars ($ ) from this Letter of Credit;]
--or--
[(i) Beneficiary has received notice from the Issuing Bank pursuant to Section 3 of the Letter of Credit, and (ii) the Letter of Credit will expire in fewer than thirty (30) Days from the date hereof. As such, as of the date hereof Beneficiary is entitled to draw under the Letter of Credit as specified in the accompanying sight draft.]
2)by presenting this letter and the accompanying sight draft, Beneficiary is requesting that
payment in the amount of $    , as specified on said draft, be made under the
Letter of Credit by wire transfer or deposit of funds into the account specified on said draft;
3)the amount specified on the sight draft accompanying this certificate does not exceed the Available Amount to which Beneficiary is entitled to draft under said Offshore Wind Generation Unit Power Purchase Agreement (Facility 1) as of the date hereof.
In witness whereof, Beneficiary has caused this letter to be duly executed and delivered by their duly authorized representative as of the date and year written below.
Date:
By:
Title:

ANNEX 3
TO LETTER OF CREDIT NO.
To: BNP PARIBAS
C/O BNP PARIBAS RCC, INC.
NEWPORT TOWER- SUITE 188
525 WASHINGTON BOULEVARD
JERSEY CITY, NJ 07310
ATTN: TRADE FINANCE SERVICES
Notice of surrender of Letter of Credit No.
Date:
Re: Letter of Credit No.    issued for the account of Vineyard Wind 1 LLC
Ladies and Gentlemen:
We refer to your above-mentioned irrevocable standby Letter of Credit (the “Letter of Credit”). The undersigned hereby surrenders the Letter of Credit to you for cancellation as of the date hereof. No payment is demanded of you under this Letter of Credit in connection with this surrender.
Very truly yours,
Beneficiary:
By:
Title:

LETTER OF CREDIT
BNP PARIBAS
TRADE FINANCE SERVICES
787 SEVENTH AVENUE
NEW YORK, NY 10019
, 2021
Irrevocable Standby Letter of Credit No.
Beneficiary:
Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid
100 East Old Country Road
Energy Procurement, 2nd Floor, Hicksville, NY 11801
Attn: Long-Term Clean Energy Supply
Applicant:
Vineyard Wind 1 LLC
75 Arlington Street
7th Floor
Boston, MA 02116
Attn:
Finance and Treasury
aortega@vineyardwind.com
207.629.7412
Dear Madam or Sir:
We hereby establish for the account of Vineyard Wind 1 LLC (the “Account Party”), our
irrevocable standby letter of credit in your favor for an amount of USD [    ]
(    Dollars United States currency) (the “Available Amount”). Account
Party has advised us that this letter of credit is issued in connection the Offshore Wind Generation Unit Power Purchase Agreement (Facility 2) between Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid and Vineyard Wind 1 LLC (as may be amended, supplemented or otherwise modified). This letter of credit shall (i) become effective immediately
for the term of one (1) year and shall expire on    , 2022 (the “Expiration Date”), and
(ii) is subject to the following:
1.    Funds under this Letter of Credit shall be made available to Beneficiary against its draft drawn on us in the form of Annex 1 hereto, accompanied by (a) a letter in the form of Annex

2 hereto, appropriately completed and signed by an authorized representative of the Beneficiary, dated the date of presentation and (b) the original of the Letter of Credit and all amendments (or photocopy of the original for partial drawings) and presented at our office located at BNP PARIBAS C/O BNP PARIBAS RCC, INC., NEWPORT TOWER- SUITE 188, 525 WASHINGTON BOULEVARD, JERSEY CITY, NJ 07310, attention: Trade Finance Services (or at any other office which may be designated by us by written notice delivered to you). Drawings under this Letter of Credit also may be presented by Beneficiary by means of facsimile. Drawings presented by facsimile shall be addressed to BNP PARIBAS C/O BNP PARIBAS RCC, INC., NEWPORT TOWER- SUITE 188, 525 WASHINGTON BOULEVARD, JERSEY CITY, NJ 07310 Attention: Trade Finance Services, and transmitted to Fax No: (973) 988-4471. In the event of a presentation by fax, the original documents should not also be presented. YOU MUST PROVIDE TELEPHONE NOTIFICATION THEREOF TO BNP PARIBAS (PHONE NO. 201-850-4680 OR 201-850-6486) PRIOR TO OR SIMULTANEOUSLY WITH THE SENDING OF SUCH FAX TRANSMISSION . A presentation under this Letter of Credit may be made only on a day, and during hours, in which such office is open for business (a “Business Day”). If we receive your presentation at such office on any Business Day, all in strict conformity with the terms and conditions of this Letter of Credit, we will honor the same by making payment in accordance with your payment instructions on or before the second succeeding Business Day after such presentation. Partial and multiple drawing of funds shall be permitted under this Letter of Credit, and this Letter of Credit shall remain in full force and effect with respect to any continuing balance; provided that the Available Amount shall be reduced by the amount of each such drawing.
2.This Letter of Credit shall terminate upon the earliest to occur of (i) our receipt of a notice in the form of Annex 3 hereto signed by an authorized representative of Beneficiary, accompanied by this Letter of Credit for cancellation, (ii) our close of business at our aforesaid office on the Expiration Date, or if the Expiration Date is not a Business Day, then on the next Business Day. This Letter of Credit shall be surrendered to us by you upon the earlier of presentation or expiration.
3.It is a condition of this Letter of Credit that it shall be deemed to be automatically extended without amendment for additional one-year periods, unless at least sixty (60) days prior to the Expiration Date we send you notice in writing by registered mail, return receipt requested or courier service at the above address that we hereby elect not to consider this Letter of Credit extended for such additional period; provided, however, that the final expiration date of this Letter of Credit will be October 15, 2024 (the “Final Expiration Date”).
4.This Letter of Credit shall be governed by, and construed in accordance with, the terms of the International Standby Practices, ISP 98, International Chamber of Commerce Publication No. 590 (the “ISP”), to the extent that such terms are not inconsistent with this Letter of Credit. As to matters not governed by the ISP, this Letter of Credit shall be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, the Uniform Commercial Code as in effect in the State of New York.
5.This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document,

instrument or agreement referred to herein, except for Annexes 1, 2 and 3 hereto and the notices referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as otherwise provided in this paragraph 5.
6.    Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at the address referred to in paragraph 1 above, and shall specifically refer to this Letter of Credit no. _____.
CERTAIN ADMINISTRATIVE SERVICES FOR BNP PARIBAS MAY BE PROVIDED BY BNP PARIBAS RCC, INC., BNP PARIBAS, THROUGH ITS CANADA BRANCH, OR ANY DIRECT OR INDIRECT MAJORITY OWNED SUBSIDIARY OF BNP PARIBAS.
Very truly yours,
BNP PARIBAS
BY: BNP PARIBAS RCC, INC., AS AUTHORIZED AGENT
    AUTHORIZED SIGNATURE

ANNEX 1
TO LETTER OF CREDIT NO.
Draft under Letter of Credit No.
[ Month, Day , Year ]
On [second business day next succeeding date of presentation]
Pay to [Beneficiary]    U.S. $    [not to exceed the Available Amount]
[Address 1]
[Address 2]
[insert any wire instructions]
For value received and charge to account of BNP Paribas Letter of Credit No.    .
Beneficiary:
By:
Title:

ANNEX 2
TO LETTER OF CREDIT NO.
To: BNP PARIBAS
C/O BNP PARIBAS RCC, INC.
NEWPORT TOWER- SUITE 188
525 WASHINGTON BOULEVARD
JERSEY CITY, NJ 07310
ATTN: TRADE FINANCE SERVICES
Drawing under Letter of Credit No.
The undersigned, a duly authorized representative of Massachusetts Electric Company and
Nantucket Electric Company d/b/a National Grid located in    , (“Beneficiary”),
hereby states on behalf of Beneficiary with reference to irrevocable standby Letter of Credit No.
    (the “Letter of Credit”) issued for the account of Vineyard Wind 1 LLC that:
1)Vineyard Wind 1 LLC has failed to perform pursuant to that certain Offshore Wind Generation Unit Power Purchase Agreement (Facility 2) between Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid and Vineyard Wind 1 LLC,
and as a result, the Beneficiary is entitled to payment of an amount equal to     Dollars ($ ) from this Letter of Credit;]
--or--
[(i) Beneficiary has received notice from the Issuing Bank pursuant to Section 3 of the Letter of Credit, and (ii) the Letter of Credit will expire in fewer than thirty (30) Days from the date hereof. As such, as of the date hereof Beneficiary is entitled to draw under the Letter of Credit as specified in the accompanying sight draft.]
2)by presenting this letter and the accompanying sight draft, Beneficiary is requesting that
payment in the amount of $    , as specified on said draft, be made under the
Letter of Credit by wire transfer or deposit of funds into the account specified on said draft;
3)the amount specified on the sight draft accompanying this certificate does not exceed the Available Amount to which Beneficiary is entitled to draft under said Offshore Wind Generation Unit Power Purchase Agreement (Facility 2) as of the date hereof.
In witness whereof, Beneficiary has caused this letter to be duly executed and delivered by their duly authorized representative as of the date and year written below.
Date:
By:
Title:

ANNEX 3
TO LETTER OF CREDIT NO.
To: BNP PARIBAS
C/O BNP PARIBAS RCC, INC.
NEWPORT TOWER- SUITE 188
525 WASHINGTON BOULEVARD
JERSEY CITY, NJ 07310
ATTN: TRADE FINANCE SERVICES
Notice of surrender of Letter of Credit No.
Date:
Re: Letter of Credit No.    issued for the account of Vineyard Wind 1 LLC
Ladies and Gentlemen:
We refer to your above-mentioned irrevocable standby Letter of Credit (the “Letter of Credit”). The undersigned hereby surrenders the Letter of Credit to you for cancellation as of the date hereof. No payment is demanded of you under this Letter of Credit in connection with this surrender.
Very truly yours,
Beneficiary:
By:
Title:

LETTER OF CREDIT
BANCO SANTANDER, S.A., NEW YORK BRANCH
45 EAST 53RD STREET
NEW YORK, NY 10022
Date:    , 2021
Irrevocable Standby Letter of Credit No.
Beneficiary:
Fitchburg Gas and Electric Light Company d/b/a Unitil
6 Liberty Lane West
Hampton, NH 03842-1720
Attn: Lisa Glover
Energy Analyst
Unitil Service Corp.
6 Liberty Lane West
Hampton, NH 03842-1720
Applicant:
Vineyard Wind 1 LLC
75 Arlington Street
7th Floor
Boston, MA 02116
Attn:
Finance and Treasury
aortega@vineyardwind.com
207.629.7412
Dear Madam or Sir:
We hereby establish for the account of Vineyard Wind 1 LLC (the “Account Party”), our
irrevocable standby letter of credit No. [    ]    in your favor for an amount of USD
[    ] (     Dollars United States currency) (the
“Available Amount”). Account Party has advised us that this Letter of Credit is issued in connection with the Offshore Wind Generation Unit Power Purchase Agreement (Facility 1) dated as of July 31, 2018 between Fitchburg Gas and Electric Light Company d/b/a Unitil and Vineyard Wind 1 LLC (as may be amended, supplemented or otherwise modified). This Letter of Credit shall (i) become effective immediately for the term of one (1) year and shall expire on
    , 2022 (the “Expiration Date”), and (ii) is subject to the following:
1.    Funds under this Letter of Credit shall be made available to Beneficiary against its draft drawn on us in the form of Annex 1 hereto, accompanied by (a) a letter in the form of Annex 2 hereto, appropriately completed and signed by an authorized representative of the Beneficiary, dated the date of presentation and (b) the original of the Letter of Credit and all amendments (or photocopy of the original for partial drawings) and presented at our office located at BANCO SANTANDER, S.A., NEW YORK BRANCH 45 EAST 53RD STREET NEW YORK, NY 10022, attention Trade Operations. Drawings under this Letter of Credit may also be presented by Beneficiary by means of facsimile. Drawings presented by facsimile shall be addressed to BANCO SANTANDER, S.A., NEW YORK BRANCH Attention: Trade Services, and transmitted to Fax No: 212 350-3535. In the event of a presentation by facsimile, the original documents need not also be presented. A presentation under this Letter of Credit may be made only on a day, and during hours, in which such office is open for business (a “Business Day”). If we receive your presentation at such office on or before 10:00 a.m. Eastern Time on any Business Day, all in strict conformity with the terms and conditions of this Letter of Credit, we will honor such drawing request on the second succeeding Business Day in accordance with your payment instructions. If we receive your presentation at such office after 10:00 a.m. Eastern Time on any Business Day, all in strict conformity with the terms and conditions of this Letter of Credit, we will honor such drawing request on the third succeeding Business Day in accordance with your payment instructions. Partial and multiple drawing of funds shall be permitted under this Letter of Credit, and this Letter of Credit shall remain in full force and effect with respect to any continuing balance; provided that the Available Amount shall be reduced by the amount of each such drawing.
2.This Letter of Credit shall terminate upon the earliest to occur of (i) our receipt of a notice in the form of Annex 3 hereto signed by an authorized representative of Beneficiary, accompanied by this Letter of Credit for cancellation, (ii) our close of business at our aforesaid office on the Expiration Date, or if the Expiration Date is not a Business Day, then on the preceding Business Day. This Letter of Credit shall be surrendered to us by you upon the earlier of presentation or expiration.
3.It is a condition of this Letter of Credit that it shall be deemed to be automatically extended without amendment for additional one-year periods from the current Expiration Date or any future Expiration Date, unless at least sixty (60) days prior to the Expiration Date we send you notice by registered mail, return receipt requested or courier service or hand delivery at the above address that we hereby elect not to consider this Letter of Credit extended for such additional period; provided, however, that the final expiration date of this Letter of Credit will be October 15, 2024.
4.This Letter of Credit shall be governed by, and construed in accordance with, the terms of the International Standby Practices, ISP 98, International Chamber of Commerce Publication No. 590 (the “ISP”), to the extent that such terms are not inconsistent with this Letter of Credit. As to matters not governed by the ISP, this Letter of Credit shall be governed by, and construed in accordance with, the laws of the State of New York, including without limitation, to the extent not inconsistent with the ISP, the Uniform Commercial Code as in effect in the State of New York.
5.This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document,

instrument or agreement referred to herein, except for Annexes 1, 2 and 3 hereto and the notices referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as otherwise provided in this paragraph 5.
6.    Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at the address referred to in paragraph 1 above, and shall specifically refer to this Letter of Credit no. _____.
VERY TRULY YOURS,

BANCO SANTANDER, S.A., NEW YORK BRANCH

AUTHORIZED SIGNATURE    AUTHORIZED SIGNATURE

ANNEX 1
TO LETTER OF CREDIT NO.
Draft under Letter of Credit No.
[ Month, Day , Year ]
On [second business day next succeeding date of presentation]
Pay to [Beneficiary]    U.S. $    [not to exceed the Available Amount]
[Address 1]
[Address 2]
[insert any wire instructions]
For value received and charge to account of Letter of Credit No.    .
By:
Title:

ANNEX 2
TO LETTER OF CREDIT NO.
Drawing under Letter of Credit No.
The undersigned, a duly authorized representative of Fitchburg Gas and Electric Light Company
d/b/a Unitil located in    , (“Beneficiary”), hereby states on behalf of Beneficiary
with reference to irrevocable standby Letter of Credit No.    (the “Letter of Credit”) issued for the account of Vineyard Wind 1 LLC, that:
1)[Vineyard Wind 1 LLC has failed to perform pursuant to that certain Offshore Wind Generation Unit Power Purchase Agreement (Facility 1) between Beneficiary and Vineyard Wind 1 LLC, and as a result, the Beneficiary is entitled to payment of an amount equal to
    Dollars United States currency ($ ) from this Letter of Credit;]
--or--
[(i) Beneficiary has received notice from the Issuing Bank pursuant to Section 3 of the Letter of Credit, and (ii) the Letter of Credit will expire in fewer than thirty (30) Days from the date hereof. As such, as of the date hereof Beneficiary is entitled to draw under the Letter of Credit as specified in the accompanying sight draft.]
2)by presenting this letter and the accompanying sight draft, Beneficiary is requesting that
payment in the amount of $    , as specified on said draft, be made under the Letter of Credit by wire transfer or deposit of funds into the account specified on said draft;
3)the amount specified on the sight draft accompanying this certificate does not exceed the Available Amount to which Beneficiary is entitled to draft under said Offshore Wind Generation Unit Power Purchase Agreement (Facility 1) as of the date hereof.
In witness whereof, Beneficiary has caused this letter to be duly executed and delivered by its duly authorized representative as of the date and year written below.
Date:
By:
Title:

ANNEX 3
TO LETTER OF CREDIT NO.
Notice of surrender of Letter of Credit No.
Date:
Attention: Letter of Credit Department
Re: Letter of Credit No.    issued for the account of Vineyard Wind 1 LLC
Ladies and Gentlemen:
We refer to your above-mentioned irrevocable standby Letter of Credit (the “Letter of Credit”). The undersigned hereby surrenders the Letter of Credit to you for cancellation as of the date hereof. No payment is demanded of you under this Letter of Credit in connection with this surrender.
Very truly yours,
By:
Title:

LETTER OF CREDIT
BANCO SANTANDER, S.A., NEW YORK BRANCH
45 EAST 53RD STREET
NEW YORK, NY 10022
Date:    , 2021
Irrevocable Standby Letter of Credit No.
Beneficiary:
Fitchburg Gas and Electric Light Company d/b/a Unitil
6 Liberty Lane West
Hampton, NH 03842-1720
Attn: Lisa Glover
Energy Analyst
Unitil Service Corp.
6 Liberty Lane West
Hampton, NH 03842-1720
Applicant:
Vineyard Wind 1 LLC
75 Arlington Street
7th Floor
Boston, MA 02116
Attn:
Finance and Treasury
aortega@vineyardwind.com
207.629.7412
Dear Madam or Sir:
We hereby establish for the account of Vineyard Wind 1 LLC (the “Account Party”), our irrevocable standby letter of credit No. [ ] in your favor for an amount of USD
[__________________] (     Dollars United States
currency) (the “Available Amount”). Account Party has advised us that this Letter of Credit is issued in connection with the Offshore Wind Generation Unit Power Purchase Agreement (Facility 2) dated as of July 31, 2018 between Fitchburg Gas and Electric Light Company d/b/a Unitil and Vineyard Wind 1 LLC (as may be amended, supplemented or otherwise modified). This Letter of Credit shall (i) become effective immediately for the term of one (1) year and shall expire on
    , 2022 (the “Expiration Date”), and (ii) is subject to the following:
1.    Funds under this Letter of Credit shall be made available to Beneficiary against its draft drawn on us in the form of Annex 1 hereto, accompanied by (a) a letter in the form of Annex

2 hereto, appropriately completed and signed by an authorized representative of the Beneficiary, dated the date of presentation and (b) the original of the Letter of Credit and all amendments (or photocopy of the original for partial drawings) and presented at our office located at BANCO SANTANDER, S.A., NEW YORK BRANCH 45 EAST 53RD STREET NEW YORK, NY 10022, attention Trade Operations. Drawings under this Letter of Credit may also be presented by Beneficiary by means of facsimile. Drawings presented by facsimile shall be addressed to BANCO SANTANDER, S.A., NEW YORK BRANCH Attention: Trade Services, and transmitted to Fax No: 212 350-3535. In the event of a presentation by facsimile, the original documents need not also be presented. A presentation under this Letter of Credit may be made only on a day, and during hours, in which such office is open for business (a “Business Day”). If we receive your presentation at such office on or before 10:00 a.m. Eastern Time on any Business Day, all in strict conformity with the terms and conditions of this Letter of Credit, we will honor such drawing request on the second succeeding Business Day in accordance with your payment instructions. If we receive your presentation at such office after 10:00 a.m. Eastern Time on any Business Day, all in strict conformity with the terms and conditions of this Letter of Credit, we will honor such drawing request on the third succeeding Business Day in accordance with your payment instructions. Partial and multiple drawing of funds shall be permitted under this Letter of Credit, and this Letter of Credit shall remain in full force and effect with respect to any continuing balance; provided that the Available Amount shall be reduced by the amount of each such drawing.
2.This Letter of Credit shall terminate upon the earliest to occur of (i) our receipt of a notice in the form of Annex 3 hereto signed by an authorized representative of Beneficiary, accompanied by this Letter of Credit for cancellation, (ii) our close of business at our aforesaid office on the Expiration Date, or if the Expiration Date is not a Business Day, then on the preceding Business Day. This Letter of Credit shall be surrendered to us by you upon the earlier of presentation or expiration.
3.It is a condition of this Letter of Credit that it shall be deemed to be automatically extended without amendment for additional one-year periods from the current Expiration Date or any future Expiration Date, unless at least sixty (60) days prior to the Expiration Date we send you notice by registered mail, return receipt requested or courier service or hand delivery at the above address that we hereby elect not to consider this Letter of Credit extended for such additional period; provided, however, that the final expiration date of this Letter of Credit will be October 15, 2024.
4.This Letter of Credit shall be governed by, and construed in accordance with, the terms of the International Standby Practices, ISP 98, International Chamber of Commerce Publication No. 590 (the “ISP”), to the extent that such terms are not inconsistent with this Letter of Credit. As to matters not governed by the ISP, this Letter of Credit shall be governed by, and construed in accordance with, the laws of the State of New York, including without limitation, to the extent not inconsistent with the ISP, the Uniform Commercial Code as in effect in the State of New York.
5.This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except for Annexes 1, 2 and 3 hereto and the notices referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as otherwise provided in this paragraph 5.
6.    Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at the address referred to in paragraph 1 above, and shall specifically refer to this Letter of Credit no. _____.
VERY TRULY YOURS,

BANCO SANTANDER, S.A., NEW YORK BRANCH

AUTHORIZED SIGNATURE    AUTHORIZED SIGNATURE

ANNEX 1
TO LETTER OF CREDIT NO.
Draft under Letter of Credit No.
[ Month, Day , Year ]
On [second business day next succeeding date of presentation]
Pay to [Beneficiary]    U.S. $    [not to exceed the Available Amount]
[Address 1]
[Address 2]
[insert any wire instructions]
For value received and charge to account of Letter of Credit No.    .
By:
Title:

ANNEX 2
TO LETTER OF CREDIT NO.
Drawing under Letter of Credit No.
The undersigned, a duly authorized representative of Fitchburg Gas and Electric Light Company
d/b/a Unitil located in    , (“Beneficiary”), hereby states on behalf of Beneficiary
with reference to irrevocable standby Letter of Credit No.    (the “Letter of Credit”) issued for the account of Vineyard Wind 1 LLC, that:
1)[Vineyard Wind 1 LLC has failed to perform pursuant to that certain Offshore Wind Generation Unit Power Purchase Agreement (Facility 2) between Beneficiary and Vineyard Wind 1 LLC, and as a result, the Beneficiary is entitled to payment of an amount equal to
    Dollars United States currency ($ ) from this Letter of Credit;]
--or--
[(i) Beneficiary has received notice from the Issuing Bank pursuant to Section 3 of the Letter of Credit, and (ii) the Letter of Credit will expire in fewer than thirty (30) Days from the date hereof. As such, as of the date hereof Beneficiary is entitled to draw under the Letter of Credit as specified in the accompanying sight draft.]
2)by presenting this letter and the accompanying sight draft, Beneficiary is requesting that
payment in the amount of $    , as specified on said draft, be made under the Letter of Credit by wire transfer or deposit of funds into the account specified on said draft;
3)the amount specified on the sight draft accompanying this certificate does not exceed the Available Amount to which Beneficiary is entitled to draft under said Offshore Wind Generation Unit Power Purchase Agreement (Facility 2) as of the date hereof.
In witness whereof, Beneficiary has caused this letter to be duly executed and delivered by its duly authorized representative as of the date and year written below.
Date:
By:
Title:

ANNEX 3
TO LETTER OF CREDIT NO.
Notice of surrender of Letter of Credit No.
Date:
Attention: Letter of Credit Department
Re: Letter of Credit No.    issued for the account of Vineyard Wind 1 LLC
Ladies and Gentlemen:
We refer to your above-mentioned irrevocable standby Letter of Credit (the “Letter of Credit”). The undersigned hereby surrenders the Letter of Credit to you for cancellation as of the date hereof. No payment is demanded of you under this Letter of Credit in connection with this surrender.
Very truly yours,
By:
Title:

EXHIBIT O-2
TO
CREDIT AGREEMENT
FORM OF BOEM LETTER OF CREDIT
See attached.

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER DATED
BANCO SANTANDER, S.A., NEW YORK BRANCH
45 EAST 53RD STREET
NEW YORK, NY 10022

BENEFICIARY: United States Department of the Interior Bureau of Ocean Energy Management Attn: Program Manager, Office of Renewable Energy Programs 45600 Woodland Road Mailstop: VAM-OREP Sterling, VA 20166	APPLICANT: Vineyard Wind 1 LLC 75 Arlington Street, 7th Floor Boston, MA 02116 Attention: Finance and Treasury Email: aortega@vineyardwind.com Tel: 207.629.7412

At the request of and for the account of Applicant named above, BANCO SANTANDER, S.A., NEW YORK BRANCH hereby establishes in favor of the Beneficiary named above (hereinafter referred to as "Beneficiary" or "BOEM") its Irrevocable Standby Letter of Credit number ##### ("Letter of Credit") whereby, subject to the terms and conditions contained herein, only the Beneficiary is hereby authorized to draw on BANCO SANTANDER, S.A., NEW YORK BRANCH, by Beneficiary's draft or drafts at sight for an aggregate amount up to but not exceeding
$[    ] ([    ] United States Dollars) (the "Face Amount").
This Letter of Credit is irrevocable and is established as a performance security pursuant to BOEM regulation 30 C.F.R. 585.516(a)(2) and the terms and conditions of commercial renewable energy lease OCS-A 0501 (the "Lease") entered into between the Bureau of Ocean Energy Management ("BOEM") and Vineyard Wind 1 LLC, as assignee of Vineyard Wind LLC (the "Lessee"). This Letter of Credit is intended to secure the monetary and non-monetary obligations imposed on the Lessee pursuant to the Lease and applicable regulations, and other authorizations or approvals arising therefrom, including, but not limited to, the maintenance of required financial security in accordance with the provisions of the Lease and BOEM regulations, the payment of rentals and royalties, and the performance of decommissioning associated with the Lease ("the Obligations").
The term "Beneficiary" includes any successor by operation of law of the named beneficiary (hereinafter, the "Successor Government Entity" or "SGE"). This Letter of Credit is automatically transferred in whole but not in part in favor of the SGE whom has succeeded to Beneficiary's right, title and interest in and to this Letter of Credit and all exhibits thereto.
This Letter of Credit will be effective immediately as of the date hereof and will expire on the Expiration Date. As used herein, "Expiration Date" means the earlier to occur of:
(1) The Close of Business exactly one year from the date hereof; or

(2)the date BANCO SANTANDER, S.A., NEW YORK BRANCH honors the last drawing available hereunder; or
(3)the date this Letter of Credit is surrendered to BANCO SANTANDER, S.A., NEW YORK BRANCH for cancellation by Beneficiary.
This Letter of Credit will be automatically extended without amendment for additional twelve (12) month periods from the present or each future Expiration Date, unless at least sixty (60) days prior to the Expiration Date BANCO SANTANDER, S.A., NEW YORK BRANCH sends notice in writing to the Beneficiary via hand delivery or overnight courier at the above address, that BANCO SANTANDER, S.A., NEW YORK BRANCH elects not to automatically extend this Letter of Credit for any additional period; provided, however, that the final expiration date of this Letter of Credit will be no later than October 15, 2024.
At any time this Letter of Credit is in effect, the Beneficiary may draw on it for any unutilized amount, up to the Face Amount to pay the costs of correcting any non-compliance or default in the Obligations as they are defined above. The Beneficiary will determine whether such noncompliance or default has occurred and BANCO SANTANDER, S.A., NEW YORK BRANCH will not challenge the Beneficiary’s non- compliance or default determination.
Partial and multiple drawings are permitted.
Funds under this Letter of Credit will be available to the Beneficiary upon presentation to BANCO SANTANDER, S.A., NEW YORK BRANCH, at our counters at our office located at 45 East 53rd Street New York, NY 10022, of:
(1)A sight draft drawn on BANCO SANTANDER, S.A., NEW YORK BRANCH in the form of Exhibit A hereto (which is an integral part of this Letter of Credit) in the amount of Beneficiary’s demand (which amount, together with the amounts of any previous sight draft presented hereunder, will not exceed the Face Amount);
(2)A drawing certificate in the form of Exhibit B hereto (which is an integral part of this Letter of Credit) duly executed and delivered by the Beneficiary’s authorized representative; and
(3)The original Letter of Credit, plus any amendments.
DRAWINGS PRESENTED BY TELEFACSIMILE (“FAX”) TO FAX NO. 212 350-3535 (EACH SUCH DRAWING, A “FAX DRAWING”) ARE ALSO ACCEPTABLE PROVIDED THAT SUCH FAX PRESENTATION IS MADE ON OR BEFORE THE EXPIRATION DATE AND THE ORIGINAL DRAWING CERTIFICATES ARE SIMULTANEOUSLY FORWARDED BY OVERNIGHT COURIER SERVICE TO THE ABOVE ADDRESS, BUT THE FAILURE OF THE COURIER SERVICE TO TIMELY DELIVER SHALL NOT AFFECT THE EFFECTIVENESS OF THE FAX PRESENTATION. A FAX DRAWING WILL NOT BE EFFECTIVELY PRESENTED UNTIL YOU CONFIRM BY TELEPHONE OUR RECEIPT OF SUCH FAX DRAWING BY CALLING US AT TELEPHONE NUMBER 212 350-3535.
BANCO SANTANDER, S.A., NEW YORK BRANCH hereby agrees that any sight draft drawn under and in compliance with the terms of this Letter of Credit will be duly honored by BANCO

SANTANDER, S.A., NEW YORK BRANCH upon delivery of the above specified drawing certificate and original Letter of Credit, if presented on or before the Expiration Date at BANCO SANTANDER, S.A., NEW YORK BRANCH’s counters. In the event a drawing is made by the Beneficiary hereunder at or prior to 10:00 a.m. New York time on a Business Day, and provided that such drawing and documents presented in connection therewith conform to the terms and conditions hereof, payment will be made to the Beneficiary in the amount specified, in immediately available funds, by close of day, New York time, on the second succeeding Business Day. If a drawing is made by the Beneficiary hereunder after 10:00 a.m. New York time, on a Business Day, and provided that such drawing and documents presented in connection therewith conform to the terms and conditions hereof, payment will be made to the Beneficiary in the amount specified, in immediately available funds, by close of day, New York time, on the third succeeding Business Day. Presentations for drawing may be delivered in person, by certified mail, or by express courier delivery.
As stipulated herein, “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York are authorized or required by law to close. If any drawing, or the documentation presented in connection therewith, does not conform to the terms and conditions hereof, BANCO SANTANDER, S.A., NEW YORK BRANCH will advise the Beneficiary of the same by telephone or email and give the reasons for such non-conformance.
This Letter of Credit sets forth in full the terms of our undertaking. Reference in this Letter of Credit to other documents or instruments, other than the Exhibits hereto, is for identification purposes only and such reference will not modify or affect the terms hereof or cause such documents or instruments to be deemed incorporated herein.
This Standby Letter of Credit is issued subject to the International Standby Practices 1998 (ISP98), International Chamber of Commerce Publication No. 590 and as to matters not governed by ISP98, this Standby Letter of Credit shall be governed by and construed in accordance with the laws of the State of New York. All disputes arising out of or in connection with this Letter of Credit will be resolved exclusively in the federal courts in the District of Columbia and the parties hereto consent to the jurisdiction and venue of such courts. Without limiting the foregoing, all regulations governing financial assurance included within 30 C.F.R. part 585 are incorporated herein by reference.
Other than as provided herein, communications with respect to this Letter of Credit will be in writing, will specifically refer to Beneficiary and to : BANCO SANTANDER, S.A., NEW YORK BRANCH’s Letter of Credit No. _____, and will be addressed to 45 EAST 53RD STREET NEW YORK, NY 10022.
FOR THE AVOIDANCE OF DOUBT, IT SHOULD BE NOTED THAT WE ARE A CREDIT INSTITUTION INCORPORATED AND HAVING OUR CENTER OF MAIN INTERESTS AND OPERATIONS IN SPAIN AND WE ARE THEREFORE SUBJECT TO THE EUROPEAN UNION AND SPANISH INSOLVENCY LAWS AND OTHER LAWS RELATING TO OR AFFECTING THE RIGHTS OF CREDIT INSTITUTIONS CREDITORS´ GENERALLY, ALLOWING THE COURTS OF COMPETENT JURISDICTION AND RECOVERY AND RESOLUTION AUTHORITIES

THEREUNDER TO, UPON AN INSOLVENCY OR RESOLUTION, REDUCE, CONVERT OR CANCEL THE RIGHTS OF OUR CREDITORS.
VERY TRULY YOURS,
BANCO SANTANDER, S.A., NEW YORK BRANCH
AUTHORIZED SIGNATURE

EXHIBIT “A”
SIGHT
DRAFT
To:
BANCO SANTANDER, S.A., NEW YORK BRANCH
45 EAST 53RD STREET
NEW YORK, NY 10022
RE: Irrevocable Standby Letter of Credit Number _____ issued by BANCO SANTANDER, S.A., NEW YORK BRANCH to United States Department of the Interior Bureau of Ocean and Energy Management (“Letter of Credit”)
At sight pay to the order of    , the sum of    U.S. Dollars
(USD    ) by close of day New York time on the second succeeding
Business Day after the date of receipt of this Sight Draft by BANCO SANTANDER, S.A., NEW YORK BRANCH, provided such day is a Business Day and this Sight Draft has been presented prior to 10:00 a.m. New York time during BANCO SANTANDER, S.A., NEW YORK BRANCH regular business hours, and otherwise by close of day New York time, on the third succeeding Business Day after the date of receipt of this Sight Draft by BANCO SANTANDER, S.A., NEW YORK BRANCH, provided, further that this Sight Draft and the other documents presented in connection herewith conform to the terms and conditions of the Letter of Credit.
In witness whereof, _    , through its authorized representative, has executed and
delivered this Sight Draft this __ day of    , 20__.
(Beneficiary)
By:
Name:
Title:

EXHIBIT ‘B’ DRAWING CERTIFICATE
To:
BANCO SANTANDER, S.A., NEW YORK BRANCH
45 EAST 53RD STREET
NEW YORK, NY 10022
RE: Irrevocable Standby Letter of Credit Number    issued by BANCO SANTANDER, S.A., NEW
YORK BRANCH to United States Department of the Interior Bureau of Ocean and Energy Management (“Letter of Credit”; capitalized terms used but not defined in this Drawing Certificate have the meanings ascribed to them in the Letter of Credit)
This is a drawing certificate under the above-mentioned Letter of Credit.
I,    , an authorized representative of    , do hereby certify that the Lessee
(1)Is in noncompliance with one or more terms or conditions of the Lease, applicable regulations, or other authorizations or approvals arising therefrom; or
(2)Has defaulted on one of the conditions under which the Beneficiary accepted the Letter of Credit; or
(3)Has not provided replacement security within 60 days of notice from BANCO SANTANDER, S.A., NEW YORK BRANCH that it elects not to automatically extend the letter of credit for any additional period.
In accordance with the terms of the Letter of Credit,    is entitled to and hereby
demands USD $    , such amount to be paid to     by
wire    transfer    in    immediately    available    funds    to:    (insert    wire instructions) ,
which,    certifies it is entitled to under the Letter of Credit.
In witness whereof,    , through its authorized representative, has    executed and delivered this drawing
certificate this __ day of    , 20__.
(Beneficiary)
By:
Name:
Title:

EXHIBIT O-3
TO
CREDIT AGREEMENT
FORM OF LGIA LETTER OF CREDIT
See attached.

BANCO SANTANDER, S.A., NEW YORK BRANCH
45 EAST 53RD STREET
NEW YORK, NY 10022
IRREVOCABLE STANDBY LETTER OF CREDIT NO.
ISSUE DATE:
APPLICANT
Vineyard Wind 1 LLC
75 Arlington Street
7th Floor
Boston, MA 02116
Attn:
Finance and Treasury
aortega@vineyardwind.com
207.629.7412
BENEFICIARY
NSTAR Electric Company d/b/a Eversource Energy
c/o Eversource Energy Service Company
Treasury Department
107 Selden Street
Berlin, CT 06037
ATTENTION: MR. AARON J. CULLEN, MANAGER MIDDLE OFFICE & CREDIT EXPIRY DATE AND TIME: [insert date & bank branch closing time]1
CURRENCY    AMOUNT
USD
WE, HEREBY ISSUE IN YOUR FAVOR OUR IRREVOCABLE STANDBY LETTER OF
CREDIT NO: [    ] BY ORDER OF AND FOR THE ACCOUNT OF Vineyard
Wind 1 LLC (“Applicant”) FOR AN AMOUNT NOT TO EXCEED IN THE AGGREGATE [xxx] AND 00/100 UNITED STATES DOLLARS (USD [xxx]) (“ORIGINAL AMOUNT”) AVAILABLE BY YOUR DRAFT(S) AT SIGHT DRAWN ON US.
THIS LETTER OF CREDIT IS PRESENTABLE AND PAYABLE AT OUR COUNTERS AND WE HEREBY ENGAGE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT
WILL BE DULY HONORED ON PRESENTATION AT OUR OFFICE LOCATED AT [    ]
1 NTD: To be the date 12 months from the date of issuance.

WHEN ACCOMPANIED BY THE BELOW MENTIONED DOCUMENTS PURSUANT TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT.
1.YOUR SIGHT DRAFT, IN THE FORM OF ANNEX 1 ATTACHED HERETO; AND
2.YOUR SIGNED AND DATED STATEMENT, IN THE FORM OF ANNEX 2 ATTACHED HERETO; AND
3.COPY OF LETTER OF CREDIT AND ANY AMENDMENT(S).
ADDITIONAL TERMS AND CONDITIONS:
1.THIS LETTER OF CREDIT IS EFFECTIVE FROM [     __, 20[ ]] AND SHALL
EXPIRE ON [    __,    ]2 AT OUR COUNTERS, PROVIDED THAT THIS
LETTER OF CREDIT SHALL BE DEEMED TO BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE (1) YEAR PERIODS FROM THE CURRENT EXPIRY DATE HEREOF, OR ANY FUTURE EXPIRY DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE CURRENT OR ANY FUTURE EXPIRY DATE WE SEND YOU NOTICE BY REGISTERED MAIL RETURN RECEIPT REQUESTED OR OVERNIGHT COURIER SERVICES THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD; PROVIDED, HOWEVER, THAT THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT WILL BE OCTOBER 15, 2024. UPON RECEIPT BY YOU OF SUCH NOTICE AND IF A SUBSTITUTE LETTER OF CREDIT IN FORM, SUBSTANCE AND AMOUNT ACCEPTABLE TO YOU IS NOT PROVIDED TO YOU BY OR ON BEHALF OF THE APPLICANT AT LEAST THIRTY (30) DAYS PRIOR TO THE THEN CURRENT EXPIRY DATE IN EFFECT AT THE TIME OF NOTICE, THEN YOU MAY DRAW UNDER THIS LETTER OF CREDIT UP TO THE AVAILABLE AMOUNT.
2.THE AMOUNT AVAILABLE TO BE DRAWN HEREUNDER AT ANY TIME ("AVAILABLE AMOUNT") SHALL BE EQUAL TO THE ORIGINAL AMOUNT LESS THE AGGREGATE AMOUNT OF ANY PRIOR PAID UNREIMBURSED DRAWINGS HEREUNDER AT OUR COUNTERS.
3.ANY NUMBER OF PARTIAL DRAWINGS IS PERMITTED FROM TIME TO TIME UNDER THIS LETTER OF CREDIT.
4.A FAILURE TO MAKE ANY PARTIAL DRAWINGS AT ANY TIME SHALL NOT IMPAIR OR REDUCE THE AVAILABILITY OF THIS LETTER OF CREDIT IN ANY SUBSEQUENT PERIOD OR OUR OBLIGATION TO HONOR YOUR SUBSEQUENT DEMANDS FOR PAYMENT MADE IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT.
5.IN THE EVENT OF A FULL OR FINAL DRAWING, THE ORIGINAL STANDBY LETTER OF CREDIT MUST BE RETURNED TO US BY OVERNIGHT COURIER.
2 NTD: To be the date 12 months from the date of issuance.

6.PRESENTATION OF ANY DRAWING MAY BE MADE BY HAND-DELIVERY, EXPRESS COURIER, OR CERTIFIED MAIL AT THE FOLLOWING ADDRESS:
BANCO SANTANDER, S.A., NEW YORK BRANCH
45 EAST 53RD STREET
NEW YORK, NY 10022
7.DRAWINGS PRESENTED BY TELEFACSIMILE (“FAX”) TO FAX NO. 212 350-3535 (EACH SUCH DRAWING, A “FAX DRAWING”) ARE ALSO ACCEPTABLE PROVIDED THAT SUCH FAX PRESENTATION IS MADE ON OR BEFORE THE EXPIRATION DATE AND THE ORIGINAL DRAWING CERTIFICATES ARE SIMULTANEOUSLY FORWARDED BY OVERNIGHT COURIER SERVICE TO THE ABOVE ADDRESS, BUT THE FAILURE OF THE COURIER SERVICE TO TIMELY DELIVER SHALL NOT AFFECT THE EFFECTIVENESS OF THE FAX PRESENTATION. A FAX DRAWING WILL NOT BE EFFECTIVELY PRESENTED UNTIL YOU CONFIRM BY TELEPHONE OUR RECEIPT OF SUCH FAX DRAWING BY CALLING US AT TELEPHONE NUMBER 212 350-3535.
8.IF A DRAWING IS MADE BY YOU HEREUNDER AT OR BEFORE 11:00 A.M., NEW YORK TIME, ON A BUSINESS DAY (AS HEREINAFTER DEFINED) IN CONFORMANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE TO YOU IN IMMEDIATELY AVAILABLE FUNDS, NEW YORK TIME, WITHIN TWO BUSINESS DAY FOLLOWING PRESENTATION. IF A DRAWING IS MADE BY YOU HEREUNDER AFTER 11:00 A.M., NEW YORK TIME, ON A BUSINESS DAY IN CONFORMANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE TO YOU IN IMMEDIATELY AVAILABLE FUNDS, WITHIN THREE BUSINESS DAY FOLLOWING PRESENTATION.
9.THE TERM “BUSINESS DAY” AS USED HEREIN MEANS ANY DAY OTHER THAN (I) A SATURDAY, (II) A SUNDAY, OR (III) A DAY ON WHICH BANKING INSTITUTIONS LOCATED IN THE CITY OF NEW YORK, NEW YORK ARE REQUIRED OR AUTHORIZED BY LAW TO BE CLOSED.
10.THIS LETTER OF CREDIT MAY BE TERMINATED UPON BENEFICIARY’S RECEIPT OF FULL PAYMENT FROM THE APPLICANT AND ISSUER’S RECEIPT OF A WRITTEN RELEASE FROM THE BENEFICIARY RELEASING THE ISSUER FROM ITS OBLIGATIONS UNDER THIS LETTER OF CREDIT.
11.APPLICANT'S FILING OF A BANKRUPTCY, RECEIVERSHIP OR OTHER DEBTOR-RELIEF PETITION, AND/OR APPLICANT'S DISCHARGE THEREUNDER, SHALL IN NO WAY AFFECT THE LIABILITY OF THE ISSUER UNDER THIS LETTER OF CREDIT.
12.ALL COMMISSIONS AND OTHER BANKING CHARGES WITH RESPECT TO THIS LETTER OF CREDIT WILL BE BORNE BY THE APPLICANT.
13.THIS LETTER OF CREDIT MAY NOT BE AMENDED, CHANGED OR MODIFIED WITHOUT THE EXPRESS WRITTEN CONSENT OF THE BENEFICIARY AND THE ISSUER.

14.THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED OR ASSIGNED.
15.THIS LETTER OF CREDIT IS IRREVOCABLE.
16.THE BENEFICIARY SHALL NOT BE DEEMED TO HAVE WAIVED ANY RIGHTS UNDER THIS LETTER OF CREDIT, UNLESS THE BENEFICIARY OR AN AUTHORIZED AGENT OF THE BENEFICIARY SHALL HAVE SIGNED A DATED WRITTEN WAIVER. NO SUCH WAIVER, UNLESS EXPRESSLY SO STATED THEREIN, SHALL BE EFFECTIVE AS TO ANY TRANSACTION THAT OCCURS SUBSEQUENT TO THE DATE OF THE WAIVER, NOR AS TO ANY CONTINUANCE OF A BREACH AFTER THE WAIVER.
17.NOTWITHSTANDING ANY PROVISION OF THIS LETTER OF CREDIT TO THE CONTRARY, SHOULD THIS LETTER OF CREDIT EXPIRE OR TERMINATE ON A DATE THAT THE ISSUER'S LOCATION IS CLOSED DUE TO AN INTERRUPTION OF THE ISSUER'S BUSINESS CAUSED BY AN ACT OF GOD, WEATHER-RELATED EVENT, RIOT, CIVIL COMMOTION, INSURRECTION, ACT OF TERRORISM, WAR, DECLARED OR UNDECLARED, OR ANY CAUSE BEYOND THE ISSUER'S CONTROL, THEN THE TERMS OF THIS LETTER OF CREDIT WILL AUTOMATICALLY BE EXTENDED FOR AN ADDITIONAL PERIOD EQUAL TO THE LENGTH OF THE INTERRUPTION OF THE ISSUER'S BUSINESS, WHICH ADDITIONAL PERIOD SHALL NOT BE LESS THAN TEN (10) BUSINESS DAYS OR IN ANY EVENT NOT LONGER THAN THIRTY (30) CALENDAR DAYS, FOLLOWING THE DAY ON WHICH THE ISSUER RESUMES ITS BUSINESS AFTER THE CAUSE OF SUCH INTERRUPTION HAS BEEN REMOVED OR ELIMINATED, AND, AS A RESULT, ANY DRAWING ON THIS LETTER OF CREDIT WHICH COULD PROPERLY HAVE BEEN MADE, BUT FOR SUCH INTERRUPTION, SHALL BE PERMITTED DURING SUCH EXTENDED PERIOD.
18.THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (1998) OF THE INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 (“ISP98”). AS TO MATTERS NOT GOVERNED BY ISP98, THIS LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, TO THE EXTENT NOT INCONSISTENT WITH ISP98, THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.
19.SHOULD BENEFICIARY REQUIRE A REPLACEMENT OF THIS LETTER OF CREDIT DUE TO LOSS OR DESTRUCTION OF THE ORIGINAL, WE WILL PROVIDE REPLACEMENT UPON RECEIPT OF LETTER OF INDEMNITY IN A FORMAT ACCEPTABLE TO US SIGNED BY A REPRESENTATIVE OF THE BENEFICIARY THAT THIS LETTER OF CREDIT IS LOST OR DESTROYED AND IT REMAINS AVAILABLE FOR DRAWING
20.PLEASE DIRECT ANY WRITTEN CORRESPONDENCE, INCLUDING DRAWING
OR INQUIRIES TO: BANCO SANTANDER, S.A., NEW YORK BRANCH
45 EAST 53RD STREET NEW YORK, NY 10022

VERY TRULY YOURS,
BANCO SANTANDER, S.A., NEW YORK BRANCH
AUTHORIZED SIGNATURE

ANNEX 1 TO LETTER OF CREDIT - FORM OF SIGHT DRAFT
SIGHT DRAFT
[DATE]
To:
BANCO SANTANDER, S.A., NEW YORK BRANCH
45 EAST 53RD STREET
NEW YORK, NY 10022
Re:    Irrevocable Letter of Credit No. [ ########## ]
Pay to the order of: NSTAR Electric Company d/b/a Eversource Energy (the “Beneficiary”)
[ Amount ] and [##]/100 (UNITED STATES DOLLARS (USD [#####.##]) at sight.
By wire transfer in same day funds to
[Bank Name], ABA Routing No. [#########],
Account No. [ ####### ].
NSTAR Electric Company d/b/a Eversource Energy
By:
Name:
Title:
Date:

EXHIBIT O-4
TO
CREDIT AGREEMENT
FORM OF FCM LETTER OF CREDIT
See attached.

[DATE PROVIDED]
IRREVOCABLE STANDBY LETTER OF CREDIT NO.
[EXPIRATION DATE]
WE DO HEREBY ISSUE THIS IRREVOCABLE NON-TRANSFERABLE STANDBY LETTER OF CREDIT BY ORDER OF AND FOR THE ACCOUNT OF VINEYARD WIND 1 LLC (“ACCOUNT PARTY”) IN FAVOR OF ISO NEW ENGLAND INC. (“ISO” OR “BENEFICIARY”) (“STANDBY LETTER OF CREDIT”).
THIS STANDBY LETTER OF CREDIT IS IRREVOCABLE AND IS ISSUED, PRESENTABLE AND PAYABLE AND WE GUARANTY TO THE DRAWERS, ENDORSERS AND BONA FIDE HOLDERS OF THIS STANDBY LETTER OF CREDIT THAT DRAFTS UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE HONORED ON PRESENTATION OF THIS STANDBY LETTER OF CREDIT.
THIS STANDBY LETTER OF CREDIT IS AVAILABLE IN ONE OR MORE DRAFTS AND MAY BE DRAWN HEREUNDER FOR THE ACCOUNT OF THE ACCOUNT PARTY UP TO AN AMOUNT
NOT EXCEEDING US$[    ] (UNITED STATES DOLLARS
    AND 00/100).
THIS STANDBY LETTER OF CREDIT IS DRAWN AGAINST BY PRESENTATION TO US AT OUR OFFICE LOCATED AT THE FOLLOWING ADDRESS:
NATIXIS
1251 AVENUE OF THE AMERICAS, 3RD FLOOR
NEW YORK, NY 10020
FAX: 201-761-6936
PHONE: 212-872-5141

A DRAWING CERTIFICATE SIGNED BY A PURPORTED OFFICER OR AUTHORIZED AGENT OF THE ISO AND DATED THE DATE OF PRESENTATION CONTAINING THE FOLLOWING STATEMENT:
“THE UNDERSIGNED HEREBY CERTIFIES TO NATIXIS (“ISSUER”), WITH REFERENCE
TO IRREVOCABLE NON-TRANSFERABLE STANDBY LETTER OF CREDIT NO. [    ]
ISSUED BY ISSUER IN FAVOR OF ISO NEW ENGLAND INC. (“ISO”), THAT VINEYARD WIND 1 LLC HAS FAILED TO PAY THE ISO, IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF THE TARIFF FILED BY THE ISO, AND THUS THE ISO IS DRAWING UPON THE STANDBY LETTER OF CREDIT IN AN AMOUNT EQUAL TO
$    .”
IF PRESENTATION OF ANY DRAWING CERTIFICATE IS MADE ON A BUSINESS DAY AND SUCH PRESENTATION IS MADE AT OUR COUNTERS ON OR BEFORE 10:00 A.M. NEW YORK CITY TIME, WE SHALL SATISFY SUCH DRAWING REQUEST ON THE SAME BUSINESS DAY. IF THE DRAWING CERTIFICATE IS RECEIVED AT OUR COUNTERS AFTER 10:00 A.M. NEW YORK CITY TIME, WE WILL SATISFY SUCH DRAWING REQUEST ON THE NEXT BUSINESS DAY. FOR THE PURPOSES OF THIS SECTION, A BUSINESS DAY MEANS A DAY, OTHER THAN A SATURDAY OR SUNDAY, ON WHICH THE FEDERAL RESERVE BANK OF NEW YORK IS NOT AUTHORIZED OR REQUIRED TO BE CLOSED. DISBURSEMENTS SHALL BE IN ACCORDANCE WITH THE INSTRUCTIONS OF THE ISO.
THE FOLLOWING TERMS AND CONDITIONS APPLY:
THIS STANDBY LETTER OF CREDIT SHALL EXPIRE AT THE CLOSE OF BUSINESS [DATE]1.
THIS STANDBY LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED WITHOUT AN AMENDMENT FOR A ONE YEAR PERIOD BEGINNING ON THE INITIAL
1 NTD: Date to be 12 months after the date of issuance.

EXPIRATION DATE HEREOF AND UPON EACH ANNIVERSARY OF SUCH DATE, UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO ANY SUCH EXPIRATION DATE WE HAVE SENT YOU WRITTEN NOTICE BY REGULAR AND REGISTERED MAIL OR COURIER SERVICE THAT WE ELECT NOT TO PERMIT THIS STANDBY LETTER OF CREDIT TO BE SO EXTENDED, AND THAT THIS STANDBY LETTER OF CREDIT WILL EXPIRE ON ITS THEN CURRENT EXPIRATION DATE. NO PRESENTATION MADE UNDER THIS STANDBY LETTER OF CREDIT AFTER SUCH EXPIRATION DATE WILL BE HONORED.
THE AMOUNT WHICH MAY BE DRAWN BY YOU UNDER THIS STANDBY LETTER OF CREDIT SHALL BE AUTOMATICALLY REDUCED BY THE AMOUNT OF ANY DRAWINGS HEREUNDER AT OUR COUNTERS. ANY NUMBER OF PARTIAL DRAWINGS ARE PERMITTED FROM TIME TO TIME HEREUNDER.
ALL COMMISSIONS AND CHARGES WILL BE BORNE BY THE ACCOUNT PARTY.
THIS STANDBY LETTER OF CREDIT IS NOT TRANSFERABLE OR ASSIGNABLE. THIS STANDBY LETTER OF CREDIT DOES NOT INCORPORATE AND SHALL NOT BE DEEMED MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT (A) THAT IS REFERRED TO HEREIN (EXCEPT FOR THE ISP, AS DEFINED BELOW) OR (B) IN WHICH THIS STANDBY LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS STANDBY LETTER OF CREDIT RELATES.
THIS STANDBY LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNATIONAL STANDBY PRACTICES (“ISP98”) OF THE INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590, INCLUDING ANY AMENDMENTS, MODIFICATIONS, OR REVISIONS THEREOF (THE “ISP”), EXCEPT TO THE EXTENT THAT THE TERMS HEREOF ARE INCONSISTENT WITH THE PROVISIONS OF THE ISP, IN WHICH CASE THE TERMS OF THIS STANDBY LETTER OF CREDIT SHALL GOVERN. THIS STANDBY LETTER OF CREDIT SHALL BE GOVERNED

BY THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS TO THE EXTENT THAT THE TERMS ARE NOT GOVERNED BY THE ISP.
THIS STANDBY LETTER OF CREDIT MAY NOT BE AMENDED, CHANGED OR MODIFIED WITHOUT THE EXPRESS WRITTEN CONSENT OF THE ISO AND ISSUER.
WE HEREBY ENGAGE WITH YOU THAT DOCUMENTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION AS SPECIFIED AND WE REPRESENT THAT THE ACCOUNT PARTY IS NOT AN AFFILIATE OF THE ISSUER.
PRESENTATION OF ANY DRAWING CERTIFICATE UNDER THIS STANDBY LETTER OF CREDIT MAY BE SENT TO US BY COURIER, CERTIFIED MAIL, REGISTERED MAIL, OR FACSIMILE (WITH A CONFIRMING COPY OF SUCH FACSIMILE SENT AFTER THE DRAWING BY CERTIFIED MAIL TO THE ADDRESS SET FORTH BELOW; PROVIDED HOWEVER, THAT THE CONFIRMING COPY SHALL NOT BE A PREREQUISITE FOR US TO HONOR ANY PRESENTATION OTHERWISE MADE IN ACCORDANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT), OR SUCH OTHER ADDRESS AS MAY HEREAFTER BE FURNISHED BY US. OTHER NOTICES CONCERNING THIS STANDBY LETTER OF CREDIT MAY BE SENT BY SIMILAR COMMUNICATIONS FACILITY TO THE RESPECTIVE ADDRESSES SET FORTH BELOW. ALL SUCH NOTICES AND COMMUNICATIONS SHALL BE EFFECTIVE WHEN ACTUALLY RECEIVED BY THE INTENDED RECIPIENT PARTY.
IF TO THE BENEFICIARY OF THIS STANDBY LETTER OF CREDIT:
ISO NEW ENGLAND INC.
ATTENTION: CREDIT DEPARTMENT
1 SULLIVAN RD. HOLYOKE, MA 01040
FAX: 413-540-4569
EMAIL: CREDITDEPARTMENT@ISO-NE.COM

IF TO THE ACCOUNT PARTY:
VINEYARD WIND 1 LLC
75 ARLINGTON STREET, 7TH FLOOR
BOSTON, MA 02116
ATTENTION: FINANCE AND TREASURY
EMAIL: AORTEGA@VINEYARDWIND.COM
PHONE: 207-629-7412
FAX: 857-265-2149
IF TO ISSUER:
NATIXIS
1251 AVENUE OF THE AMERICAS, 3RD FLOOR
NEW YORK, NY 10020
FAX: 201-761-6936
PHONE: 212-872-5141
[signature]    [signature]

EXHIBIT O-5
TO
CREDIT AGREEMENT
FORM OF NEW BEDFORD LETTER OF CREDIT
See attached.

LETTER OF CREDIT
BANCO SANTANDER, S.A., NEW YORK BRANCH
45 EAST 53RD STREET
NEW YORK, NY 10022
[ Date ]
Irrevocable Standby Letter of Credit No.
Beneficiary:
The Massachusetts Clean Energy Technology Center
63 Franklin Street, 3rd Floor
Boston, Massachusetts, 02110
Attn: Rachel Perez
Controller
617-315-9338
Email – RPerez@MassCEC.com and Finance@MassCEC.com
Applicant:
Vineyard Wind 1 LLC
75 Arlington Street, 7th Floor
Boston, MA 02116
Attn: Finance and Treasury
Email: aortega@vineyardwind.com
Tel: 207.629.7412
Dear Madam or Sir:
We hereby establish for the account of Vineyard Wind 1 LLC (the “Account Party”), our
irrevocable standby letter of credit in your favor for an amount of USD $[    ]
(    ) Dollars United States currency) (the “Available
Amount”). Account Party has advised us that this letter of credit is issued in connection with the Amended and Restated Lease Agreement dated as of August 11, 2020, between Vineyard Wind LLC as predecessor-in-interest to the Account Party and Massachusetts Clean Energy Technology Center (the “Beneficiary”) (as amended and as may be further amended, supplemented or otherwise modified, the “Lease”). This letter of credit shall (i) become effective immediately for
the term of one (1) year and shall expire on [    ] (the “Expiration Date”), and (ii) is subject to
the following:

1.Funds under this letter of credit shall be made available to Beneficiary against its draft drawn on us in the form of Annex 1 hereto, accompanied by (a) a certificate in the form of Annex 2 hereto, appropriately completed and signed by an authorized officer of Beneficiary, dated the date of presentation and (b) the original of the letter of credit and all amendments (or photocopy of the original for partial drawings) and presented at our office located at 45 EAST 53RD STREET NEW YORK, NY 10022, attention Trade Services (or at any other office which may be designated by us by written notice delivered to you). DRAWINGS PRESENTED BY TELEFACSIMILE (“FAX”) TO FAX NO. 212 350-3535 (EACH SUCH DRAWING, A “FAX DRAWING”) ARE ALSO ACCEPTABLE PROVIDED THAT SUCH FAX PRESENTATION IS MADE ON OR BEFORE THE EXPIRATION DATE AND THE ORIGINAL DRAWING CERTIFICATES ARE SIMULTANEOUSLY FORWARDED BY OVERNIGHT COURIER SERVICE TO THE ABOVE ADDRESS, BUT THE FAILURE OF THE COURIER SERVICE TO TIMELY DELIVER SHALL NOT AFFECT THE EFFECTIVENESS OF THE FAX PRESENTATION. A FAX DRAWING WILL NOT BE EFFECTIVELY PRESENTED UNTIL YOU CONFIRM BY TELEPHONE OUR RECEIPT OF SUCH FAX DRAWING BY CALLING US AT TELEPHONE NUMBER 212 350-3535. A presentation under this letter of credit may be made only on a day, and during hours, in which such office is open for business (a “Business Day”). If we receive your presentation at such office on any Business Day, all in strict conformity with the terms and conditions of this letter of credit, we will honor the same by making payment in accordance with your payment instructions on or before the second succeeding Business Day after such presentation. Partial and multiple drawing of funds shall be permitted under this Letter of Credit, and this Letter of Credit shall remain in full force and effect with respect to any continuing balance; provided that the Available Amount shall be reduced by the amount of each such drawing.
2.This letter of credit shall terminate upon the earliest to occur of (i) our receipt of a notice in the form of Annex 3 hereto signed by an authorized officer of Beneficiary, accompanied by this letter of credit for cancellation, (ii) our close of business at our aforesaid office on the Expiration Date, or if the Expiration Date is not a Business Day, then on the next succeeding Business Day. This letter of credit shall be surrendered to us by you upon the earlier of presentation or expiration.
3.It is a condition of the letter of credit that it shall be deemed to be automatically extended without amendment for additional one-year periods, unless at least sixty (60) days prior to the Expiration Date we send you notice by registered mail, return receipt requested or courier service or hand delivery at the above address and simultaneously with a copy by e-mail to bcarlisle@masscec.com and jhitt@masscec that we hereby elect not to consider this letter of credit extended for such additional period; provided, however, that the final expiration date of this letter of credit will be as of October 15, 2024 (the “Final Expiration Date”).
4.This letter of credit shall be governed by, and construed in accordance with, the terms of the International Standby Practices, ISP 98, International Chamber of Commerce Publication No. 590 (the “ISP”), to the extent that such terms are not inconsistent with this letter of credit. As to matters not governed by the ISP, this letter of credit shall be governed by, and construed in accordance with, the laws of the State of New York, including without limitation, to the extent not inconsistent with ISP98, the Uniform Commercial Code as in effect in the State of New York.
5.This letter of credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement (including without limitation, the Lease) referred to herein, except for Annexes 1, 2 and 3 hereto and the notices referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as otherwise provided in this paragraph 5.
6.Communications with respect to this letter of credit shall be in writing and shall be addressed to us at the address referred to in paragraph 1 above, and shall specifically refer to this letter of credit no. _____.
FOR THE AVOIDANCE OF DOUBT, IT SHOULD BE NOTED THAT WE ARE A CREDIT INSTITUTION INCORPORATED AND HAVING OUR CENTER OF MAIN INTERESTS AND OPERATIONS IN SPAIN AND WE ARE THEREFORE SUBJECT TO THE EUROPEAN UNION AND SPANISH INSOLVENCY LAWS AND OTHER LAWS RELATING TO OR AFFECTING THE RIGHTS OF CREDIT INSTITUTIONS CREDITORS´ GENERALLY, ALLOWING THE COURTS OF COMPETENT JURISDICTION AND RECOVERY AND RESOLUTION AUTHORITIES THEREUNDER TO, UPON AN INSOLVENCY OR RESOLUTION, REDUCE, CONVERT OR CANCEL THE RIGHTS OF OUR CREDITORS.
VERY TRULY YOURS,

BANCO SANTANDER, S.A., NEW YORK BRANCH

AUTHORIZED SIGNATURE    AUTHORIZED SIGNATURE

ANNEX 1
TO LETTER OF CREDIT NO.
Draft under Letter of Credit No.
[ Month, Day , Year ]
On [second business day next succeeding date of presentation]
Pay to The Massachusetts Clean Energy Technology Center    U.S. $
    [not to exceed the Available Amount]
[Address 1]
[Address 2]
[insert any wire instructions]
For value received and charge to account of Letter of Credit No.    .
By:
Title:

ANNEX 2
TO LETTER OF CREDIT NO.
Drawing under Letter of Credit No.
The undersigned, a duly authorized officer of the Massachusetts Clean Energy Technology Center, a public instrumentality located in the Commonwealth of Massachusetts, (“Beneficiary”), hereby certifies on behalf of Beneficiary with reference to irrevocable standby Letter of Credit No.
    (the “Letter of Credit”) issued for the account of Vineyard Wind 1 LLC, that:
1)[Pursuant to that certain Amended and Restated Lease Agreement dated as of August 11, 2020, between Vineyard Wind LLC as predecessor-in-interest to the “Account Party” Vineyard Wind 1 LLC and Massachusetts Clean Energy Technology Center (the “Beneficiary”) (as amended and as may be further amended, supplemented or otherwise modified, the “Lease”)Financing Contingency Deposit as defined in said Lease has become the sole property of the Beneficiary and as a result, the Beneficiary is entitled to payment of an amount equal to
Dollars ($ ) from this Letter of Credit;]
--or--
[(i) Beneficiary has received notice from the Issuing Bank pursuant to Section 3 of the Letter of Credit, (ii) the Letter of Credit will expire in fewer than sixty (60) Days from the date hereof, and (iii) Account Party has failed to deliver to Beneficiary a replacement letter of credit satisfying the requirements of the Agreement. As such, as of the date hereof Beneficiary is entitled to draw under the Letter of Credit as specified in the accompanying sight draft.]
2)by presenting this certificate and the accompanying sight draft, Beneficiary is requesting that
payment in the amount of $    , as specified on said draft, be made under the Letter
of Credit by wire transfer or deposit of funds into the account specified on said draft;
3)the amount specified on the sight draft accompanying this certificate does not exceed the amount which Beneficiary is entitled to draft under said Agreement as of the date hereof.
In witness whereof, Beneficiary has caused this certificate to be duly executed and delivered by its duly authorized officer as of the date and year written below.
Date:
By:
Title:

ANNEX 3
TO LETTER OF CREDIT NO.
Notice of surrender of Letter of Credit No.
Date:
Attention: Letter of Credit Department
Re: Letter of Credit No.    issued for the account of Vineyard Wind 1 LLC
Ladies and Gentlemen:
We refer to your above-mentioned irrevocable standby Letter of Credit (the “Letter of Credit”). The undersigned hereby surrenders the Letter of Credit to you for cancellation as of the date hereof. No payment is demanded of you under this Letter of Credit in connection with this surrender.
Very truly yours,
By:
Title:

EXHIBIT O-6
TO
CREDIT AGREEMENT
FORM OF WATER COMMISSION LETTER OF CREDIT
See attached.

LETTER OF CREDIT
BANCO SANTANDER, S.A., NEW YORK BRANCH
45 EAST 53RD STREET
NEW YORK, NY 10022
[ Date ]
Irrevocable Standby Letter of Credit No.
Beneficiary:
Centerville-Osterville-Marstons Mills Fire District/Water Department

[			]
[			]
Attn:	[	Name ]
	[	Title ]
	[	Phone ]
	[	Fax ]

Applicant:
Vineyard Wind 1 LLC
75 Arlington Street, 7th Floor
Boston, MA 02116
Attn: Finance and Treasury
Email: aortega@vineyardwind.com
Tel: 207.629.7412
Dear Madam or Sir:
We hereby establish for the account of Vineyard Wind 1 LLC (the “Account Party”), our
irrevocable standby letter of credit in your favor for an amount of USD $[    ] ([Amt in words ]
Dollars United States currency) (the “Available Amount”). Account Party has advised us that this letter of credit is issued in connection with the Memorandum of Agreement, dated as of July 14, 2021, between Account Party and Beneficiary (as amended and as may be further amended, supplemented or otherwise modified). This letter of credit shall (i) become effective immediately
for the term of one (1) year and shall expire on [    ] (the “Expiration Date”), and (ii) is subject
to the following:
1.    Funds under this letter of credit shall be made available to Beneficiary against its draft drawn on us in the form of Annex 1 hereto, accompanied by (a) a certificate in the form of

Annex 2 hereto, appropriately completed and signed by an authorized officer of Beneficiary, dated the date of presentation and (b) the original of the letter of credit and all amendments (or photocopy of the original for partial drawings) and presented at our office located at 45 EAST 53RD STREET NEW YORK, NY 10022, attention Trade Services (or at any other office which may be designated by us by written notice delivered to you). A presentation under this letter of credit may be made only on a day, and during hours, in which such office is open for business (a “Business Day”). If we receive your presentation at such office on any Business Day, all in strict conformity with the terms and conditions of this letter of credit, we will honor the same by making payment in accordance with your payment instructions on or before the third succeeding Business Day after such presentation. Partial and multiple drawing of funds shall be permitted under this Letter of Credit, and this Letter of Credit shall remain in full force and effect with respect to any continuing balance; provided that the Available Amount shall be reduced by the amount of each such drawing.
2.This letter of credit shall terminate upon the earliest to occur of (i) our receipt of a notice in the form of Annex 3 hereto signed by an authorized officer of Beneficiary, accompanied by this letter of credit for cancellation, (ii) our close of business at our aforesaid office on the Expiration Date, or if the Expiration Date is not a Business Day, then on the preceding Business Day. This letter of credit shall be surrendered to us by you upon the earlier of presentation or expiration.
3.It is a condition of the letter of credit that it shall be deemed to be automatically extended without amendment for additional one-year periods, unless at least sixty (60) days prior to the Expiration Date we send you notice by registered mail, return receipt requested or courier service or hand delivery at the above address that we hereby elect not to consider this letter of credit extended for such additional period; provided, however, that the final expiration date of this letter of credit will be the Water Commission Letter of Credit Maturity Date (as defined in that certain Credit Agreement, dated as of September 15, 2021, by and among the Applicant, Banco Santander S.A., New York Branch, as the administrative agent, and the lenders, issuing lenders and other persons party thereto from time to time) (the “Final Expiration Date”).
4.This letter of credit shall be governed by, and construed in accordance with, the terms of the International Standby Practices, ISP 98, International Chamber of Commerce Publication No. 590 (the “ISP”), to the extent that such terms are not inconsistent with this letter of credit. As to matters not governed by the ISP, this letter of credit shall be governed by, and construed in accordance with, the laws of the State of New York, including without limitation, to the extent not inconsistent with ISP98, the Uniform Commercial Code as in effect in the State of New York.
5.This letter of credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except for Annexes 1, 2 and 3 hereto and the notices referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as otherwise provided in this paragraph 5.
6.Communications with respect to this letter of credit shall be in writing and shall be addressed to us at the address referred to in paragraph 1 above, and shall specifically refer to this letter of credit no. _____.
FOR THE AVOIDANCE OF DOUBT, IT SHOULD BE NOTED THAT WE ARE A CREDIT INSTITUTION INCORPORATED AND HAVING OUR CENTER OF MAIN INTERESTS AND OPERATIONS IN SPAIN AND WE ARE THEREFORE SUBJECT TO THE EUROPEAN UNION AND SPANISH INSOLVENCY LAWS AND OTHER LAWS RELATING TO OR AFFECTING THE RIGHTS OF CREDIT INSTITUTIONS CREDITORS´ GENERALLY, ALLOWING THE COURTS OF COMPETENT JURISDICTION AND RECOVERY AND RESOLUTION AUTHORITIES THEREUNDER TO, UPON AN INSOLVENCY OR RESOLUTION, REDUCE, CONVERT OR CANCEL THE RIGHTS OF OUR CREDITORS.
VERY TRULY YOURS,

BANCO SANTANDER, S.A., NEW YORK BRANCH

AUTHORIZED SIGNATURE    AUTHORIZED SIGNATURE

ANNEX 1
TO LETTER OF CREDIT NO.
Draft under Letter of Credit No.
[ Month, Day , Year ]
On [third business day next succeeding date of presentation]
Pay to [    ]    U.S. $    [not to exceed the Available Amount]
[Address 1]
[Address 2]
[insert any wire instructions]
For value received and charge to account of Letter of Credit No.    .
By:
Title:

ANNEX 2
TO LETTER OF CREDIT NO.
Drawing under Letter of Credit No.
The undersigned, a duly authorized officer of Centerville-Osterville-Marstons Mills Fire District/Water Department, a [    ] located in [    ], (“Beneficiary”), hereby certifies on behalf of Beneficiary with reference to irrevocable standby Letter of Credit No.    (the “Letter of Credit”) issued for the account of Vineyard Wind 1 LLC, that:
1)[pursuant to that certain Memorandum of Agreement, between Beneficiary and Vineyard Wind 1 LLC (“Account Party”) dated as of dated as of July 14, 2021 (“Agreement”), an Event of Default as defined in said Agreement has occurred and as a result, the Beneficiary is entitled to payment of an amount equal to    Dollars ($    ) from this Letter of Credit;]
--or--
[(i) Beneficiary has received notice from the Issuing Bank pursuant to Section 3 of the Letter of Credit, (ii) the Letter of Credit will expire in fewer than thirty (30) Days from the date hereof, and (iii) Account Party has failed to deliver to Beneficiary a replacement letter of credit satisfying the requirements of the Agreement. As such, as of the date hereof Beneficiary is entitled to draw under the Letter of Credit as specified in the accompanying sight draft.]
2)by presenting this certificate and the accompanying sight draft, Beneficiary is requesting that
payment in the amount of $    , as specified on said draft, be made under the Letter of Credit by wire transfer or deposit of funds into the account specified on said draft;
3)the amount specified on the sight draft accompanying this certificate does not exceed the amount which Beneficiary is entitled to draft under said Agreement as of the date hereof.
In witness whereof, Beneficiary has caused this certificate to be duly executed and delivered by its duly authorized officer as of the date and year written below.
Date:
By:
Title:

ANNEX 3
TO LETTER OF CREDIT NO.
Notice of surrender of Letter of Credit No.
Date:
Attention: Letter of Credit Department
Re: Letter of Credit No.    issued for the account of Vineyard Wind 1 LLC
Ladies and Gentlemen:
We refer to your above-mentioned irrevocable standby Letter of Credit (the “Letter of Credit”). The undersigned hereby surrenders the Letter of Credit to you for cancellation as of the date hereof. No payment is demanded of you under this Letter of Credit in connection with this surrender.
Very truly yours,
By:
Title:

EXHIBIT Q
TO
CREDIT AGREEMENT
CAPACITY TRADING PROTOCOLS
Borrower’s authority to sell or buy capacity or otherwise participate in capacity markets shall be subject to Borrower's compliance with the following requirements and conditions:
1.Borrower may assign management of capacity market sales and obligations to a qualified third party as agent (the “Agent”).
2.Borrower or Agent may only offer capacity of the Project into the ISO-NE Forward Capacity Market, including each annual Forward Capacity Auction (defined herein as set forth in the ISO-NE Tariff), substitution auction, annual reconfiguration auctions, monthly reconfiguration auctions, and any other auctions that may take place under the ISO-NE Forward Capacity Market. In addition, Borrower or Agent may enter into third-party bilateral capacity transactions.
3.The approval of the Administrative Agent shall be required to enter into third party-bilateral capacity transactions with a term of greater than twelve months or with total compensation to be paid by the purchaser thereunder equal to a greater than $25,000,000.00.
4.Borrower or Agent may offer up to the Available Qualified Capacity (as defined below) permitted to be offered by ISO-NE during the Capacity Offer Planning Meeting (as defined below). Borrower or Agent may manage the Project’s capacity exposure through periodic reconfiguration auctions and bilateral capacity transactions. “Available Qualified Capacity” means the maximum volume of capacity approved by ISO-NE that the Project may sell into the ISO-NE Forward Capacity Market for any single capacity commitment period, less any volume of capacity already committed through bilateral contracts.
5.Borrower or Agent is responsible for posting and maintaining financial assurance and credit requirements issued by ISO-NE for participation in the ISO-NE Forward Capacity Market.
6.Upon receipt of any ISO-NE capacity auction results, Borrower or Agent shall provide notice of the capacity supply obligations awarded to Borrower in the applicable delivery year or period.
7.Annually Borrower will review plans for upcoming ISO-NE annual Forward Capacity Auction and subsequent auctions and bilateral capacity opportunities, as appropriate, with the Administrative Agent (the "Capacity Offer Planning Meeting"). Topics for discussion at the Capacity Offer Planning Meeting include any material changes to the ISO-NE auction rules, penalty calculations, recent market results (including an increase in the frequency or magnitude of capacity scarcity or similar events, and any related relevant market factors, and taking into account the operational performance of the Project that may influence the Borrower's capacity
EXHIBIT Q-1    (VINEYARD WIND)

offer strategy, expected capacity award, or risk of size or frequency of incentive payments or penalties).
8. Notifications: The Borrower or Agent shall inform the Administrative Agent upon the following events or actions:
a)Upon the execution of any bilateral agreement being entered into for Forward Capacity with a third party;
b)Upon the award by ISO-NE to the Borrower for any Capacity Supply Obligation or the termination before the expiration of term of any previous award; or
c)Upon the assessment of any penalties by ISO-NE under any Capacity Supply Obligation.
EXHIBIT Q-2    (VINEYARD WIND)

EXHIBIT R-1
TO
CREDIT AGREEMENT
FORM OF CONTROL AGREEMENT
[See attached.]

FORM OF BLOCKED ACCOUNT CONTROL AGREEMENT (JPM)
Blocked Account Control Agreement
(“Shifting Control”) l JPMorgan Chase Bank, N.A.
BLOCKED ACCOUNT CONTROL AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of    by and among Vineyard Wind 1 LLC (“Company”), MUFG Union Bank, N.A., as collateral agent (in such capacity, together with its permitted successors and assigns, “Secured Party”) and JPMorgan Chase Bank, N.A. (“Bank” and together with Company and Secured Party, “Parties” and each of the Parties in its individual capacity, “Party”).
The Parties refer to the following account(s) in the name of Company maintained at Bank (individually and collectively, the “Account”) and hereby agree as follows:

Account Number(s):
1.    (a) Company and Secured Party notify Bank that pursuant to a security and pledge agreement (as the same may be amended, modified, supplemented, or restated from time to time, the “Security Agreement”), by and among Company, Secured Party and the other persons party thereto from time to time, Company has granted Secured Party, on behalf and for the benefit of the secured parties identified therein, a security interest in the Account and all funds on deposit from time to time therein. Bank acknowledges being so notified.
(b) Bank hereby confirms that the Account is a demand deposit account maintained by Company with Bank in Bank's ordinary course of business and that Bank is a national banking association. Each party confirms that it intends that this Agreement constitute an “authenticated record” as defined in Article 9 of the Uniform Commercial Code as in effect in the State of New York from time to time (“UCC”). As of the effective date of this Agreement, Bank confirms that except for this Agreement and the applicable Account Documentation, (i) Bank is not currently party to any agreement with any person or entity pursuant to which Bank is obligated to comply with instructions as to the disposition of funds from the Account and (ii) for the duration of the Agreement Bank shall not, without the prior written consent of Secured Party, enter into any agreement with any other person or entity pursuant to which Bank is obligated to comply with instructions as to the disposition of funds from the Account.
2.    (a) It is the intent of the Parties that Secured Party has “control” over the Account within the meaning of such term under Section
9-104 of the UCC. Bank agrees that it shall follow the Instructions (as defined below) of Secured Party concerning the Account without further consent of Company. Notwithstanding the foregoing, Secured Party hereby instructs Bank that, prior to the Effective Time (as defined below), Bank shall honor all withdrawal, payment, transfer or other fund disposition or other instructions (collectively, “Instructions”) which Company is entitled to give under the Account Documentation (as defined below) received from Company (but not those from Secured Party) concerning the Account. On and after the Effective Time (and without Company’s consent), Bank shall honor all written Instructions received from Secured Party (but not those from Company) concerning the Account and Company shall have no right or ability to access or withdraw or transfer funds from the Account.
(b)The “Effective Time” shall be the opening of business on the second Business Day following the Business Day on which a notice purporting to be signed by Secured Party in substantially the same form as Exhibit A, with a copy of this Agreement attached to such notice (a “Shifting Control Notice”), is actually received by the unit of Bank to whom the notice is required to be addressed; provided, however, that if any such notice is so received after 12:00 noon, Eastern time, on any Business Day, the Effective Time shall be the opening of business on the third Business Day following the Business Day on which such receipt occurs. A “Business Day” is any day other than a Saturday, Sunday or other day on which Bank is or is authorized or required by law to be closed.

(c)Notwithstanding the foregoing: (i) all transactions involving or resulting in a transaction involving the Account duly commenced by Bank or any affiliate prior to the Effective Time and so consummated or processed thereafter shall be deemed not to constitute a violation of this Agreement; and (ii) Bank and/or any affiliate may (at its discretion and without any obligation to do so) (x) cease honoring Company’s Instructions and/or commence honoring solely Secured Party’s Instructions concerning the Account at any time or from time to time after it becomes aware that Secured Party has sent to it a Shifting Control Notice but prior to the Effective Time (including without limitation halting, reversing or redirecting any transaction referred to in clause (i) above), or (y) deem a Shifting Control Notice to be received by it, for purposes of the foregoing paragraph, prior to the specified unit’s actual receipt if otherwise actually received by Bank (or if such Shifting Control Notice does not substantially comply with the form attached as Exhibit A or does not attach an appropriate copy of this Agreement), with no liability whatsoever to Company for doing so.
3.    This Agreement supplements, rather than replaces, Bank’s deposit account agreement, terms and conditions and other standard documentation in effect from time to time with respect to the Account or services provided in connection with the Account (the “Account Documentation”), which Account Documentation will continue to apply to the Account and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties to such Account Documentation and this Agreement, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control). Prior to issuing any Instructions on or after the Effective Time, Secured Party shall provide Bank with such documentation as Bank may reasonably request to establish the identity and authority of the individuals issuing Instructions on behalf of Secured Party. Secured Party may request Bank to provide other services (such as
Exhibit R-1-2    (VINEYARD WIND)

automatic daily transfers) with respect to the Account on or after the Effective Time; however, if such services are not authorized or otherwise covered under the Account Documentation, Bank’s decision to provide any such services shall be made in its sole discretion (including without limitation being subject to Company and/or Secured Party executing such Account Documentation or other documentation as Bank may require).
4.    If Bank has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Account, Bank agrees that such security interest shall be subordinate to the Secured Party’s for so long as this Agreement is in effect, provided that this subordination will not apply to any security interest that Bank has in an item or its proceeds as a collecting bank and Bank agrees not to exercise or claim any right of offset, banker’s lien or other like right against the Account for so long as this Agreement is in effect except with respect to (i) returned or charged-back items, reversals or cancellations of payment orders and other electronic fund transfers or other corrections or adjustments to the Account or transactions therein, (ii) overdrafts in the Account or (iii) Bank’s customary charges, fees and documented expenses with respect to the Account or the services provided hereunder.
5.    Notwithstanding anything to the contrary in this Agreement: (i) Bank shall have only the duties and responsibilities with respect to the matters set forth in writing in this Agreement and shall not be deemed to be an agent, bailee or fiduciary for any Party (ii) Bank shall be fully protected in acting or refraining from acting in good faith without investigation on any notice (including without limitation a Shifting Control Notice), Instruction or request purportedly furnished to it by Company or Secured Party in accordance with the terms of this Agreement, in which case the Parties agree that Bank has no duty to make any further inquiry whatsoever; (iii) it is hereby acknowledged and agreed that Bank has no knowledge of (and is not required to know) the terms and provisions of the Security Agreement referred to in Section 1 above or any other related documentation or whether any actions by Secured Party (including without limitation the sending of a Shifting Control Notice), Company or any other person or entity are permitted under, constitutes a breach of, or is consistent or inconsistent with such Security Agreement, (iv) Bank shall not be liable to Company or Secured Party or any other person for any action or failure to act under or in connection with this Agreement or the Account, except to the extent such conduct constitutes its own willful misconduct or gross negligence (and to the maximum extent permitted by law, shall under no circumstances be liable for any incidental, indirect, special, consequential or punitive damages); and (v) Bank shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond Bank’s reasonable control.
6.    (a) Company agrees to indemnify, defend and save harmless Bank against any loss, liability or expense (including reasonable and documented out-of-pocket fees and disbursements of outside counsel) (collectively, “Covered Items”) incurred (i) in connection with this Agreement or the Account (except to the extent due to Bank's willful misconduct or gross negligence) or any related interpleader proceeding, or (ii) as a result of following Company's direction or Instructions.
(b) To the extent Bank is not indemnified by Company pursuant to the preceding sentence and to the extent such obligations are not satisfied within five (5) Business Days after written demand on Company by Bank, Secured Party agrees to indemnify, defend and save harmless Bank against any Covered Items incurred (i) on or after the Effective Time in connection with this Agreement or the Account or any related interpleader proceeding, (ii) as a result of following Secured Party’s direction or Instructions (including without limitation Bank’s honoring of a Shifting Control Notice) or (iii) due to any claim by Secured Party of an interest in the Account or the funds on deposit therein; in each case except to the extent due to Bank’s willful misconduct or gross negligence; provided, that Secured Party’s liability under this clause (b) for Covered Items relating to items described in clauses (i) through (iii) of Section 4 above shall be limited to the aggregate amount of proceeds received by and/or disbursed from the Account on Secured Party’s instructions pursuant to the terms of this Agreement.
7.    (a) Bank may terminate this Agreement (i) in its discretion upon the sending of at least thirty (30) calendar days advance written notice to Company and Secured Party or (ii) because of a material breach by Company or Secured Party of any of the terms of this Agreement or the Account Documentation, upon the sending of at least five (5) Business Days advance written notice to Company and Secured Party.
(b)Secured Party may terminate this Agreement in its discretion upon the sending of at least three (3) Business Days advance written notice (“Termination Delivery Requirement”) in substantially the same form as Exhibit B, with a copy of the Agreement attached thereto (a “Secured Party Termination Notice”) to Bank and Company, provided that Bank may shorten or waive the Termination Delivery Requirement and any such shortening or waiver shall be binding on the Parties.
(c)Any other termination, any amendment or waiver of this Agreement shall be effected solely by an instrument in writing executed by all the Parties. The provisions of Sections 5 and 6 above shall survive any termination of this Agreement.
8. Company shall compensate Bank for the opening and administration of the Account and services provided hereunder in accordance with Bank’s customary fee schedules from time to time in effect. Payment will be effected by a direct debit to the Account or as otherwise agreed to between Company and Bank; however, Bank retains the right to debit the Account for any fees that are not paid when due.
9.    (a) No Party may assign or transfer its rights or obligations under this Agreement to any person or entity without the prior written consent of the other Parties; provided, however, that no consent will be required if the assignment or transfer takes place as part of a merger, acquisition or corporate reorganization affecting Bank. A failure to comply with the assignment requirements referenced under this section shall result in such assignment being null and void.
(b) Notwithstanding the foregoing, Secured Party may, without the consent of the other Parties, transfer its rights and obligations under this Agreement (i) to an assignee to which, by contract or operation of law, Secured Party transfers substantially all of its
Exhibit R-1-3    (VINEYARD WIND)

rights and obligations under the financing arrangement with Company or (ii) to a successor representative, if Secured Party is acting as a representative in whose favor a security interest is provided for or created; provided as between Bank and Secured Party, Secured Party will not be released from its obligations under this Agreement unless and until an Assignment Notice is actually received by the unit of Bank to whom notice is required to be addressed. An “Assignment Notice” is a notice purporting to be signed by Secured Party and assignee in which assignee agrees to assume all of Secured Party’s obligations under this Agreement substantially in the same form as Exhibit C, with a copy of this Agreement to be attached to the notice.
10.Upon Secured Party’s request and at Company’s sole expense, Bank will provide Bank’s standard bank statements covering deposits to and withdrawals from the Account. Bank may disclose to Secured Party such other information concerning the Account as Secured Party may from time to time reasonably request.
11.This Agreement: (i) may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument; (ii) shall become effective when counterparts have been signed and delivered by the Parties, and (iii) may be executed using Electronic Signatures, which the Parties agree are intended to authenticate this writing and to have the same force and effect as manual signatures. "Electronic Signature" means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures. Each Party represents and warrants on a continuous basis that (i) any Electronic Signature on this Agreement constitutes valid execution of this Agreement by a duly authorized signer in accordance with applicable law and, as applicable, its constitutional documents and (ii) this Agreement constitutes its valid, legal, enforceable and binding obligation. Each Party confirms that the others have relied on the foregoing representations and warranties when accepting an Electronic Signature on this Agreement. Each Party confirms that this Agreement constitutes an electronic record established and maintained in the ordinary course of business and an original written record when printed from electronic files. Such printed copies will be treated to the same extent and under the same conditions as other original business records created and maintained in documentary form. All notices under this Agreement shall be in writing and sent (including via emailed pdf or similar file or facsimile transmission) to the Parties at their respective addresses, email addresses or fax numbers set forth below (or to such other address, email address or fax number as any such Party shall designate in writing to the other Parties from time to time).
12.If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.
13.This Agreement and all claims, disputes or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, will be governed by, and enforced in accordance with, the internal laws of the State of New York without regard to conflict of law principles. Regardless of any provision in any other separate agreement, the State of New York shall be deemed to be Bank's "jurisdiction" for purposes of Section 9-304 of the UCC. The Parties intend that New York's periods of limitations govern the aforementioned causes of action irrespective of any otherwise applicable statute. All Parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Account or this Agreement.
14.This Agreement, taken together with the other Account Documentation, constitutes the entire agreement between Collateral Agent, Depositary and Company with respect to the subject matter hereof and all prior oral or written communications between Collateral Agent, Depositary and Company relating thereto shall be of no further effect or evidentiary value.
[Signatures on following page]
Exhibit R-1-4    (VINEYARD WIND)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.
JPMorgan Chase Bank, N.A.

Exhibit A l Shifting Control Notice
Date:
JPMorgan Chase Bank, N.A.
Attention: Blocked Account Contracts

Re: Blocked Account Control Agreement dated as of    by and among Vineyard Wind 1 LLC (“Company”), MUFG Union Bank, N.A., as collateral agent (in such capacity, together with its permitted successors and assigns “Secured Party”) and JPMorgan Chase
Bank, N.A. (“Bank”) relating to account number(s) [    ] (the “Agreement”).
Ladies and Gentlemen:
This constitutes a Shifting Control Notice as referred to in Section 2 of the Agreement, a copy of which is attached hereto.

Exhibit R-1-6    (VINEYARD WIND)

Exhibit B l Secured Party Termination Notice
Date:
JPMorgan Chase Bank, N.A.
Attention: Blocked Account Contracts
Vineyard Wind 1 LLC
Address: 700 Pleasant Street, Suite 510
New Bedford, MA 02740
Attention:
Re: Blocked Account Control Agreement dated as of    by and among Vineyard Wind 1 LLC (“Company”), MUFG Union Bank, N.A., as collateral agent (in such capacity, together with successors and assigns, “Secured Party”) and JPMorgan Chase Bank, N.A.
(“Bank”) relating to account number(s) [    ] (the “Agreement”).
Ladies and Gentlemen:
This constitutes a Secured Party Termination Notice as referred to in section 7(b) of the Agreement, a copy of which is attached hereto

Exhibit R-1-7    (VINEYARD WIND)

Exhibit C l Assignment Notice
Date:
JPMorgan Chase Bank, N.A.
Attention: Blocked Account Contracts

Re: Blocked Account Control Agreement dated as of    by and among Vineyard Wind 1 LLC (“Company”), MUFG Union Bank,
N.A. (“Secured Party”) and JPMorgan Chase Bank, N.A. (“Bank”) relating to account number(s) [    ] (the “Agreement”).
Ladies and Gentlemen:
This constitutes an Assignment Notice as referred to in Section 9 of the Agreement, a copy of which is attached hereto.
[NAME OF ASSIGNEE] (“Assignee”) agrees to assume all of Secured Party’s obligations under the Agreement.
Please select the appropriate response below indicating if Assignee is an existing client of Bank.
Assignee is an existing client of Bank
Assignee is not a client of Bank
(Note: Additional documentation may be required by Bank in order to satisfy its Know Your Customer policies and its due diligence requirements to qualify the Assignee as a customer.)
The Assignee’s address for notices is as follows.
Address:
Attention:
Email: _
Fax No.:
ATTACHMENT: Blocked Account Control Agreement

Exhibit R-1-8

FORM OF DEPOSIT CONTROL ACCOUNT AGREEMENT (BOFA)
DEPOSIT ACCOUNT CONTROL AGREEMENT
This Deposit Account Control Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) is entered into as of , among Vineyard Wind 1 LLC, a Delaware limited liability company (“Company”), MUFG Union Bank, N.A., as Collateral Agent as defined in the Security Agreement defined below (in such capacity, the “Collateral Agent”), and Bank of America, N.A. (“Bank”) with respect to the following:
RECITALS:
A.Bank has agreed to maintain for Company that certain deposit account identified as number    (the “Account”).
B.Pursuant to that certain Security and Pledge Agreement, dated as of the date hereof, between the Company and the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), Company has assigned to Collateral Agent a security interest in the Account and in any checks, automated clearinghouse (“ACH”) transfers, wire transfers, instruments and other payment items (collectively, “Funds”) deposited in the Account.
C.Company and Collateral Agent have requested Bank to enter into this Agreement to evidence Collateral Agent’s security interest in the Account and to provide for the disposition of the Funds deposited in the Account.
D.Bank is willing to enter into this Agreement for the benefit of Company and Collateral Agent pursuant to the terms and conditions set forth herein.
Accordingly, Company, Collateral Agent and Bank agree as follows:
1.    Collateral Agent’s Control over the Account.
(a)    This Agreement evidences Collateral Agent’s control over the Account within the meaning of Section 9-104 of the State of New York Uniform Commercial Code. Notwithstanding any contrary duties owed by Bank to Company under any other deposit account agreements, terms and conditions or other documentation entered into by and between Bank and Company governing the Account and any cash management or similar services provided by Bank or an affiliate of Bank in connection with the Account, including without limitation, services in connection with any “Lockbox” (as defined below) (collectively, the “Account Related Agreements”), Bank will comply with instructions originated by Collateral Agent as set forth herein directing the disposition of Funds in the Account without further consent of Company. Bank may follow such instructions even if doing so results in the dishonoring by Bank of items
Exhibit R-1-9

presented for payment from the Account or Bank otherwise not complying with any instruction from Company directing the disposition of any Funds in the Account.
(b)Company represents and warrants to Collateral Agent and Bank that it has not assigned or granted a security interest in the Account or any Funds deposited in the Account, except to Collateral Agent and Bank.
(c)Company will not permit the Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind (“Charges”), other than Collateral Agent’s security interest referred to herein, Bank’s setoffs and the Charges permitted hereinafter.
(d)Company covenants to Collateral Agent that it will not close the Account prior to the termination of this Agreement. Bank shall have no liability in the event Company breaches this covenant to Collateral Agent.
2.    Company Access to the Account.    Except as otherwise provided in this Section 2 of this
Agreement, prior to the “Activation Effective Time” (as defined below) Bank may honor withdrawal, payment, transfer, or other instructions originated by Company concerning the disposition of Funds in the Account (collectively, “Company Instructions”). On and after the Activation Effective Time, Bank shall only honor instructions originated by Collateral Agent concerning the disposition of Funds in the Account (“Collateral Agent Instructions”) without further consent from Company and Company shall have no right or ability to access, withdraw or transfer Funds from the Account. Except as provided herein, no Collateral Agent Instructions may be rescinded or modified without Bank’s consent. Both Collateral Agent and Company acknowledge that Bank may, without liability, (i) comply with any Company Instructions or otherwise complete a transaction involving the Account that Bank or an affiliate had started to process before the Activation Effective Time and (ii) commence to solely honor Collateral Agent Instructions at any time or from time to time after Bank becomes aware that Collateral Agent has sent to Bank the “Activation Notice” (as defined below) even if prior to the Activation Effective Time (including without limitation halting, reversing or redirection of any transaction), which actions (under (i) and/or (ii)) shall not, in any way, affect the commencement of the Activation Effective Time. The Account may receive merchant card deposits and chargebacks. Company acknowledges and agrees that upon commencement of the Activation Effective Time, chargebacks may be blocked from debiting the Account.
For purposes hereof, and notwithstanding anything to the contrary in this Agreement, the “Activation Effective Time” shall commence upon the opening of business on the second “Banking Day” (as defined below) following the Banking Day on which the receipt of a notice purporting to be signed by Collateral Agent in substantially the form of Exhibit A and sent to the location of Bank to which Collateral Agent is required hereunder to send the Activation Notice, with a copy of this Agreement attached (the “Activation Notice”), is acknowledged by Bank; provided, however, that if such receipt is acknowledged on any day after 12:00 noon, Eastern Time, the acknowledgment shall be deemed to have occurred on the next Banking Day. A “Banking Day” is any day other than a Saturday, Sunday or other day on which Bank is authorized or is required by law to be closed.
Exhibit R-1-10

Within a reasonable time after commencement of the Activation Effective Time and continuing on each Banking Day thereafter, Bank shall wire transfer all immediately available Funds in the Account to the account specified by Collateral Agent in the Activation Notice. In the event Collateral Agent requests in writing a change to the wire transfer instructions provided to Bank in the Activation Notice by sending a written notice in substantially the form of Exhibit B and sent to the location of Bank to which Collateral Agent is required hereunder to send the Activation Notice, any such change requested by Collateral Agent shall commence within a reasonable time, after the opening of business on the second Banking Day following the Banking Day on which receipt of such notice is acknowledged by Bank; provided, however, that if such receipt is acknowledged on any day after 12:00 noon, Eastern Time, the acknowledgment shall be deemed to have occurred on the next Banking Day. Funds are not available if (i) they are not available pursuant to Bank’s funds availability policy as set forth in the Account Related Agreements or (ii) in the reasonable determination of Bank, (A) they are subject to hold, dispute or a binding order, judgment, decree or injunction or a garnishment, restraining notice or other legal process directing or prohibiting or otherwise restricting, the disposition of the Funds in the Account or (B) the transfer of such Funds would result in Bank failing to comply with a statute, rule or regulation.
3.Returned Items. Collateral Agent and Company understand and agree that the face amount (“Returned Item Amounts”) of each “Returned Item” (as defined herein) may be paid by Bank by debiting the Account to which the Returned Item was originally credited, without prior notice to Collateral Agent or Company. As used in this Agreement, the term “Returned Item” means (i) any item deposited to the Account and returned unpaid or otherwise uncollected, whether for insufficient funds or for any other reason, and without regard to timeliness of the return or the occurrence or timeliness of any drawee’s notice of non-payment; (ii) any item subject to, a claim against Bank for breach of transfer or presentment warranty under the Uniform Commercial Code (as adopted in the applicable state), Regulation CC (12 C.F.R. §229), clearing house operating rules or the National Automated Clearing House Association rules as in effect from time to time; (iii) any ACH entry credited to the Account and returned unpaid or subject to an adjustment entry under applicable clearing house rules, whether for insufficient funds or for any other reason, and without regard to timeliness of the return or adjustment; (iv) any credit to the Account from a merchant card transaction, against which a contractual demand for chargeback has been made; and (v) any credit to the Account made in error and any other adjustments including those due to encoding errors or other items posted to the Account in error.
4.Settlement Items. Collateral Agent and Company understand and agree that Bank may pay the face amount (“Settlement Item Amounts”) of each “Settlement Item” (as defined herein) by debiting the applicable Account, without prior notice to Collateral Agent or Company. As used in this Agreement, the term “Settlement Item” means (i) each check or other payment order drawn on or payable against any controlled disbursement account, a “Controlled Balance Account” (as defined below) or other deposit account at any time linked to the Account by a controlled balance arrangement (each a “Linked Account”), which Bank takes for deposit or value, cashes or exchanges for a cashier’s check or official check in the ordinary course of business prior to the Activation Effective Time, and which is presented for settlement against the Account (after having been presented against the Linked Account) after the Activation Effective Time, (ii) each check or other payment order drawn on or payable against the Account, which, prior to the Activation
Exhibit R-1-11

Effective Time, Bank takes for deposit or value, assures payment pursuant to a banker’s acceptance, cashes or exchanges for a cashier’s check or official check in the ordinary course of business after Bank’s cutoff time for posting, (iii) each ACH credit entry initiated by Bank, as originating depository financial institution, on behalf of Company, as originator, prior to the Activation Effective Time, which ACH credit entry settles after commencement of the Activation Effective Time, and (iv) any other payment order drawn on or payable against the Account, which Bank has paid or funded prior to the Activation Effective Time, and which is first presented for settlement against the Account in the ordinary course of business after the Activation Effective Time. Company and Collateral Agent acknowledge and agree that, if there is a Linked Account not subject to this Agreement, upon commencement of the Activation Effective Time any such Linked Account will be de-linked and will no longer transfer balances to or from the Account. “Controlled Balance Account” is a deposit account that is linked to one or more other deposit accounts in order to allow transfers to be made between such accounts on an automated basis, pursuant to Company Instructions, in order to maintain a specified balance in one or more of any Linked Account, including, without limitation, zero balance arrangements where transfers are made to a subaccount from a master account or from a subaccount to a master account at the end of each Banking Day in order to maintain a zero balance in such subaccount at the end of such Banking Day.
5.Account Related Agreements. This Agreement supplements, rather than replaces, the Account Related Agreements. The Account Related Agreements will continue to apply to the Account, Lockbox, and cash management or similar services provided by Bank or any affiliate of Bank in connection with the Account to the extent not directly in conflict with the provisions of this Agreement (provided, however, that in the event of any such conflict, the provisions of this Agreement shall control).
6.Lockboxes. To the extent that any Funds to be deposited to the Account have been received in one or more post office lockboxes maintained for Company by Bank (each a “Lockbox”) and have been or will be processed by Bank for deposit to the Account in accordance with the terms of the applicable Account Related Agreement (the “Remittances”), Company acknowledges that Company has granted to Collateral Agent a security interest in all Remittances. Company agrees that after Bank receives the Activation Notice, Company will not instruct Bank regarding the receipt, processing or deposit of Remittances nor will it attempt to change or redirect the items deposited in the Lockbox. Company and Collateral Agent acknowledge and agree that Bank’s operation of each Lockbox, and the receipt, retrieval, processing and deposit of Remittances, will at all times be governed by the Account Related Agreements.
7.Bank Subordination and Permitted Debits. Bank hereby subordinates to the security interest of the Collateral Agent in the Account and/or the Funds, any security interest which Bank may have or acquire in the Account or the Funds, except for debits to the Account permitted under this Section 7. Notwithstanding the foregoing, prior to commencement of the Activation Effective Time, Bank shall be permitted to offset, charge, deduct, debit or otherwise withdraw funds from the Account for Bank Fees (as defined below), any Returned Item Amounts, any Settlement Item Amounts, any Permitted Debits (as defined below) and any amount or amounts due Bank in accordance with the terms of other agreements, as in effect from time to time, between Company and Bank. Bank agrees that, after the Activation Effective Time, Bank shall not offset, charge,
Exhibit R-1-12

deduct, debit or otherwise withdraw funds from the Account, except as permitted by this Section 7, until Bank has been advised in writing by Collateral Agent that this Agreement has been terminated. Collateral Agent shall notify Bank promptly in writing upon payment in full of Company’s obligations by means of the “Termination Notice” (as defined below).
Continuing after commencement of the Activation Effective Time, Bank is permitted to debit the Account for:
(a)Bank’s documented fees and charges relating to the Account or associated with this Agreement and any other documented charges, fees, expenses, payments and other amounts for treasury management services or card services provided by Bank to Company, including, without limitation, funds transfer (origination or receipt), trade, merchant card, lockbox, stop payment, positive pay, automatic investment, imaging, and information services (collectively “Bank Fees”);
(b)any Returned Item Amounts;
(c)any Settlement Item Amounts; and
(d)chargebacks regarding merchant card deposits, merchant card fees and debits related to cash vault coin and currency requests (“Permitted Debits”).
Bank’s right to debit the Account under this Section 7 shall exist notwithstanding any obligation of Company or Collateral Agent to reimburse or indemnify Bank.
8.    Company and Collateral Agent Responsibilities.
(a)If the balances in the Account are not sufficient to compensate Bank for any Bank Fees, Company agrees to pay Bank on demand the amount due Bank. If Company fails to so pay Bank and such Bank Fees are incurred on or after the Activation Effective Time, Collateral Agent agrees to pay Bank within five Banking Days after Bank’s demand to Collateral Agent with respect to such Bank Fees. The failure of Company or Collateral Agent to so pay Bank shall constitute a breach of this Agreement.
(b)If the balances in the Account are not sufficient to compensate Bank for any Returned Item Amounts or Settlement Item Amounts, Company agrees to pay Bank on demand the amount due Bank. If Company fails to so pay Bank immediately upon demand, Collateral Agent agrees to pay Bank the amount due within five days after Bank’s demand to Collateral Agent to pay such amount up to any amount transferred to an account designated by Collateral Agent; provided that Collateral Agent shall have received such written demand from Bank within three hundred sixty (360) days after the funds attributable to such Returned Item Amounts or Settlement Item Amounts have been transferred to an account designated by Collateral Agent in accordance with the terms of this Agreement. The failure by Company to so pay Bank shall constitute a breach of this Agreement.
(c)Bank is authorized, without prior notice and without regard to the Activation Notice under this Agreement or any other control agreement with Collateral Agent, from time to time
Exhibit R-1-13

to debit any other account Company may have with Bank for the amount or amounts due Bank under this Agreement or any other Account Related Agreement.
(d)    At the request of Bank, Company agrees to provide Bank with monthly unaudited and annual audited financial statements within a reasonable period of time after the end of each month or year-end, as applicable, to Bank’s address set forth below.
9.Bank Statements. In addition to the original bank statement for the Account provided to Company, Bank will provide the Collateral Agent with a duplicate of such statement.
10.Bank’s Responsibility/Limitation of Liability.
(a)Bank will not be liable to Company or Collateral Agent for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance or failure to perform under this Agreement other than those Damages that result directly from Bank’s acts or omissions constituting gross negligence or intentional misconduct as determined in a court of competent jurisdiction in a final non-appealable order. Bank’s obligations hereunder shall be that of a depository bank, and nothing in this Agreement shall create custodial or bailee obligations.
(b)In no event will Bank be liable for any special, indirect, exemplary, punitive or consequential damages, including but not limited to lost profits. In the event Bank initiates any direct party claims against Company and Collateral Agent as a result of this Agreement, Bank agrees that such claims shall exclude any special, indirect, exemplary, punitive or consequential damages, including, but not limited to, lost profits.
(c)Bank will be excused from any failure to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, acts of terrorism, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or negligence or default of Company or Collateral Agent or (ii) such failure or delay resulted from Bank’s reasonable belief that the action would have violated any of Bank’s guidelines or policies, or rule or regulation of any governmental authority.
(d)Bank shall have no duty to inquire or determine whether Company’s obligations to Collateral Agent are in default or whether Collateral Agent is entitled to provide the Activation Notice or any Collateral Agent Instructions to Bank. Bank may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party. Bank may accept, acknowledge or act upon any notice, instructions or other directions hereunder that contain minor mistakes or other irregularities, including notices that fail to attach an accurate copy of this Agreement.
(e)Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Company,
Exhibit R-1-14

or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Company, Bank may act as Bank deems reasonably necessary to comply with all applicable provisions of governing statutes and shall not be in violation of this Agreement as a result.
(f)    Bank shall be permitted to comply with any writ, levy, order or other similar judicial or regulatory order or process concerning the Account or any Funds and shall not be in violation of this Agreement for so doing.
11.    Indemnities.
(a)Company shall indemnify, defend and hold harmless Bank against all liabilities, expense, claim, loss, damage or cost of any nature (including but not limited to allocated costs of in-house legal services and other reasonable and documented attorney’s fees) and any other fees and expenses, whether to Bank or to third parties (“Losses”) in any way arising out of or relating to this Agreement, including all costs of settlement of claims. This section does not apply to any Losses solely attributable to gross negligence or intentional misconduct of Bank as determined by a court of competent jurisdiction in a final non-appealable order.
(b)Collateral Agent shall indemnify, defend and hold harmless Bank against all Losses arising out of or relating to this Agreement as a result of Bank complying with the Collateral Agent Instructions other than Losses solely attributable to Bank’s gross negligence or intentional misconduct as determined by a court of competent jurisdiction in a final non-appealable order. Collateral Agent’s indemnification obligation to Bank as provided by this Section 11(b) shall be reduced by those amounts that Company shall have paid to the Bank pursuant to the provisions of Section 11(a) above; provided, however, such reduced indemnification obligation of Collateral Agent to Bank shall be reinstated automatically and to the extent that any amount paid by Company to Bank pursuant to the provisions of Section 11(a) above shall be required to be disgorged by Bank.
(c)Company shall pay to Bank, upon receipt of Bank’s invoice, all documented costs, expenses and reasonable attorneys’ fees (excluding allocated costs for in-house legal services) incurred by Bank in connection with the enforcement of this Agreement or any related instrument or agreement, including but not limited to any costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action relating to Bank’s rights or obligations in a case arising under Title 11, United States Code. Company agrees to pay Bank, upon receipt of Bank’s invoice, all documented costs, expenses and reasonable attorneys’ fees (excluding allocated costs for in-house legal services) incurred by Bank in the preparation and administration of this Agreement or any related instrument or agreement (including any amendments thereto).
(d)Collateral Agent shall pay to Bank, upon receipt of Bank’s invoice, all documented costs, expenses and reasonable attorneys’ fees incurred by Bank in connection with the enforcement against Collateral Agent of its obligations hereunder, in each case, to the extent not otherwise paid by the Company.
Exhibit R-1-15

    12.    Termination and Assignment of this Agreement.
(a)Collateral Agent may terminate this Agreement by providing notice substantially in the form of Exhibit C (the “Termination Notice”) together with a copy of this Agreement to Company and Bank, provided that Bank shall have a reasonable time to act on such termination. Collateral Agent may assign this Agreement by providing 30 days’ prior written notice of such assignment and assumption together with a copy of this Agreement to Company and Bank. Bank may terminate this Agreement upon 30 days’ prior written notice to Company and Collateral Agent. Company may not terminate this Agreement except with the written consent of Collateral Agent and upon prior written notice to Bank.
(b)Notwithstanding subsection 12(a), Bank may terminate this Agreement at any time by written notice to Company and Collateral Agent if either Company or Collateral Agent breaches any of the terms of this Agreement, or if Company breaches any other agreement with Bank.
(c)Sections 8, 10 and 11 shall survive any termination of this Agreement.
    13.    Representations and Warranties.
(a)Each party represents and warrants to the other parties that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation or organization, by-laws, limited liability company operating agreement, charter, partnership agreement, or other formation or organizational documents, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.
(b)Company agrees that it shall be deemed to make and renew each representation and warranty in subsection 13(a) on and as of each day on which Company uses the services set forth in this Agreement. Collateral Agent agrees it shall be deemed to make and renew each representation and warranty in subsection 13(a) upon sending the Activation Notice or sending any Collateral Agent Instructions to Bank.
    14.    Miscellaneous.
(a)This Agreement may be amended only by a writing signed by Company, Collateral Agent and Bank; except that Bank Fees are subject to change by Bank upon 30 days’ prior written notice to Company.
(b)This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement. This Agreement shall become effective when it shall have been executed by Bank and when Bank shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed
Exhibit R-1-16

counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
(c)This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.
(d)This Agreement shall be interpreted in accordance with the laws of the State of New York, without reference to that state’s conflict of law principles. The State of New York shall be deemed to be the jurisdiction of the Bank for purposes of the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”) (including, without limitation, Section 9-304 thereof).
(e)Any written notice or other written communication to be given under this Agreement shall be addressed or faxed to each party at its address or fax number set forth on the signature page of this Agreement or to such other address or fax numbers a party may specify in writing in accordance with this Section 14. Except as otherwise expressly provided herein, any such notice sent via (i) mail or overnight courier shall be effective upon receipt or (ii) fax transmission shall be effective upon successful transmission thereof, provided such notice is also sent via overnight courier.
(f)Nothing contained in this Agreement shall create any agency, fiduciary, joint venture or partnership relationship among any of Bank, Company or Collateral Agent, and nothing in this Agreement shall create custodial or bailee obligations of Bank to any party. Company and Collateral Agent agree that nothing contained in this Agreement, nor any course of dealing among the parties to this Agreement, shall constitute a commitment or other obligation on the part of Bank to extend credit or services to Company or Collateral Agent.
(g)Each party hereto intentionally, knowingly and voluntarily irrevocably waives any right to trial by jury in any proceeding related to this Agreement.
The remainder of this page is intentionally left blank.
Exhibit R-1-17

In Witness Whereof, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.
Address for notices:
Vineyard Wind 1 LLC
75 Arlington Street, 7th Floor,
Boston, MA 02116
Email: jsimonlento@vineyardwind.com
Attention: Jennifer Simon Lento, General
Counsel
Address for notices:
MUFG Union Bank, N.A.,
as the Collateral Agent
1251 Avenue of the Americas, 19th Floo
New York, NY 10020
Attention: Institutional Agency Services
Tel: (415) 273-2512
Fax: (415) 273-2492
E-mail: sfct@unionbank.com
With a copy to:
amedeo.morreale@unionbank.com

BANK OF AMERICA, N.A. (“Bank”) By: Name: Title:	Address for notices: Bank of America, N.A. 2000 Clayton Rd, Building D - 6th Floor Concord, CA, 94520-2425 Attn: Blocked Account Support Mail Code: CA4-704-06-08

Facsimile: 877.207.2524
Exhibit R-1-18

EXHIBIT A
DEPOSIT ACCOUNT CONTROL AGREEMENT
[Letterhead of Collateral Agent]
    , 20__
To:    Bank of America, N.A.
2000 Clayton Rd, Building D - 6th Floor
Concord, CA, 94520-2425
Attn: Blocked Account Support
Mail Code: CA4-704-06-08
Facsimile: 877.207.2524
Re:    ACTIVATION NOTICE
Vineyard Wind 1 LLC
Account No.
Ladies and Gentlemen:
Reference is made to the Deposit Account Control Agreement dated
(as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) among Vineyard Wind 1 LLC, us and you regarding the above-described account (the “Account”), a copy of which is attached hereto. In accordance with Section 2 of the Agreement, we hereby give you notice of our exercise of control of the Account and we hereby instruct you to transfer funds to the below account as follows:
Bank Name:
Bank Address:
City, State, Zip, Country:
ABA No.:
Beneficiary Account Name:
Beneficiary Account No.:
Beneficiary Address:
City, State, Zip, Country:
Reference:
Very truly yours,
Exhibit R-1-19

MUFG UNION BANK, N.A.,
as Collateral Agent
By:
Name:
Title:
Exhibit R-1-20

ACKNOWLEDGED AND AGREED:
BANK OF AMERICA, N.A.,
as Bank
By:
Name:
Title:
Date:
Exhibit R-1-21

EXHIBIT B
DEPOSIT ACCOUNT CONTROL AGREEMENT
[Letterhead of Collateral Agent]
    , 20__
To:    Bank of America, N.A.
2000 Clayton Rd, Building D - 6th Floor
Concord, CA, 94520-2425
Attn: Blocked Account Support
Mail Code: CA4-704-06-08
Facsimile: 877.207.2524
Re:    Wire change instruction
Vineyard Wind 1 LLC
Account No.
Ladies and Gentlemen:
Reference is made to the Deposit Account Control Agreement dated
(as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) among Vineyard Wind 1 LLC, us and you regarding the above-described account (the “Account”). In accordance with Section 2 of the Agreement, we hereby give you notice of our request to change the wire transfer instructions provided to Bank in the Activation Notice, and we hereby instruct you to transfer funds to the below account as follows:
Bank Name:
Bank Address:
City, State, Zip, Country:
ABA No.:
Beneficiary Account Name:
Beneficiary Account No.:
Beneficiary Address:
City, State, Zip, Country:
Reference:
Very truly yours,
MUFG UNION BANK, N.A., as Collateral Agent
Exhibit R-1-22

By:
Name:
Title:
Exhibit R-1-23

ACKNOWLEDGED AND AGREED:
BANK OF AMERICA, N.A.,
as Bank
By:
Name:
Title:
Date:
Exhibit R-1-24

EXHIBIT C
DEPOSIT ACCOUNT CONTROL AGREEMENT
[Letterhead of Collateral Agent]
    , 20__
Bank of America, N.A.
2000 Clayton Rd, Building D - 6th Floor
Concord, CA, 94520-2425
Attn: Blocked Account Support
Mail Code: CA4-704-06-08
Re:    Termination of Deposit Account Control Agreement
Account(s):
Ladies and Gentlemen:
Reference is made to that certain Deposit Account Control Agreement dated as of
     (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) among Vineyard Wind 1 LLC ( “Company”), and us (“Collateral Agent”), a copy of which is attached hereto.
You are hereby notified that the Agreement is terminated with respect to the undersigned, and you have no further obligations to the undersigned thereunder and we are terminating our security interest in the Account. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to the Account from Company.
This notice terminates any obligations you may have to the undersigned with respect to the Account.
Very truly yours,
MUFG UNION BANK, N.A. as Collateral Agent
By:
Name:
Title:
cc: Vineyard Wind 1 LLC
Exhibit R-1-25

EXHIBIT R-2
TO
CREDIT AGREEMENT
FORM OF ACCEPTABLE GUARANTY
GUARANTY
THIS GUARANTY, dated as of ____, 20__ (this “Guaranty”), is issued by [    ], a
[    ] (“Guarantor”) in favor of [MUFG Union Bank, N.A., in its capacity as Collateral
Agent]1[Vineyard Wind 1 LLC, as Borrower]2 (together with its permitted successors and assigns in such capacity, the “Guaranteed Party”) [and for the benefit of MUFG Union Bank, N.A., as Collateral Agent (the “Collateral Agent”) under that certain Depositary Agreement, dated as of September 15, 2021 (the “Agreement”), by and among the Guaranteed Party, Banco Santander, S.A., New York Branch, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Depositary Bank.]3 All capitalized terms used, but not otherwise defined herein, shall have the respective meanings assigned thereto in the Agreement or the Credit Agreement (as defined therein).
RECITALS
[A.[    ], a [    ] [limited liability company] (“Obligor”), [is a wholly owned indirect subsidiary of Guarantor].
[B.Obligor and Guaranteed Party have entered into that certain Equity Contribution Agreement with Banco Santander, S.A., New York Branch, in its capacity as Administrative Agent, [Avangrid Vineyard Wind, LLC,] CI-II Alice Holding LLC, CI III Alice Holding LLC, Vineyard Wind CI Partners 1 LLC, Vineyard Wind Sponsor Partners 1 LLC, Vineyard Wind TE Partners 1 LLC, Vineyard Wind 1 Pledgor LLC and Vineyard Wind 1 LLC, dated as of September 15, 2021 (the “Agreement”).]4
[A.    Pursuant to Section 3.02(f)(ii) of the Depositary Agreement, Guaranteed Party has
elected to fund [all][part] of the Completion Reserve Account with this Guaranty.]5
[C.][B.]    This Guaranty is delivered to Guaranteed Party by Guarantor pursuant to the Agreement.
1 Note to Form: To be included if the Acceptable Guaranty is provided as Acceptable Member Credit Support (“Option 1”).
2 Note to Form: To be included if the Acceptable Guaranty is credited to the Completion Reserve Account (as defined in the Depositary Agreement) (“Option 2”).
3 Note to Form: To be included for Option 2.
4 Note to Form: To be included for Option 1.
5 Note to Form: To be included for Option 2.
Exhibit R-2-1

AGREEMENT
1. Guaranty.
A.Guaranty of Obligations Under the Agreement. [For value received, Guarantor hereby absolutely, unconditionally and irrevocably, subject to the express terms hereof, guarantees the payment when due of all payment obligations, whether now in existence or hereafter arising, by Obligor under the Agreement (the “Obligations”). This Guaranty is one of payment and not of collection and shall apply regardless of whether recovery of all such Obligations may be or become discharged or uncollectible in any bankruptcy, insolvency or other similar proceeding, or otherwise unenforceable.]6
[For value received, Guarantor hereby absolutely, unconditionally and irrevocably, subject to the express terms hereof, guarantees the payment of, and agrees to fund into the Completion Reserve Account, promptly following demand, any amounts demanded by [the Guaranteed Party from time to time in accordance with Section 3.03(f)(ii)(B) of the Agreement] [the Guaranteed Party or the Collateral Agent from time to time in accordance with Section 3.04 of the Agreement] to fund the Completion Reserve Account up to an amount equal to the Required Completion Reserve Amount at such time minus the aggregate monies then on deposit in the Completion Reserve Account at such time minus the aggregate available amount of any Acceptable Letters of Credit and any Acceptable Guaranty (other than this Guaranty) provided in connection with the Completion Reserve Account (the “Completion Reserve Amount”).]7
B.Maximum Guaranteed Amount. Notwithstanding anything to the contrary herein, Guarantor’s aggregate obligation to Guaranteed Party hereunder is limited to [___ U.S.
Dollars ($    )] (the “Maximum Guaranteed Amount”)8 (it being understood for purposes of calculating the Maximum Guaranteed Amount of Guarantor hereunder that any payment by Guarantor either directly or indirectly to the Guaranteed Party, pursuant to a demand made upon Guarantor by Guaranteed Party or otherwise made by Guarantor pursuant to its obligations under this Guaranty including any indemnification obligations, shall reduce Guarantor’s maximum aggregate liability hereunder on a dollar-for-dollar basis), excluding costs and expenses incurred by Guaranteed Party in enforcing this Guaranty, and shall not either individually or in the aggregate be greater or different in character or extent than the obligations [of Obligor]9 under the terms of the Agreement. IN NO EVENT SHALL GUARANTOR BE SUBJECT TO ANY CONSEQUENTIAL, EXEMPLARY, EQUITABLE, LOSS OF PROFITS, PUNITIVE, TORT OR OTHER SIMILAR DAMAGES.
2.    Payment; Currency. All sums payable by Guarantor hereunder shall be made in freely transferable and immediately available funds and shall be made in the currency [in which the Obligations were due]10[Dollars]11. If [Obligor fails to pay any Obligation when
6 Note to Form: To be included for Option 1.
7 Note to Form: To be included for Option 2.
8 Note to Form: For Option 1, the amount to be limited to the Maximum Available Equity Contribution Amount for the applicable Member. For Option 2, the amount to be limited to the Required Completion Reserve Amount.
9 Note to Form: To be included for Option 1.
10 Note to Form: To be included for Option 1.
11 Note to Form: To be included for Option 2.
Exhibit R-2-2

due]12[pursuant to [Section 3.03(f)(ii)(B)][Section 3.04] of the Agreement, the Guarantor has received a demand from the Guaranteed Party for payment under the Guaranty] 13, the Guarantor will pay [that Obligation][the Completion Reserve Amount]14 directly to Guaranteed Party within [twelve (12)]15[five (5)]16 days after written notice to Guarantor by Guaranteed Party; provided, that, no such notice or other demand shall be required in the event that the Guaranteed Party is restrained from making such demand pursuant to any applicable bankruptcy, insolvency or other laws affecting creditors’ rights generally. The written notice shall provide the amount of [the Obligation][the Completion Reserve Amount].
3.Waiver of Defenses. Except as set forth above, Guarantor hereby waives notice of acceptance of this Guaranty [and of the Obligations] [the Completion Reserve Amount] and any action taken with regard thereto, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of [the Obligations][the Completion Reserve Amount], suit, or the taking of and failing to take other action by Guaranteed Party against [Obligor,] Guarantor or others and waives any defense of a surety, and (except as expressly set forth herein) any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor, other than payment in full of [the Obligations][the Completion Reserve Amount]. Without limitation, Guaranteed Party may at any time and from time to time without notice to or consent of Guarantor and without impairing or releasing the obligations of Guarantor hereunder: (a) [together with the Obligor,] make any change to the terms of [the Obligations]17[the Required Completion Reserve Amount or other obligations under the Agreement]18; (b) take or fail to take any action of any kind in respect of any security for [the Obligations][the Completion Reserve Amount]; (c) exercise or refrain from exercising any rights against [Obligor or any other][any] Person in respect of [the Obligations][the Completion Reserve Amount] or (d) compromise or subordinate [the Obligations][the Completion Reserve Amount], including any security therefor. Notwithstanding the foregoing, Guarantor does not waive the right to assert that amounts are not due and payable under the Agreement in accordance with its terms [and Guarantor shall be entitled to assert rights, setoffs, counterclaims and other defenses which Obligor may have under the terms of the Agreement to performance of any of the Obligations, other than defenses based upon lack of authority of Obligor to enter into and/or perform its obligations under the Agreement or any insolvency, bankruptcy, reorganization, arrangement, composition, liquidation, dissolution or similar proceeding with respect to Obligor]19.
4.Term. This Guaranty shall continue in full force and effect until the earliest of (a) the Termination Date (as defined in the Credit Agreement)[, (b) the Conversion Date (as defined in the Credit Agreement) (after giving effect to the funding of Equity Contributions to occur on the Conversion Date), (c) the date on which the Obligor has fully, irrevocably and
12 Note to Form: To be included for Option 1.
13 Note to Form: To be included for Option 2.
14 Note to Form: Each reference to “Obligation” shall be in connection with Option 1. Each reference to “Completion Reserve Amount” shall be in connection with Option 2.
15 Note to Form: To be included for Option 1.
16 Note to Form: To be included for Option 2.
17 Note to Form: To be included for Option 1.
18 Note to Form: To be included for Option 2.
19 Note to Form: To be included for Option 1.
Exhibit R-2-3

unconditionally funded its Maximum Available Equity Contribution Amount, and (d) the date that Acceptable Member Credit Support in replacement of this Guaranty has been provided by or on behalf of Obligor in accordance with the terms and conditions of the Agreement]20, [and (b) the date on which the Guaranteed Party has delivered to the Guarantor an acknowledgment of termination of the Guaranty in accordance with Section 3.03(f)(iii)(B) of the Agreement]21. Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of [any Obligation][the Completion Reserve Amount] is rescinded or must otherwise be restored or returned due to reorganization, bankruptcy or insolvency laws or otherwise, all as though such payment had not been made.
5.    Subrogation. [Until all Obligations, the Obligations (under and as defined in the
Credit Agreement) and the Obligations (under and as defined in that certain Credit Agreement, dated as of the date hereof, among the Obligor, the lenders and issuing lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as the administrative agent, and MUFG Union Bank, N.A., as the collateral agent (the “Term Credit Agreement ([____])”)) are indefeasibly performed in full, Guarantor hereby waives all rights of subrogation, reimbursement, contribution and indemnity from Obligor with respect to this Guaranty and any collateral held therefor, and Guarantor hereby subordinates all rights under any debts owing from Obligor to Guarantor, whether now existing or hereafter arising, to the prior payment of the Obligations, the Obligations (under and as defined in the Credit Agreement)
and the Obligations (under and as defined in the Term Credit Agreement ([    ])). This
Section 5 shall expressly survive termination of this Guaranty until all Obligations, the Obligations (under and as defined in the Credit Agreement) and the Obligations (under and as defined in the Term Credit Agreement ([ ])) are fully and finally paid and discharged, expired or terminated.]22
[Until all obligations under this Guaranty and the Obligations (under and as defined in the Credit Agreement) are indefeasibly performed in full, Guarantor hereby waives all rights of subrogation, reimbursement, contribution and indemnity [from Obligor] with respect to this Guaranty and any collateral held therefor, and Guarantor hereby subordinates all rights under any debts owing from [Obligor][the Guaranteed Party or any Loan Party] to Guarantor, whether now existing or hereafter arising, to the prior payment of the obligations under this Guaranty and the Obligations (under and as defined in the Credit Agreement). This Section 5 shall expressly survive termination of this Guaranty until all obligations under this Guaranty and the Obligations (under and as defined in the Credit Agreement) are fully and finally paid and discharged, expired or terminated.]23
6.    Expenses. Whether or not legal action is instituted, Guarantor agrees to reimburse Guaranteed Party on written demand for all reasonable attorneys' fees and all other reasonable costs and expenses incurred by Guaranteed Party in enforcing its rights under this Guaranty. Notwithstanding the foregoing, the Guarantor shall have no obligation to pay any such costs or expenses if, in any action or proceeding brought by Guaranteed
20 Note to Form: To be included for Option 1.
21 Note to Form: To be included for Option 2.
22 Note to Form: To be included for Option 1.
23 Note to Form: To be included for Option 1.
Exhibit R-2-4

Party giving rise to a demand for payment of such costs or expenses, it is finally adjudicated that the Guarantor is not liable to make payment under Section 2 hereof.
7.Assignment. Guarantor may not assign its rights or delegate its obligations under this Guaranty in whole or part without written consent of Guaranteed Party, provided, however, that Guarantor may assign its rights and delegate its obligations under this Guaranty without the consent of Guaranteed Party if (a) such assignment and delegation is pursuant to the assignment and delegation of all of Guarantor's rights and obligations hereunder, in whatever form Guarantor determines may be appropriate, to a partnership, limited liability company, corporation, trust or other organization in whatever form that succeeds to all or substantially all of Guarantor's assets and business and that assumes such obligations by contract, operation of law or otherwise, provided, such entity has an Investment Grade Rating by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P") or (b) such assignment and delegation is made to an entity within [the Iberdrola S.A. group] of companies that has an Investment Grade Rating by Moody's and S&P. For purposes of this Section 7, "Investment Grade Rating" means a minimum credit rating for senior unsecured debt or corporate credit rating of at least BBB- or better by S&P and at least Baa3 or better by Moody's. Upon any such delegation and assumption of all of Guarantor's rights and obligations hereunder (including obligations that arose before such assumption) and, if required, the written consent of Guaranteed Party [(which consent shall be at the direction of the Administrative Agent, not be unreasonably withheld, conditioned or delayed)]24, Guarantor shall be relieved of and fully discharged from such obligations hereunder, whether such obligations arose before or after such delegation and assumption. [Guaranteed Party may not assign its rights hereunder.]25 [Guaranteed Party may not assign its rights hereunder except in connection with a permitted assignment of its rights and obligations as Collateral Agent under the Agreement.]26 This Guaranty shall be binding upon Guarantor and its successors and permitted assigns and shall inure to the benefit of, and shall be enforceable by, the Guaranteed Party and its successors and permitted assigns.
8.Non-Waiver. The failure of Guaranteed Party to enforce any provisions of this Guaranty at any time or for any period of time shall not be construed to be a waiver of any such provision or the right thereafter to enforce same. All remedies of Guaranteed Party under this Guaranty shall be cumulative and shall be in addition to any other remedy now or hereafter existing at law or in equity. The terms and provisions hereof may not be waived, altered, modified or amended except in a writing executed by Guarantor and Guaranteed Party.
9.Entire Agreement. [This Guaranty and the Agreement are the entire and only agreements between Guarantor and Guaranteed Party with respect to the guaranty of the Obligations of Obligor by Guarantor.]27[This Guaranty is the entire and only agreement between Guarantor and Guaranteed Party with respect to the guaranty of the Completion
24 Note to Form: To be included for Option 1.
25 Note to Form: To be included for Option 2.
26 Note to Form: To be included for Option 1.
27 Note to Form: To be included for Option 1.
Exhibit R-2-5

Reserve Amount by Guarantor.]28 All agreements or undertakings heretofore or contemporaneously made, which are not set forth herein, are superseded hereby.
10.    Notice.    Any demand for payment, notice, request, instruction,
correspondence or other document to be given hereunder by Guarantor or by Guaranteed Party shall be in writing and shall be deemed received (a) if given personally, when received, (b) if mailed by certified mail (postage prepaid and return receipt requested), five days after deposit in the U.S. mails, (c) if given by facsimile, when transmitted with confirmed transmission, (d) if given by email, upon transmission thereof or (e) if given via overnight express courier service, when received or personally delivered, in each case with charges prepaid and addressed as follows (or such other address as either Guarantor or Guaranteed Party shall specify in a notice delivered to the other in accordance with this Section):
If to Guarantor:
[_______]
[Address]
Attn: [    ]
Telephone: [    ]
Email: [    ]
If to Guaranteed Party:
[MUFG Union Bank, N.A.
as Collateral Agent
1251 Avenue of the Americas
New York, NY 10020
Attn: Institutional Agency Services
Tel: (415) 273-2512
Fax: (415) 273-2492
Email: SFCT@unionbank.com
With a copy to: amedeo.morreale@unionbank.com]29
[Vineyard Wind 1 LLC
75 Arlington Street, 7th Floor
Boston, MA 02116
Attention: Jennifer Simon Lento, General Counsel
Tel: 1-215-485-8580
Email: jsimonlento@vineyardwind.com]30
28 Note to Form: To be included for Option 2.
29 Note to Form: To be included for Option 1.
30 Note to Form: To be included for Option 2.
Exhibit R-2-6

11.Counterparts. This Guaranty may be executed in counterparts, each of which when executed and delivered shall constitute one and the same instrument. Delivery of a signed signature page to this Guaranty by facsimile transmission or in portable document format (.pdf) shall be effective as, and shall constitute physical delivery of, a signed original counterpart of this Guaranty.
12.Governing Law; Jurisdiction. This Guaranty shall be governed by and construed in accordance with the laws of the state of New York without giving effect to principles of conflicts of law. Guarantor and Guaranteed Party agree to the non-exclusive jurisdiction of the courts of the State of New York and of any federal district court located therein over any disputes arising or relating to this Guaranty.
13.Further Assurances. Guarantor shall cause to be promptly and duly taken, executed and acknowledged and delivered, such further documents and instruments as Guaranteed Party may from time to time reasonably request in order to carry out the intent and purposes of this Guaranty.
14.Limitation on Liability. Except as specifically provided in this Guaranty, Guaranteed Party shall have no claim, remedy or right to proceed against Guarantor or against any past, present or future stockholder, partner, member, director or officer thereof for the payment of any of [the Obligations][the Completion Reserve Amount], as the case may be[, or any claim arising out of any agreement, certificate, representation, covenant or warranty made by Obligor in the Agreement].
15.Representations and Warranties. The Guarantor represents and warrants to Guaranteed Party as of the date hereof that:
(a)it is a [    ] duly organized and validly existing under the
laws of its jurisdiction of [    ] and has the [    ] power and authority to
execute, deliver and carry out the terms and provisions of this Guaranty;
(b)no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over Guarantor is required on the part of Guarantor for the execution and delivery of this Guaranty, other than those which have been obtained on or prior to the date hereof and remain in full force and effect;
(c)this Guaranty, when executed and delivered by the Guarantor, will constitute a valid and legally binding agreement of the Guarantor, enforceable against the Guarantor in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights and subject to general equitable principles;
(d)the execution and delivery of this Guaranty by Guarantor and the performance of its obligations hereunder will not result in a violation of any Applicable Laws (as defined in the Credit Agreement) applicable to
Exhibit R-2-7

Guarantor; and
(e) there are no pending or, to Guarantor’s knowledge, threatened actions or proceedings of any kind, including actions or proceedings of or before any Governmental Authority (as defined in the Credit Agreement), to which Guarantor is a party or is subject, or by which it or any of its properties is bound that, if adversely determined to or against Guarantor, could reasonably be expected to have a material and adverse effect on Guarantor's ability to perform its obligations under this Guaranty.
16.Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS GUARANTY.
17.Severability. If one or more provisions of this Guaranty shall for any reason or to any extent be determined invalid or unenforceable, all other provisions shall nevertheless remain in full force and effect.
18.The Collateral Agent. [In connection with the acceptance of this Guaranty and the exercise of rights hereunder, the Collateral Agent shall be entitled to all its rights, protections and immunities set forth in the Credit Agreement, mutatis mutandis, as if set forth herein.]31 [Notwithstanding anything herein or in any other Financing Document to the contrary, the Collateral Agent shall be an express third party beneficiary of this Agreement for purposes of enforcing its rights under Section 3.04 of the Agreement and, in connection with the exercise of its rights hereunder, the Collateral Agent shall be entitled to all its rights, protections and immunities set forth in the Credit Agreement, mutatis mutandis, as if set forth herein.] 32
[SIGNATURE PAGE FOLLOWS]
31 To be included for Option 1.
32 To be included for Option 2.
Exhibit R-2-8

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date first set forth above.
[_______]
a [______]
By:
Name:
Title:
By:
Name:
Title:
Acknowledged and agreed:
[MUFG UNION BANK, N.A., in its capacity as Collateral Agent]33
[VINEYARD WIND 1 LLC]34
By:
Name:
Title:
33 Note to Form: To be included for Option 1.
34 Note to Form: To be included for Option 2.
Exhibit R-2-9

EXHIBIT S
TO
CREDIT AGREEMENT
ITC Partnership Flip Facility
Vineyard Wind Project
This term sheet contains select proposed terms for a partnership flip tax equity financing for the Project being developed by affiliates and subsidiaries that are controlled directly or indirectly by Avangrid Renewables, LLC, Copenhagen Infrastructure II K/S and Copenhagen Infrastructure III K/S (collectively, the “Developer”). It is not yet a commitment by tax equity investors to be determined (“Investors”) or Developer to consummate any transaction. Any such commitment is contingent on completion of satisfactory diligence, obtaining internal approvals and agreement on definitive documentation in form and substance satisfactory to each Investor and the Developer, among other conditions.
A. PARTIES TO THE TRANSACTION
Project Company:    Vineyard Wind 1 LLC, a special-purpose Delaware limited liability company that owns the Project (as defined below).
Company:    Vineyard Wind TE Partners 1 LLC, a special-purpose Delaware limited liability company that, as of the Initial Funding Date (as defined below), will be the sole member of the Project Company. After the Initial Funding Date, the Company will have two classes of membership interests: the “Class A Interests” and “Class B Interests.”
Investor Partners:    To be determined.
Sponsor Partner:    Vineyard Wind Sponsor Partners 1 LLC, a special-purpose Delaware limited liability company which is indirectly owned (a) prior to the exercise of the Control Option (as defined in the Agreement), 50% by Avangrid Vineyard Wind, LLC, a Delaware limited liability company (the “Avangrid Investor”) that is a subsidiary controlled directly or indirectly by Avangrid Renewables, LLC, and 50% by Vineyard Wind CI Partners 1 LLC, a Delaware limited liability company (the “CI Investor,” and collectively with the Avangrid Investor, the “Sponsor Partner Members”) owned directly or indirectly by CI-II Alice Holding LLC and CI III Alice Holding LLC and (b) after the exercise of the Control Option (as defined in the Agreement), approximately 50.0000025% by the Avangrid Investor and 49.9999975% by the CI Investor. The Sponsor Partner will own the Class B Interests.

Seller:    Vineyard Wind 1 Pledgor LLC, a special-purpose Delaware limited liability company, which is indirectly owned (a) prior to the exercise of the Control Option (as defined in the Agreement), 50% by the Avangrid Investor, and 50% by the CI Investor and (b) after the exercise of the Control Option (as defined in the Agreement), approximately 50.0000025% by the Avangrid Investor and 49.9999975% by the CI Investor. The Seller will own the Project Company prior to the Initial Funding Date (as defined below).
B. OVERVIEW OF TRANSACTION AND STRUCTURE
Project:    An 800-MW wind generating facility owned by the Project Company to be built in federal waters off the coast of Martha’s Vineyard, Massachusetts.
Transaction Structure:    The Investor Partners and Sponsor Partner will enter into an equity capital contribution agreement (“ECCA”), with an agreed form of limited liability company agreement (“LLCA”) to be attached as an exhibit on the Closing Date (as defined below), under which each of the Investor Partners will commit, subject to satisfaction of agreed upon conditions precedent in the ECCA, to contribute funds to the Company in exchange for the Class A Interests, with (a) 20% of the capital contributed on an initial funding date, but before the initial turbine for the Project has been placed in service for federal income tax purposes or reached substantial completion (to be defined based on agreed construction milestones in the Material Contracts (as defined below)) (the “Initial Funding Date”), (b) the minimum amount of capital required to be contributed on or before December 31, 2023 (the “Second Funding Date”),1 and the remaining portion of the capital contributed on the final funding date after [75]% or more of the Project’s wind turbines have been placed in service (the “Final Funding Date” and together with the Initial Funding Date, each a “Funding Date”), with a portion of the Final Funding Date proceeds to be escrowed in a dedicated escrow account established and maintained by the Company (the “Final Funding Date Escrow”) as further described below if the Final Funding Date occurs when less than 100% of the Project’s turbines have been placed in service.
The capital contributed by the Investor Partners to the Company, together with capital contributed by the Sponsor Partner to the Company, shall be used by the Company to purchase the Project Company on the Initial Funding Date at its estimated fair market
1 NOTE TO DRAFT: Interim Second Funding Date to occur in the event that the Initial Funding Date and the Final Funding Date do not occur in the same calendar year in order to ensure that the Investors have sufficient tax basis and capital account balances to recognize the ITC.
2

value as of the Final Funding Date as determined by the appraisal. The purchase of the Project Company shall be effected through a purchase and sale agreement between the Company and the Seller (the “PSA”)
The projected Closing Date (as defined below) is currently expected to be [May 31, 2022]. The first turbine of the Project is expected to be placed in service by [October 15, 2023]. The Initial Funding Date is currently expected to occur on or before [October 1, 2023], and the Final Funding Date is currently expected to occur on or before [April 15, 2024]. The outside date for the Final Funding Date is to be agreed but currently is expected to be [October 15, 2024] (the “Outside Date”). The dates specified above are subject to change.
The “Closing Date” is the date on which the ECCA will be signed.
The Company is expected to claim a 30% investment tax credit on its eligible basis in the Project under section 48(a) of the Internal Revenue Code and is expected to elect the 12-year straight-line alternative depreciation system (ADS) depreciation for all five-year MACRS property. The tax equity transaction will be structured to remain within the IRS partnership flip guidelines in Revenue Procedure 2007-65 as revised by Announcement 2009-69.
Base Case Model:    The base case model for the transaction will be based on the latest version of the model exchanged between the Developer and Investors. It will not be the same model used for the debt facilities, and the inputs and assumptions of the model (including those provided to the Investor Partners by their technical and other advisors) may differ from those used for the debt facilities in place on the Closing Date (as defined in the Agreement).
Tax Equity Funding
Amounts:    The total tax equity investment by the Investor Partners will be determined by re-running an agreed base case model on each of the Closing Date, Initial Funding Date and the Final Funding Date to update the anticipated Project cost, allocation of tax basis among asset classes and in-service date and to ensure continued conformity to specified pricing parameters (to be agreed).
One pricing parameter will be the projected period after the Final Funding Date that the Investor Partners are projected to reach the Flip IRR based on the P50 output case in the base case model (the “Target Flip Date”). The Target Flip Date is to be determined but may be as short as [nine] years.
3

The total tax equity investment of the Investor Partners will not exceed an amount to be agreed on the Closing Date (the “Class A Funding Commitment”). The Class A Funding Commitment is to be determined but may be up to $1,500,000,000.
Flip IRR:    An after-tax internal rate of return to be determined, but may be up to [8.00]%.
The determination of whether the Flip IRR has been met, as more fully set forth in the LLCA, will take into account certain customary “fixed tax assumptions.”
DRO:    The Investor Partners will take on a deficit restoration obligation of an amount to be agreed upon by the parties.
Sponsor Guaranties:    Each Sponsor Partner Member will provide a payment guaranty, no later than the Initial Funding Date, of the indemnification obligations of the Sponsor Partner under the ECCA and LLCA. The obligations of the guarantors under the guarantees shall be several and not joint with the other guarantors.
The guarantors will be:
•Avangrid Inc.;
•Copenhagen Infrastructure III K/S; and
•one or more U.S. subsidiaries of Copenhagen Infrastructure II K/S.
Inter-creditor
Arrangements:    The Investor Partners will enter into a direct agreement with the lenders (or the agents acting on their behalf).
The direct agreement will contain usual and customary terms, but it is expected to provide the following rights to the lenders:
•consent to collateral assignment of the Investor Partners’ obligations under the ECCA, PSA, LLCA and associated guarantees;
•ability of the lenders to cure breaches or defaults under the ECCA and, after the Initial Funding Date and prior to the Final Funding Date, the LLCA;
•consent to an upstream change of control for the back-levered lenders to exercise remedies after any default under the back-
4

levered debt, subject to conditions and requirements to be agreed;
•agreement by the Investor Partners not to exercise its rights to remove the managing member if the collateral agent has notified the Investor Partners of its intention to foreclose on the Class B Interests, and after foreclosure to grant the back-levered lenders the ability to appoint (in consultation with the Investor Partners) a manager that meets agreed requirements;
•without limiting the Investor Partners’ ability to pursue recourse under the sponsor guarantees, agreement by the Investor Partners that upon foreclosure there will be no obligation for the collateral agent to assume existing indemnity obligations, and any indemnity obligations would only cover indemnity obligations arising after foreclosure;
•agreement by the Investor Partners that foreclosure in compliance with conditions and requirements to be agreed will cure any event giving rise to a buy-out right in favor of Investor Partners; and
•agreement by the Investor Partners not to terminate the ECCA, PSA, LLCA and associated guarantees after the Initial Funding Date and prior to the Final Funding Date upon, and to provide a contract replacement in connection with, rejection or termination in, bankruptcy.
The direct agreement also will be expected to provide the following rights to the Investor Partners:
•the Investor Partners shall be entitled to receive all notices of default under the loan facility between the Initial Funding Date and the term conversion date under the loan facility and shall have the ability to cure such defaults; and
•at any time prior to the Final Funding Date, upon the occurrence of a default under the loan facility, the ability to purchase all of the obligations under the loan facility at par, including all loans, letter of credit loans and hedge-related exposures.
C. ECCA
Conditions to Signing:    Usual and customary.
Conditions to Fundings:    Usual and customary.
5

Completion Deadline:    The Final Funding Date must occur no later than the Outside Date.
Seller shall covenant in the PSA that the Project will satisfy all conditions precedent to the Final Funding Date by the Outside Date, and will indemnify the Company and Investor Partners as the result of any such failure. Such indemnity will be back-stopped by the Sponsor Guaranties.
Any sale proceeds received by the Seller from Company under the PSA will be distributable by the Seller. In addition, the Sponsor Partner will agree on the Initial Funding Date and the Second Funding Date to make a capital contribution to partially prepay Project Company debt and provide the Project Company with cash collateral backing the Sponsor Partner’s construction equity commitment to the lenders, in an aggregate amount equal to the portion of the PSA purchase price funded with proceeds contributed by the Investor Partners, net of expenses and other amounts to be agreed. Any cash collateral will be deposited in the construction equity accounts of the Project Company subject to the collateral agent’s liens, and the funds may be used to pay project costs.
Representations and
Warranties:    Usual and customary.
Assignment:    The ECCA will include customary provisions permitting the collateral assignment by the Sponsor Partner and Project Company of the ECCA for the benefit of the tax equity bridge loan lenders.
D. COMPANY LLCA
Allocations:    Except as provided below, income and loss will be allocated to the Investor Partners and the Sponsor Partner as follows:
(i)From the Initial Funding Date through the later of (i) five years after the last turbine is placed in service (the “ITC Recapture Period”) and (ii) the end of the first tax year that the Company is expected to have positive net profits as shown in the base case model, 99% to the Investor Partners and 1% to the Sponsor Partner; provided that, if the Investor Partners have deficit capital accounts after the 99% allocations in clause (ii) end, they will continue to be allocated 99% of income until the deficit has been eliminated; and
(ii)thereafter, 5% to the Investor Partners and 95% to the Sponsor Partner.
6

Distributions:    Except as provided below, net cash flow will be distributed to the Investor Partners and the Sponsor Partner on a monthly basis as follows:
(i)From the Initial Funding Date through the Final Funding Date, 100% to the Sponsor Partner and 0% to the Investor Partners.
(ii)From the Final Funding Date through the Flip Date (A) to the Investor Partners the greater of (1) 5% of net cash flow and (2) based on a schedule to be attached to the LLCA, 4% of expected base case model P50 distributable cash (“Minimum Annual Cash Distribution”) and (B) the remainder to the Sponsor Partner.
Prior to the Flip Date, the prior calendar year’s actual cash distributed to the Investor Partners will be compared to the Minimum Annual Cash Distribution for such prior calendar year in each January. If the Minimum Annual Cash Distributions for such calendar year exceed the cash actually distributed to the Investor Partners for such calendar year, then the Investor Partners will be entitled to make up such shortfall in the distribution for subsequent month(s); provided that in no event will the Investor Partners receive a cash distribution in any month in excess of 12.5% of the net cash flow. If due to such 12.5% cap, the Investor Partners are unable to recoup the entire cash shortfall for a prior calendar year in January of the following year, any remaining shortfall would roll forward to February and each month thereafter until the shortfall is made up in its entirety.
(iii)Thereafter, 5% to the Investor Partners and 95% to the Sponsor Partner.
Net cash flow for this purpose means after repayment of operating expenses (including to the operations manager and asset manager), any working capital loans, reimbursement obligations for letter of credit loans or fees in respect of project credit support made by the partners, and funding of reserves reasonably determined to be necessary by the managing member.
Management:    The Sponsor Partner will be the managing member of the Company and be responsible for day-to-day management, but may hire the asset manager at the Company’s expense to administer contracts, manage accounting and billing, prepare tax returns and required reports to partners and handle other administrative and back-office tasks. The Investor Partners and the Sponsor Partner must consent before the
7

Company can make any fundamental decisions or major decisions to be agreed.
Purchase Option:    The Sponsor Partner will have the right, but not the obligation, to purchase all, but not less than all, of the Investor Partners’ Interests during the six-month period after the earlier of (a) the Flip Date and (b) the date six months prior to the tenth anniversary of the Initial Funding Date. There will be a second six-month option period beginning on the fifth anniversary of the first purchase option period. Any purchase will be for a purchase price to be agreed.
Representations
and Covenants:    Usual and customary.
Indemnification:    The Sponsor Partner will indemnify the Investor Partners and their affiliated companies and their respective officers, directors, employees, attorneys, contractors and agents from damages due to breach by the Sponsor Partner (including in its capacity as managing member or partnership representative) of any representations, warranties or covenants in the LLCA or ECCA, subject to customary exclusions.
E. MISCELLANEOUS
Governing Law
and Jurisdiction:    Delaware law for the LLCA and New York law for this term sheet, the ECCA, PSA and the balance of the transaction documents. The parties agree to submit exclusively to the jurisdiction of the courts in the State of New York and expressly waive any right to a jury trial in all matters involving this term sheet and the transaction documents.
Sponsor Counsel:    Norton Rose Fulbright US LLP.
Sponsor Local Counsel:    Foley Hoag LLP
Investor Counsel:    To be mutually agreed.
Investor Local Counsel:    To be mutually agreed.
END OF INDICATIVE TERM SHEET
8

EXHIBIT T
TO
CREDIT AGREEMENT
FORMS OF ANTICIPATED PPA AMENDMENTS
See attached.

FIRST AMENDMENT TO
OFFSHORE WIND GENERATION UNIT
POWER PURCHASE AGREEMENT
Facility 1
This First Amendment to Power Purchase Agreement (this "Amendment"), is entered into effective as of July 20, 2021, by and between NSTAR Electric Company d/b/a Eversource Energy, a Massachusetts corporation ("Buyer") and Vineyard Wind 1 LLC, a Delaware limited liability company, as assignee of Vineyard Wind LLC ("Seller").
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Offshore Wind Generation Power Purchase Agreement for Facility 1 dated as of July 31, 2018 (the "Original Agreement");
WHEREAS, Seller and Buyer acknowledge that, as of the date of this Amendment, Seller has exercised four of the four six-month extensions of all of the Critical Milestones permitted under Section 3.1(c) of the Original Agreement, and that Seller has posted such additional Development Period Security; and
WHEREAS, Seller and Buyer desire to amend the terms of the Original Agreement as set forth herein.
NOW, THEREFORE, in consider this Amendment, and for other good which are hereby acknowledged, legally bound:

remises and the mutual promises made in tion, the receipt and sufficiency of ees as follows intending to be
1.    Amendment. T    e to amend the Original Agreement as
follows:
a.by adding the fi)flo    efinitions in the appropriate places in Section 1:
"Amendment Regulatory Approval" shall mean MDPU approval of the First Amendment to Offshore Wind Generation Unit Power Purchase Agreement for Facility 1 dated as of July 20, 2021 between Buyer and Seller without material modification or conditions, which approval shall be final and not subject to appeal or rehearing and shall be acceptable to Buyer in its sole discretion.
"0r    nal Agreement" shall mean this Agreement, prior to the effectiveness of the
First Amendment to Offshore Wind Generation Unit Power Purchase Agreement for Facility 1 dated as of July 20, 2021 between Buyer and Seller.
b.by deleting Section 3.1(a) in its entirety and replacing it with the following:
(a)    Subject to the provisions of Sections 3.1(c), 3.1(d), 3.1(e) and 10.1 commencing on the Effective Date, Seller shall develop the Facility in order to achieve the following milestones ("Critical Milestones") on or before the dates set forth in this Section 3.1(a):
(i)receipt of all Permits necessary to construct the Facility, as set forth in Exhibit B, in final form, by January 15, 2023;
(ii)acquisition of all required real property rights in addition to the federal lease referenced in Section 7.2(m) necessary for construction and operation of the Facility and the interconnection of the Facility to the Interconnecting Utility in full and final form with all options and/or contingencies having been exercised demonstrating complete site control as set forth in Exhibit B, by January 15, 2023;
(i)closing of the Financing or other demonstration to Buyer's satisfaction of the financial capability to construct the Facility, including, as applicable, Seller's financial obligations with respect to interconnection of the Facility to the Interconnecting Utility and construction of the Network Upgrades by January 15, 2022; and
(ii)achievement of the Commercial Operation Date by January 15, 2024 ("Guaranteed Commercial Operation Date").
c.Section 3.1(c) shall be restated as follows:
Notwithstanding. other provisions of this Agreement, or the rights of Seller pursuant to Sections 3.1(c), 3.1(d), 3.1(e) and 10.1, in no event shall the Guaranteed Commercial Operation Date be extended beyond January 15, 2028.
d.Section 6.1(a) shall be restated as follows:
(a)    Seller shall be required to post Credit Support in the total amount of
$12,684,000 (which is equal to $60,000.00 per MWh per hour of the Contract Maximum Amount) to secure Seller's obligations in the period between the Effective Date and the Commercial Operation Date ("Development Period Security"). $2,114,000 of the Development Period Security (which is equal to $10,000.00 per MWh per hour of the Contract Maximum Amount) shall be provided to Buyer on the Effective Date. $2,114,000 of the Development Period Security (which is equal to $10,000.00 per MWh per hour of the Contract Maximum Amount) shall be provided to Buyer within fifteen (15) Business Days after receipt of the Regulatory Approval. $8,456,000 of the Development

Period Security (which is equal to $40,000 per MWh per hour of the Contract Maximum Amount) shall be provided to Buyer on or prior to the date that is fifteen (15) Business Days after receipt of the Amendment Regulatory Approval, such additional Development Period Security set forth in this sentence being inclusive of all amounts provided to Buyer in accordance with Section 3.1(c) of the Original Agreement. If at any time, the amount of Development Period Security is reduced as a result of Buyer's draw upon such Development Period Security to less than the amount of Development Period Security required to be provided by Seller, within five (5) Business Days of that draw Seller shall replenish such Development Period Security to the amount of Development Period Security required to be provided by Seller. Buyer shall return any undrawn amount of the Development Period Security to Seller within thirty (30) days after the later of (x) Buyer's receipt of an undisputed notice from Seller that the Commercial Operation Date has occurred or (y) Buyer's receipt of the full amount of the Operating Period Security (except to the extent that Development Period Security is converted into Operating Period Security as provided in Section 6.1(b)).
2.Effectiveness. This Amendment is conditioned upon and shall not become effective unless and until the Amendment Regulatory Approval (as defined above) is received.
3.    Original Agreement Continues. Other than as expressly amended by this
(ix\.
Amendment, the Original Agreement shall co "\ .!, e in611 force and effect.
,
4.    Miscellaneous. This
shall be deemed to be an original instrument. An executed counterp document format (.pdf) or other and shall be as effective for all Amendment and the rights of t accordance with, the laws of the of law provisions thereof that woul in counterparts, each of which deemed to be one and the same endment delivered by fax, portable mission shall be deemed to be an original of a manually executed counterpart. This wunder shall be governed by, and construed in mill alth of Massachusetts without regard to the conflicts
[signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first set forth above.
NSTAR ELECTRIC COMPANY d/b/a EVERSOURCE ENERGY
By:
Name: I Karnes . Daly
Title: Vice President Energy Supply
VINEYARD WIND 1 LLC
By:
Name:
Title:

DocuSign Envelope ID: F803D55C-04CC-4C0F-8AC8-26E0992F1C80
IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first set forth above.
NSTAR ELECTRIC COMPANY d/b/a EVERSOURCE ENERGY
By:
Name:
Title:
VINEYARD WIND 1 LLC

SECOND AMENDMENT TO
OFFSHORE WIND GENERATION UNIT
POWER PURCHASE AGREEMENT
Facility 2
This Second Amendment to Power Purchase Agreement (this "Amendment"), is entered into effective as of July 20, 2021, by and between NSTAR Electric Company d/b/a Eversource Energy, a Massachusetts corporation ("Buyer") and Vineyard Wind 1 LLC, a Delaware limited liability company, as assignee of Vineyard Wind LLC ("Seller").
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Offshore Wind Generation Power Purchase Agreement for Facility 2 dated as of July 31, 2018, as amended by that First Amendment to Offshore Wind Generation Unit Power Purchase Agreement for Facility 2 dated as of September 27, 2018 (the "Original Agreement");
WHEREAS, Seller and Buyer acknowledge that, as of the date of this Amendment, Seller has exercised two of the four six-month extensions of all of the Critical Milestones permitted under Section 3.1(c) of the Original Agreement, and that Seller has posted such additional Development Period Security; and

1 follows:
Amendment. Th    rties e e o agree to amend the Original Agreement, as
a.by adding the following definitions in the appropriate places in Section 1:
"Amendment Regulatory Approval" shall mean MDPU approval of the Second Amendment to Offshore Wind Generation Unit Power Purchase Agreement for Facility 2 dated as of July 20, 2021 between Buyer and Seller without material modification or conditions, which approval shall be final and not subject to appeal or rehearing and shall be acceptable to Buyer in its sole discretion.
"Original Agreement" shall mean this Agreement, prior to the effectiveness of the Second Amendment to Offshore Wind Generation Unit Power Purchase Agreement for Facility 2 dated as of July 20, 2021 between Buyer and Seller.
b.by deleting Section 3.1(a) in its entirety and replacing it with the following:

(a)    Subject to the provisions of Sections 3.1(c), 3.1(d), 3.1(e) and 10.1 commencing on the Effective Date, Seller shall develop the Facility in order to achieve the following milestones ("Critical Milestones") on or before the dates set forth in this Section 3.1(a):
(i)receipt of all Permits necessary to construct the Facility, as set forth in Exhibit B, in final form, by January 15, 2024;
(ii)acquisition of all required real property rights in addition to the federal lease referenced in Section 7.2(m) necessary for construction and operation of the Facility and the interconnection of the Facility to the Interconnecting Utility in full and final form with all options and/or contingencies having been exercised demonstrating complete site control as set forth in Exhibit B, by January 15, 2024;
(i)closing of the Financing or other demonstration to Buyer's satisfaction of the financial capability to construct the Facility, including, as applicable, Seller's financial obligations with respect to interconnection of the Facility to the Interconnecting Utility and construction of the Network Upgrades by January 15, 2023; and
(ii)achievement of the Commercial Operation Date by May 31, 2024 ("Guaranteed Commercial Operation Date").

d.Section 3.1(1) shArbe restated as follows:
Notwithstanding the other provisions of this Agreement, or the rights of Seller pursuant to Sections 3.1(c), 3.1(d), 3.1(e) and 10.1, in no event shall the Guaranteed Commercial Operation Date be extended beyond January 15, 2029.
e.Section 6.1(a) shall be restated as follows:
(a)    Seller shall be required to post Credit Support in the total amount of $44,394,000 (which is equal to $60,000.00 per MWh per hour of the Contract Maximum Amount, plus $60,000,000.00 multiplied by Buyer's Percentage Entitlement)), to secure Seller's obligations in the period between the Effective Date and the Commercial Operation Date ("Development Period Security"). $2,114,000 of the Development Period Security (which is equal to $10,000.00 per MWh per hour of the Contract Maximum Amount) shall be provided to Buyer on the Effective Date.

$2,114,000 of the Development Period Security (which is equal to $10,000.00 per MWh per hour of the Contract Maximum Amount) shall be provided to Buyer within fifteen (15) Business Days after receipt of the Regulatory Approval. $8,456,000 of the Development Period Security (which is equal to $40,000 per MWh per hour of the Contract Maximum Amount) shall be provided to Buyer on or prior to the date that is fifteen (15) Business Days after receipt of the Amendment Regulatory Approval, such additional Development Period Security as set forth in this sentence being inclusive of all amounts provided to Buyer in accordance with Section 3.1(c) of the Original Agreement. $31,710,000 of the Development Period Security (which is equal to $60,000,000.00 multiplied by Buyer's Percentage Entitlement) shall be provided to Buyer on the "Commercial Operation Date" under the Other Facility Agreement. If at any time, the amount of Development Period Security is reduced as a result of Buyer's draw upon such Development Period Security to less than the amount of Development Period Security required to be provided by Seller, within five (5) Business Days of that draw Seller shall replenish such Development Period Security to the amount of Development Period Security required to be provided by Seller. Buyer shall return any undrawn amount of the Development Period Security to Seller within thirty (30) days after the later of (x) Buyer's receipt of an undisputed notice from Seller that the
Amendment, the Original Agreem    continue in full force and effect.
1.Miscellaneous. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. An executed counterpart signature page to this Amendment delivered by fax, portable document format (.pdf) or other means of electronic transmission shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually executed counterpart. This Amendment and the rights of the parties hereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to the conflicts of law provisions thereof that would cause the laws of any other jurisdiction to apply.
[signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first set forth above.
NSTAR ELECTRIC COMPANY d/b/a EVERSOURCE ENERGY

VINEYARD WIND 1 LLC
By:
Name:
Title:

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first set forth above.
NSTAR ELECTRIC COMPANY d/b/a EVERSOURCE ENERGY
By:
Name:
Title:
VINEYARD WIND 1 LLC

FIRST AMENDMENT TO
OFFSHORE WIND GENERATION UNIT
POWER PURCHASE AGREEMENT
Facility 1
This First Amendment to Power Purchase Agreement (this “Amendment”), is entered into effective as of July 20, 2021, by and between Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid, each a Massachusetts corporation (“Buyer”) and Vineyard Wind 1 LLC, a Delaware limited liability company, as assignee of Vineyard Wind LLC (“Seller”).
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Offshore Wind Generation Power Purchase Agreement for Facility 1 dated as of July 31, 2018 (the “Original Agreement”);
WHEREAS, Seller and Buyer acknowledge that, as of the date of this Amendment, Seller has exercised four of the four six-month extensions of all of the Critical Milestones permitted under Section 3.1(c) of the Original Agreement, and that Seller has posted such additional Development Period Security; and
WHEREAS, Seller and Buyer desire to amend the terms of the Original Agreement as set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual promises made in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereby agrees as follows intending to be legally bound:
1.    Amendment. The parties hereto agree to amend the Original Agreement as follows:
a.by adding the following definitions in the appropriate places in Section 1:
“Amendment Regulatory Approval” shall mean MDPU approval of the First Amendment to Offshore Wind Generation Unit Power Purchase Agreement for Facility 1 dated as of July 20, 2021 between Buyer and Seller without material modification or conditions, which approval shall be final and not subject to appeal or rehearing and shall be acceptable to Buyer in its sole discretion.
“Original Agreement” shall mean this Agreement, prior to the effectiveness of the First Amendment to Offshore Wind Generation Unit Power Purchase Agreement for Facility 1 dated as of July 20, 2021 between Buyer and Seller.
b.by deleting Section 3.1(a) in its entirety and replacing it with the following:
(a)    Subject to the provisions of Sections 3.1(c), 3.1(d), 3.1(e) and 10.1 commencing on the Effective Date, Seller shall develop the Facility in order to achieve the following milestones (“Critical Milestones”) on or before the dates set forth in this Section 3.1(a):
(i)receipt of all Permits necessary to construct the Facility, as set forth in Exhibit B, in final form, by January 15, 2023;
(iii)acquisition of all required real property rights in addition to the federal lease referenced in Section 7.2(m) necessary for construction and operation of the Facility and the interconnection of the Facility to the Interconnecting Utility in full and final form with all options and/or contingencies having been exercised demonstrating complete site control as set forth in Exhibit B, by January 15, 2023;
(i)closing of the Financing or other demonstration to Buyer’s satisfaction of the financial capability to construct the Facility, including, as applicable, Seller’s financial obligations with respect to interconnection of the Facility to the Interconnecting Utility and construction of the Network Upgrades by January 15, 2022; and
(ii)achievement of the Commercial Operation Date by January 15, 2024 (“Guaranteed Commercial Operation Date”).
c.Section 3.1(c) shall be restated as follows:
Seller may elect to extend all of the dates for the Critical Milestones not yet achieved by up to four six-month periods from the applicable dates set forth in Section 3.1(a). Any such election shall be made in a written notice delivered to Buyer on or prior to the first date for a Critical Milestone that has not yet been achieved (as such date may have previously been extended).
d.Section 3.1(f) shall be restated as follows:
Notwithstanding the other provisions of this Agreement, or the rights of Seller pursuant to Sections 3.1(c), 3.1(d), 3.1(e) and 10.1, in no event shall the Guaranteed Commercial Operation Date be extended beyond January 15, 2028.
e.Section 6.2(a) shall be restated as follows:
(a)    Seller shall be required to post Credit Support with a total Value of
$11,078,400 (which is equal to $60,000.00 per MWh per hour of the Contract Maximum Amount), to secure Seller’s Obligations until the Commercial Operation Date (“Development Period Security”). $1,846,400 of the Development Period Security (which is equal to $10,000.00 per MWh per hour of the Contract Maximum Amount) shall be provided to Buyer on the Effective Date. $1,846,400 of the Development Period Security (which is equal to $10,000.00 per MWh per hour of the Contract Maximum Amount) shall be provided to Buyer within fifteen (15) days after the receipt of the Regulatory Approval. $7,385,600 of the Development Period Security (which is equal to $40,000 per MWh per hour of the

Contract Maximum Amount) shall be provided to Buyer on or prior to the date that is fifteen (15) days after receipt of the Amendment Regulatory Approval, such additional Development Period Security as set forth in this sentence being inclusive of all amounts provided to Buyer in accordance with Section 3.1(c) of the Original Agreement. Buyer shall return any undrawn amount of the Development Period Security to Seller within thirty (30) days after the later of (x) Buyer’s receipt of an undisputed notice from Seller that the Commercial Operation Date has occurred or (y) Buyer’s receipt of the full amount of the Operating Period Security.
2.Effectiveness. This Amendment is conditioned upon and shall not become effective unless and until the Amendment Regulatory Approval (as defined above) is received.
3.Original Agreement Continues. Other than as expressly amended by this Amendment, the Original Agreement shall continue in full force and effect.
4.Miscellaneous. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. An executed counterpart signature page to this Amendment delivered by fax, portable document format (.pdf) or other means of electronic transmission shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually executed counterpart. This Amendment and the rights of the parties hereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to the conflicts of law provisions thereof that would cause the laws of any other jurisdiction to apply.
[signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first set forth above.
MASSACHUSETTS ELECTRIC COMPANY AND NANTUCKET ELECTRIC COMPANY d/b/a NATIONAL GRID

By:
Name: James Holodak
Title: Vice President
VINEYARD WIND 1 LLC
By:
Name:
Title:

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first set forth above.
MASSACHUSETTS ELECTRIC COMPANY AND NANTUCKET ELECTRIC COMPANY d/b/a NATIONAL GRID
By:
Name:
Title:
VINEYARD WIND 1 LLC

SECOND AMENDMENT TO
OFFSHORE WIND GENERATION UNIT
POWER PURCHASE AGREEMENT
Facility 2
This Second Amendment to Power Purchase Agreement (this “Amendment”), is entered into effective as of July 20, 2021, by and between Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid, each a Massachusetts corporation (“Buyer”) and Vineyard Wind 1 LLC, a Delaware limited liability company, as assignee of Vineyard Wind LLC (“Seller”).
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Offshore Wind Generation Power Purchase Agreement for Facility 2 dated as of July 31, 2018, as amended by that First Amendment to Offshore Wind Generation Unit Power Purchase Agreement for Facility 2 dated as of September 27, 2018 (the “Original Agreement”);
WHEREAS, Seller and Buyer acknowledge that, as of the date of this Amendment, Seller has exercised two of the four six-month extensions of all of the Critical Milestones permitted under Section 3.1(c) of the Original Agreement, and that Seller has posted such additional Development Period Security; and
WHEREAS, Seller and Buyer desire to amend the terms of the Original Agreement as set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual promises made in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereby agrees as follows intending to be legally bound:
1.    Amendment. The parties hereto agree to amend the Original Agreement, as follows:
a.by adding the following definitions in the appropriate places in Section 1:
“Amendment Regulatory Approval” shall mean MDPU approval of the Second Amendment to Offshore Wind Generation Unit Power Purchase Agreement for Facility 2 dated as of July 20, 2021 between Buyer and Seller without material modification or conditions, which approval shall be final and not subject to appeal or rehearing and shall be acceptable to Buyer in its sole discretion.
“Original Agreement” shall mean this Agreement, prior to the effectiveness of the Second Amendment to Offshore Wind Generation Unit Power Purchase Agreement for Facility 2 dated as of July 20, 2021 between Buyer and Seller.
b.by deleting Section 3.1(a) in its entirety and replacing it with the following:

(a)    Subject to the provisions of Sections 3.1(c), 3.1(d), 3.1(e)
and 10.1 commencing on the Effective Date, Seller shall develop the Facility in order to achieve the following milestones (“Critical Milestones”) on or before the dates set forth in this Section 3.1(a):
(i)receipt of all Permits necessary to construct the Facility, as set forth in Exhibit B, in final form, by January 15, 2024;
(ii)acquisition of all required real property rights in addition to the federal lease referenced in Section 7.2(m) necessary for construction and operation of the Facility and the interconnection of the Facility to the Interconnecting Utility in full and final form with all options and/or contingencies having been exercised demonstrating complete site control as set forth in Exhibit B, by January 15, 2024;
(iii)closing of the Financing or other demonstration to Buyer’s satisfaction of the financial capability to construct the Facility, including, as applicable, Seller’s financial obligations with respect to interconnection of the Facility to the Interconnecting Utility and construction of the Network Upgrades by January 15, 2023; and
(iv)achievement of the Commercial Operation Date by May 31, 2024 ( “Guaranteed Commercial Operation Date”).
c. Section 3.1(c) shall be restated as follows:
Seller may elect to extend all of the dates for the Critical Milestones not yet achieved by up to four six-month periods from the applicable dates set forth in Section 3.1(a). Any such election shall be made in a written notice delivered to Buyer on or prior to the first date for a Critical Milestone that has not yet been achieved (as such date may have previously been extended).
d.Section 3.1(f) shall be restated as follows:
Notwithstanding the other provisions of this Agreement, or the rights of Seller pursuant to Sections 3.1(c), 3.1(d), 3.1(e) and 10.1, in no event shall the Guaranteed Commercial Operation Date be extended beyond January 15, 2029.
e.Section 6.2(a) shall be restated as follows:
(a)    Seller shall be required to post Credit Support with a total Value of
$38,774,400 (which is equal to $60,000.00 per MWh per hour of the Contract Maximum Amount plus $60,000,000.00 multiplied by Buyer’s Percentage Entitlement), to secure Seller’s Obligations until the Commercial Operation Date (“Development Period Security”). $1,846,400 of the Development Period Security (which is equal to $10,000.00 per MWh per hour of the Contract Maximum Amount) shall be provided to Buyer on the Effective Date. $1,846,400 of the

Development Period Security (which is equal to $10,000.00 per MWh per hour of the Contract Maximum Amount) shall be provided to Buyer within fifteen (15) days after the receipt of the Regulatory Approval. $7,385,600 of the Development Period Security (which is equal to $40,000 per MWh per hour of the Contract Maximum Amount) shall be provided to Buyer on or prior to the date that is fifteen (15) days after receipt of the Amendment Regulatory Approval, such additional Development Period Security as set forth in this sentence being inclusive of all amounts provided to Buyer in accordance with Section 3.1(c) of the Original Agreement. $27,696,000 of the Development Period Security (which is equal to $60,000,000.00 multiplied by Buyer’s Percentage Entitlement) shall be provided to Buyer on the “Commercial Operation Date” under the Other Facility Agreement. Buyer shall return any undrawn amount of the Development Period Security to Seller within thirty (30) days after the later of (x) Buyer’s receipt of an undisputed notice from Seller that the Commercial Operation Date has occurred or (y) Buyer’s receipt of the full amount of the Operating Period Security.
2.Effectiveness. This Amendment is conditioned upon and shall not become effective unless and until the Amendment Regulatory Approval (as defined above) is received.
3.Original Agreement Continues. Other than as expressly amended by this Amendment, the Original Agreement shall continue in full force and effect.
4.Miscellaneous. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. An executed counterpart signature page to this Amendment delivered by fax, portable document format (.pdf) or other means of electronic transmission shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually executed counterpart. This Amendment and the rights of the parties hereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to the conflicts of law provisions thereof that would cause the laws of any other jurisdiction to apply.
[signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first set forth above.
MASSACHUSETTS ELECTRIC COMPANY AND NANTUCKET ELECTRIC COMPANY d/b/a NATIONAL GRID
By:
Name: James Holodak
Title: Vice President
VINEYARD WIND 1 LLC
By:
Name:
Title:

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first set forth above.
MASSACHUSETTS ELECTRIC COMPANY AND NANTUCKET ELECTRIC COMPANY d/b/a NATIONAL GRID
By:
Name:
Title:
VINEYARD WIND 1 LLC

FIRST AMENDMENT TO
OFFSHORE WIND GENERATION UNIT
POWER PURCHASE AGREEMENT
Facility 1
This First Amendment to Power Purchase Agreement (this “Amendment”), is entered into effective as of July 20, 2021, by and between Fitchburg Gas and Electric Light Company d/b/a Unitil, a Massachusetts corporation (“Buyer”) and Vineyard Wind 1 LLC, a Delaware limited liability company, as assignee of Vineyard Wind LLC (“Seller”).
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Offshore Wind Generation Power Purchase Agreement for Facility 1 dated as of July 31, 2018 (the “Original Agreement”);
WHEREAS, Seller and Buyer acknowledge that, as of the date of this Amendment, Seller has exercised four of the four six-month extensions of all of the Critical Milestones permitted under Section 3.1(c) of the Original Agreement, and that Seller has posted such additional Development Period Security; and WHEREAS, Seller and Buyer desire to amend the terms of the Original Agreement as set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual promises made in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereby agrees as follows intending to be legally bound:
1.    Amendment. The parties hereto agree to amend the Original Agreement as follows:
a.by adding the following definitions in the appropriate places in Section 1:
“Amendment Regulatory Approval” shall mean MDPU approval of the First Amendment to Offshore Wind Generation Unit Power Purchase Agreement for Facility 1 dated as of July 20, 2021 between Buyer and Seller without material modification or conditions, which approval shall be final and not subject to appeal or rehearing and shall be acceptable to Buyer in its sole discretion.
“Original Agreement” shall mean this Agreement, prior to the effectiveness of the First Amendment to Offshore Wind Generation Unit Power Purchase Agreement for Facility 1 dated as of July 20, 2021 between Buyer and Seller.
b.by deleting Section 3.1(a) in its entirety and replacing it with the following:
(a)    Subject to the provisions of Sections 3.1(c), 3.1(d), 3.1(e) and 10.1 commencing on the Effective Date, Seller shall develop the Facility in order to achieve the following milestones (“Critical Milestones”) on or before the dates set forth in this Section 3.1(a):
(i)receipt of all Permits necessary to construct the Facility, as set forth in Exhibit B, in final form, by January 15, 2023;
(i)acquisition of all required real property rights in addition to the federal lease referenced in Section 7.2(m) necessary for construction and operation of the Facility and the interconnection of the Facility to the Interconnecting Utility in full and final form with all options and/or contingencies having been exercised demonstrating complete site control as set forth in Exhibit B, by January 15, 2023;
(ii)closing of the Financing or other demonstration to Buyer’s satisfaction of the financial capability to construct the Facility, including, as applicable, Seller’s financial obligations with respect to interconnection of the Facility to the Interconnecting Utility and construction of the Network Upgrades by January 15, 2022; and
(iii)achievement of the Commercial Operation Date by January 15, 2024 (“Guaranteed Commercial Operation Date”).
c.Section 3.1(c) shall be restated as follows:
Seller may elect to extend all of the dates for the Critical Milestones not yet achieved by up to four six-month periods from the applicable dates set forth in Section 3.1(a). Any such election shall be made in a written notice delivered to Buyer on or prior to the first date for a Critical Milestone that has not yet been achieved (as such date may have previously been extended).
d.Section 3.1(f) shall be restated as follows:
Notwithstanding the other provisions of this Agreement, or the rights of Seller pursuant to Sections 3.1(c), 3.1(d), 3.1(e) and 10.1, in no event shall the Guaranteed Commercial Operation Date be extended beyond January 15, 2028.
e.Section 6.1(a) shall be restated as follows:
(a)    Seller shall be required to post Credit Support in the total amount of
$237,600 (which is equal to $60,000.00 per MWh per hour of the Contract Maximum Amount) to secure Seller’s obligations in the period between the Effective Date and the Commercial Operation Date (“Development Period Security”). $39,600 of the Development Period Security (which is equal to $10,000.00 per MWh per hour of the Contract Maximum Amount) shall be provided to Buyer on the Effective Date. $39,600 of the Development Period Security (which is equal to $10,000.00 per MWh per hour of the Contract Maximum Amount) shall be provided to Buyer within fifteen (15) Business Days after receipt of the Regulatory Approval. $158,400 of the Development

Period Security (which is equal to $40,000 per MWh per hour of the Contract Maximum Amount) shall be provided to Buyer on or prior to the date that is fifteen (15) Business Days after receipt of the Amendment Regulatory Approval, such additional Development Period Security set forth in this sentence being inclusive of all amounts provided to Buyer in accordance with Section 3.1(c) of the Original Agreement. If at any time, the amount of Development Period Security is reduced as a result of Buyer’s draw upon such Development Period Security to less than the amount of Development Period Security required to be provided by Seller, within five (5) Business Days of that draw Seller shall replenish such Development Period Security to the amount of Development Period Security required to be provided by Seller. Buyer shall return any undrawn amount of the Development Period Security to Seller within thirty (30) days after the later of (x) Buyer’s receipt of an undisputed notice from Seller that the Commercial Operation Date has occurred or (y) Buyer’s receipt of the full amount of the Operating Period Security (except to the extent that Development Period Security is converted into Operating Period Security as provided in Section 6.1(b)).
2.Effectiveness. This Amendment is conditioned upon and shall not become effective unless and until the Amendment Regulatory Approval (as defined above) is received.
3.Original Agreement Continues. Other than as expressly amended by this Amendment, the Original Agreement shall continue in full force and effect.
4.Miscellaneous. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. An executed counterpart signature page to this Amendment delivered by fax, portable document format (.pdf) or other means of electronic transmission shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually executed counterpart. This Amendment and the rights of the parties hereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to the conflicts of law provisions thereof that would cause the laws of any other jurisdiction to apply.
[signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first set forth above.
FITCHBU GAS AND ELECTRIC LIGHT COMPANY d/b/a UNITIL
By:
Name:
Title:
VINEYARD WIND 1 LLC
By:
Name:
Title:

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first set forth above.
FITCHBURG GAS AND ELECTRIC LIGHT COMPANY d/b/a UNITIL
By:
Name:
Title:
VINEYARD WIND 1 LLC

SECOND AMENDMENT TO
OFFSHORE WIND GENERATION UNIT
POWER PURCHASE AGREEMENT
Facility 2
This Second Amendment to Power Purchase Agreement (this “Amendment”), is entered into effective as of July 20, 2021, by and between Fitchburg Gas and Electric Light Company d/b/a Unitil, a Massachusetts corporation (“Buyer”) and Vineyard Wind 1 LLC, a Delaware limited liability company, as assignee of Vineyard Wind LLC (“Seller”).
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Offshore Wind Generation Power Purchase Agreement for Facility 2 dated as of July 31, 2018, as amended by that First Amendment to Offshore Wind Generation Unit Power Purchase Agreement for Facility 2 dated as of September 27, 2018 (the “Original Agreement”);
WHEREAS, Seller and Buyer acknowledge that, as of the date of this Amendment, Seller has exercised two of the four six-month extensions of all of the Critical Milestones permitted under Section 3.1(c) of the Original Agreement, and that Seller has posted such additional Development Period Security; and
WHEREAS, Seller and Buyer desire to amend the terms of the Original Agreement as set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual promises made in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereby agrees as follows intending to be legally bound:
1.    Amendment. The parties hereto agree to amend the Original Agreement, as follows:
a.by adding the following definitions in the appropriate places in Section 1:
“Amendment Regulatory Approval” shall mean MDPU approval of the Second Amendment to Offshore Wind Generation Unit Power Purchase Agreement for Facility 2 dated as of July 20, 2021 between Buyer and Seller without material modification or conditions, which approval shall be final and not subject to appeal or rehearing and shall be acceptable to Buyer in its sole discretion.
“Original Agreement” shall mean this Agreement, prior to the effectiveness of the Second Amendment to Offshore Wind Generation Unit Power Purchase Agreement for Facility 2 dated as of July 20, 2021 between Buyer and Seller.
b.by deleting Section 3.1(a) in its entirety and replacing it with the following:

(a)    Subject to the provisions of Sections 3.1(c), 3.1(d), 3.1(e)
and 10.1 commencing on the Effective Date, Seller shall develop the Facility in order to achieve the following milestones (“Critical Milestones”) on or before the dates set forth in this Section 3.1(a):
(i)receipt of all Permits necessary to construct the Facility, as set forth in Exhibit B, in final form, by January 15, 2024;
(ii)acquisition of all required real property rights in addition to the federal lease referenced in Section 7.2(m) necessary for construction and operation of the Facility and the interconnection of the Facility to the Interconnecting Utility in full and final form with all options and/or contingencies having been exercised demonstrating complete site control as set forth in Exhibit B, by January 15, 2024;
(iv)closing of the Financing or other demonstration to Buyer’s satisfaction of the financial capability to construct the Facility, including, as applicable, Seller’s financial obligations with respect to interconnection of the Facility to the Interconnecting Utility and construction of the Network Upgrades by January 15, 2023; and
(v)achievement of the Commercial Operation Date by May 31, 2024 ( “Guaranteed Commercial Operation Date”).
c. Section 3.1(c) shall be restated as follows:
Seller may elect to extend all of the dates for the Critical Milestones not yet achieved by up to four six-month periods from the applicable dates set forth in Section 3.1(a). Any such election shall be made in a written notice delivered to Buyer on or prior to the first date for a Critical Milestone that has not yet been achieved (as such date may have previously been extended).
d.Section 3.1(f) shall be restated as follows:
Notwithstanding the other provisions of this Agreement, or the rights of Seller pursuant to Sections 3.1(c), 3.1(d), 3.1(e) and 10.1, in no event shall the Guaranteed Commercial Operation Date be extended beyond January 15, 2029.
e.Section 6.1(a) shall be restated as follows:
(a)    Seller shall be required to post Credit Support in the total amount of $831,600 (which is equal to $60,000.00 per MWh per hour of the Contract Maximum Amount, plus $60,000,000.00 multiplied by Buyer’s Percentage Entitlement)), to secure Seller’s obligations in the period between the Effective Date and the Commercial Operation Date (“Development Period Security”). $39,600 of the Development Period Security (which is equal to $10,000.00 per MWh per hour of the Contract Maximum Amount) shall be provided to Buyer on the Effective Date.

$39,600 of the Development Period Security (which is equal to $10,000.00 per MWh per hour of the Contract Maximum Amount) shall be provided to Buyer within fifteen (15) Business Days after receipt of the Regulatory Approval. $158,400 of the Development Period Security (which is equal to $40,000 per MWh per hour of the Contract Maximum Amount) shall be provided to Buyer on or prior to the date that is fifteen (15) Business Days after receipt of the Amendment Regulatory Approval, such additional Development Period Security as set forth in this sentence being inclusive of all amounts provided to Buyer in accordance with Section 3.1(c) of the Original Agreement. $594,000 of the Development Period Security (which is equal to $60,000,000.00 multiplied by Buyer’s Percentage Entitlement) shall be provided to Buyer on the “Commercial Operation Date” under the Other Facility Agreement. If at any time, the amount of Development Period Security is reduced as a result of Buyer’s draw upon such Development Period Security to less than the amount of Development Period Security required to be provided by Seller, within five (5) Business Days of that draw Seller shall replenish such Development Period Security to the amount of Development Period Security required to be provided by Seller. Buyer shall return any undrawn amount of the Development Period Security to Seller within thirty (30) days after the later of (x) Buyer’s receipt of an undisputed notice from Seller that the Commercial Operation Date has occurred or (y) Buyer’s receipt of the full amount of the Operating Period Security (except to the extent that Development Period Security is converted into Operating Period Security as provided in Section 6.1(b))
2.Effectiveness. This Amendment is conditioned upon and shall not become effective unless and until the Amendment Regulatory Approval (as defined above) is received.
3.Original Agreement Continues. Other than as expressly amended by this Amendment, the Original Agreement shall continue in full force and effect.
4.Miscellaneous. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. An executed counterpart signature page to this Amendment delivered by fax, portable document format (.pdf) or other means of electronic transmission shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually executed counterpart. This Amendment and the rights of the parties hereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to the conflicts of law provisions thereof that would cause the laws of any other jurisdiction to apply.
[signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first set forth above.
FITCHBURG GAS AND ELECTRIC LIGHT COMPANY d/b/a UNITIL

VINEYARD WIND 1 LLC
By:
Name:
Title:

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first set forth above.
FITCHBURG GAS AND ELECTRIC LIGHT COMPANY d/b/a UNITIL
By:
Name:
Title:
VINEYARD WIND 1 LLC

EXHIBIT U
TO
CREDIT AGREEMENT
FORM OF IE REPORT
[See attached]

Wood Group UK Limited    Project Name - Construction Monitoring Report - Month YYYY
Report Summary
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Wood Group UK Limited    Project Name - Construction Monitoring Report - Month YYYY
Report Details

Report Classification:	Confidential
Approval Record

	Name	Job Title	Signature
Prepared by:
Reviewed by:
Authorised by:
Date of issue:

Amendment Record

Revision Number	Date	Summary of Amendments	Purpose of Revision
A
B
0

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Wood Group UK Limited    Project Name - Construction Monitoring Report - Month YYYY
NOTICE AND DISCLAIMER
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Wood Group UK Limited    Project Name - Construction Monitoring Report - Month YYYY
Contents
Report Summary    1
1    Introduction    7
1.1    Construction Monitoring Scope    7
1.2    Report Structure    7
2    Health, Safety and Environment    8
2.1    COVID-19 (Coronavirus) Update    8
3    Project Schedule    9
4    Status and Schedule Update    9
4.1    Milestones    10
4.1.1    Onshore Milestones    10
4.1.2    Offshore Milestones    10
4.2    Pre-Financial Close Key Issues    10
4.3    WTG Foundation Package    12
4.4    Array Cable Package    12
4.5    WTG Package    12
4.6    Onshore and Offshore Export Cable Package    13
4.7    Offshore Substation Package    13
4.8    Force Majeure Notices    14
5    Financial Status    16
5.1    Capex and Actual Spend    16
5.2    Claims and Variation Status    17
5.3    Contingency Analysis    17
5.4    Funding Requests    17
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Tables
Table 2-1: HSE Incidents    8
Table 3-1: Project Schedule Overview    9
Table 4-1: Risk Categorisation    9
Table 4-2: Pre-Financial Close Key Issue Tracker    11
Table 4-3: Force Majeure Notices    15
Table 5-1: Project Budget Overview    16
Table 5-2: Outstanding Claims    17
Table 5-3: Utilisation Request Summary    19
Table 5-4: Remaining Funds    20
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Glossary
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1 Introduction
    1.1    Construction Monitoring Scope
The purpose of the LTA’s construction monitoring reports is to:
•Provide the Client with an independent review of the current project status.
•Report on construction progress in relation to the base case schedule and budget.
•Identify any issues which have impacted, or may impact, the project construction completion dates.
    1.2    Report Structure
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2    Health, Safety and Environment
This section summarises health, safety, and environment (HSE) incidents at the Project over the reporting period, which are shown in Table 2-1.
Table 2-1: HSE Incidents

Incident Category	Near Miss	Dropped Object	Lost-Time Incidents (LTIs)	Environmental Incidents	First Aid

2.1    COVID-19 (Coronavirus) Update
2.2 Protected Species
[Any material events related to the North Atlantic Right Whale (NARW) or other protected species to be included in the Health, Safety and Environment section]
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3    Project Schedule
An overview of the progress of the Project milestones is reported in Table 3-1.
Table 3-1: Project Schedule Overview

ID	Completion Milestone	FID Baseline End Date	Actual / Revised End Date (MM YYYY)	Variance to FID baseline (Days)	Variance to Previous Schedule

4    Status and Schedule Update
The following subsections provide a brief overview of the current status of key work packages. Each subsection includes a summary table which lists the key risk / focus areas for the package. Risks are categorised as defined in Table 4-1.
Table 4-1: Risk Categorisation

Category	Description
Green	Requires monitoring but the LTA has no particular concerns at this time.
Amber	Area of known or expected concern, actions are recommended or are being taken by the Project Company.
Red	Current area of concern, requires priority actions to be taken.
Closed	Items which have been closed during the reporting period. Closed issues will be removed from the next LTA construction monitoring report.

Any updated or new issues are identified with ‘Updated’ or ‘New’ in the issue title and issues that have not changed are highlighted as ‘No change’. The status summary for each section is intended to provide context for the key issues and to highlight significant milestones.
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    4.1    Milestones
4.1.1 Consents and Permitting
4.1.2 Onshore Milestones
[Section will include status for onshore substation and interconnection works]
4.1.3 Offshore Milestones
    4.2    Pre-Financial Close Key Issues
This section tracks the progress made over the reporting period on the key issues raised by the LTA during the pre-financial close period of the Project. The results are shown in Table 4-2.
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Table 4-2: Pre-Financial Close Key Issue Tracker
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4.3 WTG Foundation Package
4.4    Array Cable Package
4.5 WTG Package
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4.6    Onshore and Offshore Export Cable Package
4.7    Offshore Substation Package
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4.8 Force Majeure Notices
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Table 4-3: Force Majeure Notices

Reference	Contractor	Contract	Early warning notice	Notice of FM received by Project Company	Potential Impact

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5    Environmental & Social (E&S)
[Section will cover E&S compliance. LTA / IE will review based on following aspects
•Environmental and Social Management System (ESMS).
•All ESMP sub plans such as Occupational Health and Safety Plan (OHSP), HR policy, Project Supply Chain, COVID-19 Preventive Measures Plan, Emergency Preparedness and Response Plan, Waste Management, Water Resources Management, Noise and Air Quality, Community Health and Safety Plan (CHSP), Transport Management Plan, Security Management Plan, Stakeholder Engagement / Consultation, Biodiversity Management Plan, Cultural Heritage Management Plan
•E&S compliance reports and any incident investigation reports in H&S and Environment
•Review of the Project against IFC Performance Standards (PS)
•Environmental and social action plan (ESAP)]
6    Financial Status
The LTA has assessed the Project’s financial status, as reported in the Project Company’s monthly reports, against the base case at FID.
6.1    Capex and Actual Spend
An overview of the status of the latest anticipated Project budget compared with the budget position at FID is shown in Table 6-1.
Table 6-1: Project Budget Overview

Package	FID Budget ($m)	Budget Forecast (MM 2021) ($m)	Variance to FID Budget ($m)	Variance to FID Budget (%)	Variance to Previous Budget (%)

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6.2    Claims and Variation Status
Outstanding claims with a value above $X million from the claims register dated XX MM YYYY have been reviewed and are presented in Table 6-2. Any claim that has been settled since the last reporting period is marked grey. It is worth noting that settled claims are removed from the following LTA construction monitoring report.
Table 6-2: Outstanding Claims
6.3    Contingency Analysis
6.4 Funding Requests
An overview of the funding requests relating to Project costs is shown in Table 6-3.
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[Section will include LTA’s observations from site visits and photos]
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Table 6-3: Utilisation Request Summary

Drawdown	Funding Date	LTA Certificate Date	Generation Facility ($)	Revolving Credit Facility ($)	Term Loan ($)

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An overview of the available facilities and the total funds in each facility is shown in Table 6-4.
Table 6-4: Remaining Funds

Facility	Total Available ($)	Total Drawn ($)	Total Remaining ($)

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EXHIBIT V
TO
CREDIT AGREEMENT
FORM OF ALTA 33 ENDORSEMENT

DISBURSEMENT ENDORSEMENT
Issued by
First American Title Insurance Company
Attached to Policy No.:
File No.: NCS-962277-BOS1
1.The Date of Coverage is amended to .
2.Schedule A is amended as follows:
3.Schedule B is amended as follows:
This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.
Date:

By:
Authorized Countersignature

Form 50-10692 (7-1-14)	Page 1 of 1	ALTA 33-06 Disbursement (2-3-11)

EXHIBIT W
TO
CREDIT AGREEMENT
FORM OF RECORD MATTERS ENDORSEMENT
ENDORSEMENT
ATTACHED TO POLICY NO.
ISSUED BY
First American Title Insurance Company
The Company insures against loss or damage sustained or incurred by the Insured by reason of the lack of priority of the Insured Mortgage over any statutory lien for services, labor or material affecting the Title and recorded in the Public Records subsequent to Date of Policy to the date of this endorsement, except:
[Insert any found or, if none found, insert: “NONE”]
This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.
Dated:    .
First American Title Insurance Company
BY:
AUTHORIZED SIGNATORY
FA Special – Recorded Mechanics’ Lien Date-Down Endorsement (8-6-03; 7-16-08) 2006 ALTA Loan Policy

SCHEDULE I
TO
CREDIT AGREEMENT
COMMITMENTS
[See attached.]
1

SCHEDULE I COMMITMENTS
Construction Loan Agreement (Vineyard Wind 1 LLC)

Senior Lender	Commitment Amount	Proportionate Share
BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH	$272,008,639.98	11.60%
BANCO SANTANDER, S.A., NEW YORK BRANCH	$245,997,702.39	10.49%
BANK OF AMERICA, N.A.	$272,008,639.98	11.60%
BNP PARIBAS	$245,997,702.39	10.49%
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	$245,997,702.39	10.49%
JPMORGAN CHASE BANK, N.A.	$272,008,639.98	11.60%
MUFG BANK, LTD.	$272,008,639.98	11.60%
NATIXIS, NEW YORK BRANCH	$245,997,702.39	10.49%
NATWEST MARKETS PLC	$122,008,639.98	5.21%
NATIONAL WESTMINSTER BANK PLC	$150,000,000.00	6.40%
Total	$2,344,034,009.46	100.00%

SCHEDULE I COMMITMENTS
Construction Loan Agreement Letter of Credit Facilities (Vineyard Wind 1 LLC)

Senior Lender	Class of Letter of Credit	Commitment Amount	Proportionate Share
BANCO SANTANDER, S.A., NEW YORK BRANCH	BOEM Letter of Credit	$483,043.00	0.81%
NATIXIS, NEW YORK BRANCH	FCM Letter of Credit	$6,164,000.00	10.33%
BANCO SANTANDER, S.A., NEW YORK BRANCH	LGIA Letter of Credit	$3,400,000.00	5.70%
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	PPA Letter of Credit Tranche 1	$25,368,000.00	42.50%
BNP PARIBAS	PPA Letter of Credit Tranche 2	$22,156,800.00	37.12%
BANCO SANTANDER, S.A., NEW YORK BRANCH	PPA Letter of Credit Tranche 3	$475,200.00	0.80%
BANCO SANTANDER, S.A., NEW YORK BRANCH	New Bedford Letter of Credit	$503,150.00	0.84%
BANCO SANTANDER, S.A., NEW YORK BRANCH	Water Commission Letter of Credit	$1,145,833.34	1.92%
Total		$59,696,026.34	100.00%

SCHEDULE II
TO
CREDIT AGREEMENT
ONSHORE PROJECT SITE
1. Easement rights in Covell’s Beach, 857 Craigville Beach Road, Barnstable, Massachusetts (transmission cable)
2. Easement, sub-easement and permit rights in the following public and private roads in Barnstable, Massachusetts (transmission cable):
a.Craigville Beach Road
b.Strawberry Hill Road
c.Falmouth Road (MA Route 28) crossing (Strawberry Hill Road – Route 28 to Wequaquet Lane)
d.Wequaquet Lane
e.Phinney’s Lane
f.Iyannough Road (MA Route 132) crossing
g.Attucks Lane
h.Independence Drive (a/k/a Independence Way) (Public way and private ROW)
3. Leasehold in 40 Communications Way, Barnstable, Massachusetts (substation site)
4.    Leasehold in 4 Wright Street, New Bedford, Massachusetts (lease of New Bedford Marine Terminal for Project construction)
5. Permit No. 5-2019-0358 issued December 23, 2019 granted by Massachusetts Department of Transportation to Vineyard Wind 1 LLC (as assignee of Vineyard Wind LLC pursuant to that certain Assignment and Assumption of Permit) to install electrical duct bank within the State Highway Layout on Falmouth Road (Route 28), Phinney’s Lane and Iyannough Road (Route 132), as affected by Extension issued November 20, 2020
6. Option Agreement (To Lease Real Estate) at 190 Beach Road, Vineyard Haven, MA (Option to Lease Tisbury Marine Terminal for Operations & Maintenance Facilities), as amended
7. Option Agreement (To Purchase Option Premises) at 61 Beach Road, Vineyard Haven, MA (Operations & Maintenance Facility)
NOTE: For legal descriptions of the above-referenced Onshore Project Sites in item 1 through 4, see Exhibit A attached to the Mortgage.
2

SCHEDULE III
TO
CREDIT AGREEMENT
OFFSHORE PROJECT SITE
1.Leasehold in Lease Number OCS-A 0501, effective April 1, 2015, as amended on June 22, 2021.
2.Project Easement of Lease OCS-A 0501 granted July 15, 2021 by the United States Department of Interior Bureau of Ocean Energy Management.
3.Assignment and Segregation of Lease Number OCS-A 0501 granted June 28, 2021.
4.License in and under the Massachusetts waters of Nantucket Sound and Muskeget Channel in the Towns of Barnstable, Edgartown and Nantucket, Massachusetts from the federal waters to Covell’s Beach in Barnstable, Massachusetts as shown in plans recorded in the Barnstable County Registry of Deeds with License No. 15011 dated March 10, 2020 granted by Massachusetts Department of Environmental Protection (Chapter 91 License).
3

SCHEDULE 3.05
TO
CREDIT AGREEMENT
GOVERNMENTAL APPROVALS
Part A Approvals:

Agency	Governmental Approval	Issued/Dated
Federal
Bureau of Ocean Energy Management
Commercial Lease for Submerged Lands for Renewable Energy Development on the Outer Continental Shelf, Renewable Energy Lease Number OCS-A 0501, issued by the Bureau of Ocean Energy Management to Offshore MW LLC, effective April 1, 2015, as amended by the June 22, 2021 Amendment of Renewable Energy Lease OCS-A 501 extending operations term from 25 to 33 years, executed by Vineyard Wind, and as subject to the (a) June 28, 2021 Bureau of Ocean Energy Management Assignment of Record Title Interest in Federal OCS Renewable Energy Lease assigning northern portion of Renewable Energy Lease OCS-A 501 to Vineyard Wind 1 LLC, and (b) June 28, 2021 Bureau of Ocean Energy Management Notice of Approval of Partial Assignment of Renewable Energy Lease OCS-A-0501 to Vineyard Wind 1 LLC

Bureau of Ocean Energy Management	Site Assessment Plan Approval	May 10, 2018

4

Agency	Governmental Approval	Issued/Dated
Bureau of Ocean Energy Management	Record of Decision, Vineyard Wind 1 Offshore Wind Energy Project Construction and Operations Plan	May 10, 2021
Bureau of Ocean Energy Management	Approval of Construction and Operations Plan pursuant to Outer Continental Shelf Lands Act, 30 C.F.R. § 585.620, and the accompanying Project Easement of Lease OCS-A 0501	July 15, 2021
US Environmental Protection Agency	Confirmation of National Pollutant Discharge Elimination System Construction General Permit Coverage for Vineyard Wind Connector 1 Onshore Substation, NPDES ID: MAR100394	April 29, 2021
US Environmental Protection Agency	Outer Continental Shelf Air Permit No. OCS-R1-03 pursuant to Section 328 of the Clean Air Act, 40 U.S.C. § 7627	May 19, 2021
US Army Corps of Engineers	Permit No. NAE-2017- 01206 to discharge dredged or fill material to waters of the United States from the U.S. Army Corps of Engineers pursuant to Section 404 of the Clean Water Act, 33 U.S.C. § 1344	August 9, 2021
US Army Corps of Engineers
Permit No. NAE-2017- 01206 for the obstruction or alteration of navigable waters of the United States from the U.S. Army Corps of Engineers pursuant to Section 10 of the Rivers and Harbor Act, 33 U.S.C. § 403
August 9, 2021

5

Agency	Governmental Approval	Issued/Dated
US Army Corps of Engineers	Permit to make use of New Bedford Massachusetts hurricane barrier from the U.S. Army Corps of Engineers pursuant to Section 14 of the Rivers and Harbors Act, 33 U.S.C. § 408	July 22, 2021
US National Marine Fisheries Service	Marine Mammal Protection Act Incidental Harassment Authorization for the taking of marine mammals incidental to construction	May 21, 2021
US National Marine Fisheries Service	Marine Mammal Protection Act Incidental Harassment Authorization for the taking of marine mammals incidental to marine site characterization surveys off of Massachusetts and Rhode Island	July 21, 2021
US National Marine Fisheries Service
Endangered Species Act Section 7 Consultation Biological Opinion Incidental Take Statement re Construction, Operation, Maintenance and Decommissioning of the Vineyard Wind Offshore Energy Project (Lease OCS-A 0501), which is the subject of re-initiation of consultation
September 11, 2020
Federal Aviation Administration	Determinations of No Hazard pursuant to 14 C.F.R. § 77.31(d)	ESP	November 24, 2020
		New Bedford MA Terminal Cranes (NBM1-15)	November 20, 2020
		WT Barge Cranes Transit Route (NBBW- 0– 29)	Extension issued February 25, 2021

6

Agency	Governmental Approval	Issued/Dated
State		WT-Barge Crane Transit Route (NBH-1 – 15)	Extension issued February 25, 2021
		Quonset RI Cranes (QBA-4, 7-17, 23-32, 35- 40)	Extension issued February 4, 2021
		Quonset RI Cranes Transit Route (QH1, 4-5, 7-9, 15-18, 21- 25, 29-34, 36-39, 42-59, 62-87))	Extension issued February 25, 2021
		Quonset RI Cranes Transit Route (QBW0- 8)	Extension issued February 25, 2021

Massachusetts Environmental Policy Act Office
Certificate of Secretary of Energy and Environmental Affairs on Final Environmental Impact Report (FEIR), certifying that the Project adequately and properly complies with the Massachusetts Environmental Policy Act (MEPA), EEA No. 15787
February 1, 2019
Massachusetts Energy Facilities Siting Board	G.L. ch. 164, § 69J Approval to Construct Transmission Facilities in Massachusetts for the Delivery of Energy from an Offshore Wind Energy Facility (EFSB 17-05)	May 10, 2019
Massachusetts Department of Public Utilities	G.L. ch. 164, § 72, Approval to Construct and Use Transmission Facilities in Massachusetts For the Delivery of Energy from an Offshore Wind Energy Facility (EFSB 18-19)	May 10, 2019

7

Agency	Governmental Approval	Issued/Dated
Massachusetts Department of Public Utilities
G.L. ch. 40A, § 3 Zoning Exemptions from the Operation of the Zoning Ordinance of the Town of Barnstable and the Zoning Bylaw of the Town of Yarmouth for the Construction and Operation of Transmission Facilities in Massachusetts for the Delivery of Energy from an Offshore Wind Energy Facility (DPU 18-18)
May 10, 2019
Massachusetts Department of Public Utilities	G.L. ch. 40A, § 3 Zoning Exemption for Individual Exemptions and a Comprehensive Exemption from the Zoning Ordinance of the Town of Barnstable, Massachusetts (DPU 21-08)	May 28, 2021 (substation expansion)
Massachusetts Department of Public Utilities	Approval of March 31, 2020 Request for Waiver of Condition A in docket EFSB 17-05/D.P.U. 1818/18-19	June 10, 2020
Massachusetts Department of Public Utilities	Finding that no further inquiry is required for the May 11, 2020 Notice of Project Change to the Onshore Substation	November 3, 2020
Massachusetts Department of Environmental Protection (MassDEP)	Chapter 91 Waterways License and Dredge Permit (License No. 15011)	March 10, 2020
Massachusetts Natural Heritage and Endangered Species Program (NHESP)	Determination Letter under Massachusetts Endangered Species Act, File No 1737398	May 14, 2019
Massachusetts Department of Environmental Protection (MassDEP)	Section 401 Water Quality Certification Major Project Dredging, Transmittal X282284	July 31, 2019
Massachusetts Department of Transportation (MassDOT)	Non-Vehicular Access Permits Barnstable, Permit 5-2019-0358	December 23, 2019, as extended on November 20, 2020 to December 23, 2021

8

Agency	Governmental Approval	Issued/Dated
Massachusetts Coastal Zone Consistency	Concurrence that Project and Project Effects on resources and uses in the Massachusetts Coastal zone are consistent with the CZM enforceable program policies (CZM #17853)	May 22, 2020
Rhode Island Coastal Zone Consistency
Concurrence that Project and Project Effects on resources and uses in the Rhode Island Geographic Location Description and are consistent with the enforceable policies of the Rhode Island coastal management program.
February 28, 2019
Local
Cape Cod Commission (Barnstable County)	Development of Regional Impact Development of Regional Impact Decision, pursuant to the Cape Cod Commission Act, Cape Cod Commission File No. 17026	May 2, 2019
Martha’s Vineyard Commission	Development of Regional Impact (DRI 688 Vineyard Wind Undersea Cable), pursuant to the Martha’s Vineyard Commission Act	May 16, 2019
Barnstable Conservation Commission	Order of Conditions ( under the Town of Barnstable Wetlands Protection Bylaw, Town of Barnstable Code, Chapter 237	May 23, 2019
	MassDEP Superseding Order of Conditions under the Massachusetts Wetland Protection Act (Barnstable), MassDEP File No. SE 35681	July 18, 2019
Edgartown Conservation Commission	MassDEP Final Order of Conditions (Edgartown) under the Massachusetts Wetlands Protection Act, MassDEP File No. SE-1529	October 1, 2019, which replaced Superseding Order of Conditions (SOC), Edgartown – Wetlands under the Massachusetts Wetlands Protection Act (August 5, 2019)

9

Agency	Governmental Approval	Issued/Dated
Nantucket Conservation	Order of Conditions under	March 21, 2019
Commission	the Massachusetts Wetland
Protection Act and Town of
Nantucket Wetlands Bylaw, Town of Nantucket
Code, Chapter 136, MassDEP File No. SE 48-
3164

Part B Approvals:

Agency	Governmental Approval	Expected Issue/Date
Federal
US Coast Guard	Private Aids to Navigation authorization for the electrical service station and each wind turbine generator pursuant to 33 C.F.R. Part 66	30 days before construction
Federal Aviation Administration	Determinations of No Hazard pursuant to 14 C.F.R. § 77.31(d)	18 months before construction VW01 A01 VW01 B02 VW01 B03
Bureau of Ocean Energy Management	Facility Design and Fabrication and Installation Reports pursuant to Outer Continental Shelf Lands Act, 30 C.F.R. §§ 585.700- 585.701	ESP – October 2021 Export Cables – February 2022 Array Cables – June 2022 WTG/Foundations – July 2022
Federal Energy Regulatory Commission	MBR Authority	30 days prior to the initial energization of the Project
Federal Energy Regulatory Commission	EWG status	30 days prior to the initial energization of the Project
State
N/A
Local
Cape Cod Commission	Request for a Minor Modification Type 1 to Development of Regional Impact decision dated May 5, 2021, as supplemented and clarified on

10

Agency	Governmental Approval	Expected Issue/Date
August 26, 2021

11

SCHEDULE 3.07
TO
CREDIT AGREEMENT
LITIGATION
1.Complaint, Allco Renewable Energy Limited, et al. v. Haaland, et al., Case No. 1:21-cv-11171 (D. Mass.; filed July 18, 2021)
2.Complaint, ACK Residents Against Turbines and Vallorie Oliver v. U.S. Bureau of Ocean
Energy Management, et al., Case No. 1:21-cv-11390 (D. Mass; filed August 25, 2021)
3.Nantucket Residents Against Turbines (“ACK Rats”), 60-day Notice of Intent to Sue: Violations of Endangered Species Act Section 7 – Legally Deficient Biological Opinion for Vineyard Wind Offshore Energy Project and Related Incidental Take Authorization and Incidental Harassment Authorization, (filed May 24, 2021)
4.Allco Renewable Energy Limited, 60-day Notice of Intent to Sue: Violations of Endangered Species Act 16 U.S.C. § 1531 et seq. and its implementing regulations, 50 C.F.R. § 402 (filed September 3, 2021)
5.Petition for Review, Responsible Offshore Development Alliance v. Haaland, et al. (1st Cir.; filed September 13, 2021)
For the avoidance of doubt, this Schedule 3.07 does not include any notice, petition, claim or litigation filed in any court other than those expressly set forth above.
12

SCHEDULE 3.08
TO
CREDIT AGREEMENT
COMPLIANCE WITH LAWS AND OBLIGATIONS
None.

SCHEDULE 3.09
TO
CREDIT AGREEMENT
ENVIRONMENTAL MATTERS
1. Items 1 through 3 of Schedule 3.07 are incorporated by reference herein
2.    Section 3.2 of each of:
a.Phase I Environmental Site Assessment for New Bedford Marine Commerce Terminal, New Bedford, MA, ADE Project No.. 3248.00, dated July 13, 2021
b.Phase I Environmental Site Assessment for Portions of Craigsville Beach Road, Strawberry Hill Road, Wequaquet Lane, Phinney’s Lane, Attucks Lane, and Independence Drive, Barnstable, MA, ADE Project No. 3249.00, dated July 13, 2021
c.Phase I Environmental Site Assessment for 857 Craigville Beach Road, Barnstable, MA, ADE Project No. 3249.00, dated July 13, 2021
d.Phase I Environmental Site Assessment for 17 Hangar Road North, West Tisbury, MA, ADE Project No. 3247, dated July 13, 2021
e.Phase I Environmental Site Assessment & Phase II Limited Subsurface Investigation for 17 Hangar Road North, West Tisbury, MA, ADE Project No. 3247.00, dated August 4, 2021
f.Phase I Environmental Site Assessment for 40 Communication Way, Hyannis, MA, ADE Project No. 3237, dated April 26, 2021
g.Phase I Environmental Site Assessment for 61 Beach Road, Tisbury, MA, ADE Project No. 3125.01, dated August 5, 2021
h.Phase I Environmental Site Assessment for 190 Beach Road, Tisbury, MA, ADE Project No. 3125.01, dated August 11, 2021
3. ASTM Phase II Limited Subsurface Investigation for 40 Communication Way, Barnstable, MA, ADE Project No. 3237.02, dated August 24, 2021
14

SCHEDULE 3.10
TO
CREDIT AGREEMENT
PROJECT DOCUMENTS
1.Offshore Wind Generation Unit Power Purchase Agreement (Facility 1), dated as of July 31, 2018, between NSTAR Electric Company d/b/a Eversource Energy and Vineyard Wind LLC, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of July 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as amended by that certain First Amendment to Power Purchase Agreement, dated as of July 20, 2021, between NSTAR Electric Company d/b/a Eversource Energy and Vineyard Wind 1 LLC
2.Offshore Wind Generation Unit Power Purchase Agreement (Facility 2), dated as of July 31, 2018, between NSTAR Electric Company d/b/a Eversource Energy and Vineyard Wind LLC, as amended by that certain First Amendment to Power Purchase Agreement, dated as of September 27, 2018, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of July 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as further amended by that certain Second Amendment to Power Purchase Agreement, dated as of July 20, 2021, between NSTAR Electric Company d/b/a Eversource Energy and Vineyard Wind 1 LLC
3.Offshore Wind Generation Unit Power Purchase Agreement (Facility 1), dated as of July 31, 2018, between Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid and Vineyard Wind LLC, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of July 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as amended by that certain First Amendment to Power Purchase Agreement, dated as of July 20, 2021, between Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid and Vineyard Wind 1 LLC
4.Offshore Wind Generation Unit Power Purchase Agreement (Facility 2), dated as of July 31, 2018, between Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid and Vineyard Wind LLC, as amended by that certain First Amendment to Power Purchase Agreement, dated as of September 27, 2018, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of July 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as further amended by that certain Second Amendment to Power Purchase Agreement, dated as of July 20, 2021, between Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid and Vineyard Wind 1 LLC
5.Offshore Wind Generation Unit Power Purchase Agreement (Facility 1), dated as of July 31, 2018, between Fitchburg Gas and Electric Light Company d/b/a Unitil and Vineyard Wind LLC, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of July 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as amended by that certain First Amendment to Power Purchase Agreement, dated as of
15

July 20, 2021, between Fitchburg Gas and Electric Light Company d/b/a Unitil and Vineyard Wind 1 LLC
6.Offshore Wind Generation Unit Power Purchase Agreement (Facility 2), dated as of July 31, 2018, between Fitchburg Gas and Electric Light Company d/b/a Unitil and Vineyard Wind LLC, as amended by that certain First Amendment to Power Purchase Agreement, dated as of September 27, 2018, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of July 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as further amended by that certain Second Amendment to Power Purchase Agreement, dated as of July 20, 2021, between Fitchburg Gas and Electric Light Company d/b/a Unitil and Vineyard Wind 1 LLC
7.Standard Large Generator Interconnection Agreement, dated as of July 10, 2020, among Vineyard Wind LLC, ISO New England Inc. and NSTAR Electric Company (by its agent Eversource Energy Service Company), as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of July 16, 2021, between Vineyard Wind LLC and Vineyard Wind 1 LLC
8.Commercial Lease of Submerged Lands for Renewable Energy Development on the Outer Continental Shelf, Renewable Energy Lease Number OCS-A 0501, effective April 1, 2015, between Vineyard Wind LLC and United States Department of the Interior Bureau of Ocean Energy Management (BOEM), (i) as amended by that certain Amendment of Renewable Energy Lease OCS-A 0501, dated as of June 22, 2021, (ii) as assigned to Vineyard Wind 1 LLC by that certain Outer Continental Shelf (OCS) Assignment of Record Title Interest in Federal OCS Renewable Energy Lease affecting lease OCS-A 0501, dated as of April 21, 2021 and approved by BOEM on and effective as of June 28, 2021, and (iii) as modified by that Bureau of Ocean Energy Management Notice of Approval of Construction and Operations Plan (COP) and Project Easement, dated as of July 15, 2021
9.Service and Maintenance Agreement, dated as of June 4, 2021 (the “SMA”), between Vineyard
Wind 1 LLC and GE Renewables US LLC, together with the Conditions of Contract and Schedules (as defined therein) thereto, as amended by that certain Amendment No. 1, dated as of July 8, 2021
10.Indemnity Agreement, dated as of June 4, 2021, between Vineyard Wind 1 LLC and GE Renewables US LLC, in connection with the SMA
11.Guaranty Agreement, dated as of June 17, 2021, issued by General Electric Company for the benefit of Vineyard Wind 1 LLC, in connection with the SMA
12.Turbine Supply Agreement, dated as of June 4, 2021 (the “TSA”), between Vineyard Wind 1 LLC and GE Renewables US LLC, together with the Conditions of Contract and Schedules (as defined therein) thereto, as amended by that certain Amendment No. 1, dated as of July 8, 2021, and that certain Amendment No. 2, dated as of August 19, 2021
16

13. Indemnity Agreement, dated as of June 4, 2021, between Vineyard Wind 1 LLC and GE Renewables US LLC, in connection with the TSA
14. Guaranty Agreement, dated as of June 29, 2021, issued by General Electric Company for the benefit of Vineyard Wind 1 LLC, in connection with the TSA
15. Foundations Package Contract Agreement, dated as of April 23, 2021 (the “Monopile Foundation Supply Contract”), between Vineyard Wind 1 LLC and EEW Special Pipe Constructions GmbH, together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) thereto, as amended by that certain Amendment No. 1, dated as of June 21, 2021 and effective as of June 22, 2021, and as further amended by that certain Amendment No. 2, effective as of August 18, 2021
16. Indemnity Agreement, dated as of April 23, 2021, between Vineyard Wind 1 LLC and EEW Special Pipe Constructions GmbH, in connection with the Monopile Foundation Supply Contract
17. Foundation FOU – Contract Agreement (TP), dated as of June 13, 2019 (the “Transition Piece Foundation Supply Contract”), between Vineyard Wind LLC and Windar Renovables S.L., together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) thereto, as amended by that certain Amendment No. 1, dated as of February
2,2020, that certain Amendment No. 2, dated as of April 3, 2020, that certain Amendment No.
3,dated as of May 22, 2020, that certain Amendment No. 4, dated as of June 22, 2020, that certain Amendment No. 5, dated as of July 9, 2020, that certain Amendment No. 6, dated as of July 14, 2020, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as further amended by that certain Amendment No. 7, dated as of March 5, 2021, and that certain Amendment No. 8, dated as of June 21, 2021
18. Indemnity Agreement, dated as of June 13, 2019, between Vineyard Wind 1 LLC and Windar Renovables S.L., in connection with the Transition Piece Foundation Supply Contract
19. Guaranty, dated as of September 11, 2020, issued by Grupo Daniel Alonso S.L. in favor of Vineyard Wind LLC, in connection with the Transition Piece Foundation Supply Contract, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of August 28, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
20. Harbor & Logistics Contract Agreement, dated as of May 12, 2021 (the “Harbor and Logistics Agreement”), between Vineyard Wind 1 LLC and DEME Offshore US LLC, together with the Conditions of Contract, Employer’s Requirements and each of the other Parts (as defined therein) thereto, as amended by certain Amendment No. 1, dated as of June 14, 2021.
21. Indemnity Agreement, dated as of May 12, 2021, between Vineyard Wind 1 LLC and DEME Offshore US LLC, in connection with the Harbor and Logistics Agreement
17

22.Guaranty, dated as of June 10, 2021, issued by DEME Offshore Holding NV in favor of Vineyard Wind 1 LLC, in connection with the Harbor and Logistics Agreement
23.Array Cable Package Contract Agreement, dated as of July 29, 2020 (the “Array Cable Agreement”), between Vineyard Wind LLC and Jan De Nul Luxembourg SA, together with the Conditions of Contract, the Employer’s Requirements, the Appendix and the Schedules (as defined therein) thereto, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC (as amended by that certain Omnibus Amendment No. 1 to Assignment and Assumption Agreements, dated as of August 28, 2021), and as novated by that certain Agreement, by and between Vineyard Wind LLC, Vineyard Wind 1 LLC and Jan De Nul Luxembourg SA
24.Indemnity Agreement, dated as of July 29, 2020, between Vineyard Wind LLC and Jan De Nul Luxembourg SA, in connection with the Array Cable Agreement, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of August 28, 2021, between Vineyard Wind LLC and Vineyard Wind 1 LLC
25.Guaranty, dated as of July 29, 2020, issued by Sofidra S.A. in favor of Vineyard Wind 1 LLC, in connection with the Array Cable Agreement
26.ESP Contract Agreement, dated as of May 28, 2019 (the “ESP Supply Agreement”), between Vineyard Wind LLC and Bladt Industries A/S, together with the Conditions of Contract, the Employer’s Requirements, the Appendices and the Schedules (as defined therein) thereto, as amended by that certain Amendment No. 1, dated as of February 13, 2020, that certain Amendment No. 2, dated as of April 30, 2020, and that certain Amendment No. 3, dated as of November 13, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
27.Indemnity Agreement, dated as of April 28, 2021, between Vineyard Wind 1 LLC and Bladt Industries A/S, in connection with the ESP Supply Agreement
28.Guaranty, dated as of June 26, 2019, issued by Bladt Holding A/S in favor of Vineyard Wind LLC, in connection with the ESP Supply Agreement, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of August 28, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
29.Export Cable Package Contract Agreement, dated as of May 15, 2019 (the “Export Cable Agreement”), between Vineyard Wind LLC and Prysmian Construction Services, Inc., together with the Conditions of Contract, the Employer’s Requirements, the Appendix and the Schedules (as defined therein) thereto, as amended by that certain Amendment No. 1, dated as of December 13, 2019, that certain Amendment No. 2, dated as of February 14, 2020, and that certain Amendment No. 3, dated as of November 20, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021
18

between Vineyard Wind LLC and Vineyard Wind 1 LLC (as amended by that certain Omnibus Amendment No. 1 to Assignment and Assumption Agreements, dated as of August 28, 2021)
30.Indemnity Agreement, dated as of May 15, 2019, between Vineyard Wind LLC and Prysmian Construction Services, Inc., in connection with the Export Cable Agreement and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of August 28, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
31.Guarantee, dated as of July 11, 2019, issued by Prysmian PowerLink S.r.l in favor of Vineyard Wind LLC, in connection with the Export Cable Agreement, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of August 28, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
32.Onshore Substation Supply Agreement, dated as of August 4, 2020 (the “Onshore Substation Agreement”), between Vineyard Wind LLC and Linxon US LLC, together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) thereto, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC (as amended by that certain Omnibus Amendment No. 1 to Assignment and Assumption Agreements, dated as of August 28, 2021)
33.Contract Agreement, dated as of February 25, 2021 (the “Onshore Cable Agreement”), between Vineyard Wind 1 LLC and Southwire Company LLC, together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) thereto.
34.Onshore Cable Civil Works Agreement, dated as of September 21, 2020 (the “Onshore Civil Works Agreement”), between Vineyard Wind LLC and Lawrence-Lynch Corporation, together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) thereto, as amended by that certain First Amendment to Contract Agreement, dated as of September 22, 2020, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC (as amended by that certain Omnibus Amendment No. 1 to Assignment and Assumption Agreements, dated as of August 28, 2021), and as further amended by that certain Second Amendment to Contract Agreement, effective as of January 15, 2021, that certain Third Amendment to Contract Agreement, dated as of January 15, 2021 and that certain Fourth Amendment to Contract Agreement, dated as of August 13, 2021.
35.WTG Transport & Installation Contract Agreement, dated as of December 18, 2020 (the “WTG Installation Agreement”), between Vineyard Wind LLC and DEME Offshore US LLC, together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) thereto, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021, between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as amended by that Amendment Agreement No. 1 to WTG T&I Contract, dated as of May 12, 2021
19

36.Indemnity Agreement, dated as of December 18, 2020, between Vineyard Wind LLC and DEME Offshore US LLC, in connection with the WTG Installation Agreement and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of August 28, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
37.Guaranty, dated as of March 18, 2021, issued by DEME Offshore Holding NV in favor of Vineyard Wind 1 LLC, in connection with the WTG Installation Agreement
38.Master Services Contract, dated as of June 4, 2018 (the “Foundation Design Agreement”), between Vineyard Wind LLC and WSP USA Inc., as amended by that certain Amendment No. 01, dated as of August 5, 2020, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, as further amended by that certain Amendment No. 02, dated as of June 23, 2021, between Vineyard Wind 1 LLC and WSP USA Inc., and as further modified by those change orders executed pursuant thereto
39.Parent Company Guarantee, dated as of July 8, 2021, issued by Parsons Brinckerhoff Holdings Inc. in favor of Vineyard Wind 1 LLC, in connection with the Foundation Design Agreement
40.Horizontal Directional Drilling Package Agreement, dated as of August 13, 2021 (the “HDD Agreement”), between Vineyard Wind 1 LLC and Marpro Marine, LLC, together with the Conditions of Contract and the Schedules (as defined therein) thereto
41.Amended and Restated Lease Agreement, effective as of August 11, 2020, between Vineyard Wind LLC and Massachusetts Clean Energy Technology Center, as amended by that certain Amendment to Amended and Restated Lease Agreement, effective as of January 29, 2021, that certain Second Amendment to Amended and Restated Lease Agreement, effective as of February 24, 2021, and that certain Third Amendment to Amended and Restated Lease Agreement, effective as of April 1, 2021, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021, between Vineyard Wind LLC and Vineyard Wind 1 LLC (as amended by that certain Omnibus Amendment No. 1 to Assignment and Assumption Agreements, dated as of August 28, 2021), with respect to that certain property having an address at 4 Wright Street, New Bedford, Massachusetts, as evidenced by a Notice of Lease recorded with the Bristol County (Southern District) Registry of Deeds in Book 13940, Page 135
42.Option Agreement, dated as of May 16, 2019, by and between Tisbury Marine Terminal LLC and Vineyard Wind LLC, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021, between Vineyard Wind LLC and Vineyard Wind 1 LLC, as amended by that certain Amendment to Option Agreement (To Lease Real Estate), dated as of June 11, 2021 by and Tisbury Marine Terminal LLC and Vineyard Wind 1 LLC
43.Management Services Agreement, dated as of the Closing Date, between Vineyard Wind 1 LLC and Vineyard Wind LLC
20

44.Construction Management Agreement, dated as of the Closing Date, between Vineyard Wind 1 LLC and Vineyard Wind LLC
45.Build-Out Agreement, dated as of the Closing Date, among Vineyard Wind 1 LLC, Vineyard Wind LLC, Park City Wind LLC, OCS-A 0522 LLC and each “Subsequent Party” from time to time party thereto
46.Operation Management Agreement, dated as of the Closing Date, between Vineyard Wind 1 LLC and Vineyard Wind LLC
47.Memorandum of Agreement, dated as of July 14, 2021, by and between Vineyard Wind 1 LLC and the Board of Water Commissioners of the Centerville-Osterville-Marstons Mills Water Department
48.Consulting Agreement, dated as of October 8, 2020, by and between Vineyard Wind LLC and W.F. Baird & Associates Ltd., as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021, between Vineyard Wind LLC and Vineyard Wind 1 LLC, as amended by that certain First Amendment to Consulting Agreement, dated as of March 16, 2021, that certain Second Amendment to Consulting Agreement, dated as of March 26, 2021, that certain Third Amendment to Consulting Agreement, dated as of April 1, 2021, and that certain Fourth Amendment to Consulting Agreement, dated as of May 7, 2021
49.Consulting Agreement, dated as February 9, 2019, between Vineyard Wind LLC and Peak Wind US, as amended by that certain First Amendment, dated as of August 24, 2020, that certain Second Amendment, dated as of December 1, 2020, and that certain Third Amendment, dated as of January 1, 2021, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021, between Vineyard Wind LLC and Vineyard Wind 1 LLC
50.Consulting Agreement, dated as of January 1, 2019, by and between Vineyard Wind LLC and Geo SubSea, LLC, as amended by that certain Amendment No. 1, dated as of October 30, 2019, that certain Amendment No. 2, dated as of May 13, 2020, that certain Amendment No. 3, dated as of May 14, 2020, and that certain Amendment No. 4, dated as of July 31, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021, between Vineyard Wind LLC and Vineyard Wind 1 LLC
51.Framework Agreement, dated as of June 14, 2021, by and between Vineyard Wind 1 LLC and Geo SubSea, LLC
52.Consulting Services Contract, dated as of July 26, 2019, by and between Vineyard Wind LLC and DNV GL Noble Denton USA LLC, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
21

53.Consulting Framework Agreement, dated as of October 31, 2019, by and between Vineyard Wind LLC and New Power Partners, Inc., as amended by that certain First Amendment to Consulting Agreement, dated as of January 2, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
54.Consulting Agreement, dated as of June 22, 2017, by and between Vineyard Wind LLC and WSP USA Inc., as amended by that certain Amendment to Consulting Agreement, dated as of April 23, 2018, that certain Amendment to Consulting Agreement, dated as of April 27, 2018, that certain Amendment to Consulting Agreement, dated as of August 23, 2018, that certain Amendment to Consulting Agreement, dated as of March 22, 2019, that certain Fifth Amendment to Consulting Agreement, dated as of May 14, 2020, that certain Sixth Amendment to Consulting Agreement, July 14, 2020, that certain Seventh Amendment to Consulting Agreement, dated as of October 9, 2020, and that certain Eighth Amendment to Consulting Agreement, dated as of October 26, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
55.Consultancy Agreement, dated as of November 8, 2018, by and between Vineyard Wind LLC and Jesper West Eilersen, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
56.Consultancy Agreement, dated as of February 12, 2018, by and between Vineyard Wind LLC and LICengineering, as amended by that certain Amendment Agreement No. 1, dated as of July 1, 2018, that certain Amendment Agreement No. 2, dated as of January 1, 2019, that certain Amendment Agreement No. 3, dated as of January 6, 2020 and that certain Amendment Agreement No. 4, dated as of January 1, 2021, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
57.Consultancy Agreement, dated as of March 10, 2017, by and between Vineyard Wind LLC and New Power Partners Aps, as amended by that certain Amendment Agreement No. 1, dated as of April 28, 2017, that certain Amendment Agreement No. 2, dated as of August 1, 2018, that certain Amendment Agreement No. 3, dated as of November 5, 2018, that certain Amendment Agreement No. 4, effective as of January 1, 2019, that certain Amendment Agreement No. 5, effective as of January 16, 2020, that certain Amendment Agreement No. 6, effective as of September 1, 2019 and that certain Amendment Agreement No. 7, effective as of May 1, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
58.Master Services Contract, dated as of October 19, 2017, by and between Vineyard Wind LLC and DNV GL Danmark A/S, as amended by that certain Amendment No. 1, dated as of November 2, 2020, and associated task orders, including Task Order No. 1, dated as of November 3, 2017, Task Order No. 2, dated as of July 12, 2018, Task Order No. 3, dated as of
22

September 10, 2018 and Task Order No. 4, dated as of November 2, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
59.Consulting Services Contract, dated as of May 17, 2018, by and between Vineyard Wind LLC and Mott MacDonald USA, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
60.Array Cables – 2020 – (F) Contract Agreement, dated as of November 30, 2020, by and between Vineyard Wind LLC and JDR Cable Systems Ltd., as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
61.Array Cables – 2020 – (G) Contract Agreement, dated as of November 30, 2020, by and between Vineyard Wind LLC and JDR Cable Systems Ltd., as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
62.Memorandum of Understanding, dated as of November 12, 2019, by and between Vineyard Wind LLC and Prysmian Construction Services, Inc., as amended by that certain Amendment No. 1, dated as of November 29, 2019, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
63.Agreement Regarding the Establishment and Funding of the Rhode Island Fishermen’s Future Viability Trust, dated as of February 21, 2019, by and between Vineyard Wind LLC and Rhode Island Coastal Resources Council, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
64.Agreement Regarding the Establishment and Funding of the Massachusetts Fisheries Innovation Fund, dated as of May 21, 2020, by and between Vineyard Wind LLC and the Massachusetts Executive Office of Energy and Environmental Affairs, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
65.Contract Agreement, dated as of April 24, 2020, by and between Vineyard Wind LLC and Geoquip Marine Operations, as amended by that certain Amendment 1, dated as of July 20, 2020, and that certain Amendment 2, dated as of October 23, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
66.G&G Campaign 2018 Form of Agreement, dated as of March 9, 2018, by and between Vineyard Wind LLC and Horizon Geosciences Limited, as amended by that certain Amendment Agreement No. 1, dated as of August 10, 2018, and that certain Amendment No.
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2, dated as of February 7, 2018, and associated variation orders, including Variation Order No. 1, dated as of June 22, 2018, Variation Order No. 5, dated as of October 31, 2018, and Variation Order No. 9, dated as of October 31, 2018, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
67.Settlement Agreement, dated as of January 14, 2019, by and between Horizon Geosciences Limited and Vineyard Wind LLC, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
68.G&G Campaign Form of Agreement, dated as of April 5, 2019, by and between Vineyard Wind LLC and Horizon Geosciences Limited, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
69.Option Agreement for the Purchase and Sale of Emission Reduction Credits, dated as of December 11, 2020, by and between Ardagh Glass Inc. and Vineyard Wind LLC, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
70.Master SaaS Subscription and Services Agreement, dated as of December 10, 2020, by and between Vineyard Wind LLC and Intelex Technologies, ULC and associated Summary of documents package, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
71.Emission Reduction Credits Purchase and Sale Option Agreement, dated as of November 23, 2020, by and between Vineyard Wind LLC and Mt Tom Generating Company, LLC, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
72.Limited Notice to Proceed, dated as of May 20, 2019, from Vineyard Wind LLC to the University of Massachusetts Dartmouth, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
73.Research Agreement – 501N, dated as of May 29, 2020, by and between Vineyard Wind LLC and the University of Massachusetts Dartmouth, and associated notices, including the First Limited Notice to Proceed, dated as of May 27, 2020, Second Limited Notice to Proceed, dated as of August 3, 2020, Third Limited Notice to Proceed, dated as of October 5, 2020, Fourth Limited Notice to Proceed, dated as of October 22, 2020 and Fifth Limited Notice to Proceed, dated as of January 7, 2021, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as further amended by that certain First Amendment to Research Agreement, dated as of May 5, 2021 by and between Vineyard Wind 1 LLC and the
24

University of Massachusetts Dartmouth, and associated notices, including the Limited Notice to Proceed, dated as of May 6, 2021
74.Consulting Framework Agreement – 501N, dated as of October 1, 2020, by and between Vineyard Wind LLC and C2Wind Aps, as amended by that certain Amendment No. 1, fully executed as of January 20, 2021, and that certain Amendment No. 2, fully executed as of January 20, 2021, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as further amended by that certain Amendment No. 4, fully executed as of March 15, 2021, by and between Vineyard Wind 1 LLC and C2Wind Aps
75.Master Services Agreement, dated as of April 27, 2020, by and between Vineyard Wind LLC and OCA International Inspection & Control Society S.A.U., as amended by that certain Amendment No. 1, dated as of January 1, 2021, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
76.Independent Contractor Agreement, dated as of February 21, 2017, by and between Vineyard Wind LLC and Energia 4 Corporation, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
77.Termination of Independent Contractor Agreement, dated as of February 3, 2020, by and between Vineyard Wind LLC and Energia 4 Corporation, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
78.Acceptance of Proposal, dated as of June 21, 2020, by and between Vineyard Wind LLC and Geoquip Marine Operations AG, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
79.Final Consulting Agreement, dated as of May 15, 2019, by and between Massachusetts Lobstermen’s Association and Vineyard Wind LLC and related 2020 Surveys, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as amended by that Second Amendment to Consulting Agreement, dated as of May 1, 2021, by and between Vineyard Wind 1 LLC and Massachusetts Lobstermen’s Association, Inc.
80.Consultancy Agreement, dated as of December 13, 2017, by and between Vineyard Wind LLC and JUM-BO Consulting Group P/S, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
81.Consultancy Agreement, dated as of February 4, 2018, by and between Vineyard Wind LLC and JUM-BO Consulting Group P/S, as amended by that certain Amendment Agreement No.
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1, dated as of January 1, 2019, that certain Amendment Agreement No. 2, dated as of May 1, 2020, that certain Amendment Agreement No. 3, effective as of April 1, 2020 and that certain Amendment Agreement No. 4, effective as of August 1, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
82.Consulting Framework Agreement, dated as of October 1, 2018, by and between Vineyard Wind LLC and BOSLAN Engineering, Ltd., as amended by that certain Amendment No. 1, dated as of March 1, 2019, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
83.Third Party Contractor Agreement, dated as of February 5, 2018, by and between Vineyard Wind LLC and Environmental Resources Management (ERM) – West, Inc., and associated change orders, including Change Order No. 01, dated as of June 19, 2018, Change Order No.
02, dated as of October 29, 2018, Change Order No. 03, dated as of February 22, 2019, Change Order No. 04, dated as of April 18, 2019, Change Order No. 05, dated as of June 7, 2019, Change Order No. 06, dated as of November 8, 2019, Change Order No. 07, dated as of April 24, 2020, Change Order No. 08, dated as of June 19, 2020, Change Order No. 09, dated as of September 30, 2020 and Change Order No. 10, dated as of December 18, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
84.Consulting Agreement, dated as of October 4, 2017, by and between Vineyard Wind LLC and CCA Capital LLC, as amended by that certain First Amendment to Consulting Agreement, dated as of March 14, 2019, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
85.Consultancy Agreement (SCADA), dated as of March 7, 2019, by and between Vineyard Wind LLC and COWI A/S, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
86.Consultancy Agreement (Design Services), dated as of March 7, 2019, by and between Vineyard Wind LLC and COWI A/S, as amended by that certain Amendment Agreement No. 1, dated as of July 26, 2019, that certain Amendment Agreement No. 2, effective as of November 1, 2019 and that certain Amendment Agreement No. 3, dated as of August 18, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
87.Consultancy Agreement, dated as of October 1, 2018, by and between Vineyard Wind LLC and COWI North America, Inc., as amended by that certain Addendum B-2, dated as of July 9, 2019, that certain Addendum B-3, dated as of January 9, 2020, and that certain Third Amendment to Consulting Agreement, dated as of August 19, 2020, and as assigned to
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Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
88.Consulting Framework Agreement, dated as of August 1, 2020, by and between Vineyard Wind LLC and Wood Thilsted Partners Limited, as amended by that certain Amendment No. 1, dated as of January 15, 2021 and that certain Amendment No. 2, dated as of February 4, 2021, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
89.Consulting Agreement, dated as of October 15, 2018, by and between Vineyard Wind LLC and Great Eastern Group, Inc., as amended by that certain Novation and Assumption Agreement, dated as of October 10, 2019, by and among Great Eastern Group, Inc., Red Penguin (Americas) LLC and Vineyard Wind LLC, as amended by that certain Fifth Amendment, dated as of January 27, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
90.Consulting Agreement, dated as of February 2, 2019, by and between Vineyard Wind LLC and Offshore Construction Consultants (US) Inc. (aka Offshore Construction Associates), as amended by that certain First Amendment to Consulting Agreement, dated as of May 1, 2020, that certain Second Amendment to Consulting Agreement, effective as of August 17, 2020 and that certain Third Amendment to Consulting Agreement, dated as of September 22, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
91.Consulting Agreement, dated as of March 2017, by and between Vineyard Wind LLC and Lautec ApS, as amended by that certain Amendment Agreement No. 1, dated as of April 28, 2017, that certain Amendment Agreement No. 2, dated as of February 23, 2018, that certain Amendment Agreement No. 3, dated as of July 1, 2018, that certain Amendment Agreement No. 5, dated as of December 20, 2018, that certain Amendment No. 7, dated as of May 1, 2019 and that certain Amendment No. 8, dated as of May 3, 2021, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of August 28, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC.
92.Consulting Agreement, dated as of March 1, 2019, by and between Vineyard Wind LLC and Lautec US Inc., as amended by that certain Consulting Agreement Amendment No. 1, that certain Consulting Agreement Amendment No. 2, that certain Consulting Agreement Amendment No. 3, fully executed as of July 22, 2019, that certain Consulting Agreement Amendment No. 5, fully executed as of October 14, 2020, that certain Consulting Agreement Amendment No. 6, fully executed as of October 29, 2020 and that certain Consulting Agreement Amendment No. 7, fully executed as of February 11, 2021, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as further amended by that certain Consulting Agreement Amendment No. 8, fully executed as of May 3, 2021, that certain Consulting Agreement Amendment No. 9, fully executed as of August 3, 2021 and that certain Consulting Agreement Amendment No. 10, fully executed as of August 10, 2021
27

93.Software Service Agreement, fully executed as of June 17, 2021, by and between Lautec US Inc. and Vineyard Wind 1 LLC
94.Consulting Agreement, dated as of January 1, 2020, by and between Vineyard Wind LLC and Peak Wind ApS Inc., as amended by that certain First Amendment to Consulting Agreement, dated as of May 1, 2020, that certain Second Amendment to Consulting Agreement, dated as of July 1, 2020, that certain Third Amendment to Consulting Agreement, effective as of January 1, 2020, that certain Fourth Amendment to Consulting Agreement, dated as of March 1, 2021 and that certain Fifth Amendment to Consulting Agreement, effective as of January 1, 2021, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of May 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
95.Master Services Contract, dated as of October 24, 2018, by and between Vineyard Wind LLC and Aon Risk Services Northeast, Inc., as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of May 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
96.Consulting Agreement, dated as of August 30, 2017, by and between Vineyard Wind LLC and Stantec Consulting Services Inc., as amended by that certain Amendment to Consulting Agreement (storm clean), dated as of April 16, 2018, that certain Amendment to Consulting Agreement (sub-clean), dated as of April 16, 2018, that certain Amendment to Consulting Agreement (permit support), dated as of August 14, 2018, that certain Amendment to Consulting Agreement (permit support), dated as of September 26, 2018, that certain Amendment to Consulting Agreement, dated as of May 30, 2019, that certain Amendment to Consulting Agreement, dated as of September 12, 2019, that certain Amendment to Consulting Agreement, dated as of November 1, 2019, that certain Eleventh Amendment to Consulting Agreement, dated as of May 7, 2020, that certain Fourth Amendment to Consulting Agreement, dated as of June 1, 2020, that certain Fifth Amendment to Consulting Agreement, dated as of February 1, 2020 and fully executed as of February 6, 2021, and associated variation orders, including Variation Order No. 1, dated as of November 30, 2018 and Variation Order No. 2, dated as of February 15, 2019, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of May 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
97.Agreement, dated as of May 3, 2017, by and between Vineyard Wind LLC and CI Alice II Inc., as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of May 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
98.Collateral Support and Reimbursement Agreement, dated as of January 28, 2021, by and between Avangrid, Inc. and Vineyard Wind 1 LLC
99.Engagement Letter, executed by and between Vineyard Wind 1 LLC and Bech-Bruun 28

100.Memorandum of Agreement, effective as of the date fully executed, by and among Vineyard Wind 1 LLC, Reid A. “Sam” Dunn and Joshua Cobb Dunn, individually, and Dunn Family L.L.C
101.Consulting Agreement, dated as of March 29, 2021, by and between Vineyard Wind 1 LLC and Epsilon Associates, Inc.
102.Consulting Agreement, dated as of May 1, 2021, Vineyard Wind 1 LLC and Geraldine Edens, P.A.
103.Consulting Agreement – 501N, dated as of January 1, 2021, by and between Vineyard Wind 1 LLC and Island Wind Inc.
104.Letter of Engagement, dated as of February 22, 2021, by and between Vineyard Wind 1 LLC and Norton Rose Fulbright US LLP
105.Confirmation, dated as of May 20, 2021, issued by Banco Santander, S.A., to Vineyard Wind 1 LLC, in connection with that certain Deal-Contingent FX Swap Transaction
106.Engagement Letter, dated as of April 6, 2021, by and between Vineyard Wind 1 LLC and Sidley Austin LLP
107. 501N Geophysical Campaign Contract, dated as of April 30, 2021, between Vineyard Wind 1 LLC and Alpine Ocean Seismic Survey Inc., as amended by that certain Amendment to 501N Geophysical Campaign for UXO Survey, dated July 1, 2021 and effective as of June 8, 2021, and that certain Second Amendment, dated as of July 23, 2021
108.Contractor Services Agreement, effective as of June 14, 2021, by and between Vineyard Wind 1 LLC and Offshore Wind Farm Support, LLC, as amended by that certain First Amendment to Contractor Services Agreement, dated as of June 14, 2021
109.PSO Framework Agreement, executed as of June 14, 2021, Vineyard Wind 1 LLC and RPS Group, Inc., and associated call-off agreements, including that certain Call-Off Agreement No. 1, executed as of June 14, 2021, and that certain Call-Off Agreement No. 2, executed as of June 14, 2021
110.Framework Agreement, dated as of May 18, 2021, Vineyard Wind 1 LLC and RPS Group, Inc., and associated call-off agreements, including that certain Call-Off Agreement No. 1, executed as of May 18, 2021, and that certain Call-Off Agreement No. 2, executed as of May 18, 2021
111.Early Works Agreement, dated as of May 6, 2021, by and between Vineyard Wind 1 LLC and Sea Services North America, LLC
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112.Contractor Services Agreement, dated as of June 15, 2021, by and between Vineyard Wind 1 LLC and Sea Services North America, LLC, as amended by that certain Amendment to Contractor Services Agreement, dated as of June 15, 2021
113.Early Works Agreement, dated as of June 7, 2021, by and between Vineyard Wind 1 LLC and Alpine Ocean Seismic Survey Inc., as amended by that certain Amendment No. 01, dated as of June 17, 2021, and that certain Second Amendment, dated June 25, 2021
114.Project Labor Agreement, dated as of June 25, 2021, by and among Vineyard Wind 1 LLC, the Project Prime Contractor (as defined therein), the Council (as defined therein), and the Local Unions (as defined therein)
115.Limited Notice to Proceed, dated as of July 2, 2021, from Vineyard Wind 1 LLC to Patriot Offshore Marine Services, LLC
116.Limited Notice to Proceed, dated as of July 1, 2021, from Vineyard Wind 1 LLC to American Offshore Services, LLC
117.Host Community Agreement, dated as of October 3, 2018, by and between Town of Barnstable, a Massachusetts Municipal Corporation, and Vineyard Wind LLC, as assigned to Vineyard Wind Shareco LLC by that certain Assignment and Assumption Agreement, dated as of August 27, 2021, between Vineyard Wind LLC and Vineyard Wind Shareco LLC (included in this Schedule 3.10 solely to the extent that Vineyard Wind 1 LLC is a member of Vineyard Wind Shareco LLC)
118.Good Neighbor Agreement, dated as of August 27, 2020, by and among Town and County of Nantucket, Massachusetts, Maria Mitchell Association and the Nantucket Preservation Trust, as assigned to Vineyard Wind Shareco LLC by that certain Assignment and Assumption Agreement, dated as of August 27, 2021, between Vineyard Wind LLC and Vineyard Wind Shareco LLC (included in this Schedule 3.10 solely to the extent that Vineyard Wind 1 LLC is a member of Vineyard Wind Shareco LLC)
119.Limited Liability Company Agreement of Shareco LLC, dated as of the Closing Date, by and among Vineyard Wind LLC, Vineyard Wind 1 LLC, Park City Wind LLC and OCS-A 0522 LLC
30

SCHEDULE 4.01(l)
TO
CREDIT AGREEMENT
REAL PROPERTY DOCUMENTS
1.Commercial Lease of Submerged Lands for Renewable Energy Development on the Outer Continental Shelf, Renewable Energy Lease Number OCS-A 0501, effective April 1, 2015, between Vineyard Wind 1 LLC (as assignee of Vineyard Wind LLC) and United States Department of the Interior Bureau of Ocean Energy Management (BOEM), as amended by that certain Amendment of Renewable Energy Lease OCS-A 0501, dated as of June 22, 2021, as assigned to Vineyard Wind 1 LLC by that certain Outer Continental Shelf (OCS) Assignment of Record Title Interest in Federal OCS Renewable Energy Lease affecting lease OCS-A 0501, dated as of April 21, 2021 and approved by BOEM on and effective as of June 28, 2021, and as modified by that Bureau of Ocean Energy Management Notice of Approval of Construction and Operations Plan (COP) dated July 15, 2021.
2.Project Easement of Lease OCS-A 0501 granted July 15, 2021 by the United States Department of Interior Bureau of Ocean Energy Management.
3.License No. 15011 dated March 10, 2020 (Chapter 91 License) granted by the Commonwealth of Massachusetts Department of Environmental Protection to Vineyard Wind LLC to construct and maintain two (2) electric transmission sub-sea cables with associated cable protection structures and to perform dredging for the burial of the cables in and under the Massachusetts waters of Nantucket Sound and Muskeget Channel in the Towns of Barnstable, Edgartown and Nantucket, Massachusetts from the boundary with the federal waters to Covell’s Beach in Barnstable, Massachusetts (a) recorded January 25, 2021 with the Barnstable County Registry of Deeds in Book 33718 Page 180, and filed with the Barnstable County Registry District of the Land Court as Document No. 1418179, (b) recorded March 20, 2020 with the Dukes County Registry of Deeds in Book 1523, Page 1035, and (c) recorded September 11, 2020 with the Nantucket County Registry of Deeds in Book 1764, Page 173, as affected by an Assignment and Assumption of License between Vineyard Wind LLC and Vineyard Wind 1 LLC (x) recorded with the Barnstable County Registry of Deeds in Book 34285 Page 344, and filed with the Barnstable County Registry District of the Land Court as Document No. 1433918, (y) recorded with the Dukes County Registry of Deeds in Book 1586, Page 401, and (z) recorded with the Nantucket County Registry of Deeds in Book 1836, Page 199.
4.Easement dated as of January 12, 2021 from The Inhabitants of the Town of Barnstable to Vineyard Wind LLC to construct and maintain subsurface high voltage electric power transmission cables, along with associated surface and subsurface appurtenances under and on Covell’s Beach in Barnstable, Massachusetts, which Easement is recorded with the Barnstable County Registry of Deeds in Book 33843 Page 168, and filed with the Barnstable County Registry District of the Land Court as Document No. 1421315, as
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affected by an Assignment and Assumption of Easement between Vineyard Wind LLC and Vineyard Wind 1 LLC recorded with the Barnstable County Registry of Deeds in Book 33982 Page 341, and filed with the Barnstable County Registry District of the Land Court as Document No. 1424729.
5.Easement dated as of January 12, 2021 and recorded February 25, 2021 from The Inhabitants of the Town of Barnstable to Vineyard Wind LLC to construct and maintain subsurface high voltage electric power transmission cables, along with associated surface and subsurface appurtenances under and on Craigville Beach Road, Strawberry Hill Road, Wequaquet Lane, Phinney’s Lane, Attucks Lane and Independence Drive (a/k/a Independence Way) in Barnstable, Massachusetts which Easement is recorded with the Barnstable County Registry of Deeds in Book 33830, Page 74, as affected by an Assignment and Assumption of Easement between Vineyard Wind LLC and Vineyard Wind 1 LLC recorded with the Barnstable County Registry of Deeds in Book 33895 Page 17.
6.Permit No. 5-2019-0358 issued December 23, 2019 granted by Massachusetts Department of Transportation to Vineyard Wind 1 LLC (as assignee of Vineyard Wind LLC pursuant to that certain Assignment and Assumption of Permit, effective as of March 1, 2021) to install electrical duct bank within the State Highway Layout on Falmouth Road (Route 28), Phinney’s Lane and Iyannough Road (Route 132), as affected by Extension issued November 20, 2020.
7.Lease Agreement dated as of May 1, 2021 between Vineyard Wind 1 LLC and Flagship Storage Hyannis LLC with respect to certain property located at 40 Communications Way in Barnstable, Massachusetts, as evidenced by a Notice of Lease recorded with the Barnstable County Registry of Deeds in Book 34103, Page 170.
8.Amended and Restated Lease Agreement effective as of August 11, 2020 between Vineyard Wind 1 LLC (as assignee of Vineyard Wind LLC) and Massachusetts Clean Energy Technology Center, as amended by that certain Amendment to Amended and Restated Lease Agreement effective as of January 29, 2021, that certain Second Amendment to Amended and Restated Lease Agreement effective as of February 24, 2021, and that certain Third Amendment to Amended and Restated Lease Agreement as of April 1, 2021, with respect to certain property having an address at 4 Wright Street, New Bedford, Massachusetts, as evidenced by a Notice of Lease recorded with the Bristol County (Southern District) Registry of Deeds in Book 13940, Page 135.
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SCHEDULE 5.19
TO
CREDIT AGREEMENT
NOTICE TO PROCEED DEADLINES

Construction Contract	Notice to Proceed Deadline
TSA	September 24, 2021
Monopile Foundation Supply Contract	April 1, 2022
Transition Piece Foundation Supply Contract	April 1, 2022
Harbor and Logistics Agreement	October 1, 2021
Array Cable Agreement	October 1, 2021
ESP Supply Agreement	October 1, 2021
Export Cable Agreement	October 1, 2021
Onshore Substation Agreement	August 2, 2021
Onshore Cable Agreement	February 2, 2022
Onshore Civil Works Agreement	August 13, 2021
WTG Installation Agreement	October 1, 2021
Foundation Design Agreement	August 5, 2020
HDD Agreement	August 16, 2021

33

SCHEDULE 5.23
TO
CREDIT AGREEMENT
EQUATOR PRINCIPLES ACTION PLAN

Equator Principle	Required Action
Principle 2
Borrower shall undertake a Human Rights Assessment, starting with an initial evaluation of the potential for human rights impacts associated with the Development. Borrower and its representatives shall follow the Guidance Note on Implementation of Human Rights Assessments Under the Equator Principles promulgated by the Equator Principles Association in September 2020, as well as the Guiding Principles on Business and Human Rights promulgated by the United Nations, when conducting the initial evaluation for potential human rights impacts.

Principle 6
Borrower shall update its Grievance Mechanism documentation to separate communities from employees, with differing procedures for each. Such updated documentation shall include completion timelines for each stage of grievance resolution. Borrower shall also develop and post a grievance template/form for use.

Principle 10
Information on human rights impacts should be made available for public review. In particular, if the Human Rights Assessment completed in satisfaction of Principle 2 identifies material items, the Human Rights Assessment should be made publicly accessible.

34

SCHEDULE 6.11
TO
CREDIT AGREEMENT
APPROVED AFFILIATE CONTRACTS
1.O&M Agreement
2.Construction Management Agreement
3.Management Services Agreement
4.Build-Out Agreement
5.Shareco LLCA